                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                                CREDIT AGREEMENT

                                  $730,000,000

                           Dated as of July 28, 1999

                                     among

                          ORION POWER  NEW YORK, L.P.,

                                  as Borrower,

                        BANC OF AMERICA SECURITIES LLC,

                              as a Lead Arranger,

                                    PARIBAS,

                              as a Lead Arranger,

                      THE FINANCIAL INSTITUTIONS INITIALLY
                    SIGNATORIES HERETO, TOGETHER WITH THOSE
                   ASSIGNEES PURSUANT TO SECTION 9.06 HEREOF,

                                  as Lenders,

                             BANK OF AMERICA, N.A.,

                                as Issuing Bank,

                                      and

                             BANK OF AMERICA, N.A.,

                            as Administrative Agent

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                  Page
                                                                                                  ----
ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

   SECTION 1.01           DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
   SECTION 1.02           ACCOUNTING TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
   SECTION 1.03           COMPUTATION OF TIME PERIODS . . . . . . . . . . . . . . . . . . . . . . .32
   SECTION 1.04           RULES OF CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . .32

ARTICLE II CREDIT FACILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33

   SECTION 2.01           ACQUISITION LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
   SECTION 2.02           WORKING CAPITAL LOANS.  . . . . . . . . . . . . . . . . . . . . . . . . .34
   SECTION 2.03           BORROWINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
   SECTION 2.04           ELECTION OF INTEREST RATES. . . . . . . . . . . . . . . . . . . . . . . .37
   SECTION 2.05           FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
   SECTION 2.06           INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
   SECTION 2.07           MANDATORY PREPAYMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . .40
   SECTION 2.08           VOLUNTARY PREPAYMENT; TERMINATION OF COMMITMENTS; WORKING
                          CAPITAL COMMITMENT REDUCTIONS . . . . . . . . . . . . . . . . . . . . . .41
   SECTION 2.09           INCREASED COSTS; CAPITAL ADEQUACY; FUNDING BREAKAGE COSTS.  . . . . . . .42
   SECTION 2.10           ILLEGALITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
   SECTION 2.11           PAYMENTS AND COMPUTATIONS.  . . . . . . . . . . . . . . . . . . . . . . .43
   SECTION 2.12           TAXES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
   SECTION 2.13           SHARING OF PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .47
   SECTION 2.14           CHANGE OF APPLICABLE LENDING OFFICE . . . . . . . . . . . . . . . . . . .48
   SECTION 2.15           REPLACEMENT OF LENDERS  . . . . . . . . . . . . . . . . . . . . . . . . .48
   SECTION 2.16           CONED LETTER OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . . . .48

ARTICLE III CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52

   SECTION 3.01           CONDITIONS PRECEDENT TO THE CLOSING DATE  . . . . . . . . . . . . . . . .52
   SECTION 3.02           CONDITIONS PRECEDENT TO THE ACQUISITION LOAN FUNDING DATE IN
                          RESPECT OF THE ASTORIA BUNDLE . . . . . . . . . . . . . . . . . . . . . .59
   SECTION 3.03           CONDITIONS PRECEDENT TO WORKING CAPITAL LOANS . . . . . . . . . . . . . .63

ARTICLE IV REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63

   SECTION 4.01           EXISTENCE; DUE QUALIFICATION; COMPLIANCE WITH LAW . . . . . . . . . . . .63
   SECTION 4.02           POWER; AUTHORITY; NO VIOLATION; BINDING EFFECT  . . . . . . . . . . . . .64
   SECTION 4.03           OWNERSHIP OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . .64
   SECTION 4.04           GOVERNMENTAL APPROVALS  . . . . . . . . . . . . . . . . . . . . . . . . .64
   SECTION 4.05           LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
   SECTION 4.06           FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . .65
   SECTION 4.07           INDEBTEDNESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
   SECTION 4.08           NO DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
   SECTION 4.09           TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
   SECTION 4.10           USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66

   SECTION 4.11           COMPLIANCE WITH ERISA . . . . . . . . . . . . . . . . . . . . . . . . . .66
   SECTION 4.12           MATERIAL LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . .66
   SECTION 4.13           REGULATION OF PARTIES.  . . . . . . . . . . . . . . . . . . . . . . . . .66
   SECTION 4.14           SECURITY DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .67
   SECTION 4.15           ACCURACY AND COMPLETENESS OF INFORMATION. . . . . . . . . . . . . . . . .67
   SECTION 4.16           PROJECT CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
   SECTION 4.17           PROPERTY RIGHTS, UTILITIES, ETC.  . . . . . . . . . . . . . . . . . . . .68
   SECTION 4.18           PRINCIPAL PLACE OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . .68
   SECTION 4.19           PATENTS; LICENSES; FRANCHISES AND FORMULAS  . . . . . . . . . . . . . . .69
   SECTION 4.20           ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . .69
   SECTION 4.21           EQUITY INTERESTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .71
   SECTION 4.22           INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .71
   SECTION 4.23           TRANSACTIONS WITH AFFILIATES  . . . . . . . . . . . . . . . . . . . . . .71
   SECTION 4.24           YEAR 2000 COMPLIANCE  . . . . . . . . . . . . . . . . . . . . . . . . . .71
   SECTION 4.25           ORGANIZATIONAL STRUCTURE  . . . . . . . . . . . . . . . . . . . . . . . .72
   SECTION 4.26           PROJECTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .72
   SECTION 4.27           ENVIRONMENTAL INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . .72

ARTICLE V AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .72

   SECTION 5.01           CONDUCT OF BUSINESS; MAINTENANCE OF EXISTENCE . . . . . . . . . . . . . .73
   SECTION 5.02           GOVERNMENTAL APPROVALS  . . . . . . . . . . . . . . . . . . . . . . . . .73
   SECTION 5.03           PAYMENT OF INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . .73
   SECTION 5.04           ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73
   SECTION 5.05           PERFORMANCE OF COVENANTS, ETC.  . . . . . . . . . . . . . . . . . . . . .73
   SECTION 5.06           INSURANCE REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . . . . . .73
   SECTION 5.07           BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . .74
   SECTION 5.08           VISITATION, INSPECTION, ETC.  . . . . . . . . . . . . . . . . . . . . . .74
   SECTION 5.09           REQUIREMENTS OF LAW . . . . . . . . . . . . . . . . . . . . . . . . . . .74
   SECTION 5.10           REPORTING REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . . . . . .74
   SECTION 5.11           OPERATING BUDGET  . . . . . . . . . . . . . . . . . . . . . . . . . . . .75
   SECTION 5.12           PAYMENT OF TAXES AND CLAIMS . . . . . . . . . . . . . . . . . . . . . . .76
   SECTION 5.13           MAINTENANCE AND OPERATION OF PORTFOLIO ASSETS; REPAIR AND
                          REPLACEMENT OF PORTFOLIO ASSETS . . . . . . . . . . . . . . . . . . . . .76
   SECTION 5.14           REAL AND PERSONAL PROPERTY  . . . . . . . . . . . . . . . . . . . . . . .77
   SECTION 5.15           ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
   SECTION 5.16           INTEREST HEDGE CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . .77
   SECTION 5.17           NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
   SECTION 5.18           PRESERVATION OF SECURITY INTERESTS; FURTHER ASSURANCES  . . . . . . . . .79
   SECTION 5.19           USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .79
   SECTION 5.20           EXTRAORDINARY PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . .79
   SECTION 5.21           YEAR 2000 COMPLIANT . . . . . . . . . . . . . . . . . . . . . . . . . . .79
   SECTION 5.22           REPLACEMENT PROJECT CONTRACTS . . . . . . . . . . . . . . . . . . . . . .79
   SECTION 5.23           ENVIRONMENTAL COMPLIANCE  . . . . . . . . . . . . . . . . . . . . . . . .80
   SECTION 5.24           ADDITIONAL CONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . . .81
   SECTION 5.25           OTHER INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .81
   SECTION 5.26           NIMO SURVEYS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .81
   SECTION 5.27           Y2K . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .82

   SECTION 5.28           ASTORIA SUPPLEMENTAL MORTGAGE . . . . . . . . . . . . . . . . . . . . . .82

ARTICLE VI NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .82

   SECTION 6.01           LIMITATION ON MERGERS . . . . . . . . . . . . . . . . . . . . . . . . . .82
   SECTION 6.02           LIMITATION ON INDEBTEDNESS  . . . . . . . . . . . . . . . . . . . . . . .83
   SECTION 6.03           LIMITATION ON LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . .83
   SECTION 6.04           NATURE OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . .83
   SECTION 6.05           PROJECT CONTRACTS; WAIVER; MODIFICATION; AMENDMENT  . . . . . . . . . . .83
   SECTION 6.06           PARTNERSHIPS; SUBSIDIARIES  . . . . . . . . . . . . . . . . . . . . . . .83
   SECTION 6.07           LOANS, ADVANCES OR INVESTMENTS  . . . . . . . . . . . . . . . . . . . . .83
   SECTION 6.08           LIMITATION ON CAPITAL EXPENDITURES  . . . . . . . . . . . . . . . . . . .83
   SECTION 6.09           AFFILIATE TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . .84
   SECTION 6.10           DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .84
   SECTION 6.11           LIMITATION ON DISPOSITION OF ASSETS . . . . . . . . . . . . . . . . . . .84
   SECTION 6.12           OPERATING BUDGET  . . . . . . . . . . . . . . . . . . . . . . . . . . . .84
   SECTION 6.13           DEBT SERVICE COVERAGE RATIO . . . . . . . . . . . . . . . . . . . . . . .84
   SECTION 6.14           ENVIRONMENTAL INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . .84

ARTICLE VII EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .85

   SECTION 7.01           PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .85
   SECTION 7.02           COVENANTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .85
   SECTION 7.03           REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .86
   SECTION 7.04           DEFAULTS OF OTHER INDEBTEDNESS  . . . . . . . . . . . . . . . . . . . . .86
   SECTION 7.05           SECURITY DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .86
   SECTION 7.06           TRANSACTION DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .86
   SECTION 7.07           BANKRUPTCY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .87
   SECTION 7.08           GOVERNMENTAL APPROVALS  . . . . . . . . . . . . . . . . . . . . . . . . .87
   SECTION 7.09           OWNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .88
   SECTION 7.10           JUDGMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .88
   SECTION 7.11           DESTRUCTION OF PORTFOLIO ASSETS . . . . . . . . . . . . . . . . . . . . .88
   SECTION 7.12           ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .88
   SECTION 7.13           REGULATORY STATUS . . . . . . . . . . . . . . . . . . . . . . . . . . . .89
   SECTION 7.14           REGULATORY CHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . .89
   SECTION 7.15           NEGATIVE PLEDGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .89
   SECTION 7.16           ABANDONMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .89
   SECTION 7.17           SPONSOR INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . . . . . .89

ARTICLE VIII THE ADMINISTRATIVE AGENT AND ISSUING BANK  . . . . . . . . . . . . . . . . . . . . . .90

   SECTION 8.01           APPOINTMENT OF ADMINISTRATIVE AGENT, POWERS AND IMMUNITIES  . . . . . . .90
   SECTION 8.02           RELIANCE BY ADMINISTRATIVE AGENT  . . . . . . . . . . . . . . . . . . . .91
   SECTION 8.03           DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .91
   SECTION 8.04           RIGHTS AS LENDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .91
   SECTION 8.05           INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .91
   SECTION 8.06           DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .92
   SECTION 8.07           NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS  . . . . . . . . .92
   SECTION 8.08           RESIGNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .92
   SECTION 8.09           AUTHORIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .93

ARTICLE IX MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .93

   SECTION 9.01           NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .93
   SECTION 9.02           AMENDMENTS, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .93
   SECTION 9.03           NO WAIVER; REMEDIES CUMULATIVE  . . . . . . . . . . . . . . . . . . . . .94
   SECTION 9.04           PAYMENT OF EXPENSES AND INDEMNIFICATION . . . . . . . . . . . . . . . . .95
   SECTION 9.05           RIGHT OF SETOFF . . . . . . . . . . . . . . . . . . . . . . . . . . . . .96
   SECTION 9.06           BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS. . . . . . . . . . .96
   SECTION 9.07           GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER
                          OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .99
   SECTION 9.08           NONLIABILITY OF ADMINISTRATIVE AGENT AND LENDERS  . . . . . . . . . . . 100
   SECTION 9.09           MARSHALLING; RECAPTURE  . . . . . . . . . . . . . . . . . . . . . . . . 101
   SECTION 9.10           INDEPENDENT NATURE OF LENDERS' RIGHTS . . . . . . . . . . . . . . . . . 101
   SECTION 9.11           COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
   SECTION 9.12           EFFECTIVENESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
   SECTION 9.13           SURVIVAL OF INDEMNITIES AND REPRESENTATIONS AND WARRANTIES  . . . . . . 101
   SECTION 9.14           SEVERABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
   SECTION 9.15           HEADINGS DESCRIPTIVE  . . . . . . . . . . . . . . . . . . . . . . . . . 102
   SECTION 9.16           LIMITATION OF RECOURSE  . . . . . . . . . . . . . . . . . . . . . . . . 102

ANNEXES:

Annex I         -      Commitments
Annex II        -      Notice Provisions

SCHEDULES:

Schedule 1.01(a)-      Astoria Bundle; Carr Street Generating Station; Erie
                       Boulevard
Schedule 1.01(b)-      Known Conditions List
Schedule 4.03          Ownership of Property
Schedule 4.04   -      Governmental Approvals
Schedule 4.05   -      Material Litigation
Schedule 4.12   -      Material Liabilities
Schedule 4.14   -      Filing Offices
Schedule 4.19   -      Patents; Licenses; Franchises and Formulas
Schedule 4.20   -      Environmental Matters
Schedule 4.23   -      Transactions with Affiliates
Schedule 4.25   -      Organizational Structure
Schedule 5.06   -      Insurance Requirements
Schedule 5.26   -      NiMo Surveys
Schedule 7.17   -      Terms and Conditions of Permitted Sponsor Indebtedness

EXHIBITS:

Exhibit A       -      Form of Acquisition Loan Note
Exhibit B       -      Form of Working Capital Loan Note
Exhibit C       -      Form of Notice of Acquisition Borrowing
Exhibit D       -      Form of Notice of Working Capital Borrowing
Exhibit E       -      Form of  Notice of Conversion
Exhibit F       -      Form of Deposit Account Agreement
Exhibit G       -      Form of Security Account Control Agreement
Exhibit H       -      Form of Borrower Security Agreement
Exhibit I       -      Form of Stock Pledge Agreement
Exhibit J-1     -      Form of GP Partnership Interest Pledge Agreement
Exhibit J-2            Form of Borrower Partnership Pledge Agreement
Exhibit J-3            Form of LP Partnership Pledge Agreement
Exhibit K-1     -      Form of Intercompany Acquisition Note
Exhibit K-2     -      Form of Intercompany Working Capital Note
Exhibit L       -      Form of Subsidiary Guaranty
Exhibit M       -      Form of Subsidiary Security Agreement
Exhibit N       -      Form of Astoria Mortgage
Exhibit O       -      Form of Assignment and Acceptance
Exhibit P       -      [Intentionally Omitted.]
Exhibit Q       -      [Intentionally Omitted]
Exhibit R       -      Form of Equity Contribution Agreement
Exhibit S       -      Form of Intercompany Working Capital Agreement
Exhibit T       -      Form of ConEd Letter of Credit





                                       V

Exhibit U       -      Form of Subordinated Partner Loan Agreement
Exhibit V       -      Form of Supplemental Agreement

                 THIS CREDIT AGREEMENT is entered into as of July 28, 1999 (this "Agreement"), among ORION POWER NEW YORK, L.P., a Delaware limited partnership (the "Borrower"), BANC OF AMERICA SECURITIES LLC and PARIBAS, as lead arrangers (collectively, the "Lead Arrangers"), the financial institutions signatories hereto and each other financial institution which may hereafter become an assignee pursuant to Section 9.06 (each a "Lender", and collectively the "Lenders"), BANK OF AMERICA, N.A., as issuer of the ConEd Letter of Credit (the "Issuing Bank") and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, together with any successors and assigns, the "Administrative Agent").

                              W I T N E S S E T H:

                 WHEREAS, the Borrower has requested the Lenders, and the Lenders have agreed, subject to the terms and conditions set forth herein, to extend a credit facility to the Borrower to finance the purchase by Subsidiaries of the Borrower of the Portfolio Assets (defined below) and to provide working capital advances to the Borrower from time to time; and

                 WHEREAS, it is an obligation of the Borrower to provide an irrevocable standby letter of credit to ConEd (as defined below) to support certain obligations of the Sponsor under the ConEd Guarantee Agreement referred to below;

                 NOW, THEREFORE, the Borrower, the Lead Arrangers, the Lenders and the Administrative Agent agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 Section 1.01 Definitions. As used in this Agreement, the following terms shall have the meanings specified below (to be equally applicable to both the singular and plural forms of the terms defined):

                 "A-0 License" shall have the meaning ascribed thereto in the Astoria Asset Acquisition Agreement.

                 "A-10 License" shall have the meaning ascribed thereto in the Astoria Asset Acquisition Agreement.

                 "Accelerated Maturity Date" shall mean, in the event of a Closing Failure, December 31, 2001.

                 "Acceptable Reserves" shall mean, with respect to any contest, dispute, appeal or other similar circumstance in respect of which any Borrower Entity is entitled hereunder to provide reserves, any of (i) cash reserves in an amount equal to such Borrower Entity's maximum liability in respect of such contest, dispute, appeal or circumstance deposited with the Administrative Agent; (ii) a bond or bonds, surety, insurance or other similar obligation of the relevant Borrower Entity reasonably acceptable to the Administrative Agent and in an amount necessary to satisfy the applicable reserve requirement as reasonably determined by the

Administrative Agent; or (iii) from and after such time as Indebtedness of the Borrower shall have an Investment Grade Rating from Moody's or S&P, reserves in conformity with GAAP maintained by the relevant Borrower Entity.

                 "Accounts" shall mean the collective reference to the Revenue Account, the Operating Account, the Insurance Proceeds Account, the Debt Service Account, the Debt Service Reserve Account, the Loan Proceeds Accounts, the Major Maintenance Reserve Account, the Extraordinary Proceeds Account, the O&M Reserve Account, the Equity Proceeds Account, the Prepayment Account, the Distribution Account and all sub-accounts established within any of the foregoing.

                 "Acquisition Costs" shall mean the aggregate cost required to purchase the Portfolio Assets, initially fund the Debt Service Reserve Account and Major Maintenance Reserve Account and pay Closing Expenses, in the following amounts:

         NiMo Assets                                                $   423,239,953
         Carr Street Generating Station                                  17,000,000
         Carr Street Generating Parts Reserve                             1,000,000
         Astoria Bundle                                                 566,000,000
         Debt Service Reserve Account Initial Deposit                    20,000,000
         Major Maintenance Reserve Account Initial Deposit                5,000,000
         O&M Reserve Account                                              1,000,000
         Other Closing Expenses                                          33,810,397
                                                                     --------------
            Total                                                    $1,067,050,350

                 "Acquisition Documents" shall mean, collectively, the Astoria Asset Acquisition Agreement, the NiMo Asset Acquisition Agreement and the Carr Street Asset Acquisition Agreement.

                 "Acquisition Lender" shall mean each Lender that, from time to time, has Acquisition Loan Commitments outstanding or has made Acquisition Loan Advances hereunder.

                 "Acquisition Loan" shall mean a Loan consisting of simultaneous Acquisition Loan Advances of the same Type from each of the Acquisition Lenders pursuant to Section 2.01(a).

                 "Acquisition Loan Advance" shall mean an advance by an Acquisition Lender to the Borrower as part of an Acquisition Loan pursuant to
Section 2.01(a).

                 "Acquisition Loan Availability Period" shall mean the period from the Closing Date through the earlier to occur of (i) March 1, 2000 and
(ii) the date which is the second Acquisition Loan Funding Date.

                 "Acquisition Loan Commitment" shall mean, as to any Acquisition Lender as of any date, the difference between (i) the amount set forth opposite such Acquisition Lender's name on Annex I hereto under the heading "Acquisition Loan Commitment", as such annex may be amended from time to time and as such amount may be reduced from time to time pursuant to this Agreement, and (ii) the aggregate principal amount of Acquisition Loan Advances made by such Acquisition Lender as of such date of determination.

                 "Acquisition Loan Funding Date" shall mean any Business Day on or after the Closing Date on which all conditions precedent contained in either Sections 3.01 or 3.02 shall have been satisfied or waived.

                 "Acquisition Loan Note" shall have the meaning ascribed thereto in Section 2.01(b)(i).

                 "Additional Contract" shall mean any agreement or undertaking to which any Borrower Entity is a party, related to the Portfolio Assets and entered into after the Closing Date (including without limitation any LDC Supply Agreement, any Replacement Fuel Handling Agreement and Replacement Power Marketing Agreement), other than (i) any work order or purchase order entered into in the ordinary course of business that (A) is required for the procurement of goods or services related to the operation and maintenance of the Portfolio Assets in accordance with Prudent Industry Practice, (B) is reflected in the Operating Budget for the year in which the expenditures are contemplated as such Operating Budget is administrated pursuant to Section 5.11, and (C) does not obligate such Borrower Entity to make expenditures or incur contingent liabilities in excess of $3,500,000 during any calendar year and (ii) any such other agreement or undertaking which does not obligate such Borrower Entity to make expenditures or incur contingent liabilities in excess of $2,000,000 during any calendar year.

                 "Additional Contract Consent" shall mean the consent of the Project Party to each Additional Contract to the assignment of each such Additional Contract to the Administrative Agent pursuant to a Security Agreement, in form and substance approved by the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed.

                 "Administrative Agent" shall have the meaning ascribed thereto in the preamble to this Agreement.

                 "Administrative Agent Fee Side Letter" shall mean the letter agreement regarding the Agency Fee described therein, dated as of the Closing Date, between the Borrower and the Administrative Agent.

                 "Advance" shall mean, as applicable, an Acquisition Loan Advance or a Working Capital Advance.

                 "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling or controlled by, or under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any Person means the possession, directly or indirectly, of the power either (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agency Fee" shall have the meaning ascribed thereto in the Administrative Agent Fee Side Letter.

                 "Aggregate Commitment" shall mean with respect to each Lender, the sum of (i) its Acquisition Loan Commitment plus (ii) its Working Capital Loan Commitment.

                 "Applicable Lending Office" shall mean, with respect to each Lender, such Lender's LIBO Lending Office, and, with respect to the Administrative Agent, its office located at 100 North Tryon Street, NC1-007-10-07, Charlotte, NC 28255, or such other office as the Administrative Agent may from time to time specify to the Borrower and the Lenders.

                 "Applicable Margin" shall mean the Base Rate Margin or the LIBO Rate Margin, as the context requires.

                 "Approved IDA Transaction" shall mean any transfer of assets by Erie Boulevard to a New York State (or political subdivision thereof) industrial development authority and the subsequent lease back by Erie Boulevard of such assets for the procurement of beneficial tax treatment in respect of such assets, the terms and conditions of which have been approved in writing by the Required Lenders, which approval will not be unreasonably withheld, conditioned or delayed if the terms and conditions of such arrangements permit the termination of such lease to such industrial development authority on substantially similar terms as exist with respect to any such arrangements for any other Portfolio Assets either in existence on the Closing Date and disclosed to the Lenders or subsequently approved by the Required Lenders; provided, that, in no event shall any Approved IDA Transaction include terms or conditions pursuant to which any Borrower Entity incurs Indebtedness or supports the payment of any such Indebtedness of any other Person (other than actual rent paid for the use of the property and any indemnity, expense reimbursement or similar payments paid to the lessor of such property).

                 "Assignment and Acceptance" shall mean an assignment and acceptance entered into by an assigning Lender and an assignee Lender, and accepted by the Administrative Agent, in accordance with Section 9.06 and substantially in the form of Exhibit O.

                 "Astoria Asset Acquisition Agreement" shall mean the Generating Plant and Gas Turbine Asset Purchase and Sale Agreement, dated as of March 2, 1999 by and between ConEd and Astoria Generating as modified and amended pursuant to the First Amendment thereto, dated as of July 1, 1999, by and between ConEd and Astoria Generating.

                 "Astoria Bundle" shall mean those certain generating assets and associated property and equipment located in Queens and Brooklyn, New York, more fully described on Schedule 1.01(a) hereto.

                  "Astoria Bundle O&M Agreement" shall mean that certain Operations and Maintenance Agreement, dated as of or before the Acquisition Loan Funding Date in respect of the Astoria Bundle, between Astoria Generating and COSI Astoria, in the form provided to the Lead Arrangers on or prior to the Closing Date or in form and substance otherwise reasonably acceptable to the Required Lenders.

                 "Astoria Continuing Site Agreement" shall have the meaning ascribed thereto in the Astoria Asset Acquisition Agreement.

                 "Astoria First Mortgages" shall mean one or more Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents executed and delivered by Astoria Generating in favor of the Administrative Agent on the Astoria Generating Effective Date that secures principal Indebtedness in the aggregate amount of $100,000,000, in respect of real property located in Astoria, Queens, New York and Brooklyn, New York which is owned or leased by Astoria Generating, substantially in the form of Exhibit N hereto.

                 "Astoria Mortgages" shall mean the collective reference to the Astoria First Mortgage and the Astoria Supplemental Mortgage.

                 "Astoria Generating" shall mean Astoria Generating Company, L.P., a Delaware limited partnership.

                 "Astoria Generating Effective Date" shall mean the date on which the Acquisition Loan Funding Date in respect of the Astoria Bundle shall occur.

                 "Astoria Generating Effective Date Partnership Interest Pledge Agreements" shall mean the collective reference to the Borrower Astoria Generating Effective Date Partnership Interest Pledge Agreement and the GP Astoria Generating Effective Date Partnership Interest Pledge Agreement.

                 "Astoria Generating Note" shall mean that certain promissory note of Astoria Generating, substantially in the form of Exhibit K-1 hereto, evidencing certain Indebtedness of Astoria Generating to the Borrower incurred in connection with Astoria Generating's acquisition of the Astoria Bundle.

                 "Astoria Generating Partnership Agreement" shall mean that certain Agreement of Limited Partnership of Astoria Generating Company, L.P., dated as of July 26, 1999.

                 "Astoria Generating Security Agreement" shall mean that certain Security Agreement, between Astoria Generating and the Administrative Agent (for the benefit of the Secured Parties), substantially in the form of Exhibit M hereto.

                 "Astoria Generating Tolling Agreement" shall mean that certain Transition Energy Sales Agreement, dated as of or before the Acquisition Loan Funding Date in respect of the Astoria Bundle, between Astoria Generating and ConEd, in the form provided to the Lead Arrangers prior to the Closing Date or in form and substance otherwise reasonably acceptable to the Required Lenders.

                 "Astoria Supplemental Mortgage" shall mean an Astoria Mortgage executed and delivered by Astoria Generating in favor of the Administrative Agent on the Astoria Generating Effective Date that secures principal Indebtedness in the amount of $260,000,000, encumbering the real property interests encumbered by the Astoria First Mortgages, and is held by the Administrative Agent for recording in accordance with Section 5.28 below.

                  "Astoria Zoning Lot Agreement" shall have the meaning ascribed thereto in the Astoria Asset Acquisition Agreement.

                 "Base Rate" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of (a) the rate of interest announced publicly by the Administrative Agent, from time to time, as its "base rate" or "prime rate" for Dollar loans (which rate may not necessarily be its lowest rate); or in effect on any date of determination, as determined by the Administrative Agent, and (b) the sum of the Federal Funds Rate in effect on any date of determination, as determined by the Administrative Agent plus 0.50%.

                 "Base Rate Advance" shall mean any Advance which bears interest based upon the Base Rate.

                 "Base Rate Loan" shall mean a Loan consisting of simultaneous Base Rate Advances from each of the applicable Lenders.

                 "Base Rate Margin" shall mean, during the period, (i) from the Closing Date until the date twenty-four (24) months thereafter, 0.375%, and
(ii) from and including the date twenty-four (24) months after the Closing Date until and including the Final Maturity Date, 0.750%.

                 "Benefit Arrangement" shall mean at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Borrower or any ERISA Affiliate.

                 "Borrower" shall have the meaning ascribed thereto in the preamble to this Agreement.

                 "Borrower Astoria Generating Effective Date Partnership Interest Pledge Agreement" shall mean that certain Partnership Interest Pledge Agreement, dated as of the Astoria Generating Effective Date, among the Borrower, Astoria Generating and the Administrative Agent (for the benefit of the Secured Parties), relating to the Borrower's limited partnership interest in Astoria Generating, substantially in the form of Exhibit J-2 hereto.

                 "Borrower Entities" shall mean the collective reference to the Borrower, Carr Street Generating, Erie Boulevard and, from and after the Astoria Generating Effective Date, Astoria Generating.

                 "Borrower Closing Date Partnership Interest Pledge Agreement" shall mean that certain Partnership Interest Pledge Agreement, dated as of the Closing Date, among the Borrower, Carr Street Generating, Erie Boulevard and the Administrative Agent (for the benefit of the Secured Parties), relating to the Borrower's limited partnership interest in each of Carr Street Generating and Erie Boulevard, substantially in the form of Exhibit J-2 hereto.

                 "Borrower Partnership Agreement" shall mean that certain Agreement of Limited Partnership of Orion Power New York, L.P., dated as of July 1, 1999.

                 "Borrower Partnership Interest Pledge Agreements" shall mean the collective reference to the Borrower Closing Date Partnership Interest Pledge Agreement and the Borrower Astoria Generating Effective Date Partnership Interest Pledge Agreement.

                 "Borrower Security Agreement" shall mean that certain Security Agreement, dated as of the Closing Date, between the Borrower and the Administrative Agent (for the benefit of the Secured Parties), substantially in the form of Exhibit H hereto.

                 "Borrowing" shall mean a borrowing consisting of Loans made of, or Converted into, the same Type and Interest Period made on the same day by the Lenders. Borrowings consisting of Loans of the same Type and Interest Period on the same day shall be deemed a single Borrowing hereunder until repaid in full or next Converted.

                 "Brooklyn Union" shall mean The Brooklyn Union Gas Company, a New York corporation.

                 "Budgeted Operating Costs" shall mean, with respect to the Operating Budget for any fiscal year of the Borrower Entities, the aggregate amount of all Operating Costs set forth in such Operating Budget.

                 "Business Day" shall mean any day, which is not a Saturday or Sunday, on which commercial banks are open for business in New York, New York and Charlotte, North Carolina and, if such day relates to a borrowing of, a payment or prepayment of principal of, or a Conversion of or into, or an interest period for, a LIBO Rate Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or interest period, which day is also a day on which dealings in U.S. dollar deposits are carried out in the London interbank market.

                 "Capacity Sale and Tolling Agreement" shall mean that certain Capacity Sale and Tolling Agreement, dated as of November 18, 1998, between Carr Street Generating and CPS.

                 "Capital Expenditures" shall mean, for any period, all expenditures by any Borrower Entity which would be classified as "capital expenditures" in accordance with GAAP (including, without limitation, expenditures for maintenance and repairs which, in conformity with GAAP, would be capitalized and obligations under Capital Leases).

                 "Capital Lease" shall mean, with respect to any Person, any lease of property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

                 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) the common or preference share capital of such Person, including, without limitation, partnership interests and limited liability company interests.

                 "Carr Street Asset Acquisition Agreement" shall mean the Asset Purchase Agreement, dated June 23, 1998, by and between East Syracuse Generating Company, L.P. and Carr Street Generating, as amended by Amendment No. 1 to Asset Purchase Agreement, dated as of November 19, 1998.

                 "Carr Street Generating" shall mean Carr Street Generating Station, L.P., a Delaware limited partnership.

                 "Carr Street Generating Note" shall mean that certain promissory note of Carr Street Generating, substantially in the form of Exhibit K-1 hereto, evidencing Indebtedness of Carr Street Generating to the Borrower incurred as part of the funding of the acquisition of the Carr Street Generating Station.

                 "Carr Street Generating Partnership Agreement" shall mean that certain Amended and Restated Agreement of Limited Partnership of Carr Street Generating Company, L.P., dated as of July 26, 1999.

                 "Carr Street Generating Security Agreement" shall mean that certain Security Agreement, between Carr Street Generating and the Administrative Agent (for the benefit of the Secured Parties), substantially in the form of Exhibit M hereto.

                 "Carr Street Generating Station" shall mean that certain generating facility located in East Syracuse, New York, as more fully described on Schedule 1.01(a) hereto.

                 "Carr Street Generating Station O&M Agreement" shall mean that certain Operations and Maintenance Agreement, dated as of November 16, 1998, between Carr Street Generating and COSI Carr Street.

                 "Closing Date" shall mean July 29, 1999.

                 "Closing Date Governmental Approvals" shall mean those Governmental Approvals required to be obtained by any Credit Party on or prior to the Closing Date, as set forth in Parts A-1, A-2, B-1, B-2, C-1 and C-2 of
Schedule 4.04 hereto.

                 "Closing Date Partnership Interest Pledge Agreements" shall mean the collective reference to the Borrower Closing Date Partnership Interest Pledge Agreement, the GP Closing Date Partnership Interest Pledge Agreement and the LP Partnership Interest Pledge Agreement.

                 "Closing Expenses" shall mean all Fees payable by the Borrower on the Closing Date pursuant to any Financing Document and all other costs and expenses payable by the Borrower or its Subsidiaries in connection with the acquisition of the Portfolio Assets which are included in detail in the Projections or are otherwise approved by the Borrower and the Lead Arrangers.

                 "Closing Failure" shall mean the failure of an Acquisition Loan Funding Date to occur in respect of the Astoria Bundle on or before March 1, 2000.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 "Collateral" shall mean at any time all property and interest of any kind, now owned or hereafter acquired, which is at such time subject to, or purported to be subject to, a

Lien in favor of the Administrative Agent (for the benefit of the Secured Parties) created or granted pursuant to the Security Documents in effect at such time.

                 "Commitment Fees" shall mean any fee payable by the Borrower to the Administrative Agent (for the account of the Lenders) in accordance with
Section 2.05(a).

                 "Commitments" shall mean the collective reference to the Acquisition Loan Commitments and the Working Capital Loan Commitments.

                 "Condemnation Proceeds" shall mean all amounts and proceeds (including instruments) received in respect of any action by any Governmental Authority to condemn, or obtain through powers of eminent domain any portion of the Portfolio Assets or the property or assets of any Borrower Entity.

                 "ConEd" shall mean Consolidated Edison Company of New York, Inc., a New York corporation.

                 "ConEd Consent" shall mean that certain consent and acknowledgment agreement, among ConEd, the Administrative Agent and Astoria Generating in regard to the ConEd Documents in form and substance approved by the Lead Arrangers, such approval not to be unreasonably withheld, conditioned or delayed.

                 "ConEd Documents" shall mean the collective reference to the Installed Capacity Purchase Contract, the Astoria Generating Tolling Agreement, the Astoria Zoning Lot Agreement, the Gowanus Zoning Lot Agreement, the A-10 License, the A-0 License and the Continuing Site Agreements.

                 "ConEd Guarantee" shall mean that certain Guarantee Agreement, dated as of March 2, 1999, between the Sponsor and ConEd.

                 "ConEd Letter of Credit" shall mean an irrevocable standby letter of credit, substantially in the form of Exhibit T hereto issued pursuant to Section 2.16 and satisfying the requirements set forth in Section 21 of the ConEd Guarantee Agreement, which shall in no event be issued in an amount in excess of $10,000,000.

                 "ConEd Letter of Credit Availability Period" shall mean the period from and including Acquisition Loan Funding Date for the Astoria Bundle to but excluding the earliest of (a) the date five Business Days prior to the Final Maturity Date, (b) the termination of the Working Capital Loan Commitments in accordance with the terms hereof and (c) thirty (30) days after the date on which the long term debt of the Borrower shall receive an Investment Grade Rating.

                 "ConEd Letter of Credit Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to the ConEd Letter of Credit.

                 "ConEd Letter of Credit Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of the ConEd Letter of Credit, plus (b) the aggregate amount of all ConEd Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in

Section 2.16. The ConEd Letter of Credit Exposure of any Working Capital Lender at any time shall mean its Pro Rata Share (based such Working Capital Lender's Working Capital Loan Commitment) of the aggregate ConEd Letter of Credit Exposure at such time.

                 "ConEd Letter of Credit Fee" shall mean the fee payable to the Issuing Bank and the Working Capital Lenders pursuant to Section 2.16(f).

                 "Consents" shall mean the collective reference to the CPS Consent, the NiMo Consent, the COSI Consent, the COSI Cold Water Consent, the COSI Carr Street Consent, all Additional Contract Consents and, from and after the Astoria Generating Effective Date, the ConEd Consent, the COSI Astoria Consent and the LDC Consents.

                 "Continuing Site Agreements" shall mean the collective reference to the Astoria Continuing Site Agreement, the Narrows Continuing Site Agreement and the Gowanus Continuing Site Agreement.

                 "Contractual Obligation" shall mean, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which such Person is a party or by which it or any of its properties is bound or subject.

                 "Conversion", "Convert" or "Converted" each refers to a conversion of Loans pursuant to Section 2.04, including but not limited to any selection of a longer of shorter Interest Period to be applicable thereto or any continuation of a Loan as described in Section 2.04.

                 "COSI" shall mean Constellation Operations System, Inc., a Maryland corporation.

                 "COSI Astoria" shall mean COSI Astoria, Inc., a Maryland corporation.

                 "COSI Astoria Consent" shall mean that certain consent and acknowledgment agreement, among COSI Astoria, the Administrative Agent and Astoria Generating relating to the Astoria Bundle O&M Agreement, in form and substance approved by the Lead Arrangers, such approval not to be unreasonably withheld, conditioned or delayed.

                 "COSI Carr Street" shall mean COSI Carr St., Inc., a Maryland corporation.

                 "COSI Carr Street Consent" shall mean that certain consent and acknowledgment agreement, among COSI Carr Street, the Administrative Agent and Carr Street Generating relating to the Carr Street Generating Station O&M Agreement.

                 "COSI Cold Water" shall mean COSI Cold Water, Inc., a Maryland corporation.

                 "COSI Cold Water Consent" shall mean that certain consent and acknowledgment agreement, among COSI Cold Water, the Administrative Agent and Erie Boulevard relating to the NiMo Assets O&M Agreement.

                 "COSI Consent" shall mean that certain consent and acknowledgement agreement among COSI, COSI Astoria, COSI Carr Street, COSI Cold Water, the Borrower and the Administrative Agent relating to the COSI Support Agreement.

                 "COSI Strategic Alliance Agreement" shall mean that certain Strategic Alliance Agreement, dated as of March 10, 1998, between the Sponsor and COSI.

                 "COSI Support Agreements" shall mean the collective reference to the respective Guarantees by and among COSI, on the one hand, and each of COSI Astoria, COSI Carr Street, and COSI Coldwater respectively, on the other hand, and the Borrower relating to the Astoria Bundle O&M Agreement, the Carr Street Generating Station O&M Agreement and the NiMo Assets O&M Agreement, as applicable.

                 "Cost Cap Policy" shall mean the Cleanup Cost Cap Policy issued by American International Group, Inc. covering the Portfolio Assets.

                 "CPI" shall mean the price index computed and issued monthly by the Bureau of Labor Statistics of the U. S. Department of Labor.

                 "CPS" shall mean Constellation Power Source, Inc., a Delaware corporation.

                 "CPS Consent" shall mean that certain consent and acknowledgment agreement, among CPS, the Administrative Agent and Carr Street Generating in regard to the Capacity Sale and Tolling Agreement.

                 "CPS Strategic Alliance Agreement" shall mean that certain Strategic Alliance Agreement, dated as of March 10, 1998, between the Sponsor and CPS.

                 "Credit Party" shall mean each of the Sponsor, the Borrower, each Partner, Carr Street Generating, Erie Boulevard and, from and after the Astoria Generating Effective Date, Astoria Generating.

                 "Debt Service" shall mean, for any period, the difference between (a) the sum of (i) all interest payments paid, payable or accrued for such period, (ii) all payments under Interest Hedge Contracts paid by the Borrower, and (iii) all Fees (other than Fees constituting Closing Expenses) payable by the Borrower pursuant to any Financing Document during such period, minus (b) amounts, if any, received by the Borrower under Interest Hedge Contracts during such period.

                 "Debt Service Account" shall mean the special account designated by that name and established by the Administrative Agent pursuant to the Deposit Account Agreement.

                 "Debt Service Coverage Ratio" shall mean, for any period of determination, the ratio of (i) Net Cash Flow, to (ii) Debt Service, calculated on a trailing twelve (12) month basis; provided, that the initial Debt Service Coverage Ratios shall be calculated based upon the period from the Closing Date to the second Semi-Annual Date.

                 "Debt Service Reserve Account" shall mean the special account designated by that name and established by the Administrative Agent pursuant to the Deposit Account Agreement.

                 "Debt Service Reserve Requirement" shall mean an amount equal to, as of any date, the greater of (i) $20,000,000 and (ii) the aggregate Debt Service payable in the immediately successive 12 month period after such date; provided, that, the Debt Service Reserve Requirement for any date occurring in the 12 month period immediately preceding the Final Maturity Date, shall equal the Debt Service Reserve Requirement calculated as of the day before the commencement of such 12 month period.

                 "Default" shall mean any condition or event which, with giving of notice or lapse of time or both, would constitute an Event of Default.

                 "Default Rate" shall mean the rate determined pursuant to
Section 2.06(c).

                 "Deposit Account Agreement" shall mean that certain Deposit Account Agreement, dated as of the Closing Date, between the Borrower and the Administrative Agent (for the benefit of the Secured Parties), substantially in the form of Exhibit F hereto.

                 "Distribution" shall mean any payment or other distribution of assets, properties, cash, rights, obligations or securities to any Person in respect of such Person's equity ownership interest in the Borrower or on account of any Permitted Partner Loans.

                 "Distribution Account" shall mean the special account designated by that name and established by the Administrative Agent pursuant to the Deposit Account Agreement.

                 "Dollar" and the sign "$" shall mean lawful money of the United States of America.

                 "Effective Date" shall have the meaning ascribed thereto in
Section 9.06(c).

                 "Emergency" shall mean a condition or situation which in the reasonable judgment of the relevant Borrower Entity either affects or will affect such Borrower Entity's ability to safely operate any portion of the Portfolio Assets or the ability of any portion of the Portfolio Assets to operate due to any sudden or unexpected mechanical breakdown or other unforeseen event.

                 "Environmental Claim" shall mean, with respect to any Person, any written notice, claim, assertion, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property of such Person, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, use, Release or threatened Release into the environment of any Hazardous Material at any location, whether or not owned by such Person or (b) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                 "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements with any Governmental Authority issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

                 "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities, and including any Lien filed against any Portfolio Asset in favor of any Governmental Authority), of any Borrower Entity directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                 "Equity Contribution Agreement" shall mean that certain Equity Contribution Agreement, dated as of the Closing Date, among the Sponsor, the Borrower and the Administrative Agent (for the benefit of the Secured Parties), substantially in the form of Exhibit R hereto.

                 "Equity Contribution Amount" shall mean $350,050,350.

                 "Equity Proceeds Account" shall mean the special account designated by that name and established by the Administrative Agent pursuant to the Deposit Account Agreement.

                 "Erie Boulevard" shall mean Erie Boulevard Hydropower, L.P., a Delaware limited partnership.

                 "Erie Boulevard Note" shall mean that certain promissory note of Erie Boulevard, substantially in the form of Exhibit K-1 hereto, and evidencing certain Indebtedness of Erie Boulevard to the Borrower incurred in connection with Erie Boulevard's acquisition of the NiMo Assets.

                 "Erie Boulevard Partnership Agreement" shall mean that certain Agreement of Limited Partnership of Erie Boulevard Hydropower, L.P., dated as of July 26, 1999.

                 "Erie Boulevard Security Agreement" shall mean that certain Security Agreement, between Erie Boulevard and the Administrative Agent (for the benefit of the Secured Parties), substantially in the form of Exhibit M hereto.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                 "Event of Default" shall have the meaning ascribed thereto in
Article VII hereof.

                 "Excess Cash Flow" shall have the meaning ascribed thereto in the Deposit Account Agreement.

                 "Extraordinary Proceeds" shall mean the collective reference to (i) Condemnation Proceeds, (ii) proceeds realized from the sale of assets by any Borrower Entity pursuant to Sections 6.11(c), (iii) net proceeds from the issuance of debt (other than Permitted Partner Loans) or equity by any Borrower Entity, (iv) any liquidated damage payments received by any Borrower Entity pursuant to any Project Contract and (v) Insurance Proceeds, to the extent such Insurance Proceeds are not applied to the reinstatement, reconstruction, repair or replacement of the affected Portfolio Assets pursuant to the Deposit Account Agreement.

                 "Extraordinary Proceeds Account" shall mean the special account designated by that name and established by the Administrative Agent pursuant to the Deposit Account Agreement.

                 "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by it.

                 "Fee Side Letters" shall mean the collective reference to (i) the letter agreement, dated as of the Closing Date, between the Borrower and Paribas (ii) the letter agreement, dated as of the Closing Date, between the Borrower and Banc of America Securities LLC and (iii) the Administrative Agent Fee Side Letter.

                 "Fees" shall mean the Agency Fee, the Commitment Fees, the ConEd Letter of Credit Fees and any other fees payable by the Borrower pursuant to any of the Fee Side Letters.

                 "Final Maturity Date" shall mean with respect to the Acquisition Loans and the Working Capital Loans, the earliest to occur of (i) the Accelerated Maturity Date, if any, (ii) December 31, 2002 and (iii) the date of acceleration of any of the Loans pursuant to the terms of the Financing Documents.

                 "Financing Documents" shall mean the collective reference to the Credit Agreement, the Notes, the ConEd Letter of Credit, the Security Documents, the Interest Hedge Contracts, the Fee Side Letters, the Subsidiary Guarantee, the Supplemental Agreement and the Intercompany Notes.

                 "Financing Statement" shall mean any UCC-1 financing statement or other similar instrument which is filed pursuant to a Security Agreement or any of the Astoria Mortgages to perfect the security interest purported to be created thereby.

                 "FPA" shall mean the Federal Power Act of 1920.

                 "Funding Breakage Costs" shall have the meaning ascribed thereto in Section 2.09(c).

                 "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States of America.

                 "General Partner" shall mean Orion Power New York GP, Inc., a Delaware corporation and 1% general partner of each of the Borrower Entities.

                 "Goldman Entities" shall mean the collective reference to GS Capital Partners II, L.P., GS Capital Partners III, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., GS Capital Partners II Offshore, L.P., GS Capital Partners III Offshore, L.P., Goldman, Sachs & Co. Verwaltungs GmbH (for GS Capital Partners II Germany C.L.P. and GS Capital Partners III Germany C.L.P.) and any other investment fund that is an Affiliate of The Goldman Sachs Group, Inc.

                 "Governing Documents" of any Person shall mean the charter and by-laws, memorandum or articles of association, partnership agreement, operating agreement or other organizational or governing documents of such Person.

                 "Governmental Approvals" shall mean any action, authorization, certificate, consent, waiver, approval, license, franchise, lease, ruling, permit, variance, order, right, tariff, rate, certification, exemption of or from, and any filing or registration with, any Governmental Authority (including, without limitation, all environmental permits) relating to the ownership, operation or maintenance of the Portfolio Assets or to the execution, delivery or performance of any Project Contract by any Person thereto.

                 "Governmental Authority" shall mean any nation or government, any state, county, city or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

                 "Gowanus Continuing Site Agreement" shall have the meaning ascribed thereto in the Astoria Asset Acquisition Agreement.

                 "Gowanus Zoning Lot Agreement" shall have the meaning ascribed thereto in the Astoria Asset Acquisition Agreement.

                 "GP Astoria Generating Effective Date Partnership Interest Pledge Agreement" shall mean that certain Partnership Interest Pledge Agreement, dated as of the Astoria Generating Effective Date, among the General Partner, Astoria Generating and the Administrative Agent (for the benefit of the Secured Parties), relating to the General Partner's partnership interest in Astoria Generating, substantially in the form of Exhibit J-1 hereto.

                 "GP Closing Date Partnership Interest Pledge Agreement" shall mean that certain Partnership Interest Pledge Agreement, dated as of the Closing Date, among the General Partner, the Borrower, Carr Street Generating, Erie Boulevard and the Administrative Agent (for the benefit of the Secured Parties), relating to the General Partner's partnership interest in each of the Borrower, Carr Street Generating and Erie Boulevard, substantially in the form of Exhibit J-1 hereto.

                 "GP Partnership Interest Pledge Agreements" shall mean the collective reference to the GP Closing Date Partnership Interest Pledge Agreement and the GP Astoria Generating Effective Date Partnership Interest Pledge Agreement.

                 "Guarantee Obligation" shall mean the obligation or agreement of any Person, contingently or otherwise, to purchase or repurchase the Indebtedness of, or assume, guaranty, endorse or otherwise become or remain liable, directly or indirectly, for the Indebtedness, obligations, stock or dividends of any other Person.

                 "Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                 "Indebtedness" of any Person shall mean:

                 (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, all obligations contingent or otherwise of such Person in connection with acceptance, letter of credit or similar facilities and in connection with any agreement to purchase, redeem or otherwise acquire for value any Capital Stock of such Person, or any rights or options to acquire such Capital Stock, now or hereafter outstanding);

                 (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments or securities;

                 (iii) all indebtedness created or arising under any sale and leaseback arrangement, conditional sale or other title retention agreement with respect to property owned or acquired by such Person (whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

                 (iv) all rental obligations under Capital Leases to the extent not included in clause (iii) above;

                 (v) all Guarantee Obligations, all contingent reimbursement obligations under undrawn letters of credit and all other contingent obligations of such Person in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness of others;

                 (vi)     all "take or pay" obligations of such Person;

                 (vii) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed, but only to the extent of such property's fair market value; and

                 (viii) all obligations of such Person under Interest Hedge Contracts to the extent not included in clauses (i) through (vii) above.

                 "Indemnified Person" shall have the meaning ascribed thereto in Section 9.04.

                 "Independent Engineer" shall mean Stone & Webster, as independent engineer for the Lenders and the Administrative Agent or any successor thereto appointed by the Administrative Agent at the direction of the Required Lenders.

                 "Independent Engineer's Report" shall mean the report of the Independent Engineer, dated July, 1999.

                 "Installed Capacity Purchase Contract" shall mean that certain Transition Capacity Agreement, dated as of or before the Acquisition Loan Funding Date in respect to the Astoria Bundle, between Astoria Generating and ConEd, in the form provided to the Lead Arrangers on or prior to the Closing Date or in form and substance otherwise reasonably acceptable to the Required Lenders.

                 "Insurance Consultant" shall mean AON, as insurance consultant to the Lenders, or any successor thereto appointed by the Administrative Agent on the direction of the Required Lenders.

                 "Insurance Consultant's Report" shall mean the report of the Insurance Consultant, dated July 29, 1999.

                 "Insurance Policies" shall mean the policies of insurance with respect to the ownership, operation or maintenance of the Portfolio Assets meeting the requirements set forth in Schedule 5.06.

                 "Insurance Proceeds" shall mean all amounts and proceeds (including interest, if any, thereon) and instruments in respect of the proceeds of any Insurance Policy (other than in respect of business interruption) receivable by, or for the account of, any Borrower Entity.

                 "Insurance Proceeds Account" shall mean the special account designated by that name and established by the Administrative Agent pursuant to the Deposit Account Agreement.

                 "Intellectual Property" shall have the meaning ascribed thereto in Section 4.19.

                 "Intercompany Notes" shall mean the collective reference to the Carr Street Generating Note, the Erie Boulevard Note and the Intercompany Working Capital Note and, from and after the Astoria Generating Effective Date, the Astoria Generating Note.

                 "Intercompany Working Capital Note" shall mean, (i) as of the Closing Date, that certain promissory note of Carr Street Generating and Erie Boulevard, substantially in the form of Exhibit K-2 hereto, evidencing all Indebtedness of Carr Street Generating and Erie Boulevard to the Borrower outstanding at any time, other than Indebtedness evidenced by the Carr Street Generating Note and the Erie Boulevard Note, and (ii) from and after the Astoria Generating Effective Date, that certain promissory note of Carr Street Generating, Astoria Generating and Erie Boulevard, substantially in the form of Exhibit K-2 hereto, evidencing all Indebtedness of Carr Street Generating, Astoria Generating and Erie Boulevard to the Borrower outstanding at any time other than Indebtedness evidenced by the Astoria Generating Note, the Carr Street Generating Note and the Erie Boulevard Note.

                 "Interest Hedge Contracts" shall mean interest rate swaps, caps, options or other interest rate hedging mechanisms entered into by the Borrower and reasonably approved by the Administrative Agent to provide protection against changes in interest rates.

                 "Interest Payment Date" shall mean (i) with respect to any LIBO Rate Loan, the last day of the Interest Period applicable to such Loan, and, in the case of an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Loan and, in addition, the date of any refinancing or Conversion of such LIBO Rate Loan with or to a Loan of a different Type or with a different Interest Period, (ii) with respect to any Base Rate Loan, each Quarterly Payment Date and, in addition, the date of any refinancing or Conversion of such Base Rate Loan with or to a Loan of a different Type, and (iii) the Final Maturity Date.

                 "Interest Period" shall mean, for each LIBO Rate Loan the period from the date on which such LIBO Rate Loan was most recently Converted or, if not previously Converted, on which such LIBO Rate Loan was made, to (and including) a date selected by the Borrower in accordance with this definition and Article II hereof.

                 All Loans comprising part of the same Borrowing shall have the same Interest Period. The duration of each Interest Period for any LIBO Rate Loan shall be 1, 3, 6 or, if available, 12 months, in each case as the Borrower may select in the relevant Notice of Borrowing or Notice of Conversion; provided, that:

                 (i) any Interest Period for any Loan which would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day unless such extension would cause the last day of such Interest Period to occur in the next following calendar month, in which case the last day of such Interest Period shall occur on the next preceding Business Day;

                 (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                 (iii) the Borrower may not select any Interest Period which ends after the Final Maturity Date.

                 "Interim Operating Budget" shall mean, during the period of any dispute described in Section 5.11(a), an Operating Budget contemplating expenditures in an amount equal to the lesser of (i) the expenditures contemplated in the Operating Budget in effect for the immediately preceding calendar year (as adjusted by the current year's annual increase in the CPI over such preceding calendar year) and (ii) the expenditures contemplated in the Projections.

                 "Investment" shall mean, with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any other Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, bonds, notes, debentures or other securities issued by any other Person.

                 "Investment Grade Rating" shall mean, in respect of any nationally recognized statistical rating organization (as such term is defined in the Rules under the Securities Exchange Act of 1934, as amended), one of such organization's generic categories that signifies investment grade.

                 "Issuing Bank" shall mean Bank of America, N.A., in its capacity as the issuer of the ConEd Letter of Credit, and its successors in such capacity.

                 "Known Conditions List" shall mean those Pollution Conditions identified in the reports and documents set forth on Schedule1.01(b).

                 "LDC Consents" shall mean one or more consent and acknowledgement agreements among the Administrative Agent, Astoria Generating and the counterparties to the LDC Supply Agreements, in form and substance approved by the Lead Arrangers, such approval not to be unreasonably withheld, conditioned or delayed.

                 "LDC Supply Agreement" shall mean any local distribution company supply agreements, dated as of the Closing Date, between Astoria Generating and a third party pursuant to which such party shall provide fuel transportation services in respect of the Astoria Bundle from and after the expiration of the Astoria Generating Tolling Agreement, on terms, conditions and with ConEd, Brooklyn Union or such other counterparties, all reasonably satisfactory to the Lead Arrangers.

                 "Lead Arranger" shall mean each of Banc of America Securities LLC and Paribas, or any of their respective Affiliates which becomes a party to this Agreement and the other applicable Financing Documents as a "Lead Arranger".

                 "Lender" shall have the meaning ascribed thereto in the preamble to this Agreement.

                 "LIBO Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "LIBO Lending Office" opposite its name on Annex I hereto, as such annex may be amended from time to time, or such other office of an Affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                 "LIBO Rate" shall mean, with respect to any LIBO Rate Loan for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBO Rate" shall mean, for any LIBO Rate Loan for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, that, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                 "LIBO Rate Advance" shall mean an Advance which bears interest based upon the LIBO Rate.

                 "LIBO Rate Loan" shall mean a Loan consisting of simultaneous LIBO Rate Advances from each of the applicable Lenders.

                 "LIBO Rate Margin" shall mean, during the period, (i) from the Closing Date to the date twenty-four (24) months thereafter, 1.3750%, and (ii) from the date twenty-four (24) months after the Closing Date until and including the Final Maturity Date, 1.750%.

                 "Lien" shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, lien, option, restriction, charge or deposit arrangement or other arrangement having the practical effect of the foregoing or other preferential arrangement of any other kind and shall include the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement.

                 "Limited Partner" shall mean Orion Power New York LP, Inc., a Delaware corporation and 99% limited partner of the Borrower.

                 "LP Partnership Interest Pledge Agreement" shall mean that certain Partnership Interest Pledge Agreement, dated as of the Closing Date, among the Limited Partner, the Borrower and the Administrative Agent (for the benefit of the Secured Parties), relating to the Limited Partner's partnership interest in the Borrower, substantially in the form of Exhibit J-3 hereto.

                 "Loans" shall mean the Acquisition Loans and the Working Capital Loans, or any of them, as the case may be.

                 "Maintenance Expenditures" shall mean any amounts from time to time paid by any Borrower Entity in respect of Major Maintenance.

                 "Major Maintenance" shall mean labor, materials and other direct expenses for any Capital Expenditures or other overhaul of, or major maintenance procedure for, any Portfolio Asset which requires significant disassembly or shutdown of such Portfolio Asset pursuant to manufacturers' guidelines or recommendations, engineering or operating considerations or the requirements of any applicable Requirement of Law.

                 "Major Maintenance Reserve Account" shall mean the special account designated by that name and established by the Administrative Agent pursuant to the Deposit Account Agreement.

                 "Major Maintenance Reserve Requirement" shall mean $5,000,000.

                 "Major Project Party" shall mean the collective reference to ConEd, NiMo, CPS, COSI, COSI Astoria, COSI Carr Street, COSI Cold Water and each other Project Party which is party to any Replacement Power Marketing Agreement, Replacement Fuel Handling Agreement, O&M Agreement or LDC Supply Agreement.

                 "Margin Stock" shall have the meaning ascribed thereto in Regulation U.

                 "Material Adverse Effect" shall mean a material adverse effect on (i) the ability of any Credit Party or any Major Project Party to perform their respective obligations under any Transaction Document to which it is a party; (ii) the legality, validity or enforceability of any Transaction Document; (iii) the performance, operations, prospects, business, property, assets, liabilities or financial condition of the Borrower Entities or of the Portfolio Assets taken as a whole (provided, however, that when the term "Material Adverse Effect" is used as contemplated in Sections 3.01 or 3.02 the phrase "taken as a whole" shall apply only to the Astoria Bundle, NiMo Assets or the Carr Street Generating Station, respectively and the applicable Borrower Entity that is to acquire the same); or (iv) the rights or interests of the Secured Parties under the Financing Documents, including, without limitation, any security interest in the Collateral granted pursuant thereto.

                 "Material Plan" shall mean at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

                 "Maximum Acquisition Loan Amount" shall mean $700,000,000.

                 "Maximum Permitted Distribution Amount" shall mean, as of any date, $100,000,000 minus all amounts paid in respect of all Revenue Interruption Events on or prior to such date.

                 "Maximum Working Capital Loan Amount" shall mean $30,000,000.

                 "Moody's" shall mean Moody's Investors Service, Inc., and its successors.

                 "Multiemployer Plan" shall mean at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be an ERISA Affiliate during such five year period.

                 "Net Cash Flow" shall mean for any period, the amount, if any, by which Revenues for such period exceed Operating Costs for such period (as such Operating Costs are reduced, however, by (i) amounts withdrawn from the Major Maintenance Reserve Account during such period and used to pay Maintenance Expenditures for such period and (ii) amounts applied to the payment of Operating Costs during such period to the extent such amounts constitute a contribution to the equity capital of the Borrower).

                 "New York ISO" shall mean the independent system operator for the New York City and New York State regions.

                 "NiMo" shall mean Niagara Mohawk Power Corporation, a New York corporation.

                 "NiMo Assets" shall mean those certain hydroelectric generation assets more fully described on Schedule 1.01(a) hereto.

                 "NiMo Asset Acquisition Agreement" shall mean the Asset Sales Agreement, dated December 2, 1998, between Erie Boulevard and NiMo.

                 "NiMo Assets O&M Agreement" shall mean that certain Operations and Maintenance Agreement, dated as of July 28, 1999 between Erie Boulevard and COSI Cold Water.

                 "NiMo Consent" shall mean that certain consent and acknowledgment agreement, among NiMo, the Administrative Agent, Erie Boulevard and Carr Street Generating regarding the Carr Street Generating Station and the NiMo Documents.

                 "NiMo Documents" shall mean the collective reference to the Transition Power Contract, the Nine Mile Point One Emergency Power Supply Agreement, the NiMo Interconnection Agreement, the NiMo Site Agreement and the Transition Operations Services Agreement.

                 "NiMo Interconnection Agreement" shall have the meaning ascribed thereto in the NiMo Asset Acquisition Agreement.

                 "NiMo Site Agreement" shall have the meaning ascribed thereto in the NiMo Asset Acquisition Agreement.

                 "Nine Mile Point One Emergency Power Supply Agreement" shall have the meaning ascribed thereto in the NiMo Asset Acquisition Agreement.

                 "Non-Owned Covered Locations Schedule" shall mean the "Non-Owned Covered Locations Schedule" attached to and made a part of the PLL Policy.

                 "Non-Recourse Party" shall have the meaning ascribed thereto in Section 9.16.

                 "Notes" shall mean the collective reference to the Acquisition Loan Notes and the Working Capital Loan Notes.

                 "Notice Date" shall have the meaning ascribed thereto in
Section 2.09(d).

                 "Notice of Acquisition Borrowing" shall have the meaning ascribed thereto in Section 2.03(a).

                 "Notice of Borrowing" shall mean a Notice of Acquisition Borrowing or a Notice of Working Capital Borrowing, as the context requires.

                 "Notice of Conversion" shall have the meaning ascribed thereto in Section 2.04.

                 "Notice of Working Capital Borrowing" shall have the meaning ascribed thereto in Section 2.03(b).

                 "O&M Agreements" shall mean the collective reference to the Carr Street Generating Station O&M Agreement and the NiMo Assets O&M Agreement and, from and after the Astoria Generating Effective Date, the Astoria Bundle O&M Agreement.

                 "O&M Reserve Account" shall mean the special account designated by that name and established by the Administrative Agent pursuant to the Deposit Account Agreement.

                 "Obligations" shall mean (i) all principal, interest, fees and other liabilities payable from time to time by the Credit Parties to the Secured Parties under the Financing Documents (including, without limitation, those payable with respect to any Loan and the ConEd Letter of Credit) as well as all other indebtedness, obligations and liabilities (including, without limitation, guaranties and other contingent liabilities) of the Credit Parties to the Secured Parties arising under or in connection with any Financing Document, in each case whether now existing or hereafter arising, (ii) all obligations under any Interest Hedge Contracts to which a Swap Bank is a party relating to the Obligations referred to in clause (i), (iii) any and all sums advanced by the Secured Parties pursuant to the Financing Documents in order to preserve the Collateral or preserve the Administrative Agent's security interest in the Collateral and (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Credit Parties referred to above, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Secured Parties of their rights hereunder or under any other Financing Document, together with attorneys' fees and disbursements and court costs.

                 "Operating Account" shall mean the special account designated by that name and established by the Administrative Agent pursuant to the Deposit Account Agreement.

                 "Operating Budget" shall mean a budget of Debt Service, Maintenance Expenditures and Operating Costs for the period from the Closing Date to the conclusion of the then current calendar year and the immediately succeeding calendar year; and, for each full calendar year thereafter, a similar budget for such calendar year and the immediately succeeding calendar year in each instance, set forth on a monthly basis. The initial Operating Budget shall be in form and substance satisfactory to the Lead Arrangers and the Borrower, and subsequent Operating Budgets shall be in form and substance satisfactory to the Administrative Agent after consultation with the Independent Engineer and the Borrower.

                 "Operating Costs" shall mean with respect to the Borrower Entities or the Portfolio Assets, for any period, the sum (without duplication) of the following amounts, in each case to the extent paid for by, or for the benefit of, any Borrower Entity or the Portfolio Assets during such period: (i) the sum of all salaries, employee benefits, labor costs and other compensation expended in the operation of the Portfolio Assets, plus (ii) the cost of raw materials, fuel and the cost of other materials and utilities, including the transportation costs for raw materials, fuel and such other materials and utilities, consumed in the operation of the Portfolio Assets, plus (iii) insurance premiums incurred in maintaining the insurance coverages required by the Credit Agreement and the other Project Contracts, plus (iv) all other cash expenditures for administrative expense, operating costs, professional expenses and Maintenance Expenditures, incurred in operation of the Portfolio Assets, plus (v) all costs and expenses paid by any Borrower Entity pursuant to any O&M Agreement and plus
(vi) all amounts paid by any Borrower Entity in respect of any Emergency during such period.

                 "Operator" shall mean COSI Cold Water, COSI Carr Street or COSI Astoria, as the context requires.

                 "Partners" shall mean the collective reference to the General Partner and the Limited Partner.

                 "Partnership Agreements" shall mean the collective reference to the Borrower Partnership Agreement, the Carr Street Generating Partnership Agreement and the Erie Boulevard Partnership Agreement and, from and after the Astoria Generating Effective Date, the Astoria Generating Partnership Agreement.

                 "Partnership Interest Pledge Agreements" shall mean the collective reference to the GP Partnership Interest Pledge Agreements, the LP Partnership Interest Pledge Agreement and the Borrower Partnership Interest Pledge Agreements.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                 "Permitted Distribution" shall have the meaning ascribed thereto in the Deposit Account Agreement.

                 "Permitted Indebtedness" shall mean (i) Indebtedness of any Borrower Entity under the Financing Documents; (ii) from and after the Closing Date, Indebtedness of Carr Street and Erie Boulevard to the Borrower as evidenced by an Intercompany Note, and from and after the Astoria Generating Effective Date, Indebtedness of any Subsidiary of the Borrower, to the Borrower, as evidenced by an Intercompany Note; (iii) Indebtedness in respect of operating leases (and not Capital Leases) where payments to be made thereunder are pursuant to an approved Operating Budget as administered pursuant to Section 5.11 and the aggregate rental obligation (excluding indemnity and expense reimbursement payments) of the Borrower Entities under all such operating leases shall not exceed $2,000,000 at any time;(iv) Indebtedness in respect of trade amounts payable which are incurred in the ordinary course of business and payable within 60 days of the date incurred, but only to the extent such amounts are incurred in connection with the operation or maintenance of the Portfolio Assets or such Borrower Entity's interest therein and only to the extent contemplated by the Operating Budget as administered pursuant to Section 5.11 hereof; and (v) Permitted Partner Loans.

                 "Permitted Investments" shall mean any of the following instruments or transactions:

                 (i) direct obligations of the United States of America or obligations fully guaranteed as to principal and interest by the United States of America, maturing not later than 30 days from the date of acquisition thereof;

                 (ii) certificates of deposit issued by, bankers' acceptances created by, or time deposits with any bank or trust company which is organized under the laws of the United States of America or any state thereof, and having capital, surplus and undivided profits of at least $500,000,000 and that is rated "A" or better by S&P or "A2" by Moody's maturing not later than 30 days from the date of acquisition thereof;

                 (iii) commercial paper rated (on the date of acquisition thereof) A-1 or better by S&P and P-1 or better by Moody's, maturing not more than 30 days from the date of acquisition thereof;

                 (iv) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (i) and (ii) above, entered into with any financial institution meeting the qualifications specified in clause (iii) above; and

                 (v) investments in money market funds or money market mutual funds sponsored by any securities broker dealer of recognized national standing (or an affiliate thereof), having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in anyone or more of the foregoing clauses having a rating of "A" or better by S&P or "A2" or better by Moody's (including money market funds for which the Administrative Agent in its individual capacity or any of its affiliates is investment manager or adviser).

                 "Permitted Liens" shall mean the collective reference to (i) Liens for taxes, assessments and other governmental charges not yet due or payable, or the validity of which are being contested in good faith by appropriate proceedings and as to which Acceptable Reserves have been established, (ii) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, public or statutory obligations or other obligations of a like general nature incurred in the ordinary course of business, (iii) easements, licenses, restrictions on the use of real property and other matters affecting, or minor irregularities in, title thereto which are expressly listed or described in either the owner's or the lender's policies of title insurance delivered on any Acquisition Loan Funding Date as contemplated by Article III of this Agreement, (iv) mechanic's, warehouseman's, carrier's, materialmen's, maritime or other like liens arising in the ordinary course of business securing obligations which (a) are not yet due or (b) are being contested in good faith by appropriate proceedings and as to which Acceptable Reserves have been established as security therefor, (v) rights and interests of the parties as provided in the Financing Documents, including, without limitation, Liens securing the Obligations under the Security Documents, (vi) Liens arising out of judgments or awards, but only so long as an appeal or proceeding for review is being prosecuted in good faith and Acceptable Reserves have been established, and (vii) deposits or pledges to secure statutory obligations or performance of bids, tenders or contracts (other than for the repayment of borrowed money) in the ordinary course of its business.

                 "Permitted Partner Loans" shall mean any loan from a Partner to the Borrower which (a) is unsecured, (b) does not require payments of principal or interest to be made thereunder until after all of the Obligations have been indefeasibly paid in full, the ConEd Letter of Credit has been cancelled or has expired and all amounts thereunder have indefeasibly reimbursed in full and all Commitments have terminated, (c) is subordinated in all respects to the Obligations of the Borrower on, and payments in respect of principal thereof and interest thereon are made in accordance with, the terms set forth on Exhibit U hereto, including but not limited to Section 2.6 thereof, and (d) is created and evidenced by documents and instruments that contain clear legends indicating such documents and instruments are subordinated to the Obligations pursuant to the terms of the agreement described in clause (c) preceding.

                 "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority, limited liability company or other entity of whatever nature.

                 "PLL Policy" shall mean the Pollution Legal Liability Select Policy issued by American International Group, Inc. covering the Portfolio Assets.

                 "Plan" shall mean at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by the Borrower or any ERISA Affiliate for employees of the Borrower or any ERISA Affiliate or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time an ERISA Affiliate for employees of any Person which was at such time an ERISA Affiliate.

                 "Pollution Conditions" shall have the meaning as set forth in the PLL Policy.


                 "Portfolio Assets" shall mean, collectively, the Carr Street Generating Station, the NiMo Assets and, from and after the Astoria Generating Effective Date, the Astoria Bundle.

                 "Power Market Consultant" shall mean PHB Hagler Bailly, as power market consultant to the Lenders, or any successor thereto appointed by the Administrative Agent on the direction of the Required Lenders.

                 "Power Market Consultant's Report" shall mean the report of the Power Market Consultant, dated July 9, 1999.

                 "Prepayment Account" shall mean the special account designated by that name and established by the Administrative Agent pursuant to the Deposit Account Agreement.

                 "Prohibited Transaction" shall mean any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA or the transitional rules set forth in Section 414(c) of ERISA and any transaction described in Section 4975(c)(1) of the Code which is not exempt by reason of Section 4975(c)(2) or Section 4975(d) of the Code, or the transitional rules of Section 2003(c) of ERISA.

                 "Project Contracts" shall mean the collective reference to (i) the Transition Power Contract, the Capacity Sale and Tolling Agreement, each Replacement Power Marketing Agreement, each Replacement Transmission Agreement, the O&M Agreements, the COSI Support Agreement, the Partnership Agreements and all other Governing Documents of the Partners, the Borrower and its Subsidiaries, the Nine Mile Point One Emergency Power Supply Agreement, the NiMo Interconnection Agreement, the NiMo Site Agreement and the Transition Operations Services Agreement, (ii) from and after the Astoria Generating Effective Date, the Installed Capacity Purchase Contract, the Astoria Generating Tolling Agreement, any Replacement Fuel Handling Agreement, any LDC Supply Agreement, the Continuing Site Agreements, the Astoria Zoning Lot Agreement, the Gowanus Zoning Lot Agreement, the A-10 License and the A-0 License, (iii) all other material interconnection agreements, all material transmission services agreements, all material utility supply agreements and
(iv) all Additional Contracts.

                 "Project Party" shall mean the collective reference to the Major Project Parties and each other Person which from time to time becomes a party to a Project Contract.

                 "Projections" shall mean the pro forma financial projections for the first twenty years of operations of the Portfolio Assets in form and substance acceptable to the Lead Arrangers.

                 "Pro Rata Share" shall mean (i) as to any Acquisition Lender, the percentage set forth opposite such Lender's name on Annex I attached hereto (which percentages for all such Lenders shall equal 100%), as such annex may be amended from time to time, under the heading entitled "Pro Rata Share-- Acquisition Loan," and (ii) as to any Working Capital Lender, the percentage set forth opposite such Lender's name on Annex I attached hereto (which percentages for all such Lenders shall equal 100%), as such annex may be amended from time to time, under the heading entitled "Pro Rata Share--Working Capital Loan".

                 "Prudent Industry Practice" shall mean with respect to a particular time, those practices, methods, techniques, standards and acts engaged in or approved by a significant portion of the competitive electric generating industry at such time, including those practices, methods, techniques, standards and acts necessary to operate the Portfolio Assets in accordance with the standards of the New York ISO or any successor thereto at such time, or (ii) with respect to any matter to which clause (i) does not apply, any of the practices, methods and acts which, in the exercise of reasonable judgment at the time the decision was made, could have been expected to accomplish the desired result consistent with good business practices, reliability, safety and expedition. "Prudent Industry Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of any Governmental Authority of competent jurisdiction.

                 "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended.

                 "Quarterly Payment Date" shall mean each March 31, June 30, September 30 and December 31 occurring after the Closing Date and up to, and including, the Final Maturity Date.

                 "Register" shall have the meaning ascribed thereto in Section 9.06(e).

                 "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

                 "Regulatory Change" shall mean the occurrence of any action through or as a result of which (i) the New York ISO shall fail to be formed or become operational on or before June 30, 2001, (ii) the load serving entities in New York City shall not be required to purchase at least 75% of their retail peak load from generating sources located within the New York City Load Pocket ("In-City Generators"), or (iii) the price cap for installed capacity from In-City Generators shall be reduced to less than $90/kw-year.

                 "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                 "Remedial Action Plan" shall have the meaning as set forth in the Cost Cap Policy.

                 "Remedy Notice" shall have the meaning ascribed thereto in
Article VII.

                 "Replacement Fuel Handling Agreement" shall mean any agreement related to the purchase, transportation and delivery of fuel to the Astoria Bundle, entered into by Astoria Generating after the Closing Date in replacement of the Astoria Generating Tolling Agreement, pursuant to which delivery of fuel (gas or oil) is made available on demand by Astoria Generating consistent with Astoria Generating's air emission constraints and other Requirements of Law, at the appropriate fuel index prices (i.e., fuel indices established by the ISO or other appropriate indices), plus or minus a margin to be agreed upon, and with appropriate remedies for non-performance, and otherwise in form, substance and with ConEd or other counterparties reasonably satisfactory to the Required Lenders.

                 "Replacement Lender" shall have the meaning ascribed thereto in Section 2.15.

                 "Replacement Power Marketing Agreement" shall mean any agreement related to the purchase and sale of electrical output or capacity, entered into by either Astoria Generating or Erie Boulevard after the Closing Date in replacement of any of the Installed Capacity Purchase Contract, the Astoria Generating Tolling Agreement or the Transition Power Contract, respectively, in form and substance and with CPS (subject to verification of acceptable credit standing by the Required Lenders) or other counterparties reasonably satisfactory to the Required Lenders.

                 "Replacement Transmission Agreement" shall mean any agreement related to the transmission of electrical output, entered into by either Astoria Generating or Erie Boulevard after the Closing Date and in form and substance and with NiMo, ConEd or other counterparties reasonably satisfactory to the Required Lenders.

                 "Required Lenders" shall mean, at any time, Secured Parties holding 66-2/3% of the Combined Exposure at such time. "Combined Exposure" shall mean the sum of (a) the sum of, without duplication, the aggregate Acquisition Loan Commitments outstanding at such time plus the aggregate amount of Acquisition Loans outstanding at such time, (b) the aggregate Working Capital Loan Commitments and (c) an amount equal to 10% of the aggregate notional amount under all Interest Hedge Contracts (other than caps or options) in effect as of the date of determination.

                 "Requirement of Law" shall mean any foreign, federal, state, local or municipal laws, rules, orders, judgments, regulations, statutes, ordinances, codes, or published decrees of any Governmental Authority (including any determination of an arbitration or a court or other Governmental Authority) and including, without limitation, all Environmental Laws.

                 "Responsible Officer" shall mean (i) with respect to the Sponsor, its chief executive officer, chief operating officer, chief financial officer, chief legal officer, treasurer, and vice president-asset management;
(ii) with respect to any Subsidiary of the Sponsor, the president, treasurer, secretary or any vice president of operations thereof; (iii) with respect to any other Person (other than a partnership), the chief executive officer, the president and any senior vice president of such Person or, with respect to financial matters, the chief financial officer or treasurer of such Person and
(iv) with respect to any partnership, the chief executive officer, the president, the treasurer and any vice president of operations of a general partner in such Person or, with respect to financial matters, the chief financial officer or treasurer of the general partner of such partnership.

                 "Revenue Account" shall mean the special account designated by that name and established by the Administrative Agent pursuant to the Deposit Account Agreement.

                 "Revenue Interruption Event" shall have the meaning ascribed thereto in the Deposit Account Agreement.

                 "Revenues" shall mean for any period, all cash income and receipts derived from the ownership and ordinary course of operation of the Portfolio Assets, including, without limitation, revenues from the sale of electricity and other products and services (including capacity, ancillary services and thermal energy), proceeds of business interruption insurance, interest and other income earned on amounts on deposit in the Accounts and Permitted Investments.

                 "S&P" shall mean Standard and Poor's Rating Services, and its successors.

                 "Secured Parties" shall mean the Administrative Agent, the Lead Arrangers, the Lenders, the Swap Banks and the Issuing Bank.

                 "Security Account Control Agreement" shall mean that certain Security Account Control Agreement, dated as of the Closing Date, among the Borrower, the Administrative Agent and NationsBank, N.A., as securities intermediary thereunder, substantially in the form of Exhibit G hereto.

                 "Security Agreements" shall mean the collective reference to the Borrower Security Agreement and the Subsidiary Security Agreements.

                 "Security Documents" shall mean the collective reference to the Security Agreements, the Equity Contribution Agreement, the Security Account Control Agreement, the Deposit Account Agreement, the Consents, the Partnership Interest Pledge Agreements, the Stock Pledge Agreement, the Financing Statements, and, from and after the Astoria Generating Effective Date, the Astoria First Mortgage, the Astoria Supplemental Mortgage and all other filings made pursuant thereto.

                 "Semi-Annual Date" shall mean each June 30 and December 31 to occur after the Closing Date and up to, and including, the Final Maturity Date.

                 "Settlement Amount" shall mean the amount payable by the Borrower pursuant to the terms of a Interest Hedge Contract, in connection with an early termination, in whole or in part, thereunder.

                 "Sponsor" shall mean Orion Power Holdings, Inc., a Delaware corporation.

                 "Stock Pledge Agreement" shall mean that certain Stock Pledge Agreement, dated as of the Closing Date, among the Sponsor, the General Partner, the Limited Partner and the Administrative Agent (for the benefit of the Secured Parties), substantially the form of Exhibit I hereto.

                 "Strategic Alliance Agreements" shall mean the collective reference to the COSI Strategic Alliance Agreement and the CPS Strategic Alliance Agreement.

                 "Subsidiary" shall mean with respect to any Person, any corporation or other legal entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

                 "Subsidiary Guarantee" shall mean that certain Subsidiary Guarantee Agreement, dated as of the Closing Date, among the Subsidiaries of the Borrower in favor of the Administrative Agent (for the benefit of the Secured Parties).

                 "Subsidiary Security Agreements" shall mean the collective reference to the Carr Street Generating Security Agreement and the Erie Boulevard Security Agreement and, from and after the Astoria Generating Effective Date, the Astoria Generating Security Agreement.

                 "Supplemental Agreement" shall mean an agreement between Astoria Generating and the Administrative Agent in the form attached hereto as
Exhibit V.

                 "Swap Banks" shall mean any Lender from time to time party to an Interest Hedge Contract.

                 "Swap Trigger Event" shall mean that the ten year treasury rate shall be greater than 6.50% for any period of three (3) consecutive days.

                 "Taxes" shall have the meaning ascribed thereto in Section 2.12(a).

                 "Total Voting Power" with respect to any Person on any date shall mean the total number of votes which may be cast in the election of directors of such Person at any meeting of stockholders of such Person if all securities entitled to vote in the election of directors of such Person (on fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities outstanding on such date which are or may thereafter become exercisable for, exchangeable for or convertible into, such voting securities) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

                 "Transaction Documents" shall mean the collective reference to the Financing Documents, the Project Contracts and the Acquisition Documents.

                 "Transfer" shall mean any sale, transfer, assignment, hypothecation, pledge or other disposition, and, when used as a verb shall have a correlative meaning.

                 "Transition Power Contract" shall mean that certain Transition Power Contract, dated as of February 4, 1999, between NiMo and the Erie Boulevard.

                 "Transition Operations Services Agreement" shall have the meaning ascribed thereto in the NiMo Asset Acquisition Agreement.

                 "Type" of any Loan shall mean, as the context requires, a Base Rate Loan or a LIBO Rate Loan.

                 "Unfunded Liabilities" shall mean, with respect to any Plan at any time, the amount (if any), by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or an ERISA Affiliate to the PBGC or any other Person under Title IV of ERISA.

                 "Unit" shall mean, with respect to the Astoria Bundle, each of the Astoria Generating Station, the Gowanus Gas Turbine Site or the Narrows Gas Turbine Site, as each such asset is described on Schedule 1.01(a) hereto.

                 "Working Capital Advance" shall mean an advance by a Working Capital Lender to the Borrower as part of a Working Capital Loan pursuant to
Section 2.02(a).

                 "Working Capital Lender" shall mean each Lender that, from time to time, has Working Capital Loan Commitments outstanding or holds Working Capital Loans.

                 "Working Capital Loan" shall mean a Loan consisting of simultaneous Working Capital Advances of the same Type from each of the Working Capital Lenders pursuant to Section 2.02(a).

                 "Working Capital Loan Availability Period" shall mean the period from and including the Closing Date to but excluding the Final Maturity Date.

                 "Working Capital Loan Available Amount" shall mean, (i) after the Acquisition Loan Funding Date in respect of the NiMo Assets and prior to the Astoria Generating Effective Date, $14,000,000; and (ii) as of any date after an Acquisition Loan Funding Date has occurred in respect of each of the Astoria Bundle and the NiMo Assets, the Maximum Working Capital Loan Amount.

                 "Working Capital Loan Commitment" shall mean, as to any Lender, the amount set forth opposite such Lender's name on Annex I hereto under the heading "Working Capital Loan Commitments" as such annex may be amended from time to time and as such amount may be reduced from time to time pursuant to the terms of this Agreement.

                 "Working Capital Loan Funding Date" shall mean any Business Day on or after the Closing Date and prior to the Final Maturity Date, on which the conditions precedent contained in Section 3.04 shall have been satisfied and the Lenders shall make Working Capital Advances in accordance with the terms hereof; provided, that, as of any date, the Working Capital Lenders shall be obligated to make Working Capital Advances in a maximum aggregate amount not to exceed the Working Capital Loan Available Amount applicable to such date.

                 "Working Capital Loan Notes" shall have the meaning ascribed thereto in Section 2.02(b)(i).

                 "Year 2000 Compliant" shall mean the ability of the software and other processing capabilities of Borrower and its Subsidiaries (or when the context so requires, the Major Project Parties and the Sponsor) to correctly interpret and manipulate all data, in whatever form including printed form, screen displays, financial records, calculations and loan related data so as to avoid errors in processing that may otherwise occur because of the inability of the software or other processing capabilities to recognize accurately the year 2000 or subsequent dates.

                 "Y2K Audit" shall mean the audit of all of the Portfolio Assets by Perot Systems, on behalf of the Borrower, dated June 18, 1999, regarding Year 2000 Compliance of such Portfolio Assets.

                 Section 1.02 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

                 Section 1.03 Computation of Time Periods. Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

                 Section 1.04     Rules of Construction.  When used in this
Agreement: (a) "or" is not exclusive; (b) a reference to a Requirement of Law includes any amendment or modification to such Requirement of Law; (c) a reference to a Person includes its permitted successors and permitted assigns; and (d) a reference to an agreement, instrument or document shall include such agreement, instrument or document and all exhibits and schedules thereto as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Financing Documents.

                                   ARTICLE II

                               CREDIT FACILITIES

                 Section 2.01     Acquisition Loans.

                 (a) Acquisition Loan Commitments. (i) Subject to the terms and conditions of this Agreement and relying on the representations and warranties set forth herein, each Acquisition Lender severally agrees to make an Acquisition Loan Advance to the Borrower during the Acquisition Loan Availability Period on each Acquisition Loan Funding Date in an amount equal to its Pro Rata Share of the Acquisition Loan requested to be made on such date, but in no event shall any Acquisition Loan Advance made by any Acquisition Lender on any date exceed such Acquisition Lender's Acquisition Loan Commitment as of such date. The aggregate amount of all Acquisition Loan Advances made by the Acquisition Lenders hereunder shall not in any event exceed the Maximum Acquisition Loan Amount. Unless earlier terminated in accordance herewith, each Acquisition Lender's Acquisition Loan Commitment shall terminate upon the earliest to occur of (A) its making of Acquisition Loan Advances in an aggregate amount equal to its respective Acquisition Loan Commitment, (B) the date on which any Closing Failure shall have occurred and (C) the date on which an Acquisition Loan Funding Date shall have occurred with respect to each of the Astoria Bundle, the NiMo Assets and the Carr Street Generating Station. Once prepaid or repaid, an Acquisition Loan cannot be reborrowed.

         (ii) The failure of any Acquisition Lender to make the Acquisition Loan Advance to be made by it as part of any Acquisition Loan shall not relieve, in and of itself, any other Acquisition Lender of its obligation hereunder to make its Acquisition Loan Advance on the date of the applicable Acquisition Loan, but no Acquisition Lender shall be responsible for the failure of any other Acquisition Lender to make the Acquisition Loan Advance to be made by such other Acquisition Lender on the date of any Acquisition Loan.

                 (b) Acquisition Loan Notes. (i) All Acquisition Loan Advances made by each Acquisition Lender shall be evidenced by the Acquisition Loan Note of the Borrower in the form of Exhibit A hereto (each an "Acquisition Loan Note" and, collectively, the "Acquisition Loan Notes"), dated the Closing Date, payable to the order of such Lender for the account of its Applicable Lending Office in an aggregate principal amount equal to its Pro Rata Share of the Maximum Acquisition Loan Amount and otherwise duly completed. Each Acquisition Loan Note shall (A) represent the Borrower's obligation to pay the aggregate unpaid principal amount of all outstanding Acquisition Loan Advances made by such Acquisition Lender, (B) be stated to mature on the Final Maturity Date, (C) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum provided in, and payable as specified in, this Agreement, and (D) be entitled to the benefits of this Agreement, the Security Documents and the Subsidiary Guarantees.

         (ii) Each Acquisition Lender is hereby authorized to record the date and the amount of each Acquisition Loan Advance made by it and the Type thereof and the date and amount of each payment and prepayment of principal made with respect thereto, and all Conversions of such Advances pursuant to
Section 2.04, and prior to any Transfer of its Acquisition Loan Note, may annotate on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Acquisition Loan Advance then outstanding; provided, that, failure by such Acquisition Lender to make any such annotation or any error therein shall not affect the obligations of the Borrower hereunder or under such Acquisition Loan Note in respect of such Acquisition Loan Advances evidenced thereby. Each Acquisition Lender is hereby irrevocably authorized by the Borrower to endorse its Acquisition Loan Note and to attach to and make a part of its Acquisition Loan Note a continuation of such schedule as and when required.

                 (c) Type of Acquisition Loan Advances. All or any portion of Acquisition Loan Advances shall be either Base Rate Advances or LIBO Rate Advances and may be Converted or continued from time to time pursuant to
Section 2.04.

                 (d) Use of Proceeds of Acquisition Loans. The Borrower shall use (or cause to be used by its Subsidiaries) the proceeds of each Acquisition Loan solely to pay Acquisition Costs as contemplated by this Agreement. No proceeds of any Acquisition Loan may be used to make a contribution to the capital of any Subsidiary of the Borrower.

                 (e) Repayment of Acquisition Loans. The Borrower shall repay all Acquisition Loans in full on the Final Maturity Date.


                 Section 2.02     Working Capital Loans.

                 (a) Working Capital Loan Commitments. (i) Subject to the terms and conditions of this Agreement and relying on the representations and warranties set forth herein, each Working Capital Lender severally agrees to make Working Capital Advances to the Borrower, during the Working Capital Loan Availability Period on any Working Capital Loan Funding Date, in an amount equal to its Pro Rata Share of the Working Capital Loan requested to be made on such date, but in no event shall the sum of (x) any Working Capital Advance made by any Working Capital Lender as of any date, plus (y) the aggregate principal amount of Working Capital Advances previously made by such Working Capital Lender that remain outstanding and unpaid as of such date, plus (z) such Working Capital Lender's ConEd Letter of Credit Exposure on such date, exceed such Working Capital Lender's Working Capital Loan Commitment. As of any date, the aggregate amount of all Working Capital Advances made by all Working Capital Lenders hereunder and that remain outstanding and unpaid from time to time plus the aggregate amount of all ConEd Letter of Credit Exposure on such date, shall not in any event exceed the Working Capital Loan Available Amount as of such date. Unless earlier terminated in accordance herewith, the Working Capital Loan Commitments shall terminate in their entirety on the Final Maturity Date. Subject to the terms hereof, Working Capital Loans that are repaid prior to the Final Maturity Date may be reborrowed.

         (ii) The failure of any Working Capital Lender to make a Working Capital Advance to be made by it as part of any Working Capital Loan shall not relieve, in and of itself, any other

Working Capital Lender of its obligation hereunder to make its Working Capital Advance on the date of such Working Capital Loan, but no Working Capital Lender shall be responsible for the failure of any other Working Capital Lender to make the Working Capital Advance to be made by such other Working Capital Lender on the date of such Working Capital Loan.

                 (b) Working Capital Loan Notes. (i) All Working Capital Advances made by each Working Capital Lender shall be evidenced by a Working Capital Loan Note of the Borrower in the form of Exhibit B hereto (each a "Working Capital Loan Note" and, collectively, the "Working Capital Loan Notes"), dated the Closing Date, payable to such Lender for the account of its Applicable Lending Office in an aggregate principal amount equal to its Pro Rata Share of the Maximum Working Capital Loan Amount and otherwise duly completed. Each Working Capital Loan Note shall (A) represent the Borrower's obligation to pay the aggregate unpaid principal amount of all outstanding Working Capital Advances made by such Lender, (B) be stated to mature on the Final Maturity Date, (C) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum provided in, and payable as specified in, this Agreement, and (D) be entitled to the benefits of this Agreement, the Security Documents and the Subsidiary Guarantees.

         (ii) Each Working Capital Lender is hereby authorized to record the date and amount of each Working Capital Advance made by it and the Type thereof and the date and amount of each payment and prepayment of principal made with respect thereto, and all Conversions of such Advances pursuant to Section 2.04, and prior to any Transfer of its Working Capital Loan Note may annotate on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Working Capital Advance then outstanding; provided, that, failure by such Working Capital Lender to make any such annotation or any error therein shall not affect the obligations of the Borrower hereunder or under such Working Capital Loan Note in respect of such Working Capital Advances evidenced thereby. Each Working Capital Lender is hereby irrevocably authorized by the Borrower to endorse its Working Capital Loan Note and to attach to and make a part of its Working Capital Loan Note a continuation of such schedule as and when required.

                 (c) Types of Working Capital Advances. All or any portion of any Working Capital Advances shall be either Base Rate Advances or LIBO Rate Advances, and may be Converted or continued from time to time pursuant to Section 2.04.

                 (d) Use of Proceeds of Working Capital Loans. The Borrower shall use the proceeds of each Working Capital Loan solely to pay (i) Operating Costs contemplated by the then current Operating Budget and (ii) the Borrower's allocated pro rata share of prepaid real property taxes payable in respect of the Portfolio Assets in each case, to the extent that funds in the Operating Account are insufficient for any such purpose. In no event shall the proceeds of Working Capital Loans be used to (i) pay Acquisition Costs (excluding prepaid real property taxes of the nature referenced above), (ii) pay Debt Service, (iii) make Distributions, or (iv) make a contribution to the capital of any Subsidiary of the Borrower.

                 (e) Repayment. (i) The Borrower shall repay the principal of all outstanding Working Capital Loans in full on the Final Maturity Date.

         (ii) Notwithstanding anything to the contrary in this Agreement, for so long as the Working Capital Loan Commitments are in effect, the Borrower agrees to repay the entire principal amount of Working Capital Loans outstanding from time to time such that (A) on each Semi-Annual Date occurring prior to the Final Maturity Date on which all conditions precedent for making a Distribution in accordance with the terms of the Deposit Account Agreement and the other Financing Documents have been satisfied, the Borrower shall prepay all Working Capital Loans outstanding under this Agreement other than Working Capital Loans not in excess of $10,000,000 in the aggregate the proceeds of which have been used to prepay real property taxes in respect of any of the Portfolio Assets, and (B) in all events, for a period of thirty (30) consecutive days during each calendar year in which either an Acquisition Loan Commitment or a Working Capital Loan Commitment is in effect or any Loan remains outstanding and unpaid, there shall be no Working Capital Loans outstanding under this Agreement.

                 Section 2.03     Borrowings.

                 (a) Acquisition Loans. Each Acquisition Loan shall be made on notice from the Borrower to the Administrative Agent, given not later than 10:00 a.m. (New York City time) (x) on the third (3rd) Business Day prior to the proposed Acquisition Loan Funding Date, if such Acquisition Loan is to be a LIBO Rate Loan, or (y) on the Business Day prior to the proposed Acquisition Loan Funding Date, if such Acquisition Loan is to be a Base Rate Loan. Such notice by the Borrower (a "Notice of Acquisition Borrowing") shall be irrevocable and shall be in writing in substantially the form of Exhibit C, specifying therein (i) the proposed Acquisition Loan Funding Date, (ii) the aggregate amount of the Acquisition Loan to be made on such date, (iii) the requested Type of Acquisition Loan, (iv) the specific Acquisition Costs to be paid with the proceeds of such Acquisition Loan, and (v) with respect to a LIBO Rate Loan, the requested Interest Period for such Acquisition Loan. The Administrative Agent shall give to each Acquisition Lender prompt notice of the Notice of Acquisition Borrowing by telecopy, telex or cable. Each Acquisition Lender shall, before 10:00 a.m. (New York City time) on the applicable Acquisition Loan Funding Date, make available to the Administrative Agent, for the account of its Applicable Lending Office, in immediately available funds, the amount of such Acquisition Lender's Acquisition Loan Advance. Subject to the Administrative Agent's receipt of such funds and fulfillment of the applicable conditions set forth in Article III for such Acquisition Loans, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent at its Applicable Lending Office or at such other account designated by the Borrower in the Notice of Acquisition Borrowing.


                 (b) Working Capital Loans. Each Working Capital Loan shall be made on notice from the Borrower to the Administrative Agent, given not later than 10:00 a.m. (New York City time) (x) on the third (3rd) Business Day prior to the proposed Working Capital Loan Funding Date, if such Working Capital Loan is to be a LIBO Rate Loan, or (y) on the Business Day prior to the proposed Working Capital Loan Funding Date, if such Working Capital Loan is to be a Base Rate Loan. Such notice by the Borrower (a "Notice of Working Capital Borrowing"), shall be irrevocable and shall be in writing in substantially the form of Exhibit D, specifying therein (i) the proposed Working Capital Loan Funding Date, (ii) the requested aggregate amount of the Working Capital Loan,
(iii) any specific payment instructions regarding the disbursement of the proceeds of such Working Capital Loan, (iv) the requested Type of

Working Capital Loan and (v) with respect to a LIBO Rate Loan, the initial Interest Period applicable thereto. The Notice of Working Capital Borrowing shall be accompanied by the certificates and information required by Section
3.03. The Administrative Agent shall give each Working Capital Lender prompt notice of the Notice of Working Capital Borrowing by telecopy, telex or cable. Each Working Capital Lender shall, no later than 10:00 a.m. (New York City time) on the applicable Working Capital Loan Funding Date, make available to the Administrative Agent, for the account of its Applicable Lending Office, in immediately available funds, the amount of such Working Capital Lender's Working Capital Advance. Subject to the Administrative Agent's receipt of such funds and fulfillment of the applicable conditions set forth in Article III for such Loans, the Administrative Agent will make such funds available to the Borrower by depositing the proceeds of such Working Capital Loan into the Operating Account.

                 (c) Participations. If the Administrative Agent has not received from the Borrower the payment required by Section 2.16(g) by 12:30 p.m. (New York City time), on the Business Day immediately following the date on which the Issuing Bank has notified the Borrower and the Administrative Agent that payment of a draft presented under the ConEd Letter of Credit will be made, as provided in Section 2.16(g), the Administrative Agent will promptly notify the Issuing Bank and each Working Capital Lender of the ConEd Letter of Credit Disbursement and, in the case of each Working Capital Lender, its Pro Rata Share (based on such Working Capital Lender's Working Capital Loan Commitment) of the ConEd Letter of Credit Disbursement. Not later than 10:00 a.m. (New York City time) on the next Business Day, each Working Capital Lender shall, irrespective of the existence of any Default or Event of Default or failure of any other applicable condition precedent, make available its Pro Rata Share of the ConEd Letter of Credit Disbursement, in Federal or other funds immediately available in New York, New York, to the Administrative Agent at its address set forth in Section 9.01. Any such funding of a ConEd Letter of Credit Disbursement by the Working Capital Lenders shall be considered as Working Capital Advances made to the Borrower. Any Working Capital Loans made pursuant to this Section 2.03(c) shall be made as Base Rate Loans and the Administrative Agent will promptly make such funds available to the Issuing Bank.

                 Section 2.04     Election of Interest Rates.

                 (a) So long as no Default or Event of Default shall have occurred and be continuing (and notwithstanding the existence of any Default or Event of Default with respect to a Conversion from a LIBO Rate Loan to a Base Rate Loan), the Borrower may from time to time elect to Convert any Loan of any Type to a Loan of the same or any other Type on the following terms and subject to the following conditions:

                          (i) Each such Conversion shall be made as to all or a portion of the outstanding Loans, on notice given not later than 10:00 a.m. (New York City time) on the third (3rd) Business Day prior to the date of the proposed Conversion, in the case of any such Conversion into LIBO Rate Loans, or on the Business Day prior to the date of the proposed Conversion, in the case of any such Conversion into Base Rate Loans, by the Borrower to the Administrative Agent, who shall give each applicable Lender prompt notice thereof. Each such notice of Conversion (a "Notice of Conversion") shall be in writing in substantially the form of Exhibit E hereto, specifying therein the requested (A) date of such

                 Conversion, (B) Type of, and, with respect to LIBO Rate Loans, Interest Period applicable to, the Loans proposed to be Converted, (C) Type of Loans to which such Loans are proposed to be Converted, (D) in the case of a Conversion to LIBO Rate Loans, initial Interest Period to be applicable to the Loans resulting from such Conversion and (E) aggregate amount of Loans proposed to be Converted. If the Notice of Conversion applies only to a portion of the aggregate principal amount of the Loans, (X) such portion shall be allocated ratably among the applicable Lenders and (Y) both the portion to which the Notice of Conversion applies and the remaining portion to which it does not apply, shall be sufficient to meet the minimum amounts specified in Section 2.06(f). In the case of a proposed Conversion into LIBO Rate Loans, the Administrative Agent shall, within one Business Day of receiving the Notice of Conversion from the Borrower, notify each applicable Lender of the interest rate to be applicable to such Lender resulting from such Conversion pursuant to this Section 2.04.

                          (ii) LIBO Rate Loans may not be Converted on a date other than the last day of the Interest Period then applicable thereto.

                          (iii) No Conversion may be requested by the Borrower hereunder unless made in compliance with the definition of "Interest Period," Section 2.06 and Section 2.10.

                          (iv)Any selection by the Borrower of a longer or
                 shorter Interest Period to be applicable to any LIBO Rate Loan shall be deemed a Conversion pursuant to this Section 2.04, shall be governed by the terms and conditions hereof and shall be notified to the Administrative Agent as herein provided. In the event the Borrower shall fail to elect an Interest Period in respect of any LIBO Rate Loan prior to the expiration of the then current Interest Period in respect of such LIBO Rate Loan, then such LIBO Rate Loan shall automatically be Converted into a Base Rate Loan in accordance with this
                 Section 2.04.

                 (b) Each Notice of Borrowing and Notice of Conversion shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the proposed date specified in such Notice of Borrowing or Notice of Conversion, as the case may be, the applicable conditions set forth in this Article II or Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or Convert such Loan.

                 (c) So long as any Interest Hedge Contract is in effect with respect to any Loans, the Borrower shall maintain as LIBO Rate Loans having Interest Periods corresponding to the payment dates under such Interest Hedge Contract an aggregate amount of Loans at least equal to the notional amount then in effect under such Interest Hedge Contract, except to the extent the Borrower would be prevented from complying with this Section 2.04(c) by operation of Section 2.10.

                 Section 2.05     Fees.

                 (a) Commitment Fee. The Borrower shall pay to the Administrative Agent, quarterly in arrears on each Quarterly Payment Date, for the account of each Lender, commitment fees (the "Commitment Fees") of (i) 0.375% per annum on the average daily unutilized amount of each Acquisition Lender's Acquisition Loan Commitment during the period from the Closing Date until, and including, the termination of all Acquisition Loan Commitments pursuant to the terms of this Agreement, and (ii) 0.375% per annum on the average daily unutilized amount of each Working Capital Lender's Working Capital Loan Commitment during the period from the Closing Date until, and including, the Final Maturity Date. For purposes of this Section 2.05(a), the "unutilized amount" of a Working Capital Lender's Working Capital Loan Commitment on any date shall mean the amount of such Working Capital Lender's Working Capital Loan Commitment on such date, minus the sum of (X) its outstanding Working Capital Advances on such date and (Y) its ConEd Letter of Credit Exposure on such date.

                 (b) Agency Fee. The Borrower shall pay the Agency Fee to the Administrative Agent, for the Administrative Agent's own account, in accordance with the terms of the Administrative Agent Fee Side Letter.

                 (c) ConEd Letter of Credit Fees. The Borrower shall pay the ConEd Letter of Credit Fees to the applicable Persons in accordance with the terms set forth in Section 2.16 below.

                 (d) Other Fees. The Borrower shall pay all Fees not specifically contemplated by clauses (a) and (b) of this Section 2.05 to the appropriate Persons in the amounts and at such times as set forth in the Fee Side Letters.

                 Section 2.06 Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at one of the following rates per annum:

                 (a) If such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin, payable quarterly in arrears on each applicable Interest Payment Date and on the date that such Base Rate Advance shall be repaid in full.

                 (b) If such Advance is a LIBO Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the LIBO Rate for such Interest Period for such Advance plus the Applicable Margin, payable on the applicable Interest Payment Date and on the date that such LIBO Rate Advance shall be repaid in full.

                 (c) If an Event of Default shall have occurred and be continuing and whether or not so specified in any Note, the Borrower shall pay, upon receipt of written demand, interest on the entire principal amount of the Loans to the extent permitted by applicable Requirements of Law, on any overdue installment of interest and on any other amount due hereunder during such period at a rate per annum equal at all times to 2.00% plus the LIBO Rate for such period plus the LIBO Rate Margin for such period, if the Loans are LIBO Rate Loans or, at a rate per annum equal to 2.00% plus the Base Rate for such period plus the Base Rate Margin for such period, if the Loans are Base Rate Loans, which increased interest shall be payable on the last Business Day of each month during the continuation of such Event of Default.

                 (d) If the Administrative Agent is unable at any time to determine the LIBO Rate for LIBO Rate Loans, the right to maintain the Loans as LIBO Rate Loans shall be suspended at the end of the then current Interest Period and all Loans shall be maintained as Base Rate Loans until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                 (e) At no time shall more than six (6) different Interest Periods be in effect as to outstanding LIBO Rate Loans hereunder.

                 (f) Each LIBO Rate Loan shall be in a minimum aggregate principal amount of $1,000,000.

                 Section 2.07     Mandatory Prepayments.

                 (a) All Extraordinary Proceeds received by the Administrative Agent or any Borrower Entity shall be applied to prepay the then outstanding Acquisition Loans in accordance with the Deposit Account Agreement, and after all Acquisition Loans have been prepaid in full, applied to prepay then outstanding Working Capital Loans in accordance with the Deposit Account Agreement. Any prepayment of Working Capital Loans required by this Section 2.07(a) shall automatically reduce pro rata the amount of Working Capital Loan Commitments by an amount equal to the prepayment so required. Contemporaneously with any reduction of Working Capital Commitments required by this Section 2.07(a), then the Borrower shall cash collateralize with the Administrative Agent the difference between (y) any ConEd Letter of Credit Exposure existing at such time, less (z) the aggregate amount of the Working Capital Loan Commitments existing after the application of the terms of this Section 2.07(a), until such time as such ConEd Letter of Credit Exposure no longer exists. Nothing in this Section 2.07(a) shall be deemed to imply that any of the activities or actions described in clauses (ii) or (iii) of the definition of Extraordinary Proceeds are permitted under this Agreement other than as specifically set forth in this Agreement.

                 (b) In addition to the foregoing, until the Final Maturity Date, the Borrower shall prepay the Acquisition Loans, promptly after each Semi-Annual Date to the extent of Excess Cash Flow as determined as of each such Semi-Annual Date in the percentage listed below, based on the applicable Debt Service Coverage Ratio calculated on a trailing 12-month basis:

          Debt Service Coverage Ratio                           Amount of Mandatory Prepayment
          ---------------------------                           ------------------------------
         > 2.50                                                 50% of Excess Cash Flow
         < or equal to  2.50 but  > or equal to 2.00            75% of Excess Cash Flow
         < 2.0                                                  100% of Excess Cash Flow

                 Notwithstanding the foregoing, after the Maximum Permitted Distribution Amount shall have been deposited in the Distribution Account and distributed therefrom at the direction of the Borrower, 100% of Excess Cash Flow shall be applied to the prepayment of the Acquisition Loans on each Quarterly Payment Date irrespective of the Debt Service Coverage Ratio as of such date.

                 In the case of LIBO Rate Loans which shall be prepaid pursuant to this Section 2.07, the Borrower shall, concurrently with such prepayment, pay all applicable Funding Breakage Costs in accordance with Section 2.09(c) below.

                 In the event the interest rate on any Acquisition Loans is fixed or capped pursuant to an Interest Hedge Contract, the Borrower shall pay all Settlement Amounts required under such Interest Hedge Contract in connection with any mandatory prepayment of such Loan.

                 Section 2.08 Voluntary Prepayment; Termination of Commitments; Working Capital Commitment Reductions. (a) The Borrower may, upon at least five Business Days' prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Loans in whole or ratably in part in the amount set forth in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, that (i) each partial prepayment shall be in a minimum aggregate principal amount of $1,000,000 or whole multiples thereof (or, if less, the entire balance then remaining), (ii) concurrently with such payment, the Borrower shall pay all applicable Funding Breakage Costs in accordance with Section 2.09(c) below and, (iii) to the extent applicable, the Borrower shall have reduced the aggregate notional amounts of any Interest Hedge Contracts existing on such prepayment date such that such aggregate notional amounts do not exceed the aggregate principal amount of outstanding Loans on such date and shall have paid any Settlement Amounts incurred in connection therewith. Each such voluntary prepayment shall otherwise be without penalty or premium.

                 (b) The Acquisition Loan Commitments shall be automatically terminated on the expiration of the Acquisition Loan Availability Period. The Working Capital Loan Commitments shall be automatically terminated on the expiration of the Working Capital Loan Availability Period.

                 (c) Upon at least five Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Working Capital Loan Commitments; provided, that, (i) each partial reduction of the Working Capital Loan Commitments shall be in an aggregate principal amount which is equal to $1,000,000 or an integral multiple thereof;
(ii) concurrently with such payment, the Borrower shall pay all applicable Funding Breakage Costs in accordance with Section 2.09 (c) below, (iii) to the extent applicable, the Borrower shall have reduced the aggregate notional amounts of any Interest Hedge Contracts existing on such prepayment date such that such aggregate notional amounts do not exceed the aggregate principal amount of outstanding Loans on such date and shall have paid any Settlement Amounts incurred in connection therewith, and (iv) concurrently with any such reduction in the Working Capital Loan Commitments, the Borrower shall deposit with the

Administrative Agent cash collateral in an amount equal to the difference between (y) any ConEd Letter of Credit Exposure existing at such time, less (z) the aggregate amount of the Working Capital Loan Commitments existing after the effectiveness of such reduction, until such time as such ConEd Letter of Credit Exposure no longer exists.

                 (d) Each reduction in the Working Capital Loan Commitments shall be made ratably among the Working Capital Lenders in accordance with their respective Working Capital Loan Commitments. The Borrower shall pay to the Administrative Agent for the account of the Working Capital Lenders, on the date of each termination or reduction of the Working Capital Loan Commitments, all accrued but unpaid Commitment Fees on the amount of the Working Capital Loan Commitments so terminated or reduced accrued to the date of such termination or reduction.

                 Section 2.09 Increased Costs; Capital Adequacy; Funding Breakage Costs.

                 (a) If, due to either (i) the enactment, promulgation or any change (including any change by way of imposition of reserve requirements in the case of LIBO Rate Loans) in any Requirement of Law or in the interpretation or administration of any Requirement of Law by any Governmental Authority charged with the interpretation or administration thereof on or after the date hereof or (ii) the compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law) imposed on or after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining LIBO Rate Loans, then such Lender shall deliver to the Borrower and the Administrative Agent a certificate as to the amount of such increased cost setting forth in reasonable detail the basis for calculation thereof as soon as practicable but in no event later than one hundred twenty (120) days after such Lender has actual knowledge of the event (the date that is 120 days from the date any Lender obtains actual knowledge of any such event being referred to herein as the "Notice Date"). Within fifteen (15) days after delivery of such certificate, the Borrower shall pay to such Lender the amount shown as due on the certificate; provided, that the Borrower shall not be obligated to compensate that Lender for the amount of such increased cost incurred during the period of time from the Notice Date to the date of actual delivery of the certificate. A certificate as to the amount of such increased cost showing the basis therefor and the calculation thereof, in reasonable detail, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                 (b) If any Lender determines that compliance with any Requirement of Law or regulation or with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, this Agreement, the ConEd Letter of Credit or such Lender's Commitments, or its making or maintaining Loans below the rate which the Lender or any other corporation would have achieved but for such compliance (taking into account the policies of such Lender or corporation with regard to capital), then such Lender shall deliver to the Borrower and the Administrative Agent a certificate setting forth in reasonable detail the amount being charged by such Lender and the basis for the determination of such amount as soon as practicable but in no event later than one hundred twenty (120) days after the Notice Date in respect thereof. Within fifteen (15) days after delivery of such certificate, the Borrower shall pay to such Lender the amount shown as due on the certificate; provided, that the Borrower shall not be obligated to compensate that Lender for the amount of such charge incurred with respect to a period of time from the Notice Date to the date of actual delivery of the certificate. A certificate as to such amounts, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                 (c) If any payment of principal of any LIBO Rate Loan is made other than on the last day of the Interest Period for such Loan, as a result of a payment or prepayment of such Loan or acceleration of the maturity of the Notes or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan. The foregoing amounts payable by the Borrower under this
Section 2.09(c) shall be referred to herein as "Funding Breakage Costs".

                 (d) Each Lender agrees to notify the Borrower and the Administrative Agent of any circumstances that would cause the Borrower to pay additional amounts pursuant to subsections (a) and (b) of this Section 2.09 within sixty (60) days of the date of such Lender's actual knowledge of such circumstance and ability to calculate the additional amount payable by the Borrower (the "Notice Date"); provided, that, the failure to give such notice shall not affect the Borrower's obligation to pay any such additional amounts accrued prior to the Notice Date or after delivery of such notice.

                 Section 2.10 Illegality. If the enactment, promulgation or any change in or in the interpretation of any Requirement of Law after the Closing Date shall make it unlawful, or any central bank or other Governmental Authority to which any Lender is subject shall assert that it is unlawful, for any Lender or its LIBO Lending Office to perform its obligations hereunder to make LIBO Rate Loans or to continue to fund or maintain LIBO Rate Loans hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, the obligation of such Lender to make or maintain LIBO Rate Loans shall be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist and such Lender shall maintain all of its Loans as Base Rate Loans.

                 Section 2.11     Payments and Computations.

                 (a) The Borrower shall make each payment hereunder and under the Notes not later than 12:00 Noon New York City time on the day when due in Dollars to the Administrative Agent at its Applicable Lending Office in immediately available funds. The Administrative Agent shall promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or Fees (other than amounts payable to the Administrative Agent for Agency Fees and expenses or to reimburse the Administrative Agent pursuant to Section 2.12) ratably to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be distributed and applied in accordance with the terms of subsection (b) of this Section 2.11.

                 (b) All payments received by the Administrative Agent in respect of the Loans whether received under Section 2.11(a), in connection with any sale or other realization upon the Collateral or otherwise shall be distributed and applied in the order and in the amounts set forth in the Deposit Account Agreement.

                 (c) The Borrower hereby authorizes each Lender, if and to the extent that the Borrower has failed to pay amounts due hereunder or under any Financing Document and as a result payment owed to such Lender is not made when due hereunder or under any other Financing Document, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due. Each Lender receiving any payment as a result of charging any such account shall promptly notify the Administrative Agent thereof and make such arrangements as the Administrative Agent shall request to share the benefit thereof in accordance with Section 2.13 and the Deposit Account Agreement.

                 (d) All computations of (i) interest hereunder based on the LIBO Rate or the Federal Funds Rate and (ii) Commitment Fees, shall be made by the Administrative Agent on the basis of a year of 360 days and all computations of interest hereunder based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                 (e) Except as contemplated by the definition of "Interest Period" for LIBO Rate Loans, whenever any payment hereunder or under any Financing Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the first Business Day preceding such required payment date.

                 (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to a Secured Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may, but shall not be required to, assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, but shall not be required to, cause to be distributed to each Secured Party on such due date an amount equal to the amount then due such Secured Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the

Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, (i) at the Federal Funds Rate for the three Business Days following demand by the Administrative Agent and (ii) the Federal Funds Rate plus 1% for each day thereafter.

                 (g) Unless the Administrative Agent shall have received notice from a Secured Party prior to the date of any borrowing, or prior to the time of any required payment by such Secured Party in respect of a ConEd Letter of Credit Disbursement, that such Secured Party will not make available to the Administrative Agent such Secured Party's portion of such borrowing or payment, the Administrative Agent may assume that such Secured Party has made such portion available to the Administrative Agent on the date of such borrowing or payment in accordance with Section 2.03 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Secured Party shall not have made such portion available to the Administrative Agent, such Secured Party and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower or the Issuing Bank (or, if the Administrative Agent and the Issuing Bank are the same person, from the date of such payment in respect of a ConEd Letter of Credit Disbursement), as applicable, until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable thereto pursuant to Section 2.06 or 2.16(g), as applicable, and (ii) in the case of such Secured Party, (y) the Federal Funds Rate for the three Business Days following demand by the Administrative Agent and (z) the Federal Funds Rate plus 1% for each day thereafter.

                 Section 2.12     Taxes.


                 (a) Any and all payments by the Borrower hereunder or under the Notes to or for the benefit of any Secured Party shall be made free and clear of and without deduction for any and all present or future taxes (including, without limitation, income, gross receipts, franchise, sales, use, personal property, license, stamp, documentary, recording, privilege or other excise tax), levies, imposts, deductions, charges or withholdings, together with any penalties, fines or interest thereon, and all liabilities with respect thereto, imposed by any Governmental Authority, excluding, income or franchise taxes measured by net income imposed under the laws of the United States or any state, or any political subdivision thereof, in which each such Secured Party is organized, or, solely in the case of each such Lender, in which the Applicable Lending Office or the principal office of such Lender is located (all such excluded net income taxes and franchise taxes hereinafter referred to as "Income Taxes" and all nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to or for the benefit of any Secured Party Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 2.12) such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable Requirement of Law.

                 (b)      In addition, without limiting the generality of this
Section 2.12, the Borrower agrees to pay any present or future stamp, documentary, recording, privilege, intangible or similar taxes or any other excise or property taxes, charges or similar levies that arise at any time or from time to time (i) from any payment made under any and all Financing Documents, (ii) from the transfer of the rights of any Secured Party under any Financing Documents to any other Secured Party or (iii) from the execution or delivery by the Borrower or any Credit Party of, or from the filing or recording or maintenance of, or otherwise with respect to, any and all Financing Documents.

                 (c) The Borrower will indemnify each Secured Party for the full amount of all Taxes excluding any Income Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by, or imposed or asserted against, such Secured Party or any Collateral, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, which Taxes are imposed or asserted in any manner resulting from or relating to or arising from the execution , delivery or performance of the Financing Documents, the Transaction Documents or the transactions contemplated thereby, whether or not such Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by such Secured Party, absent manifest error, shall be final, conclusive and binding for all purposes. Payment of this indemnification shall be made within 30 days from the date such Secured Party makes written demand therefor. With respect to any such Taxes for which any Secured Party is entitled to indemnification pursuant to this paragraph, such Secured Party, agrees to cooperate with the Borrower and to provide to it such information as may be reasonably requested by it for the purpose of establishing the entitlement of the Borrower to a refund or credit of all or any portion of such Taxes; provided, that, no Secured Party shall be required to provide to the Borrower (a) copies of any of its tax or information returns or (b) any other information which would prejudice the interests of such Secured Party (as reasonably determined by such Secured Party, in its good faith judgment) or which it reasonably deems to be of a confidential nature.

                 (d) As soon as practicable after the date of any payment of Taxes by the Borrower or other authority to the relevant Governmental Authority, the Borrower will deliver to the Administrative Agent (for delivery to each Lender) at its address referred to on its signature page hereto, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof and identifying the Taxes paid. If such receipt does not identify such Taxes paid, and no procedure exists for identifying such Taxes paid, the Borrower shall concurrently furnish to the Administrative Agent a certificate, signed by a Responsible Officer of the Borrower providing such identification. The Borrower shall compensate each Secured Party, as the case may be, for all reasonable losses and expenses sustained by such Secured Party, as a result of any failure by the Borrower to so furnish such original or copy of such receipt or such certificate.

                 (e) If any Secured Party is not organized and existing under the laws of the United States of America or any political subdivision thereof or therein (a "Foreign Secured Party"), to the extent entitled to do so under Applicable Law, such Secured Party shall furnish to the Borrower, on the Closing Date (or on the date on which such Foreign Secured Party first becomes a Secured Party pursuant to Section 9.06) a duly executed certificate to the effect that such Foreign Secured Party is entitled to receive all amounts payable under the Financing

Documents without deduction or withholding (or at a reduced rate of deduction or withholding) on account of Taxes imposed by the United States of America (i) pursuant to the terms of an applicable tax treaty in effect with the United States of America (in which case such certificate shall be accompanied by two executed copies of IRS Form 1001), or (ii) under Code Section 1441(c) (in which case such certificate shall be accompanied by two executed copies of IRS Form
4224) (such forms being the "Prescribed Forms"). If requested by the Borrower from time to time after the Closing Date (upon the obsolescence of any previously delivered form or otherwise), or if a new form is required by any applicable Requirement of Law, a Foreign Secured Party shall, to the extent required thereto under any applicable Requirement of Law, provide to the Borrower new Prescribed Forms, in each case duly executed and completed by such Foreign Secured Party. The Borrower shall not be required to indemnify any Foreign Secured Party or pay any additional amounts to any Foreign Secured Party pursuant to Sections 2.12(a), 2.12(c) or 2.12(d) to the extent that the obligation to indemnity such Foreign Secured Party or pay such additional amounts would not have arisen but for the failure by such Foreign Secured Party to comply with applicable certification, information or other documentation requirements concerning the nationality, residency, identity or connection with the United States of such Foreign Secured Party if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such amounts payable under, or for which indemnification is given pursuant to, Sections 2.12(a), (c) or (d); provided, that, the Borrower shall be required to indemnify each Foreign Secured Party to the extent that
(A) any such payment or indemnification is attributable to an enactment, promulgation or any change in or interpretation of any Requirement of Law occurring after the date hereof and (B) such deductions, withholding, payments or liabilities accrue after the date on which such Secured Party timely furnishes to the Borrower all Prescribed Forms required to be furnished by this
Section 2.12(e) with respect to such enactment, promulgation or any change in or interpretation of any Requirement of Law.

                 (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.12 shall survive the payment in full of principal and interest on the Loans hereunder and under the Notes.

                 Section 2.13 Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of a Loan made by it in excess of its Pro Rata Share of payments on account of such Loan obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loan made by it as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's Pro Rata Share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                 Section 2.14 Change of Applicable Lending Office. Without affecting its rights under Section 2.09(a), 2.09(b), 2.10 or 2.12, each of the Lenders, the Issuing Bank and the Administrative Agent agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its sole opinion) to designate a different Applicable Lending Office if such redesignation would thereafter eliminate or reduce any amounts that the Borrower is required to pay to any of the Lenders, the Issuing Bank or the Administrative Agent pursuant to such Sections; provided, that, in determining, in its sole opinion, whether designating a different Applicable Lending Office would be disadvantageous to it, the applicable Lender, the Issuing Bank or the Administrative Agent, as the case may be, shall disregard any direct financial loss of making such a designation if the Borrower agrees in form and substance satisfactory to such Lender, the Issuing Bank or the Administrative Agent, as the case may be, to indemnify and hold such Lender, the Issuing Bank or the Administrative Agent, as the case may be, harmless from such financial loss and provided, further, that any out-of-pocket costs and expenses associated with such efforts shall be paid or reimbursed by the Borrower.

                 Section 2.15 Replacement of Lenders. On each occasion that a Lender either makes a demand for compensation pursuant to Section 2.09(a), 2.09(b) or 2.12 in an amount in excess of the amount that the Borrower would have had to pay pursuant to such Sections if such Lender's Commitments were held by a Lender with respect to which no such amounts would then be payable pursuant to any such Section or is unable for a period of two consecutive months to fund or maintain LIBO Rate Loans pursuant to Section 2.10, the Borrower may, upon at least ten (10) Business Days' prior written notice to each of such Lender and the Administrative Agent, in whole permanently replace the Commitment of such Lender; provided, that, the Borrower shall replace such Commitment with the commitment of a commercial bank which is reasonably satisfactory to the Administrative Agent or any other Lender (a "Replacement Lender"). Such Replacement Lender shall, upon the effective date of replacement, purchase the Obligations owed to such replaced Lender for the aggregate amount thereof and shall thereupon for all purposes become a "Lender" hereunder. Such notice from the Borrower shall specify an effective date for the replacement of such Lender's Commitment, which date shall not be earlier than the tenth (10th) day after the day such notice is given. On the effective date of any replacement of such Lender's Commitment pursuant to this Section 2.15, the Borrower shall pay to the Administrative Agent for the account of such Lender (i) any Fees or other amounts due to such Lender to the date of such replacement, (ii) accrued interest on the principal amount of outstanding Loans held by such Lender to the date of such replacement and (iii) the amount or amounts payable to such Lender pursuant to Section 2.09(a), Section 2.09(b) or Section 2.12, as applicable. The Borrower will be liable to such replaced Lender for costs that such Lender may sustain or incur pursuant to Section 2.09(c) as a direct consequence of repayment of such Lender's Loans. Upon the effective date of repayment of any Lender's Commitment pursuant to this Section 2.15, such Lender shall cease to be a "Lender" hereunder. No such termination of any such Lender's Commitment and the purchase of such Lender's Loans pursuant to this Section 2.15 shall affect (x) any liability or obligation of the Borrower or any other Lender to such terminated Lender which accrued on or prior to the date of such termination or (y) such terminated Lender's rights hereunder in respect of any such liability or obligation.

                 Section 2.16     ConEd Letter of Credit.

                 (a) The Borrower may request the issuance of the ConEd Letter of Credit, for the account of the Borrower, at any time during the ConEd Letter of Credit Availability Period; provided, that, the ConEd Letter of Credit shall be issued only if (and a request by the Borrower for the issuance of the ConEd Letter of Credit shall be deemed a representation and warranty of the Borrower that) immediately following the issuance of the ConEd Letter of Credit, (i) the ConEd Letter of Credit Exposure shall not exceed $10,000,000, and (ii) the sum of the aggregate ConEd Letter of Credit Exposure and the aggregate principal amount of outstanding Working Capital Loans at such time shall not exceed lesser of (y) the aggregate Working Capital Loan Commitments at such time and (z) the Working Capital Loan Availability Amount effective as of such time.

                 (b) The ConEd Letter of Credit shall expire at 5:00 p.m., New York City time, on the last day of the ConEd Letter of Credit Availability Period, unless the ConEd Letter of Credit expires by its terms (or is required by Section 2.16(c) to expire) on an earlier date. The ConEd Letter of Credit shall provide for payments of drawings in Dollars.

                 (c) The issuance of the ConEd Letter of Credit shall be made on at least five Business Days' prior irrevocable written or telecopy notice (such notice to be delivered by 10:00 a.m., New York City time) from the Borrower (or such shorter notice as shall be acceptable to the Issuing Bank) to the Administrative Agent and the Issuing Bank, specifying the date of issuance, the date on which the ConEd Letter of Credit is to expire (which shall not be later than the last day of the ConEd Letter of Credit Availability Period and shall be for such period of time as is contemplated by the form of letter of credit attached hereto as Exhibit T), the amount of the ConEd Letter of Credit, the name and address of the beneficiary of the ConEd Letter of Credit, and such other information as may be necessary or desirable to complete the ConEd Letter of Credit. The Issuing Bank will give the Administrative Agent prompt notice of the issuance and amount of the ConEd Letter of Credit and the expiration date of the ConEd Letter of Credit (and the Administrative Agent shall give prompt notice thereof to each Working Capital Lender). The ConEd Letter of Credit issued hereunder will be subject to the Uniform Customs and Practices for Documentary Credits, as in effect from time to time.

                 (d) By the issuance of the ConEd Letter of Credit and without any further action on the part of the Issuing Bank, the Administrative Agent or the Working Capital Lenders in respect thereof, the Issuing Bank hereby grants to each Working Capital Lender, and each Working Capital Lender hereby acquires from the Issuing Bank, a participation in the ConEd Letter of Credit equal to such Working Capital Lender's Pro Rata Share (based on such Working Capital Lender's Working Capital Loan Commitment) of the aggregate amount available to be drawn under the ConEd Letter of Credit, effective upon the issuance of the ConEd Letter of Credit. In consideration and in furtherance of the foregoing, each Working Capital Lender having a Working Capital Loan Commitment hereby absolutely and unconditionally agrees to pay to the Administrative Agent, on behalf of the Issuing Bank, in accordance with
Section 2.03(c), such Working Capital Lender's Pro Rata Share (based on such Working Capital Lender's Working Capital Loan Commitment) of the ConEd Letter of Credit Disbursement made by the Issuing Bank and not reimbursed by the Borrower when due in accordance with Section 2.16(g); provided, that, the Working Capital Lenders shall not be obligated to make any such payment with respect to any wrongful Letter of Credit Disbursement made as a result of the gross negligence or willful misconduct of the Issuing Bank.

                 (e) Each Working Capital Lender acknowledges and agrees that its obligation to acquire participations pursuant to Section 2.16(d) in respect the ConEd Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (subject only to the proviso set forth in the last sentence of Section 2.16(d)).

                 (f) During the ConEd Letter of Credit Availability Period, from and after the date on which the ConEd Letter of Credit is issued, the Borrower shall pay to the Administrative Agent, on each Quarterly Payment Date in each year and on the date on which the Working Capital Loan Commitments shall be terminated as provided herein, (i) for the account of the Working Capital Lenders, ratably in proportion to their Working Capital Loan Commitments, a fee on the average daily aggregate amount available to be drawn under the ConEd Letter of Credit during the preceding quarter (or shorter period commencing with the Closing Date) at a rate per annum equal to the applicable LIBO Rate Margin from time to time in effect during such period pursuant to Section 2.06 and (ii) for the account of the Issuing Bank, a fee on the average daily aggregate amount available to be drawn under the ConEd Letter of Credit during the preceding quarter (or shorter period commencing with the Closing Date) at a rate per annum equal to 0.25%. Such fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Such fees shall accrue from and including the Acquisition Loan Funding Date in respect of the Astoria Bundle to but excluding the last day of the ConEd Letter of Credit Availability Period. In addition to the foregoing, the Borrower shall pay directly to the Issuing Bank, for its account, payable within 15 days after written demand therefor by the Issuing Bank has been received by the Borrower, the Issuing Bank's out-of-pocket expenses in connection with the issuance, transfer or amendment of or payment on the ConEd Letter of Credit.

                 (g) The Borrower hereby agrees to reimburse the Issuing Bank for any payment or disbursement made by the Issuing Bank under the ConEd Letter of Credit, by making payment in immediately available funds to the Administrative Agent within one Business Day after receipt of notice of such payment or disbursement, in an amount equal to the amount of such payment or disbursement, plus interest on the amount so paid or disbursed by the Issuing Bank, to the extent not reimbursed prior to 12:00 p.m. (New York City time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Issuing Bank is reimbursed by the Borrower therefor, at a rate per annum equal to the rate applicable to Base Rate Working Capital Loans during such period pursuant to Section 2.06. In the event the Borrower fails to reimburse the Issuing Bank as required by the preceding sentence, the Issuing Bank shall so notify the Administrative Agent and such payment or disbursement shall be reimbursed to the Issuing Bank as contemplated by Section 2.03(c) or Section 2.16(d), as applicable. The Issuing Bank shall give the Borrower prompt notice of each drawing under the ConEd Letter of Credit, provided, that, the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder. The Administrative Agent shall promptly pay any such amounts received by it to the Issuing Bank.

                 (h) The Borrower's obligation to reimburse ConEd Letter of Credit Disbursements as provided in Section 2.16(g) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances, including the following:

                          (i) any lack of validity or enforceability of the ConEd Letter of Credit or any other Financing Document;

                          (ii) except as otherwise provided in clause (iv) of this Section 2.16(h), the existence of any claim, setoff, defense or other right which the Borrower, any Subsidiary or any other person may at any time have against the beneficiary under the ConEd Letter of Credit, the Issuing Bank, the Administrative Agent, any Working Capital Lender or any other person in connection with this Agreement, any other Financing Document or any other related or unrelated agreement or transaction;

                          (iii) any draft or other document presented under the ConEd Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or failing to comply with the Uniform Customs and Practices for Documentary Credits, as in effect from time to time, or any statement therein being untrue or inaccurate in any respect;

                          (iv) payment by the Issuing Bank under the ConEd Letter of Credit against presentation of a draft or other document which does not comply with the terms of the ConEd Letter of Credit; provided, that, such payment was not wrongfully made as a result of the gross negligence or willful misconduct of the Issuing Bank;

                          (v) any amendment, waiver or consent in respect of this Agreement or any other Financing Document; and

                          (vi) any other act or omission or delay of any kind or any other circumstance or event whatsoever, whether or not similar to any of the foregoing and whether or not foreseeable, that might, but for the provisions of this
                 Section 2.16(h), constitute a legal or equitable discharge of the Borrower's obligations hereunder.

                 (i) It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under the ConEd Letter of Credit resulted from the Issuing Bank's gross negligence or willful misconduct,
(i) the Issuing Bank's acceptance of documents that appear on their face to comply with the requirements of the ConEd Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Bank's exclusive reliance on the documents presented to it under the ConEd Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under the ConEd Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to the ConEd Letter of Credit proves to be insufficient in any respect (so long as such document on its face appears to comply with the requirements of the ConEd Letter of Credit), and whether or not any other statement or any other document presented pursuant to the ConEd Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (iii) any noncompliance in any immaterial respect of the documents presented under the ConEd Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank. It is further understood and agreed that, notwithstanding the proviso to clause
(iv) of Section 2.16(h), the Borrower's obligation hereunder to reimburse Letter of Credit Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank to the extent that the ConEd Letter of Credit Disbursement actually discharged a liability of, or otherwise benefited, or was recovered by, the Borrower; provided, that, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages suffered by the Borrower that are caused by the Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under the ConEd Letter of Credit comply with the terms thereof.

                 (j) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under the ConEd Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telex or telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make the ConEd Letter of Credit Disbursement thereunder; provided, that, the failure to give such notice shall not relieve the Borrower of its obligation to reimburse any the ConEd Letter of Credit Disbursement in accordance with this Section 2.16. The Administrative Agent shall promptly give each Working Capital Lender notice thereof.

                 (k) The Borrower shall use the ConEd Letter of Credit solely to support its obligations under the ConEd Guarantee Agreement as required thereby.

                 (l) In the event that the Borrower is required pursuant to the terms of this Agreement to provide cash collateral in respect of the ConEd Letter of Credit Exposure, the Borrower shall deposit in an account with the Administrative Agent, for the benefit of each Lender having a Working Capital Loan Commitment, an amount in cash equal to the ConEd Letter of Credit Exposure (or such lesser amount as shall be required hereunder or thereunder). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of any outstanding ConEd Letter of Credit Exposure. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Moneys in such account shall be held and applied by the Administrative Agent in accordance with the Deposit Account Agreement.


                                  ARTICLE III

                              CONDITIONS PRECEDENT


                 Section 3.01 Conditions Precedent to the Closing Date. The obligation of the Lenders to make any Advances under this Agreement is subject to the fulfillment on the Closing Date (in form, scope and substance satisfactory to the Lenders) of the following conditions precedent:

                 (a) Financing Documents. Each of the following Financing Documents shall have been duly authorized, executed and delivered by each party thereto and shall be in full force and effect and all associated notices and acknowledgments shall have been made or waived.

                          (i)     this Agreement;

                          (ii)    the Acquisition Loan Notes;

                          (iii)   the Working Capital Loan Notes;

                          (iv)    the Borrower Security Agreement;

                          (v)     the Equity Contribution Agreement;

                          (vi) the Erie Boulevard Note, accompanied by undated assignments executed in blank;

                          (vii) the Carr Street Generating Note, accompanied by undated assignments executed in blank;

                          (viii)  the Intercompany Working Capital Agreement;

                          (ix) the Intercompany Working Capital Note, accompanied by undated assignments executed in blank;

                          (x)     the Subsidiary Guarantee;

                          (xi)    the Erie Boulevard Security Agreement;

                          (xii)   the Carr Street Generating Security
                                  Agreement;

                          (xiii)  the Security Account Control Agreement;

                          (xiv)   the Deposit Account Agreement;

                          (xv) the Closing Date Partnership Interest Pledge Agreements;

                          (xvi)   the Stock Pledge Agreement; and

                          (xvii) the Financing Statements in respect of the Borrower Security Agreement, the Erie Boulevard Security Agreement, the Carr Street Generating Security Agreement, the Closing Date Partnership Interest Pledge Agreements and the Stock Pledge Agreement.

                 (b) Project Contracts. Receipt of a copy of each of the following duly executed and delivered Project Contracts certified by a Responsible Officer of the Borrower. All conditions precedent contained in such Project Contracts shall have been satisfied or waived (as determined or approved by the Lead Arrangers) in accordance with the terms thereto:

                          (i)     the Strategic Alliance Agreements;

                          (ii) the COSI Support Agreements in respect of the NiMo Assets O&M Agreement and the Carr Street Generating Station O&M Agreement;

                          (iii)   the COSI Consent;

                          (iv)    the Transition Power Contract;

                          (v)     the NiMo Assets O&M Agreement;

                          (vi) the Nine Mile Point One Emergency Power Supply Agreement;

                          (vii)   the NiMo Interconnection Agreement;

                          (viii)  the NiMo Site Agreement;

                          (ix)    the NiMo Transition Operations Services
                                  Agreement;

                          (x)     the COSI Cold Water Consent;

                          (xi)    the Capacity Sale and Tolling Agreement;

                          (xii)   the Carr Street Generating Station O&M
                                  Agreement;

                          (xiii)  the COSI Carr Street Consent;

                          (xiv)   the NiMo Consent; and

                          (xv)    the CPS Consent.


                 (c) Borrowing Notice. The Administrative Agent shall have received a Notice of Acquisition Borrowing in accordance with the terms of
Section 2.03(a).

                 (d) Corporate Proceedings. Receipt of copies of (i) all partnership actions taken by or on behalf of the Borrower authorizing the execution, delivery and performance of this Agreement and each other Transaction Document to which the Borrower is a party, certified by a Responsible Officer of the Borrower, (ii) all corporate or partnership action taken by or on behalf of each other Credit Party (other than Astoria Generating) and, each Major Project Party (other than ConEd and COSI Astoria) authorizing the execution, delivery and performance of each Transaction Document to which such Person is a party, certified by a Responsible Officer of such Credit Party or Major Project Party, as the case may be, and (iii) all other documents evidencing other necessary corporate, partnership or other action of each Credit Party (other than Astoria Generating) with respect to the Financing Documents to which it is a party, certified by a Responsible Officer of such Credit Party.

                 (e) Incumbency; Responsible Officer Certificates. Receipt of a certificate of a Responsible Officer of the Borrower and each other Credit Party (other than Astoria Generating, with respect to clause (x) following and including Astoria Generating with respect to clause (y) following) certifying (x) the names and true signatures of the officers or authorized representatives of such Credit Party authorized to sign the Financing Documents to which it is a party and the other documents to be delivered thereunder and (y) a copy of the Governing Documents of any Credit Parties as in effect on the Closing Date.

                 (f) Good Standing Certificates. Receipt of copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction evidencing the good standing of the Borrower and each other Credit Party (other than Astoria Generating) in the jurisdiction of incorporation or its organization, as the case may be, and in every jurisdiction where the character of such Person's properties or the nature of its activities make such qualifications necessary.

                 (g) Legal Opinions. The Lead Arrangers shall have received the following legal opinions: (i) Thelen Reid & Priest, special counsel to the Credit Parties; (ii) Kirkland & Ellis, special counsel to the Borrower Entities and the Sponsor; (iii) Nixon, Hargrave, Devans & Doyle, special counsel to the Borrower and Erie Boulevard, and (iv) Read and Laniado, special counsel to the Borrower.

                 (h) Acquisition. Receipt of a copy of (i) the NiMo Asset Acquisition Agreement, in the form presented to the Lenders on the Closing Date, certified by a Responsible Officer of the Borrower and all conditions precedent to the obligation of Erie Boulevard thereunder shall have been satisfied (as determined by the Lenders) or waived (as approved by the Lenders) and (ii) the Carr Street Asset Acquisition Agreement certified by a Responsible Officer of the Borrower.

                 (i) Projections. Receipt, on or prior to the Closing Date, of the Projections mutually acceptable to the Borrower and the Lead Arrangers.

                 (j) Governmental Approvals. Receipt of a certificate from a Responsible Officer of the Borrower (i) attaching copies of those Closing Date Governmental Approvals appearing on Parts A-1, B-1 and C-1 of
Schedule 4.04 and stating that all such Closing Date Governmental Approvals have been duly obtained and are in full force and effect, not subject to any appeal or similar proceeding, except only as to an appeal or similar proceeding that is specifically set forth on Parts A-3, B-3 or C-3 of Schedule 4.04 , as applicable, (ii) certifying that those Closing Date Governmental Approvals appearing on Parts A-2, B-2 and C-2 of Schedule 4.04 have been duly obtained and are in full force and effect, copies of which are expected to be received in the ordinary course of business without undue expense or delay, and that are not subject to any appeal or similar proceeding, except only as to an appeal or similar proceeding that is specifically set forth on Parts A-3, B-3 or C-3 of
Schedule 4.04 , as applicable, and (iii) certifying that the Borrower has no reason to believe that all Governmental Approvals appearing on Parts A-4, B-4, C-4, D-1 and D-2 respectively, of Schedule 4.04 will not be obtained by the dates by which they are required and no other Governmental Approvals are required for the ownership or operation of the NiMo Assets or Carr Street Generating Station as contemplated by the Transaction Documents.

                 (k) Independent Engineer's Report. Receipt of the Independent Engineer's Report, addressing all aspects of the Portfolio Assets, including, without limitation, the forecasted operating and capital costs (including real estate taxes) of the Portfolio Assets, the ability of the Portfolio Assets to operate as expected, forecasted heat rates, overall assessment of the Portfolio Assets and forecasted electricity generation revenues for the Borrower Entities, fuel-related matters, environmental matters and hydrology characteristics.

                 (l) Power Market Consultant Report. Receipt of the Power Market Consultant Report, as to matters relating to the New York Power Pool, the New York Independent System Operator Market and electric power sales transactions in New York and other markets available to the Portfolio Assets for the sale of its electricity and capacity.

                 (m) Fuel Report. Receipt of a fuel report from the Independent Engineer, in form and substance satisfactory to the Lead Arrangers.

                 (n) Fees and Expenses. All fees and expenses due and payable by the Borrower or any other Credit Party to any Secured Party pursuant to any Financing Document on or prior to the Closing Date shall have been paid to the extent invoiced to the Borrower at least one (1) Business Day prior to the Closing Date.

                 (o) Equity Contribution. The Sponsor shall have (i) made an irrevocable and unconditional cash equity contribution to the account of the Borrower in an amount equal to the Equity Contribution Amount, and such amount shall have been deposited into the Equity Proceeds Account for application therefrom pursuant to the terms of the Deposit Account Agreement, and (ii) taken such action as is necessary to make the representation and warranty set forth in the first sentence of Section 4.25 true and correct as of the Closing Date.

                 (p)      No Legal Proceedings.  Except as set forth on
Schedule 4.05 hereto, there shall be no (i) injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator, court or other Governmental Authority in connection with the transactions provided for herein or in the other Transaction Documents, or (ii) litigation, investigation or proceedings before any arbitrator, court or other Governmental Authority pending or, to the Borrower's knowledge threatened (A) against the Borrower, any Credit Party, any Portfolio Asset or any other Major Project Party or any of their respective properties, revenues or assets or (B) with respect to this Agreement or the other Transaction Documents or any of the transactions contemplated hereby or thereby. To the Borrower's knowledge, there is no reasonable basis for any of the foregoing and a Responsible Officer of the Borrower shall have delivered a certificate of a Responsible Officer of as to the matters set forth in this Section 3.01(p).

                 (q) Financial Statements; Federal Tax ID Numbers. Receipt of (i) balance sheets for each Borrower Entity (other than Carr Street Generating) and balance sheets and financial statements of each other Credit Party, prepared in accordance with GAAP and certified as to accuracy by a Responsible Officer of each such Credit Party, (ii) the most recent balance sheets and financial statements of COSI and its Subsidiaries, CPS and, to the extent reasonably available to the Borrower, each other Major Project Party as at the end of their respective fiscal years and the related statements of income, retained earnings and cash flows of such Major

Project Party, for such fiscal year, all in reasonable detail and (iii) the Federal tax identification numbers and addresses of each Person delivering financial statements under Section 3.01(q)(i).

                 (r) Establishment of Accounts. All Accounts and sub-accounts thereof shall have been established pursuant to the Transaction Documents and the Borrower shall have contemporaneously made, or caused to be made, the initial deposits into (i) the Debt Service Reserve Account, in an amount not less than $20,000,000 and (ii) the Major Maintenance Reserve Account in an amount not less than $5,000,000.

                 (s) Perfection of Security Interests. All filings, recordings and other actions that are necessary or, in the reasonable opinion of the Lenders, desirable in order to establish, protect and preserve the Administrative Agent's (for the benefit of the Secured Parties) first priority lien on and, perfected security interest in all right, title, estate and interest in and to the Collateral covered by the Security Documents executed and delivered as of the Closing Date, on the terms set forth therein, shall have been duly made or taken or satisfactory arrangements to make such filings promptly following the Closing Date shall be established. Upon making such filings, the Administrative Agent (for the benefit of the Secured Parties) shall have, on the terms set forth in such Security Documents, a first priority lien on and perfected security interest in all right, title, estate and interest in and to the applicable Collateral, in each case prior and superior to all other Liens except Permitted Liens.

                 (t) Real Estate Matters. In respect of (i) the NiMo Assets, receipt of one or more original owner's policies of title insurance issued by Chicago Title Company, Lawyers Title Company or one or more other title companies acceptable to the Lead Arrangers with such endorsements and coverage as the Lead Arrangers request covering all real property interests constituting part of the NiMo Assets, and (ii) the Carr Street Generating Station, receipt of (A) an original owner's policy of title insurance issued by TICOR Title Company or another title company acceptable to the Lead Arrangers with such endorsements and coverage as the Lead Arrangers request covering the real property interests constituting part of the Carr Street Generating Station and (B) a survey conducted by a licensed surveyor satisfactory to the Lead Arrangers containing a certification satisfactory, and showing no state of facts unsatisfactory, to the Lead Arrangers, in respect of all real property interests constituting part of the Carr Street Generating Station.

                 (u) Insurance. (i) Receipt, from the Insurance Consultant, of the Insurance Consultant's Report in respect of the insurance coverages for the Portfolio Assets, (ii) all insurance policies required to be maintained by any Borrower Entity pursuant to Section 5.06 shall have been obtained, shall be in full force and effect on the Closing Date and not subject to cancellation without prior notice, all such insurance policies shall comply in all material respects with the requirements of Schedule 5.06, all premiums then due and payable thereon shall have been paid and the Lead Arrangers shall have received a certificate from the Insurance Consultant as to the matters set forth in this clause (ii), (iii) the Borrower shall deliver or cause to be delivered originals or certified copies of all policies evidencing such insurance described in clause (ii) of this Section 3.01(u) (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer) in form and substance satisfactory to the Lead Arrangers, and (iv) the Insurance Consultant shall have approved all insurance policies, applications, disclosures and other information provided to or obtained from, as the case may be, all insurers providing the insurances identified in Schedule 5.06.

                 (v) Intellectual Property. The Borrower shall provide satisfactory evidence to the Lenders that it, Erie Boulevard and Carr Street Generating has obtained, on or prior to the Closing Date, all Intellectual Property rights contemplated by Section 4.19.

                 (w) Operating Budget. The Lead Arrangers and the Independent Engineer shall have received an Operating Budget conforming to the requirements set forth in the definition thereof and otherwise reasonably acceptable to them.

                 (x) Process Agent. Receipt of evidence that each Credit Party has each irrevocably appointed as its agent for service of process National Registered Agents, Inc. (or another Person satisfactory to the Lead Arrangers), and that each such agent has accepted the appointment and has agreed to forward forthwith to such Credit Party all legal process in New York, New York addressed to such Credit Party as applicable, received by such agent.

                 (y) Year 2000 Compliance. Receipt of (a) a certificate from a Responsible Officer of the Borrower certifying that each Borrower Entity will become Year 2000 Compliant on a timely basis (and in any event, prior to December 31, 1999), and (b) the Y2K Audit.

                 (z) Regulatory Change. Receipt of a certificate of a Responsible Officer of the Borrower certifying that no Regulatory Change has occurred and is continuing.

                 (aa) Fee Side Letters. Each Lead Arranger and the Administrative Agent shall have received a copy of each such Person's respective Fee Side Letter, in form and substance satisfactory to such Person.

                 (bb) Officer's Certificate. Receipt of a certificate from a Responsible Officer of the Borrower (A) certifying that (i) all representations and warranties made by the Borrower in Article IV hereof are true in all respects, (ii) each Borrower Entity has duly performed and complied with each of the obligations required under the Project Contracts to which each is a party, (iii) no Default or Event of Default has occurred and is continuing, (iv) each Project Contract to which any Borrower Entity is a party remains in full force and effect, (v) no event has occurred which could reasonably be expected to cause a Material Adverse Effect, both before and after giving effect to the transactions contemplated to occur on the applicable Acquisition Loan Funding Date, and (vi) all utility services necessary for the operation and maintenance of the NiMo Assets and the Carr Street Generating Station in accordance with Prudent Industry Practice are available and have been obtained and (B) attaching schedules for the Astoria Bundle disclosing information as if the Astoria Bundle were being acquired as of the Closing Date and Astoria Generating were a Borrower Entity, as of the Closing Date, and certifying that such schedules have been prepared in good faith and that to the Borrower's knowledge such schedules are true and correct in all material respects, as of the Closing Date, in respect of the Astoria Bundle.

                 (cc) Lien Searches. Receipt of results of a recent search by a Person satisfactory to the Lenders of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Credit Parties, and the results of such search shall be reasonably satisfactory to the Lenders.

                 (dd) Other Documents; Information. The Lead Arrangers shall have received (with a copy for each of the other Lenders) all such other statements, certificates, documents and other information with respect to the matters contemplated by this Agreement and the other Financing Documents and Transaction Documents as the Lead Arrangers or any Lender may reasonably request.

                 Section 3.02 Conditions Precedent to the Acquisition Loan Funding Date in respect of the Astoria Bundle. The obligation of any Lender to make any Acquisition Loan Advance in respect of the Astoria Bundle and the obligation of the Issuing Bank to issue the ConEd Letter of Credit under this Agreement is subject to the fulfillment on the relevant Acquisition Loan Funding Date (in form, scope and substance satisfactory to the Lenders) of the following conditions precedent:

                 (a)      Closing Date Conditions.  The conditions set forth in
Section 3.01 shall have been satisfied as of the Closing Date. No Closing Failure shall have occurred.

                 (b) Borrowing Notice. The Administrative Agent shall have received a Notice of Acquisition Borrowing in accordance with the terms of
Section 2.03(a).

                 (c) Financing Documents. The Intercompany Working Capital Note executed and delivered by Erie Boulevard and Carr Street Generating on the Closing Date shall be paid in full by Erie Boulevard and Carr Street Generating and cancelled, and a new Intercompany Working Capital Note shall be executed by each of the Subsidiaries of the Borrower, accompanied by undated assignments executed in blank, and delivered to the Administrative Agent. In addition, each of the following Financing Documents shall have been duly authorized, executed and delivered and shall be in full force and effect and all associated notices and acknowledgments shall have been made or waived:

                          (i) the Astoria Generating Note, accompanied by undated assignments executed in blank;

                          (ii) the Supplemental Agreement (with exhibits and schedules attached thereto in form and substance reasonably acceptable to the Lead Arrangers);

                          (iii)   the Astoria Generating Security Agreement;

                          (iv)    the Astoria First Mortgage;

                          (v)     the Astoria Supplemental Mortgage;

                          (vi) the Astoria Generating Effective Date Partnership Interest Pledge Agreements; and

                          (vii) the Financing Statements in respect of the Astoria Generating Security Agreement, the Astoria Mortgages and the Astoria

                                  Generating Effective Date Partnership
                                  Interest Pledge Agreements.

                 (d) Project Contracts. Receipt of a copy of each of the following duly executed and delivered Project Contracts certified by a Responsible Officer of the Borrower. All conditions precedent contained in such Project Contracts shall have been satisfied or waived (as determined or approved by the Lead Arrangers) in accordance with the terms thereof:

                          (i)     the Installed Capacity Purchase Contract;

                          (ii)    the Astoria Generating Tolling Agreement;

                          (iii)   the Astoria Bundle O&M Agreement;

                          (iv)    the Astoria Continuing Site Agreement;

                          (v)     the Gowanus Continuing Site Agreement;

                          (vi)    the Narrows Continuing Site Agreement;

                          (vii)   the Astoria Zoning Lot Agreement;

                          (viii)  the Gowanus Zoning Lot Agreement;

                          (ix)    the A-10 License;

                          (x)     the A-0 License;

                          (xi)    the ConEd Consent;

                          (xii)   the COSI Astoria Consent;

                          (xiii)  the LDC Supply Agreements;

                          (xiv)   the LDC Consents; and

                          (xv) the COSI Support Agreement in respect of the Astoria Bundle.

                 (e) Corporate Proceedings. Receipt of copies of (i) all partnership actions taken by or on behalf of Astoria Generating, authorizing the execution, delivery and performance of each Transaction Document to which it is a party, certified by a Responsible Officer of Astoria Generating, (ii) all corporate or partnership action taken by or on behalf of each of ConEd and COSI Astoria authorizing the execution, delivery and performance of each Transaction Document to which such Person is a party, certified by a Responsible Officer of ConEd or COSI Astoria, as the case may be, and (iii) all other documents evidencing other necessary corporate, partnership or other action of Astoria Generating or any other Credit Party with respect to the Financing Documents to which it is a party, certified by a Responsible Officer of such Credit Party.

                 (f) Incumbency; Responsible Officer Certificates. Receipt of a certificate of a Responsible Officer of Astoria Generating certifying the names and true signatures of the officers or authorized representatives of Astoria Generating authorized to sign the Financing Documents to which it is a party and the other documents to be delivered thereunder.

                 (g) Good Standing Certificates. Receipt of copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction evidencing the good standing of Astoria Generating in the jurisdiction of incorporation or its organization, as the case may be, and in every jurisdiction where the character of such Person's properties or the nature of its activities make such qualifications necessary.

                 (h) Acquisition. Receipt of a copy of the Astoria Asset Acquisition Agreement in the form presented to the Lenders on the Closing Date, certified by a Responsible Officer of the Borrower, and all conditions precedent to the obligation of Astoria Generating thereunder shall have been satisfied (as determined by the Lenders) or waived (as approved by the Lenders) provided; that a waiver by Astoria Generating of the condition precedent therein requiring formation of the New York ISO shall be deemed to be approved by the Lenders.

                 (i) Equity Contribution. The Borrower shall have made an irrevocable and unconditional cash equity contribution to the account of Astoria Generating in an amount equal to the difference between (i) the aggregate amount of all Acquisition Costs attributable to the Astoria Bundle minus, (ii) the aggregate Acquisition Loan Commitments then existing, in accordance with the terms of the Equity Contribution Agreement and such amount shall have been deposited into the Equity Proceeds Account, for application therefrom pursuant to the terms of the Deposit Account Agreement.

                 (j) Legal Opinions. The Lead Arrangers shall have received the following legal opinions: (i) Thelen Reid & Priest, special counsel to the Borrower and Astoria Generating; (ii) Kirkland & Ellis, special counsel to the Borrower and Astoria Generating; and (iii) Read and Laniado, special counsel to the Borrower, all in form and substance reasonably acceptable to the Lead Arrangers.

                 (k)      Governmental Approvals.   Receipt of a certificate
from a Responsible Officer of the Borrower (i) attaching copies of those Governmental Approvals appearing on Part D-1 of Schedule 4.04 and stating that all such Governmental Approvals have been duly obtained and are in full force and effect, not subject to any appeal or similar proceeding except only as to an appeal or similar proceeding that is specifically set forth on Part D-3 of
Schedule 4.04, (ii) certifying that those Governmental Approvals appearing on Part D-2 of Schedule 4.04 have been duly obtained and are in full force and effect, copies of which are expected to be received in the ordinary course of business without undue expense or delay, and that are not subject to any appeal or similar proceeding except only as to an appeal or similar proceeding, that is specifically set forth on Part D-3 of Schedule 4.04, and (iii) certifying that the Borrower has no reason to believe that all Governmental Approval appearing on Part D-4 of Schedule 4.04 will not be obtained by the dates by which they are required and that no other Governmental Approvals are required for the ownership or operation of the Astoria Bundle as contemplated by the Transaction Documents.

                 (l) Perfection of Security Interests. All filings, recordings and other actions that are necessary or desirable in the reasonable opinion of the Lenders in order to establish, protect and preserve the Administrative Agent's (for the benefit of the Secured Parties) first priority lien on and, perfected security interest in all right, title, estate and interest in and to the Collateral covered by the Security Documents executed and delivered as of the relevant Acquisition Loan Funding Date, on the terms set forth therein, shall have been duly made or taken or satisfactory arrangements to make such filings promptly following the Closing Date shall be established. Upon making such filings, the Administrative Agent (for the benefit of the Secured Parties) shall have, on the terms set forth in such Security Documents, a first priority lien on and perfected security interest in all right, title, estate and interest in and to the applicable Collateral, in each case prior and superior to all other Liens except Permitted Liens.

                 (m) Real Estate Matters. Receipt of (i) one or more original lender's policies of title insurance issued by Commonwealth Land Title Insurance Company or one or more other title companies acceptable to the Lead Arrangers with such endorsements and coverage as the Lead Arrangers request insuring the liens created by the Astoria First Mortgage in a manner acceptable to the Lead Arrangers, (ii) one or more original owner's policies of title insurance issued by Commonwealth Land Title Insurance Company or one or more other title companies acceptable to the Lead Arrangers with such endorsements and coverage as the Lead Arrangers request covering the real property interests encumbered by the Astoria First Mortgage, and (iii) surveys conducted by licensed surveyors satisfactory to the Lead Arrangers containing certifications satisfactory, and showing no state of facts unsatisfactory, to the Lead Arrangers, in respect of the real property interests encumbered by the Astoria First Mortgage.

                 (n) Intellectual Property. The Borrower shall provide satisfactory evidence to the Lead Arrangers that Astoria Generating has obtained all Intellectual Property rights required or contemplated by Section
4.19 on or prior to the relevant Acquisition Loan Funding Date.

                 (o) Regulatory Change. Receipt of a certificate of a Responsible Officer of the Borrower certifying that no Regulatory Change has occurred and is continuing.

                 (p) UCC Searches. Receipt of results of a recent search by a Person satisfactory to the Lenders of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Credit Parties, and the results of such search shall be reasonably satisfactory to the Lenders.

                 (q) Officer's Certificate. Receipt of a certificate from a Responsible Officer of the Borrower certifying that (i) all representations and warranties made by the Borrower in Article IV hereof are true in all respects as if made on and as of the relevant Acquisition Loan Funding Date except to the extent that such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, (ii) each Borrower Entity has duly performed and complied with each of the obligations required under the Project Contracts to which each is a party, (iii) no Default or Event of Default has occurred and is continuing, (iv) each Project Contract to which any Borrower Entity is a party remains in full force and effect, (v) no event has occurred which could reasonably be expected to cause a Material Adverse Effect, both before and after giving effect to the transactions contemplated to occur on the applicable Acquisition Loan Funding Date (vi) all utility services necessary for the operation and maintenance of the Astoria Bundle in accordance with Prudent Industry Practice are available and have been obtained and (vii) no Closing Failure has occurred as of such Acquisition Loan Funding Date.

                 (r) Other Documents; Information. The Lead Arrangers shall have received (with a copy for each of the other Lenders) all such other statements, certificates, documents and other information with respect to the matters contemplated by this Agreement and the other Financing Documents and Transaction Documents as the Lead Arrangers or any Lender may reasonably request.

                 Section 3.03 Conditions Precedent to Working Capital Loans. The obligation of any Lender to make its respective Working Capital Advance and the obligation of the Issuing Bank to issue the ConEd Letter of Credit under this Agreement is subject to the fulfillment on the applicable Working Capital Loan Funding Date in a manner satisfactory to each such Lender of the following conditions precedent:

                 (a) Notice of Working Capital Loan. The Administrative Agent shall have received (with a copy for each of the other Working Capital Lenders) a Notice of Working Capital Borrowing in accordance with the terms of
Section 2.03(b).

                 (b) Representations and Warranties. The representations and warranties made by the Credit Parties under this Agreement and in each other Financing Document to which each such Person is a party shall be true and correct in all material respects (both before and after giving effect to the proposed Working Capital Loan) on and as of the Working Capital Loan Funding Date as though made on and as of the Working Capital Loan Funding Date, except to the extent that such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                 (c) Event of Default. No Default or Event of Default shall have occurred and be continuing under any Transaction Document (both before and after giving effect to the proposed Working Capital Loan) on and as of such Working Capital Loan Funding Date.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES



                 In order to induce the Secured Parties to enter into this Agreement and the other agreements contemplated hereby, the Borrower makes the following representations and warranties to the Secured Parties:

                 Section 4.01 Existence; Due Qualification; Compliance With Law. Each Borrower Entity (a) is duly formed, validly existing and in good standing under the laws of the respective jurisdiction of its formation, (b) has all requisite power and authority to own its





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
property and assets, to borrow money and to transact the business in which it is presently engaged and in which it proposes to be engaged, (c) has duly qualified and is authorized to do business and is in good standing in every jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary and (d) is in full compliance with its Governing Documents, all Contractual Obligations, all applicable Requirements of Law and all Governmental Approvals, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

                 Section 4.02 Power; Authority; No Violation; Binding Effect. (a) The execution, delivery and performance by the Borrower Entities of the Transaction Documents to which each is a party and the consummation of the transactions contemplated thereby (i) are within their respective powers,
(ii) have been duly authorized by all necessary corporate or partnership action, (iii) do not and will not contravene (A) their respective Governing Documents or (B) any material Requirement of Law, any material Contractual Obligation or any material Governmental Approval binding on or affecting any of them and (iv) do not and will not conflict with or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except Permitted Liens) upon any of their respective properties or assets pursuant to, the terms of any material Contractual Obligation binding on or affecting any of them.

                 (b) Each Borrower Entity has duly executed and delivered each Transaction Document to which it is a party. Each Transaction Document constitutes the legal, valid and binding obligation of each Borrower Entity (to the extent it is a party thereto), enforceable against such Borrower Entity in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

                 Section 4.03 Ownership of Property. Except as otherwise set forth on Schedule 4.03 hereto, each Borrower Entity has good title to, or valid leasehold, easement or right-of-way interests in, the material property, assets or revenues which it purports to own, lease or hold any such interest in, free and clear of all Liens (except Permitted Liens), including possession of all required real estate interests and licenses, Intellectual Property and other proprietary rights.

                 Section 4.04 Governmental Approvals. (i) Except as otherwise set forth on Schedule 4.04 attached hereto, no Governmental Approval or approval of any other Person (except such as have been duly obtained, made or given, and are in full force and effect) is required to authorize, or is required in connection with (a) the execution, delivery or performance of any Transaction Document by any Borrower Entity or the consummation of any of the transactions contemplated thereby (including, without limitation, the purchase of the Portfolio Assets and the granting of Liens pursuant to the Security Documents), (b) the ownership, maintenance or operation of the Portfolio Assets by the relevant Borrower Entity or (c) the legality, validity, binding effect or enforceability of any Transaction Document. Except as otherwise set forth on Schedule 4.04, all applicable waiting periods (including appeal periods) relating to any such Governmental Approval or other approval which are required and have been obtained have expired without any adverse action taken with respect thereto.





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
                 (ii) On each Acquisition Loan Funding Date, each Working Capital Loan Funding Date and the date of issuance of the ConEd Letter of Credit, each of the Governmental Approvals and other consents and approvals listed on Parts A-1, A-2, B-1, B-2, C-1 and C-2 of Schedule 4.04, is in full force and effect, is not subject to any appeal or similar proceeding, except as such appeal or similar proceeding is expressly described on Part A-3, Part B-3 and Part C-3 of Schedule 4.04, as applicable. On the Acquisition Loan Funding Date in respect of the Astoria Bundle, each Working Capital Loan Funding Date from and after the occurrence of the Acquisition Loan Funding Date in respect of the Astoria Bundle and on the date of issuance of the ConEd Letter of Credit, each of the Governmental Approvals and other consents and approvals listed on Parts D-1 and D-2 of Schedule 4.04 is in full force and effect, is not subject to any appeal or further proceeding, except as such appeal or similar proceeding is expressly described on Part D-3 of Schedule 4.04. The Borrower has no reason to believe, after reasonable inquiry, that (y) as of the Closing Date, any of the Governmental Approvals and other consents and approvals listed on Parts D-1 and D-2 of Schedule 4.04 cannot or will not be obtained or made in the normal course of business as and when required and without material expense, and in all events, prior to March 1, 2000, and (z) any of the Governmental Approvals and other consents and approvals listed on Parts A-4, B-4, C-4 and D-4 of Schedule 4.04 cannot or will not be obtained or made in the ordinary course of business as and when required and without material expense or delay. No Borrower Entity is in violation of any condition in any material Governmental Approval.

                 Section 4.05     Legal Proceedings.  Except as set forth on
Schedule 4.05 attached hereto, there is no (a) injunction, writ, preliminary restraining order or order of any nature issued by an arbitrator, court or other Governmental Authority against any Borrower Entity, or, to the Borrower's knowledge, against any other Major Project Party, in connection with the transactions provided for herein or in the other Transaction Documents, or (b) action, suit, arbitration, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority pending against (i) any Borrower Entity or, to the Borrower's knowledge, threatened against any Borrower Entity nor, to the Borrower's knowledge, is there any reasonable basis for any such action, suit arbitration, litigation, investigation or proceeding, or, (ii) to the Borrower's knowledge, pending or threatened against any other Major Project Party, which, solely with respect to this clause (ii), could reasonably be expected to result in a material adverse affect on the financial condition of such Major Project Party or such Major Project Parties' ability to fulfill its obligations under the Project Contract to which it is a party.

                 Section 4.06 Financial Statements. Each financial statement of the Sponsor, each Borrower Entity, and to the Borrower's knowledge, the Major Project Parties, delivered by the Borrower to the Lead Arrangers, Lenders or the Administrative Agent, on the Closing Date was prepared in accordance with GAAP and fairly presents the financial condition of such party as of the date of such financial statement. Each financial statement of the Credit Parties, delivered from time to time by the Borrower as required hereunder, was prepared in accordance with GAAP and fairly presents the financial condition of such party as of the date of such financial statement.

                 Section 4.07 Indebtedness. On each Acquisition Loan Funding Date and Working Capital Loan Funding Date, no Borrower Entity has any outstanding Indebtedness other than Permitted Indebtedness.





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
                 Section 4.08 No Default. No Default or Event of Default has occurred and is continuing.

                 Section 4.09 Taxes. Each Borrower Entity has filed all tax returns required to be filed by it and has paid all taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those being contested in good faith and by appropriate proceedings and for which Acceptable Reserves have been established. No tax Liens have been filed and no claims or assessments are currently being asserted or, to the Borrower's knowledge, are reasonably expected to be asserted with respect to any such taxes or other charges.

                 Section 4.10 Use of Proceeds. All proceeds of the Loans will be used only for the purposes specified in Sections 2.01(d) and 2.02(d), as applicable. No part of the proceeds of any Loan and no proceeds of the ConEd Letter of Credit will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to any other Person for the purpose of purchasing or carrying any Margin Stock.

                 Section 4.11 Compliance with ERISA. The Borrower and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. Neither the Borrower nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which in either case would trigger the provisions of Section 412(n) or 401(a)(29) of the Code (or any corresponding provisions of ERISA) or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA.

                 Section 4.12 Material Liabilities. No Borrower Entity has any material liabilities (actual or contingent) other than those (a) existing on the Closing Date as set forth in Schedule 4.12 hereto, as set forth in its most recent financial statements or in the Operating Budget, (b) arising out of, or expressly permitted by, this Agreement or the other Transaction Documents to which it is, or is to become, a party or (c) liabilities incurred, existing or assumed after the Closing Date pursuant to written agreements, contracts, commitments and/or arrangements of any Borrower Entity, entered into in the ordinary course of business permitted pursuant to the Financing Documents and which individually or in the aggregate would not reasonably likely to result in a material adverse effect on such Borrower Entity's financial condition or its ability to fulfill its obligations under the Transaction Documents to which it is a party.

                 Section 4.13 Regulation of Parties. (a) Each of the Borrower Entities and COSI Cold Water, COSI Carr Street and COSI Astoria is an "exempt wholesale generator" under Section 32 of PUHCA. So long as the Borrowing Entities and COSI Cold Water, COSI Carr Street and COSI Astoria are owning and operating the Portfolio Assets and are "exempt wholesale generators" under Section 32 of PUHCA, none of the Borrowing Entities nor any Credit Party nor any of COSI Cold Water, COSI Carr Street and COSI Astoria is, and none will





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
be, solely as a result of its participation in the transactions contemplated hereby or by any other Transaction Document, or as a result of the ownership, use or operation of the Portfolio Assets, subject to regulation by the Securities and Exchange Commission as a "public-utility company," an "electric utility company," a "holding company" or a "subsidiary" or "affiliate" of any of the foregoing under PUHCA. So long as the owner and each operator of the Portfolio Assets is an "exempt wholesale generator" under Section 32 of PUHCA, none of the Lenders will, solely as a result of its or their ownership or operation of the Portfolio Assets upon the exercise of remedies under the Security Documents, be subject to regulation by the Securities and Exchange Commission as a "public-utility company," an "electric utility company," a "holding company," or a subsidiary or affiliate of any of the foregoing under PUHCA.

                 (b) None of the Credit Parties is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                 Section 4.14 Security Documents. The Security Documents, together with all necessary recordings thereof and filings with respect thereto, are effective to create as security for the Loans, valid and enforceable Liens in and on all of the Collateral described in each such Security Document in favor of the Administrative Agent (for the benefit of the Secured Parties), and upon making the filings referenced in Schedule 4.14 hereof in the applicable filing or recording office in accordance with applicable Requirements of Law, all necessary and appropriate recordings and filings will have been made, and, upon taking possession of the equity security and accompanying stock powers to be delivered to the Administrative Agent pursuant to the Stock Pledge Agreement all other necessary and appropriate action has been taken so that each such Security Document creates a perfected Lien (other than with respect to vehicles or any emergency response boat) on and security interest in the Collateral covered thereby and appropriate consents to the action, perfection and enforcement of such Liens have been obtained from each of the Project Parties superior to and prior to the rights of all other Persons, subject only to Permitted Liens. All taxes, fees and other charges payable in connection therewith will have either been paid in full by the Borrower or arrangements for the payment of such amounts satisfactory to the Administrative Agent shall have been made.

                 Section 4.15     Accuracy and Completeness of Information.
(a) All factual written information heretofore or contemporaneously created and furnished by or on behalf of any Credit Party to the Lead Arrangers, the Administrative Agent or any Lender, for purposes of, or in connection with, this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby is, and all such other factual information hereafter furnished by or on behalf of any Credit Party to the Lead Arrangers, the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is given, dated or certified and not incomplete by omitting to state any material fact necessary to make such information not materially misleading at such time, in each case taken as a whole together with all other information theretofore or contemporaneously supplied; provided, that, no representation or warranty is made with regard to
(a) any projections or other forward- looking statements provided by the Borrower, including the Projections (except as set forth in Section 4.26 below) and (b) general market information.





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
                 (b) The Borrower has made a reasonable inquiry in respect of factual written information heretofore or contemporaneously created and furnished by or on behalf of any Person (other than any Credit Party) to the Lead Arrangers, the Administrative Agent or any Lender, for purposes of, or in connection with, this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby. To the knowledge of the Borrower based on such inquiry, all such factual information is true and accurate in all material respects on the date as of which such information is given, dated or certified and is not incomplete by omitting to state any material fact necessary to make such information not materially misleading at such time, in each case taken as a whole together with all other information theretofore or contemporaneously supplied.

                 (c) There is no fact known to any Credit Party which has, or could reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the financial statements of any Credit Party, or any certificate or other written statement made or furnished by any Credit Party to the Lead Arrangers or the Administrative Agent.

                 Section 4.16 Project Contracts. The Borrower has delivered to the Lenders prior to the date hereof, true, correct and complete copies of the Project Contracts in effect as of the date hereof and all of the Governing Documents of each Credit Party in existence as of the date hereof. As of the date hereof, none of such Project Contracts or Governing Documents has been amended, modified or terminated except in accordance herewith and as disclosed in writing to the Administrative Agent, the representations and warranties of each Borrower Entity and, to the Borrower's knowledge each Major Project Party, in each such Project Contract to which each such Person is a party are true and correct in all material respects and, to the Borrower's knowledge, no other party to a Project Contract is in default of such party's material obligations thereunder.

                 Section 4.17 Property Rights, Utilities, Etc. All easements, leasehold and other property interests, and all utility and other services, means of transportation, facilities, other materials and other rights that are necessary for the acquisition, operation and maintenance of the Portfolio Assets in accordance with all material Requirements of Law and the then existing Project Contracts (including, without limitation, gas, electrical, water and sewage services and facilities) have been procured and are available to the Borrower Entities and the Portfolio Assets pursuant to the Project Contracts or are otherwise commercially available to the Borrower Entities and the Portfolio Assets and, to the extent appropriate, arrangements have been made by, or on behalf of (and with the approval of), any applicable Borrower Entity on commercially reasonable terms for such easements, interests, services, means of transportation, facilities, materials and rights in each case, except where the failure to procure or have available any such property, assets or rights could not reasonably be expected to have a material adverse effect on the operation of any material Portfolio Asset.

                 Section 4.18 Principal Place of Business. (a) The principal place of business of the Borrower and the office where the Borrower maintains its records relating to the transactions contemplated by the Transaction Documents is located at 7 East Redwood Street, 10th Floor, Baltimore, Maryland 21202.

                 (b) The principal place of business of Astoria Generating and the office where Astoria Generating maintains its records relating to the transactions contemplated by the Transaction Documents is located at 225 Greenfield Parkway, Suite 201, Liverpool, New York 13008.

                 (c) The principal place of business of Carr Street Generating and the office where Carr Street Generating maintains its records relating to the transactions contemplated by the Transaction Documents is located at 225 Greenfield Parkway, Suite 201, Liverpool, New York 13008.

                 (d) The principal place of business of Erie Boulevard and the office where Erie Boulevard maintains its records relating to the transactions contemplated by the Transaction Documents is located at 225 Greenfield Parkway, Suite 201, Liverpool, New York 13008.

                 Section 4.19     Patents; Licenses; Franchises and Formulas.
(a) Each Borrower Entity owns, has a license to use or otherwise has the right to use, free and clear of any pending or, to the knowledge of the Borrower, threatened Liens (other than Permitted Liens), all the patents, patent applications, trademarks, permits, service marks, names, trade secrets, proprietary information and knowledge, technology, computer programs, databases, copyrights, licenses, franchises and formulas, or rights with respect thereto required to operate and maintain the Portfolio Assets as presently operated and maintained (collectively, "Intellectual Property"), and has obtained assignments of all leases and other rights of whatever nature that are material to the conduct of their respective businesses as presently conducted and as presently proposed to be conducted, in each case, except where the failure to own or possess any such Intellectual Property could not reasonably be expected to result in a Material Adverse Effect, and the activities and transactions contemplated by the Transaction Documents, without any conflict with the rights of others.

                 (b) Except as set forth on Schedule 4.19 attached hereto and except for any municipal zoning, building or other land use approvals relating to the Astoria Bundle and the non-FERC regulated NiMo Assets, the absence of which could not reasonably be expected to result in a material adverse effect on the affected property or asset, (i) each Borrower Entity has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary for the operation of the Portfolio Assets as presently conducted and as presently proposed to be conducted and the activities and transactions contemplated in the Transaction Documents, and (ii) neither the Borrower nor any of its Subsidiaries is in violation of the terms of any such franchise, license, permit, certificate, authorization, easement, right of way, qualification, right or approval, in any such case with respect to clause (i) or (ii) above, which could reasonably be expected to have a Material Adverse Effect.

                 Section 4.20 Environmental Matters. Except as described in Schedule 4.20:

                 (a) There are no facts, circumstances, conditions or occurrences regarding the Portfolio Assets that could reasonably be likely to
(i) form the basis of any Environmental Claim arising with respect to the Portfolio Assets, against the Portfolio Assets or any Borrower Entity, which individually or in the aggregate could reasonably be expected to have a Material Adverse





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
Effect, (ii) cause any material Portfolio Assets to be subject to any material restrictions on ownership, occupancy, or use under any Environmental Law or
(iii) require the filing or recording of any notice, registration, permit or disclosure documents with respect to any material violation of any Environmental Law.

                 (b) There are no past, pending or, to the Borrower's knowledge, threatened Environmental Claims arising with respect to the ownership, operation and maintenance of the Portfolio Assets, which individually or in the aggregate could reasonably be likely to have a Material Adverse Effect.

                 (c) Hazardous Materials have not at any time been used or Released by any Borrower Entity or, to the Borrower's knowledge, by any other Person, at, on, under or from the Portfolio Assets other than in compliance at all times with all applicable Environmental Laws, except where such use or Release could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no Hazardous Material generated by any Borrower Entity has been recycled, treated, stored, disposed of or Released by any Borrower Entity at any location other than those listed in Schedule 4.20.

                 (d) (i) there are not now and, to the Borrower's knowledge after reasonable inquiry, never have been any underground storage tanks located at the sites of any of the Portfolio Assets, (ii) there is no asbestos contained in, forming part of, or contaminating any part of the Portfolio Assets, and (iii) no polychlorinated biphenyls ("PCBs") are used, stored, located at or contaminate any part of the Portfolio Assets, in any such case referenced in any of clauses (i), (ii), or (iii) which individually or in the aggregate could reasonably be likely to have a Material Adverse Effect.

                 (e) All written environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of or which have been delivered to, any Credit Party in relation to facts, circumstances or conditions at or affecting the Portfolio Assets or any site or facility now or previously owned, operated or leased by any Borrower Entity have been made available to the Lenders.

                 (f) No Borrower Entity has transported or contractually permitted for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that could reasonably be expected to result in any material Environmental Claims against any Borrower Entity.

                 (g) No written notification of a Release of a Hazardous Material has been filed by or on behalf of any Borrower Entity and neither the Portfolio Assets nor any site or facility now or previously owned, operated or leased by any Borrower Entity is listed or, to the Borrower's knowledge, proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

                 (h) (i) No Liens have arisen under or pursuant to any Environmental Laws on the Portfolio Assets or any site or facility that will be owned, operated or leased by any Borrower Entity, and (ii) no government action has been taken or is in process that could subject any of the Portfolio Assets or any such site or facility to such Liens or that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Borrower Entity will be required to place any notice or restriction relating to the presence of Hazardous Materials at any of the Portfolio Assets or any site or facility owned by any of them in any deed to the real property on which any of the Portfolio Assets or such site or facility is located.

                 (i) The Portfolio Assets are in compliance with all Environmental Laws and, to the Borrower's knowledge after reasonable inquiry, there is no reason to believe that there are any facts or circumstances that will materially limit the continued compliance of the operation of the Portfolio Assets with all Environmental Laws or which would require material changes to the Portfolio Assets, or the operation thereof, to comply with Environmental Laws in the future, except in any such case where such non-compliance could not be reasonably expected to materially adversely effect the operation or performance of a material portion of the NiMo Assets or any other Portfolio Asset that is the subject of such non-compliance, it being understood that each NiMo Asset that has a capacity of 6 MW or more is, individually, a material portion of the NiMo Assets.

                 Section 4.21 Equity Interests. The Borrower has free and clear title to the equity interests of its Subsidiaries, except for Permitted Liens, and all pledged equity interests are validly issued, fully paid and non-assessable and not subject to restrictions on transfer.

                 Section 4.22 Insurance. All insurance policies required to be obtained by the Borrower pursuant to Section 5.06 have been obtained and are in full force and such insurance policies comply with the requirements of
Section 5.06.

                 Section 4.23 Transactions with Affiliates. Except as disclosed on Schedule 4.23 hereof, no Borrower Entity is a party to any contract or agreement with, or has any other commitment of any nature or kind, to any Affiliate, which would result in a breach of the Borrower's covenants and agreements set forth in Section 6.09.

                 Section 4.24 Year 2000 Compliance. (a) Borrower has (i) undertaken a detailed inventory, review and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower to be Year 2000 Compliant on a timely basis (and in any event, prior to December 31, 1999) (ii) developed a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis, and (iii) implemented that plan in accordance with that timetable in all material respects.

                 (b) Borrower has developed a plan and timeline for making written inquiry of each of the Major Project Parties and the Sponsor as to whether such persons will be Year 2000 Compliant in all material respects and has materially implemented that plan in accordance with that timetable.

                 (c) Based on the foregoing, Borrower reasonably believes that it will be Year 2000 Compliant on a timely basis.

                 Section 4.25 Organizational Structure. On the Closing Date, the organizational structure of the Credit Parties is as set forth on
Schedule 4.25 A hereof. On the Astoria Generating Effecting Date the organizational structure of the Credit Parties is as set forth on Schedule 4.25 B hereof.

                 Section 4.26 Projections. The Borrower has prepared or caused to be prepared the Projections and is responsible for developing the assumptions on which the Projections are based. The Projections are, to the Borrower's knowledge after reasonable inquiry (a) based on reasonable assumptions, including all legal and factual matters material to the estimates set forth therein, and (b) consistent with the provisions of the Transaction Documents; provided, that each of the Secured Parties hereby acknowledges and agrees that such Projections may or may not prove to be correct and that no representation or warranty is made as to whether actual performance of the Portfolio Assets is or will be accurately reflected in such Projections.

                 Section 4.27     Environmental Insurance.

                 (a) To the Borrower's knowledge after reasonable inquiry, all Pollution Conditions existing in, on, under or from the Portfolio Assets prior to the inception date of the PLL Policy are identified in the reports and documents on the Known Conditions List and were disclosed in the application for the PLL Policy.

                 (b) The Borrower reasonably believes, based on reasonable assumptions, that a reasonable estimate of the amount necessary to complete the Remedial Action Plan is $9,134,508. The Borrower reasonably believes, based on reasonable assumptions that the Remedial Action Plan includes all actions necessary to cleanup, investigate, remediate and monitor all Hazardous Materials identified therein it being acknowledged and agreed that any actual remedial action plan effected by any Borrower Entity may differ from the Remedial Action Plan and may change or be altered over time and is subject to the interpretation and administration of applicable Requirements of Law by applicable governmental officials; provided that any difference, change or alteration shall comply with the Cost Cap Policy requirements.

                 (c) The Borrower reasonably believes, based on reasonable assumptions, that a reasonable estimate of the amount necessary to pay the applicable deductibles under the PLL Policy for the cleanup, investigation, remediation and monitoring of any Hazardous Materials existing in, on, under or from the Portfolio Assets on or before the date hereof which, to the Borrower's knowledge after reasonable inquiry, the Borrower believes may reasonably be expected to be required under the Environmental Laws and not excluded from coverage under the PLL Policy is $635,000.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

                 The Borrower covenants and agrees that, so long as this Agreement is in effect and any Lender shall have any Commitment outstanding hereunder, and until the Notes, together with interest, and all other Obligations are indefeasibly paid in full and the ConEd Letter of

Credit has been cancelled or has expired and all amounts drawn thereunder have been indefeasibly reimbursed in full, the Borrower will:

                 Section 5.01 Conduct of Business; Maintenance of Existence. (a) Engage solely in the business of owning, maintaining and managing its interests in its Subsidiaries, (b) preserve and maintain in full force and effect its existence as a limited partnership under the laws of the state of Delaware and its qualification to do business in every jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, (c) preserve and maintain all of its rights, privileges and franchises necessary for the ownership of its interest in its Subsidiaries in accordance with the Transaction Documents and (d) subject to
Section 6.11, keep all property useful and necessary in its business in good working order and condition (except to the extent that any such property is no longer required for the business of any Borrower Entity), ordinary wear and tear excepted. No Borrower Entity shall amend its respective Governing Documents in any manner, the result of which would be to alter the distribution, nature of business, management, transfer of interests or powers of the general partner provisions thereof.

                 Section 5.02 Governmental Approvals. Duly obtain on, or prior to, such date as the same may be legally required, and thereafter maintain in effect as long as legally required, all Governmental Approvals required under Section 4.04, except to the extent the failure to so obtain or maintain could reasonably be expected to result in a Material Adverse Effect.

                 Section 5.03 Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Obligations and other Indebtedness and obligations of whatever nature (except for any Indebtedness (other than the Obligations) or other obligations which are being contested in good faith and by appropriate proceedings if (a) Acceptable Reserves have been established, and (b) such contest does not involve any unreasonable risk of the sale, forfeiture or loss of any of the right, title estate and interest of any Borrower Entity in any material Portfolio Asset, taking into account the existence of such Acceptable Reserves).

                 Section 5.04 Accounts. (a) Maintain all of the Accounts with the Administrative Agent in accordance with the Deposit Account Agreement and the other Financing Documents and apply, or cause the application of, all amounts on deposit therein from time to time as required by the Financing Documents and (b) cause to be deposited in the Debt Service Reserve Account at all times after the Closing Date an amount equal to the Debt Service Reserve Requirement.

                 Section 5.05 Performance of Covenants, Etc. Perform and observe all material Contractual Obligations, including all of the covenants and agreements contained in the Project Contracts to which it is a party and shall enforce (including, as necessary, through negotiation, litigation or other reasonable means) the material rights granted to it under and in connection with each of the Transaction Documents.

                 Section 5.06 Insurance Requirements. Procure and maintain insurance against physical loss, public liability, property damage, general liability, business interruption, environmental risk and other insurance, with coverages and limits in no event less than those set





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forth on Schedule 5.06 hereto (and in conformance with the requirements set forth thereon). The Borrower shall timely pay all premiums due under all insurance policies required to be maintain under this Section 5.06.

                 Section 5.07 Books and Records. Keep proper books of records and accounts in which full, true and correct entries shall be made of all of its transactions in accordance with GAAP.

                 Section 5.08 Visitation, Inspection, etc. Permit representatives of the Administrative Agent, the Independent Engineer and the Lead Arrangers (at the cost and expense of the Borrower so long as any Default or Event of Default exists), and any other Lender (at the cost and expense of such Lender) to visit and inspect any of the Portfolio Assets, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers and employees and its independent accountants, all with reasonable prior notice and at such reasonable times as such Person may reasonably request and subject to the applicable Borrower Entity's reasonable rules and procedures regarding operation, safety and confidentiality.

                 Section 5.09 Requirements of Law. Comply in all material respects with all Requirements of Law and Governmental Approvals (a) applicable to it and the Portfolio Assets, including all Environmental Laws and (b) required of any Borrower Entity by virtue of any concessions and licenses held by a Borrower Entity except when any such Requirement of Law or Governmental Approval is being contested in good faith and by appropriate proceedings and for which Acceptable Reserves have been established.

                 Section 5.10 Reporting Requirements. Furnish to the Administrative Agent:

                 (a) as soon as available, but in any event, within 60 days after the end of each fiscal quarter of the Borrower, the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of each such quarter and the related unaudited statement of income, partners' capital and cash flows for such quarter and the portion of the fiscal year through the end of each such quarter, prepared in accordance with GAAP, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects;

                 (b) as soon as available, but in any event, within 120 days after the end of each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related statement of income, partners' capital, cash flows and a statement of sources and uses of all funds for such year, prepared in accordance with GAAP and audited by Arthur Andersen LLP or any other independent certified public accountants of recognized standing in the United States of America reasonably satisfactory to the Administrative Agent and setting forth in each case in comparative form the figures for the previous year, and a certificate as to compliance with the Financing Documents;

                 (c) as soon as available, but in any event, not later than 60 days after the commencement of each fiscal year, furnish forecasts prepared by management in form and detail satisfactory to the Administrative Agent, of projections (substantially in the form of the





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Projections) on a fiscal period basis for such fiscal year and on a fiscal year basis for each of the remaining fiscal years until at least twenty years beyond the Closing Date; and

                 (d) Each time the financial statements of the Borrower are delivered under this Section 5.10, a certificate signed by a Responsible Officer of the Borrower shall be delivered along with such financial statements, certifying that such Responsible Officer has made or caused to be made a review of the transactions and financial condition of the Borrower during the relevant fiscal period and that such review has not, to the best of such Responsible Officer's knowledge, disclosed the existence of any event or condition which constitutes a Default or an Event of Default under any Financing Document to which any Borrower Entity is a party, or if any such event or condition existed or exists, the nature thereof and the corrective actions that the relevant Borrower Entity has taken or proposes to take with respect thereto, and also certifying that each Borrower Entity is in compliance in all material respects with its obligations under this Agreement and each other Financing Document to which it is a party or, if such is not the case, stating the nature of such non-compliance and the corrective actions which the relevant Borrower Entity has taken or proposes to take with respect thereto.

                 Section 5.11     Operating Budget.

                 (a) Deliver to the Administrative Agent an Operating Budget not less than 30 days in advance of each calendar year satisfying the requirements contained in the definition thereof; provided, that, with respect to any Operating Budget, if the Administrative Agent fails to approve such Operating Budget or provides notice to the Borrower that it rejects all or any portion of such Operating Budget, the Borrower and the Administrative Agent (in consultation with the Independent Engineer) agree to work in good faith to resolve such dispute; and provided, further, that if an Operating Budget is not adopted and approved on or prior to the first day of any calendar year, the Borrower Entities shall adhere to the Interim Operating Budget until such time as an Operating Budget is adopted and approved by the Administrative Agent (in consultation with the Independent Engineer).

                 (b) Subject to clauses (c) through (e) of this Section 5.11, operate and maintain the Portfolio Assets or cause the Portfolio Assets to be operated and maintained, in accordance with each Operating Budget.

                 (c) The Borrower Entities shall not make expenditures in respect of Operating Costs in any fiscal year in an aggregate amount in excess of 105% of the Budgeted Operating Costs for such fiscal year, provided that, the Borrower Entities may make expenditures in any fiscal year in an aggregate amount in excess of 105%, but less than or equal to 110%, of the Budgeted Operating Costs for such fiscal year with the written consent of the Administrative Agent (after consultation with the Independent Engineer) and may make expenditures in any fiscal year in an aggregate amount in excess of 110% of the Budgeted Operating Costs for such fiscal year with the written consent of the Required Lenders. The Borrower Entities shall not make Maintenance Expenditures in any fiscal year in an aggregate amount in excess of 105% of the Maintenance Expenditures set forth in the Operating Budget in effect for such fiscal year; provided, that, the Borrower Entities may make expenditures in any fiscal year in an aggregate amount in excess of 105%, but less than or equal to 110%, of the budgeted Maintenance Expenditures for such fiscal year with the written consent of the Administrative Agent (after





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consultation with the Independent Engineer) and may make expenditures in any fiscal year in an aggregate amount in excess of 110% of the budgeted Maintenance Expenditures for such year with the written consent of the Required Lenders.

                 (d) The Borrower Entities shall not make re-allocations in respect of any line item Budgeted Operating Cost in any fiscal year in excess of 5% of such Budgeted Operating Cost for such fiscal year, provided that the Borrower Entities may make re-allocations any fiscal year in an excess of 5%, but less than or equal to 10%, of any line item Budgeted Operating Cost for such fiscal year with the written consent of the Administrative Agent (after consultation with the Independent Engineer) and may make re-allocations in any fiscal year in excess of 10% of a line item Budgeted Operating Cost for such fiscal year with the written consent of the Required Lenders.

                 (e) Notwithstanding the foregoing, in the event of any Emergency, the Borrower Entities may make expenditures and/or reallocations in excess of the limitations set forth in clauses (c) and (d) to the extent of such amount reasonably necessary for the remediation of the conditions giving rise to such Emergency and otherwise in accordance with Prudent Industry Practice; provided, that, any sums requested under this Section 5.11(e) in excess of $3,000,000 shall require the prior consent of the Required Lenders which consent shall not be unreasonably withheld, conditioned or delayed. The Borrower Entities shall notify the Administrative Agent in writing as soon as practicable after the commencement of any such Emergency.

                 Section 5.12 Payment of Taxes and Claims. Timely pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies lawfully imposed upon any Borrower Entity or upon its respective income or profits or upon any portion of the Portfolio Assets or the Collateral and all lawful claims or obligations that, if unpaid, would become a Lien upon the Collateral, real or personal, or upon any part thereof; provided, that, the Borrower Entities shall have the right to contest in good faith the validity or amount of any such tax, assessment, charge or levy by proper proceedings, and may permit the taxes, assessments, charges or levies so contested to remain unpaid during the period of such contest if: (a) such Borrower Entity diligently prosecutes such contest in good faith and by appropriate proceedings and for which Acceptable Reserves have been established; (b) during the period of such contest, the enforcement of any contested item is effectively stayed; and (c) the failure to pay or comply with the contested item could not reasonably be expected to result in a Material Adverse Effect taking into account the existence of such Acceptable Reserves.

                 Section 5.13 Maintenance and Operation of Portfolio Assets; Repair and Replacement of Portfolio Assets.

                 (a) Operate and maintain the Portfolio Assets and conduct its business (i) in accordance with Prudent Industry Practice, (ii) in accordance with all applicable Requirements of Law in all material respects, except when the validity thereof is being contested in good faith and by appropriate proceedings and as to which Acceptable Reserves have been established, and (iii) in accordance with the terms of any insurance policy or policies in effect at any time with respect to the Portfolio Assets or any part thereof; and





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
                 (b) After the occurrence of a loss, damage, destruction or taking of any part of the Portfolio Assets, proceed diligently with all work necessary to replace and/or repair such loss, destruction or damage to the extent required pursuant to the terms of the Financing Documents.

                 Section 5.14 Real and Personal Property. Maintain good title to or valid leasehold, easement or right-of-way interests in the material property, assets or revenues on which it purports to own, lease or hold any such interest in, free and clear of all Liens (except Permitted Liens), including the possession of all real estate interests and licenses, Intellectual Property and other proprietary rights required for the ownership, operation and maintenance of the Portfolio Assets in accordance with Prudent Industry Practice. The Borrower agrees to use commercially reasonable efforts to acquire the interests listed on Schedule 4.03 within a reasonable period of time following the Closing Date.

                 Section 5.15 ERISA. The Borrower shall deliver to the Administrative Agent, if and when the Borrower or any ERISA Affiliate (a) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan, other than a reportable event for which 30-day notice to the PBGC has been waived, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (b) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (c) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (d) applies for a waiver of the minimum funding standard under
Section 412 of the Code, a copy of such application; (e) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (f) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (g) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which in either case would trigger the provisions of
Section 412(n) or 401(a)(29) of the Code (or any corresponding provisions of ERISA), a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable ERISA Affiliate is required or proposes to take.

                 Section 5.16 Interest Hedge Contracts. (a) Enter into Interest Hedge Contracts only with one or more of the Lenders. Except pursuant to and to the extent of, any prepayment of outstanding Loans, the Borrower shall not terminate any Interest Hedge Contract without the prior written consent of the Administrative Agent.

                 (b) Within ten (10) Business Days of the occurrence of any Swap Trigger Event during the period from the Closing Date to the second anniversary thereof, the Borrower shall enter into one or more Interest Hedge Contracts with one or more Swap Banks in respect of the aggregate principal amount of $350,000,000 (less the aggregate principal amount of Obligations then subject to an Interest Hedge Contract) and having an aggregate weighted average maturity of seven (7) years from the date of delivery thereof; provided, that, the





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Borrower shall not, at any time, enter into Interest Hedge Contracts in respect of principal Obligations in excess of $350,000,000.

                 (c) If no Swap Trigger Event shall have occurred during the period from the Closing Date to the second anniversary thereof, then, on the second anniversary of the Closing Date, the Borrower shall enter into one or more Interest Hedge Contracts with one or more Swap Banks in respect of at least 66 2/3% of the aggregate principal amount of the Acquisition Loans estimated to be payable on the Final Maturity Date.

                 Section 5.17 Notices. Promptly upon obtaining actual knowledge thereof, give notice to the Lenders of:

                 (a) any Default or Event of Default, together with a description of any action being taken or proposed to be taken with respect thereto;

                 (b) any action, suit, arbitration, litigation, investigation or proceeding involving or affecting any Borrower Entity or any Portfolio Asset or any Major Project Party involving $500,000 or more or seeking any injunctive, declaratory or other equitable relief;

                 (c) any action, suit, arbitration, litigation, investigation or proceeding instituted for the purpose of revoking, terminating, suspending, withdrawing, modifying or withholding any material Governmental Approval necessary for any Borrower Entity or any other Major Project Party to perform its obligations or exercise its rights under any Project Contract or for the operation or maintenance of the Portfolio Assets in the manner contemplated by the Transaction Documents;

                 (d)      proposed execution of any Additional Contract;

                 (e) any casualty, loss or damage to any Portfolio Asset, whether or not insured, involving a probable loss of $500,000 or more;

                 (f) any termination, material default or event of default or notice thereof under any Project Contract;

                 (g) any change in the Responsible Officers of any Borrower Entity, together with evidence of authority thereof and specimen signature;

                 (h) any fact, circumstance, condition or occurrence that is reasonably likely to form the basis of a material Environmental Claim arising with respect to the Portfolio Assets against any Borrower Entity or any pending or threatened material Environmental Claim arising with respect to the Portfolio Assets against any Borrower Entity, describing the same in reasonable detail and, together with or as soon thereafter as is reasonably possible, a description of the action that the applicable Borrower Entity has taken or proposes to take with respect thereto and, thereafter, from time to time such detailed reports with respect thereto as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request;

                 (i) promptly upon their becoming available, copies of all written communications with any Governmental Authority relating to any material violation or alleged





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material violation of any material Environmental Law or other Environmental
Claim arising out of the Portfolio Assets;

                 (j) promptly upon receipt or delivery thereof by any Borrower Entity, copies of all notices and other information that any Borrower Entity receives from, or delivers to, any Governmental Authority that could reasonably be expected to be materially adverse to the Portfolio Assets;

                 (k)      any Emergency; and

                 (l) any other event or development that could reasonably be expected to have a Material Adverse Effect.

                 Section 5.18 Preservation of Security Interests; Further Assurances. (a) Preserve, or cause to be preserved, the security interests granted under the Security Documents and undertake all actions which are necessary or appropriate in the reasonable judgment of the Administrative Agent to (i) maintain the Secured Parties' security interest in the Collateral in full force and effect at all times (including the priority thereof, other than with respect to vehicles and any emergency response boat) and (ii) preserve and protect the Collateral and protect and enforce each Borrower Entity's rights and title and the rights of the Secured Parties to the Collateral, including, without limitation, the making or delivery of all filings and recordations, the payments of fees and other charges and the issuance of supplemental documentation.

                 (b) Upon notice from the Administrative Agent, take or cause to be taken all action required or, in the reasonable opinion of any Secured Party, which is desirable to maintain and preserve the Liens of the Security Documents and execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to any of the Security Documents) requested by the Administrative Agent for such purpose.

                 Section 5.19 Use of Proceeds. Use all proceeds of Acquisition Loans solely in accordance with Section 2.01(d). Use all proceeds of Working Capital Loans solely in accordance with Section 2.02(d). Use the ConEd Letter of Credit solely in accordance with Section 2.16(k). Neither any part of the proceeds of any Loan nor the ConEd Letter of Credit will be used by any Borrower Entity to purchase or carry any Margin Stock or to extend credit to any other Person for the purpose of purchasing or carrying any Margin Stock.

                 Section 5.20 Extraordinary Proceeds. Promptly apply all payments in respect of Insurance Proceeds or Condemnation Proceeds received by, or for the account of, any Borrower Entity in accordance with the terms of the Deposit Account Agreement.

                 Section 5.21 Year 2000 Compliant. Borrower and its Subsidiaries shall be Year 2000 Compliant on or before December 31, 1999 and at all times thereafter. In a timely manner, but not later than December 31, 1999, the Borrower shall certify to the Administrative Agent in writing that the information systems of itself and its Subsidiaries are Year 2000 Compliant.

                 Section 5.22     Replacement Project Contracts.





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                 (a)      The Borrower shall execute and deliver, or cause to
be executed and delivered, either a Replacement Fuel Handling Agreement or a tolling agreement (in form and substance reasonably acceptable to the Required Lenders) in respect of the Astoria Bundle at least 45 days prior (but in no event earlier than September 30, 1999) to the earlier to occur of (i) the scheduled date of formation of the New York ISO, as such schedule may be modified from time to time, and (ii) the scheduled expiration date of the Astoria Generating Tolling Agreement, in each case, effective until at least the first anniversary of the Final Maturity Date.

                 (b) The Borrower shall execute and deliver, or cause to be executed and delivered, both (i) a Replacement Power Marketing Agreement or a tolling agreement (in form and substance reasonably acceptable to the Required Lenders), and (ii) a Replacement Transmission Agreement, (A) in respect of the Astoria Bundle at least 45 days prior (but in no event earlier than September 30, 1999) to the earlier to occur of (X) the scheduled date of formation of the New York ISO, as such schedule may be modified from time to time, and (Y) the scheduled expiration date of either of the Installed Capacity Purchase Contract or the Astoria Generating Tolling Agreement, in each case, effective until at least the first anniversary of the Final Maturity Date and
(B) in respect of the NiMo Assets, at least 45 days prior (but in no event earlier than September 30, 1999) to the earlier to occur of (X) the scheduled date of formation of the New York ISO, as such schedule may be modified from time to time, and (Y) the scheduled expiration date of the Transition Power Contract, in each case, effective until at least the first anniversary of the Final Maturity Date.

                 (c) The Borrower shall execute and deliver an amendment to the Capacity Sale and Tolling Agreement no later than 45 days prior to March 1, 2000 if the Astoria Generating Effective Date shall not have occurred as of such time, which amendment shall permit Carr Street Generating to supply electricity to Erie Boulevard or its designee at those times when electricity is not being purchased by CPS thereunder.

                 Section 5.23     Environmental Compliance.

                 (a) The Borrower Entities shall not use or Release, or permit the use or Release of, Hazardous Materials at the site of any Portfolio Asset other than in material compliance with all applicable Environmental Laws; provided, that the Borrower Entities shall have the right to contest such Environmental Laws in accordance with Section 5.09 hereof, so long as during such contest, enforcement of any such contested Environmental Law is stayed and no material violation thereof occurs.

                 (b) The Borrower Entities shall conduct and complete any investigation, study, sampling and testing and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials Released at, on, in, under to from the Portfolio Assets, in accordance with the requirements of all applicable Environmental Laws, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                 (c) The Borrower shall assure that the insurer adds any off-site location for the disposal of waste from any of the Portfolio Assets on the Non-Owned Covered Locations

Schedule under the PLL Policy before disposing of any such waste or entering into any contractual arrangement permitting any such disposal.

                 (d) The Borrower shall promptly provide the Administrative Agent with copies of any (1) reports of claims made to the insurer pursuant to the PLL Policy or claims made under the Cost Cap Policy and
(2) denials, partial denials or reservations of rights in respect to any such claims received from an insurer. The Borrower shall report claims to the insurer pursuant to the PLL Policy for any pollution conditions which the Borrower reasonably believes based upon reasonable assumptions will exceed $50,000 in "clean-up costs" (as defined under the PLL Policy); however, this covenant shall in no way prohibit the Borrower from reporting claims pursuant to the PLL Policy for amounts below $50,000 in "clean-up costs" (as defined under the PLL Policy).

                 Section 5.24     Additional Contracts.

                 (a) The Borrower Entities shall enter into Additional Contracts only with the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed.

                 (b) If any Borrower Entity shall at any time enter into an Additional Contract, the Borrower shall promptly upon such acquisition or execution, execute, deliver and record, or cause to be executed, delivered and recorded, a supplement to the Security Documents, satisfactory in form and substance to the Administrative Agent, subjecting such Additional Contract to the Lien and security interests created by the Security Documents, ensure that the security interest in such interest will be a valid and an effective interest on terms comparable to the security interest of the Secured Parties in the Collateral, and deliver to the Administrative Agent, a duly executed and delivered Additional Contract Consent in respect of each Additional Contract.

                 Section 5.25 Other Information. The Borrower shall furnish to the Administrative Agent:

                 (a) on each anniversary of the Closing Date, a certificate from the Borrower's insurers or insurance agents (i) evidencing that the insurance policies in place satisfy the requirements of this Agreement and (ii) setting forth a summary of all losses in excess of $500,000 incurred with respect to the Portfolio Assets in the preceding year; and

                 (b) any such other information or data with respect to its business or operations (including supporting information as to compliance with this Agreement) as the Administrative Agent may reasonably request from time to time.

                 Section 5.26 NiMo Surveys. The Borrower shall, as soon as practicable after the Closing Date, procure, or cause to be procured, surveys, conducted by licensed surveyors and containing certifications satisfactory to the Administrative Agent, in respect of the real estate relating to those specific NiMo Assets set forth on Schedule 5.26 hereto. The Borrower shall take all actions reasonably requested by the Administrative Agent to remedy any conditions revealed in any such survey, the existence of which has or could reasonably be expected to have a material adverse effect on the NiMo Asset described in such survey.





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                 Section 5.27     Y2K.  The Borrower agrees to implement, or
cause to be implemented, in all material respects, all recommendations and suggestions made by Perot Systems in the Y2K Audit that the Borrower and its Subsidiaries are recommended to undertake therein regarding year 2000 issues.

                 Section 5.28 Astoria Supplemental Mortgage. The Borrower shall (a) indefeasibly pay in full all outstanding Obligations and terminate all then existing Commitments, or (b) record, or cause Astoria Generating to record, the Astoria Supplemental Mortgage (including, without limitation, the payment by the Borrower of all mortgage recording fees and taxes associated therewith and the purchase of title insurance therefor substantially similar to that purchased for the Astoria First Mortgage from funds other than those on deposit in the Accounts), within 45 days after the occurrence of any of the following events and upon demand by the Administrative Agent: (a) any Person shall have filed (and not released within such 45 day period) a lawsuit or lawsuits against any Borrower Entity where the amount in controversy is in excess of $10,000,000 in the aggregate, unless Acceptable Reserves described in clauses (i) and (ii) of the definition thereof shall have been established, or unless the Required Lenders, in their discretion, determine the lawsuit to be without merit or that potential damages payable by the applicable Borrower Entity as a result of such lawsuit are adequately covered by insurance, (b) any Event of Default (unless cured within the applicable 45 day period referred to above), (c) the failure of the Borrower to maintain an average Debt Service Coverage Ratio as of any two consecutive Semi-Annual Dates of greater than 2.25 to 1, or (d) the failure of the Borrower to maintain an average Debt Service Coverage Ratio as of any single Semi-Annual Date of greater than 2.00 to 1. If the Borrower shall fail to comply with the requirements of this Section 5.28, the Administrative Agent (on behalf of the Secured Parties) shall be entitled to make Working Capital Advances and/or offset funds on deposit in the Accounts to pay the fees and taxes associated with the Astoria Supplemental Mortgage (and the related title insurance) and record the same. Nothing contained in the previous sentence shall in any manner limit other remedies available to the Secured Party under the Financing Documents.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                 The Borrower covenants and agrees that, so long as this Agreement is in effect and any Lenders shall have any Commitment outstanding hereunder, and until the Notes, together with interest, and all other Obligations are indefeasibly paid in full and the ConEd Letter of Credit has been cancelled or has expired and all amounts drawn thereunder have been indefeasibly reimbursed in full, the Borrower shall not:

                 Section 6.01 Limitation on Mergers. Merge or consolidate with or into any other Person or liquidate, wind up, dissolve or otherwise transfer or dispose of all or substantially all of its property, assets or business, acquire all or substantially all of the assets of any Person or abandon the Portfolio Assets.





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                 Section 6.02     Limitation on Indebtedness.  Create, incur,
assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

                 Section 6.03 Limitation on Liens. Create or permit to exist any Lien or encumbrance on any Portfolio Assets or any other assets of the Borrower, other than Permitted Liens.

                 Section 6.04 Nature of Business. Change its legal form or Governing Documents, change its fiscal year nor engage in any business other than the acquisition, ownership, operation and financing of the Portfolio Assets as contemplated by the Transaction Documents. The Borrower shall not engage in the sale or trading of any fuel which is necessary for the operation of any Portfolio Assets (including reasonable reserves thereof).

                 Section 6.05     Project Contracts; Waiver; Modification;
Amendment.

                 (a) Terminate, or agree to any termination of, any Transaction Document to which it is a party or any Governmental Approval, unless the Borrower first obtains the written consent of the Required Lenders.

                 (b) Amend or modify, or consent or agree to any amendment or modification of, or waive timely performance by any Person of its material obligations under or in respect of any Project Contract or Acquisition Document to which it is a party or any material Governmental Approval, unless the Borrower first obtains the consent of the Required Lenders, which consent will not be unreasonably withheld, delayed or conditioned, upon demonstration to the reasonable satisfaction of the Required Lenders (in consultation with the Independent Engineer, or Power Marketing Consultant, as applicable) that the proposed action could not reasonably be expected to have a Material Adverse Effect. Upon granting any such consent by the Required Lenders with respect to a Project Contract, the Administrative Agent shall forthwith grant consent to such amendment or modification required under the Consent applicable to any such Project Contract.

                 Section 6.06 Partnerships; Subsidiaries. Become a general or limited partner in any partnership or a joint venture in any joint venture, acquire any ownership interest in any other Person or enter into any profit-sharing or royalty agreement or other similar arrangement whereby the Borrower's income or profits are, or might be, shared with any other Person, or enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person (other than the O&M Agreements) or form any Subsidiary (other than those validly existing on the Closing Date).

                 Section 6.07 Loans, Advances or Investments. Make or permit to remain outstanding any loans, extensions of credit or advances to or investments in (whether by acquisitions of any stocks, notes or other securities or obligations) any Person, except Permitted Investments or as expressly contemplated by this Agreement.

                 Section 6.08 Limitation on Capital Expenditures. Make any Capital Expenditure other than such Capital Expenditures that are (a) contemplated by the annual Operating Budget in effect for such fiscal year (as administered pursuant to Section 5.11), or (b) provided no Event of Default has occurred and is continuing, (x) determined in writing by the





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Administrative Agent (after consultation with the Independent Engineer) to be required by applicable Requirements of Law or to be reasonable and necessary and to arise from circumstances which could not reasonably have been anticipated, which determination will not be unreasonably withheld, conditioned or delayed, or (y) required as a result of an Emergency.

                 Section 6.09 Affiliate Transactions. Except as expressly contemplated by the Financing Documents, directly or indirectly enter into any transaction with any Affiliate or any other Person other than in the ordinary course of business and on an arm's-length basis.

                 Section 6.10 Distributions. Declare or pay any Distributions in respect of any Person's ownership interest in any Borrower Entity other than Permitted Distributions. The Borrower shall not declare or pay Distributions, in the aggregate, in excess of the Maximum Permitted Distribution Amount.

                 Section 6.11 Limitation on Disposition of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its assets (including, equipment, inventory and other physical assets of similar nature), other than (a) electricity, capacity and excess fuel conveyed, sold, leased, assigned, transferred or otherwise disposed of in the ordinary course of any Borrower Entity's business, (b) such assets that are replaced within 60 days by other assets of like utility in any Borrower Entity's business; provided, that, this clause (b) above shall not permit any sale of assets for an aggregate sales price in excess of $5,000,000 in any calendar year during the term hereof less the aggregate amount of all such asset sales of the Operating Subsidiary consummated during such year, and (c) obsolete or surplus assets or assets not required in connection with the operation of the Portfolio Assets. All proceeds of any disposition of such assets pursuant to clauses (a) above shall be deposited into the Revenue Account for application therefrom in accordance with the Deposit Account Agreement. All proceeds of any disposition of such assets pursuant to clause (b) above, shall be deposited into the O&M Reserve Account and applied pursuant to the terms of the Deposit Account Agreement. All proceeds of any disposition of such assets pursuant to clause (c) above shall be applied to the prepayment of Loans to the extent required under Section 2.07(a) and shall be deposited into the Extraordinary Proceeds Account pursuant to the Deposit Account Agreement. Notwithstanding the foregoing, Erie Boulevard shall be permitted to transfer interests in the NiMo Assets to industrial development authorities in connection with any Approved IDA Transaction.

                 Section 6.12 Operating Budget. Amend, adjust, modify or re-allocate any portion of the Operating Budget except as specifically permitted in Section 5.11(b).

                 Section 6.13 Debt Service Coverage Ratio. Fail to maintain an average annual Debt Service Coverage Ratio of at least 1.50 to 1.00 for the twelve month period immediately preceding any date of determination of such Debt Service Coverage Ratio.

                 Section 6.14 Environmental Insurance. Add any properties not included within the Portfolio Assets to the insured properties under the PLL Policy or any matters to the Cost Cap Policy which are not identified as covered locations under the Cost Cap Policy without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that, the Borrower delivers to the Administrative Agent all reasonably requested information regarding (1) pollution conditions or potential for





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pollution conditions on the new properties or pertaining to the matters relating to Cost Cap Policy and (2) the effects on the protections afforded to the Portfolio Assets by adding such new properties to the PLL Policy or matters relating to the Cost Cap Policy.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

                 If any of the following specified events (each an "Event of Default") shall occur and be continuing:

                 Section 7.01     Payments.

                 (a) The Borrower shall fail to pay in accordance with the terms hereof (including, without limitation, by mandatory prepayment or acceleration) (i) any principal of any Loan or reimbursement obligation in respect of the ConEd Letter of Credit when due; (ii) any scheduled or periodic payment of interest or any other scheduled or period amount (including Fees) payable by the Borrower on demand hereunder or under the other Financing Documents, within three (3) Business Days after any such amount becomes due in accordance with the terms hereof or of any other Financing Document or (iii) any other payment, including non-scheduled and non-periodic payments of the Borrower, and such failure shall continue for ten (10) Business Days after written notice thereof to the Borrower;

                 (b) except as set forth in Sections 7.02(a)(ii) and 7.02(a)(iii), any Credit Party (other than the Borrower) shall fail to pay any amount when due under any Financing Document to which such Credit Party is a party in accordance with the terms thereof and such failure shall continue for ten (10) Business Days after written notice thereof to such Credit Party; or

                 (c) any Borrower Entity shall fail to deposit, in accordance with the terms hereof or any other Financing Document, the amounts required to be deposited into the Accounts as and when required by the terms hereof or any other Financing Document and such failure shall not be remedied within three (3) Business Days after such Borrower Entity shall have received such amount;

                 Section 7.02     Covenants.
                 (a) (i) The Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.01(a), (b) and (c), 5.06, 5.13, 5.17, 5.21, 5.22, 5.24 or 5.28 hereof or in Article VI hereof; (ii)
either of the Sponsor or the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 2(b) of the Equity Contribution Agreement; or (iii) any of Astoria Generating, Carr Street Generating or Erie Boulevard shall fail to observe or perform any covenant or agreement contained in Sections 7.01(a), (b) and (c), 7.06, 7.13, 7.16, 7.19, 7.20, 7.22 or Section
8 of Subsidiary Guarantee.

                 (b) Any Credit Party shall fail to observe or perform any covenant or agreement contained in any Financing Document to which it is a party, other than those referred to in Sections 7.01 and 7.02(a), and, if capable of being remedied, such failure shall remain unremedied for thirty (30) days after the earlier of (i) such Credit Party's obtaining actual knowledge thereof or (ii) written notice thereof shall have been given to such Credit Party by any





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Lender or the Administrative Agent; provided, that, such Credit Party shall have such longer period of time (up to a maximum of an additional 90 days) which may be necessary to remedy such failure, so long as, (x) such Credit Party commences such remedy within such thirty (30) day period, (y) such Credit Party is diligently pursuing such remedy and (z) such Default has not had, and could not reasonably be expected to have, a Material Adverse Effect;

                 (c) Any other Major Project Party shall fail to observe or perform any material covenant or material agreement contained in any Project Contract to which such Major Project Party is a party, and, if capable of being remedied, such failure shall remain unremedied beyond the applicable grace period provided therefor in such Project Contract or if no grace period is provided therefor, for a period of 120 days after written notice thereof;

                 Section 7.03 Representations. Any representation or warranty made by any Credit Party in any Financing Document, or any representation, warranty or statement in any certificate, financial statement or other document furnished to any Lender by or on behalf of any Credit Party under any Financing Document, shall prove to have been false or misleading in any material respect as of the time made, confirmed or furnished and such Credit Party shall fail to correct such representation or warranty or any material adverse effect therefrom within 30 days after written notice thereof to the Borrower;

                 Section 7.04 Defaults Of Other Indebtedness. (a) Any Borrower Entity shall fail to observe or perform any covenant or agreement contained in any material agreement or instrument relating to any of its Indebtedness in excess of $1,000,000 within any applicable grace period, or any other event shall occur, if the effect of such failure or other event is to accelerate the maturity of such Indebtedness or cause the holder of such Indebtedness to take steps to accelerate such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment or a refinancing thereof) in whole or in part prior to its stated maturity or (b) the Sponsor shall fail to observe or perform any covenant or agreement contained in any agreement or instrument relating to any of its Indebtedness in excess of $5,000,000 within any applicable grace period, or any other event shall occur, if the effect of such failure or other event is to accelerate the maturity of such Indebtedness or cause the holder of such Indebtedness to take steps to accelerate such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment or a refinancing thereof) in whole or in part prior to its stated maturity;

                 Section 7.05 Security Documents. Any of the Security Documents shall, after the execution and delivery thereof, cease to be in full force and effect, or shall cease to give the Administrative Agent (for the benefit of the Secured Parties) the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a security interest in, and Lien on, any of the Collateral covered thereby which is superior to and prior to the rights of all other Persons, other than with respect to vehicles and any emergency response boat), in favor of the Administrative Agent (for the benefit of the Secured Parties) subject to no other Liens other than Permitted Liens;

                 Section 7.06 Transaction Documents. Any Transaction Document or any material provision contained in any thereof, shall become invalid, illegal or unenforceable or shall cease, for any reason not permitted hereby, to be in full force and effect prior to its stated





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termination date, or any party thereto asserts the same in writing, unless such
Transaction Document or provision, as the case may be, is replaced within 120 days of such cessation by an agreement in form and substance and with a party reasonably satisfactory to the Required Lenders;

                 Section 7.07 Bankruptcy. Any Credit Party or Major Project Party shall commence a voluntary case or proceeding concerning itself under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors; or such an involuntary case or proceeding is commenced against any Credit Party or Major Project Party and the petition is not dismissed within 60 days after commencement of the case; or a custodian, receiver, trustee, conservator or other similar official is appointed for, or takes charge of, all or any substantial part of the property of any Credit Party or Major Project Party and such official is not dismissed or removed within 60 days after such appointment; or any Credit Party or Major Project Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such Credit Party or Major Project Party, or there is commenced against any Credit Party or Major Project Party any such proceeding which remains undismissed for a period of 60 days; or any Credit Party or Major Project Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered and is undischarged and unstayed for a period of 60 days; or any Credit Party or Major Project Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged and unstayed for a period of 60 days; or any Credit Party or Major Project Party makes a general assignment for the benefit of creditors; or any Credit Party or Major Project Party shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Credit Party or Major Project Party shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Credit Party or Major Project Party shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Credit Party or Major Project Party for the purpose of effecting any of the foregoing; provided, that, the foregoing, as it relates to any Major Project Party, shall not constitute an Event of Default if the Borrower obtains, within 60 days after expiration of such 60 day period, a replacement Person reasonably satisfactory to the Required Lenders to perform the obligations of the affected Major Project Party on terms and conditions reasonably satisfactory to the Required Lenders

                 Section 7.08 Governmental Approvals. (a) Any material Governmental Approval of any Borrower Entity shall not be obtained, shall be revoked or cancelled or materially and adversely modified, which modification, revocation or cancellation is not promptly stayed upon appeal or other legal challenge instituted by or on behalf of such Borrower Entity by any Governmental Authority having jurisdiction; or (b) any notice of violation is issued under any material Governmental Approval or any proceeding is commenced by any Governmental Authority for the purpose of modifying in any adverse manner, revoking or canceling any such Governmental Approval and any such event or condition described in this





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clause (b) shall continue for a period of one hundred twenty (120) days without a variance or similar relief being granted with respect thereto; provided, that, notwithstanding the foregoing, it shall be an Event of Default (with no cure period) if any event or condition described in this clause (b) occurs and any Governmental Authority commences any enforcement action with respect thereto which has or could reasonably be expected to have a Material Adverse Effect;

                 Section 7.09 Ownership. (a) The failure of the Sponsor to own, directly or indirectly, 100% of the outstanding Capital Stock of the Partners, the Borrower and all of their respective Subsidiaries, or (b) (i) at any time prior to an initial registered public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of common stock of the Sponsor to the public (a "Sponsor IPO"),
(A) the failure of CPS to own, directly or indirectly, an amount of the outstanding Capital Stock of the Sponsor entitled to 20% or more of the Total Voting Power of the Sponsor, (B) the failure of the Goldman Entities to own, directly or indirectly, an amount of the outstanding Capital Stock of the Sponsor entitled to (i) 20% or more of the Total Voting Power of the Sponsor,
(C) the occurrence of a Goldman Disposition (as defined in the COSI Strategic Alliance Agreement), or (D) CPS and the Goldman Entities (jointly, the "Permitted Holders") collectively to own an amount of the outstanding Capital Stock of the Sponsor entitled to 51% or more of the Total Voting Power of the Sponsor, or (ii) at any time after successful consummation of a Sponsor IPO,
(A) any person or "group" (within the meaning of Rule 13d-5 under the Securities and Exchange Act of 1934, as amended), together with its Affiliates, other than the Permitted Holders, shall beneficially own, directly or indirectly, an amount of Capital Stock of the Borrower entitled to twenty percent (20%) or more of the Total Voting Power of the Sponsor; (B) the failure of the Permitted Holders to own shares of Capital Stock of the Sponsor representing at least thirty-three and one-third percent (33 1/3%) of the Total Voting Power of the Sponsor; or (C) the Continuing Directors in office at any time shall not constitute a majority of the Board of Directors of the Sponsor. For purposes of the foregoing, the term "Continuing Directors" shall mean, at any date, an individual (y) who is a member of the Board of Directors of the Sponsor on the Closing Date, or (z) who has been nominated to fill a vacancy on the Board of Directors of the Sponsor by a majority of the Continuing Directors then in office;

                 Section 7.10 Judgment. A judgment shall be entered (i) for the payment of money (a) in excess of $1,000,000 against any Borrower Entity or (b) in excess of $5,000,000 against the Sponsor and such judgment or order (in the case of a money judgment) shall continue unsatisfied and in effect, or such party shall fail to provide Acceptable Reserves for the satisfaction thereof, for a period of 60 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise); (ii) which could reasonably be expected to cause a Material Adverse Effect; or (iii) in the form of an injunction or similar form of relief requiring suspension of operations of any material Portfolio Asset on the grounds of violation of an Environmental Law or other Requirement of Law and failure of the Borrower to have such injunction or similar form of relief stayed or discharged within 90 days;

                 Section 7.11 Destruction of Portfolio Assets. All or substantially all of the Astoria Bundle or the NiMo Assets shall suffer a substantial loss, or be destroyed, abandoned, irreparably damaged, or requisitioned or taken by condemnation;

                 Section 7.12 ERISA. The Borrower or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by the Borrower or any ERISA Affiliate, any plan





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administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, or one or more Multiemployer Plans which could cause the Borrower or one or more ERISA Affiliates to incur a current payment obligation in excess of $10,000,000;

                 Section 7.13 Regulatory Status. Any Borrower Entity or any operator of the Portfolio Assets shall fail at any time to be an "exempt wholesale generator" under Section 32 PUHCA;

                 Section 7.14 Regulatory Change. There shall have occurred a Regulatory Change;

                 Section 7.15 Negative Pledge. Any Person pledging an interest pursuant to any Partnership Interest Pledge Agreement or Stock Pledge Agreement, as the case may be, shall, or shall agree to, create, incur, assume or suffer to exist any Lien upon, or with respect to, such pledged interest other than Permitted Liens;

                 Section 7.16 Abandonment. Any Borrower Entity shall have voluntarily abandoned the ownership or operation of any material portion of the Portfolio Assets for a continuous period of seven days other than pursuant to a Requirement of Law;

                 Section 7.17     Sponsor Indebtedness.

  (a) The Sponsor shall incur any Indebtedness for borrowed money (or issue any guarantee or surety of any Indebtedness for borrowed money) in excess of $1,000,000 in the aggregate (other than Permitted Indebtedness) prior to the Astoria Generating Effective Date.


                 (b) The Sponsor shall incur Indebtedness (or any amendment, modification, restructuring, replacement or refinancing thereof) for borrowed money, (or issue any guarantee or surety of any Indebtedness for borrowed money) in excess of $1,000,000 in the aggregate (other than Permitted Indebtedness) without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that, (i) the Required Lenders may withhold consent to any proposed Indebtedness which could, in the reasonable opinion of the Required Lenders, impair, impede, prohibit or otherwise materially adversely affect the ability of the Borrower to refinance the Indebtedness of the Borrower hereunder; and
(ii) the Required Lenders shall not withhold, condition or delay consent to any such Indebtedness with terms and conditions substantially similar to those set forth on Schedule 7.17 hereto;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may, and upon the written, telecopied or telex request of the Required Lenders, shall, by written notice to the Credit Parties (a "Remedy Notice"), take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Secured Party or the holder of any Note to enforce its claims against the
Borrower: (i)





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declare the Commitments terminated, whereupon the Commitments of each Lender shall terminate immediately and any accrued but unpaid Commitment Fee shall forthwith become due and payable without any action of any kind; or (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived; provided that, if any Event of Default specified in Section
7.07 shall occur, the result which would occur upon the giving of a Remedy Notice by the Administrative Agent, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such Notice. Except as expressly provided in the immediately preceding sentence, neither the Administrative Agent nor any Secured Party shall otherwise be precluded from pursuing any other right or remedy then available to them against the Borrower or any Credit Party pursuant to the Financing Documents. Upon the exercise of any of the foregoing remedies, any excess remaining after payments to each Secured Party of any and all amounts sufficient to compensate such Secured Party for all amounts owing and all costs incurred under any Financing Document, shall be remitted by the Administrative Agent to the Borrower.

                                  ARTICLE VIII

                   THE ADMINISTRATIVE AGENT AND ISSUING BANK

                 Section 8.01 Appointment of Administrative Agent, Powers and Immunities. Each Secured Party hereby irrevocably appoints and authorizes the Administrative Agent and the Issuing Bank to act as its Administrative Agent and the Issuing Bank hereunder and under the other Transaction Documents with such powers as are expressly delegated to the Administrative Agent and the Issuing Bank by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Transaction Document, or be a trustee for any Secured Party. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not be required to take any action which is contrary to this Agreement or any other Transaction Document or applicable law. Neither the Administrative Agent, the Issuing Bank nor any Secured Party nor any of their respective affiliates shall be responsible to any other Secured Party for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or any other Transaction Document or in any certificate or other document referred to or provided for in, or received by any Secured Party under, this Agreement or any other Transaction Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes, the other Transaction Documents or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent may employ Administrative Agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such Administrative Agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent, the Issuing Bank nor any of their respective directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.





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                 Section 8.02     Reliance by Administrative Agent.  The
Administrative Agent and the Issuing Bank shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent or the Issuing Bank. As to any matters related to this Agreement or the transactions contemplated hereby, neither the Administrative Agent nor the Issuing Bank shall be required to take any action or exercise any discretion, but the Administrative Agent and the Issuing Bank shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Transaction Document in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties.

                 Section 8.03 Defaults. The Administrative Agent shall not be deemed to have actual knowledge or notice of the occurrence of a Default or an Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default the Administrative Agent shall give notice thereof to the Secured Parties. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Secured Parties.

                 Section 8.04 Rights as Lenders. With respect to its commitment to make Loans, Bank of America, N.A. shall have the same rights and powers hereunder as any Lender and may exercise the same as though it was not acting as the Administrative Agent and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Bank of America, N.A. in its individual capacity. Bank of America, N.A. and its Affiliates may (without having to account therefor to any Lender) accept deposits from, extend credit (on a secured or unsecured basis) to and generally engage in any kind of banking, trust or other business with the Borrower or any of its Affiliates, as if it were not acting as the Administrative Agent.

                 Section 8.05 Indemnification. Without limiting the obligations of the Borrower under Section 9.04 hereof, each Lender agrees to indemnify the Administrative Agent, the Issuing Bank and the Lead Arrangers, ratably in accordance with the aggregate principal amount of the Loans and ConEd Letter of Credit Exposure held by the Lenders, or, if no Loans are then outstanding, the respective amounts of the Lenders' Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind or nature whatsoever which may at any time (including, without limitation, at any time following the payment of principal of and/or interest on the Loans) be imposed on, incurred by or asserted against the Administrative Agent, the Issuing Bank or either Lead Arranger in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or





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thereby (including the costs and expenses which the Borrower is obligated to pay under Section 9.04 hereof) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the Administrative Agent's, the Issuing Bank's or either Lead Arranger's gross negligence or willful misconduct as determined by a court of competent jurisdiction. The Administrative Agent, the Issuing Bank and the Lead Arrangers shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                 Section 8.06 Documents. The Administrative Agent will forward to each Lender, promptly after the Administrative Agent's receipt thereof, a copy of each document furnished to the Administrative Agent for such Secured Party hereunder (and a copy of such other documents furnished to the Administrative Agent pursuant to Article III hereof as may be requested by such Lender).

                 Section 8.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender represents that it has, independently and without reliance on the Administrative Agent, the Issuing Bank, any Lead Arranger, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrower and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank, any Lead Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. None of the Administrative Agent, the Issuing Bank, any Lead Arranger or any Lender shall be required to keep informed as to the performance or observance by the Borrower under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of, the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent, the Issuing Bank, or any Lead Arranger hereunder, none of the Administrative Agent, the Issuing Bank, any Lead Arranger or any Lender shall have any duty or responsibility to provide any Lender with any credit or other information concerning the Borrower, or any Affiliate of the Borrower, which may come into the possession of the Administrative Agent, the Issuing Bank, any Lead Arranger or such Lender or any of its or their Affiliates.

                 Section 8.08 Resignation. Subject to the appointment and acceptance of a successor as provided below, each of the Administrative Agent and the Issuing Bank (prior to the issuance of the ConEd Letter of Credit) may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent and/or Issuing Bank, as applicable, which shall be a Lender hereunder. If no successor Administrative Agent and/or Issuing Bank, as applicable, shall have been appointed by the Required Lenders and no Lender shall have accepted such appointment within 30 days after the retiring Administrative Agent's and/or Issuing Bank's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent and/or Issuing Bank, which shall be a Lender hereunder having a combined capital and surplus of not less than $500,000,000. Upon the





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acceptance of any appointment as Administrative Agent and/or Issuing Bank, as applicable, hereunder by a successor Administrative Agent and/or Issuing Bank, as the case may be, such successor Administrative Agent and/or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and/or Issuing Bank, and the retiring Administrative Agent and/or Issuing Bank shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's and/or Issuing Bank's resignation hereunder as Administrative Agent and/or Issuing Bank, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent and/or Issuing bank.

                 Section 8.09 Authorization. The Administrative Agent and the Issuing Bank are hereby authorized by the Lenders to execute, deliver and perform each of the Transaction Documents to which they (whether as "Administrative Agent", "Issuing Bank", "Secured Party", "Grantee" or "Mortgagee") are or are intended to be a party and each Lender agrees to be bound by all of the agreements of the Administrative Agent and the Issuing Bank respectively, contained in the Transaction Documents.


                                   ARTICLE IX

                                 MISCELLANEOUS

                 Section 9.01 Notices. All notices, requests and other communications to the Borrower or any Secured Party shall be in writing (including bank wire, cable, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address, or telex, cable or telecopy number set forth on Annex II hereto or such other address or telecopy number as such party may hereafter specify by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in Annex II and receipt thereof is confirmed in writing, or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified in Annex II.

                 Section 9.02 Amendments, Etc.. No amendment or waiver of any provision of any Financing Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, or if the Lenders shall not be parties thereto, by the parties thereto and consented to by the Required Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (ii) reduce the principal of, or interest on, the Notes or any Fees hereunder, (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Notes or any Fees hereunder, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of the Lenders which shall be required for the Lenders or any of them to take any action hereunder, (v) postpone the date fixed for reimbursement of any ConEd Letter of Credit Disbursement, (vi) amend or waive Sections 9.02,





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9.04 or the definitions of the terms used in such Sections under any Financing
Document insofar as the definitions affect the substance of such Sections,
(vii) consent to the assignment or other transfer by any Credit Party of any of its rights and obligations under any Financing Document, (viii) release any Collateral (other than as expressly contemplated under the Financing Documents) or the Subsidiary Guarantee, (ix) extend either the Acquisition Loan Availability Period or the Working Capital Loan Availability Period, or (x) subordinate the Loans to any other Indebtedness; and provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent or the Issuing Bank under any Financing Document shall in any event be effective, unless in writing and signed by the Administrative Agent or the Issuing Bank, as the case may be, in addition to the Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.08). In addition, the Borrower, the Lead Arrangers, the Lenders and the Swap Banks hereby authorize the Administrative Agent to modify this Agreement by amending or supplementing Annexes I and II from time to time in the manner requested by the Borrower, the Administrative Agent or any other Secured Party and otherwise in accordance with the terms of this Agreement; provided, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Borrower and each Secured Party.

                 Section 9.03 No Waiver; Remedies Cumulative. No failure or delay on the part of any Secured Party or any holder of a Note in exercising any right or remedy under any Financing Document and no course of dealing between the Borrower and any Secured Party or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under any Financing Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Secured Parties or the holder of any Note would otherwise have. No notice to or demand on the Borrower not required under any Financing Document shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party or the holder of any Note to any other or further action in any circumstances without notice or demand.





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                 Section 9.04     Payment of Expenses and Indemnification.  The
Borrower shall:

                      (i) promptly reimburse the Administrative Agent, the
                 Issuing Bank and each Lead Arranger for all of such Person's reasonable costs and expenses (including, without limitation, (A) the reasonable fees and disbursements of legal counsel,
                 (B) reasonable out-of-pocket expenses of its personnel, (C) other reasonable legal, appraisal, environmental, audit, consulting, filing fees and expenses and (D) all reasonable fees, taxes, assessments and duties (to the extent such taxes, assessments and duties are required to be paid under Article II of this Agreement)) incurred by it in connection with the due diligence, negotiation, preparation, review, execution, delivery, interpretation, administration or syndication of this Agreement and the Loans made thereunder, the other Transaction Documents and the transactions contemplated hereby and thereby;

                      (ii) promptly reimburse each Swap Bank for all reasonable
                 costs and expenses (including, without limitation, (A) the reasonable fees and disbursements of legal counsel, (B) reasonable out-of-pocket expenses of its personnel and (C) all reasonable fees, taxes, assessments and duties (to the extent such taxes, assessments and duties are required to be paid under Article II of this Agreement)) reasonably incurred by it in connection with the negotiation, preparation, review, execution, delivery, administration, collection, enforcement, termination or unwinding of any Interest Hedge Contract;

                      (iii) promptly pay all out-of-pocket costs and expenses of the Secured Parties (both before and after the execution hereof) in connection with protecting or perfecting the security interest in the Collateral or in connection with any matters contemplated by or arising out of this Agreement or any of the Financing Documents, whether (a) to prepare, negotiate or execute any amendment to, modification of or extension of this Agreement or any other Financing Document,
                 (b) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings necessary to protect the rights of the Secured Parties under any of the Financing Documents, (c) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) necessary to protect the rights of the Secured Parties under any of the Financing Documents, (d) to protect, collect, lease, sell, take possession of, release or liquidate any of the Collateral or (e) to attempt to enforce any security interest in any of the Collateral, or to enforce any rights of the Administrative Agent to collect any of the Obligations, including all reasonable fees and expenses of attorneys and paralegals (including charges for inside counsel), and, in the case of enforcement, pay such costs and expenses for any of the Secured Parties;

                      (iv)indemnify each Secured Party, its officers,
                 directors, employees, representatives, agents, affiliates and advisors (each an "Indemnified Person") from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any Indemnified Person of any kind or nature whatsoever (including, without limitation, any such costs, losses, liabilities, claims, damages or expenses of such Indemnified Person (whether or not a party)





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
                 arising out of or by reason of any investigation, litigation or other proceeding) relating to any actual or proposed use by any Borrower Entity of the ConEd Letter of Credit or the proceeds of any of the Loans or any Credit Party's entering into and performing of this Agreement or any of the other Financing Documents and the Transaction Documents, together with the reasonable fees and disbursements of attorneys and paralegals (including charges for inside counsel) incurred in connection with any of the foregoing; provided that the Borrower shall have no obligation to an Indemnified Person hereunder with respect to any of the foregoing to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person; and

                      (v) indemnify each Indemnified Person from, and hold each
                 Indemnified Person harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them resulting from (x) any past, present or future storage, holding, existence, release, emission discharge, generation, abatement, disposition, handling or transportation by, any Borrower Entity, or their agents, employees and representatives of any Hazardous Materials or (y) any past, present or future violation of, failure to comply fully with or requirement to comply with any Environmental Law by any Borrower Entity, or their agents, employees and representatives, in each case together with the reasonable fees and disbursements of attorneys and paralegals (including reasonable charges for inside counsel) incurred in connection with any of the foregoing; provided, that the Borrower shall have no obligation to an Indemnified Person hereunder with respect to any of the foregoing to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person.

                 (b) If and to the extent that the obligations of the Borrower under this Section 9.04 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Requirement of Law. The Borrower's obligations under this Section 9.04 shall survive any termination of this Agreement and the payment of the Notes.

                 Section 9.05 Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable Requirement of Law, each Lender or other holder of a Note shall, upon the occurrence and during the continuance of any Event of Default and whether or not such Lender or such holder has made any demand or the Obligations of the Borrower are matured, have the right to appropriate and apply to the payment of the Obligations of the Borrower all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder, whether or not related to this Agreement or any transaction hereunder. Any amount received as a result of the exercise of such rights shall be re-allocated among the Lenders as set forth in Section 2.13 and the Borrower shall receive prompt notice thereof from the Administrative Agent; provided, that any failure by the Administrative Agent to provide such notice shall in no way affect the rights of any Lender or other holder of a Note under this Section 9.05.

                 Section 9.06 Benefit of Agreement; Assignments and Participations.





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                 (a)      This Agreement shall be binding upon and inure to the
benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

                 (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

                 (c) Each Lender may assign (with the consent of the Administrative Agent after consultation with the Borrower) to one or more banks or other entities all or a portion of its rights and obligations under this Agreement, the Notes and the ConEd Letter of Credit; provided that (i) no such assignment shall be for less than $5,000,000 of such Lender's Commitments or Loans, as the case may be, and (ii) each assignment shall be of a pro rata portion of such Lender's Commitments or Loans. Upon such execution, delivery and acceptance, from and after the effective date (the "Effective Date") of such Assignment and Acceptance (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to and assumed by it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                 (d) By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Notes, the ConEd Letter of Credit or any other instrument or document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Credit Party or the performance or observance by the Borrower or any other Credit Party of any of its obligations under this Agreement, any other Financing Document or Transaction Document or any other instrument or document furnished pursuant hereto or thereto, (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.10 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the Lead Arrangers, the Administrative Agent, the Issuing Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that





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it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (e) The Administrative Agent shall maintain at its address referred to in Section 9.01 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each Secured Party may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by the Borrower, the Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, together with the Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit O hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Issuing Bank and the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Commitment or Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or Commitments hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment or Commitments retained by it hereunder. Such new Note or Notes shall re-evidence the indebtedness outstanding under the old Notes or Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Note or Notes subject to such assignments.

                 (g) Each Lender may sell participations (without the consent of the Administrative Agent, the Issuing Bank, the Borrower or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by it and the participations in the ConEd Letter of Credit held by it); provided that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Loans in which such





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participant is participating, (B) reduce the amount of any installment of principal of the Loans in which such participant is participating, (C) reduce the interest rate applicable to the Loans in which such participant is participating, (D) reduce any fees payable hereunder, or (E) release all or substantially all of the Collateral.

                 (h) Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Note or other Obligation under the securities laws of the United States of America or of any state.

                 (i) Any Lender may at any time assign all or any portion of its rights under this Agreement and the other Financing Documents to the Federal Reserve Bank of the United States; provided, that any payment in respect of such assigned rights made by the Borrower to the assigning Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned rights to the extent of such payment. No such assignment shall release the assignor Lender from its obligations hereunder.

                 (j) After the completion of the primary and general syndication of the Loans described herein, each transferor Lender shall pay the Administrative Agent a fee of $3,500.00 for processing each assignment made pursuant to this Section 9.06.

                 Section 9.07 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Damages.

                 (a) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY SUCH REQUIREMENT OF LAWS THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE BORROWER AND EACH SECURED PARTY IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

                 (b) EXCEPT AS PROVIDED IN THE NEXT PARAGRAPH, THE BORROWER AND EACH SECURED PARTY AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE BORROWER AND EACH SECURED PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. THE BORROWER WAIVES IN ALL DISPUTES ANY





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OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE
INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                 (c) THE BORROWER AGREES THAT ANY SECURED PARTY SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENT OF LAW, TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE ANY SECURED PARTY TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF ANY SECURED PARTY. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH ANY SECURED PARTY HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                 (d) THE BORROWER AND THE SECURED PARTIES EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                 (e) THE BORROWER HEREBY IRREVOCABLY DESIGNATES NATIONAL REGISTERED AGENTS, INC., WITH AN ADDRESS AT 440 9TH AVENUE, 5TH FLOOR, NEW YOUR, NEW YORK 10001 AS THE DESIGNEE, APPOINTEE AND AGENT OF THE BORROWER TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES, THE OTHER FINANCING DOCUMENTS OR ANY DOCUMENTS RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO THE BORROWER AT ITS ADDRESS SET FORTH IN ANNEX II HERETO IN ACCORDANCE WITH SECTION 9.01. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE ON THE DATE OF RECEIPT THEREOF.

                 (f) NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.

                 Section 9.08 Nonliability of Administrative Agent and Lenders. The relationship between the Borrower and the Secured Parties shall be solely that of borrower and





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lender.  No Secured Party shall have any fiduciary responsibilities to the
Borrower. No Secured Party undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

                 Section 9.09 Marshalling; Recapture. No Secured Party shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Secured Party receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Secured Party as of the date such initial payment, reduction or satisfaction occurred.

                 Section 9.10 Independent Nature of Lenders' Rights. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, except as otherwise provided in any Financing Document, each Lender shall be entitled to protect and enforce its rights arising our of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

                 Section 9.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                 Section 9.12 Effectiveness. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section 9.01 or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

                 Section 9.13 Survival of Indemnities and Representations and Warranties. All indemnities set forth herein and all representations and warranties made herein and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes, the ConEd Letter of Credit and the other Financing Documents and the making and repayment of the Loans and the expiration or cancellation of the ConEd Letter of Credit.

                 Section 9.14 Severability. In case any provision in or obligation under this Agreement or the Notes or the other Financing Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 Section 9.15 Headings Descriptive. The headings of the several sections and subsections of this Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                 Section 9.16 Limitation of Recourse. The obligations of the Borrower hereunder and under the other Financing Documents are obligations solely of the Borrower and shall not constitute a debt or obligation of any direct or indirect partner or shareholder of the Borrower or any of their respective directors, officers, agents or employees (each such Person, a "Non-Recourse Party"). No Non-Recourse Party shall be liable for any amount payable by the Borrower under this Agreement or the other Financing Documents, and the Secured Parties shall not seek a money judgment or deficiency or personal judgment against any Non-Recourse Party for payment of the indebtedness payable by the Borrower evidenced by this Agreement or the other Financing Documents. No property or assets of any Non-Recourse Party, other than as contemplated in the Financing Documents, shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought against the Borrower with respect to this Agreement or the other Financing Documents. The foregoing acknowledgments, agreements and waivers shall be enforceable by any Non-Recourse Party. Notwithstanding the foregoing, nothing in this Section shall limit or affect or be construed to limit or affect the obligations and liabilities of any Credit Party or any other Non-Recourse Party (a) in accordance with the terms of any Transaction Document or Financing Document creating such liabilities and obligations to which such Credit Party or Non-Recourse Party is a party, (b) arising from liability pursuant to applicable Requirements of Law for such Credit Party's or such Non-Recourse Party's fraudulent actions, knowing misrepresentations or willful misconduct or (c) with respect to amounts distributed to it in violation of
Section 6.10 hereof.

                 IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.
                                BORROWER:
                                --------

                                ORION POWER NEW YORK, L.P.
                                a Delaware limited partnership

                                By:      Orion Power New York GP, Inc.,
                                         its general partner


                                By:
                                   ----------------------------
                                   Name:
                                   Title:


                                LEAD ARRANGERS:
                                --------------

                                BANC OF AMERICA SECURITIES LLC


                                By:
                                   ----------------------------
                                   Name:
                                   Title:



                                PARIBAS


                                By:
                                   ----------------------------
                                   Name:
                                   Title:




                                By:
                                   ----------------------------
                                   Name:
                                   Title:

                                ISSUING BANK:
                                ------------

                                BANK OF AMERICA, N.A.



                                By:
                                   ----------------------------
                                   Name:
                                   Title:

                                ADMINISTRATIVE AGENT:
                                --------------------

                                BANK OF AMERICA, N.A.,
                                as Administrative Agent


                                By:
                                   ----------------------------
                                   Name:
                                   Title:


                                LENDERS:
                                -------

                                BANK OF AMERICA, N.A.


                                By:
                                   ----------------------------
                                   Name:
                                   Title:



                                PARIBAS


                                By:
                                   ----------------------------
                                   Name:
                                   Title:



                                By:
                                   ----------------------------
                                   Name:
                                   Title:

                                BAYERISCHE HYPO- UND VEREINSBANK
                                AG, NEW YORK BRANCH


                                By:
                                   ----------------------------
                                   Name:
                                   Title:



                                By:
                                   ----------------------------
                                   Name:
                                   Title:


                                THE BANK OF NOVA SCOTIA


                                By:
                                   ----------------------------
                                   Name:
                                   Title:



                                ABN AMRO BANK N.V.


                                By:
                                   ----------------------------
                                   Name:
                                   Title:



                                By:
                                   ----------------------------
                                   Name:
                                   Title:


                                COBANK, ACB


                                By:
                                   ----------------------------
                                   Name:
                                   Title:

                                DEUTSCHE BANK A.G. NEW YORK BRANCH
                                AND/OR CAYMAN ISLANDS BRANCH


                                By:
                                   ----------------------------
                                   Name:
                                   Title:



                                By:
                                   ----------------------------
                                   Name:
                                   Title:


                                UNION BANK OF CALIFORNIA, N.A.


                                By:
                                   ----------------------------
                                   Name:
                                   Title:


                                ING (U.S.) CAPITAL LLC


                                By:
                                   ----------------------------
                                   Name:
                                   Title:



                                By:
                                   ----------------------------
                                   Name:
                                   Title:


                                BANK OF MONTREAL


                                By:
                                   ----------------------------
                                   Name:
                                   Title:

                                DG BANK DEUTSCHE GENOSSENSHAFTSBANK AG


                                By:
                                   ----------------------------
                                   Name:
                                   Title:




                                By:
                                   ----------------------------
                                   Name:
                                   Title:



                                BANKBOSTON, N.A.


                                By:
                                   ----------------------------
                                   Name:
                                   Title:



                                DRESDNER BANK AG, NEW YORK AND
                                GRAND CAYMAN BRANCHES


                                By:
                                   ----------------------------
                                   Name:
                                   Title:




                                By:
                                   ----------------------------
                                   Name:
                                   Title:


                                CIBC INC.


                                By:
                                   ----------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT A
                                                                              TO
                                                                CREDIT AGREEMENT


                                    [FORM OF]
                              ACQUISITION LOAN NOTE

                                                                 [CITY], [STATE]
U.S. $[Amount]                                                   [DATE], 1999


      ORION POWER NEW YORK, L.P., a limited partnership organized under the laws of the State of Delaware (the "Borrower"), FOR VALUE RECEIVED, hereby promises to pay to the order of ___________________________ (the "Lender"), at the office of Bank of America, N.A. (the "Administrative Agent") at 100 North Tryon Street, NC1-007-10-07, Charlotte, NC 28255, the principal sum of _____________________
DOLLARS ($____________) or if less, the aggregate unpaid principal amount of all Loans under this Acquisition Loan Note made by the Lender to the Borrower, on or before the Final Maturity Date and at the times and in the manner provided in the Credit Agreement (as defined below). All capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

      The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at the Administrative Agent's office from the date hereof until such principal amount shall be paid in full at the rates per annum which shall be determined in accordance with the provisions of Article II of the Credit Agreement, dated as of July 28, 1999 (as such agreement may be amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, BANC OF AMERICA SECURITIES LLC and PARIBAS, as Lead Arrangers, each other financial institution which is a signatory thereto or which may hereafter become an assignee pursuant to Section 9.06 of the Credit Agreement (each a "Lender", and collectively the "Lenders") BANK OF AMERICA, N.A., as Issuing Bank and the Administrative Agent, such interest to be payable at the times provided for in the Credit Agreement.

      This Acquisition Loan Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof and of the other Financing Documents referred to therein and is subject to the other terms, conditions and provisions set forth therein. This Acquisition Loan Note is subject to prepayment, in whole or in part, as provided in the Credit Agreement. In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Acquisition Loan Note may, subject to provisions pertaining thereto in the Credit Agreement, be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

      The granting of participating interests by the Lender in, and the assignment or transfer by the Lender of, its rights in and to this Acquisition Loan Note and its

Acquisition Loan Commitment are subject to the terms and conditions set forth in
Section 9.06 of the Credit Agreement.

      All Loans made by the Lender and the Type of each thereof and all payments and prepayments made on account of the principal thereof may be recorded by the Lender on the schedule (or a continuation thereof) attached hereto, it being understood that failure by the Lender to make any such endorsement or any error therein shall not affect the obligations of the Borrower hereunder.

      The Borrower and any and all sureties, guarantors and endorsers of this Acquisition Loan Note and all other parties now or hereafter liable hereon, severally waive grace (except grace provided pursuant to the express terms of the Credit Agreement or any other Financing Document), presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Acquisition Loan Note, (iii) to the release of any party primarily or secondarily liable hereon and (iv) that it will not be necessary for the Administrative Agent or any Lenders, in order to enforce payment of this Acquisition Loan Note, to first institute or exhaust their remedies against the Borrower or any other party liable therefor or against any security for this Acquisition Loan Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      This Acquisition Loan Note shall be governed by and interpreted in accordance with the laws of the State of New York other than any such laws that would apply the laws of another jurisdiction, except to the extent that the laws of another jurisdiction are mandatorily applicable.

                                            ORION POWER NEW YORK, L.P.

                                            By:  Orion Power New York GP, Inc.,
                                            its general partner



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT B
                                                                              TO
                                                                CREDIT AGREEMENT

                                    [FORM OF]
                            WORKING CAPITAL LOAN NOTE


U.S. $[Amount]                                                     [CITY, STATE]
                                                                   [DATE], 1999


       ORION POWER NEW YORK, L.P., a limited partnership organized under the laws of the State of Delaware (the "Borrower"), FOR VALUE RECEIVED, hereby promises to pay to the order of ___________________________ (the "Lender"), at the office of Bank of America, N.A. (the "Administrative Agent") at 100 North Tryon Street, NC1-007-10-07, Charlotte, NC 28255, the principal sum of _____________________ DOLLARS ($____________) or if less, the aggregate unpaid principal amount of all Loans under this Working Capital Note made by the Lender to the Borrower, on or before the Final Maturity Date and at the times and in the manner provided in the Credit Agreement (as defined below). All capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

       The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at the Administrative Agent's office from the date hereof until such principal amount shall be paid in full at the rates per annum which shall be determined in accordance with the provisions of Article II of the Credit Agreement, dated as of July 28, 1999 (as such agreement may be amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, BANC OF AMERICA SECURITIES LLC and PARIBAS, as Lead Arrangers, each other financial institution which is a signatory thereto or which may hereafter become an assignee pursuant to Section 9.06 of the Credit Agreement (each a "Lender", and collectively the "Lenders") and BANK OF AMERICA, N.A., as Issuing Bank and the Administrative Agent, such interest to be payable at the times provided for in the Credit Agreement.

       This Working Capital Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof and of the other Financing Documents referred to therein and is subject to the other terms, conditions and provisions set forth therein. This Working Capital Note is subject to prepayment, in whole or in part, as provided in the Credit Agreement. In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Working Capital Note may, subject to provisions pertaining thereto in the Credit Agreement, be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

       The granting of participating interests by the Lender in, and the assignment or transfer by the Lender of, its rights in and to this Working Capital Note and its Working Capital Commitment are subject to the terms and conditions set forth in Section 9.06 of the Credit Agreement.

       All Loans made by the Lender and the Type of each thereof and all payments and prepayments made on account of the principal thereof may be recorded by the Lender on the schedule (or a continuation thereof) attached hereto, it being understood that failure by the Lender to make any such endorsement or any error therein shall not affect the obligations of the Borrower hereunder.

       The Borrower and any and all sureties, guarantors and endorsers of this Working Capital Note and all other parties now or hereafter liable hereon, severally waive grace (except grace provided pursuant to the express terms of the Credit Agreement or any other Financing Document), presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Working Capital Note, (iii) to the release of any party primarily or secondarily liable hereon and (iv) that it will not be necessary for the Administrative Agent or any Lenders, in order to enforce payment of this Working Capital Note, to first institute or exhaust their remedies against the Borrower or any other party liable therefor or against any security for this Working Capital Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

       This Working Capital Note shall be governed by and interpreted in accordance with the laws of the State of New York other than any such laws that would apply the laws of another jurisdiction, except to the extent that the laws of another jurisdiction are mandatorily applicable.

                                             ORION POWER NEW YORK, L.P.

                                             By: Orion Power New York GP, Inc.,
                                             its general partner



                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT C
                                                                              TO
                                                                CREDIT AGREEMENT


                                     FORM OF
                         NOTICE OF ACQUISITION BORROWING

Bank of America, N.A., as Administrative Agent
100 North Tryon Street
NC1-007-10-07
Charlotte, NC  28255

Ladies and Gentlemen:

       This Notice of Acquisition Borrowing (the "Notice") is being provided pursuant to Section 2.03(a) of the Credit Agreement dated as of July 28, 1999 (the "Credit Agreement"), among ORION POWER NEW YORK, L.P., a Delaware limited partnership (the "Borrower"), BANC OF AMERICA SECURITIES LLC and PARIBAS, as lead arrangers (collectively, the "Lead Arrangers"), each other financial institution which is a signatory thereto and which may thereafter become an assignee pursuant to Section 9.06 of the Credit Agreement (each a "Lender", and collectively the "Lenders"), BANK OF AMERICA, N.A., as Issuing Bank, and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, together with any successors and assigns, the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms in this Notice of Acquisition Borrowing have the meanings assigned to those terms in the Credit Agreement.

       1. The proposed Acquisition Loan Funding Date shall be [the date inserted must be the third Business Day after the date hereof if a LIBO Rate Loan is requested and one Business Day after the date hereof if a Base Rate Loan is requested].

       2. The aggregate principal amount of the requested Acquisition Loan shall be ($______) DOLLARS.

       3.     The Acquisition Loans requested shall be [Base] [LIBO] Rate Loans.

       4. The Acquisition Costs to be satisfied with the proceeds of the Acquisition Loan are set forth on Schedule A to this Notice of Acquisition Borrowing.

       5. The initial Interest Period with respect to the requested Acquisition Loan shall be [______] months.1 [Information to be provided in accordance with the definition of Interest Period and the time limitations set forth in the Credit Agreement.]

--------
(1) Information to be provided if Loan is to bear interest at the LIBO rate.

       The representations and warranties made by the Credit Parties under the Credit Agreement and in each other Financing Document to which each such Person is a party are true and correct in all material respects (both before and after giving effect to the proposed Acquisition Loan) on and as of the Acquisition Loan Funding Date as though made on and as of the Acquisition Loan Funding Date, except to the extent that such representations and warranties relate to or were made solely with respect to the Closing Date or another specific date, in which case such representations and warranties are true and correct in all material respects on and as of the Closing Date or such other date.

       No Default or Event of Default has occurred and is continuing under any Transaction Document (both before and after giving effect to the proposed Acquisition Loan) on and as of such Acquisition Loan Funding Date.

       In the event of any conflict or inconsistency between the terms hereof and the terms in the Credit Agreement, the terms in the Credit Agreement shall be controlling.

       The undersigned hereby certifies that, as of the date hereof, the information herein is true and complete.

                                           ORION POWER NEW YORK, L.P.

                                           By:  Orion Power New York GP, Inc.,
                                           its general partner

                                           By:
                                              --------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT D
                                                                          TO THE
                                                                CREDIT AGREEMENT


                                FORM OF NOTICE OF
                              WORKING CAPITAL LOAN


                                NOTICE OF WORKING
                            CAPITAL LOAN NO._________


                                                  _____________________, 199____

       Pursuant to Section 2.03(b) of the Credit Agreement entered into as of July 28, 1999 (the "Credit Agreement"), among ORION POWER NEW YORK, L.P., a Delaware limited partnership (the "Borrower"), BANC OF AMERICA SECURITIES LLC and PARIBAS, as lead arrangers (collectively, the "Lead Arrangers"), each other financial institution which may hereafter become an assignee pursuant to Section
9.06 thereof (each a "Lender", and collectively the "Lenders"), BANK OF AMERICA, N.A., as Issuing Bank and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, together with any successors and assigns, the "Administrative Agent") the Borrowers hereby give notice of their desire to borrow a Working Capital Loan in accordance with the terms set forth below (all capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Credit Agreement):

              (i) The date of the Working Capital Loan shall be ____________ (the "Borrowing Date") [the date inserted must be a Business Day and not less than three (3) Business Days from the date hereof].

              (ii) The principal amount of the Working Capital Loan shall be ______________________________ DOLLARS ($___________).

              (iii) The proceeds of the Working Capital Loan are to be disbursed by wire transfer on the Borrowing Date as follows:

                           Orion Power New York, L.P.
                                     [Bank]
                                    [Address]
                           Account No. ________________
                           ABA No. ___________________

              (iv)   The Working Capital Loan shall be a [LIBO][Base]Rate Loan.

              (v) The initial Interest Period shall be [___________ months] [_________ days].1 [Information to be provided in accordance with the definition of Interest Period in the Credit Agreement]

       This Notice of Working Capital Loan and acceptance by the Borrower of any proceeds of the Working Capital Loan shall constitute a representation and warranty that the statements set forth in Section 3.03(b) and (c) are true and correct both as of the date of this notice and as of the Borrowing Date.

                                           ORION POWER NEW YORK, L.P.

                                           By:  Orion Power New York GP, Inc.,
                                           its general partner


                                           By:
                                              --------------------------------
                                              Name:
                                              Title:



---------------------
(1) Applicable only to Fixed Rate Loans.

                                                                       EXHIBIT E
                                                                              TO
                                                                CREDIT AGREEMENT


                                     FORM OF
                              NOTICE OF CONVERSION

                                                       _________________, ______

Bank of America, N.A., as Administrative Agent
100 North Tryon Street
NC1-007-10-07
Charlotte, NC  28255
Attention:  Laura S. Ryan

Ladies and Gentlemen:

       This Notice of Conversion (the "Notice of Conversion") is being provided pursuant to Section 2.04(a) of the Credit Agreement dated as of July 28, 1999 (the "Credit Agreement"), among ORION POWER NEW YORK, L.P., a Delaware limited partnership (the "Borrower"), BANC OF AMERICA SECURITIES LLC and PARIBAS, as lead arrangers (collectively, the "Lead Arrangers"), each other financial institution which is a signatory thereto and which may thereafter become an assignee pursuant to Section 9.06 of the Credit Agreement (each a "Lender", and collectively the "Lenders"), Bank of America, N.A., as Issuing Bank, and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, together with any successors and assigns, the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms in this Notice of Conversion have the meanings assigned to those terms in the Credit Agreement. The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.04(a) of the Credit Agreement, that the Borrower requests a Conversion under the Credit Agreement, and in connection therewith sets forth below the information relating to such Conversion (the "Proposed Conversion") as required by Section 2.04(a) of the Credit Agreement:

       (i) The Business Day of the Proposed Conversion is ____________, ____. [the last day of the Interest Period then applicable to such loans and no sooner than the third Business Day following the date of this Notice of Conversion -- for Conversion into LIBO Rate Loans] [no sooner than the Business Day following the date of this Notice of Conversion -- for Conversion into Base Rate Loans]

       (ii) Each Loan to be Converted in the Proposed Conversion is a [LIBO Rate Loan][Base Rate Loan]. [The Interest Period applicable to such Loan is _____ month(s). - for Conversion from LIBO Rate Loans only]

       (iii) The Type of Loan to which each such Loan is to be Converted in the Proposed Conversion is a [LIBO Rate Loan][Base Rate Loan].

       (iv) [The initial Interest Period to be applicable to each Loan resulting from the Proposed Conversion shall be _____ month(s) -- for Conversion into LIBO Rate Loans only]

       (v) The aggregate principal amount of Loans (or portions thereof) proposed to be Converted in the Proposed Conversion is $___________.


       The Borrower's request for the Proposed Conversion is made in compliance with the definition of "Interest Period," Section 2.06 and Section 2.10 of the Credit Agreement; and

       In the case of a Conversion to LIBO Rate Loans, no Default or Event of Default has occurred and is continuing.

       The representations and warranties made by the Credit Parties under the Credit Agreement and in each other Financing Document to which each such Person is a party are true and correct in all material respects (both before and after giving effect to the Proposed Conversion) on and as of the date of the Proposed Conversion as though made on and as of the date of the Proposed Conversion, except to the extent that such representations and warranties relate to or were made solely with respect to the Closing Date or another specific date, in which case such representations and warranties are true and correct in all material respects on and as of the Closing Date or such other date.

       In the event of any conflict or inconsistency between the terms hereof and the terms in the Credit Agreement, the terms in the Credit Agreement shall be controlling.

       The undersigned hereby certifies that, as of the date hereof, the information herein is true and complete.

                                            ORION POWER NEW YORK, L.P.

                                            By:  Orion Power New York GP, Inc.,
                                            its general partner


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT F



                                                                  EXECUTION COPY



--------------------------------------------------------------------------------


                            DEPOSIT ACCOUNT AGREEMENT

                            Dated as of July 28, 1999

                                      among

                           ORION POWER NEW YORK, L.P.,

                        ERIE BOULEVARD HYDROPOWER, L.P.,

                      CARR STREET GENERATING STATION, L.P.,

                                       and

                 BANK OF AMERICA, N.A., as Administrative Agent


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Article I DEFINITIONS...................................................................................2

Article II APPOINTMENT OF ADMINISTRATIVE AGENT; CREATION OF ACCOUNTS....................................8

   Section 2.1    Appointment of Administrative Agent...................................................8
   Section 2.2    Creation of Accounts..................................................................8
   Section 2.3    Accounts as Collateral...............................................................10
   Section 2.4    Accounts and the Administrative Agent................................................11

Article III NOTICE REQUIREMENTS........................................................................11

   Section 3.1    Notice of Permitted Distribution Amounts.............................................11
   Section 3.2    Monthly Notice of Deposits and Withdrawals; Confirmation of Transfers................12
   Section 3.3    Semi-Annual Notice of Excess Cash Flow...............................................12
   Section 3.4    Semi-Annual Notice...................................................................12
   Section 3.5    Monthly Notice of Operating Costs....................................................12

Article IV DEPOSITS INTO ACCOUNTS......................................................................13

   Section 4.1    Deposit of Working Capital Advances..................................................13
   Section 4.2    Deposit of Equity Proceeds...........................................................13
   Section 4.3    Deposit of Acquisition Loan Proceeds.................................................13
   Section 4.4    Deposit of Revenues..................................................................13
   Section 4.5    Deposit of Extraordinary Proceeds....................................................13
   Section 4.6    Deposit of Insurance Proceeds........................................................13
   Section 4.7    Deposit of Released Debt Service Reserve Requirement Amounts.........................14
   Section 4.8    Deposit of Prepayment Amounts........................................................14
   Section 4.9    Information to Accompany Amounts Delivered to the Administrative Agent,
                  Deposits Irrevocable.................................................................15
   Section 4.10   Books of Account; Statements.........................................................15

Article V ALLOCATIONS FROM ACCOUNTS....................................................................16

   Section 5.1    Allocations From the Subsidiary Revenue Accounts.....................................16
   Section 5.2    Allocations From the Revenue Account.................................................16
   Section 5.3    Allocations from Operating Account...................................................21
   Section 5.4    Allocations From the Equity Proceeds Account.........................................21
   Section 5.5    Allocations From the Loan Proceeds Account...........................................22
   Section 5.6    Allocations From the Debt Service Account............................................24
   Section 5.7    Allocations From the Extraordinary Proceeds Account..................................24
   Section 5.8    Allocations from the Insurance Proceeds Account......................................24
   Section 5.9    Allocations From the Major Maintenance Reserve Account...............................25
   Section 5.10   Allocations From the Debt Service Reserve Account....................................25

   Section 5.11   Allocations From the Prepayment Account..............................................26
   Section 5.12   Allocations From the Distribution Account............................................26
   Section 5.13   Payments To Secured Parties..........................................................26
   Section 5.14   Defaults.............................................................................27

Article VI INVESTMENTS AND VALUATION...................................................................27

   Section 6.1    Investments..........................................................................27
   Section 6.2    Income or Gain.......................................................................27
   Section 6.3    Value................................................................................28
   Section 6.4    Taxes................................................................................28

Article VII APPLICATION OF INSURANCE PROCEEDS..........................................................28

   Section 7.1    Insurance Failure....................................................................28

Article VIII REPRESENTATIONS AND WARRANTIES............................................................30

   Section 8.1    Section 8.1 Representations and Warranties...........................................30

Article IX COVENANTS...................................................................................31

   Section 9.1    Covenants............................................................................31

Article X ADMINISTRATIVE AGENT.........................................................................32

   Section 10.1   Administrative Agent Appointment.....................................................32
   Section 10.2   Ambiguity or Inconsistency in Security Documents with Proposed Actions...............32
   Section 10.3   Right and Duties.....................................................................33

Article XI EXERCISE OF RIGHTS UNDER SECURITY DOCUMENTS.................................................33

   Section 11.1   Actions Upon an Event of Default.....................................................33
   Section 11.2   Administration of Collateral.........................................................33
   Section 11.3   Application of Proceeds After Acceleration...........................................33

Article XII INDEMNIFICATION............................................................................35

   Section 12.1   Indemnification From Borrower........................................................35

Article XIII MISCELLANEOUS.............................................................................35

   Section 13.1   Agreement for Benefit of Parties Hereto..............................................35
   Section 13.2   No Warranties........................................................................35
   Section 13.3   Reimbursement of Expenses............................................................35
   Section 13.4   Severability.........................................................................36

   Section 13.5   Notices..............................................................................36
   Section 13.6   Successors and Assigns...............................................................36
   Section 13.7   Counterparts.........................................................................36
   Section 13.8   GOVERNING LAW........................................................................36
   Section 13.9   No Impairments of Other Rights.......................................................36
   Section 13.10  Amendment; Waiver....................................................................36
   Section 13.11  Separate Liability...................................................................36
   Section 13.12  Incumbency Certificates; Authorized Persons..........................................37
   Section 13.13  Headings.............................................................................37
   Section 13.14  Termination; Release.................................................................37
   Section 13.15  Entire Agreement.....................................................................37
   Section 13.16  Limitation of Liability..............................................................37
   Section 13.17  Supplemental Agreement...............................................................37

Exhibit A         Form of Monthly Notice of Deposits and Withdrawals
Exhibit B         Form of Notice of Permitted Distribution Amounts
Exhibit C         Form of Semi-Annual Notice
Exhibit D         Form of DSR Letter of Credit
Exhibit E         Form of Notice of Monthly Operating Costs

       This DEPOSIT ACCOUNT AGREEMENT (this "Agreement"), dated as of July 28, 1999, among ORION POWER NEW YORK, L.P., a Delaware limited partnership (the "Borrower"), ERIE BOULEVARD HYDROPOWER, L.P., a Delaware limited partnership ("Erie Boulevard"), CARR STREET GENERATING STATION, L.P., a Delaware limited partnership ("Carr Street Generating") and BANK OF AMERICA, N.A., as administrative agent under the Credit Agreement referred to below (in such capacity, together with its successors, the "Administrative Agent").

                             PRELIMINARY STATEMENTS

       1. The Borrower has entered into a Credit Agreement, dated as of July 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement), with the Administrative Agent, Banc of America Securities LLC and Paribas, as lead arrangers (the "Lead Arrangers"), Bank of America, N.A., as the issuer of the letter of credit referred to therein (the "Issuing Bank") and the Lenders named on the signature pages thereto and from time to time parties thereto (the "Lenders"), pursuant to which the Lenders have agreed, inter alia, to make available credit facilities to the Borrower to finance a portion of the purchase price of the Portfolio Assets (as defined in the Credit Agreement) and to provide working capital availability to the Borrower.

       2. The Borrower is the 99% limited partner in each of Erie Boulevard and Carr Street Generating, and each such Borrower Subsidiary will be the owner and operator of a portion of the Portfolio Assets.

       3. The Borrower has entered, or will enter, into one or more interest rate hedge contracts (the "Interest Hedge Contracts") with the Swap Banks (as defined in the Credit Agreement) in order to provide for the fixing of interest rates in respect of a portion of certain credit facilities provided pursuant to the Credit Agreement.

       4. It is the intention of the parties hereto that on the Astoria Generating Effective Date (as defined in the Credit Agreement), Astoria Generating Company, L.P. a Delaware limited partnership ("Astoria Generating") will execute and deliver the Supplemental Agreement (as defined in the Credit Agreement) pursuant to which it will become a party hereto.

       5. The Credit Agreement contemplates the execution, delivery and implementation of this Agreement to provide, among other things, for the establishment, maintenance and operation of the Accounts defined herein.

       NOW, THEREFORE, in consideration of foregoing and of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

       As used in this Agreement the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa). All capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

       "Account Collateral" shall have the meaning ascribed thereto in Section 2.3.

       "Accounts" shall have the meaning ascribed thereto in Section 2.2.

       "Actual Operating Costs" shall mean, for any period, the amount of funds actually expended by a Person in respect of Operating Costs in accordance with the Operating Budget (as administered pursuant to Section 5.11 of the Credit Agreement) during such period.

       "Administrative Agent" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

       "Administrative Agent Claims" shall mean all obligations of the Borrower, now or hereafter existing, to pay the reasonable fees, costs, expenses and other amounts payable to the Administrative Agent under the Financing Documents and any instruments or documents executed and delivered pursuant thereto.

       "Agreement" shall mean this Deposit Account Agreement, as it may be amended, modified or supplemented from time to time hereafter.

       "Astoria Generating Debt Portion" shall mean the aggregate Acquisition Costs in respect of the Astoria Bundle which are contemplated to be funded by Acquisition Loan Advances.

       "Astoria Generating Equity Amount" shall mean an amount equal to the Equity Contribution Amount minus the aggregate amount of funds withdrawn from the Equity Proceeds Account on the Closing Date pursuant to section 5.4(a) hereof.

       "Astoria Generating Holdback Amount" shall mean an amount equal to the reasonably estimated maximum dollar liability of the Borrower under Section 3.02 of the Astoria Asset Acquisition Agreement, as agreed between the Borrower and the Administrative Agent on or prior to the Acquisition Loan Funding Date in respect thereof.

       "Astoria Generating Operating Account" shall have the meaning ascribed thereto in Section 2.2.

       "Astoria Generating Revenue Account" shall have the meaning ascribed thereto in Section 2.2.

       "Borrower" has the meaning assigned to that term in the first paragraph of this Agreement.

       "Borrower Subsidiary" shall mean any of Erie Boulevard, Carr Street Generating and, from and after the Astoria Generating Effective Date, Astoria Generating.

       "Carr Street Generating Holdback Amount" shall mean $1,000,000.

       "Carr Street Generating Operating Account" shall have the meaning ascribed thereto in Section 2.2.

       "Carr Street Generating Revenue Account" shall have the meaning ascribed thereto in Section 2.2.

       "COSI Astoria Labor Expenses" shall mean those amounts payable from time to time to COSI Astoria in respect of salaries, employee benefits, labor costs and other compensation constituting an Operating Cost described in clause (i) of the definition thereof arising under the Astoria Bundle O&M Agreement.

       "COSI Carr Street Labor Expenses" shall mean those amounts payable from time to time to COSI Carr Street in respect of salaries, employee benefits, labor costs and other compensation constituting an Operating Cost described in clause (i) of the definition thereof arising under the Carr Street Generating Station O&M Agreement.

       "COSI Cold Water Labor Expenses" shall mean those amounts payable from time to time to COSI Cold Water in respect of salaries, employee benefits, labor costs and other compensation constituting an Operating Cost described in clause
(i) of the definition thereof arising under the NiMo Assets O&M Agreement.

       "Daily Prepayment Amount" shall equal $137,000.

       "Debt Service Account" shall have the meaning ascribed thereto in Section 2.2.

       "Debt Service Reserve Account" shall have the meaning ascribed thereto in
Section 2.2.

       "Debt Service Reserve Requirement Shortfall" shall mean, as of any date, the amount by which the Debt Service Reserve Requirement exceeds the sum of (i) the amount of funds on deposit in the Debt Service Reserve Account plus (ii) all amounts available to be drawn under a DSR Letter of Credit, on such date.

       "Debt Service Shortfall Amount" shall have the meaning ascribed thereto in Section 5.10.

       "Designated Excess Cash Flow" shall mean, in respect of the first Semi-Annual Date, 50% of Excess Cash Flow and, in respect of each Semi-Annual Date (except as provided below in respect of the second Semi-Annual Date) thereafter until the Final Distribution Date, the amount of Excess Cash Flow set forth opposite the Debt Service Coverage Ratio for the 12 month period immediately preceding such date (provided, that in respect of the second Semi-Annual Date, such Excess Cash Flow shall be measured in respect of the period commencing on the Closing Date until, and including the second Semi-Annual Date):

         Debt Service Coverage Ratio              Designated Excess Cash Flow
         ---------------------------              ---------------------------
           > 2.50                                 50% of Excess Cash Flow
           < or = 2.50 but > or = 2.00            75% of Excess Cash Flow
           < 2.0                                  100% of Excess Cash Flow

From and after the earlier to occur of (i) the Final Distribution Date, and (ii) March 2, 2000, if no Acquisition Loan Funding Date shall have occurred with respect to the Astoria Bundle, Designated Excess Cash Flow shall mean 100% of Excess Cash Flow.

       "Designated Excess Cash Flow Percentage" shall mean, (i) as of any Semi-Annual Date, the percentage of Excess Cash Flow which is used to determine the Designated Excess Cash Flow as of such Semi-Annual Date and (ii) as of any date which is not a Semi-Annual Date, the percentage of Excess Cash Flow which is used to determine the Designated Excess Cash Flow as of the most recent Semi-Annual Date prior to such date.

       "Designated Office" shall mean the office of the Administrative Agent located at the address set forth below its signature hereto, or at such other address as may be designated by the Administrative Agent in a notice to the Borrower.

       "Distributable Cash Flow" shall mean, as of any date an amount equal to all Excess Cash Flow available on such date minus the Designated Excess Cash Flow on such date.

       "Distribution Account" shall have the meaning ascribed thereto in Section 2.2.

       "Distribution Date" shall mean any Business Day on which the Borrower shall make a Permitted Distribution in accordance with Section 5.12 below.

       "DSR Letter of Credit" shall mean any one or more direct pay letter of credit available for the purpose of drawing to pay Debt Service in an amount up to the Debt Service Reserve Requirement and any extensions thereof or any substitute letter of credit thereof in the stated amount contained in such extension or substitute, permitting draws thereon as contemplated by Sections
4.7 and 5. 10 below (i) issued to the Administrative Agent (for the benefit of the Secured Parties) by a single commercial bank having a long-term unsecured senior debt rating of at least A by Standard & Poors Ratings Services and Moody's Investor's Services, Inc., (ii) in form and substance substantially similar to Exhibit D hereto or such other form approved by the Administrative Agent in its reasonable discretion, (iii) with a minimum term of at least one year, (iv) which unconditionally obligates the issuing bank to disburse funds directly into the Debt Service Reserve Account at the direction of the Administrative Agent in accordance with the Financing Documents and such Letter or Credit, (v) providing for the amount thereof to be available to the Administrative Agent in multiple drawings conditioned only upon presentation of sight drafts accompanied by the applicable certificate in the form attached to such letter of credit, (vi) which a Responsible Officer of the Borrower certifies in an Officer's Certificate does not constitute Indebtedness of any Borrower Entity and is not secured by a Lien on any of the assets of any Credit Party and (vii) automatically extending for not less than one year unless the issuing bank thereof provides at least 30 days prior written notice of termination or non-renewal to the Administrative Agent.

       "DSR Released Debt Amount" shall mean as of any date, the sum of (i) the amount of the proceeds of the Acquisition Loan used to fund the Debt Service Reserve Account (to the extent not previously released from the Debt Service Reserve Account in accordance with Section 5. 10) plus (ii) an amount equal to the product of the Designated Excess Cash Flow Percentage times the remaining funds proposed to be released from the Debt Service Reserve Account on such date.

       "Equity Proceeds Account" shall have the meaning ascribed thereto in
Section 2.2.

       "Erie Boulevard Holdback Amount" shall mean an amount equal to the reasonably estimated maximum dollar liability of the Borrower under Section 3.2 of the NiMo Asset Acquisition Agreement as agreed between the Borrower and the Administrative Agent on or prior to the Acquisition Loan Funding Date in respect thereof.

       "Erie Boulevard Operating Account" shall have the meaning ascribed thereto in Section 2.2.

       "Erie Boulevard Revenue Account" shall have the meaning ascribed thereto in Section 2.2.

       "Excess Cash Flow" shall mean, as of any date, any amounts on deposit in the Revenue Account after all allocations therefrom shall have been made in accordance with clauses (a) through (h) of Section 5.2 below on such date.

       "Extraordinary Proceeds Account" shall have the meaning ascribed thereto in Section 2.2.

       "Final Distribution Amount" shall mean, as of any date, the excess of (i) the Maximum Permitted Distribution Amount over (ii) the aggregate amount of all funds distributed to, or paid at the direction of, any of the Borrower's Affiliates pursuant to Section 5.12 on or prior to such date.

       "Final Distribution Date" shall mean the date on which the Borrower shall have made aggregate Distributions equal to the Maximum Permitted Distribution Amount.

       "Loan Proceeds Account" shall have the meaning ascribed thereto in
Section 2.2.

       "Loan Proceeds Sub-Account" shall mean the Astoria Generating Loan Proceeds Sub-Account, the Erie Boulevard Loan Proceeds Sub-Account or the Carr Street Generating Loan Proceeds Sub-Account, as the context requires.

       "Local Operating Account" shall mean those bank accounts set forth on
Schedule I hereto into which the account holder thereof, from time to time, transfer funds from its respective Operating Account.

       "Major Maintenance Reserve Account" shall have the meaning ascribed thereto in Section 2.2.

       "Notice of Monthly Operating Costs" shall have the meaning ascribed thereto in Section 3.5.

       "Net Distribution Amount" shall mean, as of any Distribution Date, an amount equal to the Distributable Cash Flow calculated as of the immediately preceding Semi-Annual Date minus the amount by which (i) the sum of all amounts withdrawn during the period from such Semi-Annual Date and to and including such Distribution Date as required with clauses (a) through (e), (g), (i), (j) and
(k) of Section 5.2 exceeds (ii) all Revenues deposited into the Revenue Account during such period; provided, that in no event shall, as of any Distribution Date, the Net Distribution Amount exceed the amount of Distributable Cash Flow calculated as of the immediately preceding Semi-Annual Date.

       "NiMo Asset Debt Portion" shall mean $246,108,425.50.

       "O&M Reserve Account" shall have the meaning ascribed thereto in Section 2.2.

       "O&M Reserve Requirement" shall mean $6,000,000.

       "O&M Reserve Requirement Shortfall" shall mean, as of any date the amount by which the O&M Reserve Requirement exceeds the amount on deposit in the O&M Reserve Account on such date.

       "Officer's Certificate" shall mean a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent as required from time to time hereby.

       "Operating Account" shall have the meaning ascribed thereto in Section
2.2.

       "Operator Labor Expenses" shall mean the collective reference to the COSI Astoria Labor Expenses, the COSI Carr Street Labor Expenses and the COSI Cold Water Labor Expenses.

       "Permitted Distribution" shall mean any Distribution by the Borrower to any Affiliate thereof (i) made in accordance with Section 5.12 hereof or (ii) otherwise permitted pursuant to Section 4.7 hereof, in an aggregate amount not to exceed the Maximum Permitted Distribution Amount.

       "Prepayment Account" shall have the meaning ascribed thereto in Section 2.2.

       "Prepayment Amounts" shall mean any amounts received from, or on behalf of, the Borrower in respect of (i) voluntary prepayments of the Loans pursuant to Section 2.08 of the

Credit Agreement and (ii) mandatory prepayments of the Loans pursuant to Section
2.07 of the Credit Agreement.

       "Prepayment Shortfall Amount" shall mean, as of any Semi-Annual Date, the amount by which the aggregate amounts payable by the Borrower under Section 5.2
(j) on such Semi-Annual Date exceeds the amount on deposit in the Revenue Account (after making all pending withdrawals under subsections (a) through (i) of Section 5.2) on such Semi-Annual Date.

       "Receivables" shall have the meaning ascribed to such term in the Borrower Security Agreement.

       "Revenue Account" shall have the meaning ascribed thereto in Section 2.2.

       "Revenue Interruption Event" shall mean the occurrence of any event which is a covered event under any property casualty insurance policy required to be maintained by any Person pursuant to Section 5.06 of the Credit Agreement that results in an aggregate reduction in the installed capacity rating of the Astoria Bundle by 120 MW or more.

       "Revenue Interruption Event Commencement Date" shall mean, in respect of any Revenue Interruption Event, the calendar day on which the such Revenue Interruption Event shall have occurred.

       "Revenue Interruption Event Termination Date" shall mean, in respect of any Revenue Interruption Event, the calendar day on which the aggregate reduction of the installed capacity rating of the Astoria Bundle shall be 120 MW or less as reasonably determined by the Required Lenders (after consultation with the Independent Engineer).

       "Scheduled Debt Service Deposit Amount" shall mean, for any given month, an amount equal to the Debt Service accruing under the Financing Documents during such month.

       "Semi-Annual Period" shall mean, as of any date, the six month period ending on such date.

       "Subsidiary Operating Account" shall mean the Astoria Generating Operating Account, the Carr Street Generating Operating Account and the Erie Boulevard Operating Account, as the context requires.

       "Subsidiary Revenue Account" shall mean the Astoria Generating Revenue Account, the Carr Street Generating Revenue Account and the Erie Boulevard Revenue Account, as the context requires.

       "Swap Claims" shall mean, as of any date, the net amount of all obligations of the Borrower, due and payable on such date, to any Swap Bank under any Interest Hedge Contract and any instruments or documents executed and delivered pursuant thereto.

                                   ARTICLE II

                      APPOINTMENT OF ADMINISTRATIVE AGENT;
                              CREATION OF ACCOUNTS

       Section 2.1   Appointment of Administrative Agent.

       (a) Bank of America, N.A. has been appointed to act as Administrative Agent hereunder pursuant to the Credit Agreement and hereby agrees to receive, accept and deposit all proceeds of the Advances, Revenues, Insurance Proceeds, Condemnation Proceeds and all monies, Permitted Investments and other securities and instruments required to be deposited into the Accounts in accordance with this Agreement and any other Financing Document. The Administrative Agent shall hold and safeguard the Accounts (and the monies, Permitted Investments and other securities and instruments and other amounts on deposit therein) during the term of this Agreement in trust for the Secured Parties, and shall treat such Accounts as trust funds to be held in accordance with the terms hereof and as security for the Obligations.

       (b) The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement and in the Credit Agreement, and no implied covenants, functions or responsibilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

       Section 2.2   Creation of Accounts.

       (a) The following accounts are hereby established and created with the Administrative Agent at its Designated Office (each, together with any sub-accounts thereto, an "Account" and, collectively, the "Accounts"):

              (i) a special, segregated and irrevocable trust account identified as "Orion Power New York Revenue Account" (the "Revenue Account");

              (ii) a special, segregated and irrevocable trust account identified as " Orion Power New York Operating Account" (the "Operating Account");

              (iii) a special, segregated and irrevocable trust account identified as " Orion Power New York Loan Proceeds Account" (the "Loan Proceeds Account");

              (iv) a special, segregated and irrevocable trust account identified as " Orion Power New York Equity Proceeds Account" (the "Equity Proceeds Account");

              (v) a special, segregated and irrevocable trust account identified as " Orion Power New York Debt Service Account" (the "Debt Service Account");

              (vi) a special, segregated and irrevocable trust account identified as " Orion Power New York Extraordinary Proceeds Account" (the "Extraordinary Proceeds Account");

              (vii) a special, segregated and irrevocable trust account identified as " Orion Power New York Insurance Proceeds Account" (the "Insurance Proceeds Account");

              (viii) a special, segregated and irrevocable trust account identified as " Orion Power New York Major Maintenance Reserve Account" (the "Major Maintenance Reserve Account");

              (ix) a special, segregated and irrevocable trust account identified as " Orion Power New York Debt Service Reserve Account" (the "Debt Service Reserve Account");

              (x) a special, segregated and irrevocable trust account identified as " Orion Power New York Prepayment Account" (the "Prepayment Account");

              (xi) a special, segregated and irrevocable trust account identified as " Orion Power New York Distribution Account" (the "Distribution Account");

              (xii) a special, segregated and irrevocable trust account identified as "Orion Power New York O&M Reserve Account" (the "O&M Reserve Account");

              (xiii) a special, segregated and irrevocable trust account identified as "Astoria Generating Revenue Account" (the "Astoria Generating Revenue Account");

              (xiv) a special, segregated and irrevocable trust account identified as "Erie Boulevard Revenue Account" (the "Erie Boulevard Revenue Account");

              (xv) a special, segregated and irrevocable trust account identified as "Carr Street Generating Revenue Account" (the "Carr Street Generating Revenue Account");

              (xvi) a special, segregated and irrevocable trust account identified as "Astoria Generating Operating Account" (the "Astoria Generating Operating Account");

              (xvii) a special, segregated and irrevocable trust account identified as "Erie Boulevard Operating Account" (the "Erie Boulevard Operating Account"); and

              (xviii) a special, segregated and irrevocable trust account identified as "Carr Street Generating Operating Account" (the "Carr Street Generating Operating Account").

       (b) The following sub-accounts are hereby established and created within the Loan Proceeds Account:

              (i)     Erie Boulevard Loan Proceeds Sub-Account;

              (ii)    Carr Street Generating Loan Proceeds Sub-Account; and

              (iii)   Astoria Generating Loan Proceeds Sub-Account.

       (c) Except as specifically set forth herein, each Account shall remain in the exclusive possession of, and under the sole dominion and control of, the Administrative Agent and shall be maintained at all times in accordance with the terms of the Financing Documents until the date on which the Commitments have been terminated and the Notes, together with interest, and all other Obligations have been paid in full. Except as specifically set forth herein, each Account shall be subject to debit or withdrawal solely by the Administrative Agent, as provided in this Agreement and no Person shall have any control over or right of withdrawal from the Accounts. No payments shall be made out of the Accounts except for the purposes and on the terms provided in this Agreement and in the Financing Documents. The Borrower hereby irrevocably authorizes and empowers the Administrative Agent to endorse any check or any other instrument or security deposited or held in such Accounts to effect a deposit into such Accounts and, to the extent the Administrative Agent is permitted pursuant to the other Financing Documents, to apply such funds to the outstanding Obligations.

       Section 2.3   Accounts as Collateral.

       (a) To secure the payment of the Obligations when due pursuant to the Financing Documents, each Borrower Entity has assigned, transferred and pledged to, and granted a security interest in favor of, the Administrative Agent (for the benefit of the Secured Parties) pursuant to a Security Agreement, in all of the right, title and interest of such Borrower Entity which it now possesses or may hereafter obtain, in and to, among other things, all Revenues, each of the Accounts (and Sub-Accounts, as the case may be), including all monies and Permitted Investments and other securities and instruments held in such Accounts and Sub-Accounts, and all other funds held by the Administrative Agent under this Agreement and all of the proceeds of all the foregoing (collectively, the "Account Collateral"). Each Borrower Entity agrees that the Account Collateral, and all rights such Borrower Entity may have with respect to such Account Collateral, shall be subject to the terms and conditions of this Agreement and the other Financing Documents.

       (b) Each Borrower Entity agrees that it will not take any actions or fail to perform any of its duties or obligations under this Agreement so that after giving effect to such action or inaction the Administrative Agent will not then, or with the passage of time, cease to have a perfected first priority security interest in any of the Account Collateral.

       (c) Each Borrower Entity agrees that from time to time, at the expense of such Borrower Entity, such Borrower Entity will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Account Collateral. Without limiting the generality of the foregoing, each Borrower Entity will execute and file, with a copy thereof to the Administrative Agent, such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Administrative Agent may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

       (d) Each Borrower Entity hereby authorizes the Administrative Agent to (but the Administrative Agent shall have no obligation to) file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Account Collateral without the signature of such Borrower Entity where permitted by law. A photocopy or other reproduction of this Agreement or any security agreement or financing statement covering the Account Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

       (e) Each Borrower Entity will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Account Collateral and such other reports in connection with the Account Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

       Section 2.4 Accounts and the Administrative Agent. For purposes of this Agreement, the parties confirm and agree as follows:

       (a) The Administrative Agent confirms and agrees that it is a "securities intermediary" as defined in Section 8-102(14) of the UCC and a "Securities Intermediary" as defined in 31 C.F.R. Part 357.2 of the United States.

       (b) The Administrative Agent hereby agrees, upon the delivery or transfer of any Account Collateral to the Administrative Agent for deposit in an Account, to indicate by book entry that such Account Collateral has been credited to and is carried in the applicable Account and accept such Account Collateral for credit to the applicable Account.

       (c) The Borrower confirms and agrees that it has not and will not (i) permit any of its creditors to obtain control over any Account or the Borrower's interest in any financial asset credited thereto or carried therein, or (ii) enter into any agreement, arrangement or understanding with any other Person relating to any of the Accounts and the financial assets credited or to be credited thereto or carried or to be carried therein pursuant to which it has agreed to comply with entitlement orders of such Person.

                                   ARTICLE III

                               NOTICE REQUIREMENTS

       Section 3.1   Notice of Permitted Distribution Amounts.

       (a) As soon as possible (but in any event not later than sixty (60) days after receipt by the Borrower of a notice of Excess Cash Flow pursuant to
Section 3.3 below), beginning with the second Semi-Annual Date and ending on the Final Distribution Date, the Borrower shall be permitted to deliver to the Administrative Agent a Notice of Permitted Distribution Amounts in the form of Exhibit B hereto, duly completed and signed by a Responsible Officer of the Borrower (a "Notice of Permitted Distribution Amounts"), at least three (3) Business Days prior to the date of requested payment or transfer.


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

       (b) Promptly (and in any event within three (3) Business Days) following receipt of any Notice of Permitted Distribution Amounts, the Administrative Agent shall review such Notice and, unless the Administrative Agent is aware of the failure of any condition set forth in Section 5.12 of this Agreement or determines, in its reasonable discretion, that such Notice does not conform to the requirements of this Agreement or contains inaccurate or erroneous calculations, the Administrative Agent shall make the withdrawal from the Revenue Account and the deposit into the Distribution Account contemplated in Section 5.12 hereof on the date requested in such Notice. In the event that the Administrative Agent is aware of the failure of any condition set forth in
Section 5.12 of this Agreement or in any Financing Document or determines, in its reasonable discretion, that such Notice does not conform to the requirements of this Agreement, the Administrative Agent shall notify the Borrower as to the basis for such failure, nonconformance, inaccuracy, or error. The Borrower shall, in respect of any each Notice of Permitted Distribution Amounts, be entitled to make a one-time resubmission of such Notice of Permitted Distribution Amounts within three (3) Business Days after receipt of such written notice from the Administrative Agent to correct such matters. In the event that the Administrative Agent and the Borrower are unable to resolve any dispute relating to the submitted information or the calculations made a part thereof, then, absent manifest error, the Administrative Agent shall be entitled to rely on the calculations performed by the Administrative Agent for all purposes hereunder.

       Section 3.2 Monthly Notice of Deposits and Withdrawals; Confirmation of Transfers. Following the date on which funds are first deposited in any Account, the Administrative Agent shall, upon the request of any Secured Party or the Borrower and in any event on or before the tenth (10th) day of each calendar month, notify the Borrower and each Secured Party in the form of Exhibit A hereto (each, a "Notice of Monthly Deposits and Withdrawals") of the amounts deposited and withdrawn, if any, from the Accounts (including any earnings thereon) during the preceding calendar month.

       Section 3.3 Semi-Annual Notice of Excess Cash Flow. On, or as soon as possible following, each Semi-Annual Date, the Administrative Agent shall deliver a written notice to the Borrower setting forth the amount of Excess Cash Flow as of such Semi-Annual Date and the Debt Service Reserve Requirement required to be on deposit on such Semi-Annual Date, which notice shall, absent manifest error, be conclusive as to all matters contained therein.

       Section 3.4 Semi-Annual Notice. As soon as possible, but in any event, not later than sixty (60) days following each Semi-Annual Date in respect of which the Borrower does not deliver a Notice of Permitted Distribution Amounts hereunder, the Borrower shall deliver to the Administrative Agent a Semi-Annual Notice in the form of Exhibit C hereto, certified and signed by a Responsible Officer of the Borrower (a "Semi-Annual Notice") setting forth (a) the Designated Excess Cash Flow for such Semi-Annual Period and (b) the Debt Service Coverage Ratio for the twelve month period immediately preceding such Semi-Annual Date, and attaching the calculations used in determining each of the foregoing.

       Section 3.5 Notice of Monthly Operating Costs. The Borrower shall, on the tenth (10th) day prior to the last day of each month, notify the Administrative Agent in the form of Exhibit E hereto (each, a "Notice of Monthly Operating Costs") of (a) the amounts disbursed by


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

each Borrower Entity in respect of Operating Costs during such month, as reflected in such Borrower Entity's accounting system as of such date (b) a good faith estimate of those Operating Costs expected to be incurred prior to the expiration of such month, (c) the amount of Operator Labor Fees due and payable in the immediately succeeding month and (d) the amount of funds necessary to pay the Operating Costs expected to be incurred and paid by each Borrower Entity in the immediately succeeding month.

                                   ARTICLE IV

                             DEPOSITS INTO ACCOUNTS

       Section 4.1 Deposit of Working Capital Advances. Promptly upon receipt and in any event, on the Business Day received or, if received on any day after 3:00 p.m. (New York time), on the next succeeding Business Day after from the Working Capital Lenders, the proceeds of all Working Capital Advances, shall, upon fulfillment of the applicable conditions precedent set forth in Article III of the Credit Agreement, be deposited by the Administrative Agent into the Operating Account.

       Section 4.2 Deposit of Equity Proceeds. Promptly upon receipt thereof, the Administrative Agent shall deposit all amounts received from, or for the account of, the Sponsor pursuant to the Equity Contribution Agreement into the Equity Proceeds Account.

       Section 4.3 Deposit of Acquisition Loan Proceeds. On the Business Day received or, if received on any day after 3:00 p.m. (New York time), on the next succeeding Business Day after receipt thereof from the Acquisition Lenders, the Administrative Agent shall deposit the proceeds of all Acquisition Loan Advances into the Loan Proceeds Account.

       Section 4.4 Deposit of Revenues. Except as otherwise expressly provided herein, each Borrower Entity shall irrevocably direct all parties which are, or may be, obligated to pay Revenues or any other amount to such Borrower Entity to make all payments of Revenues and such other amounts directly to the Administrative Agent. The Administrative Agent shall deposit all Revenues and such other amounts received from, or on behalf of, the Borrower into the Revenue Account. The Administrative Agent shall deposit all Revenues and such other amounts received from, or for the account of, Astoria Generating, Erie Boulevard or Carr Street Generating into the appropriate Revenue Sub-Account.

       Section 4.5 Deposit of Extraordinary Proceeds. All Extraordinary Proceeds which are received by any such Borrower Entity or any Secured Party shall be transferred by such party to the Administrative Agent for deposit into the Extraordinary Proceeds Account (in each case, net of all costs and expenses, if any, associated therewith).

       Section 4.6 Deposit of Insurance Proceeds. Each Borrower Entity shall pay, or cause to be paid, all Insurance Proceeds received by such Borrower Entity directly to the Administrative Agent. Promptly upon receipt thereof, the Administrative Agent shall deposit the proceeds of any business interruption Insurance Policy into the Revenue Account. Promptly upon


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receipt thereof, the Administrative Agent shall deposit all Insurance Proceeds which do not constitute Extraordinary Proceeds, if any, into the Insurance Proceeds Account.

       Section 4.7   Deposit of Released Debt Service Reserve Requirement
Amounts.

       (a) In the event that the Borrower posts a DSR Letter of Credit pursuant to Section 4.7(c) hereof, the Administrative Agent shall withdraw from the Debt Service Reserve Account an amount equal to the DSR Released Debt Amount (which amount shall be set forth in a written notice from a Responsible Officer of the Borrower) and deposit such DSR Released Debt Amount into the Prepayment Account. The balance of the amount to be withdrawn from the Debt Service Reserve Account (after making the transfer contemplated in the immediately preceding sentence) shall constitute a Permitted Distribution and shall be forthwith deposited into the Distribution Account.

       (b) In the event that the balance of the Debt Service Reserve Account plus any amount available for drawing under any DSR Letter of Credit exceeds the Debt Service Reserve Requirement, the Administrative Agent shall withdraw any such excess amount from the Debt Service Reserve Account and deposit an amount equal to the DSR Released Debt Amount (which amount shall be set forth in a written notice from the Borrower) into the Prepayment Account and the balance of such excess amount, if any, shall, on or prior to the Final Distribution Date, constitute a Permitted Distribution and shall be forthwith deposited into the Distribution Account.

       (c) Upon five (5) Business Days' notice, the Borrower may deliver to the Administrative Agent a DSR Letter of Credit in an aggregate maximum amount available to be drawn thereunder equal to the then current Debt Service Reserve Requirement. Promptly (and in any event within two (2) Business Days thereafter) after receipt of any DSR Letter of Credit, the Administrative Agent shall withdraw funds from the Debt Service Reserve Account in an amount equal to the stated amount of the DSR Letter of Credit so provided and make the deposits required in accordance with clause (a) of this Section 4.7. On any Business Day during the period commencing thirty (30) days prior to the expiration of the DSR Letter of Credit, provided that the DSR Letter of Credit has not been renewed, extended or replaced, the Administrative Agent shall deliver to the issuing bank thereof on such date (i) a draft on the issuing bank of an amount equal to the lesser of (X) the maximum amount available to be drawn under the expiring DSR Letter of Credit and (Y) the Debt Service Reserve Requirement Shortfall (calculated after giving effect to the elimination of such DSR Letter of Credit) and (ii) an appropriate certificate with respect thereto in the form required by the DSR Letter of Credit. The Administrative Agent shall deposit the moneys received from the issuing bank in payment of such draft into the Debt Service Reserve Account.

       Section 4.8 Deposit of Prepayment Amounts. Promptly upon receipt thereof by the Administrative Agent, the Administrative Agent shall deposit all Prepayment Amounts (net of all Funding Breakage Costs, costs incurred under any Interest Hedge Contract, and all other costs and expenses then due and payable to any Lender as expressly provided in any Financing Document in connection therewith) into the Prepayment Account.


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

       Section 4.9 Information to Accompany Amounts Delivered to the Administrative Agent, Deposits Irrevocable.

       (a) All amounts transferred by any Borrower Entity or Secured Party to the Administrative Agent shall be accompanied by a written direction of such Person specifying in reasonable detail the source of such amounts and the Account or Accounts (including the number of such Account or Accounts) into which such amounts are to be deposited.

       (b) All amounts transferred to the Administrative Agent hereunder shall be made by federal wire transfer in immediately available funds to Bank of America, N.A. (ABA No. (1110-0001-2)) indicating the appropriate account.

       (c) Any deposit made into any Account shall, absent manifest error, be irrevocable and the amount of such deposit plus any investment earnings thereon shall be held by the Administrative Agent and applied, invested and transferred solely as provided herein and in the Credit Agreement.

       (d) The Administrative Agent shall have no obligation to verify the accuracy or the adequacy of the sources or amounts transferred to it pursuant to subsection (a) of this Section 4.9 and shall be entitled to rely on the written directions accompanying such transfers.

       (e) With respect to any amount received by the Administrative Agent without the information required in subsection (a) above, the Administrative Agent shall cause such amount to be deposited into the Revenue Account and held by the Administrative Agent and applied, invested and transferred solely as provided herein; provided, that, prior to depositing such amount into the Revenue Account the Administrative Agent shall notify the relevant Borrower Entity or Secured Party, as appropriate, of the receipt of such funds and request written direction as to the source of such funds and the manner in which such funds are to be allocated. If such Borrower Entity or Secured Party, as appropriate, does not respond with an Officer's Certificate within five days from the date of effective delivery of such written notice, the Administrative Agent shall send a notice to the Secured Parties informing such parties of the receipt of such funds and requesting written direction as to the source of such funds and the manner in which such funds are to be allocated; provided, further, that, if the Administrative Agent does not receive any such written direction from any Borrower Entity or Secured Party within 30 days after the making of such request, it shall automatically allocate such funds as if such funds were Revenues.

       Section 4.10 Books of Account; Statements. The Administrative Agent shall maintain books of account on a cash basis and record therein all deposits into and transfers to, from and between the Accounts and all investment transactions effected by the Administrative Agent, pursuant to Article V hereof. The Administrative Agent shall make such books of account available during normal business hours for inspection and audit by the Borrower and the Secured Parties and their respective representatives upon reasonable prior notice.


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

                                    ARTICLE V

                            ALLOCATIONS FROM ACCOUNTS

       Section 5.1 Allocations From the Subsidiary Revenue Accounts. On each Business Day on which any Subsidiary Revenue Account shall have a positive balance, the Administrative Agent shall transfer all funds on deposit in each such Subsidiary Revenue Account into the Revenue Account.

       Section 5.2 Allocations From the Revenue Account. The Administrative Agent shall transfer funds available in the Revenue Account as follows:

       (a) On the last twenty-fifth (25th) day of each month, or, if the twenty-fifth day of any month is not a Business Day, on the first Business Day immediately preceding the twenty-fifth day of each month, the Administrative Agent shall withdraw funds from the Revenue Account and shall transfer the following amounts as indicated in the Notice of Monthly Operating Costs delivered during such month: (i), from and after the Astoria Generating Effective Date, to COSI Astoria, an amount equal to the COSI Astoria Operator Labor Expenses payable to COSI Astoria pursuant to the Astoria Bundle O&M Agreement in the immediately succeeding month; (ii) to COSI Cold Water, an amount equal to the COSI Cold Water Operator Labor Expenses payable to COSI Cold Water pursuant to the NiMo Assets O&M Agreement in the immediately succeeding month; and (iii) to COSI Carr Street, an amount equal to the COSI Carr Street Operator Labor Expenses payable to COSI Carr Street pursuant to the Carr Street Generating Station O&M Agreement in the immediately succeeding month.

       (b) On the twenty-fifth (25) of each month, or, if the twenty-fifth day of any month is not a Business Day, on the first Business Day immediately preceding the twenty-fifth day of each month, the Administrative Agent shall withdraw funds from the Revenue Account (after making any pending withdrawals required under clause (a) of this Section 5.2) and shall deposit into the Subsidiary Operating Accounts the following amounts:

              (i) from and after the Astoria Generating Effective Date, into the Astoria Generating Operating Account, an amount equal to the sum of
       (a) the Actual Operating Costs incurred and paid by Astoria Generating in such month as set forth in the Notice of Monthly Operating Costs delivered in respect of such month minus the Budgeted Operating Costs applicable to such month (to the extent previously deposited by the Administrative Agent into the Astoria Generating Operating Account) plus
       (b) an amount equal to (X) the Operating Costs expected to be paid by Astoria Generating in the immediately succeeding month in accordance with the then current Operating Budget (as administered pursuant to Section
       5.11 of the Credit Agreement) as specified in the applicable Notice of Monthly Operating Costs minus (Y) the amount withdrawn pursuant to
       Section 5.2(a)(i) in respect of such month. If the calculation performed in accordance with the preceding clause (a) shall yield a negative amount, the amount to be deposited pursuant to clause (b) shall be reduced accordingly. Upon receipt of an Officer's Certificate of Astoria Generating (which shall be provided by Astoria Generating to the Administrative Agent at least three (3) Business Days prior to the date on which any


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

       payment referred to in this sentence is proposed to be made) certifying that an additional amount is required for Operating Costs in respect of the Astoria Bundle which were not included in the then current Operating Budget and identifying the applicable circumstance or section of any agreement, purchase order or the like pursuant to which such amount is payable, in each case, to the extent permitted pursuant to Section 5.11(c) of the Credit Agreement, the Administrative Agent shall withdraw such amount from the Revenue Account and deposit such funds into the Astoria Generating Operating Account;

              (ii) into the Erie Boulevard Operating Account, an amount equal to the sum of (a) the Actual Operating Costs incurred and paid by Erie Boulevard in such month as set forth in the Notice of Monthly Operating Costs delivered in respect of such month minus the Budgeted Operating Costs applicable to such month (to the extent previously deposited by the Administrative Agent into the Erie Boulevard Operating Account) plus (b) an amount equal to (X) the Operating Costs expected to be paid by Erie Boulevard in the immediately succeeding month in accordance with the then current Operating Budget (as administered pursuant to Section 5.11 of the Credit Agreement) as specified in the applicable Notice of Monthly Operating Costs minus (Y) the amount withdrawn pursuant to Section 5.2(a)(ii) in respect of such month. If the calculation performed in accordance with the preceding clause (a) shall yield a negative result, the amount to be deposited pursuant to clause (b) shall be reduced accordingly. Upon receipt of an Officer's Certificate of Erie Boulevard (which shall be provided by Erie Boulevard to the Administrative Agent at least three (3) Business Days prior to the date on which any payment referred to in this sentence is proposed to be made) certifying that an additional amount is required for Operating Costs in respect of the NiMo Assets which were not included in the then current Operating Budget and identifying the applicable circumstance or section of any agreement, purchase order or the like pursuant to which such amount is payable, in each case, to the extent permitted pursuant to Section 5.11(c) of the Credit Agreement, the Administrative Agent shall withdraw such amount from the Revenue Account and deposit such funds into the Erie Boulevard Operating Account; and

              (iii) into the Carr Street Generating Operating Account, an amount equal to the sum of (a) the Actual Operating Costs incurred and paid by Carr Street Generating in such month as set forth in the Notice of Monthly Operating Costs delivered in respect of such month minus the Budgeted Operating Costs applicable to such month (to the extent previously deposited by the Administrative Agent into the Carr Street Generating Operating Account) plus (b) an amount equal to (X) the Operating Costs expected to be paid by Carr Street Generating in the immediately succeeding month in accordance with the then current Operating Budget (as administered pursuant to Section 5.11 of the Credit Agreement) as specified in the applicable Notice of Monthly Operating Costs minus (Y) the amount withdrawn pursuant to Section 5.2(a)(iii) in respect of such month. If the calculation performed in accordance with the preceding clause (a) shall yield a negative result, the amount to be deposited pursuant to clause (b) shall be reduced accordingly. Upon receipt of an Officer's Certificate of Carr Street Generating (which shall be provided by Carr Street Generating to the Administrative Agent at least three (3) Business Days prior to the date on which any payment referred to in this sentence is proposed to be made) certifying that an additional amount is required for Operating Costs


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

       in respect of the Carr Street Generating Station which were not included in the then current Operating Budget and identifying the applicable circumstance or section of any agreement, purchase order or the like pursuant to which such amount is payable, in each case, to the extent permitted pursuant to Section 5.11(c) of the Credit Agreement, the Administrative Agent shall withdraw such amount from the Revenue Account and deposit such funds into the Carr Street Generating Operating Account.

       (c) On the twenty-fifth (25th) day of each month, the Administrative Agent shall withdraw funds from the Revenue Account and shall deposit into the Operating Account an amount equal to the sum of (i) the Actual Operating Costs incurred and paid by the Borrower in such month as set forth in the Notice of Monthly Operating Costs delivered in respect of such month minus the Budgeted Operating Costs applicable to such month (to the extent previously deposited by the Administrative Agent into the Operating Account) plus (ii) an amount equal to the Operating Costs expected to be paid by the Borrower in the immediately succeeding month in accordance with the then current Operating Budget (as administered pursuant to Section 5.11 of the Credit Agreement) as specified in the applicable Notice of Monthly Operating Costs. If the calculation performed in accordance with the preceding clause (i) shall yield a negative result, the amount to be deposited pursuant to clause (ii) shall be reduced to accordingly. Upon receipt of an Officer's Certificate of the Borrower (which shall be provided by the Borrower to the Administrative Agent at least three (3) Business Days prior to the date on which any payment referred to in this sentence is proposed to be made) certifying that an additional amount is required for Operating Costs of the Borrower which were not included in the then current Operating Budget and identifying the applicable circumstance or section of any agreement, purchase order or the like pursuant to which such amount is payable, in each case, to the extent permitted pursuant to Section 5.11(c) of the Credit Agreement, the Administrative Agent shall withdraw such amount from the Revenue Account and deposit such funds into the Operating Account.

       (d) On the last Business Day of each month, the Administrative Agent shall withdraw funds from the Revenue Account (after making any pending withdrawals required under clauses (a) through (c) of this Section 5.2) and shall deposit into the Debt Service Account funds in an amount equal to the Scheduled Debt Service Deposit Amount applicable to the immediately succeeding month.

       (e) On any Business Day that any amount (other than any amount referred to in clause (d) of this Section 5.2) is due and payable by the Borrower to any Secured Party under any Financing Document, the Administrative Agent shall withdraw funds from the Revenue Account (after making any pending withdrawals required under clauses (a) through (c) of this Section 5.2) and pay such amount to such Secured Party.

       (f) On each Semi-Annual Date, the Administrative Agent shall withdraw funds from the Revenue Account (after making any pending withdrawals required under subsections (a) through (e) of this Section 5.2) and shall deposit into the Debt Service Reserve Account funds in an amount equal to the Debt Service Reserve Requirement Shortfall.

       (g) On each Distribution Date, the Administrative Agent shall withdraw funds from the Revenue Account (after making any pending withdrawals required under subsections (a) through (f) of this Section 5.2) and shall, on behalf of the Borrower, pay to each Working Capital Lender, such Working Capital Lender's respective Pro Rata Share of the Working Capital Loans required to be prepaid on such date pursuant to Section 2.02(e)(ii) of the Credit Agreement.

       (h) On each Semi-Annual Date on or prior to the Final Distribution Date, the Administrative Agent shall withdraw funds from the Revenue Account (after making any pending withdrawals required under subsections
(a) through (g) of this Section 5.2) and shall deposit into the Prepayment Account an amount equal to 50% of the Excess Cash Flow set forth in the notice delivered by the Administrative Agent to the Borrower pursuant to Section 3.3 above.

       (i) Promptly after each Semi-Annual Date on or prior to the Final Distribution Date, the Administrative Agent shall withdraw funds from the Revenue Account (after making any pending withdrawals required under subsections
(a) through (g) of this Section 5.2) and shall deposit into the Prepayment Account an amount equal to (i) the amount of Designated Excess Cash Flow calculated as of such Semi-Annual Date as such amount is set forth in the Notice of Permitted Distribution Amounts or the Semi-Annual Notice, as applicable, delivered by the Borrower in respect of such Semi-Annual Date minus (ii) the amount of Excess Cash Flow withdrawn from the Revenue Account on such Semi-Annual Date pursuant to clause (h) of this Section 5.2.

       (j) On each Distribution Date on or prior to the Final Distribution Date, the Administrative Agent shall withdraw funds from the Revenue Account which constitute Net Distribution Amounts and shall deposit into the O&M Reserve Account an amount equal to any O&M Reserve Requirement Shortfall.

       (k) On each Distribution Date on or prior to the Final Distribution Date which (i) occurs during the continuation of a Revenue Interruption Event, (ii) is the first Distribution Date immediately succeeding any Revenue Interruption Event Termination Date, or (iii) occurs while there is a Prepayment Shortfall Amount remaining due and payable by the Borrower hereunder, the Administrative Agent shall withdraw funds from the Revenue Account which constitute Net Distribution Amounts (after making any pending withdrawals required under subsection (j) of this Section 5.2) and shall deposit into the Prepayment Account the sum (without duplication) of the following amounts:

              (X) in respect of clause (i) of this Section 5.2(k), an amount equal to the Daily Prepayment Amount times the number of days from but excluding the Revenue Interruption Event Commencement Date to and including such Distribution Date minus the aggregate amounts, if any, paid in respect of such Revenue Interruption Event on all preceding Distribution Dates;

              (Y) in respect of clause (ii) of this Section 5.2(k), an amount equal to the sum of (I) in respect of any Revenue Interruption Event commencing prior to the immediately


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

       preceding Distribution Date, the Daily Prepayment Amount times the number of days from the date immediately succeeding the previous Distribution Date to and including the Revenue Interruption Event Termination Date plus (II) in respect of any other Revenue Interruption Event commencing after the immediately preceding Distribution Date, the Daily Prepayment Amount times the number of days from the Revenue Interruption Commencement Date to and including the Revenue Interruption Event Termination Date relating to such Revenue Interruption Event;

              (Z) in respect of clause (iii) of this Section 5.2(k), an amount equal to the aggregate Prepayment Shortfall Amount outstanding on such Distribution Date.

       In the event that, as of any Semi-Annual Date, funds on deposit in the Revenue Account (after making any pending withdrawals required under subsections
(a) through (i) of this Section 5.2) are not sufficient to pay (without duplication) all amounts described in clauses (X), (Y) or (Z) on such Semi-Annual Date, the Prepayment Shortfall Amount shall be increased to the extent of such insufficiency; provided that in no event shall any amount payable with respect to any Revenue Interruption Event exceed the product of the Daily Prepayment Amount times the number of days from but excluding the Revenue Interruption Event Commencement Date to and including the Revenue Interruption Event Termination Date relating to such Revenue Termination Event.

       (l) After each Semi-Annual Date with respect to which a Distribution Date may occur, within three (3) Business Days after receipt of a Notice of Permitted Distribution Amounts from the Borrower satisfying all requirements set forth therein), the Administrative Agent shall withdraw the Net Distribution Amounts (after making any pending withdrawals required under subsection (j) and (k) of this Section 5.2) from the Revenue Account and deposit such Net Distribution Amount into the Distribution Account. If on any Distribution Date the amount of (i) the Net Distribution Amount on such date plus (ii) all amounts which were previously transferred out of the Distribution Account at the direction of the Borrower exceeds the Maximum Permitted Distribution Amount, the Administrative Agent shall deposit such excess into the Prepayment Account on such Distribution Date.

       (m) On each Quarterly Payment Date following the Final Distribution Date, the Administrative Agent shall withdraw funds from the Revenue Account (after making any pending withdrawals required under subsections
(a) through (g) of this Section 5.2) and shall deposit into the Prepayment Account an amount equal to 100% of the amount of Excess Cash Flow on deposit in the Revenue Account on each such date.

       (n) Notwithstanding the terms of clauses (a) through (c) of this Section 5.2, in the event of an Emergency in respect of any Portfolio Asset, the Administrative Agent shall, within three (3) Business Day of receipt of notice from the Borrower requesting funds for the remediation of the conditions giving rise to or the payment or reimbursement of any costs or expenses arising in response of such Emergency, withdraw funds from the Revenue Account and shall deposit into the relevant Operating Account the amount set forth in such notice pursuant to, and to the extent permitted by, Section 5.11(e) of the Credit Agreement. Each Borrower Entity


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

hereby covenants to apply all such funds exclusively for the payment of costs directly relating to the remediation of the conditions giving rise to such Emergency.

       Section 5.3   Allocations from Operating Account.

       (a) The Borrower shall be permitted to withdraw and transfer funds on deposit from time to time in the Operating Account. The Borrower hereby covenants to apply all such withdrawn or transferred funds exclusively for the payment of Operating Costs.

       (b) Each Borrower Subsidiary shall be permitted to withdraw and transfer funds on deposit from time to time in its respective Subsidiary Operating Account. Each Borrower Subsidiary hereby covenants to apply all such withdrawn or transferred funds exclusively for the payment of Operating Costs.

       Section 5.4   Allocations From the Equity Proceeds Account.

       (a) On the Acquisition Loan Funding Date in respect of the NiMo Assets and Carr Street Generating Station, upon receipt of an Officer's Certificate of the Borrower certifying that the conditions set forth in Section 3.01 of the Credit Agreement have been satisfied, the Administrative Agent shall withdraw from the Equity Proceeds Account (i) an amount equal to the excess of (X) 50% of the aggregate Acquisition Costs in respect of the NiMo Assets and Carr Street Generating Station (as such calculation shall be agreed among the Borrower and the Lead Arrangers on or prior to the Closing Date), minus (Y) $17,000,000, and shall pay such amount to NiMo, on behalf of Erie Boulevard, (ii) the Carr Street Generating Holdback Amount, and shall deposit such amount into the Carr Street Generating Loan Proceeds Sub-Account and (iii) $1,000,000, and shall deposit such amount into the O&M Reserve Account.

       (b) On the Acquisition Loan Funding Date in respect of the Astoria Bundle, upon receipt of an Officer's Certificate of the Borrower certifying that the conditions set forth in Section 3.02 of the Credit Agreement have been satisfied, the Administrative Agent shall withdraw all funds on deposit in the Equity Proceeds Account and shall pay such amount to ConEd, on behalf of Astoria Generating.

       (c) In the event of a Closing Failure in respect of the Astoria Bundle, if such Closing Failure occurred solely as a result of any action or inaction on the part of any Credit Party, the Administrative Agent shall withdraw from the Equity Proceeds Account all amounts on deposit therein and shall deposit such amounts into the Prepayment Account for prepayment of the Obligations.

       (d) In the event of a Closing Failure in respect of the Astoria Bundle, if such Closing Failure shall occur solely as a result of any action or inaction on the part of ConEd and ConEd delivers a settlement or release of claims releasing or settling all claims against Astoria Generating, the Sponsor and each other applicable Credit Party from liability under the Astoria Asset Purchase Agreement, then the Administrative Agent shall withdraw amounts then on deposit in the Equity Proceeds Account, minus any amount necessary pursuant to any such


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

settlement or release to fully pay all claims then due and payable to ConEd, and deposit such amounts into the Distribution Account.

       (e) In the event of a Closing Failure in respect of the Astoria Bundle, and ConEd or any Credit Party disputes why a Closing Failure occurred or ConEd or any Credit Party otherwise asserts that the other party is in default of its contractual agreements in respect of the Astoria Bundle, the Administrative Agent shall hold such amounts in the Equity Proceeds Account until the earlier of (i) resolution of such dispute to the reasonable satisfaction of the Administrative Agent or (ii) indefeasible payment in full of the Obligations and termination of the Commitments. Upon satisfactory resolution of a dispute as contemplated by clause (i) preceding, and ConEd's delivery of a settlement or release of claims releasing or settling all claims against Astoria Generating, the Sponsor and each other applicable Credit Party from liability under the Astoria Asset Purchase Agreement, then the Administrative Agent shall withdraw amounts then on deposit in the Equity Proceeds Account, minus any amount necessary pursuant to any such settlement or release to fully pay all claims then due and payable by any Credit Party to ConEd, and deposit such amounts into the Distribution Account.

       (f) If any Event of Default shall occur prior to the Astoria Generating Effective Date and prior to the occurrence of any Closing Failure, the Administrative Agent shall hold the funds on deposit in the Equity Proceeds Account for application pursuant to subparagraphs (c) through (e) above. If a Default or Event of Default shall occur and be continuing prior to the Astoria Generating Effective Date, the Acquisition Lenders shall have the option to waive such default for purposes of Section 3.02 of the Credit Agreement. Nothing in the preceding sentence shall preclude the Administrative Agent or any Secured Party from pursuing any other right or remedy then available to them as a result of such Default or Event of Default it being acknowledged and agreed that, notwithstanding any provision of the Financing Documents to the contrary, except as expressly provided in this Section 5.4, no Secured Party shall have any rights or remedies in respect of the Astoria Generating Equity Amount. In the event that Astoria Generating desires to purchase the Astoria Bundle during the continuance of any Default or Event of Default which the Acquisition Lenders elect not to waive, the Borrower shall notify the Administrative Agent of such intent, and the Administrative Agent shall promptly withdraw all amounts then on deposit in the Equity Proceeds Account and deposit such amounts into the Distribution Account.

       (g)    There shall be no third party beneficiaries of the terms of this
Section 5.4.

       Section 5.5   Allocations From the Loan Proceeds Account.

       (a) On the Acquisition Loan Funding Date in respect of the NiMo Assets and the Carr Street Generating Station, the Administrative Agent shall withdraw funds from the Loan Proceeds Account in the amount equal to the lesser of (i) the aggregate amount of Acquisition Loan Advances received by the Administrative Agent from the Acquisition Lenders under the Credit Agreement and (ii) the excess of the NiMo Asset Debt Portion minus the Erie Boulevard Holdback Amount and shall (X) pay, on behalf of the Borrower, Erie Boulevard or Carr Street Generating, as the case may be, such amount to the parties entitled to payment pursuant to


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

written directions from the Borrower to the Administrative Agent on or prior to the Closing Date, as approved by each of the Lead Arrangers and (Y) deposit into the Debt Service Reserve Account the amount of $20,000,000. The Administrative Agent shall thereafter make all other transfers in respect of Acquisition Costs required to be made on or about the Closing Date pursuant to the Transaction Documents, as such Acquisition Costs and transfers shall be notified by the Borrower and the Lead Arrangers to the Administrative Agent on or prior to the Closing Date.

       (b) On the Acquisition Loan Funding Date in respect of the Astoria Bundle, the Administrative Agent shall withdraw funds from the Loan Proceeds Account in the amount equal to the lesser of (i) the aggregate amount of Acquisition Loan Advances received by the Administrative Agent from the Acquisition Lenders under the Credit Agreement and (ii) the excess of the Astoria Generating Debt Portion minus the Astoria Generating Holdback Amount and shall pay, on behalf of the Borrower and Astoria Generating, as the case may be, such amounts to the parties entitled to payment pursuant to written directions from the Borrower to the Administrative Agent on or prior to such Acquisition Loan Funding Date, as approved by each of the Lead Arrangers. The Administrative Agent shall thereafter transfer the Astoria Generating Holdback Amount into the Astoria Generating Loan Proceeds Sub-Account.

       (c) If any amount shall remain on deposit in the Loan Proceeds Account (other than in any Loan Proceeds Sub-Account) after the transfers contemplated in clauses (a) and (b) of this Section 5.5, the Administrative Agent shall transfer funds from the Loan Proceeds Account into the Debt Service Reserve Account in an amount equal to the Debt Service Reserve Requirement Shortfall on such date. If any amount shall remain on deposit in the Loan Proceeds Account (other than in any Loan Proceeds Sub-Account) after application of the immediately preceding sentence, the Administrative Agent shall withdraw such amount and deposit it into the Prepayment Account.

       (d) On any Business Day on which any amount is due and payable from Erie Boulevard to NiMo pursuant to Section 3.2 of the NiMo Asset Acquisition Agreement, the Administrative Agent shall withdraw such amount from the NiMo Asset Loan Proceeds Sub-Account and shall pay such amount on behalf of Erie Boulevard to NiMo pursuant to written directions from the Borrower to the Administrative Agent. If any amount shall remain on deposit in the Erie Boulevard Loan Proceeds Sub-Account after all obligations of Erie Boulevard under Section 3.2 of the NiMo Asset Acquisition Agreement shall have been indefeasibly paid by or an behalf of Erie Boulevard, the Administrative Agent shall withdraw such amount and deposit it into the Revenue Account.

       (e) On any Business Day on which any amount is due and payable from Astoria Generating to ConEd pursuant to Section 3.02 of the Astoria Asset Acquisition Agreement, the Administrative Agent shall withdraw such amount from the Astoria Generating Loan Proceeds Sub-Account and shall pay such amount on behalf of Astoria Generating to ConEd pursuant to written directions from the Borrower to the Administrative Agent. If any amount shall remain on deposit in the Astoria Generating Loan Proceeds Sub-Account after all obligations of Astoria Generating under Section 3.02 of the Astoria Asset Acquisition Agreement shall have been


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

indefeasibly paid by or on behalf of Astoria Generating, the Administrative Agent shall withdraw such amount and deposit it into the Revenue Account.

       (f) On each of November 19, 1999, November 19, 2000 and November 19, 2001, the Administrative Agent shall withdraw $333,333.33 from the Carr Street Generating Loan Proceeds Sub-Account and shall pay such amount to East Syracuse Generating Company, L.P ("ESGC"); provided, however, that in the event Carr Street Generating shall deliver a notice to the Administrative Agent that Carr Street Generating intends to pay ESGC a lump sum in an amount less than the Carr Street Generating Holdback Amount, the Administrative Agent shall withdraw such lump sum amount from the Carr Street Generating Loan Proceeds Sub-Account, pay such amount to ESGC and withdraw all amounts then remaining in the Carr Street Generating Loan Proceeds Account and deposit such amounts into the Revenue Account.

       (g) If on any Business Day, the amount on deposit in any Loan Proceeds Sub-Account shall be insufficient to make the payment required on such Business Day, the Administrative Agent shall issue an Equity Contribution Notice to the Borrower pursuant to the Equity Contribution Agreement requesting an equity contribution in an amount equal to such shortfall. Upon receipt of such amount from the Sponsor, the Administrative Agent shall pay such amount to NiMo or ConEd, as the case may be.

       Section 5.6 Allocations From the Debt Service Account. On each Business Day that Debt Service is due and payable by the Borrower, the Administrative Agent shall withdraw funds from the Debt Service Account and shall on behalf of the Borrower pay (i) to each Lender, such Lender's respective Pro Rata Share of such Debt Service and (ii) to each Swap Bank, the amounts due and payable under the Interest Hedge Contract to which such Swap Bank is a party.

       Section 5.7 Allocations From the Extraordinary Proceeds Account. On any Business Day on which the Extraordinary Proceeds Account shall have a positive balance, the Administrative Agent shall withdraw all amounts on deposit in the Extraordinary Proceeds Account and shall pay to each Acquisition Lender, such Acquisition Lender's Pro Rata Share of such amount as a prepayment of its outstanding Acquisition Loan Advances.

       Section 5.8   Allocations from the Insurance Proceeds Account.

       (a)    Upon receipt of a notice from the Borrower pursuant to Section 7.1
(a) below that the Borrower has elected to apply Insurance Proceeds to the reinstatement, reconstruction, repair or replacement of damaged Portfolio Asset(s), the Administrative Agent shall withdraw funds from the Insurance Proceeds Account in the amount of, and as directed by, the Borrower for the payment of the costs associated with such reinstatement, reconstruction, repair or replacement. Upon receipt of a notice from the Borrower pursuant to Section
7.1 (a) below that the Borrower has elected not to apply the Insurance Proceeds to the reinstatement, reconstruction, repair or replacement of the affected Portfolio Asset(s), the Administrative Agent shall withdraw the Insurance Proceeds from the Insurance Proceeds Account and deposit such funds into the Prepayment Account.

       (b) In the event that the Borrower has satisfied the requirements set forth in Section 7. 1 (b) below, the Administrative Agent shall withdraw the applicable Insurance Proceeds from the Insurance Proceeds Account in the amount of, and as directed by, the Borrower for the payment of the costs associated with the reconstruction, repair or replacement of the relevant Portfolio Assets. If the Required Lenders direct the Administrative Agent to withhold consent to the reconstruction, repair or replacement of any Portfolio Asset pursuant to
Section 7. 1 (b) (after giving effect to the Borrower's right of resubmission contained in such Section), the Administrative Agent shall withdraw the applicable Insurance Proceeds from the Insurance Proceeds Account and deposit such funds into the Prepayment Account.

       (c) Upon the occurrence of any event described in Section 7. 1 (c) below in relation to any Portfolio Asset, the Administrative Agent shall withdraw the Insurance Proceeds in respect of such Portfolio Asset from the Insurance Proceeds Account and deposit such funds into the Prepayment Account.

       Section 5.9 Allocations From the Major Maintenance Reserve Account. The Administrative Agent shall from time to time withdraw funds from the Major Maintenance Reserve Accounts and shall deposit into the applicable Operating Account, amounts equal to the Maintenance Expenditures and Capital Expenditures payable by the relevant Borrower Subsidiary in accordance with the then current Operating Budget.

       Section 5.10  Allocations From the Debt Service Reserve Account.

       (a) The Administrative Agent shall withdraw from the Debt Service Reserve Account any amount due and payable with respect to Debt Service of the Borrower to the extent that sufficient funds are not available in the Debt Service Account to pay such amount pursuant to Section 5.6 (the amount of such deficiency being the "Debt Service Shortfall Amount") and, on behalf of the Borrower, transfer such Debt Service Shortfall Amount into the Debt Service Account for application in accordance with Section 5.6 above. In the event that funds on deposit in the Debt Service Reserve Account are less than the Debt Service Shortfall Amount, the Administrative Agent shall draw on the DSR Letter of Credit, if any, in an amount equal to the lesser of (i) the amount necessary to make up such deficiency and (ii) the maximum amount available to be drawn under any such DSR Letter of Credit. The Administrative Agent shall, on behalf of the Borrower, transfer any amounts so drawn into the Debt Service Account for application in accordance with Section 5.6 above.

       (b) In the event that funds on deposit in the Debt Service Reserve Account and amounts available to be drawn under any DSR Letter of Credit are less than the Debt Service Shortfall Amount, the Administrative Agent shall apply the amount received by it in the following order of priority: first, to the payment of any Fees that are due and payable by the Borrower to any Secured Party under any Financing Document; second, to any interest payment that is due and payable by the Borrower on the Obligations; and third, to any other amount that is due and payable by the Borrower on the Obligations.

       (c) On the Final Maturity Date, the Administrative Agent shall draw all amounts available under all DSR Letters of Credit and withdraw all amounts then on deposit in the Debt


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

Service Reserve Account and deposit such funds into the Prepayment Account, for application in accordance with Section 5.11 below.

       Section 5.11 Allocations From the Prepayment Account. On any Business Day on which the Prepayment Account shall have a positive balance, the Administrative Agent shall withdraw all amounts on deposit in the Prepayment Account and shall pay to each Acquisition Lender, such Acquisition Lender's Pro Rata Share of such amount.

       Section 5.12  Allocations From the Distribution Account.

       (a) If no Closing Failure shall have occurred and no litigation or other legal proceedings or actions relating to any matters set forth on Part B of Schedule 4.05 of the Credit Agreement shall have been commenced, the result of which could reasonably be expected to have a material adverse effect on any material portion of the Portfolio Assets, then on June 30, 2000 and each Semi-Annual Date thereafter, the Borrower shall be permitted to deliver a Notice of Permitted Distribution Amounts to the Administrative Agent from a Responsible Officer, certifying as to the matters set forth therein. The Borrower shall attach all relevant calculations in support of its certification therein.

       (b) The Borrower may withdraw or transfer funds on deposit from time to time in the Distribution Account on any Business Day.

       (c) The Borrower shall not make any Distribution in violation of the provisions contained herein or in the Credit Agreement. Except as specifically set forth in Section 4.7 hereof, Distributions shall be made solely from Distributable Cash Flow.

       Section 5.13 Allocations From the O&M Reserve Account. All amounts deposited into the O&M Reserve Account pursuant to Section 6.11(b) of the Credit Agreement which (i) are requested to be utilized by a Borrower Entity to purchase replacement assets in accordance with such Section 6.11(b) shall be withdrawn from the O&M Reserve Account by the Administrative Agent and paid to the Person designated in a notice from such Borrower Entity describing such replacement asset purchase and providing appropriate payment instructions or
(ii) shall remain on deposit in the O&M Reserve Account for 60 days, shall be withdrawn from the O&M Reserve Account by the Administrative Agent and deposited into the Prepayment Account.

       Section 5.14 Payments To Secured Parties. The Administrative Agent shall pay any amounts due to any Secured Party by wire transfer in immediately available funds pursuant to the payment instructions supplied by such Secured Party. If the amounts required to be transferred by the Administrative Agent on any Business Day have been deposited into the appropriate Account(s) by 10: 00 a.m. (New York time) on such Business Day, the Administrative Agent shall make the required transfers by 12:00 p.m. (New York time) on the same Business Day, if such amounts are deposited after 10:00 a.m. (New York time), but before 12:00 p.m. (New York time), the Administrative Agent shall make the required transfers by 4:00 p.m. (New York time) on the same Business Day, and if such amounts are deposited after 12:00 p.m. (New York



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

time), the Administrative Agent shall make the required transfers by 12:00 p.m. (New York time) on the next succeeding Business Day.

       Section 5.15 Defaults. Notwithstanding any other provision contained in this Agreement (except Section 5.4(f) above), upon receipt by the Administrative Agent of written notice from the Borrower or any Secured Party to the effect that a Default or an Event of Default shall have occurred and be continuing, the Administrative Agent may distribute the funds in the Accounts (other than (a) funds on deposit in the Distribution Account during the continuance of a Default and (b) the Astoria Generating Equity Amount (except as expressly set forth in Section 5.4(f) hereof) in accordance with the terms of this Agreement. Notwithstanding any other provision of this Agreement (except Section 5.4(f) above) or any other Financing Document to the contrary, in the event that any Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall thereafter distribute amounts on deposit in the Accounts (other than (a) funds on deposit in the Distribution Account during the continuance of a Default and (b) the Astoria Generating Equity Amount (except as expressly set forth in Section 5.4(f) hereof) at the direction of the Required Lenders until such Default or Event of Default has been cured or otherwise is no longer continuing or has been waived in accordance with the Credit Agreement.

                                   ARTICLE VI

                            INVESTMENTS AND VALUATION

       Section 6.1 Investments. Each Borrower Subsidiary hereby authorizes the Borrower to elect Permitted Investments for the funds on deposit from time to time in such Borrower Subsidiary's Sub-Accounts. Prior to the occurrence of any Default or Event of Default, any amounts held by the Administrative Agent in any of Accounts shall be invested by the Administrative Agent from time to time, at the risk and expense of the relevant Borrower Entity, solely in such Permitted Investments as the Borrower, shall direct (or, so long as any Default or Event of Default shall have occurred and be continuing, as the Administrative Agent may in its discretion select). The Borrower shall select Permitted Investments having such maturities as shall cause each Account to have a cash balance as of any day sufficient to cover the transfers to be made from such Account on such day in accordance with this Agreement. In the event that the cash balance in any Account is as of any day insufficient to cover the transfers to be made from such Account on such day, the Administrative Agent may (but shall not be obligated to) sell or liquidate the Permitted Investments held in such Account (without regard to maturity date) in such manner as the Administrative Agent may reasonably deem necessary in order to obtain cash at least sufficient to make such transfers and to pay any expenses and charges incurred in connection with effecting any such sale or liquidation, which expenses and charges the Administrative Agent shall be authorized to pay with cash on deposit in such Account. The Administrative Agent shall not be liable to any Person for any loss suffered because of any such sale or liquidation other than by reason of its willful misconduct or gross negligence.

       Section 6.2 Income or Gain. Any interest, investment income or gain realized as a result of any Permitted Investments held in the Accounts (net of the expenses incurred in connection with making such Permitted Investments) shall be deposited into the Revenue


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

Account on the last Business day of each month and applied or reinvested as provided herein. The Administrative Agent shall have no liability for any loss resulting from any such Permitted Investment other than by reason of its willful misconduct or gross negligence.

       Section 6.3 Value. Cash and securities on deposit from time to time in the Accounts shall be valued by the Administrative Agent, as the case may be, as follows:

       (a)    cash shall be valued at the face amount thereof, and

       (b)    securities shall be valued at market value thereof.

       Section 6.4 Taxes. It is acknowledged by the parties hereto that all interest and other investment income earned on amounts on deposit in the Accounts for federal, state and local income tax purposes shall be attributed to the Borrower. The Borrower shall be responsible for determining any requirements for paying taxes or reporting or withholding any payments for tax purposes hereunder. The Borrower shall prepare and file all tax information required with respect to the Accounts and without limiting Section 2.12 of the Credit Agreement, the Borrower agrees to indemnify and hold the Administrative Agent harmless against all liability for tax withholding and/or reporting for any payments. Such indemnities shall survive the termination or discharge of this Agreement or resignation of the Administrative Agent. The Administrative Agent shall not have any obligation with respect to the making of or the reporting of any payments for tax purposes other than to the extent it is provided with monies and/or the reports in respect thereof.

                                   ARTICLE VII

                        APPLICATION OF INSURANCE PROCEEDS

       Section 7.1 Insurance Failure. So long as the Credit Agreement is in effect and any Lender shall have any Commitment outstanding thereunder, and until the Notes, together with interest and all other Obligations are indefeasibly paid in full and the ConEd Letter of Credit has been terminated:

       (a) In the case of damage to any portion of the Portfolio Assets for which any Borrower Entity receives, or has the right to receive, Insurance Proceeds in an amount up to $5,000,000 per occurrence or, in respect of all Borrower Entities, $10,000,000 in the aggregate, which shall have previously been deposited in the Insurance Proceeds Account, the Borrower may elect to use such Insurance Proceeds for the reinstatement, reconstruction, repair or replacement of the damaged Portfolio Asset(s). The Borrower shall notify the Administrative Agent of such election, and the Administrative Agent, when available for disbursement, shall disburse the requested amount from the Insurance Proceeds Account pursuant to Section 5.8(a) hereof. In the event that the Borrower shall elect not to apply the Insurance Proceeds to the reinstatement, reconstruction, repair or replacement of the damaged Portfolio Asset(s), the Administrative Agent shall withdraw the available Insurance Proceeds from the Insurance Proceeds Account and deposit such amount into the Prepayment Account in accordance with Section 5.8(c).


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

       (b) In the case of damage to any portion of the Portfolio Assets for which any Borrower Entity receives, or has the right to receive, Insurance Proceeds in an amount in excess of $5,000,000 per occurrence or, in respect of all Borrower Entities, $10,000,000 in the aggregate, but less than $15,000,000 in the aggregate in all instances, which shall have previously been deposited in the Insurance Proceeds Account, the Borrower shall deliver to the Administrative Agent within 45 days after any Borrower Entity shall have obtained actual knowledge of such damage:

              (i) a breakdown of the nature and extent of damage incurred in reasonable detail;

              (ii) a bona fide assessment from a contractor reasonably acceptable to the Administrative Agent, (after consultation with the Independent Engineer) estimating the costs and time frame necessary to repair the damaged or affected portion of the Portfolio Assets in order for such portion to operate at, or to be capable of operating at, substantially the same level at which it operated prior to the loss;

              (iii) a demonstration to the reasonable satisfaction of the Administrative Agent (after consultation with the Independent Engineer) that the Borrower has sufficient funds (from the proceeds of insurance and any other sources) to pay for the proposed reconstruction, repair or replacement;

              (iv) evidence that none of the existing Project Contracts has been terminated as a result of such damage (other than those which have been, or are being, diligently replaced by other acceptable agreements in accordance with the requirements set forth in the Credit Agreement) during such reconstruction, repair or replacement (except for those Project Contracts (A) which have expired pursuant to their terms or are otherwise not intended to be in effect at such time and (B) whose termination would not reasonably be expected to result in a Material Adverse Effect taking into account any available sources of funds to the Borrower Entities (including business interruption insurance) and efforts to replace such Project Contract); provided, that all applicable Insurance Policies remain in full force and effect; and

              (v) a demonstration to the reasonable satisfaction of the Administrative Agent, that at the completion of such reconstruction, repair or replacement no Default or Event of Default would reasonably be expected to occur or exist.

       The Administrative Agent may request confirmation or reports from the Independent Engineer with respect to the information provided by the Borrower pursuant to clauses (i), (ii) and (iii) above. The Administrative Agent, acting at the direction of the Required Lenders in accordance with this Section 7.1, will have the right to withhold its consent to any such proposed reconstruction, repair or replacement, if the Borrower fails to satisfy any of the clauses (i) through (v) above. In the event that such consent is withheld, the Administrative Agent shall notify the Borrower as to the basis for withholding such consent. The Borrower shall be entitled, within thirty (30) days after receipt of such notification to make a one-time resubmission of the information and documentation required by the Section 7.1(b). If the Administrative Agent shall


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

be directed by the Required Lenders in accordance with this Section 7.1 to withhold consent to the resubmitted request, the Administrative Agent shall apply such Insurance Proceeds in accordance with Section 2.07 of the Credit Agreement.

       In the event the Borrower receives the above-mentioned consent of the Administrative Agent, the Borrower shall have the right to provide written notice(s) to direct the Administrative Agent to transfer such Insurance Proceeds in accordance with such written notice(s). The Borrower agrees to apply such Insurance Proceeds as described above and to proceed diligently and in good faith with the reinstatement, reconstruction, repair or replacement, as the case may be, of the damaged part of the Portfolio Assets, and the Independent Engineer, on behalf of the Lenders, will have the right to observe and inspect such reconstruction, repair or replacement.

       (c) If (i) the damage to the Portfolio Assets is in excess of $15,000,000 in the aggregate, (ii) the Borrower gives notice that it will not reinstate, reconstruct, repair or replace the damaged Portfolio Assets, (iii) the Borrower fails to obtain the consent of the Administrative Agent in accordance with paragraph (b) above within 45 days of such damage (as such period may be extended pursuant to the penultimate paragraph of this Section 7.1(b), (iv) after receiving such consent, the Borrower does not proceed to reinstate, reconstruct, repair or replace the damaged Portfolio Assets with diligence and in accordance with the Project Contracts, the Financing Documents and applicable Requirements of Law or (v) the Borrower terminates such reinstatement, reconstruction, repair or replacement, the Administrative Agent shall, unless otherwise directed by the Required Lenders, withdraw the Insurance Proceeds then on deposit in the Insurance Proceeds Account in respect of such damaged Portfolio Assets and deposit such amount into the Prepayment Account in accordance with Section 5.8(c).

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

       Section 8.1 Section 8.1 Representations and Warranties. The Borrower represents and warrants as follows:

       (a) The Borrower is the beneficial owner of the Account Collateral free and clear of all Liens, except for Permitted Liens. No effective financing statement or other document similar in effect covering all or any part of the Account Collateral made by, consented to by or known by the Borrower is on file in any recording office, except such as may have been filed (i) in favor of the Administrative Agent or (ii) describing assets subject to a Permitted Lien.

       (b) The Borrower conducts no business under any name or tradenames other than its full name as specified in the preamble to this Agreement.

       (c) The security interests purported to be created in the Account Collateral by this Agreement in favor of the Administrative Agent (for the benefit of the Secured Parties) constitute valid legally binding and enforceable and, upon making the filings and taking the other actions contemplated by
Section 3.01(s) and 4.14 of the Credit Agreement, will constitute first priority


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perfected Liens on and security interests in the Account Collateral (subject only to Permitted Liens).

       (d) No Governmental Approvals or other approvals, registrations, notarizations, recordings or filings are required which have not been obtained or made in connection with (i) the creation in favor of the Administrative Agent (for the benefit of the Secured Parties) of the Liens purported to be created pursuant hereto or to the Borrower Security Agreement, (ii) the validity and enforceability of this Agreement and such Liens, (iii) creation and maintenance of the first priority and perfection of such Liens or (iv) the exercise by the Secured Parties, in accordance with the Financing Documents, of their rights and remedies under this Agreement.

                                   ARTICLE IX

                                    COVENANTS

       Section 9.1   Covenants. Each Borrower Entity agrees that:

       (a)    Collections of Receivables and Payments Under Assigned Agreements.

              (i) It shall notify each Project Party and each account debtor or obligor under the Receivables of the assignment thereof to the Administrative Agent, and instruct each of them that all payments due or to become due and all amounts payable to such Borrower Entity under any Project Contract or otherwise shall, until the Note, together with interest and all other Obligations are paid in full, be made, if made by wire transfer, directly to the appropriate Account or Sub-Account specified in this Agreement.

              (ii) If such Person shall receive directly from a Project Party or from any account debtor or other obligor under any Receivable any Revenues or Receivables, such Borrower Entity shall receive such payments in constructive trust for the benefit of the Administrative Agent as security for the payment and performance of the Obligations, shall segregate such payments from its other funds and shall promptly (and in any event within three (3) Business Days of receipt thereof) transfer such payments to the Administrative Agent in the same form as so received (with any necessary endorsement).

       (b) Defense of Account Collateral. Such Borrower Entity shall defend its Account Collateral against all claims and demands of all Persons (other than the Administrative Agent and the other Secured Parties and any other Person holding any Permitted Lien) claiming an interest in any of Account Collateral.

       (c) Location of Office. Such Borrower Entity shall keep its place of business and chief executive office and the office where it keeps its records concerning the Account Collateral, at the address for the Borrower specified in the Credit Agreement; or, upon 30 days' prior written notice to the Administrative Agent, at such other location in a jurisdiction where all action required by Section 2.3 shall have been taken with respect to the Account Collateral.


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

       (d) Disposition of Account Collateral. No Borrower Entity shall sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Account Collateral, or create or suffer to exist any Lien upon or with respect to any of the Account Collateral, except (i) for the security interest created by this Agreement and (ii) as otherwise expressly permitted by this Agreement or the Credit Agreement.

       (e)           Local Operating Accounts.

              (i) Within 30 days after the Closing Date, the Borrower shall close each Local Operating Account listed on Part A of Schedule I hereto, other than the Erie Boulevard Hydropower, L.P. debit account (No. 2000002435493). Until such date as such accounts shall have been closed pursuant to the preceding sentence, no Borrower Entity shall permit the aggregate amount on deposit at any time in such accounts to exceed $50,000.

             (ii) Within 45 days after the Closing date, the Borrower shall close the Erie Boulevard Hydropower, L.P. debit account (No. 2000002435493). From and after the date on which such account shall have been closed, no Borrower Entity shall open or permit to exist any Local Operating Account other than those set forth on Part B to Schedule I hereto without the prior consent of the Administrative Agent.

            (iii) No Borrower Entity shall permit the amount on deposit at any time in the Local Operating Account to exceed (a) $15,000 for Carr Street Generating Station, L.P. debit account; (b) $50,000 for the Erie Boulevard Hydropower, L.P. debit account; (c) $25,000 for the Astoria Generating Company, L.P. debit account or (d) $75,000 in the aggregate for all such accounts.

                                    ARTICLE X

                              ADMINISTRATIVE AGENT

       Section 10.1 Administrative Agent Appointment. Bank of America, N.A. has been appointed by the Secured Parties to act as the Administrative Agent hereunder. With respect to matters relating to the Administrative Agent, the provisions of Article VIII of the Credit Agreement with respect to the Administrative Agent are incorporated herein mutatis mutandis as if fully set forth herein.

       Section 10.2 Ambiguity or Inconsistency in Security Documents with Proposed Actions. If, with respect to a proposed action to be taken by it, the Administrative Agent shall determine in good faith that the provisions of this Agreement or any other Security Document relating to the functions or responsibilities or discretionary powers of the Administrative Agent are or may be ambiguous or inconsistent, the Administrative Agent shall notify the Secured Parties, identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent, and may decline either to perform such function or responsibility or to exercise such discretionary power unless it has received written confirmation that the Required

Lenders concur in the circumstances that the action proposed to be taken by the Administrative Agent is consistent with the terms of this Agreement or is otherwise appropriate. The Administrative Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Required Lenders in this respect, and such confirmation shall be binding upon the Administrative Agent and the other Secured Parties.

       Section 10.3 Right and Duties. The Administrative Agent shall be protected in acting and may rely exclusively upon any written notice, certificate, instruction, request or other paper or document, as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information therein contained. The Administrative Agent shall not be liable for any error of judgment or for any act done or step taken or omitted except in the case of its gross negligence or willful misconduct.

                                   ARTICLE XI

                   EXERCISE OF RIGHTS UNDER SECURITY DOCUMENTS

       Section 11.1 Actions Upon an Event of Default. Upon the occurrence and during the continuance of an Event of Default and upon written request of the Required Lenders, the Administrative Agent shall be permitted and is hereby authorized to take any and all actions and to exercise any and all rights, remedies and options which it may have under the Security Documents, in each case, to the maximum extent permitted under Requirement of Law.

       Section 11.2 Administration of Collateral. Each of the Secured Parties hereby acknowledges and agrees that the Administrative Agent shall administer the Collateral in the manner contemplated by this Agreement and the Security Documents and the Administrative Agent shall exercise such rights and remedies with respect to the Collateral as are granted to it under the Security Documents in each case, to the maximum extent permitted under Requirement of Law. No Secured Party and no class or classes of Secured Parties shall have any right
(a) to direct the Administrative Agent to take any action in respect of the Collateral other than as provided in this Agreement or the Credit Agreement or
(b) to take any action with respect to the Collateral (i) independently of the Administrative Agent or (ii) other than to direct the Administrative Agent to take action in accordance with this Agreement or the Credit Agreement, to the maximum extent permitted under Requirements of Law.

       Section 11.3 Application of Proceeds After Acceleration. If any Event of Default shall have occurred and be continuing, and if the Administrative Agent (at the direction of the Required Lenders) shall have declared all Loans and all other Obligations under the Credit Agreement to be due and payable thereunder, then, at the direction of the Required Lenders, all Collateral held by the Administrative Agent (including, but not limited to, the Accounts, subject, however, to the terms of Sections 5.4(f) and 5.14 above)) and the proceeds of any sale, disposition or other realization by the Administrative Agent or by any Secured Party upon the Collateral (or any portion thereof) pursuant to the Security Documents shall be distributed in whole or in part by the Administrative Agent in the following order of priority:

       First, to the Administrative Agent for the account of the Administrative Agent in an amount equal to the Administrative Agent Claims due and payable as of the date of such distribution;

       Second, to the Secured Parties (other than the Administrative Agent), ratably, in an amount equal to all costs and expenses incurred by such Secured Parties in accordance with Section 9.04(iii) of the Credit Agreement; provided, that prior to any such distribution, the Administrative Agent shall have received a certificate signed by each such Secured Party, setting forth the amount due and payable to such Secured Party as of the date of such distribution;

       Third, to the Lenders in an amount equal to all Fees and all interest on the Advances due and payable as of the date of such distribution; provided, that prior to any such distribution, the Administrative Agent shall have received certificates signed by each of the Lenders, setting forth the amount due and payable to such Lender as of the date of such distribution; in case such proceeds shall be insufficient to pay in full all such Fees and interest, then to the payment thereof to each Lender, ratably, in proportion to its percentage of the sum of the aggregate amount of all such Fees and interest;

       Fourth, to the Swap Banks in an amount equal to all Swap Claims (other than principal payments) due and payable as of the date of such distribution; provided, that prior to any such distribution, the Administrative Agent shall have received certificates signed by each of the Swap Banks, setting forth the amount due and payable to such Swap Bank, as of the date of such distribution; and in case such proceeds shall be insufficient to pay in full all such Swap Claims, then to the payment thereof to each Swap Bank, ratably, in proportion to its percentage of the sum of the aggregate amount of all such Swap Claims;

       Fifth, ratably, to the Lenders in an amount equal to all principal on the Advances due and payable as of the date of such distribution and to the Swap Banks in an amount equal to all principal due and payable under all Interest Hedge Contracts as of the date of such distribution; provided, that prior to any such distribution, the Administrative Agent shall have received certificates signed by each of the Lenders, setting forth the amount due and payable to such Lender, as of the date of such distribution; and in case such proceeds shall be insufficient to pay in full all such principal, then to the payment thereof to each Lender, ratably, in proportion to its percentage of the sum of the aggregate amount of all such principal;

       Sixth, to the Secured Parties in an amount equal to all other Obligations (which amount shall not include any amounts payable pursuant to clauses First through Fifth, above) due and payable as of the date of such distribution; provided, that prior to any such distribution, the Administrative Agent shall have received certificates signed by each of the Secured Parties, setting forth the amount due and payable to such Secured Party as of the date of such distribution; and in case such proceeds shall be insufficient to pay in full all such Obligations, then to the payment thereof to each Secured Party, ratably, in proportion to its percentage of the sum of the aggregate amount of all such other Obligations;

       Seventh, to the Borrower to the extent of any surplus, after application of the proceeds of the Collateral contemplated by clauses First through Sixth above;

it being understood that the Borrower shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate of the sums referred to in clauses First through Sixth of this Section 11.3.

                                   ARTICLE XII

                                 INDEMNIFICATION

       Section 12.1 Indemnification From Borrower. Without limiting the obligations of the Borrower or the Secured Parties under the Credit Agreement, the Borrower hereby agrees to indemnify and hold harmless the Administrative Agent from and against any and all claims, losses and liabilities arising out of or resulting from (i) any Security Document (including, without limitation, enforcement of such Security Document, but excluding any such claims, losses or liabilities resulting from the Administrative Agent's gross negligence or willful misconduct) or (ii) without limiting Section 2.12 of the Credit Agreement any refund or adjustment of any amount paid or payable to the Administrative Agent under or in respect of any Transaction Document or any other Collateral, or any interest thereon, which may taken by it while it was Administrative Agent.

                                  ARTICLE XIII

                                  MISCELLANEOUS

       Section 13.1 Agreement for Benefit of Parties Hereto. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any person other than the parties hereto and their respective successors and assigns, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements contained in this Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

       Section 13.2 No Warranties. Except as otherwise expressly provided herein, the Secured Parties have not made to each other nor do they hereby or otherwise make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to the enforceability, validity, value or collectability of the Collateral (or any portion thereof). No Secured Party shall be liable to any other Secured Party for any action or failure to act or any error of judgment, negligence, or mistake, or oversight whatsoever on the part of any Secured Party or any Secured Party's agents, officers, employees or attorneys with respect to any transaction relating to any of the notes or agreements evidencing or entered into with respect to any of the Obligations or any security therefor.

       Section 13.3 Reimbursement of Expenses. The Borrower will pay upon demand to the Administrative Agent the amount of Fees and expenses as agreed between the parties under the Credit Agreement and pursuant to the Administrative Agent Fee Side Letter.

       Section 13.4 Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected and/or impaired thereby.

       Section 13.5 Notices. All notices or other communications hereunder shall be given in the manner and at such addresses as are set forth in the Credit Agreement.

       Section 13.6 Successors and Assigns. Whenever in this Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included and all covenants, promises and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

       Section 13.7 Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all counterparts together constituting only one instrument.

       Section 13.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY SUCH REQUIREMENT OF LAWS THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE BORROWER OR THE BORROWER SUBSIDIARIES AND THE ADMINISTRATIVE AGENT (FOR THE BENEFIT OF THE SECURED PARTIES) IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

       Section 13.9 No Impairments of Other Rights. Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Secured Parties may have or may obtain against the Borrower.

       Section 13.10 Amendment; Waiver. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be undertaken and accomplished in accordance with the requirements of Section 9.02 of the Credit Agreement. No delay on the part of any Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Secured Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

       Section 13.11 Separate Liability. The obligations of each Secured Party under this Agreement shall be several and not joint, and no Secured party shall be liable or responsible for the acts of any other Secured Party.

       Section 13.12 Incumbency Certificates; Authorized Persons. The Borrower shall furnish to the Administrative Agent on or prior to the Closing Date and from time to time thereafter as may be necessary duly executed incumbency certificates showing the names, titles and specimen signatures of the persons authorized on behalf of such party to take the actions and give the officer's certificates, notifications, approvals and payment instructions required by this Agreement.

       Section 13.13 Headings. Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Agreement.

       Section 13.14 Termination; Release. This Agreement shall terminate when all Obligations have been indefeasibly paid in full, the ConEd Letter of Credit and all Commitments have been terminated, and the Administrative Agent, at the written request and expense of the Borrower, will promptly execute and deliver to the Borrower the proper instruments (which may include Uniform Commercial Code termination statements on form UCC-3) acknowledging the termination of this Agreement, and will promptly duly assign, transfer and deliver to the Borrower (without recourse and without any representation or warranty) free from any interest of the Administrative Agent or Lien granted hereunder such of the Collateral as may be in possession of the Administrative Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement together with such notices to third parties as may be necessary to countermand any notices previously sent to them pursuant hereto

       Section 13.15 Entire Agreement. This Agreement, including the documents referred to herein, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings of the parties hereto relating to the subject matter herein contained.

       Section 13.16 Limitation of Liability. Notwithstanding anything herein to the contrary, recourse shall be limited as provided in the Credit Agreement and the provisions of Section 9.16 of the Credit Agreement are incorporated herein, mutatis mutandis, as if fully set forth herein.

       Section 13.17 Supplemental Agreement. Upon execution and delivery by the Administrative Agent and Astoria Generating of a Supplemental Agreement substantially in the form of Exhibit V to the Credit Agreement, Astoria Generating shall become a party hereto with the same force and effect as if originally named as a party hereto. The execution and delivery of any such instrument shall not require the consent of any other Borrower Entity hereunder. The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of Astoria Generating as a party hereto.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.

                                            ORION POWER NEW YORK, L.P.

                                            By: ORION POWER NEW YORK GP, INC.,
                                                     its general partner


                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:


                                            ERIE BOULEVARD HYDROPOWER, L.P.

                                            By: ORION POWER NEW YORK GP, INC.,
                                                     its general partner


                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:


                                            CARR STREET GENERATING STATION, L.P.

                                            By: ORION POWER NEW YORK GP, INC.,
                                                     its general partner


                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:

                                            BANK OF AMERICA, N.A., not in its
                                            individual capacity but solely as
                                            Administrative Agent


                                            By:
                                                --------------------------------
                                                     Name:
                                                     Title:


                                            Address for Notices:

                                            Bank of America, N.A.
                                            100 North Tryon Street
                                            NC1-007-10-07
                                            Charlotte, NC  28255

                                            Telephone:  704-388-6833
                                            Telecopier:  704-386-3324

                                   Schedule I

                            Local Operating Accounts

                                     PART A

       Account Holder                    Financial Institution             Account No.
       --------------                    ---------------------             -----------
1.     Orion Power Holdings, Inc..            First Union                  2040000151027
2.     Carr Street Generating Station, L.P.   First Union                  2000002979807
3.     Erie Boulevard Hydropower, L.P.        First Union                  2000002435516
4.     Erie Boulevard Hydropower L.P.         First Union                  2000002435493
                (Debit Account)

--------------------------------------------------------------------------------

                                     PART B

       Account Holder                         Financial Institution             Account No.
       --------------                         ---------------------             -----------
1.     Carr Street Generating Station, L.P.   Bank of America, N.A.
                (Debit Account)

2.     Erie Boulevard Hydropower, L.P.        Bank of America, N.A.
                (Debit Account)

3.     Astoria Generating Company, L.P.       Bank of America, N.A.
                (Debit Account)

                                                                       EXHIBIT A
                                                                              to
                                                       DEPOSIT ACCOUNT AGREEMENT


                      [Letterhead of Administrative Agent]

               FORM OF MONTHLY NOTICE OF DEPOSITS AND WITHDRAWALS

                                                              ,19/20         (1)
                                                     ---------      ------------

Orion Power New York, L.P.
[Insert Current Address]

[Lenders]

       RE: ORION POWER NEW YORK, L.P.

       This notice is made pursuant to the Deposit Account Agreement (as amended, supplemented or otherwise modified from time to time, the "Deposit Account Agreement"), dated as of July 28, 1999 among Orion Power New York, L.P. (the "Borrower"), [Astoria Generating Company, L.P. ("Astoria Generating")], Erie Boulevard Hydropower, L.P. ("Erie Boulevard"), Carr Street Generating Station, L.P. ("Carr Street Generating") and Bank of America, N.A., as administrative agent (the "Administrative Agent"). Capitalized terms used herein without definition shall have the meanings specified in the Credit Agreement referred to in such Deposit Account Agreement.

       Pursuant to Section 3.2 of the Deposit Account Agreement, the undersigned representative of the Administrative Agent hereby notifies you that as of the date hereof, attached is a schedule of all amounts deposited and withdrawn from the Accounts (including any earnings thereon from Permitted Investments) during, and for the month ending, ________________, 19/20_____.

                                  BANK OF AMERICA, N.A., as Administrative Agent


                                  By
                                    --------------------------------------------
                                           Name:
                                           Title:

Attachment

1.     Schedule of Deposits, and Withdrawals from, and the earnings on Accounts

----------
(1) Insert date which is on or before the tenth (10th) day of each month.

                                                                       EXHIBIT B
                                                                              to
                                                       DEPOSIT ACCOUNT AGREEMENT


                   [Letterhead of Orion Power New York, L.P.]

                FORM OF NOTICE OF PERMITTED DISTRIBUTION AMOUNTS

                                                              ,19/20         (2)
                                                     ---------      ------------

Bank of America, N.A.,
as Administrative Agent
[Insert Current Address]

       RE: ORION POWER NEW YORK, L.P.

       This notice is made pursuant to the Deposit Account Agreement (as amended, supplemented or otherwise modified from time to time, the "Deposit Account Agreement"), dated as of July 28, 1999 among Orion Power New York, L.P. (the "Borrower"), [Astoria Generating Company, L.P. ("Astoria Generating")], Erie Boulevard Hydropower, L.P. ("Erie Boulevard"), Carr Street Generating Station, L.P. ("Carr Street Generating") and Bank of America, N.A., as administrative agent (the "Administrative Agent"). Capitalized terms used herein without definition shall have the meanings specified in the Credit Agreement referred to in such Deposit Account Agreement.

       Pursuant to Section 5.12 of the Deposit Account Agreement, the undersigned Responsible Officer of the Borrower hereby certifies, as of the date
hereof, that in respect of the Semi-Annual Period commencing on      _________,
19/20__ and ending _______,19/20___(3):

       (a) The Borrower desires to make a Permitted Distribution in respect of such Semi-Annual Period in an amount equal to the Net Distribution Amount [$__________](4). The terms and conditions set forth in Section 5.12 of the Deposit Account Agreement are and, after giving effect to such Distribution will be, satisfied.

       (b) No Default or Event of Default has occurred and is continuing (both before and after giving effect to such Distribution).

       (c) The amount of Permitted Distributions made to date is [$_________].

----------
(2) Insert date which is within thirty (30) days following each Semi-Annual Date occurring after the Acquisition Loan Funding Date has occurred with respect to all Portfolio Assets.
(3) Insert a date which is a Semi-Annual Date, as defined in the Credit
Agreement.
(4) An amount specified by the Borrower not to exceed the amount available for such purpose in the Revenue Account.

       (d) The Debt Service Reserve Requirement is on deposit in the Debt Service Reserve Account, the O&M Reserve Requirement is on deposit in the O&M Reserve Account and all other Accounts are fully funded in accordance with the Deposit Account Agreement.

       (e) The Scheduled Debt Service Deposit Amount is on deposit in the Debt Service Account.(5)

       (f) All Portfolio Assets have been purchased in accordance with the Transaction Documents.

       (g) The Borrower has not made Distributions in excess of the Maximum Permitted Distribution Amount (both before and after giving effect to such Distribution).

       (h) The Designated Excess Cash Flow as of such Semi-Annual Date is [$______].

       (i) Attached hereto as Attachment I is a calculation of the Debt Service Coverage Ratio for the preceding twelve month period, calculated as of the Semi-Annual Date and such Debt Service Coverage Ratio for the Borrower is at least 2.00 to 1.00.

       (j) Accordingly, [the Net Distribution Amount] [$_________ (_________ Dollars](6) is hereby requested to be disbursed by the Administrative Agent from the Revenue Account to the Distribution Account on _________________, 19/20___.

       (k) As of the date hereof, no Prepayment Shortfall Amount is outstanding hereunder.

       (l) Kindly transfer all amounts on deposit in the Distribution Account in immediately available funds to:[____________]


                                         ORION POWER NEW YORK, L.P.

                                         By:    Orion Power New York GP, Inc.,
                                                its general partner


                                         By:
                                            ------------------------------------
                                                Name:
                                                Time:
Attachment

--------
(5) Insert if the date of the Distribution is not a payment date for any Obligations under the Financing Documents.
(6) An amount specified by the Borrower not to exceed the amount available for such purpose in the Revenue Account.

1.     Schedule of Calculations

                                                                       EXHIBIT C
                                                                              to
                                                       DEPOSIT ACCOUNT AGREEMENT


                   [Letterhead of Orion Power New York, L.P.]

                           FORM OF SEMI-ANNUAL NOTICE

                                                                   , 19/20   (7)
                                                         ----------       -----

Bank of America, N.A.,
as Administrative Agent
[Insert Current Address]

[Lenders]

       RE: ORION POWER NEW YORK, L.P.

       This notice is made pursuant to the Deposit Account Agreement (as amended, supplemented or otherwise modified from time to time, the "Deposit Account Agreement"), dated as of July 28, 1999 among Orion Power New York, L.P. (the "Borrow"), [Astoria Generating Company, L.P. ("Astoria Generating")], Erie Boulevard Hydropower, L.P. ("Erie Boulevard"), Carr Street Generating Station, L.P. ("Carr Street Generating") and Bank of America, N.A., as administrative agent (the "Administrative Agent"). Capitalized terms used herein without definition shall have the meanings specified in the Credit Agreement referred to in such Deposit Account Agreement.

       Pursuant to Section 3.4 of the Deposit Account Agreement, the undersigned Responsible Officer of the Borrower hereby certifies as of the date hereof, that in respect of the Semi-Annual Period commencing on ____________, 19/20___ and ending ___________, 19/20___(8):

              1. The Designated Excess Cash Flow as of such Semi-Annual Date is __________.

              2. The Debt Service Coverage Ratio for the immediately preceding twelve month period is ________.

              3. The amount of Permitted Distributions made to date is ________.;.


----------
(7) Insert date which is within thirty (30) days following each Semi-Annual
Date.
(8) Insert a date which is a Semi-Annual Date, as defined in the Credit
Agreement.

                                           ORION POWER NEW YORK, L.P.

                                           By: ORION POWER NEW YORK GP, INC.,
                                                 its general partner


                                           By
                                             -----------------------------------
                                                 Name:
                                                 Title:

Attachment

1.     Schedule of Calculations

                                                                       EXHIBIT D
                                                                              to
                                                       DEPOSIT ACCOUNT AGREEMENT


                          FORM OF DSR LETTER OF CREDIT

                                                                       EXHIBIT E
                                                                              to
                                                       DEPOSIT ACCOUNT AGREEMENT


                   [Letterhead of Orion Power New York, L.P.]

                    FORM OF NOTICE OF MONTHLY OPERATING COSTS

                                                              ,19/20         (9)
                                                     ---------      ------------

Bank of America, N.A.,
  As Administrative Agent
[Insert Current Address]



       RE: ORION POWER NEW YORK, L.P.

       This notice is made pursuant to the Deposit Account Agreement (as amended, supplemented or otherwise modified from time to time, the "Deposit Account Agreement"), dated as of July 28, 1999 among Orion Power New York, L.P. (the "Borrower"), [Astoria Generating Company, L.P. ("Astoria Generating")], Erie Boulevard Hydropower, L.P. ("Erie Boulevard"), Carr Street Generating Station, L.P. ("Carr Street Generating") and Bank of America, N.A., as administrative agent (the "Administrative Agent"). Capitalized terms used herein without definition shall have the meanings specified in the Credit Agreement referred to in such Deposit Account Agreement.

       Pursuant to Section 3.5 of the Deposit Account Agreement, the undersigned Responsible Officer of the Borrower hereby notifies you that as of the date hereof, attached is a schedule of (i) the Actual Operating Costs incurred by each Borrower Entity during, and for the ending, ________________, 19/20_____ ;
(ii) the Operator Labor Fees due and payable by such Borrower Entity in the immediately succeeding month (together with wire instructions for the appropriate Operator account), (iii) the balance on deposit in each such Borrower Entity's Local Operating Account as of the date hereof, (iv) the good faith estimate of the Operating Costs expected to be incurred prior to the expiration of the month hereof and (v) the amount of funds necessary to pay Operating Costs expected to be incurred and paid by each Borrower Entity in the immediately successive month.

       All amounts withdrawn from each Local Operating Account during, and for the month ending, ________________, 19/20_____ have been used solely for the payment of Operating Costs in accordance with the Operating Budget currently in effect (as administered pursuant to Section 5.11 of the Credit Agreement.


----------
(9) Insert date which is on or before the last Business Day of each month.

                                           ORION POWER NEW YORK, L.P.,
                                           By: Orion Power New York, GP, Inc.,
                                                  its General Partner



                                           By
                                             -----------------------------------
                                                  Name:
                                                  Title:

Attachment

1. Schedule of Actual Operating Costs, Operator Labor Fees, Local Operating Account Balances, Estimated Operating Costs (for the duration of the month hereof) and Operating Costs for the Succeeding Month

                                                                       EXHIBIT G
                                                                              TO
                                                                CREDIT AGREEMENT


                  FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT


       This Securities Account Control Agreement dated as of July 28, 1999 (this "Agreement") among Orion Power New York, L.P. (the "Debtor" ), Bank of America, N.A., as Administrative Agent and as the secured party (in such capacity, the "Secured Party") and Bank of America, N.A., as the securities intermediary (in such capacity, the "Securities Intermediary"). Capitalized terms used but not defined herein shall have the meaning assigned in the Deposit Account Agreement dated as of July 28, 1999 among the Debtor, Erie Boulevard Hydropower, L.P., Carr Street Generating Station, L.P. and the Secured Party (the "Deposit Account Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

       1. ESTABLISHMENT OF SECURITIES ACCOUNT. The Securities Intermediary hereby confirms that (i) the Securities Intermediary has established those accounts set forth on Schedule1 attached hereto (such accounts and any successor accounts the "Accounts"), (ii) each Account is a "securities account" as such term is defined in Section 8-501(a) of the UCC, (iii) the Securities Intermediary shall, subject to the terms of this Agreement, treat the Debtor as entitled to exercise the rights that comprise any financial asset credited to the Accounts, (iv) all property delivered to the Securities Intermediary pursuant to the Deposit Account Agreement, or any other Financing Document will be promptly credited to the Accounts, and (v) all securities or other property underlying any financial assets credited to the Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to any Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

       2. "FINANCIAL ASSETS" ELECTION. The parties hereto hereby agree that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Accounts shall be treated as a "financial asset" within the meaning of Section 8-102(a) (9) of the UCC.

       3. ENTITLEMENT ORDERS. If at any time the Securities Intermediary shall receive an "entitlement order" (within the meaning of Section 8-102(a) (8) of the UCC) issued by the Secured Party and relating to any Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Debtor or any other person.

       4. CHOICE OF LAW. Both this Agreement and the Accounts shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, the State of New York shall be deemed to be the Securities Intermediary's jurisdiction and the Accounts (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

       5. AMENDMENTS. No amendment or modification of this agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

       6. NOTICE OF ADVERSE CLAIM. Except for the claims and interest of the Secured Party and of the Debtor in the Accounts, the Securities Intermediary does not know of any claim to, or interest in, the Accounts or in any "financial asset" (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Secured Party and Debtor thereof.

       7. TAX REPORTING. All items of income, gain, expense and loss recognized in the Accounts shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

       8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SECURITIES INTERMEDIARY. The Securities Intermediary hereby makes the following representations, warranties and covenants:

       (a) The Accounts have been established as set forth in Section 1 above and each Account will be maintained in the manner set forth herein until termination of this Agreement. The Securities Intermediary shall not change the name or account number of any Account without the prior written consent of the Secured Party.

       (b) No financial asset is or will be registered in the name of Debtor, payable to its order, or specially endorsed to it, except to the extent such financial asset has been endorsed to the Securities Intermediary or in blank.

       (c) The Securities Intermediary has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating to any of the Accounts and/or any financial assets credited thereto pursuant to which it has agreed, or will agree, to comply with entitlement orders (as defined in Section 8-102(a) (8) of the UCC) of such person. The Securities Intermediary has not entered into any other agreement with the Debtor or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3 hereof.

       9. SUCCESSORS. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives.

       10. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

         Debtor:                               Orion Power New York, L.P.
                                               7 East Redwood Street
                                               10th Floor
                                               Baltimore, MD  21202
                                               Attention: Vice President - Asset
                                               Management

                                               With a copy to:
                                               Orion Power Holdings, Inc.
                                               7 East Redwood Street
                                               10th Floor
                                               Baltimore, MD  21202
                                               Attention: Chief Legal Officer

         Secured Party
         and Securities Intermediary:          Bank of America, N.A.
                                               100 North Tryon Street
                                               NC1-007-10-07
                                               Charlotte, NC  28255
                                               Attention: Laura S. Ryan

Any party may change his address for notices in the manner set forth above.

       11. TERMINATION. The rights and powers granted herein to the Secured Party have been granted in order to perfect its security interests in the Accounts and all financial assets credited to the Accounts, are powers coupled with an interest and will neither be affected by the bankruptcy of Debtor nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interests of the Secured Party in the Accounts have been terminated pursuant to the terms of the Deposit Account Agreement and the Secured Party has notified the Securities Intermediary of such termination in writing.

       12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                        ORION POWER NEW YORK, L.P.


                                        By: Orion Power New York GP, Inc.,
                                        its general partner


                                        By:
                                           -------------------------------------
                                                 Name:
                                                 Title:



                                        BANK OF AMERICA, N.A., as Administrative
                                        Agent and Secured Party


                                        By:
                                           -------------------------------------
                                                 Name:
                                                 Title:



                                        BANK OF AMERICA, N.A. as Securities
                                        Intermediary


                                        By:
                                           -------------------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT H
                                                                              TO
                                                                CREDIT AGREEMENT


================================================================================


                        ASSIGNMENT AND SECURITY AGREEMENT

                                     between

                           ORION POWER NEW YORK, L.P.

                                       and

                             BANK OF AMERICA, N.A.,

                             as Administrative Agent


                 ----------------------------------------------

                            Dated as of July 28, 1999

                 ----------------------------------------------


================================================================================

                                TABLE OF CONTENTS

SECTION 1.    DEFINITIONS..................................................................2

SECTION 2.    ASSIGNMENT; SECURITY INTERESTS; INSURANCE PROCEEDS...........................5

   2.01       PLEDGE; ASSIGNMENT; GRANT OF SECURITY INTERESTS..............................5
   ----       -----------------------------------------------
   2.02       POWER OF ATTORNEY............................................................8
   ----       -----------------

SECTION 3.    GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS...........................10

   3.01       NECESSARY FILINGS...........................................................10
   ----       -----------------
   3.02       NO LIENS....................................................................11
   ----       --------
   3.03       OTHER FINANCING STATEMENTS..................................................11
   ----       --------------------------
   3.04       CHIEF EXECUTIVE OFFICE, RECORDS.............................................11
   ----       -------------------------------
   3.05       RECOURSE....................................................................12
   ----       --------
   3.06       CONSENTS....................................................................12
   ----       --------
   3.07       PLEDGED PERMITS.............................................................13
   ----       ---------------

SECTION 4.    SPECIAL PROVISIONS CONCERNING RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS.....13

   4.01       ADDITIONAL REPRESENTATIONS AND WARRANTIES...................................13
   ----       -----------------------------------------
   4.02       MAINTENANCE OF RECORDS......................................................13
   ----       ----------------------
   4.03       PAYMENTS UNDER ASSIGNED AGREEMENTS, RECEIVABLES AND GENERAL
   ----       -----------------------------------------------------------
              INTANGIBLES.................................................................14
              -----------
   4.04       DIRECTION TO ACCOUNT DEBTORS; CONTRACTING PARTIES; ETC......................14
   ----       -------------------------------------------------------
   4.05       MODIFICATION OF TERMS, ETC..................................................14
   ----       ---------------------------
   4.06       COLLECTION..................................................................15
   ----       ----------

SECTION 5.    SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADEMARKS............15

   5.01       INFRINGEMENTS...............................................................15
   ----       -------------
   5.02       OTHER PATENTS, COPYRIGHTS AND TRADEMARKS....................................15
   ----       ----------------------------------------
   5.03       REMEDIES....................................................................15
   ----       --------

SECTION 6.    PROVISIONS CONCERNING ALL ASSIGNMENT REVENUES AND
              ASSIGNMENT COLLATERAL; INSURANCE............................................16

   6.01       PROTECTION OF THE ADMINISTRATIVE AGENT'S INTERESTS..........................16
   ----       --------------------------------------------------
   6.02       FURTHER ACTIONS.............................................................16
   ----       ---------------
   6.03       FINANCING STATEMENTS........................................................16
   ----       --------------------

SECTION 7.    REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT.................................17

   7.01       REMEDIES; OBTAINING THE ASSIGNMENT COLLATERAL UPON DEFAULT...................17
   ----       ----------------------------------------------------------
   7.02       REMEDIES, DISPOSITION OF THE ASSIGNMENT COLLATERAL...........................18
   ----       --------------------------------------------------
   7.03       WAIVER OF CLAIMS.............................................................19
   ----       ----------------
   7.04       APPLICATION OF PROCEEDS......................................................19
   ----       -----------------------
   7.05       REMEDIES CUMULATIVE..........................................................20
   ----       -------------------
   7.06       DISCONTINUANCE OF PROCEEDINGS................................................20
   ----       -----------------------------
   7.07       GRANT OF LICENSE OR SUB-LICENSE TO USE PATENT, TRADEMARK, COPYRIGHT
   ----       -------------------------------------------------------------------
              AND LICENSE COLLATERAL.......................................................20
              ----------------------

SECTION 8.    INDEMNITY; EXPENSES..........................................................21


SECTION 9.    MISCELLANEOUS................................................................21

   9.01       NOTICES......................................................................21
   ----       -------
   9.02       WAIVER, AMENDMENT............................................................21
   ----       -----------------
   9.03       OBLIGATIONS ABSOLUTE.........................................................21
   ----       --------------------
   9.04       SUCCESSORS AND ASSIGNS.......................................................22
   ----       ----------------------
   9.05       HEADINGS DESCRIPTIVE, ETC....................................................22
   ----       --------------------------
   9.06       GOVERNING LAW; SUBMISSION TO JURISDICTION AND VENUE..........................22
   ----       ---------------------------------------------------
   9.07       THE BORROWER'S DUTIES........................................................23
   ----       ---------------------
   9.08       TERMINATION; RELEASE.........................................................24
   ----       --------------------
   9.09       COUNTERPARTS.................................................................24
   ----       ------------
   9.10       APPLICABILITY OF DEPOSIT ACCOUNT AGREEMENT...................................24
   ----       ------------------------------------------
   9.11       LIMITATION OF RECOURSE.......................................................24
   ----       ----------------------


Schedules

Schedule 1    Schedule of Record Locations
Schedule 2    Project Contracts

Exhibits

Exhibit A     Assignment of Security Interest in United States Patents and
              Trademarks
Exhibit B     Assignment of Security Interest in United States Copyrights

                        ASSIGNMENT AND SECURITY AGREEMENT

              ASSIGNMENT AND SECURITY AGREEMENT, dated as of July 28, 1999 (this "Agreement"), between ORION POWER NEW YORK, L.P., a limited partnership organized under the laws of the State of Delaware (the "Borrower"), and BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent") for the benefit of the Secured Parties (as defined in the Credit Agreement).

                              W I T N E S S E T H:

              WHEREAS, the Borrower has entered into a Credit Agreement, dated as of July 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), with the Administrative Agent, Banc of America Securities LLC and Paribas, as lead arrangers (the "Lead Arrangers"), Bank of America, N.A., as Issuing Bank and the Lenders named on the signature pages thereto and from time to time parties thereto (the "Lenders"), pursuant to which the Lenders have agreed, inter alia, to make available credit facilities to the Borrower to finance a portion of the purchase price of the Portfolio Assets (as defined in the Credit Agreement) and to provide working capital availability to the Borrower;

              WHEREAS, the Credit Agreement contemplates the execution, delivery and the implementation of this Agreement;

              WHEREAS, it is a condition precedent to the obligations of the Lenders under the Credit Agreement that this Agreement shall have been entered into by the parties hereto and shall have become unconditionally and fully effective in accordance with the terms hereof; and

              WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into a Deposit Account Agreement, dated as of July 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Deposit Account Agreement"), providing for, among other things, the establishment of the Accounts and the application of the proceeds of the Collateral;

              NOW, THEREFORE, in consideration of the benefits to the Borrower, the receipt and sufficiency of which are hereby acknowledged, the Borrower hereby makes the following assignments, representations and warranties to the Administrative Agent, for the benefit of the Secured Parties, and hereby covenants and agrees with the Administrative Agent as follows:

              SECTION 1. Definitions. For all purposes of this Agreement, (i) capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement and (ii) the principles of construction set forth in
Section 1.04 of the Credit Agreement shall apply hereto.

              In addition, the following terms shall have the meanings herein specified:

              "AGREEMENT" shall mean this Assignment and Security Agreement, as amended, supplemented or otherwise modified from time to time.

              "ASSIGNED AGREEMENTS" shall have the meaning provided in Section 2.01(a)(xi).

              "ASSIGNMENT COLLATERAL" shall have the meaning provided in Section 2.01(a)(xiii).

              "ASSIGNMENT REVENUES" shall have the meaning provided in Section 2.01(a)(i).

              "BORROWER" shall have the meaning provided in the first paragraph of this Agreement.

              "COLLATERAL" shall have the meaning provided in Section 2.01(a).

              "CONTRACT RIGHTS" shall mean all rights of the Borrower (including, without limitation, all rights to payment) under each Assigned Agreement.

              "COPYRIGHT LICENSES" shall mean any written agreement (a) granting any right to any third party under any Copyright of the Borrower or (b) granting any right to Borrower under any Copyright of any third party.

              "COPYRIGHTS" shall mean all right, title and interest of any person in and to all of the following, whether now owned or hereafter acquired:

              (i)           the federally registered United States and foreign
                     copyrights and any renewals thereof;

              (ii)          all other United States and foreign copyrights;

              (iii)         all registrations and applications for registration
                     of any such copyright in the United States or any other country, including registrations, recordings, supplemental derivative or collective work registrations and pending applications for registrations in the United States Copyright Office;

              (iv)          all computer programs, computer data bases, computer
                     program flow diagrams, source codes and object codes related to any or all of the foregoing; and

              (v)           all tangible property embodying or incorporating any
                     or all of the foregoing.

              "CREDIT AGREEMENT" shall have the meaning provided in the first whereas clause of this Agreement.

              "DOCUMENTS" shall mean all of the books, ledgers, records, computer programs, tapes, discs, punch cards, data processing software, transaction files, master files and related property and rights (including computer and peripheral equipment) of the Borrower pertaining to or referencing the Collateral.

              "EQUIPMENT" shall have the meaning provided in Section
2.01(a)(ii).

              "GENERAL INTANGIBLES" shall have the meaning provided in Section 2.01(a)(vi).

              "INVENTORY" shall have the meaning provided in Section
2.01(a)(iii).

              "LICENSE" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense as to which the Borrower is now or hereafter a party.

              "PATENT LICENSE" shall mean any written agreement (i) granting any right to any third party under any Patent of the Borrower or (ii) granting any right to the Borrower under any Patent of any third party.

              "PATENTS" shall mean all right, title and interest of any person in and to all of the following, whether now owned or hereafter acquired:

              (i)          all letters patent of the United States or any other
                     country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country;

              (ii)         all other letters patent of the United States or any
                     other country and all other applications for letters patent of the United States or any other country; and

              (iii)        all reissues, continuations, divisions,
                     continuations-in-part or extensions thereof and the inventions disclosed therein, including the right to make, use and/or sell the inventions disclosed therein

              "PLEDGED PERMITS" shall have the meaning provided in Section 2.01(a)(vii).

              "PROCEEDS" shall mean all proceeds, including (i) whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral and any property into which any of the Collateral is converted, whether cash or non-cash, (ii) any and all payments or other property (in whatever form) made or due and payable on account of any insurance, indemnity, warranty or guaranty payable to the Borrower with respect to any of the Collateral, (iii) any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, (iv) any and all payments (in any form whatsoever) made or due and payable in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, (v) any claim of the Borrower against third parties (A) for past, present or future infringement of any Patent now or hereafter owned by the Borrower or licensed under a Patent License, (B) for past, present or future infringement or dilution of any Trademark now or hereafter owned by the Borrower or licensed under a Trademark License or injury to the goodwill associated with any Trademark now or hereafter owned by the Borrower, (C) for past, present or future infringement of any Copyright now or hereafter owned by the Borrower or licensed under a Copyright License and (D) for past, present or future breach of any License and (vi) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

              "RECEIVABLES" shall have the meaning provided in Section 2.01(a)(iv).

              "RELATED CONTRACTS" shall have the meaning provided in Section 2.01(a)(v).

              "SECURED OBLIGATIONS" shall mean the Obligations.

              "TRADEMARK LICENSE" shall mean any written agreement (a) granting any right to any third party under any Trademark of the Borrower or (b) granting any right to the Borrower under any Trademark of any third party.

              "TRADEMARKS" shall mean all of the following now or hereafter owned by any person (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office, any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof and (ii) all goodwill associated therewith.

              SECTION 2. ASSIGNMENT; SECURITY INTERESTS; INSURANCE PROCEEDS.

              2.01 Pledge; Assignment; Grant of Security Interests. (a) To secure the prompt and complete payment and performance when due by the Borrower of all of the Obligations, including, without limitation, all amounts payable or to become payable to the Secured Parties by the Borrower under the Financing Documents when and as the same shall become due and payable (whether by acceleration or otherwise) in accordance with the terms thereof, the Borrower hereby assigns and pledges to the Administrative Agent for the benefit of the Secured Parties, and hereby grants to the Administrative Agent for the benefit of the Secured Parties, a security interest in, and lien on, all of the Borrower's right, title and interest in and to the following, whether now owned or hereafter acquired (the "Collateral"):

                     (i) all cash income and receipts derived from the ownership and ordinary course of operation of the Portfolio Assets, including, without limitation, revenues from the sale of electricity and other products and services (including capacity, ancillary services and thermal energy), payments received by the Borrower from any Subsidiary pursuant to the Intercompany Notes, Proceeds of business interruption insurance, interest and other income earned on amounts on deposit in the Accounts and any amounts realized by the Borrower under any Interest Hedge Contract (all of the above, collectively, the "Assignment Revenues");

                     (ii) (A) all equipment, wherever located, now or hereafter existing, (B) all fixtures, (C) all parts of any of the foregoing items (A) and (B) and all accessions thereto and (D) all rights in any of the foregoing items (A)-(C) now or hereafter owned or possessed by the Borrower for its benefit (the property described in this subsection (ii) being the "Equipment");

                     (iii) all inventory and other tangible personal property held for sale by the Borrower, in all of it is forms, wherever located, and rights therein owned or possessed by the Borrower or for its benefit including, but not limited to, (A) with respect to the generation of electric power by the Borrower, raw materials and work in process therefor, finished goods and by-products thereof, and materials used or consumed in the manufacture or production thereof, (B) goods in which the Borrower has an interest in mass or a joint or other interest or right of any kind and (C) goods which are returned to or repossessed by the Borrower, and all accessions to any of the foregoing and products thereof and documents relating thereto (the property described in this subsection (iii) being the "Inventory");

                     (iv) all accounts, Contract Rights, chattel paper, Documents, instruments and other rights or obligations of every kind, now or hereafter existing, whether or not arising out of or in connection with any sale, lease, exchange or other disposition of electric power, or other Inventory, goods or the provision or rendering of any service by or to the Borrower all tax refunds, tax refund claims or guarantee claims held by or granted to the Borrower (any and all such accounts, Contract Rights, chattel paper, Documents, instruments and obligations described in this subsection (iv) being the "Receivables");

                     (v) all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, Contract Rights, chattel paper, Documents, instruments or obligations the property described being the "Related Contracts");

                     (vi) all general intangibles, intellectual or other property of any kind or nature now owned or hereafter acquired by the Borrower, including, without limitation, permits, reversionary interests in pension plan assets, inventions, designs, Patents, Copyrights, Trademarks, Licenses and associated goodwill, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software, customer lists, subscription lists, databases and related documentation, registrations, franchises, and all other intellectual or other similar property rights not otherwise described above, but excluding Receivables (the property described in this subsection (vi) being the "General Intangibles");

                     (vii) all generating, electricity, environmental and other licenses, permits and approvals of any federal, state, municipal or other governmental department, commission, board, bureau, agency, court or other instrumentality, domestic or foreign, now or hereafter held by the Borrower or in which the Borrower may have an interest and relating to the operation, maintenance, or use and occupancy of the Portfolio Assets, including, without limitation, those specified in Schedule 4.04 to the Credit Agreement, except that any such license, permit or approval which as a matter of law is not assignable is hereby excluded from such lien and security interest to the extent that and for such time as the same shall not be so assignable, and all rights (whether or not earned by performance) under any franchises, documents, licenses, contracts or agreements now owned or hereafter acquired with the rights to all renewals thereof assignable by law (the property described in this subsection (vii) being the "Pledged Permits");

                     (viii) (A) all policies of insurance, now or hereafter held by the Borrower (as required under Section 5.06 to the Credit Agreement and the other Financing Documents), including, without limitation, casualty and liability, business interruption and any title insurance, and including all Proceeds therefrom, and (B) all rights, now or hereafter held, by the Borrower to any warranties of any manufacturer or contractor or any other Person;

                     (ix) all books, correspondence, credit files, records, invoices and other Documents, now or hereafter in the possession or control of the Borrower or any Person acting for the Borrower and relating to the Portfolio

              Assets and all reports of the Independent Engineer or any other Person and all other reports relating to the acquisition, operations, viability, performance, maintenance and output of the Portfolio Assets;

                     (x) all balances, credits, deposits, deposit and securities accounts, investment property, or moneys whether now existing or hereafter held in the name or on behalf of the Borrower, whether (A) in the possession or control of the Borrower, (B) in the possession or control of, or in transit to, the Administrative Agent, or (C) held by third parties; all monies, documents, instruments, investment property and financial assets required to be deposited with or delivered to the Administrative Agent or any securities intermediary pursuant to any term of this Agreement or any of the other Financing Documents, including, without limitation, all amounts held or deposited in or credited to the Accounts and all cash and all monies and Permitted Investments and other financial assets and investment property and instruments held in or credited to such Accounts;

                     (xi) each Project Contract listed in Schedule 2 hereto, each Additional Contract and any other lease, power, fuel, transportation, management or other agreement now existing or hereafter entered into by the Borrower relating to the acquisition, operation, maintenance or use and occupancy of the Portfolio Assets, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Agreement and the Credit Agreement (the agreements described in this subsection (xi), as so amended, supplemented or modified, being the "Assigned Agreements"), including, without limitation, all rights of the Borrower (A) to receive moneys due and to become due under or pursuant to the Assigned Agreements, to compel performance and otherwise to exercise all remedies thereunder, including, without limitation, all rights to make determinations, to exercise any election or option contained in such agreements (including, but not limited to, termination thereof), to give or receive any notice or consent, to demand and receive any property which is the subject of any of the Assigned Agreements, to file any claims and generally to take any action which (in the opinion of the Administrative Agent or any Secured Party) may be necessary or advisable in connection with any of the foregoing, and (B) to receive the Proceeds of any claim for damages arising out of or for breach of any Assigned Agreement and Proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements;

                     (xii) to the extent not included in subsections (i) through (xi) above, or excepted therein, all other personal property of the Borrower of any kind or description whatsoever, wherever located, whether now owned or hereafter acquired, tangible or intangible; and

                     (xiii) all accessions and additions to, substitutions for, and all replacements, products and Proceeds of any and all of the Collateral (including, without limitation, any proceeds which constitute property of the types described in subsections (i)-(xii), above) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Administrative Agent is the loss payee thereof or an additional insured thereunder), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral, (B) any other amounts from time to time paid or payable under or in connection with any of the Collateral and (C) cash (all of the foregoing items in clauses
              (ii) - (xii) above, collectively, the "Assignment Collateral").

              (b) The sale, assignment, conveyance, setting over, pledge and transfer to the Administrative Agent under this Agreement extends to all Assignment Revenues of the kind described in preceding clause (i) of Section 2.01(a) above which the Borrower may acquire at any time during the continuation of this Agreement. The security interest of the Administrative Agent held under this Agreement extends to all Assignment Collateral of the kind described in preceding clauses (ii) - (xii) of Section 2.01(a) above which the Borrower may acquire at any time during the continuation of this Agreement.

              (c) The Borrower agrees and confirms that the execution and delivery of the Consents will constitute (i) notice to each party to the Assigned Agreements that are the subject of a Consent of (x) the sale assignment, conveyance, setting over, pledge and transfer by the Borrower of the Assignment Revenues and the assignment, charge, conveyance, setting over, pledge and transfer by the Borrower of all of the Borrower's right, title and interest in and to the Assignment Revenues and (y) the assignment, charge, conveyance, setting over, pledge and transfer by the Borrower by way of security, of all the Borrower's right, title and interest in and to the Assignment Collateral and
(ii) unconditional and irrevocable instructions from the Borrower to each such party, debtor or obligor that all payments due or to become due and all amounts payable to the Borrower thereunder shall, until the Obligations are paid in full, be made directly to the Revenue Account.

              (d) The Assignment Revenues received pursuant to Section 2.01(a)(i) above shall be applied in accordance with the provisions of the Deposit Account Agreement.

              2.02 Power of Attorney. The Borrower hereby irrevocably appoints the Administrative Agent as its attorney-in-fact with right of substitution, so that the Administrative Agent or any other Person empowered by the Administrative Agent shall be authorized, without need of further authorization from the Borrower, upon the occurrence and during the continuance of an Event of Default and in preservation of the rights of the Administrative Agent and the Lenders hereunder so long as such Event of Default is continuing and has not been waived by an appropriate vote or other action by the Required Lenders (any action under this Section 2.02 to be subject to, and in accordance with, the terms of the Credit Agreement and all Requirements of Law):

              (a) to effect the sale of any of the Assignment Collateral in one or more transactions to the extent permitted by Requirements of Law and in any commercially reasonable manner as may be determined by the attorney-in-fact, which, subject to the foregoing, may include the direct sale without public auction of any such Assignment

       Collateral at such price, and upon such terms as may be determined by the attorney-in-fact;

              (b) to enter upon any premises where the Assignment Collateral or any part thereof may be located without the need for a court order or other form of authority otherwise than upon the authority granted herein;

              (c) to take and retain actual possession and control of any such Assignment Collateral as receivers without bond or otherwise, and transport any of it to any location as determined by such attorney-in-fact;

              (d) to make any repairs, additions and improvements on the Assignment Collateral as such attorney-in-fact shall reasonably deem proper or necessary;

              (e)    to administer, manage and use any of the Assignment
       Collateral;

              (f) to conclude any agreement and collect any monies thereunder or otherwise due to the Borrower in respect of, or generated through the usage of, any of the Assignment Collateral;

              (g) to exercise in any commercially reasonable manner any of the rights of the Borrower arising under or in connection with the Assigned Agreements and to designate or delegate to another Person or entity, in substitution of such attorney-in-fact, the exercise in any commercially reasonable manner of such rights of the Borrower, under such terms as such attorney-in-fact shall deem proper or necessary;

              (h) to collect, claim and receive all monies and avail of all benefits that accrue, and that may become due and payable to the Borrower under the Assigned Agreements and to hold the same as security for the timely payment and discharge by the Borrower of the Secured Obligations, and the faithful performance of the covenants and obligations of the Borrower as set forth in any of the Financing Documents;

              (i) to send written notice to all the obligors, instructing any or all of them to pay all monies due and owing to the Borrower from time to time under the Assigned Agreements, to the Revenue Account or such other account as may be required or contemplated by the Deposit Account Agreement;

              (j) to institute and maintain such suits and proceedings as such attorney-in-fact shall deem expedient to prevent any impairment of the Assignment Collateral or to preserve and protect such attorney-in-fact's interest therein;

              (k) to execute and deliver such deeds of conveyance or sale as may be necessary or proper for the purpose of conveying full title and ownership, free from any claims and rights of the Borrower, to any of the Assignment Collateral, after foreclosure thereof; and

              (m) in general, to sign such agreements and documents and perform such acts and things required, necessary or, in the opinion of such attorney-in-fact, advisable, to fully accomplish the purpose hereof.

              The Borrower hereby confirms and ratifies any and all actions and things performed or done by the Administrative Agent as the Borrower's attorney-in-fact or any of its representatives in each case pursuant to the powers granted hereunder.

              This special power of attorney shall be deemed coupled with an interest, and cannot be revoked by the Borrower until no Lender shall have any Commitment outstanding and until the Notes, together with interest, and all other Obligations are indefeasibly paid in full. Upon the occurrence and during the continuance of any Event of Default, the Borrower shall abstain from exercising any rights under any of the Assigned Agreements which shall be inconsistent with the exercise of the rights and functions herein granted to the Administrative Agent as the attorney-in-fact, including abstaining from collecting, claiming and receiving any monies under the Assigned Agreements, provided, that, nothing herein shall prevent the Borrower from, except during the exercise by the Administrative Agent of any such rights and functions, undertaking the Borrower's operations in the ordinary course of business in accordance with the Assigned Agreements. To the extent that the Borrower shall receive any monies in respect thereof, notwithstanding the provisions of this
Section 2.02, the Borrower shall be deemed to have received such funds for the account of the Administrative Agent and shall hold the same in trust and promptly pay the same to the Administrative Agent for deposit in the Revenue Account (or other account as may be required or contemplated by the Deposit Account Agreement) and application pursuant to the Deposit Account Agreement.

              All reasonable costs, expenses, charges and fees paid or incurred by the Administrative Agent in the exercise of any of the rights, remedies or powers granted hereunder shall be for the account of the Borrower, and the Borrower undertakes promptly on demand to pay same or, as the case may be, to reimburse the Administrative Agent and/or its agents, representatives, successors and assignees as the case may be, for any monies paid by it with interest thereon at the Default Rate from the date the same shall have been paid by the Administrative Agent and/or its agents, representatives, successors and assigns until actually paid by the Borrower to the extent that there are then insufficient funds available in the Revenue Account for this purpose.

              SECTION 3. GENERAL REPRESENTATIONS, WARRANTiES AND COVENANTS.

              The Borrower represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement and the satisfaction of the Secured Obligations, as follows:

              3.01 Necessary Filings. As of the Closing Date, all filings, registrations and recordings necessary or appropriate to create, (i) the sale, assignment, conveyance, setting over and transfer of the Assignment Revenues by the Borrower to the Administrative Agent and (ii) the security interest granted by the Borrower to the Administrative Agent hereby in respect of the Assignment Collateral have been accomplished, and (A) the sale, assignment, conveyance, setting over and transfer of the Assignment Revenues to the Administrative Agent pursuant to this Agreement constitutes a valid and enforceable sale, assignment, conveyance, setting over and transfer and (B) the security interest granted to the Administrative Agent pursuant to this Agreement in and to the Assignment Collateral constitutes a valid enforceable (1) and upon the filing of all Financing Statements in the filing offices noted on Schedule 1 and (2) if applicable, fully executed Assignments of Security Interests, substantially in the forms of Exhibits A and B hereto, as applicable, by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. Section 261, 15 U.S.C. Section 1060 or 17 U.S.C. Sections 205, as applicable, to perfect the security interests granted to the Administrative Agent and the Secured Parties in the federally registered Copyrights, Patents, Trademarks and Licenses, perfected security interest in the Assignment Revenues and Assignment Collateral (other than vehicles and any emergency response boat) superior and prior to the rights of all other Persons therein and, in each case, subject to no other Liens, sales, assignments, conveyances, settings over or transfers other than Permitted Liens.

              3.02 No Liens. The Borrower is, as of the Closing Date, as to the Assignment Revenues and Assignment Collateral, and, as to any Assignment Collateral acquired by it from time to time after the date hereof, the Borrower will be, the owner of all such Assignment Revenues and Assignment Collateral free from any Lien or other right, title or interest of any Person (other than Permitted Liens) and the Borrower shall defend such Assignment Revenues and Assignment Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Administrative Agent. Without limiting the generality of the foregoing, the Borrower shall not assign, charge, convey, sell, set over, transfer, or grant any security interest in the Assigned Agreements, any of the other Assignment Collateral or any of the Assignment Revenues other than pursuant to the Security Documents or as expressly permitted by the Credit Agreement.

              3.03 Other Financing Statements. There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Assignment Revenues or the Assignment Collateral and so long as any of the Secured Obligations remain unpaid or any Commitments remain outstanding, the Borrower will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Assignment Revenues or the Assignment Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby, or by the other Security Documents, by the Borrower.

              3.04 Chief Executive Office, Records. (a) The chief executive office of the Borrower is located at the address set forth on Schedule 1 hereto. The Borrower will not move its chief executive office except to such new location as may be permitted in accordance with Section 3.04(b). The originals of all documents evidencing all Receivables, General Intangibles and Contract Rights of the Borrower and the only original books of account and records of the Borrower relating thereto are, and will continue to be, kept at the locations disclosed in Schedule

1, or at such new locations as the Borrower may establish in accordance with
Section 3.04(b). All Receivables, General Intangibles and Contract Rights of the Borrower are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such office locations shown above, or such new locations as the Borrower may establish in accordance with Section 3.04(b).

       (b) The Borrower shall not establish a new location for its offices until (i) it shall have given to the Administrative Agent and the Lenders not less than 45 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Administrative Agent and the Lenders may reasonably request and
(ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Administrative Agent and the Lenders, to maintain the sale, assignment, conveyance, setting over and transfer of the Assignment Revenues to the Administrative Agent and the security interest of the Administrative Agent in the Assignment Collateral intended to be granted hereby at all times fully perfected, of first priority and in full force and effect.

              3.05 Recourse. This Agreement is made with full recourse to the Borrower and pursuant to and in reliance upon all the warranties, representations, covenants and agreements on the part of the Borrower contained herein, in the Credit Agreement, in any of the other Financing Documents and otherwise in writing in connection herewith or therewith.

              3.06 Consents. (a) No other consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required as of the date of the execution and delivery of this Agreement (i) for the sale, assignment, conveyance, setting over and transfer of the Assignment Revenues to the Administrative Agent, (ii) for the grant by the Borrower of the pledge, assignment and security interest granted hereby with respect to the Assignment Collateral (other than immaterial contracts that are not Project Contracts) or for the execution, delivery or performance of this Agreement by the Borrower, (iii) for the perfection or maintenance of the sale, assignment, conveyance, setting over and transfer effected hereby with respect to the Assignment Revenues and the pledge, assignment and security interest created hereby with respect to the Assignment Collateral (including the first priority nature of such sale, assignment, conveyance, setting over and transfer by way of security with respect to the Assignment Revenues and such pledge, assignment and security interest with respect to the Assignment Collateral) other than the filing of appropriate financing statements or similar filings in respect of the Assignment Revenues and Assignment Collateral, in each case, or (iv) for the exercise by the Administrative Agent of the rights provided for in this Agreement or the remedies in respect of the Assignment Revenues and the Assignment Collateral pursuant to this Agreement.

              (b) Except as otherwise expressly provided in the Credit Agreement or the Deposit Account Agreement, the Borrower shall obtain, after the date of the execution and delivery of this Agreement, such other consents, authorizations, and approvals and obtain such other actions, and provide such notices to or make such filings with, any Governmental Authority as may be necessary or reasonably requested by the Administrative Agent or any

Secured Party, after the date of this Agreement (i) for the sale, assignment conveyance, setting over and transfer of the Assignment Revenues to the Administrative Agent, (ii) for the grant by the Borrower of the pledge, assignment and security interest granted hereby or for the execution, delivery or performance of this Agreement by the Borrower, (iii) for the perfection or maintenance of the sale, assignment, conveyance, setting over and transfer effected hereby with respect to the Assignment Revenues and the pledge, assignment and security interest created hereby with respect to the Assignment Collateral (including the first priority nature of such sale, assignment, conveyance, setting over and transfer by way of security with respect to the Assignment Revenues and such pledge, assignment and security interest with respect to the Assignment Collateral) or (iv) for the exercise by the Administrative Agent of the rights, remedies and powers provided for in this Agreement or the remedies in respect of the Assignment Revenues and the Assignment Collateral pursuant to this Agreement.

              3.07 Pledged Permits. Upon the occurrence and during the continuance of an Event of Default and after notice to the Borrower that the Administrative Agent intends to exercise remedies pursuant to the Financing Documents, Borrower shall, at the request of the Administrative Agent, take such steps requested by the Administrative Agent that are necessary to ensure that the transfer of the Pledged Permits to the Administrative Agent or any other party or parties designated by the Administrative Agent will occur effective upon transfer of title to the applicable Portfolio Assets to which such Pledged Permits relate, including without limitation, the filing of a joint application by Borrower with the Administrative Agent or the Administrative Agent's designees, for the transfer of the Pledged Permits pursuant to 18 C.F.R. Part 9 or any successor or replacement regulations thereto.

              SECTION 4. SPECIAL PROVISIONS CONCERNING RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS.

              4.01 Additional Representations and Warranties: As of the time when each Receivable and General Intangible arises, the Borrower shall be deemed to have represented and warranted, to the knowledge of the Borrower and unless otherwise promptly disclosed by the Borrower in writing to the Administrative Agent upon the Borrower obtaining actual knowledge thereof, that such Receivable or General Intangible, as the case may be, and all records, papers and documents relating thereto (if any) are genuine and in all respects what they purport to be, and that all records, papers and documents (if any) relating thereto (i) will represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of electricity or capacity, or any other merchandise listed therein, or both, and (ii) are in compliance and will conform with all Requirements of Law.

              4.02 Maintenance of Records. The Borrower will keep and maintain at its own cost and expense records consistent with GAAP of the Assigned Agreements and the Receivables, including, but not limited to, the originals of all documentation (including each Assigned Agreement) with respect thereto, records of all payments received, all credits granted thereon (but subject to customary record retention policies) and all other dealings therewith. The

Borrower will make the same available to the Administrative Agent for inspection pursuant to Section 5.08 of the Credit Agreement.

              4.03 Payments Under Assigned Agreements, Receivables and General Intangibles. (a) Non-Payment to the Administrative Agent. If the Borrower shall receive payment directly from any party to an Assigned Agreement (including any letter of credit issued for the benefit of the Borrower in accordance with the terms thereof) or from any account debtor or other obligor under any Receivable, General Intangible or any other payments under such Assigned Agreements, Receivables and General Intangibles, the Borrower shall receive such payments in a constructive trust for the benefit of the Lenders, shall segregate such payments from such party's other funds, and shall forthwith transmit and deliver such payments to the Administrative Agent in the same form as so received (with any necessary endorsement).

              (b) Application of Funds. All amounts received by the Administrative Agent pursuant to this Section 4.03 or Section 4.04 shall be deposited into the Revenue Account and applied as set forth in the Deposit Account Agreement.

              4.04 Direction to Account Debtors; Contracting Parties; etc. The Borrower agrees that the Administrative Agent may, upon reasonable notice to Borrower of its failure to do so directly notify the obligors with respect to any Receivables, General Intangibles and/or under any Assigned Agreements to make payments with respect thereto as provided in Sections 2.01(c) (ii) and
4.03. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may apply, without notice to or assent by the Borrower, any or all amounts then in, or thereafter deposited in, the Accounts in the manner provided in the Deposit Account Agreement. The reasonable costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by the Borrower or the Administrative Agent, shall be borne by the Borrower.

              4.05 Modification of Terms, etc. Except as otherwise provided in the Credit Agreement or as permitted in Section 4.06 hereof, (a) the Borrower shall not rescind or cancel any Indebtedness in any fiscal year in an amount, in the aggregate, in excess of $100,000 evidenced by any Receivables, General Intangibles or Assigned Agreements, or modify in any manner adverse to the Borrower or the Secured Parties any material term thereof, or make any adjustment adverse to the Borrower or the Secured Parties with respect thereto, or grant any extension for performance of the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable, General Intangible or Assigned Agreements, or interest therein, without the prior written consent of the Administrative Agent, which consent the Administrative Agent will not unreasonably withhold, delay or condition, and (b) the Borrower will duly fulfill all material obligations on its part to be fulfilled under or in connection with the Receivables, the General Intangibles and the Assigned Agreements and will do nothing to impair the security interests of the Administrative Agent (including, without limitation, the creation, attachment and priority thereof) in the Receivables, the General Intangibles or the Assigned Agreements.

              4.06 Collection. The Borrower shall endeavor to cause to be collected from the account debtor named in the Borrower's Receivables and General Intangibles or obligor under any Assigned Agreements, and paid by such account debtor directly to the Revenue Account, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable, General Intangible or Assigned Agreements, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, General Intangible or under such Assigned Agreements, except that, unless an Event of Default shall have occurred and be continuing (and shall not have been waived by an appropriate vote or other action by the Required Lenders), the Borrower may allow in the ordinary course of business as adjustments to amounts owing under the Borrower's Receivables, General Intangibles and Assigned Agreements an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Borrower finds appropriate to enhance collectibility in accordance with sound business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys fees) of collection, whether incurred by the Borrower or the Administrative Agent, shall be borne by the Borrower.

              SECTION 5. SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADEMARKS.

              5.01 Infringements. Promptly upon obtaining actual knowledge thereof, the Borrower shall notify the Administrative Agent and the Lenders in writing of all pertinent details available to it, with respect to any infringement or other violation of the Borrower's rights in, or any claim of any such infringement of, any, Patent, Copyright or Trademark, whether or not such right is presently held by the Borrower or third party. As to each such instance, absent the Required Lenders' authorization to proceed otherwise, which authorization shall not be unreasonably withheld, delayed or conditioned, and to the extent permitted by applicable Requirements of Law, the Borrower shall use commercially reasonable efforts to pursue a remedy.

              5.02 Other Patents, Copyrights and Trademarks. If the Borrower hereafter acquires rights in any Patent, Copyright or Trademark, the Borrower shall deliver to the Administrative Agent and the Lenders within 30 days, a copy of such Patent, Copyright or Trademark and a first priority perfected security interest therein or a collateral assignment thereof, as appropriate.

              5.03 Remedies. If an Event of Default shall occur and be continuing (and shall not have been waived by an appropriate vote or other action by the Lenders), the Administrative Agent, acting pursuant to and in accordance with the terms of the Deposit Account Agreement, the other Financing Documents and applicable Requirements of Law may (a) declare the entire right, title, and interest of the Borrower in any Patents, Copyrights and Trademarks vested in the Administrative Agent, in which event such right, title, and interest immediately shall vest in the Administrative Agent; and (b) take and practice or use or sell any or all of such Patents, Copyrights or Trademarks, or take and use or sell the Borrower's rights in such Patents,

Copyrights or Trademarks, along with the goodwill and all other elements of the Borrower's ongoing business symbolized by such assets and secured under this Agreement, and the right to carry on the business of the Borrower in connection with which such assets have been used. The Borrower shall execute any other and further documents which the Administrative Agent may request further to confirm the foregoing and to transfer to the Administrative Agent ownership of the Borrower's rights to such Trademarks, Patents and/or Copyrights.

              SECTION 6. PROVISIONS CONCERNING ALL ASSIGNMENT REVENUES AND ASSIGNMENT COLLATERAL; INSURANCE.

              6.01 Protection of the Administrative Agent's Interests. The Borrower will do nothing to impair the rights of the Administrative Agent or the Lenders in the Assignment Revenues and the Assignment Collateral, provided, however, that nothing herein shall prevent the Borrower, prior to the exercise by the Administrative Agent of any such rights, from undertaking the Borrower's operations in the ordinary course of business in accordance with the Assigned Agreements. The Borrower assumes all liability and responsibility in connection with the Assignment Revenues and the Assignment Collateral and the liability of the Borrower with respect to the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Assignment Revenues and Assignment Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Borrower.

              6.02 Further Actions. The Borrower will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent and the Lenders from time to time such lists, descriptions and designations of the Assignment Revenues and the Assignment Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Assignment Revenues and the Assignment Collateral and other property or rights covered by the interests hereby granted, which is necessary to perfect, preserve or protect its ownership and security interests in the Assignment Revenues and the Assignment Collateral or is otherwise reasonably requested by the Administrative Agent; provided, that the foregoing shall not require the Borrower to obtain any Additional Contract Consent except as expressly required by Section 5.24 of the Credit Agreement.

              6.03 Financing Statements. The Borrower agrees to assign and deliver to the Administrative Agent, on behalf of the Lenders, such financing statements (or similar statement or instrument of registration under the law of any jurisdiction), in form reasonably acceptable to the Administrative Agent as it may from time to time reasonably request or as are necessary or desirable in their reasonable opinion to establish and maintain the security interests contemplated hereunder as valid, enforceable, first priority security interests as provided herein and the other rights and security contemplated herein, all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other Requirement of Law. The Borrower will pay any applicable filing fees and related expenses. The Borrower authorizes the

Administrative Agent to file any such financing statements without the signature of the Borrower to the extent permitted under applicable Requirements of Law.

              SECTION 7. REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT.

              7.01 Remedies; Obtaining the Assignment Collateral Upon Default. The Borrower agrees that, if any Event of Default shall have occurred and be continuing (and shall not have been waived by an appropriate vote or other action by the Required Lenders), then and in every such case, subject to the terms and provisions of the Credit Agreement and any Requirement of Law then in effect, the Administrative Agent, in addition to any rights now or hereafter existing under any Requirement of Law, shall have all rights as a secured creditor under the Uniform Commercial Code or any other Requirement of Law in all relevant jurisdictions and may, acting pursuant to and in accordance with the terms of the Credit Agreement:

              (a) personally, or by agents or attorneys, immediately retake possession of the Assignment Collateral or any part thereof, from the Borrower or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Borrower's premises where any of the Assignment Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Borrower; and

              (b) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, any other Assigned Agreement, the General Intangibles and the Receivables) constituting the Assignment Revenues and Assignment Collateral to make any payment required by the terms of such instrument or agreement directly to the Administrative Agent for deposit in the Revenue Account (or any other account required or contemplated by the Deposit Account Agreement) and application pursuant to the Deposit Account Agreement; and

              (c) apply all monies, securities and instruments in the Revenue Account, and each other Account, in accordance with the Deposit Account Agreement; and

              (d) sell, assign or otherwise liquidate, or direct the Borrower to sell, assign or otherwise liquidate, any or all of the Assignment Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation for deposit in the Revenue Account (or any other account required or contemplated by the Deposit Account Agreement) and application pursuant to the Deposit Account Agreement; and

              (e) take possession of the Assignment Collateral or any part thereof, by directing the Borrower in writing to deliver the same to the Administrative Agent at any place or places designated by the Administrative Agent, in which event the Borrower shall at its own expense:

                     (i) forthwith cause the same to be moved to the place or places so designated by the Administrative Agent and there delivered to the Administrative Agent,

                     (ii) store and keep any Assignment Collateral so delivered to the Administrative Agent (to the extent not physically delivered to the Administrative Agent) at such place or places pending further action by the Administrative Agent as provided in
              Section 7.02, and

                     (iii) while such Assignment Collateral shall be so stored
              and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

   it being understood that the Borrower's obligation to so deliver the Assignment Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by the Borrower of such obligation.

              7.02 Remedies, Disposition of the Assignment Collateral. Any Assignment Collateral repossessed by the Administrative Agent under or pursuant to Section 7.01, and any other Assignment Collateral whether or not so repossessed by the Administrative Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Administrative Agent, acting in good faith, may, upon written direction in compliance with any Requirement of Law, determine to be commercially reasonable. Subject to the foregoing, any of the Assignment Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Administrative Agent or after any overhaul or repair which the Administrative Agent, acting in good faith, shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding permitted by such requirements shall be made upon not less than 10 days' written notice to the Borrower specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Borrower or any nominee of the Borrower to acquire the Assignment Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. To the extent permitted by Requirements of Law, the Administrative Agent on behalf of the Lenders may bid for and become the purchaser of the Assignment Collateral or any item thereof, offered for sale in accordance with this Section 7.02. If, under mandatory requirements of any Requirement of Law, the Administrative Agent shall be required to make disposition of the Assignment Collateral within a period of time which does not permit the giving of notice to the Borrower as hereinabove specified, the Administrative Agent need give the Borrower only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of any Requirement of Law.

              The Borrower hereby irrevocably appoints the Administrative Agent as its attorney-in-fact, so that the Administrative Agent, or any Person empowered by the Administrative Agent, shall be authorized to sell, assign, lease or otherwise dispose of the Assignment Collateral or any part thereof pursuant to the provisions of the preceding paragraph, and, in general, to do or cause to be done all such acts and things which are otherwise required to be done by the Borrower under this Agreement.

              7.03 Waiver of Claims. Except as otherwise provided in this Agreement or in any other Financing Document, THE BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT TAKING POSSESSION OR THE ADMINISTRATIVE AGENT'S DISPOSITION OF ANY OF THE ASSIGNMENT COLLATERAL, IN EACH CASE AS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE BORROWER WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION OF ANY SUCH JURISDICTION, and the Borrower hereby further waives, to the extent permitted by Requirements of Law:

              (i) all damages occasioned by such taking of possession except any damages which are the direct result of the gross negligence or willful misconduct of the Administrative Agent, any Lender, or any Person acting on its behalf or instruction;

              (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent's rights hereunder; and

              (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Requirements of Law in order to prevent or delay the enforcement of this Agreement (including, without limitation, any right to claim that such enforcement should be stayed pending the outcome of any other action or proceeding (including any arbitration proceeding)) or the absolute sale of the Assignment Collateral or any portion thereof, and the Borrower, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such Requirements of Law.

To the extent permitted under Requirements of Law, any sale of, or the grant of options to purchase, or any other realization upon, any Assignment Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Borrower therein and thereto, and shall be a perpetual bar both at law and in equity against the Borrower and against any and all Persons claiming or attempting to claim the Assignment Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Borrower.

              7.04 Application of Proceeds. The Proceeds of any Assignment Collateral obtained or disposed of pursuant to this Agreement, including Sections 7.01 and 7.02 shall be applied in accordance with the Deposit Account Agreement.

For the avoidance of doubt, it is understood that the Borrower shall remain liable to the extent of any deficiency between the amount of the Proceeds of the Assignment Collateral and the aggregate amount of the Secured Obligations.

              7.05 Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender to any other or further action in any circumstances without notice or demand.

              7.06 Discontinuance of Proceedings. In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case the Borrower, the Administrative Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Assignment Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Administrative Agent shall continue as if no such proceeding had been instituted.

              7.07 Grant of License or Sub-License to Use Patent, Trademark, Copyright and License Collateral. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Article VII at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, the Borrower hereby grants to Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Borrower) to use, license or sub-license any Patent, Trademark, Copyright or License (to the extent the Borrower has authority to sub-license any such License) now owned or licensed or hereafter acquired or licensed by the Borrower, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sub-license by the Administrative Agent shall be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Borrower notwithstanding any subsequent cure of an Event of Default. The Administrative Agent agrees to apply the net Proceeds received from any such license as provided in Section 7.04 hereof.

              SECTION 8. INDEMNITY; EXPENSES.

       (a) Borrower agrees to indemnify and hold harmless the Administrative Agent and each Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from the Collateral or Borrower's pledge and assignment under this Agreement (including, without limitation, enforcement against Borrower of this Agreement), except claims, losses or liabilities resulting from the gross negligence or willful misconduct of any Secured Party or any other Person designated by any Secured Party to act on its behalf pursuant to this Agreement.

       (b) Borrower will upon demand pay to the Administrative Agent or any Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Administrative Agent or any Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the sale of, collection from, or other realization upon, any of the Collateral of the Borrower, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Administrative Agent or any Secured Party hereunder against Borrower or (iv) the failure by Borrower to perform or observe any of the provisions hereof.

              SECTION 9. MISCELLANEOUS.

              9.01 Notices. All notices hereunder, unless otherwise specified, shall be provided as specified in Section 9.01 of the Credit Agreement. Promptly after the execution of any and all amendments, supplements and waivers, of and to the Assignment Revenues or Assignment Collateral, originals, if reasonably available and, if not, copies of such amendments, supplements and waivers shall be delivered to the Administrative Agent. The Administrative Agent shall not be required to give its prior consent to any such amendments, supplements or waivers unless the same affects the Administrative Agent's duties or liabilities.

              9.02 Waiver, Amendment. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be undertaken and accomplished in accordance with the requirements of Section 9.02 of the Credit Agreement. No delay on the part of any Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Secured Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

              9.03 Obligations Absolute. The obligations of the Borrower under this Agreement shall be absolute and unconditional and shall remain in full force and effect until termination pursuant to Section 9.08 and shall not be otherwise released, suspended, discharged, terminated or affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, the Credit Agreement or any of the Financing Documents or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof, (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument or agreement or this Agreement or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Agreement or any other Financing Document; (iii) any furnishing of any additional security (including, without limitation, any assets, whether now owned or hereafter acquired, upon which a Lien is created or granted from time to time pursuant to the other Security Documents) to the Administrative Agent or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security by the Administrative Agent; or (iv) any invalidity, irregularity or unenforceability of all or part of the Secured Obligations or of any security therefor. In the event of any inconsistency between this Agreement and the Deposit Account Agreement, the Deposit Account Agreement shall govern.

              9.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and shall inure to the benefit of the Lenders; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each of the Lenders. Any Lender may transfer, assign or grant all or such relevant part of its rights hereunder in connection with an assignment or transfer of all or any part of its interest in its Loans in accordance with the provisions of the Credit Agreement. All agreements, statements, representations and warranties made by the Borrower herein or in any certificate or other instrument delivered by the Borrower or on its behalf under this Agreement shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of this Agreement, the Credit Agreement and the other Financing Documents regardless of any investigation made by the Lenders or on their behalf.

              9.05 Headings Descriptive, etc. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

              9.06 Governing Law; Submission to Jurisdiction and Venue. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY SUCH REQUIREMENT OF LAWS THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. UNLESS OTHERWISE DEFINED HEREIN OR IN THE CREDIT AGREEMENT, TERMS USED IN ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE STATE OF NEW YORK ARE USED HEREIN AS THEREIN DEFINED. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE BORROWER AND EACH SECURED PARTY IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL

LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

       (b) THE BORROWER AND EACH SECURED PARTY AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE BORROWER AND EACH SECURED PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. THE BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

       (c) THE BORROWER AND THE SECURED PARTIES EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

              9.07 The Borrower's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Borrower shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Assignment Revenues or the Assignment Collateral and the Administrative Agent and the Lenders shall have no obligations or liabilities with respect to any Assignment Revenues or Assignment Collateral by reason of or arising out of or in connection with this Agreement, nor shall the Administrative Agent or the Lenders be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower under or with respect to any Assignment Revenues or Assignment Collateral.

              9.08 Termination; Release. This Agreement shall terminate when all Secured Obligations have been indefeasibly paid in full and all Commitments have been terminated, and the Administrative Agent, at the written request and expense of the Borrower, will promptly execute and deliver to the Borrower the proper instruments (which may include Uniform Commercial Code termination statements on form UCC-3) acknowledging the termination of this Agreement, and will promptly duly assign, transfer and deliver to the Borrower (without recourse and without any representation or warranty) free from any interest of the Administrative Agent or Lien granted hereunder such of the Assignment Revenues or Assignment Collateral as may be in possession of the Administrative Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement together with such notices to third parties as may be necessary to countermand any notices previously sent to them pursuant hereto.

              9.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

              9.10 Applicability of Deposit Account Agreement. In amplification of, and notwithstanding any other provisions of this Agreement, in connection with its obligations hereunder, the Administrative Agent have all of the rights, powers, privileges, exculpations, protections and indemnities as are provided for or referred to in the Deposit Account Agreement.

              9.11 Limitation of Recourse. The obligations of the Borrower hereunder are obligations solely of the Borrower and shall not constitute a debt or obligation of any direct or indirect, partner or shareholder of the Borrower or any of their respective directors, officers, agents or employees (each such Person, a "Non-Recourse Party"). No Non-Recourse Party shall be liable for any amount payable by the Borrower under this Agreement and the Secured Parties shall not seek a money judgment or deficiency or personal judgment against any Non-Recourse Party for payment of the indebtedness payable by the Borrower evidenced by this Agreement. No property or assets of any Non-Recourse Party, other than as contemplated in the Financing Documents, shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought against the Borrower with respect to this Agreement or the other Financing Documents. The foregoing acknowledgments, agreements and waivers shall be enforeceable by any Non-Recourse Party. Notwithstanding the foregoing, nothing in this Section shall limit or affect or be construed to limit or affect the obligations and liabilities of any Credit Party or any other Non-Recourse Party (a) in accordance with the terms of any Transaction Document or Financing Document creating such liabilities and obligations to which such Credit Party or Non-Recourse Party is a party, (b) arising from liability pursuant to applicable Requirement of Law for such Credit Party's or such Non-Recourse Party's fraudulent actions, knowing misrepresentations or willful misconduct or (c) with respect to amounts distributed to it in violation of Section 6.10 of the Credit Agreement.

                  [Remainder of page intentionally left blank.]

       IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                  ASSIGNOR:

                                  ORION POWER NEW YORK, L.P.

                                  By:  Orion Power New York GP, Inc.,
                                  its general partner


                                  By:
                                     -------------------------------------
                                  Name:
                                  Title:


                                  ADMINISTRATIVE AGENT:

                                  BANK OF AMERICA, N.A., as Administrative Agent


                                  By:
                                     -------------------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT A
                                                               TO ASSIGNMENT AND
                                                              SECURITY AGREEMENT

                         ASSIGNMENT OF SECURITY INTEREST
                     IN UNITED STATES PATENTS AND TRADEMARKS

       FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, ORION POWER NEW YORK, L.P., a Delaware limited partnership (the "Assignor"), having its chief executive office at 7 East Redwood Street, 10th Floor, Baltimore, MD 21202, hereby assigns and grants to BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent"), with offices at 100 North Tryon Street, Charlotte, NC 28255 a security interest in (all of which are herein collectively referred to as the "PTO Collateral") (i) all of the Assignor's right, title and interest in and to the United States trademarks, trademark registrations and trademark applications set forth on Schedule A attached hereto (the "Marks"), (ii) all of the Assignor's right, title and interest in and to the United States patents set forth on Schedule B attached hereto (the "Patents"), in each case together with (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks and Patents, (iv) the goodwill of the businesses symbolized by the Marks and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same.

       THIS ASSIGNMENT is made to secure the full and prompt performance and payment of all the Secured Obligations of the Assignor, as such term is defined in the Assignment and Security Agreement, dated as of July28, 1999, among the Assignor, the Administrative Agent and the other parties thereto (as amended, supplemented or modified from time to time, the "Security Agreement"). Upon the satisfaction of the conditions set forth in Section 9.08 of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Administrative Agent an instrument in writing releasing the security interest in the PTO Collateral acquired under this Assignment.

       THIS ASSIGNMENT has been granted in conjunction with the security interest granted to the Administrative Agent for the benefit of the Secured Parties under the Security Agreement. The rights and remedies of the Administrative Agent with respect to the security interest granted herein are without prejudice to, and are in addition to, those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provision of this Assignment is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

       IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the _____ day of _____________, 1999.

ATTEST:                                  ORION POWER NEW YORK, L.P., as Assignor

                                         By: Orion Power New York GP, Inc., its
                                         general partner

                                         By:
------------------------------              --------------------------------
                Secretary          Title:
---------------

      [Corporate Seal]

ATTEST:                                  BANK OF AMERICA, N.A., as
                                         Administrative Agent

                                         By:
------------------------------              --------------------------------
                Secretary          Title:
---------------

      [Corporate Seal]

STATE OF _________________

________ OF ________


       The foregoing instrument was acknowledged before me this ____ day of __________, 19__ by ________________ as [title] of _______________________, a
________ corporation, on behalf of the corporation.

       My commission expires:

Notarial Seal

                                              -------------------------------
                                                       Notary Public

                                                                       EXHIBIT B
                                                               TO ASSIGNMENT AND
                                                              SECURITY AGREEMENT


                         ASSIGNMENT OF SECURITY INTEREST
                           IN UNITED STATES COPYRIGHTS


       FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, ORION POWER NEW YORK, L.P., a Delaware limited partnership corporation (the "Assignor"), having its chief executive office at 7 East Redwood Street, 10th Floor, Baltimore, MD 21202, hereby assigns and grants to BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent"), with offices at 100 North Tryon Street, Charlotte, NC 28255, a security interest in (all of which are herein collectively referred to as the "Copyright Collateral") (i) all of the Assignor's right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto (the "Copyrights"), (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Copyrights, (iii) the goodwill of the businesses symbolized by the Copyrights and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Copyrights.

       THIS ASSIGNMENT is made to secure the full and prompt performance and payment of all of the Secured Obligations of the Assignor, as such term is defined in the Assignment and Security Agreement, dated as of July 28, 1999 among the Assignor, the Administrative Agent and the other parties thereto (as amended, supplemented or modified from time to time, the "Security Agreement"). Upon the satisfaction of the conditions set forth in Section 9.08 of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Assignor an instrument in writing releasing the security interests of the Copyright Collateral acquired under this Assignment.

       THIS ASSIGNMENT has been granted in conjunction with the security interest granted to the Administrative Agent for the benefit of the Secured Parties under the Security Agreement. The rights and remedies of the Administrative Agent with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

       IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the ____ day of _______, 1999.

ATTEST:                                  ORION POWER NEW YORK, L.P., as Assignor

                                         By: Orion Power New York GP, Inc., its
                                         general partner

                                         By:
------------------------------              --------------------------------
                Secretary          Title:
---------------

      [Corporate Seal]

ATTEST:                                  BANK OF AMERICA, N.A., as
                                         Administrative Agent

                                         By:
------------------------------              --------------------------------
                Secretary          Title:
---------------

      [Corporate Seal]

STATE OF _________________

________ OF ________

       The foregoing instrument was acknowledged before me this ____ day of __________, 19__ by ________________ as [title] of _______________________, a
________ corporation, on behalf of the corporation.

       My commission expires:

Notarial Seal


                                                       Notary Public

                                                                    EXHIBIT I TO
                                                            THE CREDIT AGREEMENT

================================================================================

                             STOCK PLEDGE AGREEMENT

                                     between

                           ORION POWER HOLDINGS, INC.

                                   as Pledgor

                                       and

                             BANK OF AMERICA, N.A.,

                             as Administrative Agent


                            Dated as of July 28, 1999

================================================================================

                                TABLE OF CONTENTS

Section                                                                           Page
-------                                                                           ----
1.       Definitions:  Construction..................................................2
         --------------------------
2.       Security....................................................................2
         --------
3.       Pledge of Stock.............................................................3
         ---------------
3.1.     Pledge......................................................................3
3.2.     Uncertificated Stock........................................................4
4.       Appointment of Agents; Endorsements, etc....................................4
5.       Representations, Warranties and Covenants...................................4
5.1.     Corporate Status............................................................4
5.2.     Authorization; Execution and Delivery; Enforceability.......................4
5.3.     Consents and Approvals......................................................5
5.4.     Litigation..................................................................5
5.5.     No Defenses.................................................................5
5.6.     Compliance with Statutes, etc...............................................5
5.7.     Regulation..................................................................5
5.8.     Existence...................................................................6
5.9.     Rights and Franchises.......................................................6
5.10.    Compliance with Requirements of Law.........................................6
5.11.    Share Transfer Restrictions.................................................6
5.12.    Chief Executive Office......................................................6
5.13.    Payment of Taxes............................................................6
5.14.    Liquidity...................................................................7
5.15.    Pledged Shares..............................................................7
6.       Voting, and Corporate Rights................................................9
         ----------------------------
7.       Dividends and Other Distributions..........................................10
         ---------------------------------
8.       Remedies Upon Default......................................................10
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9.       Remedies Cumulative: Indemnification of the Administrative Agent
         and the Other Secured Parties..............................................13
10.      Obligations Absolute.......................................................14
         --------------------
11.      Application of Proceeds....................................................15
         -----------------------
12.      Purchasers of Pledged Collateral...........................................15
         --------------------------------
13.      Continuing Obligation......................................................15
         ---------------------
14.      Administrative Agent.......................................................15
         --------------------
15.      Waiver of Subrogation......................................................16
         ---------------------
16.      Successors and Assigns.....................................................16
         ----------------------
17.      Severability...............................................................16
         ------------
18.      Notices....................................................................16
         -------
19.      Governing Law; Submission to Jurisdiction..................................17
20.      Survival of Agreements.....................................................18
         ----------------------
21.      Headings...................................................................18
         --------
22.      Termination................................................................18
         -----------

23.      Execution of Counterparts..................................................19
         -------------------------
24.      Amendment; Waiver..........................................................19
         -----------------
25.      Further Assurances.........................................................19
         ------------------
26.      Applicability of the Credit Agreement......................................19
         -------------------------------------
27.      Limitation on Recourse.....................................................19
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

EXHIBITS

Exhibit A     -   Pledged Shares
Exhibit B     -   Filings and Recordings
Exhibit C     -   Form of Stock Power

                             STOCK PLEDGE AGREEMENT

              STOCK PLEDGE AGREEMENT (this "Agreement"), dated as of July 28, 1999, between ORION POWER HOLDINGS, INC., a Delaware corporation (the "Pledgor"), and BANK OF AMERICA, N.A., as administrative agent for the Secured Parties under the Credit Agreement referred to below (in such capacity, together with any successor and assigns, the "Administrative Agent").

                                   WITNESSETH:

              WHEREAS, the Pledgor is the owner of (a) all the issued and outstanding shares of the Capital Stock of Orion Power New York GP, Inc., a corporation organized and existing under the laws of the State of Delaware (the "GP Company"); such shares consisting of 100 shares of common stock (the "GP Pledged Shares") and (b) all the issued and outstanding shares of the Capital Stock of Orion Power New York LP, Inc., a corporation organized and existing under the laws of the State of Delaware (the "LP Company", and together with the GP company, the "Companies"); such shares consisting of 100 shares of common stock (the "LP Pledged Shares", and, together with the GP Pledged Shares, the "Pledged Shares");

              WHEREAS, the GP Company is the sole general partner in Orion Power New York, L.P., a Delaware limited partnership (the "Borrower") and each of its Subsidiaries and the LP Company is the sole limited partner of the Borrower;

              WHEREAS, the Borrower has entered into a Credit Agreement, dated as of July 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), with the Administrative Agent, Banc of America Securities LLC and Paribas, as lead arrangers (the "Lead Arrangers"), Bank of America, N.A., as Issuing Bank, and the Lenders named on the signature pages thereto and from time to time parties thereto (the "Lenders"), pursuant to which the Lenders have agreed, inter alia, to make available credit facilities to the Borrower to finance a portion of the purchase price of the Portfolio Assets (as defined in the Credit Agreement) and to provide working capital availability to the Borrower;

              WHEREAS, the Credit Agreement contemplates the execution, delivery and the implementation of this Agreement;

              WHEREAS, it is a condition precedent to the obligations of the Lenders under the Credit Agreement that this Agreement shall have been entered into by the parties hereto and shall have become unconditionally and fully effective in accordance with the terms hereof; and

              WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into a Deposit Account Agreement, dated as of July 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Deposit Account Agreement"), providing for, among other things, the establishment of the Accounts and the application of the proceeds of the Collateral;

              NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

              1. Definitions: Construction. (a) For the purposes of this Agreement, (i) capitalized terms not otherwise defined herein shall have the meanings set forth in Article I of the Credit Agreement, and (ii) the principles of the construction set forth in such Article I shall apply hereto.

              (b) In addition, wherever used in this Agreement and unless the context otherwise requires, the following terms shall have the following meanings:

              "AGREEMENT" shall mean this Stock Pledge Agreement.

              "COMPANIES" shall mean the collective reference to the LP Company and the GP Company.

              "GP COMPANY" shall have the meaning provided in the first recital to this Agreement.

              "GP PLEDGED SHARES" shall have the meaning provided in the first recital to this Agreement.

              "LP COMPANY" shall have the meaning provided in the first recital to this Agreement.

              "PLEDGED COLLATERAL" shall have the meaning specified in Section 3.1.

              "PLEDGED SHARES" shall mean the collective reference to the LP Pledged Shares and the GP Pledged Shares.

              "SECURED OBLIGATIONS" shall have the meaning provided in Section 2(a).

              2. Security. (a) This Agreement is for the benefit of the Administrative Agent and the other Secured Parties to secure (i) the prompt and complete payment and performance when due by the Borrower of all of the Obligations, including, without limitation, all amounts payable or to become payable to the Secured Parties by the Borrower under the Financing Documents when and as the same shall become due and payable (whether by acceleration or otherwise) in accordance with the terms thereof, and (ii) the due performance and compliance by the Pledgor with the terms hereof and each other Financing Document to which it is a party (collectively, the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Borrower to the Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

              (b) The Pledgor understands, agrees and confirms that the Administrative Agent may enforce this Agreement against it without proceeding against the Borrower or against any other credit or security for payment of the Secured Obligations.

              3.     Pledge of Stock

              3.1. Pledge. As collateral security for the prompt and complete payment and performance when due of the Secured Obligations, the Pledgor hereby pledges, hypothecates, assigns, transfers and sets over to the Administrative Agent, grants to the Administrative Agent a security interest of first priority in, and hereby delivers unto the Administrative Agent (in each case for the benefit of the Secured Parties) the following (collectively, the "Pledged Collateral"):

                     (i) the Pledged Shares and any certificates or instruments representing the Pledged Shares, accompanied by duly executed stock powers in blank, and all cash, securities, dividends and other property at any time in the future and from time to time received, receivable or otherwise distributed, in respect of or in exchange for any or all of the Pledged Shares;

                     (ii) all securities hereafter delivered to the Administrative Agent in substitution for or in addition to any of the foregoing, any certificates representing or evidencing such securities, and all cash, securities, dividends and other property, at any, time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

                     (iii) all other claims of any kind or nature, and any
              instruments, certificates, chattel paper or other writings evidencing such claims, whether in contract or tort, and whether arising by operation of law, consensual agreement or otherwise, at any time acquired by the Pledgor in respect of any or all of the foregoing collateral against the Companies; and

                     (iv) all proceeds of any of the foregoing including, without limitation (A) all rights of the Pledgor to receive monies due and to become due under or pursuant to the foregoing collateral; (B) all rights of the Pledgor to receive a return of any insurance premiums or Insurance Proceeds or other proceeds of any indemnity, warranty or guarantee with respect to the foregoing collateral, and (C) to the extent not included in the foregoing, all additions to and replacements of the foregoing collateral and all proceeds receivable or received when any and all of the foregoing collateral is sold, collected, exchanged or otherwise disposed whether voluntarily or involuntarily.

              3.2. Uncertificated Stock. Notwithstanding anything to the contrary contained in Section 3.1, if any Pledged Share (whether now owned or hereafter acquired) is evidenced by an uncertificated security, the Pledgor shall promptly notify the Administrative Agent thereof and shall promptly take all actions required to perfect the security interest of the Administrative Agent under applicable law (including, without limitation, under the Uniform Commercial Code as adopted in any appropriate jurisdiction). The Pledgor further agrees to take such actions as the Administrative Agent deems necessary or desirable to effect the foregoing and to permit the Administrative Agent to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Administrative Agent with respect to any such pledge of uncertificated Pledged Shares promptly upon request of the Administrative Agent.

              4. Appointment of Agents; Endorsements, etc. The Administrative Agent shall have the right to appoint one or more agents for the purpose of retaining physical possession of the Pledged Shares and other Pledged Collateral, which may be held (in the discretion of the Administrative Agent) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Administrative Agent or any nominee or nominees of the Administrative Agent or an agent appointed by the Administrative Agent.

              5. Representations, Warranties and Covenants. In order to induce each of the Secured Parties to enter into the Financing Documents, to which it is a party, the Pledgor makes the following representations, warranties and covenants, which representations, warranties and covenants shall survive the execution and delivery of this Agreement:

              5.1. Corporate Status. Pledgor (i) is duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own its property and assets, to borrow money and to transact the business in which it is presently engaged and in which it proposes to be engaged, (iii) has duly qualified and is authorized to do business and is in good standing in every jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary and (iv) is in full compliance with its Governing Documents, all material Contractual Obligations, all applicable material Requirements of Law and all material Governmental Approvals. Pledgor is the owner of all of the issued and outstanding shares of the Capital Stock of the Companies.

              5.2. Authorization; Execution and Delivery; Enforceability. (a) The execution, delivery and performance by Pledgor of this Agreement and the consummation of the transactions contemplated hereby (i) are within its powers,
(ii) have been duly authorized by all necessary corporate action, (iii) do not and will not contravene (A) its Governing Documents or (B) any material Requirement of Law, any material Contractual Obligation or any material Governmental Approval binding on or affecting it and (iv) do not and will not conflict with or be inconsistent with or result in any breach of any of the material terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien

(except Permitted Liens) upon any of its properties or assets pursuant to, the terms of any material Contractual Obligation binding on or affecting it.

       (b) Pledgor has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

              5.3. Consents and Approvals. No consent of any other party (including, without limitation, any creditor, shareholder or partner of the Pledgor) and no consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance by the Pledgor of this Agreement,
(ii) for the legality, validity, binding effect or enforceability hereof or thereof or (iii) for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as has been obtained or made or as may be required in connection with disposition of any Pledged Collateral by laws affecting the offering and sale of securities generally).

              5.4. Litigation. There is no (i) injunction, writ, preliminary restraining order or order of any nature issued by an arbitrator, court or other Governmental Authority against Pledgor in connection with the transactions provided for herein, or (b) action, suit, arbitration, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority pending against Pledgor or, to Pledgor's knowledge, threatened against Pledgor which would reasonably be expected to materially adversely affect the Pledged Collateral or the right or ability of Pledgor to fulfill its obligations hereunder.

              5.5. No Defenses. The Pledgor's obligations under this Agreement are not subject to any offsets or defenses against the Borrower, the Administrative Agent or the Secured Parties of any kind.

              5.6. Compliance with Statutes, etc. The Pledgor is in compliance in all material respects with all Requirements of Laws in respect of the conduct of its business and the ownership of its property.

              5.7. Regulation The Pledgor is not (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the United States of America Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the United States of America Investment Advisors Act of 1940, as amended or (ii) subject to regulation by the Securities and Exchange Commission under PUCHA as a "public-utility company," an "electric utility company" a "holding company," or a subsidiary or affiliate of any of the foregoing. No certification of a state public utility commission pursuant to Section 33(a)(2) of PUHCA is required as a result of the investment of the Pledgor in the Companies.

              5.8. Existence. The Pledgor shall preserve and maintain its existence as a Person as specified in Section 5. 1.

              5.9. Rights and Franchises. The Pledgor shall preserve and maintain all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, except where the failure to maintain any such right, privilege or franchise could not reasonably be expected to have a Material Adverse Effect.

              5.10. Compliance with Requirements of Law. The Pledgor shall comply in all material respects with the requirements of all material Requirements of Law, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect or except when any such Requirements of Law is being contested by the Pledgor in good faith and by appropriate proceedings and pursuant to which contest Acceptable Reserves have been established.

              5.11. Share Transfer Restrictions. The Pledgor shall not sell, assign, transfer or permit to be sold, assigned or transferred any of its interests in the Companies, whether directly or indirectly, except pursuant to the terms of this Agreement and the Credit Agreement. Except as set forth in
Section 7.09 of the Credit Agreement, nothing in this Agreement or the other Financing Documents is intended to impose a restriction on the ability of the holders of the Capital Stock of the Pledgor to sell, assign or transfer such Capital Stock of the Pledgor.

              5.12. Chief Executive Office. The chief executive office of the Pledgor is located at the address set forth in Section 18 hereto. The Pledgor shall not establish a new location for its chief executive office until (i) it shall have given to the Administrative Agent not less than forty-five (45) days prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Administrative Agent may reasonably, request and (ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Administrative Agent, to maintain the security interest of the Administrative Agent in the Pledged Collateral intended to be granted hereby at all times fully perfected, of first priority and in full force and effect.

              5.13. Payment of Taxes. The Pledgor will, or will cause the Companies to, timely pay and discharge or cause to be paid or discharged all taxes, assessments and governmental charges or levies lawfully imposed upon it, the Companies, any Borrower Entity or upon any of their respective income or profits or upon any of the Portfolio Assets or the Collateral and all such lawful claims or obligations that, if unpaid, would become a Lien upon the Collateral (as defined in the Credit Agreement), whether real or personal, the Pledged Collateral (as defined in this Agreement) or upon any part thereof; provided, that the Pledgor shall have the right to contest in good faith the validity or amount of any such tax, assessment, charge or levy by proper proceedings, and may permit the taxes, assessments, charges or levies so contested to remain unpaid during the period of such contest if: (a) the Pledgor diligently prosecutes such contest in good faith and by appropriate proceedings and has established Acceptable Reserves; (b) during the period of such contest, the enforcement of any contested item is effectively stayed; and (c) no Lien has been imposed on or is about to be imposed on any of the Pledged Collateral.

              5.14. Liquidity. Subject to the terms of this Section 5.14 below, until the Secured Obligations have been indefeasibly paid in full and all Commitments have been terminated, the Pledgor agrees to maintain an amount, determined as of each April 15, June 30, September 30 and December 31 of each year of the term hereof, of cash or cash equivalents not less than an amount sufficient to pay all taxes, liens, assessments, liens, claims and obligations required to be paid by the Pledgor pursuant to Section 5.13 above for the twelve-month period immediately following the applicable date of determination (the "Required Liquidity Level"). If, upon execution of this Agreement, the Pledgor does not have cash or cash equivalents in an amount equal to the Required Liquidity Level, then (a) it will retain, from the proceeds of any issuance of debt or equity, an amount necessary to cause the Pledgor to meet the estimated Required Liquidity Level as of the immediately following date of determination; provided, that, Pledgor shall not be required to use proceeds of an equity contribution made to it in respect of an identified investment to satisfy the Required Liquidity Level, and (b) will retain, as cash or cash equivalents any and all dividends or distributions received from the Companies or any Borrower Entity until it has reached the Required Liquidity Level. Amounts held by the Pledgor to meet the Required Liquidity Level (x) shall be held free of any Liens or claims of any Person, (y) shall be held and reserved by the Pledgor solely for the purpose of complying with its obligations under
Section 5.13 above in a segregated account, shall not be commingled with other assets of the Pledgor or any other Person and shall not be held or used for the satisfaction of other liabilities or obligations of the Pledgor or the Companies, and (z) shall not be held out to any creditor of the Pledgor or the Companies as being available for paying any liability or obligation of the Pledgor or the Companies other than those contemplated by Section 5.13 above. Notwithstanding the foregoing (i) in the event and for as long as indebtedness of the Sponsor has an Investment Grade Rating, the Sponsor shall not be required to comply with this Section 5.14, and (ii) in the event and for as long as the Sponsor maintains a corporate revolving credit facility that can be used for these purposes in an amount equal to at least four (4) times the Required Liquidity Level, is not in default thereunder, and has availability thereunder in an amount at least equal to twice the Required Liquidity Level, then the Sponsor shall not be required to maintain cash or cash equivalents in a segragated account as contemplated by this Section 5.14 and for so long as the foregoing is true and correct, the Sponsor shall be deemed to have met the estimated Required Liquidity Level without the requirement of any further reserve or other act.

              5.15.  Pledged Shares.

              (a) The Pledged Shares consist of the number and type of shares of the Capital Stock of the Companies, as described in Exhibit A. All of the Pledged Shares are certificated securities.


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

              (b) The Pledged Shares are, and along with any securities pledged in substitution therefor or in addition thereto will be, duly and validly issued, fully paid and nonassessable and duly and validly pledged hereunder in accordance with all applicable Requirements of Law, and the Pledgor warrants, covenants and agrees to defend the Administrative Agent's right, title and interest in and to the Pledged Shares and all other Pledged Collateral against the claims and demands of all Persons whomsoever.

              (c) The Pledgor is the record, legal and beneficial owner of, and has good title to all of the Pledged Shares and all other Pledged Collateral, free and clear of all Liens and other claims, security interests, mortgages, pledges and other encumbrances of every nature whatsoever (other than Permitted Liens) and it has the right to pledge the Pledged Shares and all other Pledged Collateral as herein provided.

              (d) The Pledged Shares constitute, and any securities pledged in substitution therefor, or in addition thereto shall as of the date hereof constitute, and shall, except as otherwise permitted hereby or by the Credit Agreement, at all times constitute, one hundred percent (100%) of all the issued and outstanding Capital Stock of the Companies. The Companies do not have outstanding (i) any securities convertible into or exchangeable for their Capital Stock or (ii) any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement, or any options for the purchase of, or any agreement, arrangements or understandings providing for the issuance of its Capital Stock.

              (e) The Pledgor will not authorize the issuance by the Companies of any additional stock of the Companies, (whether common or preferred and whether of a class now or hereafter existing) unless concurrently with such issuance all such stock is owned by Pledgor and made subject to the pledge of shares hereunder. If the Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional shares in the Companies at any time or from time to time after the date hereof, the Pledgor will forthwith pledge and deposit or cause to be deposited such shares with the Administrative Agent and deliver or cause to be delivered to the Administrative Agent certificates therefor, accompanied by stock powers duly executed in blank by the Pledgor, and will promptly thereafter deliver to the Administrative Agent a certificate executed by any Responsible Officer of the Pledgor describing such shares and certifying that the same have been duly pledged with the Administrative Agent hereunder.

              (f) Each certificate evidencing the Pledged Shares is, and any security pledged in substitution therefor or in addition thereto will be, issued in the name of the Pledgor and each such certificate has been, or when issued will then have been duly executed in blank or has, or when issued will then have, attached thereto a stock power substantially in the form of Exhibit C duly signed in blank by the appropriate officer of the Pledgor. Each such stock power will give the Administrative Agent the rights and authority it purports to give.

              (g) Upon receipt by the Administrative Agent of the stock certificates representing the Pledged Shares, (which either have been duly executed in blank or have attached thereto stock powers substantially in the form of Exhibit C duly signed in blank by the appropriate officer of the Pledgor), the security interest described in this Agreement will represent a valid and perfected first priority lien on, and security interest in, the Pledged Collateral, in favor of the Administrative Agent for the benefit of the Secured Parties.

              (h) The Pledgor has not executed, or authorized and there does not currently exist, any effective financing statement or other instrument similar in effect that is on file in any recording office covering all or any part of the Pledgor's interest in the Pledged Collateral, except such as may have been filed pursuant to this Agreement or the other Financing Documents, and, so long as any of the Secured Obligations remain unpaid or any Commitments remain outstanding, the Pledgor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Pledged Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Pledgor. Upon the completion of all filings and recordings described in Exhibit B, no filings or recordings (including, without limitation, under the Uniform Commercial Code as adopted in the State of New York) will be necessary to be made in order to perfect, protect and preserve the lien on and security interest in the Pledged Collateral created by this Agreement.

              (i) The Pledgor will not hereafter create or permit to exist any Lien, security interest or other charge, encumbrance or other security arrangement upon or with respect to, any of the Pledged Collateral (other than Liens created under this Agreement or Permitted Liens), until the Secured Obligations are indefeasibly paid or otherwise discharged in full.

              (j) None of the Pledged Shares constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System.

              6. Voting, and Corporate Rights. Unless and until an Event of Default shall have occurred and be continuing and the Pledgor shall have been notified by the Administrative Agent of the Secured Parties' written election to exercise remedies hereunder, the Pledgor shall be entitled to exercise any voting and corporate rights with respect to the Pledged Shares or any securities pledged in substitution therefor or in addition thereto for any purpose, and in any manner, not inconsistent with the terms hereof; provided, that, no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement or any other Financing Document, and provided, further, that, the Pledgor shall not exercise or refrain from exercising any such voting and other rights if it could reasonably be anticipated that such action would have an adverse effect on the creation, attachment, perfection or priority of the security interests herein granted in the Pledged Collateral to the Administrative Agent (or any part thereof). Upon the Pledgor's receipt of a notice in accordance with the first sentence of this Section 6, and during the continuance of an Event of Default, all such rights of the Pledgor to vote


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

and to give consents, waivers and ratifications shall be exercisable solely by the Administrative Agent in accordance with Section 8.

              7. Dividends and Other Distributions. Unless and until an Event of Default shall have occurred and be continuing, all cash dividends payable in respect of the Pledged Shares that represent Permitted Distributions under the terms of the Credit Agreement shall be paid to the Pledgor and shall not be part of the Pledged Collateral; provided, that, any dividends or distributions payable in respect of the Pledged Shares made in contravention of the Credit Agreement or which represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid to the Administrative Agent and retained by it as part of the Pledged Collateral. The Administrative Agent shall also be entitled at all times to receive directly, and to retain as part of the Pledged Collateral:

              (a) all other or additional stock or securities or property (other than cash) paid or distributed by way of dividend in respect of the Pledged Shares;

              (b) all other or additional stock or other securities or property (including cash) paid or distributed in respect of the Pledged Shares by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

              (c) all other or additional stock or other securities or property, which may be paid in respect of the Pledged Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

              8. Remedies Upon Default. If an Event of Default shall have occurred and be continuing, the Administrative Agent, acting pursuant to and in accordance with the terms and conditions of the Credit Agreement and the direction of the Required Lenders thereunder, shall be entitled to exercise all the rights, powers and remedies vested in it (whether vested in it by this Agreement, the Credit Agreement or any other Financing Document or by law) for the protection and enforcement of its rights in respect of the Pledged Collateral and, without limitation of the foregoing, may cause all or any of the Pledged Shares or other Pledged Collateral to be transferred into its name or that of a nominee or nominees, and the Pledgor shall, upon the request of the Administrative Agent, execute such additional instruments and documents as are necessary to effect such transfer.

              (a) In addition, if an Event of Default shall have occurred and be continuing, the Administrative Agent, acting pursuant to and in accordance with the terms and conditions of the Credit Agreement and the direction of the Required Lenders thereunder, without being required to give any notice to the Pledgor or the Companies (except in respect of actions taken pursuant to Section 8(a)(i) or Section 8(a)(ii)), shall be entitled to exercise the following rights, which, the Pledgor agrees, are commercially reasonable:

              (i) to exercise any and all voting rights with respect to the Pledged Shares and other Pledged Collateral, including the appointment and removal of any proxy or proxies or substitute or substitutes;

              (ii) to receive and retain, as collateral security for the Secured Obligations, any and all dividends at any time and from time to time declared or paid upon any of the Pledged Shares and other Pledged Collateral otherwise payable to the Pledgor;

              (iii)  to accept rights issues;

              (iv) to prove in any liquidation or scheme of arrangement or any other composition or arrangement with or for creditors whether secured or unsecured and whether formed pursuant to the order of any court or otherwise, and to give any consent on behalf of the Pledgor in relation thereto;

              (v)    to attend meetings of creditors and vote;

              (vi) to compromise claims in relation to or arising out of the Pledged Shares;

              (vii) to give sufficient receipts and discharges for all monies to which the Pledgor is or may become entitled in respect of the Pledged Shares or any part thereof or which shall come into the hands of the Administrative Agent, which receipts and discharges shall, to the maximum extent permitted by Requirements of Law, exonerate the Administrative Agent from all liability to see to the application thereof or from being answerable for the loss or misapplication thereof;

              (viii) to execute any documents which it may consider expedient, in good faith, in relation to the foregoing as it shall in its absolute discretion determine (but without any obligation to consult with the Pledgor) in relation to any exercise of any such right, power or privilege; and

              (ix) to institute, prosecute and defend any proceedings in any court or tribunal in respect of any act or transaction referred to in this Section 8(a).

              (b) (i) Without obligation to resort to other security or marshal assets for disposition in any particular order or priority whatsoever, the Administrative Agent shall have the right at any time and from time to time upon the occurrence and during the continuance of an Event of Default to sell, resell, assign and deliver, all or any of the Pledged Shares or other Pledged Collateral, in one or more parcels at the same or different times, and all rights, titles and interests, claims and demands therein and right of redemption thereof, on any securities exchange on which the Pledged Shares, any security pledged in substitution therefor or in addition thereto or any of them may then be listed, or at public or private sale, for cash, upon credit or for future delivery, and at such price or prices, on such terms as the Secured Parties (acting pursuant to the Credit Agreement) may determine and in compliance with such conditions as the Secured Parties (acting pursuant to the Credit Agreement) may in their absolute discretion deem advisable, provided such sale is conducted in a commercially reasonable manner in accordance with applicable law. The Pledgor hereby agrees that upon such sale, any and all equity or right of redemption, stay or approval of the Pledgor shall be automatically waived and released without any further action on the part of the Pledgor, all without either demand, advertisement or notice (except as required by Requirements of Law), all of which (to the extent permitted by Requirements of Law) are hereby expressly waived by the Pledgor.

              (ii) In the event of any such sale, the Administrative Agent shall, at least ten (10) Business Days before the sale, give the Pledgor notice of its intention to sell except that, if any Secured Party shall determine, in its sole discretion, that any of the Pledged Shares or other Pledged Collateral threatens to decline quickly in value or to become worthless, any such sale may be made upon three days' notice to the Pledgor.

              (iii) The Administrative Agent agrees that upon the indefeasible payment and performance in full of the Secured Obligations and the termination of all Commitments, prior to any such sale, such sale shall be cancelled.

              (iv) Upon each such sale, the Administrative Agent or any other Secured Party may purchase all or any of the Pledged Shares or other Pledged Collateral being sold, free from any equity or right of redemption, which upon each such sale shall, to the extent permitted by Requirements of Law, be waived and released.

              (v) The proceeds of each such sale shall be applied by the Administrative Agent as provided in Section 11.

              (vi) For the purposes of this Section 8(b), an agreement to sell any or all of the Pledged Shares or other Pledged Collateral entered into following any Event of Default shall, to the extent permitted by Requirements of Law, be treated as a sale thereof, and the Administrative Agent shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of any of the Pledged Shares or other Pledged Collateral subject thereto notwithstanding the fact that, after the Administrative Agent shall have entered into any such agreement, the Secured Obligations shall have been paid in full.

              (vii) The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Collateral may have been given.

              (viii) The Administrative Agent, may without notice, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

              (ix) In case sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice.

              (x) Neither the Administrative Agent nor any other Secured Party shall be liable for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

              (xi) As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Pledged Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

              (c) The Administrative Agent shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Shares and other Pledged Collateral in connection with any sale thereof in accordance with Section 8(a) or (b).

              9. Remedies Cumulative: Indemnification of the Administrative Agent and the Other Secured Parties. (a) No failure or delay on the part of the Administrative Agent or any Secured Party in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between Pledgor and the Administrative Agent or any Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Secured Party would otherwise have. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Secured Party to any other or further action in any circumstances without notice or demand.

              (b) The Pledgor hereby agrees to indemnify and hold harmless the Administrative Agent and each other Secured Party from and against any loss, liability or expense (including reasonable fees and disbursements of counsel for the Administrative Agent and each other Secured Party) which may be incurred by the Administrative Agent or any other Secured Party (except as a result of the gross negligence or willful misconduct of any Secured Party) as a result of or in connection with:

              (i) any failure of the Pledgor to fulfill its obligations under this Agreement, upon demand by the Administrative Agent, including, without limitation, costs and expenses of enforcement of any obligation of the Pledgor to make any such payment hereunder and any other obligation, covenant or agreement of the Pledgor hereunder,

              (ii) the enforcement, discharge, improvement and protection of the interest of the Administrative Agent hereby created;

              (iii) the exercise or attempted exercise of any right, authority, power or remedy conferred on the Administrative Agent under or by virtue of this Agreement or by statute, and

              (iv) the assisting or defending of any right, title or interest of the Pledgor or the Administrative Agent or any other Secured Party in connection with the Pledged Shares.

              10. Obligations Absolute. (a) The obligations of the Pledgor hereunder shall not be altered or affected by the validity, regularity or enforceability of any provision of the Credit Agreement or any other Transaction Document, any compromise, alteration, amendment, modification, extension, renewal, release or other chance of, or any waiver, consent or other action in respect of, any of the terms, covenants or conditions of any of such agreements, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of the Borrower under any of the Financing Documents or any other circumstances. The Pledgor hereby expressly and irrevocably, waives all defenses, setoffs, counterclaims, recoupments, terminations or impairments whether arising hereunder or otherwise. The Pledgor hereby covenants that this Agreement shall not be discharged except by payment and performance in full of the Secured Obligations.

              (b) Without limiting the generality of the foregoing, the obligations of the Pledgor hereunder and the rights of the Administrative Agent to enforce the same by proceedings whether by action at law, suit in equity or otherwise, shall not be in any way affected by (x) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding, involving or affecting the Borrower, the Companies, the Pledgor or any other Person or (y) any change in the ownership of the Borrower, the Companies, the Pledgor or any other Person. To the fullest extent permitted by law, the Pledgor releases and waives any legal or equitable defenses to the enforceability of its obligations hereunder, and the Pledgor agrees that its obligations shall be absolute and unconditional and shall not be affected or discharged by any circumstance, act or event except the indefeasible payment in full of the Secured Obligations and termination of all Commitments, including, without limitation, the following:

              (i) the exchange, sale or release of any security for the Secured Obligations;

              (ii) the failure to enforce any guaranty or security given or promised by any other Person or the waiver, compromise or release of such other guaranty or security;

              (iii) the extension of time for the performance of any obligations in respect of the Secured Obligations or the Pledgor's obligations hereunder; or

              (iv) the failure to give notice to the Pledgor of any nonpayment or other breach in respect of the Secured Obligations.

              (c) The Pledgor hereby expressly and irrevocably waives notice of acceptance of this Agreement, notice of any liability to which it may apply, presentment, demand, protest, notice of dishonor, non-payment, or nonperformance, any proceeding to enforce any provision of any Transaction Document and any right to require a proceeding prior to payment hereunder against the Borrower or any other Person.

              11. Application of Proceeds. Notwithstanding any other provision of this Agreement, all moneys collected by the Administrative Agent upon any sale or other disposition of the Pledged Collateral, together with all other moneys received by the Administrative Agent hereunder, shall be applied in accordance with the Deposit Account Agreement.

              12. Purchasers of Pledged Collateral. Upon any sale of the Pledged Collateral by the Administrative Agent hereunder (whether by virtue of the power of sale herein, granted, pursuant to judicial process or otherwise), the receipt of the Administrative Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.

              13. Continuing Obligation. This Agreement is a continuing obligation of the Pledgor and shall (a) be binding upon the Pledgor, and upon the successor and assigns of the Pledgor, (b) inure to the benefit of and be enforceable by the Administrative Agent and the other Secured Parties and their respective successors and assigns and (c) remain in full force and effect until no Lender shall have any Commitment outstanding and until the Notes, together with interest, and all other Secured Obligations are indefeasibly paid in full.

              14. Administrative Agent. Bank of America, N.A. (or any successor) has been appointed by the Secured Parties to act as the Administrative Agent hereunder. The Administrative Agent is hereby appointed, which appointment is irrevocable and coupled with an interest, the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions hereof and taking any action and executing any instruments which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof and to do all acts and things which under any of the covenants and agreements herein contained or implied ought to be done by the Pledgor or which the Administrative Agent is hereby or by virtue hereof or by statute authorized or empowered to do.

              15. Waiver of Subrogation. Without limiting the generality of the foregoing, while this Agreement is in effect, the Pledgor hereby irrevocably waives (a) any rights which it may acquire by way of subrogation under this Agreement, whether such subrogation rights arise by any payment made hereunder or any set-off or application of funds of the Pledgor by the Administrative Agent or otherwise, and (b) any right of reimbursement or contribution against any Borrower Entity or the Companies or any other security or guarantee or right of offset held by the Administrative Agent therefor. If, notwithstanding the preceding sentence, any amount shall be paid to the Pledgor on account of any subrogation rights in connection with this Agreement at any time when all of the Secured Obligations shall not have been paid in full, such amount shall be held by the Pledgor in trust for the Administrative Agent for the benefit of the Secured Parties, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Administrative Agent in the exact form received by the Pledgor (duly endorsed by, the Pledgor to the Administrative Agent, if required), to be applied as provided in Section 11.

              16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and shall inure to the benefit of the Secured Parties and their respective successors and assigns; provided, that, the Pledgor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Lenders. The Administrative Agent may transfer, assign or grant its rights hereunder in connection with an assignment or transfer of all or any part of its interest in and rights under the Credit Agreement.

              17. Severability. If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any term or provision invalid or unenforceable in any respect.

              18. Notices. All notices, requests and other communications to the Pledgor or the Administrative Agent shall be in writing (including telecopy or similar teletransmission or writing) and shall be given to such party at its address, or telecopy number set forth below or such other address, or telecopy number as such party may hereafter specify by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified below and receipt thereof is confirmed in writing, or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified below.

              (a)    The address of the Pledgor is:

                           Orion Power Holdings, Inc.
                           7 East Redwood Street,
                           10th Floor
                           Baltimore, Maryland  21202
                           Attn: Chief Legal Officer
                           Fax:  (410) 234-0994

              (b)    The address of the Administrative Agent is:

                           Bank of America, N.A., as Administrative Agent 100 North Tryon Street
                           NC1-007-10-07
                           Charlotte, NC  28255
                           Attn: Laura S. Ryan
                           Fax:  (704) 386-3324


              19.    Governing Law; Submission to Jurisdiction.

              (a) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY SUCH REQUIREMENT OF LAWS THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. UNLESS OTHERWISE DEFINED HEREIN OR IN THE CREDIT AGREEMENT, TERMS USED IN ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE STATE OF NEW YORK ARE USED HEREIN AS THEREIN DEFINED. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR AND EACH SECURED PARTY IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

              (b) PLEDGOR AND EACH SECURED PARTY AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT PLEDGOR AND EACH SECURED PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. PLEDGOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

              (c) PLEDGOR AND THE SECURED PARTIES EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

              20. Survival of Agreements. All agreements, statements, representations and warranties made by the Pledgor herein or in any certificate or other instrument delivered by the Pledgor or on its behalf under this Agreement shall be deemed to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Agreement, the Credit Agreement and the other Transaction Documents regardless of any investigation made by the Secured Parties or on their behalf.

              21. Headings. The section and subsection headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

              22. Termination. On the date of the termination of Pledgor's obligations hereunder as contemplated by Section 13(c) hereof, this Agreement shall (except for the provisions of Section 9(b)) terminate, and the Administrative Agent, at the written request and expense of the Pledgor, will promptly execute and deliver to the Pledgor the proper instruments acknowledging the satisfaction and termination of this Agreement, and will promptly duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) free from any Lien granted hereunder all of the Pledged Shares and other Pledged Collateral which has previously been delivered to the Administrative Agent, except for any which has been sold or otherwise applied or released pursuant to this Agreement.

              23. Execution of Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

              24. Amendment; Waiver. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be undertaken and accomplished in accordance with the requirements of Section 9.02 of the Credit Agreement. No delay on the part of any Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Secured Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

              25. Further Assurances. The Pledgor hereby agrees, at its own expense, to execute and deliver, from time to time, any and all further or other instruments and to perform such acts, as the Administrative Agent or any other Secured Party may reasonably request to effect the purposes of this Agreement and to secure to the Administrative Agent and the other Secured Parties the benefits of all rights, powers and remedies conferred upon the Administrative Agent by the terms of this Agreement. In the event that at any time hereafter, due to any change in circumstances, including without limitation, any change in an applicable law, or any decision hereafter made by a court construing any applicable law, it is, in the opinion of counsel for any Secured Party, necessary or desirable to file or record this Agreement or any Uniform Commercial Code financing, statement or other instrument or document respecting this Agreement or the pledge made hereunder, the Pledgor agrees to pay all fees, costs and expenses of such recording, or filing and to execute and deliver any instruments that may be necessary or appropriate to make such filing or recording effective.

              26. Applicability of the Credit Agreement. Notwithstanding any other provision of this Agreement, in connection with its obligations hereunder the Administrative Agent has all of the rights, powers, privileges, exculpations, protections, and indemnities as are provided for or referred to in the Credit Agreement.

              27. Limitation on Recourse. The obligations of the Pledgor hereunder are obligations solely of the Pledgor and shall not constitute a debt or obligation of any direct or indirect partner or shareholder of the Pledgor or any of their respective directors, officers, agents or employees (each such Person, a "Non-Recourse Party"). No Non-Recourse Party shall be liable for any amount payable by the Pledgor under this Agreement and the Secured Parties shall not seek a money judgment or deficiency or personal judgment against any Non-Recourse Party for payment of the indebtedness payable by the Pledgor evidenced by this Agreement. No property or assets of any Non-Recourse Party, other than as contemplated in the Financing Documents, shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought against the Pledgor with respect to this Agreement or the other Financing Documents. The foregoing acknowledgements, agreements and waivers shall be enforceable by any Non-Recourse Party. Notwithstanding the foregoing, nothing in this

Section shall limit or affect or be construed to limit or affect the obligations and liabilities of any Credit Party or any other Non-Recourse Party (a) in accordance with the terms of any Transaction Document or Financing Document creating such liabilities and obligations to which such Credit Party or Non-Recourse Party is a party, (b) arising from liability pursuant to applicable Requirements of Law for such Credit Party's or such Non-Recourse Party's fraudulent actions, knowing misrepresentations or willful misconduct or (c) with respect to amounts distributed to it in violation of Section 6.10 of the Credit Agreement.

       IN WITNESS WHEREOF, this Stock Pledge Agreement has been executed and delivered as of the date and year first above written.

                                       ORION POWER HOLDINGS, INC.,
                                       as Pledgor

                                       By:
                                            ---------------------------
                                            Name:
                                            Title:


                                       BANK OF AMERICA, N.A., as
                                       Administrative Agent

                                       By:
                                            ---------------------------
                                            Name:
                                            Title:

                                                               SCHEDULE 5.12 TO
                                                         STOCK PLEDGE AGREEMENT

                             CHIEF EXECUTIVE OFFICE

                                                                   EXHIBIT A TO
                                                         STOCK PLEDGE AGREEMENT

                                 PLEDGED SHARES


                                                                                   Percentage of
                                                                                   Outstanding
                                           Type of              Number of          Shares of
Name of Issuing Corporation                Shares               Shares             Capital Stock

                                                                   EXHIBIT B TO
                                                         STOCK PLEDGE AGREEMENT

                             FILINGS AND RECORDINGS

                                                                    EXHIBIT C TO
                                                          STOCK PLEDGE AGREEMENT

                              [FORM OF STOCK POWER]


                                                         S.S. OR TAX I.D. NUMBER
                                                         -----------------------
                                                         -----------------------


         For value received, the undersigned hereby sells, assigns and transfers unto:

                        (Enter name of transferee above)
--------------------------------------------------------------------------------

                  [Number of shares] shares of common stock (the "Shares"), of [Orion Power New York GP, Inc. / Orion Power New York LP, Inc.] (the "Company") represented by certificate number [ ], inclusive, standing in the name of the undersigned on the books of said company and does hereby irrevocably constitute and appoint Bank of America, N.A., as Administrative Agent, to transfer the said Shares on the books of the Company with full power of substitution in the premises.

         IN WITNESS WHEREOF, the undersigned has caused this Stock Power to be signed as this ____ day of __________, 19___.


                   ------------------------------------------


                        By:
                           --------------------------------
                        Name:
                             ------------------------------
                        Title:
                              -----------------------------

                                                                     EXHIBIT J-1
                                                                              TO
                                                                CREDIT AGREEMENT

--------------------------------------------------------------------------------
                      PARTNERSHIP INTEREST PLEDGE AGREEMENT

                                     made by

                          ORION POWER NEW YORK GP, INC.


                                       to


                             BANK OF AMERICA, N.A.,
                             as Administrative Agent



                           Dated as of : July 28, 1999
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

SECTION 1.          PLEDGE; ASSIGNMENT; GRANT OF SECURITY INTEREST................................................2

SECTION 2.          SECURITY FOR SECURED OBLIGATIONS..............................................................2

SECTION 3.          PLEDGOR REMAINS LIABLE........................................................................2

SECTION 4.          DELIVERY OF COLLATERAL........................................................................3

SECTION 5.          NO SUBROGATION................................................................................3

SECTION 6.          REINSTATEMENT.................................................................................3

SECTION 7.          REPRESENTATIONS AND WARRANTIES................................................................3

SECTION 8.          FURTHER ASSURANCES............................................................................6

SECTION 9.          VOTING RIGHTS; DISTRIBUTIONS, ETC.............................................................6

SECTION 10.         PLACE OF PERFECTION; RECORDS..................................................................7

SECTION 11.         AS TO THE PARTNERSHIP AGREEMENTS..............................................................7

SECTION 12.         COVENANTS.....................................................................................8

SECTION 13.         ADMINISTRATIVE AGENT.........................................................................10

SECTION 14.         ADMINISTRATIVE AGENT MAY PERFORM.............................................................10

SECTION 15.         THE ADMINISTRATIVE AGENT'S DUTIES............................................................10

SECTION 16.         REMEDIES.....................................................................................11

SECTION 17.         APPLICATION OF PROCEEDS......................................................................12

SECTION 18.         REMEDIES CUMULATIVE..........................................................................12

SECTION 19.         DISCONTINUANCE OF PROCEEDINGS................................................................13

SECTION 20.         INDEMNITY AND EXPENSES.......................................................................13

SECTION 21.         SECURITY INTEREST ABSOLUTE...................................................................13

SECTION 22.         AMENDMENT; WAIVER............................................................................14

SECTION 23.         ADDRESSES FOR NOTICES........................................................................15


SECTION 24.         CONTINUING ASSIGNMENT, PLEDGE AND SECURITY INTEREST, TRANSFER OF NOTE........................15

SECTION 25.         SEVERABILITY.................................................................................15

SECTION 26.         GOVERNING LAW; TERMS.........................................................................16

SECTION 27.         CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL................................................16

SECTION 28.         EXECUTION IN COUNTERPARTS....................................................................17

SECTION 29.         LIMITATION ON RECOURSE.......................................................................17



                      PARTNERSHIP INTEREST PLEDGE AGREEMENT

       PARTNERSHIP INTEREST PLEDGE AGREEMENT, dated as of July 28, 1999 (this "Agreement"), made by ORION POWER NEW YORK GP, INC., a Delaware corporation ("Pledgor"), as the obligor hereunder, to BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

                              W I T N E S S E T H:

       WHEREAS, Pledgor is the sole general partner of (a) Orion Power New York, L.P., a Delaware limited partnership (the "Borrower") and (b) each of (i) Astoria Generating Company, L.P., a Delaware limited partnership, (ii) Carr Street Generating Station, L.P., a Delaware limited partnership, and (iii) Erie Boulevard Hydropower, L.P., a Delaware limited partnership, (each, an "Operating Company" and together with the Borrower, the "Borrower Entities")

       WHEREAS, the Borrower has entered into a Credit Agreement, dated as of July 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), with the Administrative Agent, Banc of America Securities LLC and Paribas, as lead arrangers (the "Lead Arrangers"), Bank of America, N.A., as Issuing Bank and the Lenders named on the signature pages thereto and from time to time parties thereto (the "Lenders") (all capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement), pursuant to which the Lenders have agreed, inter alia, to make available credit facilities to the Borrower to finance a portion of the purchase price of the Portfolio Assets and to provide working capital availability to the Borrower;

       WHEREAS, the Credit Agreement contemplates the execution, delivery and the implementation of this Agreement;

       WHEREAS, it is a condition precedent to the obligations of the Lenders under the Credit Agreement that this Agreement shall have been entered into by the parties hereto and shall have become unconditionally and fully effective in accordance with the terms hereof; and

       WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into a Deposit Account Agreement, dated as of July 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Deposit Account Agreement"), providing for, among other things, the establishment of the Accounts and the application of the proceeds of the Collateral;

         NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lenders to enter into the Credit Agreement, to make available to the Borrower such credit facilities and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees as follows:

       SECTION 1. Pledge; Assignment; Grant of Security Interest. Pledgor hereby pledges, hypothecates and assigns to the Administrative Agent, and hereby grants to the Administrative Agent for the benefit of the Secured Parties, a pledge and assignment of, and a security interest in, all of its right, title and interest in and to the following (the "Collateral"):

       (a) All general and limited partnership interests now owned or hereafter acquired by Pledgor in and to each Borrower Entity (collectively, the "Partnership Interests") and the partnership agreement relating to each Borrower Entity (collectively, the "Partnership Agreements") and all rights related thereto, including, without limitation, (i) all rights of Pledgor as a general or limited partner, as the case may be, and all rights to receive distributions, cash, instruments and other property from time to time receivable or otherwise distributable in respect of any Partnership Interest or pursuant to any Partnership Agreement, (ii) all rights of Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any Partnership Interest or any Partnership Agreement, (iii) all claims of Pledgor for damages arising out of or for breach of or default under any Partnership Agreement, (iv) the right of Pledgor to terminate any Partnership Agreement, to perform and exercise consensual or voting rights thereunder and to compel performance and otherwise exercise all remedies thereunder, (v) all rights of Pledgor as a general or limited partner of any of the Borrower Entities, to any property and assets of the Borrower Entities (whether real property, inventory, equipment, contract rights, accounts, receivables, general intangibles, securities, instruments, chattel paper, documents, chooses in action or otherwise), and (vi) all certificates or instruments evidencing an ownership or partnership interest in the Borrower Entities or their assets; and

       (b) to the extent not included in the foregoing, all proceeds of any and all of the foregoing (including, without limitation, proceeds that constitute property of the types described above).

       SECTION 2. Security for Secured Obligations. This Agreement secures the prompt and complete payment and performance of (a) all Obligations of the Borrower now or hereafter existing under the Financing Documents, (b) all obligations of each Operating Company under the Subsidiary Guarantees and (c) the due performance and compliance of all other obligations of any Borrower Entity under any of the Financing Documents (collectively, the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Borrower to the Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

       SECTION 3. Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (a) Pledgor shall remain liable under each Partnership Agreement and the other contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by any Secured Party of any of the rights hereunder shall not release Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) neither the Administrative Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral or otherwise by reason of this

Agreement, nor shall the Administrative Agent or any Secured Party be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim assigned hereunder.

       SECTION 4. Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral at any time shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, upon the occurrence and continuance of an Event of Default, in its discretion and without notice to Pledgor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Collateral, subject only to compliance with Requirements of Law, the terms and conditions of the Credit Agreement and the revocable rights specified in Section 9(a). In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

       SECTION 5. No Subrogation. Pledgor shall not exercise any rights which it may acquire by way of subrogation under this Agreement, by any payments made hereunder or otherwise, until all Secured Obligations shall have been indefeasibly paid in full and all Commitments have been terminated. If any amount shall be paid to Pledgor on account of such subrogation rights at any time when all Secured Obligations shall not have been indefeasibly paid in full (whether pursuant to a claim in any bankruptcy or similar proceeding or otherwise) or when any Commitment shall remain outstanding, such amount shall be held in trust for the benefit of the Administrative Agent and the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Secured Obligations, whether matured or unmatured, in accordance with Section 17.

       SECTION 6. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Pledgor or any substantial part of its property, or otherwise, all as though such payments had not been made.

       SECTION 7. Representations and Warranties. Pledgor represents and warrants as follows:

       (a) Pledgor (i) is duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own its property and assets, to borrow money and to transact the business in which it is presently engaged and in which it proposes to be engaged, (iii) has duly qualified and is authorized to do business and is in good standing in every jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary and (iv) is in full compliance with its Governing Documents, all material Contractual Obligations, all applicable material Requirements of Law and all material Governmental Approvals. As of the date hereof, (x) Pledgor is the sole General Partner of the Borrower; (y) the Operating Companies are the only Subsidiaries of the Borrower; and (z) Pledgor is the sole General Partner of each Operating Company.

       (b) The execution, delivery and performance by Pledgor of this Agreement and the consummation of the transactions contemplated hereby (i) are within its powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not and will not contravene (A) its Governing Documents or (B) any material Requirement of Law, any material Contractual Obligation or any material Governmental Approval binding on or affecting it and (iv) does not and will not conflict with or be inconsistent with or result in any breach of any of the material terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except Permitted Liens) upon any of its properties or assets pursuant to, the terms of any material Contractual Obligation binding on or affecting it.

       (c) Pledgor has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

       (d) No Governmental Approval or approval of any other Person (except such as have been duly obtained, made or given, and are in full force and effect) is required to authorize, or is required in connection with (i) the execution, delivery or performance of this Agreement by Pledgor or the consummation of any of the transactions contemplated hereby, (ii) the legality, validity, binding effect or enforceability of this Agreement or the perfection and maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement. All applicable waiting periods relating to any such Governmental Approval or other approval which are required and have been obtained have expired without any adverse action taken with respect thereto.

       (e) Each Partnership Agreement, true and complete copies of which have been furnished to the Administrative Agent, has been duly authorized, executed and delivered by Pledgor and is in full force and effect and is binding upon and enforceable against Pledgor in accordance with its terms. There exists no default under any Partnership Agreement.

       (f) This Agreement creates a valid security interest in the Collateral purported to be pledged and assigned by Pledgor hereunder securing the payment of the Secured Obligations.

       (g) Upon the filing of the financing statements (the "Financing Statements") referenced in Schedule I hereof under the Uniform Commercial Code as in effect in the State of Delaware (the "Delaware UCC"), the security interest is created hereby shall be perfected under the Delaware UCC, to the extent that the Collateral constitutes "general intangibles" (as defined in the Delaware UCC) and no further filings or other actions are necessary to perfect such security interest. Upon filing of such Financing Statements pursuant to the Delaware UCC, such security interests, as so perfected, are first priority security interests.

       (h) When any certificates or instruments evidencing the Collateral shall be delivered hereunder, and for so long as such certificates or instruments shall remain in the possession of the Administrative Agent in the State of New York or the State of North Carolina, the security interest in such Collateral created hereby shall be perfected under the Uniform Commercial Code as in effect in the State of New York (the "NY UCC") or the State of North Carolina, as applicable, and such security interest, as so perfected, will be a first priority security interest.

       (i) The security interest created by this Agreement in the Collateral described in clause (a) of Section 1 hereof has been registered in the name of the Administrative Agent in the register maintained for such purpose at the chief executive office and principal place of business of the Borrower and each Operating Company, as applicable, and, to the extent that such Collateral constitutes "uncertificated securities" (as defined in the Delaware UCC), such security interest is perfected under the Delaware UCC and, as so perfected, is a first priority security interest.

       (j) The chief place of business and chief executive office of Pledgor and the office where Pledgor keeps its records concerning the Collateral is set forth under its name on the signature page hereof.

       (k) Pledgor is the legal and beneficial owner of the Collateral purported to be pledged and assigned by it hereunder, free and clear of any Lien, other than Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral has been executed or authorized by Pledgor or, is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to this Agreement. Pledgor has no trade name.

       (l) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

       (m) No part of the Collateral is subject to the terms of any agreement restricting the sale or transfer of such Collateral, except for the Partnership Agreements and the Financing Documents.

       (n) There is no (i) injunction, writ, preliminary restraining order or order of any nature issued by an arbitrator, court or other Governmental Authority against Pledgor in connection with the transactions provided for herein, or (ii) action, suit, arbitration, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority pending against Pledgor or, to Pledgor's knowledge, threatened against Pledgor which would reasonably be expected to materially adversely affect the right or ability of Pledgor to fulfill its obligations under this Agreement.

       (o) Pledgor has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

       SECTION 8. Further Assurances. (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Administrative Agent may reasonably request, in order to perfect and protect the pledge, assignment, hypothecation and security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Administrative Agent may reasonably request, in order to perfect and preserve the assignment, hypothecation and security interest granted or purported to be granted hereby; and (ii) mark conspicuously, at the request of the Administrative Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Administrative Agent, indicating that the Partnership Agreements and such chattel paper have been assigned and are subject to the security interest pursuant hereto.

       (b) Pledgor hereby further authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

       SECTION 9. Voting Rights; Distributions, Etc. (a) So long as no Event of Default shall have occurred and be continuing, but subject, nevertheless, at all times to the restrictions imposed by Section 6.10 of the Credit Agreement and by subsection (b) below, Pledgor shall be entitled to receive free and clear of the interest of the Administrative Agent granted under this Agreement all payments and other distributions receivable by it under any Partnership Agreement that are Distributions expressly permitted by the Deposit Account Agreement and the Credit Agreement, and shall be entitled to exercise any and all management, voting and other partnership rights pertaining to any Collateral including but not limited to any partnership interest or Partnership Agreement and the Borrower Entities for any purpose not inconsistent with the terms of this Agreement or any other Financing Document; provided, however, that Pledgor shall exercise, or refrain from exercising, any such right if such action or inaction would have a material adverse effect on the attachment, perfection, creation or priority of the security interest in the Collateral or any part thereof as herein granted.

       (b) Pledgor's right to receive and retain any and all distributions in respect of the Collateral purported to be pledged and assigned by it hereunder shall be further limited as follows:

              (i) distributions other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any such Collateral, and

              (ii) distributions paid or payable in cash in respect of any such Collateral in connection with a partial or total liquidation or dissolution of any of the Borrower Entities, shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of Pledgor and be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement or assignment).

       (c)    Upon the occurrence and during the continuance of an Event of
Default:

              (i) Immediately upon Pledgor's receipt of written notice from the Administrative Agent that the Administrative Agent intends to act pursuant to this clause (c)(i), all rights of Pledgor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise shall thereupon become exercisable by the Administrative Agent, acting in good faith, who shall have the sole right to exercise or refrain from exercising such voting and other consensual rights unless and until such Event of Default ceases to exist.

              (ii) All rights of Pledgor to receive the distributions which it would otherwise be authorized to receive and retain, pursuant to
              Section 9(a) and (b), above, shall become exercisable by the Administrative Agent who shall thereupon have the sole right to receive and hold as Collateral such distributions unless and until such Event of Default ceases to exist.

              (iii) All distributions which are received by Pledgor contrary to the provisions of clause (ii), above, shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement) for application pursuant to Section 17.

       SECTION 10. Place of Perfection; Records. Pledgor shall keep its place of business and chief executive office and the office where it keeps its records concerning the Collateral, and original copies of each Partnership Agreement and of all other chattel paper which evidence the Collateral, at its address specified on the signature pages hereof; or, upon 30 days' prior written notice to the Administrative Agent, at such other location in a jurisdiction where all action required by Section 8 shall have been taken with respect to the Collateral. Pledgor will hold and preserve such records and will permit representatives of the Administrative Agent at any time, upon reasonable prior notice, during normal business hours to inspect and make abstracts from such records.

       SECTION 11. As to the Partnership Agreements. (a) Pledgor shall at its expense perform and observe all the terms and provisions to be performed or observed by it under each Partnership Agreement, maintain each Partnership Agreement in full force and effect, enforce each Partnership Agreement in accordance with its terms, and take all such action to such end as may be from time to time reasonably requested by the Administrative Agent.

       (b)    Pledgor shall not:

              (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, or create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the pledge, assignment, hypothecation and security interest created by this Agreement and Permitted Liens;

              (ii) cancel or terminate any Partnership Agreement or consent to or accept any cancellation or termination thereof;

              (iii) amend or otherwise modify in a material respect any Partnership Agreement; or

              (iv) waive any material default under or material breach of any Partnership Agreement.

       SECTION 12. Covenants. Pledgor covenants and agrees that so long as any Lender shall have any Commitment outstanding and until the Notes, together with interest, and all other Secured Obligations are indefeasibly paid in full, unless the Administrative Agent shall otherwise consent in writing, Pledgor:

       (a) Maintenance of Register. Will cause each Borrower Entity to maintain at all times a register at its chief place of business and chief executive office in which the security interest in the Collateral granted hereby to the Administrative Agent, to the extent that the same constitutes "uncertificated securities" (as defined in the Delaware UCC), shall be evidenced.

       (b) Preservation of Existence, Etc. Will preserve and maintain, and will cause each Borrower Entity to preserve and maintain, its lawful existence, rights (charter and statutory), and franchises.

       (c) Compliance with Law. Will comply with all material Requirements of Law and material Governmental Approvals applicable to it, except when any such Requirement of Law or Governmental Approval is being contested in good faith and by appropriate proceedings and for which Acceptable Reserves have been established.

       (d) Change in Nature of Business. Will not engage in any business other than being a general partner of the Borrower Entities.

       (e) Jurisdiction of Organization. Will cause each Borrower Entity at all times to be a limited partnership organized under the laws of the State of Delaware.

       (f) Bankruptcy. Will not file a voluntary petition or otherwise initiate proceedings to have any Borrower Entity adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against any Borrower Entity, or file a petition seeking or consenting to reorganization or relief of any Borrower Entity as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to any Borrower Entity; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of any Borrower Entity or of all or any substantial part of the properties and assets of any Borrower Entity, or make any general assignment for the benefit of creditors of any Borrower Entity, or admit in writing the inability of any Borrower Entity to pay its debts generally as they become due or declare or effect a moratorium on the debt of any Borrower Entity or take any action in furtherance of any action;

       (g) Taxes. Will pay and discharge or cause to be paid or discharged all taxes, assessments and governmental charges or levies lawfully imposed upon it, any Borrower Entity or upon any of their respective income or profits or upon any of the Portfolio Assets or the Collateral and all lawful claims or obligations that, if unpaid, would become a Lien upon the Collateral (as defined in the Credit Agreement), whether real or personal, the Collateral (as defined in this Agreement) or upon any part thereof. The Pledgor shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment, charge or levy by proper proceedings, and may permit the taxes, assessments, charges or levies so contested to remain unpaid during the period of such contest if: (a) the Pledgor diligently prosecutes such contest in good faith and by appropriate proceedings and has established Acceptable Reserves;
(b) during the period of such contest, the enforcement of any contested item is effectively stayed; and (c) the failure to pay or comply with the contested item could not reasonably be expected to result in a material adverse effect on the Collateral.

       (h) Operations Matters. Will conduct its business and operations, and will cause each Borrower Entity to conduct its business and operations, in accordance with the following provisions:

              (i) maintain books and records, separate from those of any other Person;

              (ii) except as may be expressly contemplated or required by the Deposit Account Agreement, maintain its bank accounts and all its other assets separate from those of any other Person;

              (iii) hold regular partnership meetings, as appropriate, to conduct the business of each Borrower Entity, and observe all other partnership formalities in respect of each of the Borrower Entities;

              (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other Person;

              (v) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group;

              (vi) allocate and charge fairly and reasonably any common employee or overhead shared with affiliates;

              (vii) transact all business with affiliates on an arm's-length basis and to enter into transactions with affiliates on an arm's-length basis;

              (viii) conduct business in its own name;

              (ix) [with regard to each Borrower Entity, to maintain sufficient number of employees in light of its contemplated business operations];

              (x) to correct any misunderstanding regarding its separate identity of which the Pledgor has actual knowledge;

              (xi) not to identify itself in writing as a division of any other Person; and

              (xii) to maintain adequate capital in light of its contemplated business operations.


       (i) Assets. Will not own or acquire any asset other than the Collateral and Distributions permitted by the Financing Documents.

       (j) Indebtedness. Will not incur Indebtedness other than Permitted Indebtedness (in its capacity as the general partner of the Borrower Entities.).

       SECTION 13. Administrative Agent. Bank of America, N.A. has been appointed by the Secured Parties to act as the Administrative Agent hereunder. Pledgor hereby appoints the Administrative Agent as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Administrative Agent's discretion at any time that an Event of Default shall have occurred and be continuing, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to ask, demand, collect, sue for, recover, compound, receive and give acceptance and receipts for moneys due and to become due under or in connection with the Collateral, to receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection therewith, and to file any claims or take any action or institute any proceedings which the Administrative Agent may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of any Partnership Agreement. Such appointment is coupled with an interest and is irrevocable.

       SECTION 14. Administrative Agent May Perform. If Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by Pledgor under Section 20(b).

       SECTION 15. The Administrative Agent's Duties. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral and no such duties shall be implied as arising hereunder.

       SECTION 16. Remedies. If any Event of Default shall have occurred and be continuing, subject to Section 9 and compliance with Requirements of Law:

       (a) The Administrative Agent may exercise any and all rights and remedies of Pledgor under or in connection with any Partnership Agreement, the Partnership Interests or otherwise in respect of the Collateral, including, without limitation, any and all rights of Pledgor to demand or otherwise require payment of any amount under, or performance of any provision of, any Partnership Agreement and all rights of Pledgor to control the operation of the Borrower Entities.

       (b) All payments received by Pledgor under or in connection with any Partnership Agreement, the Partnership Interests, or otherwise in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement).

       (c) Any Collateral repossessed by the Administrative Agent under or pursuant to this Section 16 or any other provision hereof, and any other Collateral whether or not so repossessed by the Administrative Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Administrative Agent may, upon written direction in compliance with any mandatory requirements of any Requirement of Law, determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding permitted by such requirements shall be made upon not less than 10 days' written notice to Pledgor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Pledgor or any nominee of Pledgor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. To the extent permitted by Requirements of Law, the Administrative Agent on behalf of the Lenders may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section 16. If, under mandatory requirements of any Requirement of Law, the Administrative Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to Pledgor as hereinabove specified, the Administrative Agent need give Pledgor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of any Requirement of Law.

       (d) All payments made under or in connection with, or proceeds realized from, any Partnership Agreement, the Partnership Interests, or otherwise in respect of the Collateral and received by the Administrative Agent shall be applied in whole or in part by the Administrative Agent against, all or any part of the Secured Obligations in accordance with the terms of the Deposit Account Agreement. Any surplus of such payments held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to Pledgor or to whomsoever else may be lawfully entitled to receive such surplus.

       (e) Waiver of Claims. Except as otherwise provided in this Agreement, PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT TAKING POSSESSION OR THE ADMINISTRATIVE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, IN EACH CASE AS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION OF ANY SUCH JURISDICTION, and Pledgor hereby further waives:

              (i) all damages occasioned by such taking of possession except any damages which are the direct result of the gross negligence or willful misconduct of either of the Administrative Agent or any Person acting on its behalf or instruction;

              (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent's rights hereunder; and

              (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Requirements of Law in order to prevent or delay the enforcement of this Agreement (including, without limitation, any right to claim that such enforcement should be stayed pending the outcome of any other action or proceeding (including any arbitration proceeding)) or the absolute sale of the Collateral or any portion thereof, and Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such Requirements of Law.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall, to the extent permitted by Requirements of Law, operate to divest all right, title, interest, claim and demand, either at law or in equity, of Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under Pledgor.

       SECTION 17. Application of Proceeds. Notwithstanding any other provision of this Agreement, all moneys collected by the Administrative Agent upon any sale or other disposition of the Collateral pursuant to Section 16, together with all other moneys received by the Administrative Agent hereunder, shall be applied in accordance with the Deposit Account Agreement.

       SECTION 18. Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Secured Party in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between Pledgor and the Administrative Agent or any Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing

Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Secured Party would otherwise have. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Secured Party to any other or further action in any circumstances without notice or demand.

       SECTION 19. Discontinuance of Proceedings. In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case Pledgor, the Administrative Agent and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Administrative Agent shall continue as if no such proceeding had been instituted.

       SECTION 20. Indemnity and Expenses. (a) Pledgor agrees to indemnify and hold harmless the Administrative Agent and each Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from the Collateral or Pledgor's pledge and assignment under this Agreement (including, without limitation, enforcement against Pledgor of this Agreement), except claims, losses or liabilities resulting from the Administrative Agent's or any Secured Party's gross negligence or willful misconduct.

       (b) Pledgor will upon demand pay to the Administrative Agent or any Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Administrative Agent or any Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the sale of, collection from, or other realization upon, any of the Collateral of Pledgor, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Administrative Agent or any Secured Party hereunder against Pledgor or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

       SECTION 21. Security Interest Absolute. The obligations of Pledgor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against Pledgor to enforce this Agreement, irrespective of whether any action is brought against the Borrower, any other pledgor or any guarantor of the Secured Obligations or whether the Borrower, any other pledgor or any guarantor of the Secured Obligations is joined in any such action or actions. All rights of the Administrative Agent and the assignment, hypothecation and security interest hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional, to the extent permitted by applicable law, irrespective of:

       (a) any lack of validity or enforceability of this Agreement, the Credit Agreement, any other Financing Document or any other agreement or instrument relating to any thereof, the absence of any action to enforce the same, any release of any Borrower Entity or Pledgor, the recovery of any judgment against any Borrower Entity or Pledgor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Pledgor;

       (b) any occurrence or condition whatsoever, including without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations of any Borrower Entity or Pledgor contained in this Agreement, the Credit Agreement or any other Financing Document, (ii) any impairment, modification, release or limitation of the liability of any Borrower Entity or Pledgor or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable bankruptcy law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by Pledgor, the Administrative Agent or any other Secured Party of any rights or remedies, (iv) the assignment or the purported assignment of any property as security for the Secured Obligations, including all or any part of the rights of Pledgor under this Agreement, (v) the extension of the time for payment by any Borrower Entity or any other guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any Financing Document or of the time for performance by any Borrower Entity or Pledgor of any other obligations under or arising out of any terms or provisions or the extension of the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of any Borrower Entity or Pledgor set forth in any Financing Document, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting any Borrower Entity or Pledgor or any of their respective assets, or the disaffirmancy of this Agreement or any Financing Document in any such proceeding, (viii) the release or discharge of any Borrower Entity or Pledgor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of this Agreement or any Financing Document or (x) any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor; or

       (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Secured Obligations.

       SECTION 22. Amendment; Waiver. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be undertaken and accomplished in accordance with the requirements of Section 9.02 of the Credit Agreement. No delay on the part of any Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Secured Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

       SECTION 23. Addresses for Notices. All notices, requests and other communications to Pledgor or the Administrative Agent shall be in writing (including bank wire, cable, telex, telecopy or similar teletransmission or writing) and shall be given, in the case of Pledgor to its address, or telex, cable or telecopy number set forth on the signature page hereof, and in the case of the Administrative Agent, to it at its address, or telex, cable or telecopy number set forth in Annex II to the Credit Agreement or such other address or telex, cable or telecopy number as each party may hereafter specify by notice to such other party. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified on the signature page hereof or in Annex II, as the case may be, and the appropriate answerback is received, (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof or in Annex II, as the case may be, and receipt thereof is confirmed in writing, or (iii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified on the signature page hereof or in Annex II, as the case may be.

       SECTION 24. Continuing Assignment, Pledge and Security Interest, Transfer of Note. This Agreement shall create a continuing pledge, assignment of, hypothecation of and security interest in the Collateral and shall (i) remain in full force and effect until no Lender shall have any Commitment outstanding, and until the Notes, together with interest, and all other Secured Obligations are indefeasibly paid in full, (ii) be binding upon Pledgor, its successors and assigns, provided, that Pledgor may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of each Lender, and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent, the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
(iii), any Secured Party may assign or otherwise transfer all or any portion of its rights in the Secured Obligations to the extent and in the manner provided in the Credit Agreement, and such assignee shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon the indefeasible payment in full of the Secured Obligations and the expiration or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, the Administrative Agent will, at Pledgor's expense, execute and deliver to Pledgor such documents including UCC termination statements as Pledgor shall reasonably request to evidence such termination.

       SECTION 25. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

       SECTION 26. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY SUCH REQUIREMENT OF LAWS THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF

ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. UNLESS OTHERWISE DEFINED HEREIN OR IN THE CREDIT AGREEMENT, TERMS USED IN ARTICLE 9 OF THE NY UCC ARE USED HEREIN AS THEREIN DEFINED. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR AND EACH SECURED PARTY IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

       SECTION 27. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) PLEDGOR AND EACH SECURED PARTY AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT PLEDGOR AND EACH SECURED PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. PLEDGOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

(b) PLEDGOR AND THE SECURED PARTIES EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

       SECTION 28. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

       SECTION 29. Limitation on Recourse. The obligations of Pledgor hereunder are obligations solely of Pledgor and shall not constitute a debt or obligation of any direct or indirect partner or shareholder of Pledgor or any of their respective directors, officers, agents or employees (each such Person, a "Non-Recourse Party"). No Non-Recourse Party shall be liable for any amount payable by Pledgor under this Agreement and the Secured Parties shall not seek a money judgment or deficiency or personal judgment against any Non-Recourse Party for payment of the indebtedness payable by Pledgor evidenced by this Agreement. No property or assets of any Non-Recourse Party, other than as contemplated in the Financing Documents, shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought against Pledgor with respect to this Agreement or the other Financing Documents. The foregoing acknowledgments, agreements and waivers shall be enforceable by any Non-Recourse Party. Notwithstanding the foregoing, nothing in this Section shall limit or affect or be construed to limit or affect the obligations and liabilities of any Credit Party or any other Non-Recourse Party (a) in accordance with the terms of any Transaction Document or Financing Document creating such liabilities and obligations to which such Credit Party or Non-Recourse Party is a party, (b) arising from liability pursuant to applicable Requirements of Law for such Credit Party's or such Non-Recourse Party's fraudulent actions, knowing misrepresentations or willful misconduct or (c) with respect to amounts distributed to it in violation of Section 6.10 of the Credit Agreement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                              ORION POWER NEW YORK GP, INC.


                              By:
                                   -------------------------------------------
                                     Name:
                                            ----------------------------------
                                     Title:
                                             ---------------------------------

                              Address for Notices:
                              7 East Redwood Street
                              10th Floor
                              Baltimore, Maryland  21202
                              Telephone:  (877) 976-7466
                              Telecopier: (410) 234-0994



                              BANK OF AMERICA, N.A.
                              not in its individual capacity,
                              but solely as Administrative Agent

                              By:
                                   -------------------------------------------
                                     Name:
                                            ----------------------------------
                                     Title:
                                             ---------------------------------

                                                                         ANNEX I
                                                                              TO
                                           PARTNERSHIP INTEREST PLEDGE AGREEMENT


                              Partnership Interests
                              ---------------------















                             Partnership Agreements
                             -----------------------

                                                                     EXHIBIT J-2
                                                                              TO
                                                                CREDIT AGREEMENT
--------------------------------------------------------------------------------

                      PARTNERSHIP INTEREST PLEDGE AGREEMENT



                                     made by


                           ORION POWER NEW YORK, L.P.

                                       to


                             BANK OF AMERICA, N.A.,
                             as Administrative Agent

                          Dated as of, : July 28, 1999

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

SECTION 1.          PLEDGE; ASSIGNMENT; GRANT OF SECURITY INTEREST................................................1

SECTION 2.          SECURITY FOR SECURED OBLIGATIONS..............................................................2

SECTION 3.          PLEDGOR REMAINS LIABLE........................................................................2

SECTION 4.          DELIVERY OF COLLATERAL........................................................................3

SECTION 5.          [INTENTIONALLY OMITTED].......................................................................3

SECTION 6.          REINSTATEMENT.................................................................................3

SECTION 7.          REPRESENTATIONS AND WARRANTIES................................................................3

SECTION 8.          FURTHER ASSURANCES............................................................................5

SECTION 9.          VOTING RIGHTS; DISTRIBUTIONS, ETC.............................................................6

SECTION 10.         PLACE OF PERFECTION; RECORDS..................................................................7

SECTION 11.         AS TO THE PARTNERSHIP AGREEMENTS..............................................................7

SECTION 12.         COVENANTS.....................................................................................8

SECTION 13.         ADMINISTRATIVE AGENT..........................................................................9

SECTION 14.         ADMINISTRATIVE AGENT MAY PERFORM..............................................................9

SECTION 15.         THE ADMINISTRATIVE AGENT'S DUTIES.............................................................9

SECTION 16.         REMEDIES......................................................................................9

SECTION 17.         APPLICATION OF PROCEEDS......................................................................11

SECTION 18.         REMEDIES CUMULATIVE..........................................................................11

SECTION 19.         DISCONTINUANCE OF PROCEEDINGS................................................................11

SECTION 20.         INDEMNITY AND EXPENSES.......................................................................12

SECTION 21.         SECURITY INTEREST ABSOLUTE...................................................................12

SECTION 22.         AMENDMENT; WAIVER............................................................................13

SECTION 23.         ADDRESSES FOR NOTICES........................................................................13


SECTION 24.         CONTINUING ASSIGNMENT, PLEDGE AND SECURITY INTEREST, TRANSFER OF NOTE........................14

SECTION 25.         SEVERABILITY.................................................................................14

SECTION 26.         GOVERNING LAW; TERMS.........................................................................14

SECTION 27.         CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL................................................15

SECTION 28.         EXECUTION IN COUNTERPARTS....................................................................15

SECTION 29.         LIMITATION ON RECOURSE.......................................................................15

                      PARTNERSHIP INTEREST PLEDGE AGREEMENT

       PARTNERSHIP INTEREST PLEDGE AGREEMENT, dated as of July 28, 1999 (this "Agreement"), made by ORION POWER NEW YORK, L.P., a Delaware limited partnership ("Pledgor"), as the obligor hereunder, to BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

                              W I T N E S S E T H:

       WHEREAS, Pledgor is the sole limited partner of each of (a) Astoria Generating Company, L.P., a Delaware limited partnership, (b) Carr Street Generating Station, L.P., a Delaware limited partnership, and (c) Erie Boulevard Hydropower, L.P., a Delaware limited partnership, (each, an "Operating Company" and together, the "Operating Companies")

       WHEREAS, the Pledgor has entered into a Credit Agreement, dated as of July 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), with the Administrative Agent, Banc of America Securities LLC and Paribas, as lead arrangers (the "Lead Arrangers"), Bank of America, N.A., as Issuing Bank and the Lenders named on the signature pages thereto and from time to time parties thereto (the "Lenders") (all capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement), pursuant to which the Lenders have agreed, inter alia, to make available credit facilities to the Pledgor to finance a portion of the purchase price of the Portfolio Assets and to provide working capital availability to the Pledgor;

       WHEREAS, the Credit Agreement contemplates the execution, delivery and the implementation of this Agreement;

       WHEREAS, it is a condition precedent to the obligations of the Lenders under the Credit Agreement that this Agreement shall have been entered into by the parties hereto and shall have become unconditionally and fully effective in accordance with the terms hereof; and

       WHEREAS, the Pledgor, the Operating Companies, the Administrative Agent and the Lenders have entered into a Deposit Account Agreement, dated as of July 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Deposit Account Agreement"), providing for, among other things, the establishment of the Accounts and the application of the proceeds of the Collateral;

       NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lenders to enter into the Credit Agreement, to make available to the Pledgor such credit facilities and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees as follows:

       SECTION 1. Pledge; Assignment; Grant of Security Interest. Pledgor hereby pledges, hypothecates and assigns to the Administrative Agent, and hereby grants to the Administrative

Agent for the benefit of the Secured Parties, a pledge and assignment of, and a security interest in, all of its right, title and interest in and to the following (the "Collateral"):

       (a) All general and limited partnership interests now owned or hereafter acquired by Pledgor in and to each Operating Company (collectively, the "Partnership Interests") and the partnership agreements relating to each Operating Company (collectively, the "Partnership Agreements") and all rights related thereto, including, without limitation, (i) all rights of Pledgor as a general or limited partner, as the case may be, and all rights to receive distributions, cash, instruments and other property from time to time receivable or otherwise distributable in respect of any Partnership Interest or pursuant to any Partnership Agreement, (ii) all rights of Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any Partnership Interest or any Partnership Agreement, (iii) all claims of Pledgor for damages arising out of or for breach of or default under any Partnership Agreement, (iv) the right of Pledgor to terminate any Partnership Agreement, to perform and exercise consensual or voting rights thereunder and to compel performance and otherwise exercise all remedies thereunder, (v) all rights of Pledgor as a general or limited partner of any of the Operating Companies, to any property and assets of the Operating Companies (whether real property, inventory, equipment, contract rights, accounts, receivables, general intangibles, securities, instruments, chattel paper, documents, chooses in action or otherwise), and (vi) all certificates or instruments evidencing an ownership or partnership interest in the Operating Companies or their assets; and

       (b) to the extent not included in the foregoing, all proceeds of any and all of the foregoing (including, without limitation, proceeds that constitute property of the types described above).

       SECTION 2. Security for Secured Obligations. This Agreement secures the prompt and complete payment and performance of all of the Obligations (as defined in the Credit Agreement) of the Pledgor now or hereafter existing under the Financing Documents, when and as the same shall become due and payable (whether by acceleration or otherwise) in accordance with the terms thereof (collectively, the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Pledgor to the Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

       SECTION 3. Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (a) Pledgor shall remain liable under each Partnership Agreement and the other contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by any Secured Party of any of the rights hereunder shall not release Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) neither the Administrative Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral or otherwise by reason of this Agreement, nor shall the Administrative Agent or any Secured Party be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim assigned hereunder.



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

       SECTION 4. Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral at any time shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, upon the occurrence and continuance of an Event of Default, in its discretion and without notice to Pledgor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Collateral, subject only to compliance with Requirements of Law, the terms and conditions of the Credit Agreement and the revocable rights specified in Section 9(a). In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

       SECTION 5. [intentionally omitted].

       SECTION 6. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Pledgor or any substantial part of its property, or otherwise, all as though such payments had not been made.

       SECTION 7. Representations and Warranties. Pledgor represents and warrants as follows:

       (a) Pledgor (i) is duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own its property and assets, to borrow money and to transact the business in which it is presently engaged and in which it proposes to be engaged, (iii) has duly qualified and is authorized to do business and is in good standing in every jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary and (iv) is in full compliance with its Governing Documents, all material Contractual Obligations, all applicable material Requirements of Law and all material Governmental Approvals. As of the date hereof; (x) the Operating Companies are the only Subsidiaries of the Pledgor; and (y) Pledgor is the sole Limited Partner of each Operating Company.

       (b) The execution, delivery and performance by Pledgor of this Agreement and the consummation of the transactions contemplated hereby (i) are within its powers, (ii) have been duly authorized by all necessary partnership action, (iii) do not and will not contravene (A) its Governing Documents or (B) any material Requirement of Law, any material Contractual Obligation or any material Governmental Approval binding on or affecting it and (iv) does not and will not conflict with or be inconsistent with or result in any breach of any of the material terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except Permitted



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

Liens) upon any of its properties or assets pursuant to, the terms of any material Contractual Obligation binding on or affecting it.

       (c) Pledgor has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

       (d) No Governmental Approval or approval of any other Person (except such as have been duly obtained, made or given, and are in full force and effect) is required to authorize, or is required in connection with (i) the execution, delivery or performance of this Agreement by Pledgor or the consummation of any of the transactions contemplated hereby, (ii) the legality, validity, binding effect or enforceability of this Agreement or the perfection and maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement. All applicable waiting periods relating to any such Governmental Approval or other approval which are required and have been obtained have expired without any adverse action taken with respect thereto.

       (e) Each Partnership Agreement, true and complete copies of which have been furnished to the Administrative Agent, has been duly authorized, executed and delivered by Pledgor and is in full force and effect and is binding upon and enforceable against Pledgor in accordance with its terms. There exists no default under any Partnership Agreement.

       (f) This Agreement creates a valid security interest in the Collateral purported to be pledged and assigned by Pledgor hereunder securing the payment of the Secured Obligations.

       (g) Upon the filing of the financing statements (the "Financing Statements") referenced in Schedule I hereof under the Uniform Commercial Code as in effect in the State of Delaware (the "Delaware UCC"), the security interest is created hereby shall be perfected under the Delaware UCC, to the extent that the Collateral constitutes "general intangibles" (as defined in the Delaware UCC) and no further filings or other actions are necessary to perfect such security interest. Upon filing of such Financing Statements pursuant to the Delaware UCC, such security interests, as so perfected, are first priority security interests.

       (h) When any certificates or instruments evidencing the Collateral shall be delivered hereunder, and for so long as such certificates or instruments shall remain in the possession of the Administrative Agent in the State of New York or the State of North Carolina, the security interest in such Collateral created hereby shall be perfected under the Uniform Commercial Code as in effect in the State of New York (the "NY UCC") or the State of North Carolina, as applicable, and such security interest, as so perfected, will be a first priority security interest.

       (i) The security interest created by this Agreement in the Collateral described in clause (a) of Section 1 hereof has been registered in the name of the Administrative Agent in the register maintained for such purpose at the chief executive office and principal place of business



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

of each Operating Company, as applicable, and, to the extent that such Collateral constitutes "uncertificated securities" (as defined in the Delaware
UCC), such security interest is perfected under the Delaware UCC and, as so perfected, is a first priority security interest.

       (j) The chief place of business and chief executive office of Pledgor and the office where Pledgor keeps its records concerning the Collateral is set forth under its name on the signature page hereof.

       (k) Pledgor is the legal and beneficial owner of the Collateral purported to be pledged and assigned by it hereunder, free and clear of any Lien, other than Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral has been executed or authorized by Pledgor or, is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to this Agreement. Pledgor has no trade name.

       (l) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

       (m) No part of the Collateral is subject to the terms of any agreement restricting the sale or transfer of such Collateral, except for the Partnership Agreements and the Financing Documents.

       (n) There is no (i) injunction, writ, preliminary restraining order or order of any nature issued by an arbitrator, court or other Governmental Authority against Pledgor in connection with the transactions provided for herein, or (ii) action, suit, arbitration, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority pending against Pledgor or, to Pledgor's knowledge, threatened against Pledgor which would reasonably be expected to materially adversely affect the right or ability of Pledgor to fulfill its obligations under this Agreement.

       (o) Pledgor has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

       SECTION 8. Further Assurances. (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Administrative Agent may reasonably request, in order to perfect and protect the pledge, assignment, hypothecation and security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Administrative Agent may reasonably request, in order to perfect and preserve the assignment, hypothecation and security interest granted or purported to be granted hereby; and (ii) mark conspicuously, at the request of the Administrative Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the



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

Administrative Agent, indicating that the Partnership Agreements and such chattel paper have been assigned and are subject to the security interest pursuant hereto.

       (b) Pledgor hereby further authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

       SECTION 9. Voting Rights; Distributions, Etc. (a) So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive, subject to the terms of and as contemplated by the terms of the Deposit Account Agreement, all payments and other distributions receivable by it under any Partnership Agreement, and shall be entitled to exercise any and all management, voting and other partnership rights pertaining to any Collateral including but not limited to any partnership interest or Partnership Agreements for any purpose not inconsistent with the terms of this Agreement or any other Financing Document; provided, however, that Pledgor shall exercise, or refrain from exercising, any such right if such action or inaction would have a material adverse effect on the attachment, perfection, creation or priority of the security interest in the Collateral or any part thereof as herein granted.

       (b) Pledgor's right to receive and retain any and all distributions in respect of the Collateral purported to be pledged and assigned by it hereunder shall be further limited as follows:

              (i) distributions other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any such Collateral, and

              (ii) distributions paid or payable in cash in respect of any such Collateral in connection with a partial or total liquidation or dissolution of any of the Operating Companies,

shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of Pledgor and be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement or assignment).

       (c)    Upon the occurrence and during the continuance of an Event of
Default:

              (i) Immediately upon Pledgor's receipt of written notice from the Administrative Agent that the Administrative Agent intends to act pursuant to this clause (c)(i), all rights of Pledgor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise shall thereupon become exercisable by the Administrative Agent, acting in good faith, who shall have the sole right to exercise or refrain from exercising such voting and other consensual rights unless and until such Event of Default ceases to exist.

              (ii) All rights of Pledgor to receive the distributions which it would otherwise be authorized to receive and retain, pursuant to
              Section 9(a) and (b), above, shall become exercisable by the Administrative Agent who shall thereupon have the sole right to receive and hold as Collateral such distributions unless and until such Event of Default ceases to exist.

              (iii) All distributions which are received by Pledgor contrary to the provisions of clause (ii), above, shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement) for application pursuant to Section 17.

       SECTION 10. Place of Perfection; Records. Pledgor shall keep its place of business and chief executive office and the office where it keeps its records concerning the Collateral, and original copies of each Partnership Agreement and of all other chattel paper which evidence the Collateral, at its address specified on the signature pages hereof; or, upon 30 days' prior written notice to the Administrative Agent, at such other location in a jurisdiction where all action required by Section 8 shall have been taken with respect to the Collateral. Pledgor will hold and preserve such records and will permit representatives of the Administrative Agent at any time, upon reasonable prior notice, during normal business hours to inspect and make abstracts from such records.

       SECTION 11. As to the Partnership Agreements. (a) Pledgor shall at its expense perform and observe all the terms and provisions to be performed or observed by it under each Partnership Agreement, maintain each Partnership Agreement in full force and effect, enforce each Partnership Agreement in accordance with its terms, and take all such action to such end as may be from time to time reasonably requested by the Administrative Agent.

       (b)    Pledgor shall not:

              (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, or create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the pledge, assignment, hypothecation and security interest created by this Agreement and Permitted Liens;

              (ii) cancel or terminate any Partnership Agreement or consent to or accept any cancellation or termination thereof;

              (iii) amend or otherwise modify in a material respect any Partnership Agreement; or

              (iv) waive any material default under or material breach of any Partnership Agreement.

       SECTION 12. Covenants. Pledgor covenants and agrees that so long as any Lender shall have any Commitment outstanding and until the Notes, together with interest, and all other Secured Obligations are indefeasibly paid in full, unless the Administrative Agent shall otherwise consent in writing, Pledgor:

       (a) Bankruptcy. Will not file a voluntary petition or otherwise initiate proceedings to have any Operating Company adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against any Operating Company, or file a petition seeking or consenting to reorganization or relief of any Operating Company as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to any Operating Company; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of any Operating Company or of all or any substantial part of the properties and assets of any Operating Company, or make any general assignment for the benefit of creditors of any Operating Company, or admit in writing the inability of any Operating Company to pay its debts generally as they become due or declare or effect a moratorium on the debt of any Operating Company or take any action in furtherance of any action; and

       (b) Operations Matters. Will conduct its business and operations, in accordance with the following provisions:

              (i) maintain books and records, separate from those of any other Person;

              (ii) except as may be expressly contemplated or required by the Deposit Account Agreement, maintain its bank accounts and all its other assets separate from those of any other Person;

              (iii) hold regular partnership meetings, as appropriate, to conduct the business of each Operating Company, and observe all other partnership formalities in respect of each of the Operating Companies;

              (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other Person;

              (v) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group;

              (vi) allocate and charge fairly and reasonably any common employee or overhead shared with affiliates;

              (vii) transact all business with affiliates on an arm's-length basis and to enter into transactions with affiliates on an arm's-length basis;

              (viii) conduct business in its own name;

              (ix) to correct any misunderstanding regarding its separate identity of which the Pledgor has actual knowledge;

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

              (x) not to identify itself in writing as a division of any other Person; and

              (xi) to maintain adequate capital in light of its contemplated business operations.

         SECTION 13. Administrative Agent. Bank of America, N.A. has been appointed by the Secured Parties to act as the Administrative Agent hereunder. Pledgor hereby appoints the Administrative Agent as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Administrative Agent's discretion at any time that an Event of Default shall have occurred and be continuing, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to ask, demand, collect, sue for, recover, compound, receive and give acceptance and receipts for moneys due and to become due under or in connection with the Collateral, to receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection therewith, and to file any claims or take any action or institute any proceedings which the Administrative Agent may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of any Partnership Agreement. Such appointment is coupled with an interest and is irrevocable.

       SECTION 14. Administrative Agent May Perform. If Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by Pledgor under Section 20(b).

       SECTION 15. The Administrative Agent's Duties. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral and no such duties shall be implied as arising hereunder.

       SECTION 16. Remedies. If any Event of Default shall have occurred and be continuing, subject to Section 9 and compliance with Requirements of Law:

       (a) The Administrative Agent may exercise any and all rights and remedies of Pledgor under or in connection with any Partnership Agreement, the Partnership Interests or otherwise in respect of the Collateral, including, without limitation, any and all rights of Pledgor to demand or otherwise require payment of any amount under, or performance of any provision of, any Partnership Agreement and all rights of Pledgor to control the operation of the Operating Companies.

       (b) All payments received by Pledgor under or in connection with any Partnership Agreement, the Partnership Interests, or otherwise in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of Pledgor



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

and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement).

       (c) Any Collateral repossessed by the Administrative Agent under or pursuant to this Section 16 or any other provision hereof, and any other Collateral whether or not so repossessed by the Administrative Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Administrative Agent may, upon written direction in compliance with any mandatory requirements of any Requirement of Law, determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding permitted by such requirements shall be made upon not less than 10 days' written notice to Pledgor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Pledgor or any nominee of Pledgor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. To the extent permitted by Requirements of Law, the Administrative Agent on behalf of the Lenders may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section 16. If, under mandatory requirements of any Requirement of Law, the Administrative Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to Pledgor as hereinabove specified, the Administrative Agent need give Pledgor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of any Requirement of Law.

       (d) All payments made under or in connection with, or proceeds realized from, any Partnership Agreement, the Partnership Interests, or otherwise in respect of the Collateral and received by the Administrative Agent shall be applied in whole or in part by the Administrative Agent against, all or any part of the Secured Obligations in accordance with the terms of the Deposit Account Agreement. Any surplus of such payments held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to Pledgor or to whomsoever else may be lawfully entitled to receive such surplus.

       (e) Waiver of Claims. Except as otherwise provided in this Agreement, PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT TAKING POSSESSION OR THE ADMINISTRATIVE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, IN EACH CASE AS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION OF ANY SUCH JURISDICTION, and Pledgor hereby further waives:



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

              (i) all damages occasioned by such taking of possession except any damages which are the direct result of the gross negligence or willful misconduct of either of the Administrative Agent or any Person acting on its behalf or instruction;

              (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent's rights hereunder; and

              (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Requirements of Law in order to prevent or delay the enforcement of this Agreement (including, without limitation, any right to claim that such enforcement should be stayed pending the outcome of any other action or proceeding (including any arbitration proceeding)) or the absolute sale of the Collateral or any portion thereof, and Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such Requirements of Law.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall, to the extent permitted by Requirements of Law, operate to divest all right, title, interest, claim and demand, either at law or in equity, of Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under Pledgor.

       SECTION 17. Application of Proceeds. Notwithstanding any other provision of this Agreement, all moneys collected by the Administrative Agent upon any sale or other disposition of the Collateral pursuant to Section 16, together with all other moneys received by the Administrative Agent hereunder, shall be applied in accordance with the Deposit Account Agreement.

       SECTION 18. Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Secured Party in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between Pledgor and the Administrative Agent or any Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Secured Party would otherwise have. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Secured Party to any other or further action in any circumstances without notice or demand.

       SECTION 19. Discontinuance of Proceedings. In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by



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

foreclosure, sale or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case Pledgor, the Administrative Agent and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Administrative Agent shall continue as if no such proceeding had been instituted.

       SECTION 20. Indemnity and Expenses. (a) Pledgor agrees to indemnify and hold harmless the Administrative Agent and each Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from the Collateral or Pledgor's pledge and assignment under this Agreement (including, without limitation, enforcement against Pledgor of this Agreement), except claims, losses or liabilities resulting from the Administrative Agent's or any Secured Party's gross negligence or willful misconduct.

       (b) Pledgor will upon demand pay to the Administrative Agent or any Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Administrative Agent or any Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the sale of, collection from, or other realization upon, any of the Collateral of Pledgor, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Administrative Agent or any Secured Party hereunder against Pledgor or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

       SECTION 21. Security Interest Absolute. The obligations of Pledgor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against Pledgor to enforce this Agreement, irrespective of whether any other action is brought against the Pledgor, any other pledgor or any guarantor of the Secured Obligations or whether the Pledgor, any other pledgor or any guarantor of the Secured Obligations is joined in any such action or actions. All rights of the Administrative Agent and the assignment, hypothecation and security interest hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional, to the extent permitted by applicable law, irrespective of:

       (a) any lack of validity or enforceability of this Agreement, the Credit Agreement, any other Financing Document or any other agreement or instrument relating to any thereof, the absence of any action to enforce the same, any release of any Borrower Entity or Pledgor, the recovery of any judgment against any Borrower Entity or Pledgor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Pledgor;

       (b) any occurrence or condition whatsoever, including without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations of any Borrower Entity or Pledgor contained in this Agreement, the Credit Agreement or any other Financing Document, (ii) any impairment,




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

modification, release or limitation of the liability of any Borrower Entity or Pledgor or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable bankruptcy law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by Pledgor, the Administrative Agent or any other Secured Party of any rights or remedies, (iv) the assignment or the purported assignment of any property as security for the Secured Obligations, including all or any part of the rights of Pledgor under this Agreement, (v) the extension of the time for payment by any Borrower Entity or any other guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any Financing Document or of the time for performance by any Borrower Entity or Pledgor of any other obligations under or arising out of any terms or provisions or the extension of the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of any Borrower Entity or Pledgor set forth in any Financing Document, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting any Borrower Entity or Pledgor or any of their respective assets, or the disaffirmancy of this Agreement or any Financing Document in any such proceeding, (viii) the release or discharge of any Borrower Entity or Pledgor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of this Agreement or any Financing Document or (x) any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor; or

       (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Secured Obligations.

       SECTION 22. Amendment; Waiver. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be undertaken and accomplished in accordance with the requirements of Section 9.02 of the Credit Agreement. No delay on the part of any Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Secured Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

       SECTION 23. Addresses for Notices. All notices, requests and other communications to Pledgor or the Administrative Agent shall be in writing (including bank wire, cable, telex, telecopy or similar teletransmission or writing) and shall be given, in the case of Pledgor to its address, or telex, cable or telecopy number set forth on the signature page hereof, and in the case of the Administrative Agent, to it at its address, or telex, cable or telecopy number set forth in Annex II to the Credit Agreement or such other address or telex, cable or telecopy number as each party may hereafter specify by notice to such other party. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified on the signature page hereof or in Annex II, as the case may be, and the appropriate answerback is received, (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof or in Annex II, as the case may be, and receipt thereof is confirmed in writing, or (iii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified on the signature page hereof or in Annex II, as the case may be.

       SECTION 24. Continuing Assignment, Pledge and Security Interest, Transfer of Note. This Agreement shall create a continuing pledge, assignment of, hypothecation of and security interest in the Collateral and shall (i) remain in full force and effect until no Lender shall have any Commitment outstanding, and until the Notes, together with interest, and all other Secured Obligations are indefeasibly paid in full, (ii) be binding upon Pledgor, its successors and assigns, provided, that Pledgor may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of each Lender, and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent, the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
(iii), any Secured Party may assign or otherwise transfer all or any portion of its rights in the Secured Obligations to the extent and in the manner provided in the Credit Agreement, and such assignee shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon the indefeasible payment in full of the Secured Obligations and the expiration or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, the Administrative Agent will, at Pledgor's expense, execute and deliver to Pledgor such documents including UCC termination statements as Pledgor shall reasonably request to evidence such termination.

       SECTION 25. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

       SECTION 26. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY SUCH REQUIREMENT OF LAWS THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. UNLESS OTHERWISE DEFINED HEREIN OR IN THE CREDIT AGREEMENT, TERMS USED IN ARTICLE 9 OF THE NY UCC ARE USED HEREIN AS THEREIN DEFINED. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR AND EACH SECURED PARTY IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

       SECTION 27. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) PLEDGOR AND EACH SECURED PARTY AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT PLEDGOR AND EACH SECURED PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. PLEDGOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

       (b) PLEDGOR AND THE SECURED PARTIES EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

       SECTION 28. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

       SECTION 29. Limitation on Recourse. The obligations of Pledgor hereunder are obligations solely of Pledgor and shall not constitute a debt or obligation of any direct or indirect partner or shareholder of Pledgor or any of their respective directors, officers, agents or employees (each such Person, a "Non-Recourse Party"). No Non-Recourse Party shall be liable for any amount payable by Pledgor under this Agreement and the Secured Parties shall not seek a money judgment or deficiency or personal judgment against any Non-Recourse Party for payment of the indebtedness payable by Pledgor evidenced by this Agreement. No property or assets of any Non-Recourse Party, other than as contemplated in the Financing Documents, shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought against Pledgor with respect to this Agreement or the other Financing Documents. The foregoing acknowledgments, agreements and waivers shall be enforceable by any Non-Recourse Party. Notwithstanding the foregoing, nothing in this Section shall limit or affect or be construed to limit or affect the obligations and liabilities of any Credit Party or any other Non-Recourse Party (a) in accordance with the terms of any Transaction Document or Financing Document creating such liabilities and obligations to which such Credit Party or Non-Recourse Party is a party, (b) arising from liability pursuant to applicable Requirements of Law for such Credit Party's or such Non-Recourse Party's fraudulent actions, knowing misrepresentations or willful misconduct or (c) with respect to amounts distributed to it in violation of Section 6.10 of the Credit Agreement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                 ORION POWER NEW YORK, L.P.

                                 By: Orion Power New York GP, Inc.,
                                        its general partner


                                 By:
                                      --------------------------------
                                        Name:
                                              ------------------------
                                        Title:
                                               -----------------------

                                 Address for Notices:
                                 7 East Redwood Street
                                 10th Floor
                                 Baltimore, Maryland  21202
                                 Attn: Vice President - Asset Management
                                 Telephone:  (877) 976-7466
                                 Telecopier: (410) 234-0994

                                 With a copy to:

                                 Orion Power Holdings, Inc.
                                 7 East Redwood Street
                                 10th Floor
                                 Baltimore, Maryland  21202
                                 Attn: Chief Legal Officer


                                 BANK OF AMERICA, N.A.
                                 not in its individual capacity,
                                 but solely as Administrative Agent

                                 By:
                                      --------------------------------
                                        Name:
                                              ------------------------
                                        Title:
                                                ----------------------

                                                                         ANNEX I
                                                                              TO
                                           PARTNERSHIP INTEREST PLEDGE AGREEMENT


                              Partnership Interests
                              ---------------------













                             Partnership Agreements
                             ----------------------

                                                                     EXHIBIT J 3
                                                             TO CREDIT AGREEMENT



--------------------------------------------------------------------------------



                      PARTNERSHIP INTEREST PLEDGE AGREEMENT

                                     made by

                          ORION POWER NEW YORK LP, INC.



                                       to

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent

                          Dated as of: July 28, 1999

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

SECTION 1.          PLEDGE; ASSIGNMENT; GRANT OF SECURITY INTEREST................................................1

SECTION 2.          SECURITY FOR SECURED OBLIGATIONS..............................................................2

SECTION 3.          PLEDGOR REMAINS LIABLE........................................................................2

SECTION 4.          DELIVERY OF COLLATERAL........................................................................3

SECTION 5.          NO SUBROGATION................................................................................3

SECTION 6.          REINSTATEMENT.................................................................................3

SECTION 7.          REPRESENTATIONS AND WARRANTIES................................................................3

SECTION 8.          FURTHER ASSURANCES............................................................................5

SECTION 9.          VOTING RIGHTS; DISTRIBUTIONS, ETC.............................................................6

SECTION 10.         PLACE OF PERFECTION; RECORDS..................................................................7

SECTION 11.         AS TO THE PARTNERSHIP AGREEMENT...............................................................7

SECTION 12.         COVENANTS.....................................................................................8

SECTION 13.         ADMINISTRATIVE AGENT.........................................................................10

SECTION 14.         ADMINISTRATIVE AGENT MAY PERFORM.............................................................10

SECTION 15.         THE ADMINISTRATIVE AGENT'S DUTIES............................................................10

SECTION 16.         REMEDIES.....................................................................................10

SECTION 17.         APPLICATION OF PROCEEDS......................................................................12

SECTION 18.         REMEDIES CUMULATIVE..........................................................................12

SECTION 19.         DISCONTINUANCE OF PROCEEDINGS................................................................12

SECTION 20.         INDEMNITY AND EXPENSES.......................................................................13

SECTION 21.         SECURITY INTEREST ABSOLUTE...................................................................13

SECTION 22.         AMENDMENT; WAIVER............................................................................14

SECTION 23.         ADDRESSES FOR NOTICES........................................................................14

SECTION 24.         CONTINUING ASSIGNMENT, PLEDGE AND SECURITY INTEREST, TRANSFER OF NOTE........................15

SECTION 25.         SEVERABILITY.................................................................................15

SECTION 26.         GOVERNING LAW; TERMS.........................................................................15

SECTION 27.         CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL................................................16

SECTION 28.         EXECUTION IN COUNTERPARTS....................................................................16

SECTION 29.         LIMITATION ON RECOURSE.......................................................................16

                      PARTNERSHIP INTEREST PLEDGE AGREEMENT

         PARTNERSHIP INTEREST PLEDGE AGREEMENT, dated as of July 28, 1999 (this "Agreement"), made by ORION POWER NEW YORK LP, INC., a Delaware corporation ("Pledgor"), as the obligor hereunder, to BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

                              W I T N E S S E T H:

         WHEREAS, Pledgor is the sole limited partner of Orion Power New York, L.P., a Delaware limited partnership (the "Borrower");

         WHEREAS, the Borrower has entered into a Credit Agreement, dated as of July 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), with the Administrative Agent, Banc of America Securities LLC and Paribas, as lead arrangers (the "Lead Arrangers"), Bank of America, N.A., as Issuing Bank and the Lenders named on the signature pages thereto and from time to time parties thereto (the "Lenders") (all capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement), pursuant to which the Lenders have agreed, inter alia, to make available credit facilities to the Borrower to finance a portion of the purchase price of the Portfolio Assets and to provide working capital availability to the Borrower;

         WHEREAS, the Credit Agreement contemplates the execution, delivery and the implementation of this Agreement;

         WHEREAS, it is a condition precedent to the obligations of the Lenders under the Credit Agreement that this Agreement shall have been entered into by the parties hereto and shall have become unconditionally and fully effective in accordance with the terms hereof; and

         WHEREAS, the Borrower Entities, the Administrative Agent and the Lenders have entered into a Deposit Account Agreement, dated as of July 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Deposit Account Agreement"), providing for, among other things, the establishment of the Accounts and the application of the proceeds of the Collateral;

         NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lenders to enter into the Credit Agreement, to make available to the Borrower such credit facilities and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees as follows:

         SECTION 1. Pledge; Assignment; Grant of Security Interest. Pledgor hereby pledges, hypothecates and assigns to the Administrative Agent, and hereby grants to the Administrative

Agent for the benefit of the Secured Parties, a pledge and assignment of, and a security interest in, all of its right, title and interest in and to the following (the "Collateral"):

         (a) All general and limited partnership interests now owned or hereafter acquired by Pledgor in and to the Borrower (collectively, the "Partnership Interests") and the partnership agreement relating to the Borrower (the "Partnership Agreement") and all rights related thereto, including, without limitation, (i) all rights of Pledgor as a general or limited partner, as the case may be, and all rights to receive distributions, cash, instruments and other property from time to time receivable or otherwise distributable in respect of any Partnership Interest or pursuant to the Partnership Agreement,
(ii) all rights of Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any Partnership Interest or the Partnership Agreement, (iii) all claims of Pledgor for damages arising out of or for breach of or default under the Partnership Agreement, (iv) the right of Pledgor to terminate the Partnership Agreement, to perform and exercise consensual or voting rights thereunder and to compel performance and otherwise exercise all remedies thereunder, (v) all rights of Pledgor as a general or limited partner of the Borrower, to any property and assets of the Borrower (whether real property, inventory, equipment, contract rights, accounts, receivables, general intangibles, securities, instruments, chattel paper, documents, chooses in action or otherwise), and (vi) all certificates or instruments evidencing an ownership or partnership interest in the Borrower or its assets; and

         (b) to the extent not included in the foregoing, all proceeds of any and all of the foregoing (including, without limitation, proceeds that constitute property of the types described above).

         SECTION 2. Security for Secured Obligations. This Agreement secures the prompt and complete payment and performance of (a) all Obligations of the Borrower now or hereafter existing under the Financing Documents, (b) all obligations of each Subsidiary of the Borrower under the Subsidiary Guarantee and (c) the due performance and compliance of all other obligations of any Borrower Entity under any of the Financing Documents (collectively, the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Borrower to the Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

         SECTION 3. Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (a) Pledgor shall remain liable under the Partnership Agreement and the other contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by any Secured Party of any of the rights hereunder shall not release Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) neither the Administrative Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral or otherwise by reason of this Agreement, nor shall the Administrative Agent or any Secured Party be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim assigned hereunder.

         SECTION 4. Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral at any time shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, upon the occurrence and continuance of an Event of Default, in its discretion and without notice to Pledgor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Collateral, subject only to compliance with Requirements of Law, the terms and conditions of the Credit Agreement and the revocable rights specified in Section 9(a). In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

         SECTION 5. No Subrogation. Pledgor shall not exercise any rights which it may acquire by way of subrogation under this Agreement, by any payments made hereunder or otherwise, until all Secured Obligations shall have been indefeasibly paid in full and all Commitments have been terminated. If any amount shall be paid to Pledgor on account of such subrogation rights at any time when all Secured Obligations shall not have been indefeasibly paid in full (whether pursuant to a claim in any bankruptcy or similar proceeding or otherwise) or when any Commitment shall remain outstanding, such amount shall be held in trust for the benefit of the Administrative Agent and the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Secured Obligations, whether matured or unmatured, in accordance with Section 17.

         SECTION 6. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Pledgor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         SECTION 7. Representations and Warranties. Pledgor represents and warrants as follows:

         (a) Pledgor (i) is duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own its property and assets, to borrow money and to transact the business in which it is presently engaged and in which it proposes to be engaged, (iii) has duly qualified and is authorized to do business and is in good standing in every jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary and (iv) is in full compliance with its Governing Documents, all material Contractual Obligations, all applicable material Requirements of Law and all material Governmental Approvals. As of the date hereof, Pledgor is the sole Limited Partner of the Borrower.

         (b) The execution, delivery and performance by Pledgor of this Agreement and the consummation of the transactions contemplated hereby (i) are within its powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not and will not contravene (A) its Governing Documents or (B) any material Requirement of Law, any material Contractual Obligation or any material Governmental Approval binding on or affecting it and (iv) does not and will not conflict with or be inconsistent with or result in any breach of any of the material terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except Permitted Liens) upon any of its properties or assets pursuant to, the terms of any material Contractual Obligation binding on or affecting it.

         (c) Pledgor has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

         (d) No Governmental Approval or approval of any other Person (except such as have been duly obtained, made or given, and are in full force and effect) is required to authorize, or is required in connection with (i) the execution, delivery or performance of this Agreement by Pledgor or the consummation of any of the transactions contemplated hereby, (ii) the legality, validity, binding effect or enforceability of this Agreement or the perfection and maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement. All applicable waiting periods relating to any such Governmental Approval or other approval which are required and have been obtained have expired without any adverse action taken with respect thereto.

         (e) The Partnership Agreement, a true and complete copy of which has been furnished to the Administrative Agent, has been duly authorized, executed and delivered by Pledgor and is in full force and effect and is binding upon and enforceable against Pledgor in accordance with its terms. There exists no default under the Partnership Agreement.

         (f) This Agreement creates a valid security interest in the Collateral purported to be pledged and assigned by Pledgor hereunder securing the payment of the Secured Obligations.

         (g) Upon the filing of the financing statements (the "Financing Statements") referenced in Schedule I hereof under the Uniform Commercial Code as in effect in the State of Delaware (the "Delaware UCC"), the security interest is created hereby shall be perfected under the Delaware UCC, to the extent that the Collateral constitutes "general intangibles" (as defined in the Delaware UCC) and no further filings or other actions are necessary to perfect such security interest. Upon filing of such Financing Statements pursuant to the Delaware UCC, such security interests, as so perfected, are first priority security interests.

         (h) When any certificates or instruments evidencing the Collateral shall be delivered hereunder, and for so long as such certificates or instruments shall remain in the possession of the Administrative Agent in the State of New York or the State of North Carolina, the security interest in such Collateral created hereby shall be perfected under the Uniform Commercial Code as in effect in the State of New York (the "NY UCC") or the State of North Carolina, as applicable, and such security interest, as so perfected, will be a first priority security interest.

         (i) The security interest created by this Agreement in the Collateral described in clause (a) of Section 1 hereof has been registered in the name of the Administrative Agent in the register maintained for such purpose at the chief executive office and principal place of business of the Borrower, and, to the extent that such Collateral constitutes "uncertificated securities" (as defined in the Delaware UCC), such security interest is perfected under the Delaware UCC and, as so perfected, is a first priority security interest.

         (j) The chief place of business and chief executive office of Pledgor and the office where Pledgor keeps its records concerning the Collateral is set forth under its name on the signature page hereof.

         (k) Pledgor is the legal and beneficial owner of the Collateral purported to be pledged and assigned by it hereunder, free and clear of any Lien, other than Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral has been executed or authorized by Pledgor or, is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to this Agreement. Pledgor has no trade name.

         (l) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

         (m) No part of the Collateral is subject to the terms of any agreement restricting the sale or transfer of such Collateral, except for the Partnership Agreement and the Financing Documents.

         (n) There is no (i) injunction, writ, preliminary restraining order or order of any nature issued by an arbitrator, court or other Governmental Authority against Pledgor in connection with the transactions provided for herein, or (ii) action, suit, arbitration, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority pending against Pledgor or, to Pledgor's knowledge, threatened against Pledgor which would reasonably be expected to materially adversely affect the right or ability of Pledgor to fulfill its obligations under this Agreement.

         (o) Pledgor has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

         SECTION 8. Further Assurances. (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Administrative Agent may reasonably request, in order to perfect and protect the pledge, assignment, hypothecation and security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

Without limiting the generality of the foregoing, Pledgor will (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Administrative Agent may reasonably request, in order to perfect and preserve the assignment, hypothecation and security interest granted or purported to be granted hereby; and (ii) mark conspicuously, at the request of the Administrative Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Administrative Agent, indicating that the Partnership Agreement and such chattel paper have been assigned and are subject to the security interest pursuant hereto.

         (b) Pledgor hereby further authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         SECTION 9. Voting Rights; Distributions, Etc. (a) So long as no Event of Default shall have occurred and be continuing, but subject, nevertheless, at all times to the restrictions imposed by Section 6.10 of the Credit Agreement and by subsection (b) below, Pledgor shall be entitled to receive free and clear of the interest of the Administrative Agent granted under this Agreement all payments and other distributions receivable by it under the Partnership Agreement that are Distributions expressly permitted by the Deposit Account Agreement and the Credit Agreement, and shall be entitled to exercise any and all management, voting and other partnership rights pertaining to any Collateral including but not limited to any partnership interest or the Partnership Agreement in the Borrower for any purpose not inconsistent with the terms of this Agreement or any other Financing Document; provided, however, that Pledgor shall exercise, or refrain from exercising, any such right if such action or inaction would have a material adverse effect on the attachment, perfection, creation or priority of the security interest in the Collateral or any part thereof as herein granted.

         (b) Pledgor's right to receive and retain any and all distributions in respect of the Collateral purported to be pledged and assigned by it hereunder shall be further limited as follows:

                  (i) distributions other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any such Collateral, and

                  (ii) distributions paid or payable in cash in respect of any such Collateral in connection with a partial or total liquidation or dissolution of the Borrower,

shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of Pledgor and be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement or assignment).

         (c)      Upon the occurrence and during the continuance of an Event of
Default:

                  (i) Immediately upon Pledgor's receipt of written notice from the Administrative Agent that the Administrative Agent intends to act pursuant to this clause (c)(i), all rights of Pledgor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise shall thereupon become exercisable by the Administrative Agent, acting in good faith, who shall have the sole right to exercise or refrain from exercising such voting and other consensual rights unless and until such Event of Default ceases to exist.

                  (ii) All rights of Pledgor to receive the distributions which it would otherwise be authorized to receive and retain, pursuant to Section 9(a) and (b), above, shall become exercisable by the Administrative Agent who shall thereupon have the sole right to receive and hold as Collateral such distributions unless and until such Event of Default ceases to exist.

                  (iii) All distributions which are received by Pledgor contrary to the provisions of clause (ii), above, shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement) for application pursuant to Section 17.

         SECTION 10. Place of Perfection; Records. Pledgor shall keep its place of business and chief executive office and the office where it keeps its records concerning the Collateral, and original copies of the Partnership Agreement and of all other chattel paper which evidence the Collateral, at its address specified on the signature pages hereof; or, upon 30 days' prior written notice to the Administrative Agent, at such other location in a jurisdiction where all action required by Section 8 shall have been taken with respect to the Collateral. Pledgor will hold and preserve such records and will permit representatives of the Administrative Agent at any time, upon reasonable prior notice, during normal business hours to inspect and make abstracts from such records.

         SECTION 11. As to the Partnership Agreement. (a) Pledgor shall at its expense perform and observe all the terms and provisions to be performed or observed by it under the Partnership Agreement, maintain the Partnership Agreement in full force and effect, enforce the Partnership Agreement in accordance with its terms, and take all such action to such end as may be from time to time reasonably requested by the Administrative Agent.

         (b)      Pledgor shall not:

                  (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, or create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the pledge, assignment, hypothecation and security interest created by this Agreement and Permitted Liens;

                  (ii) cancel or terminate the Partnership Agreement or consent to or accept any cancellation or termination thereof;

                  (iii) amend or otherwise modify in a material respect the Partnership Agreement; or

                  (iv) waive any material default under or material breach of the Partnership Agreement.

         SECTION 12. Covenants. Pledgor covenants and agrees that so long as any Lender shall have any Commitment outstanding and until the Notes, together with interest, and all other Secured Obligations are indefeasibly paid in full, unless the Administrative Agent shall otherwise consent in writing, Pledgor:

         (a) Maintenance of Register. Will cause the Borrower to maintain at all times a register at its chief place of business and chief executive office in which the security interest in the Collateral granted hereby to the Administrative Agent, to the extent that the same constitutes "uncertificated securities" (as defined in the Delaware UCC), shall be evidenced.

         (b) Preservation of Existence, Etc. Will preserve and maintain, and will cause the Borrower to preserve and maintain, its lawful existence, rights (charter and statutory), and franchises.

         (c) Compliance with Law. Will comply with all material Requirements of Law and material Governmental Approvals applicable to it, except when any such Requirement of Law or Governmental Approval is being contested in good faith and by appropriate proceedings and for which Acceptable Reserves have been established.

         (d) Change in Nature of Business. Will not engage in any business other than being a limited partner of the Borrower.

         (e) Jurisdiction of Organization. Will cause the Borrower at all times to be a limited partnership organized under the laws of the State of Delaware.

         (f) Bankruptcy. Will not file a voluntary petition or otherwise initiate proceedings to have the Borrower adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Borrower, or file a petition seeking or consenting to reorganization or relief of the Borrower as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to the Borrower; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Borrower or of all or any substantial part of the properties and assets of the Borrower, or make any general assignment for the benefit of creditors of the Borrower, or admit in writing the inability of the Borrower to pay its debts generally as they become due or declare or effect a moratorium on the debt of the Borrower or take any action in furtherance of any action;

         (g) Taxes. Will pay and discharge or cause to be paid or discharged all taxes, assessments and governmental charges or levies lawfully imposed upon it or upon any of its respective income or profits or upon any of the Portfolio Assets or the Collateral and all lawful claims or obligations that, if unpaid, would become a Lien upon the Collateral (as defined in the Credit Agreement), whether real or personal, the Collateral (as defined in this Agreement) or upon any part thereof. The Pledgor shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment, charge or levy by proper proceedings, and may permit the taxes, assessments, charges or levies so contested to remain unpaid during the period of such contest if: (a) the Pledgor diligently prosecutes such contest in good faith and by appropriate proceedings and has established Acceptable Reserves; (b) during the period of such contest, the enforcement of any contested item is effectively stayed; and (c) the failure to pay or comply with the contested item could not reasonably be expected to result in a material adverse effect on the Collateral.

         (h) Operations Matters. Will conduct its business and operations in accordance with the following provisions:

                  (i) maintain books and records, separate from those of any other Person;

(ii)

                  (iii) except as may be expressly contemplated or required by the Deposit Account Agreement, maintain its bank accounts and all its other assets separate from those of any other Person;

(iv)

                  (v) hold regular partnership meetings, as appropriate, to conduct the business of the Borrower, and observe all other partnership formalities in respect of each of the Borrower;

                  (vi) hold itself out to creditors and the public as a legal entity separate and distinct from any other Person;

                  (vii) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group;

                  (viii) allocate and charge fairly and reasonably any common employee or overhead shared with affiliates;

                  (ix) transact all business with affiliates on an arm's length basis and to enter into transactions with affiliates on an arm's length basis;

                  (x) conduct business in its own name;

                  (xi) to correct any misunderstanding regarding its separate identity of which the Pledgor has actual knowledge;

                  (xii) not to identify itself in writing as a division of any other Person; and

                  (xiii) to maintain adequate capital in light of its contemplated business operations.

         (i) Assets. Will not own or acquire any asset other than the Collateral and Distributions permitted by the Financing Documents.

         (j) Indebtedness. Will not incur Indebtedness other than Permitted Indebtedness.

         SECTION 13. Administrative Agent. Bank of America, N.A. has been appointed by the Secured Parties to act as the Administrative Agent hereunder. Pledgor hereby appoints the Administrative Agent as Pledgor's attorney in fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Administrative Agent's discretion at any time that an Event of Default shall have occurred and be continuing, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to ask, demand, collect, sue for, recover, compound, receive and give acceptance and receipts for moneys due and to become due under or in connection with the Collateral, to receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection therewith, and to file any claims or take any action or institute any proceedings which the Administrative Agent may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of the Partnership Agreement. Such appointment is coupled with an interest and is irrevocable.

         SECTION 14. Administrative Agent May Perform. If Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by Pledgor under Section 20(b).

         SECTION 15. The Administrative Agent's Duties. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral and no such duties shall be implied as arising hereunder.

         SECTION 16. Remedies. If any Event of Default shall have occurred and be continuing, subject to Section 9 and compliance with Requirements of Law:

         (a) The Administrative Agent may exercise any and all rights and remedies of Pledgor under or in connection with the Partnership Agreement, the Partnership Interests or otherwise in respect of the Collateral, including, without limitation, any and all rights of Pledgor to demand or otherwise require payment of any amount under, or performance of any provision of, the Partnership Agreement and all rights of Pledgor to control the operation of the Borrower.

         (b) All payments received by Pledgor under or in connection with the Partnership Agreement, the Partnership Interests, or otherwise in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement).

         (c) Any Collateral repossessed by the Administrative Agent under or pursuant to this Section 16 or any other provision hereof, and any other Collateral whether or not so repossessed by the Administrative Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Administrative Agent may, upon written direction in compliance with any mandatory requirements of any Requirement of Law, determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding permitted by such requirements shall be made upon not less than 10 days' written notice to Pledgor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Pledgor or any nominee of Pledgor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. To the extent permitted by Requirements of Law, the Administrative Agent on behalf of the Lenders may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section 16. If, under mandatory requirements of any Requirement of Law, the Administrative Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to Pledgor as hereinabove specified, the Administrative Agent need give Pledgor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of any Requirement of Law.

         (d) All payments made under or in connection with, or proceeds realized from, the Partnership Agreement, the Partnership Interests, or otherwise in respect of the Collateral and received by the Administrative Agent shall be applied in whole or in part by the Administrative Agent against, all or any part of the Secured Obligations in accordance with the terms of the Deposit Account Agreement. Any surplus of such payments held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to Pledgor or to whomsoever else may be lawfully entitled to receive such surplus.

         (e) Waiver of Claims. Except as otherwise provided in this Agreement, PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT TAKING POSSESSION OR THE ADMINISTRATIVE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, IN EACH CASE AS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION OF ANY SUCH JURISDICTION, and Pledgor hereby further waives:

                  (i) all damages occasioned by such taking of possession except any damages which are the direct result of the gross negligence or willful misconduct of either of the Administrative Agent or any Person acting on its behalf or instruction;

                  (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent's rights hereunder; and

                  (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Requirements of Law in order to prevent or delay the enforcement of this Agreement (including, without limitation, any right to claim that such enforcement should be stayed pending the outcome of any other action or proceeding (including any arbitration proceeding)) or the absolute sale of the Collateral or any portion thereof, and Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such Requirements of Law.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall, to the extent permitted by Requirements of Law, operate to divest all right, title, interest, claim and demand, either at law or in equity, of Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under Pledgor.

         SECTION 17. Application of Proceeds. Notwithstanding any other provision of this Agreement, all moneys collected by the Administrative Agent upon any sale or other disposition of the Collateral pursuant to Section 16, together with all other moneys received by the Administrative Agent hereunder, shall be applied in accordance with the Deposit Account Agreement.

         SECTION 18. Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Secured Party in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between Pledgor and the Administrative Agent or any Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Secured Party would otherwise have. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Secured Party to any other or further action in any circumstances without notice or demand.

         SECTION 19. Discontinuance of Proceedings. In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case Pledgor, the Administrative Agent and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Administrative Agent shall continue as if no such proceeding had been instituted.

         SECTION 20. Indemnity and Expenses. (a) Pledgor agrees to indemnify and hold harmless the Administrative Agent and each Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from the Collateral or Pledgor's pledge and assignment under this Agreement (including, without limitation, enforcement against Pledgor of this Agreement), except claims, losses or liabilities resulting from the Administrative Agent's or any Secured Party's gross negligence or willful misconduct.

         (b) Pledgor will upon demand pay to the Administrative Agent or any Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Administrative Agent or any Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the sale of, collection from, or other realization upon, any of the Collateral of Pledgor, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Administrative Agent or any Secured Party hereunder against Pledgor or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

         SECTION 21. Security Interest Absolute. The obligations of Pledgor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against Pledgor to enforce this Agreement, irrespective of whether any action is brought against the Borrower, any other pledgor or any guarantor of the Secured Obligations or whether the Borrower, any other pledgor or any guarantor of the Secured Obligations is joined in any such action or actions. All rights of the Administrative Agent and the assignment, hypothecation and security interest hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional, to the extent permitted by applicable law, irrespective of:

         (a) any lack of validity or enforceability of this Agreement, the Credit Agreement, any other Financing Document or any other agreement or instrument relating to any thereof, the absence of any action to enforce the same, any release of any Borrower Entity or Pledgor, the recovery of any judgment against any Borrower Entity or Pledgor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Pledgor;

         (b) any occurrence or condition whatsoever, including without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations of any Borrower Entity or Pledgor contained in this Agreement, the Credit Agreement or any other Financing Document, (ii) any impairment, modification, release or limitation of the liability of any Borrower Entity or Pledgor or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable bankruptcy law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by Pledgor, the Administrative Agent or any other Secured Party of any rights or remedies, (iv) the assignment or the purported assignment of any property as security for the Secured Obligations, including all or any part of the rights of Pledgor under this Agreement, (v) the extension of the time for payment by any Borrower Entity or any other guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any Financing Document or of the time for performance by any Borrower Entity or Pledgor of any other obligations under or arising out of any terms or provisions or the extension of the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of any Borrower Entity or Pledgor set forth in any Financing Document, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting any Borrower Entity or Pledgor or any of their respective assets, or the disaffirmancy of this Agreement or any Financing Document in any such proceeding, (viii) the release or discharge of any Borrower Entity or Pledgor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of this Agreement or any Financing Document or (x) any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor; or

         (c) any exchange, release or non perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Secured Obligations.

         SECTION 22. Amendment; Waiver. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be undertaken and accomplished in accordance with the requirements of Section 9.02 of the Credit Agreement. No delay on the part of any Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Secured Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

         SECTION 23. Addresses for Notices. All notices, requests and other communications to Pledgor or the Administrative Agent shall be in writing (including bank wire, cable, telex, telecopy or similar teletransmission or writing) and shall be given, in the case of Pledgor to its address, or telex, cable or telecopy number set forth on the signature page hereof, and in the case of the Administrative Agent, to it at its address, or telex, cable or telecopy number set forth in Annex II to the Credit Agreement or such other address or telex, cable or telecopy number as each party may hereafter specify by notice to such other party. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified on the signature page hereof or in Annex II, as the case may be, and the appropriate answerback is received, (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof or in Annex II, as the case may be, and receipt thereof is confirmed in writing, or (iii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified on the signature page hereof or in Annex II, as the case may be.

         SECTION 24. Continuing Assignment, Pledge and Security Interest, Transfer of Note. This Agreement shall create a continuing pledge, assignment of, hypothecation of and security interest in the Collateral and shall (i) remain in full force and effect until no Lender shall have any Commitment outstanding, and until the Notes, together with interest, and all other Secured Obligations are indefeasibly paid in full, (ii) be binding upon Pledgor, its successors and assigns, provided, that Pledgor may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of each Lender, and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent, the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
(iii), any Secured Party may assign or otherwise transfer all or any portion of its rights in the Secured Obligations to the extent and in the manner provided in the Credit Agreement, and such assignee shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon the indefeasible payment in full of the Secured Obligations and the expiration or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, the Administrative Agent will, at Pledgor's expense, execute and deliver to Pledgor such documents including UCC termination statements as Pledgor shall reasonably request to evidence such termination.

         SECTION 25. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

         SECTION 26. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY SUCH REQUIREMENT OF LAWS THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. UNLESS OTHERWISE DEFINED HEREIN OR IN THE CREDIT AGREEMENT, TERMS USED IN ARTICLE 9 OF THE NY UCC ARE USED HEREIN AS THEREIN DEFINED. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR AND EACH SECURED PARTY IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

         SECTION 27. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) PLEDGOR AND EACH SECURED PARTY AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT PLEDGOR AND EACH SECURED PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. PLEDGOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

(b) PLEDGOR AND THE SECURED PARTIES EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         SECTION 28. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         SECTION 29. Limitation on Recourse. The obligations of Pledgor hereunder are obligations solely of Pledgor and shall not constitute a debt or obligation of any direct or indirect partner or shareholder of Pledgor or any of their respective directors, officers, agents or employees (each such Person, a "Non Recourse Party"). No Non Recourse Party shall be liable for any amount payable by Pledgor under this Agreement and the Secured Parties shall not seek a money judgment or deficiency or personal judgment against any Non Recourse Party for payment of the indebtedness payable by Pledgor evidenced by this Agreement. No property or assets of any Non Recourse Party, other than as contemplated in the Financing Documents, shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought against Pledgor with respect to this Agreement or the other Financing Documents. The foregoing acknowledgments, agreements and waivers shall be enforceable by any Non Recourse Party. Notwithstanding the foregoing, nothing in this Section shall limit or affect or be construed to limit or affect the obligations and liabilities of any Credit Party or any other Non Recourse Party (a) in accordance with the terms of any Transaction Document or Financing Document creating such liabilities and obligations to which such Credit Party or Non Recourse Party is a party, (b) arising from liability pursuant to applicable Requirements of Law for such Credit Party's or such Non Recourse Party's fraudulent actions, knowing misrepresentations or willful misconduct or (c) with respect to amounts distributed to it in violation of Section 6.10 of the Credit Agreement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                      ORION POWER NEW YORK LP, INC.


                                      By:
                                             Name:
                                             Title:

                                      Address for Notices:
                                      7 East Redwood Street
                                      10th Floor
                                      Baltimore, Maryland  21202
                                      Attn: Vice President - Asset Management
                                      Telephone:  (877) 976 7466
                                      Telecopier: (410) 234 0994

                                      With a copy to:

                                      Orion Power Holdings, Inc.
                                      7 East Redwood Street
                                      10th Floor
                                      Baltimore, Maryland  21202
                                      Attn: Chief Legal Officer



                                      BANK OF AMERICA, N.A.
                                      not in its individual capacity,
                                      but solely as Administrative Agent

                                      By:
                                             Name:
                                             Title:

                                                                     EXHIBIT K-1
                                                                              TO
                                                                CREDIT AGREEMENT



                                    [FORM OF]
                          INTERCOMPANY ACQUISITION NOTE

[$700,000,000]

         FOR VALUE RECEIVED, the undersigned, __________________, a limited partnership organized under the laws of the State of Delaware (the "Maker"), hereby promises to pay to the order of Orion Power New York, L.P., a Delaware limited partnership (the "Payee"), at 7 East Redwood Street, 10th Floor, Baltimore, Maryland 21202, (i) the principal amount of $700,000,000, or if less, the aggregate unpaid principal amount of each loan or advance made by the Payee to the Maker, at any time upon demand by the Payee, in lawful money of the United States of America in immediately available funds, and (ii) interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at a rate per annum equal to the rate applicable at such time to Base Rate Loans pursuant to Section 2.06 of the Credit Agreement referred to below, all as recorded either on the grid attached to this Note or in the records of the Payee; provided, however, that the failure to make any such recordation or any error in such recordation shall not in any way affect the Maker's obligation to repay this Note. This Note may be prepaid in whole or in part at any time without premium or penalty. Amounts prepaid on this Note may not be reborrowed. Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement dated as of July 28, 1999 (as amended or modified from time to time, the "Credit Agreement"), among the Payee, Banc of America Securities LLC and Paribas, as Lead Arrangers, each other financial institution which is a signatory thereto or which may hereafter become an assignee pursuant thereto, Bank of America, N.A., as Issuing Bank, and Bank of America, N.A., as Administrative Agent.

         The Maker promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate per annum applicable pursuant to the preceding paragraph, plus 2.00%.

         The Maker and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, presentment of payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon and (iv) that it will not be necessary for the Payee, or any of its successors or assigns, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Maker or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         The outstanding principal balance of the loans and advances evidenced by this Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Maker, upon occurrence of an Event of Default under the Credit Agreement and any acceleration of the maturity of the Obligations, unless, however, such acceleration has been stayed, prevented or otherwise frustrated for any reason, in which event, solely upon the occurrence of an Event of Default under the Credit Agreement.

         The Payee hereby subordinates in right of payment all indebtedness of the Maker owing to it, whether originally contracted with the Payee or acquired by the Payee by assignment, transfer or otherwise, whether now owed or hereafter arising, whether for principal, interest, fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof, to the prior indefeasible payment in full in cash of the Obligations (as defined in the Credit Agreement), whether now owed or hereafter arising, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding referred to in Section 7.07 of the Credit Agreement), fees, expenses or otherwise together with all renewals, extensions, increases or rearrangements thereof.

         This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Maker agrees to pay, in addition to the principal of and interest on this Note, all costs of collection, including reasonable attorneys' fees.

                                    [Insert Name of Maker]

                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:

                                    Accepted and agreed to as
                                    of the date first written
                                    above:

                                    ORION POWER NEW YORK, L.P.

                                    By:  Orion Power New York GP, Inc.,
                                         its general partner



                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:

                                   ASSIGNMENT

         FOR VALUE RECEIVED, Orion Power New York, L.P. hereby assigns and transfers unto ____________________________ the Intercompany Note dated as of July [ ], 1999 and made by _______________________________.

         Dated:  July [   ], 1999

                                   ORION POWER NEW YORK, L.P.

                                   By:  Orion Power New York GP, Inc.,
                                        its general partner


                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:

                                                                     EXHIBIT K-2

                        INTERCOMPANY WORKING CAPITAL NOTE

[$                  ]


         FOR VALUE RECEIVED, the undersigned, __________________, a limited partnership organized under the laws of the State of Delaware (the "Maker"), hereby promises to pay to the order of Orion Power New York, L.P., a Delaware limited partnership (the "Payee"), at 7 East Redwood Street, 10th Floor, Baltimore, Maryland 21202, (i) the principal amount of [$ ], or if less, the aggregate unpaid principal amount of each loan or advance made by the Payee to the Maker, at any time upon demand by the Payee, in lawful money of the United States of America in immediately available funds, and (ii) interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at a rate per annum equal to the rate applicable at such time to Base Rate Loans pursuant to Section 2.06 of the Credit Agreement referred to below, all as recorded either on the grid attached to this Note or in the records of the Payee; provided, however, that the failure to make any such recordation or any error in such recordation shall not in any way affect the Maker's obligation to repay this Note. This Note may be prepaid in whole or in part at any time without premium or penalty. Amounts prepaid on this Note may be reborrowed. Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement dated as of July 28, 1999 (as amended or modified from time to time, the "Credit Agreement"), among the Payee, Banc of America Securities LLC and Paribas, as Lead Arrangers, each other financial institution which is a signatory thereto or which may hereafter become an assignee pursuant thereto, Bank of America, N.A., as Issuing Bank, and Bank of America, N.A., as Administrative Agent.

         The Maker promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate per annum applicable pursuant to the preceding paragraph, plus 2.00%.

         The Maker and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, presentment of payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon and (iv) that it will not be necessary for the Payee, or any of its successors or assigns, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Maker or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         The outstanding principal balance of the loans and advances evidenced by this Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Maker, upon occurrence of an Event of Default under the Credit Agreement and any acceleration of the maturity of the Obligations, unless, however, such acceleration has been stayed, prevented or otherwise frustrated for any reason, in which event, solely upon the occurrence of an Event of Default under the Credit Agreement.

         The Payee hereby subordinates in right of payment all indebtedness of the Maker owing to it, whether originally contracted with the Payee or acquired by the Payee by assignment, transfer or otherwise, whether now owed or hereafter arising, whether for principal, interest, fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof, to the prior indefeasible payment in full in cash of the Obligations (as defined in the Credit Agreement), whether now owed or hereafter arising, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding referred to in Section 7.07 of the Credit Agreement), fees, expenses or otherwise together with all renewals, extensions, increases or rearrangements thereof.

         This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Maker agrees to pay, in addition to the principal of and interest on this Note, all costs of collection, including reasonable attorneys' fees.

                                            [Insert Name of Maker]

                                            By:
                                               ------------------------------
                                                Name:
                                                Title:

                                            Accepted and agreed to as
                                            of the date first written
                                            above:

                                            ORION POWER NEW YORK, L.P.


                                            By:  Orion Power New York GP, Inc.,
                                                 its general partner



                                            By:
                                              ------------------------------
                                               Name:
                                               Title:

                                   ASSIGNMENT

         FOR VALUE RECEIVED, Orion Power New York, L.P. hereby assigns and transfers unto Bank of America, N.A., as Administrative Agent, the Intercompany Note dated as of July 28, 1999 and made by _______________________________.

         Dated:  July 28, 1999

                                       ORION POWER NEW YORK, L.P.


                                       By:  Orion Power New York GP, Inc.,
                                            its general partner



                                       By:
                                           --------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT L
                                                                              TO
                                                                CREDIT AGREEMENT

--------------------------------------------------------------------------------





                         SUBSIDIARY GUARANTEE AGREEMENT

                            DATED AS OF JULY 28, 1999

                                      AMONG

                           THE GUARANTORS NAMED HEREIN

                                       AND

                             BANK OF AMERICA, N.A.,

                             AS ADMINISTRATIVE AGENT

-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Section                                                                                                                Page
-------                                                                                                                ----
SECTION 1.        Guarantee...............................................................................................1
                  ---------
SECTION 2.        Guarantee Absolute......................................................................................2
                  ------------------
SECTION 3.        Waivers.................................................................................................2
                  -------
SECTION 4.        Security for Guarantee..................................................................................5
                  ----------------------
SECTION 5.        Subrogation.............................................................................................5
                  -----------
SECTION 6.        Representations and Warranties..........................................................................6
                  ------------------------------
SECTION 7.        Covenants...............................................................................................8
                  ---------
SECTION 8.        Negative Covenants.....................................................................................17
                  ------------------
SECTION 9.        Amendments, Etc........................................................................................19
                  ---------------
SECTION 10.       Notices, Etc...........................................................................................19
                  ------------
SECTION 11.       No Waiver; Remedies....................................................................................19
                  -------------------
SECTION 12.       Right of Set-off.......................................................................................20
                  ----------------
SECTION 13.       Continuing Guarantee...................................................................................20
                  --------------------
SECTION 14.       Assignments............................................................................................20
                  -----------
SECTION 15.       Contribution...........................................................................................21
                  ------------
SECTION 16.       Limitation of Liability................................................................................21
                  -----------------------
SECTION 17.       Supplemental Agreement.................................................................................21
                  ----------------------
SECTION 18.       Counterparts...........................................................................................22
                  ------------
SECTION 19.       Savings Clause.........................................................................................22
                  --------------
SECTION 20.       Governing Law..........................................................................................22
                  -------------

SECTION 21.       Jurisdiction; Consent to Service of Process............................................................22
                  -------------------------------------------
SECTION 22.       Subordination by Guarantors............................................................................23
                  ---------------------------
SECTION 23.       Survival of Agreement..................................................................................23
                  ---------------------
SECTION 24.       Entire Agreement.......................................................................................23
                  ----------------
SECTION 25.       Headings...............................................................................................24
                  --------


         THIS SUBSIDIARY GUARANTEE AGREEMENT (this "Guarantee Agreement") is dated as of July 28, 1999, among ERIE BOULEVARD HYDROPOWER, L.P., a Delaware limited partnership ("Erie"), CARR STREET GENERATING STATION, L.P., a Delaware limited partnership ("Carr Street") and such other Subsidiaries as shall become parties hereto in accordance with Section 16 hereof (Erie, Carr Street and such other Subsidiaries being referred to herein individually as a "Guarantor" and collectively as the "Guarantors") and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for the Secured Parties.

         Reference is made to that certain Credit Agreement, dated as of July 28, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Orion Power New York, L.P. (the "Borrower"), Banc of America Securities LLC and Paribas, as lead arrangers (the "Lead Arrangers"), the financial institutions from time to time signatories thereto (the "Lenders"), Bank of America, N.A., as Issuing Bank, and the Administrative Agent, pursuant to which the Lenders have agreed to extend credit to the Borrower upon the terms and subject to the conditions set forth therein. Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

         The Lenders have respectively agreed to extend credit to the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement. The obligations of the Lenders to extend credit under the Credit Agreement are conditioned on, among other things, the execution and delivery by the Guarantors of a Guarantee Agreement in the form hereof. The proceeds of the credit extended to the Borrower under the Credit Agreement will be extended to the Subsidiaries to finance the Subsidiaries' acquisition of certain power generation assets described in the Credit Agreement and will, in part, enable the Borrower to provide the Subsidiaries with working capital pursuant to the Intercompany Working Capital Note. As Subsidiaries, the Guarantors acknowledge that they will derive substantial benefits from the extension of credit to the Borrower under the Credit Agreement. As consideration therefor and in order to induce the Lenders to make Loans and issue the ConEd Letter of Credit, the Guarantors are willing to execute and deliver this Guarantee Agreement.

         Accordingly, the Guarantors, intending to be legally bound, hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

         SECTION 1. Guarantee. Subject to Section 15 hereof, each of the Guarantors unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment by the Borrower of (a) the principal of and interest (including interest accruing after the filing of a petition initiating any proceeding referred to in
Section 7.07 of the Credit Agreement) on the Loans and all amounts drawn under the ConEd Letter of Credit, when and as due and payable, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment required to be made by the Borrower under any Interest Hedge Contract entered into by the Borrower with any Lender, and (c) all other Obligations of the Borrower to the Secured Parties under the Credit Agreement and the other Financing Documents (all the foregoing obligations being collectively called the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred in enforcing any rights under this Guarantee Agreement.

         SECTION 2. Guarantee Absolute. (a) Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Financing Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. The obligations of the Guarantors under this Guarantee Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guarantee Agreement, irrespective of whether any action is brought against the Borrower or any other Guarantor or whether the Borrower or any other Guarantor is joined in any such action or actions. This Guarantee Agreement is an absolute and unconditional guaranty of payment when due, and not of collection, by each Guarantor, jointly and severally with any other Guarantor of the Guaranteed Obligations in each and every particular. The obligations of each Guarantor hereunder are several from those of the Borrower and are primary obligations concerning which each Guarantor is the principal obligor. The Secured Parties shall not be required to mitigate damages or take any action to reduce, collect or enforce the Guaranteed Obligations.

         (b) This Guarantee Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

         (c) The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including the existence of any claim, set-off or other right which any Guarantor may have at any time against the Borrower or any other Guarantor, the Administrative Agent or other Secured Party or any other corporation or person, whether in connection herewith or any unrelated transactions; provided, that, nothing herein shall prevent the assertion of any such claim by separate suit or counterclaim. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to any Secured Party under the Financing Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

         SECTION 3. Waivers. Each Guarantor hereby waives presentment to, demand of payment from and protest to the Borrower or any other Guarantor of any of the Guaranteed Obligations, and also waives promptness, diligence, notice of acceptance of its guarantee, any other notice with respect to any of the Guaranteed Obligations and this Guarantee Agreement and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto. Each Guarantor further waives any right to require that resort be had by the Administrative Agent or any other Secured Party to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other person. Each Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by Requirements of Law, and agrees to the fullest extent permitted by Requirements of Law that such Guarantor's obligations under this Guarantee Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

         (a) any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding with the Borrower, the Administrative Agent, the other Secured Parties, or any of them, or any other person, pertaining to the Guaranteed Obligations;

         (b) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Administrative Agent or any other Secured Party to the Borrower or any Guarantor or any person liable on the Guaranteed Obligations; or the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise any right or remedy against the Borrower or any Guarantor under the provisions of any Financing Document or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Financing Document, any guarantee or any other agreement, including with respect to any other Guarantor under this Guarantee Agreement;

         (c) the insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any Guarantor or any other person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of the Borrower or any Guarantor, or any change, restructuring or termination of the corporate structure or existence of the Borrower or any Guarantor, or any sale, lease or transfer of any or all of the assets of the Borrower or any Guarantor, or any change in the shareholders, partners, or members of the Borrower or any Guarantor; or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

         (d) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from the Borrower, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed

     Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

         (e) any full or partial release of the liability of the Borrower on the Guaranteed Obligations or any part thereof, of any co-guarantors, or of any other person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other person, and such Guarantor has not been induced to enter into this Guarantee Agreement on the basis of a contemplation, belief, understanding or agreement that any parties other than the Borrower will be liable to perform the Guaranteed Obligations, or that the Secured Parties will look to other parties to perform the Guaranteed Obligations;

         (f) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

         (g) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, unreasonable or unjustifiable impairment) of any letter of credit, collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

         (h) the failure of the Administrative Agent, any other Secured Party or any other person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

         (i) the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Guarantee Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the Collateral;

         (j) any payment by the Borrower to the Administrative Agent or any other Secured Party being held to constitute a preference under Title 11 of the United States Code or any similar Federal or state law, or for any reason the Administrative Agent or any other Secured Party being required to refund such payment or pay such amount to the Borrower or someone else;

         (k) any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of each Guarantor that such Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the full and indefeasible payment and satisfaction of the Guaranteed Obligations in cash;

                  (l) the fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including by way of a discharge, limitation or tolling thereof under applicable bankruptcy laws; or

                  (m) any other circumstance (including any statute of limitations) that might in any manner or to any extent otherwise constitute a defense (other than a defense of indefeasible payment and performance in full of the Guaranteed Obligations) available to, vary the risk of, or operate as a discharge of, the Borrower or any Guarantor as a matter of law or equity.

All waivers herein contained shall be without prejudice to the Administrative Agent at its option to proceed against the Borrower, any Guarantor or any other person, whether by separate action or by joinder.

         SECTION 4. Security for Guarantee. Each of the Guarantors authorizes the Administrative Agent, in accordance with the terms and subject to the conditions set forth in the Security Documents, (a) to take and hold security for the payment of this Guarantee Agreement and the Guaranteed Obligations and to exchange, enforce, waive and release any such security, (b) to apply such security and direct the order or manner of sale thereof as the Administrative Agent in its reasonable discretion may determine in accordance with the Financing Documents and (c) to release or substitute any one or more endorsees, other guarantors or other obligors. The Administrative Agent may, at its election, in accordance with the terms and subject to the conditions set forth in the Security Documents, foreclose on any security held by it by one or more judicial or nonjudicial sales, or exercise any other right or remedy available to it against the Borrower or any of the Guarantors, or any security, without affecting or impairing in any way the liability of any of the Guarantors hereunder, except to the extent the Guaranteed Obligations have been indefeasibly paid in full in cash.

         SECTION 5. Subrogation. In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any Guarantor to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Lenders and the other Secured Parties, if and as appropriate, in cash the amount of such unpaid Guaranteed Obligation. No Guarantor shall exercise any claims or rights which it may now have or hereafter acquire against the



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Borrower that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guarantee Agreement or any other Financing Documents, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Secured Party against the Borrower or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower directly or indirectly, in cash or other property or by setoff or any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the later of (a) the indefeasible cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement and (b) the termination of the Commitments, such amount shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement, whether matured or unmatured, in accordance with the terms of the Financing Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guarantee Agreement thereafter arising. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Financing Documents and that the waiver set forth in this Section 5 is knowingly made in contemplation of such benefits.

         SECTION 6. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:

         (a) Existence; Due Qualification; Compliance With Law. Each Guarantor (a) is duly formed, validly existing and in good standing under the laws of the respective jurisdiction of its formation, (b) has all requisite power and authority to own its property and assets, to borrow money and to transact the business in which it is presently engaged and in which it proposes to be engaged, (c) has duly qualified and is authorized to do business and is in good standing in every jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary and (d) is in full compliance with its Governing Documents, all Contractual Obligations, all applicable Requirements of Law and all Governmental Approvals, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect

         (b) Power; Authority; No Violation; Binding Effect. The execution, delivery and performance by the Guarantors of the Transaction Documents to which each is a party and the consummation of the transactions contemplated thereby
(i) are within their respective powers, (ii) have been duly authorized by all necessary corporate or partnership action, (iii) do not and will not contravene
(A) their respective Governing Documents or (B) any material Requirement of Law, any material Contractual Obligation or any material Governmental Approval binding on or affecting any of them and (iv) do not and will not conflict with or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except Permitted Liens) upon any of their respective properties or assets pursuant to, the terms of any material Contractual Obligation binding on or affecting any of them.



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

         (c) Due Execution and Delivery. Each Guarantor has duly executed and delivered each Transaction Document to which it is a party. Each Transaction Document constitutes the legal, valid and binding obligation of each Guarantor (to the extent it is a party thereto), enforceable against such Borrower Entity in accordance with its terms, except as enforcement thereof may be subject to
(i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

         (d) Ownership of Property. Except as set forth on Schedule 4.03 to the Credit Agreement, each Guarantor has good title to, or valid leasehold, easement or right-of-way interests in, the material property, assets or revenues which it purports to own, lease or hold any such interest in, free and clear of all Liens (except Permitted Liens), including possession of all required real estate interests and licenses, Intellectual Property and other proprietary rights.

         (e)      Governmental Approvals. Except as otherwise set forth on
Schedule 4.04 attached to the Credit Agreement, no Governmental Approval or approval of any other Person (except such as have been duly obtained, made or given, and are in full force and effect) is required to authorize, or is required in connection with (a) the execution, delivery or performance of any Transaction Document by any Guarantor or the consummation of any of the transactions contemplated thereby (including, without limitation, the purchase of the Portfolio Assets and the granting of Liens pursuant to the Security Documents), (b) the ownership, maintenance or operation of the Portfolio Assets by the relevant Guarantor or (c) the legality, validity, binding effect or enforceability of any Transaction Document. Except as otherwise set forth on
Schedule 4.04 attached to the Credit Agreement, all applicable waiting periods (including appeal periods) relating to any such Governmental Approval or other approval which are required and have been obtained have expired without any adverse action taken with respect thereto.

         (f) Solvency. Each Guarantor is and, after consummation of the transactions and performance of the obligations contemplated by this Agreement, will be Solvent. As used herein, "Solvent" shall mean, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature in their ordinary course, taking into account the timing of and amounts of cash to be received by such Person and the timing of and amounts of cash to be payable on or in respect of debts and liabilities of such Person, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the industry in which such Person is engaged or is to engage,
(iv) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at



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the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         (g) There are no conditions precedent to the effectiveness of this Guarantee Agreement that have not been satisfied or waived.

         (h) Such Guarantor has, independently and without reliance upon the Administrative Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guarantee Agreement. Such Guarantor has investigated fully the benefits and advantages which will be derived by it from execution of this Guarantee Agreement, and the Board of Directors of the general partner of such Guarantor has decided that a direct or an indirect benefit will accrue to such Guarantor by reason of the execution of this Guarantee Agreement.

         (i) (i) This Guarantee Agreement is not given with actual intent to hinder, delay or defraud any person to which such Guarantor is or will become, on or after the date hereof, indebted; (ii) such Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Guarantee Agreement; (iii) such Guarantor is not engaged in a business or transaction, nor is about to engage in a business or transaction, for which any property remaining with such Guarantor constitutes an unreasonably small amount of capital; and (iv) such Guarantor does not intend to incur debts that will be beyond such Guarantor's ability to pay as such debts mature.

         SECTION 7. Affirmative Covenants. Each Guarantor covenants and agrees that, so long as this Agreement is in effect and any Lender shall have any Commitment outstanding hereunder, and until the Notes, together with interest, and all other Obligations are indefeasibly paid in full and the ConEd Letter of Credit has been cancelled or has expired and all amounts drawn thereunder have been indefeasibly reimbursed in full, such Guarantor will:

                  Section 7.01 Conduct of Business; Maintenance of Existence.
(a) Engage solely in the business of owning, operating, maintaining and managing its interests in the Portfolio Assets which such Guarantor owns, (b) preserve and maintain in full force and effect its existence as a limited partnership under the laws of the state of Delaware and its qualification to do business in every jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, (c) preserve and maintain all of its rights, privileges and franchises necessary for the ownership of its interest in the Portfolio Assets which such Guarantor owns, in accordance with the Transaction Documents and (d) subject to Section 6.11 of the Credit Agreement, keep all property useful and necessary in its business in good working order and condition (except to the extent that any such property is no longer required for the business of such Guarantor), ordinary wear and tear excepted. No Guarantor shall amend its respective Governing Documents in any manner, the result of which would be to alter the distribution, nature of business, management, transfer of interests or powers of the general partner provisions thereof.



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

                  Section 7.02 Governmental Approvals. Duly obtain on, or prior to, such date as the same may be legally required, and thereafter maintain in effect as long as legally required, all Governmental Approvals required to be obtained by such Guarantor under Section 4.04 of the Credit Agreement, except to the extent the failure to so obtain or maintain could reasonably be expected to result in a Material Adverse Effect.

                  Section 7.03 Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Obligations and other Indebtedness and obligations of whatever nature (except for any Indebtedness (other than the Obligations) or other obligations which are being contested in good faith and by appropriate proceedings if (a) Acceptable Reserves have been established, and (b) such contest does not involve any unreasonable risk of the sale, forfeiture or loss of any of the right, title estate and interest of such Guarantor in any material Portfolio Asset, taking into account the existence of such Acceptable Reserves).

                  Section 7.04 Accounts. Maintain all of its Accounts with the Administrative Agent in accordance with the Deposit Account Agreement and the other Financing Documents and apply, or cause the application of, all amounts on deposit therein from time to time as required by the Financing Documents.

                  Section 7.05 Performance of Covenants, Etc. Perform and observe all material Contractual Obligations, including all of the covenants and agreements contained in the Project Contracts to which it is a party and shall enforce (including, as necessary, through negotiation, litigation or other reasonable means) the material rights granted to it under and in connection with each of the Transaction Documents.

                  Section 7.06 Insurance Requirements. Procure and maintain insurance against physical loss, public liability, property damage, general liability, business interruption, environmental risk and other insurance, with coverages and limits in no event less than those required to be maintained by such Guarantor, as set forth on Schedule 5.06 to the Credit Agreement (and in conformance with the requirements set forth thereon). Each Guarantor shall timely pay all premiums due under all insurance policies required to be maintained by such Guarantor under Section 5.06 of the Credit Agreement.

                  Section 7.07 Books and Records. Keep proper books of records and accounts in which full, true and correct entries shall be made of all of its transactions in accordance with GAAP.

                  Section 7.08 Visitation, Inspection, etc. Permit representatives of the Administrative Agent, the Independent Engineer and the Lead Arrangers (at the cost and expense of such Guarantor so long as any Default or Event of Default exists), and any other Lender (at the cost and expense of such Lender) to visit and inspect any of its Portfolio Assets, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers and employees and its independent accountants, all with reasonable prior notice and at such reasonable times as such Person may reasonably request and



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subject to such Guarantor's reasonable rules and procedures regarding operation, safety and confidentiality.

         Section 7.09 Requirements of Law. Comply in all material respects with all Requirements of Law and Governmental Approvals (a) applicable to it and such Guarantor's portion of the Portfolio Assets, including all Environmental Laws and (b) required of such Guarantor by virtue of any concessions and licenses held by such Guarantor except when any such Requirement of Law or Governmental Approval is being contested in good faith and by appropriate proceedings and for which Acceptable Reserves have been established.

         Section 7.10 Reporting Requirements.  Furnish to the Administrative
Agent:

         (a) as soon as available, but in any event, within 60 days after the end of each fiscal quarter of such Guarantor, the unaudited balance sheets of such Guarantor as at the end of each such quarter and the related unaudited statement of income, partners' capital and cash flows for such quarter and the portion of the fiscal year through the end of each such quarter, prepared in accordance with GAAP, certified by a Responsible Officer of such Guarantor as being fairly stated in all material respects;

         (b) as soon as available, but in any event, within 120 days after the end of each fiscal year of such Guarantor, the balance sheet of such Guarantor as at the end of such year and the related statement of income, partners' capital, cash flows and a statement of sources and uses of all funds for such year, prepared in accordance with GAAP and audited by Arthur Andersen LLP or any other independent certified public accountants of recognized standing in the United States of America reasonably satisfactory to the Administrative Agent and setting forth in each case in comparative form the figures for the previous year, and a certificate as to compliance with the Financing Documents;

         (c) as soon as available, but in any event, not later than 60 days after the commencement of each fiscal year, furnish forecasts prepared by management in form and detail satisfactory to the Administrative Agent, of projections (substantially in the form of the Projections) on a fiscal period basis for such fiscal year and on a fiscal year basis for each of the remaining fiscal years until at least twenty years beyond the Closing Date; and

         (d) Each time the financial statements of such Guarantor are delivered under this Section 7.10, a certificate signed by a Responsible Officer of such Guarantor shall be delivered along with such financial statements, certifying that such Responsible Officer has made or caused to be made a review of the transactions and financial condition of such Guarantor during the relevant fiscal period and that such review has not, to the best of such Responsible Officer's knowledge, disclosed the existence of any event or condition which constitutes a Default or an Event of Default under any Financing Document to which such Guarantor is a party, or if any such event or condition existed or exists, the nature thereof and the corrective actions that such


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
     Guarantor has taken or proposes to take with respect thereto, and also certifying that such Guarantor is in compliance in all material respects with its obligations under this Agreement and each other Financing Document to which it is a party or, if such is not the case, stating the nature of such non-compliance and the corrective actions which such Guarantor has taken or proposes to take with respect thereto.

         Section 7.11 Operating Budget.

         (a) Deliver to the Administrative Agent an Operating Budget for such Guarantor not less than 30 days in advance of each calendar year satisfying the requirements contained in the definition thereof; provided, that, with respect to any Operating Budget, if the Administrative Agent fails to approve such Operating Budget or provides notice to such Guarantor that it rejects all or any portion of such Operating Budget, such Guarantor and the Administrative Agent (in consultation with the Independent Engineer) agree to work in good faith to resolve such dispute; and provided, further, that if an Operating Budget is not adopted and approved on or prior to the first day of any calendar year, Guarantors shall adhere to the Interim Operating Budget until such time as an Operating Budget is adopted and approved by the Administrative Agent (in consultation with the Independent Engineer).

         (b) Operate and maintain its portion of the Portfolio Assets or cause its portion of the Portfolio Assets to be operated and maintained, in accordance with each Operating Budget and subject to the terms of Section 5.11 of the Credit Agreement.

         Section 7.12 Payment of Taxes and Claims. Timely pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies lawfully imposed upon such Guarantor or upon its respective income or profits or upon its portion of the Portfolio Assets or the Collateral and all lawful claims or obligations that, if unpaid, would become a Lien upon the Collateral, real or personal, or upon any part thereof; provided, that, such Guarantor shall have the right to contest in good faith the validity or amount of any such tax, assessment, charge or levy by proper proceedings, and may permit the taxes, assessments, charges or levies so contested to remain unpaid during the period of such contest if: (a) such Guarantor diligently prosecutes such contest in good faith and by appropriate proceedings and for which Acceptable Reserves have been established; (b) during the period of such contest, the enforcement of any contested item is effectively stayed; and (c) the failure to pay or comply with the contested item could not reasonably be expected to result in a Material Adverse Effect taking into account the existence of such Acceptable Reserves.

         Section 7.13 Maintenance and Operation of Portfolio Assets; Repair and Replacement of Portfolio Assets.

         (a) Operate and maintain its portion of the Portfolio Assets and conduct its business (i) in accordance with Prudent Industry Practice, (ii) in accordance with all applicable Requirements of Law in all material respects, except when the validity thereof is being contested in good faith and by appropriate proceedings and as to which Acceptable

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

Reserves have been established, and (iii) in accordance with the terms of any insurance policy or policies in effect at any time with respect to its portion of the Portfolio Assets or any part thereof; and

         (b) After the occurrence of a loss, damage, destruction or taking of any part of its portion of the Portfolio Assets, proceed diligently with all work necessary to replace and/or repair such loss, destruction or damage to the extent required pursuant to the terms of the Financing Documents.

         Section 7.14 Real and Personal Property. Maintain good title to or valid leasehold, easement or right-of-way interests in the material property, assets or revenues on which it purports to own, lease or hold any such interest in, free and clear of all Liens (except Permitted Liens), including the possession of all real estate interests and licenses, Intellectual Property and other proprietary rights required for the ownership, operation and maintenance its portion of the Portfolio Assets in accordance with Prudent Industry Practice.

         Section 7.15 ERISA. Each Guarantor shall deliver to the Administrative Agent, if and when such Guarantor or any ERISA Affiliate (a) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan, other than a reportable event for which 30-day notice to the PBGC has been waived, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (b) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (c) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (d) applies for a waiver of the minimum funding standard under
Section 412 of the Code, a copy of such application; (e) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (f) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (g) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which in either case would trigger the provisions of Section 412(n) or 401(a)(29) of the Code (or any corresponding provisions of ERISA), a certificate of the chief financial officer or the chief accounting officer of such Guarantor setting forth details as to such occurrence and action, if any, which such Guarantor or applicable ERISA Affiliate is required or proposes to take.

         Section 7.16 Notices. Promptly upon obtaining actual knowledge thereof, give notice to the Lenders of:

         (a) any Default or Event of Default, together with a description of any action being taken or proposed to be taken with respect thereto;



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         (b)      any action, suit, arbitration, litigation, investigation or proceeding involving or affecting such Guarantor or any portion of its Portfolio Assets or any Major Project Party involving $500,000 or more or seeking any injunctive, declaratory or other equitable relief;

         (c) any action, suit, arbitration, litigation, investigation or proceeding instituted for the purpose of revoking, terminating, suspending, withdrawing, modifying or withholding any material Governmental Approval necessary for any Guarantor or any other Major Project Party to perform its obligations or exercise its rights under any Project Contract or for the operation or maintenance of its portion of the Portfolio Assets in the manner contemplated by the Transaction Documents;

         (d)      proposed execution of any Additional Contract;

         (e) any casualty, loss or damage to any portion of its Portfolio Assets, whether or not insured, involving a probable loss of $500,000 or more;

         (f) any termination, material default or event of default or notice thereof under any Project Contract;

         (g) any change in the Responsible Officers of such Guarantor, together with evidence of authority thereof and specimen signature;

         (h) any fact, circumstance, condition or occurrence that is reasonably likely to form the basis of a material Environmental Claim arising with respect to its portion of the Portfolio Assets against such Guarantor or any pending or threatened material Environmental Claim arising with respect to its portion of the Portfolio Assets against such Guarantor, describing the same in reasonable detail and, together with or as soon thereafter as is reasonably possible, a description of the action that the applicable such Guarantor has taken or proposes to take with respect thereto and, thereafter, from time to time such detailed reports with respect thereto as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request;

         (i) promptly upon their becoming available, copies of all written communications with any Governmental Authority relating to any material violation or alleged material violation of any material Environmental Law or other Environmental Claim arising out of its portion of the Portfolio Assets;

         (j) promptly upon receipt or delivery thereof by any such Guarantor, copies of all notices and other information that such Guarantor receives from, or delivers to, any Governmental Authority that could reasonably be expected to be materially adverse to its portion of the Portfolio Assets;

         (k)      any Emergency; and

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


         (l) any other event or development that could reasonably be expected to have a Material Adverse Effect.

         Section 7.17 Preservation of Security Interests; Further Assurances.
(a) Preserve, or cause to be preserved, the security interests granted under the Security Documents and undertake all actions which are necessary or appropriate in the reasonable judgment of the Administrative Agent to (i) maintain the Secured Parties' security interest in the Collateral in full force and effect at all times (including the priority thereof except with respect to vehicles and any emergency response boat) and (ii) preserve and protect the Collateral and protect and enforce such Guarantor's rights and title and the rights of the Secured Parties to the Collateral, including, without limitation, the making or delivery of all filings and recordations, the payments of fees and other charges and the issuance of supplemental documentation.

         (b) Upon notice from the Administrative Agent, take or cause to be taken all action required or, in the reasonable opinion of any Secured Party, which is desirable to maintain and preserve the Liens of the Security Documents and execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to any of the Security Documents) requested by the Administrative Agent for such purpose.

         Section 7.18 Extraordinary Proceeds. Promptly apply all payments in respect of Insurance Proceeds or Condemnation Proceeds received by, or for the account of, such Guarantor in accordance with the terms of the Deposit Account Agreement.

         Section 7.19 Year 2000 Compliant. Each Guarantor shall be Year 2000 Compliant on or before December 31, 1999 and at all times thereafter. In a timely manner, but not later than December 31, 1999, each Guarantor shall certify to the Administrative Agent in writing that its information systems are Year 2000 Compliant.

         Section 7.20 Replacement Project Contracts.

         (a) Astoria Generating shall execute and deliver either a Replacement Fuel Handling Agreement or a tolling agreement (in form and substance reasonably acceptable to the Required Lenders) in respect of the Astoria Bundle at least 45 days prior (but in no eent earlier than September 30, 1999) to the earlier to occur of (i) the scheduled date of formation of the New York ISO, as such schedule may be modified from time to time, and (ii) the scheduled expiration date of the Astoria Generating Tolling Agreement, in each case, effective until at least the first anniversary of the Final Maturity Date.

         (b) Astoria Generating, with respect to clause (A) below and Erie, with respect to clause (B) below shall execute and deliver both (i) a Replacement Power Marketing Agreement or a tolling agreement (in form and substance reasonably acceptable to the Required Lenders), and (ii) a Replacement Transmission Agreement, (A) in respect of the Astoria Bundle at least 45 days prior (but in no event earlier than September 30, 1999) to the earlier to occur of (X) the scheduled date of formation of the New York ISO, as such schedule




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may be modified from time to time, and (Y) the scheduled expiration date of either of the Installed Capacity Purchase Contract or the Astoria Generating Tolling Agreement, in each case, effective until at least the first anniversary of the Final Maturity Date and (B) in respect of the NiMo Assets, at least 45 days prior (but in no event earlier than September 30, 1999) to the earlier to occur of (X) the scheduled date of formation of the New York ISO, as such schedule may be modified from time to time, and (Y) the scheduled expiration date of the Transition Power Contract, in each case, effective until at least the first anniversary of the Final Maturity Date.

         (c) Carr Street shall execute and deliver an amendment to the Capacity Sale and Tolling Agreement no later than 45 days prior to March 1, 2000 if the Astoria Generating Effective Date shall not have occurred as of such time, which amendment shall permit Carr Street Generating to supply electricity to Erie or its designee at those times when electricity is not being purchased by CPS thereunder.

         Section 7.21 Environmental Compliance.

         (a) No Guarantor shall use or Release, or permit the use or Release of, Hazardous Materials at the site of any of its Portfolio Assets other than in material compliance with all applicable Environmental Laws; provided, that each Guarantor shall have the right to contest such Environmental Laws in accordance with Section 5.09 of the Credit Agreement, so long as during such contest, enforcement of any such contested Environmental Law is stayed and no material violation thereof occurs.

         (b) Each Guarantor shall conduct and complete any investigation, study, sampling and testing and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials Released at, on, in, under to from its portion of the Portfolio Assets, in accordance with the requirements of all applicable Environmental Laws, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         (c) Each Guarantor shall assure that the insurer adds any off-site location for the disposal of waste from any of its portion of the Portfolio Assets on the Non-Owned Covered Locations Schedule under the PLL Policy before disposing of any such waste or entering into any contractual arrangement permitting any such disposal.

         (d) Each Guarantor shall promptly provide the Administrative Agent with copies of any (1) reports of claims made to the insurer pursuant to the PLL Policy or claims made under the Cost Cap Policy and (2) denials, partial denials or reservations of rights in respect to any such claims received from an insurer. Each Guarantor shall report claims to the insurer pursuant to the PLL Policy for any pollution conditions which such Guarantor reasonably believes based upon reasonable assumptions will exceed $50,000 in "clean-up costs" (as defined under the PLL Policy); however, this covenant shall in no way prohibit such Guarantor from reporting claims pursuant to the PLL Policy for amounts below $50,000 in "clean-up costs" (as defined under the PLL Policy).

         Section 7.22 Additional Contracts.

         (a) Each Guarantor shall enter into Additional Contracts only with the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed.

         (b) If any Guarantor shall at any time enter into an Additional Contract, such Guarantor shall promptly upon such acquisition or execution, execute, deliver and record, or cause to be executed, delivered and recorded, a supplement to the Security Documents, satisfactory in form and substance to the Administrative Agent, subjecting such Additional Contract to the Lien and security interests created by the Security Documents, ensure that the security interest in such interest will be a valid and an effective interest on terms comparable to the security interest of the Secured Parties in the Collateral, and deliver to the Administrative Agent, a duly executed and delivered Additional Contract Consent in respect of each Additional Contract.

         Section 7.23 Other Information. Each Guarantor shall furnish to the Administrative Agent:

         (a) on each anniversary of the Closing Date, a certificate from such Guarantor's insurers or insurance agents (i) evidencing that the insurance policies in place satisfy the requirements of this Agreement and (ii) setting forth a summary of all losses in excess of $500,000 incurred with respect to its portion of the Portfolio Assets in the preceding year; and

         (b) any such other information or data with respect to its business or operations (including supporting information as to compliance with this Agreement) as the Administrative Agent may reasonably request from time to time.

         Section 7.24 NiMo Surveys. Erie shall, as soon as practicable after the Closing Date, procure, or cause to be procured, surveys, conducted by licensed surveyors and containing certifications satisfactory to the Administrative Agent, in respect of the real estate relating to those specific NiMo Assets set forth on Schedule 5.26 to the Credit Agreement. Erie shall take all actions reasonably requested by the Administrative Agent to remedy any conditions revealed in any such survey, the existence of which has or could reasonably be expected to have a material adverse effect on the NiMo Asset described in such survey.

         Section 7.25 Y2K. Each Guarantor agrees to implement, or cause to be implemented, in all material respects, all recommendations and suggestions made by Perot Systems in the Y2K Audit that such Guarantor is recommended to undertake therein regarding year 2000 issues.

     SECTION 8. Negative Covenants. Each Guarantor covenants and agrees that, so long as this Agreement is in effect and any Lenders shall have any Commitment outstanding hereunder, and until the Notes, together with interest, and all other Obligations are indefeasibly paid in full and the ConEd Letter of Credit has been cancelled or has expired and all amounts drawn thereunder have been indefeasibly reimbursed in full, such Guarantor shall not:

         Section 8.01 Limitation on Mergers. Merge or consolidate with or into any other Person or liquidate, wind up, dissolve or otherwise transfer or dispose of all or substantially all of its property, assets or business, acquire all or substantially all of the assets of any Person or abandon its portion of the Portfolio Assets.

         Section 8.02 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

         Section 8.03 Limitation on Liens. Create or permit to exist any Lien or encumbrance on any portion of its Portfolio Assets or any other assets of such Guarantor, other than Permitted Liens.

         Section 8.04 Nature of Business. Change its legal form or Governing Documents, change its fiscal year nor engage in any business other than the acquisition, ownership, operation and financing of its portion of the Portfolio Assets as contemplated by the Transaction Documents. No Guarantor shall engage in the sale or trading of any fuel which is necessary for the operation of any Portfolio Assets (including reasonable reserves thereof).

         Section 8.05 Project Contracts; Waiver; Modification; Amendment.

         (a) Terminate, or agree to any termination of, any Transaction Document to which it is a party or any Governmental Approval, unless such Guarantor first obtains the written consent of the Required Lenders.

         (b) Amend or modify, or consent or agree to any amendment or modification of, or waive timely performance by any Person of its material obligations under or in respect of any Project Contract or Acquisition Document to which it is a party or any material Governmental Approval, unless such Guarantor first obtains the consent of the Required Lenders, which consent will not be unreasonably withheld, delayed or conditioned, upon demonstration to the reasonable satisfaction of the Required Lenders (in consultation with the Independent Engineer, or Power Marketing Consultant, as applicable) that the proposed action could not reasonably be expected to have a Material Adverse Effect. Upon granting any such consent by the Required Lenders with respect to a Project Contract, the Administrative Agent shall forthwith grant consent to such amendment or modification required under the Consent applicable to any such Project Contract.

         Section 8.06 Partnerships; Subsidiaries. Become a general or limited partner in any partnership or a joint venture in any joint venture, acquire any ownership interest in any other Person or enter into any profit-sharing or royalty agreement or other similar arrangement whereby any Guarantor's income or profits are, or might be, shared with any other Person, or enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person (other than the O&M Agreements) or form any Subsidiary (other than those validly existing on the Closing Date).

         Section 8.07 Loans, Advances or Investments. Make or permit to remain outstanding any loans, extensions of credit or advances to or investments in (whether by acquisitions of any stocks, notes or other securities or obligations) any Person, except Permitted Investments or as expressly contemplated by this Agreement.

         Section 8.08 Limitation on Capital Expenditures. Make any Capital Expenditure other than such Capital Expenditures that are (a) contemplated by the annual Operating Budget in effect for such fiscal year (as administered pursuant to Section 5.11 of the Credit Agreement), or (b) provided no Event of Default has occurred and is continuing, (x) determined in writing by the Administrative Agent (after consultation with the Independent Engineer) to be required by applicable Requirements of Law or to be reasonable and necessary and to arise from circumstances which could not reasonably have been anticipated, which determination will not be unreasonably withheld, conditioned or delayed, or (y) required as a result of an Emergency.

         Section 8.09 Affiliate Transactions. Except as expressly contemplated by the Financing Documents, directly or indirectly enter into any transaction with any Affiliate or any other Person other than in the ordinary course of business and on an arm's-length basis.

         Section 8.10 Distributions. Declare or pay any Distributions in respect of any Person's ownership interest in such Guarantor (other than to the Borrower).

         Section 8.11 Limitation on Disposition of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its assets (including, equipment, inventory and other physical assets of similar nature), other than
(a) electricity, capacity and excess fuel conveyed, sold, leased, assigned, transferred or otherwise disposed of in the ordinary course of such Guarantor's business, (b) such assets that are replaced within 60 days by other assets of like utility in such Guarantor's business; provided, that, this clause (b) shall not permit sales of assets for an aggregate sale price in excess of $5,000,000 in any calendar year during the term hereof, less the aggregate amount of all such asset sales of the Borrower and the other Guarantors consummated during such year and (c) obsolete or surplus assets or assets not required in connection with the operation of its portion of the Portfolio Assets. All proceeds of any disposition of such assets pursuant to clauses (a) above shall be deposited into the Revenue Account for application therefrom in accordance with the Deposit Account Agreement. All proceeds of disposition of assets pursuant to clause (b) above shall be deposited into the O&M Reserve Account and applied pursuant to the terms of the Deposit Account Agreement. All proceeds of any disposition of such assets pursuant to clause (c) above, shall be applied to the prepayment of Loans to the extent required under Section 2.07(a) of the Credit Agreement and shall be deposited into the Extraordinary Proceeds Account pursuant to the Deposit Account Agreement. Notwithstanding the foregoing, Erie shall be permitted to transfer interests in the NiMo Assets to industrial development authorities in connection with any Approved IDA Transaction.

         Section 8.12 Operating Budget. Amend, adjust, modify or re-allocate any portion of its Operating Budget except as specifically permitted in Section 5.11(b) of the Credit Agreement.

     SECTION 9. Amendments, Etc. No amendment, modification or waiver of any provision of this Guarantee Agreement and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and shall be executed and delivered in accordance with Section 9.02 of the Credit Agreement, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, this Guarantee Agreement may be amended, modified or waived with respect to any Guarantor, including by releasing any Guarantor hereunder, without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

     SECTION 10. Notices, Etc. Unless otherwise specified herein, all notices, requests or other communications to any party hereunder shall be in writing, shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or at any other address or telecopy number which such party shall have specified for the purpose of communications hereunder by notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Guarantee Agreement shall be deemed to have been given on the date of delivery if delivered by hand or overnight courier service or sent by telecopy or on the date two Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.

     SECTION 11. No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent or any other Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder and under the other Financing Documents are cumulative and are not exclusive of any other remedies provided by law.

     SECTION 12. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any and all the obligations of such Guarantor then existing under this Guarantee Agreement and the other Financing Documents, irrespective of whether or not such Secured Party shall have made any demand under this Guarantee Agreement or such other Financing Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 11 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

     SECTION 13. Continuing Guarantee. This Guarantee Agreement is a continuing guarantee and shall survive and remain in full force and effect until the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement have been indefeasibly paid in full in cash, the Commitments have been terminated, the ConEd Letter of Credit has been cancelled or have expired, all ConEd Letter of Credit Disbursements have been reimbursed in full, and shall be reinstated to the extent provided in Section 2(b).

     SECTION 14. Assignments. This Guarantee Agreement and the terms, covenants and conditions hereof shall be binding upon each Guarantor and its successors and shall inure to the benefit of the Administrative Agent, the other Secured Parties and their respective successors and assigns. Upon the assignment by any Lender of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitment, the Loans owing to it and the Note or Notes held by it) to any other person, such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. None of the Guarantors shall be permitted to assign, transfer or delegate any of its rights or obligations under this Guarantee Agreement without the prior written consent of the Administrative Agent and each Lender (and any such purported assignment, transfer or delegation without such consent shall be void).

     SECTION 15. Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree that, to the extent any Guarantor makes any payment hereunder on any date which, when added to all preceding payments made by such Guarantor hereunder, would result in the aggregate payments by such Guarantor hereunder exceeding its Percentage (as defined below) of all payments then or theretofore made by all Guarantors hereunder, such Guarantor shall have a right of contribution against each other Guarantor whose aggregate payments then or theretofore made hereunder are less than its Percentage of all payments by all Guarantors then or theretofore made hereunder, in an amount such that, after giving effect to any such contribution rights, each Guarantor will have paid only its Percentage of all payments by all Guarantors then or theretofore made hereunder. A Guarantor's "Percentage" on any date shall mean the percentage obtained by dividing (a) the Adjusted Net Assets of such Guarantor on such date by (b) the sum of the Adjusted Net Assets of all the Guarantors on such date. "Adjusted Net Assets" means, for each Guarantor on any date, the lesser of (i) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities, but excluding liabilities under this Guarantee Agreement, of such Guarantor on such date and (ii) the amount by which the present fair salable value of the assets of such Guarantor on such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts, excluding debt in respect of this Guarantee Agreement, as they become absolute and matured. The provisions set forth in this Section 14 are for the sole benefit of the Guarantors and shall in no way affect the obligations of the Guarantors hereunder to make payments in full to the Administrative Agent and the Secured Parties as specified herein.

     SECTION 16. Limitation of Liability. Each Guarantor hereby confirms that it is the intention of such Guarantor that the guarantee by such Guarantor pursuant to this Guarantee Agreement not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, such Guarantor hereby irrevocably agrees that the obligations of such Guarantor under this Guarantee Agreement shall be limited to the maximum amount as will result in the obligations of such Guarantor under this Guarantee Agreement not constituting such a fraudulent transfer or conveyance. In the event that any Guarantor's liability hereunder is limited pursuant to this Section 15 to an amount that is less than the total amount of the Guaranteed Obligations, then it is understood and agreed that the portion of the Guaranteed Obligations for which such Guarantor is liable hereunder shall be the last portion of the Guaranteed Obligations to be repaid.

     SECTION 17. Supplemental Agreement. Upon execution and delivery by the Administrative Agent and a Subsidiary of a Supplemental Agreement substantially in the form of Exhibit V to the Credit Agreement, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee Agreement.

     SECTION 18. Counterparts. This Guarantee Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Guarantee Agreement shall be effective with respect to any Guarantor when a counterpart hereof (or of the applicable Supplemental Agreement) which bears the signature of such Guarantor shall have been delivered to the Administrative Agent.

     SECTION 19. Savings Clause. In the event any one or more of the provisions contained in this Guarantee Agreement should be held invalid, illegal or unenforceable in any respect with respect to any Guarantor, no party hereto shall be required to comply with such provision with respect to such Guarantor for so long as such provision is held to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions contained herein, and of such invalid, illegal or unenforceable provision with respect to any other Guarantor, shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 20. Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY SUCH REQUIREMENT OF LAWS THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE GUARANTORS AND EACH SECURED PARTY IN CONNECTION WITH THIS GUARANTEE AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

     SECTION 21. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee Agreement or the other Financing Documents, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee Agreement shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Guarantee Agreement or the other Financing Documents against any Guarantor or its properties in the courts of any jurisdiction.

     (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee Agreement or the other Financing Documents in any New York State court or Federal court of the United States of America sitting in the Southern District of New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Guarantee Agreement irrevocably consents to service of process in the manner provided for notices in Section 9. Nothing in this Guarantee Agreement will affect the right of any party to this Guarantee Agreement to serve process in any other manner permitted by law.

     (d) To the fullest extent permitted under applicable law, each Guarantor hereby irrevocably and unconditionally waives all rights to trial by jury in any action, proceeding or counterclaim arising out of or related to this Agreement and the other Financing Documents or any of the transactions contemplated hereby or thereby.

     SECTION 22. Subordination by Guarantors. Each Guarantor hereby subordinates in right of payment all indebtedness of the Borrower or any other Guarantor owing to it, whether originally contracted with such Guarantor or acquired by such Guarantor by assignment, transfer or otherwise, whether now owed or hereafter arising, whether for principal, interest, fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof, to the prior indefeasible payment in full in cash of the Guaranteed Obligations, whether now owed or hereafter arising, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding referred to in Section 7.07 of the Credit Agreement), fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

     SECTION 23. Survival of Agreement. All covenants, agreements, representations and warranties made by each Guarantor herein shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes evidencing such Loans, regardless of any investigation made by the Lenders or the Agents or on their behalf, and shall continue in full force and effect until the Guaranteed Obligations and any other amounts payable under this Guarantee Agreement or any other Financing Document have been indefeasibly paid in full in cash and the Commitments have been terminated.

     SECTION 24. Entire Agreement. This Guarantee Agreement and the other Financing Documents constitute the entire contract between the parties relative to the subject matter hereof. Any agreement previously entered into among the parties with respect to the subject matter hereof is superseded by this Guarantee Agreement and the other Financing Documents. Nothing in this Guarantee Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and the other Secured Parties, any rights, remedies, obligations or liabilities under or by reason of this Guarantee Agreement.

     SECTION 25. Headings. Section headings used herein are for convenience of reference only, are not part of this Guarantee Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Guarantee Agreement. The rules of interpretation specified in Article I of the Credit Agreement shall be applicable to this Guarantee Agreement.

         IN WITNESS WHEREOF, each party hereto has caused this Guarantee Agreement to be duly executed, attested and delivered by its officers thereunto duly authorized as of the date first above written.

                            GUARANTORS:

                            ERIE BOULEVARD HYDROPOWER, L.P.

                            By:  Orion Power New York GP, Inc., its general
                            partner

                            By:
                                 ----------------------------------------
                            Name:
                            Title:

                            Address:  225 Greenfield Parkway
                                      Suite 201
                                      Liverpool, NY  13008

                            Telecopy: (315) 461-8571

                            CARR STREET GENERATING STATION, L.P.

                            By:  Orion Power New York GP, Inc., its general
                            partner

                            By:
                                 ----------------------------------------
                            Name:
                            Title:

                            Address:  225 Greenfield Parkway
                                      Suite 201
                                      Liverpool, NY  13008

                            Telecopy: (315) 461-8571

                              ADMINISTRATIVE AGENT:

                              BANK OF AMERICA, N.A.,
                              as Administrative Agent,


                              By:
                                 ------------------------------------
                              Name:
                              Title:

                              Address:  100 North Tryon Street
                                        NC1-007-10-07
                                        Charlotte, NC  28255

                              Telecopy:  (704) 386-3324

                                                                       EXHIBIT M
                                                                              TO
                                                                CREDIT AGREEMENT


================================================================================



                        ASSIGNMENT AND SECURITY AGREEMENT


                                     between


                  [ERIE BOULEVARD HYDROPOWER, L.P./CARR STREET
           GENERATING STATION, L.P./ASTORIA GENERATING COMPANY, L.P.]


                                       and


                             BANK OF AMERICA, N.A.,

                             as Administrative Agent


                      ---------------------------------

                            Dated as of July 28, 1999

                      ---------------------------------



================================================================================

                                TABLE OF CONTENTS

SECTION 1.  DEFINITIONS............................................................1


SECTION 2.  ASSIGNMENT; SECURITY INTERESTS; INSURANCE PROCEEDS.....................4

  2.01      PLEDGE; ASSIGNMENT; GRANT OF SECURITY INTERESTS........................4
  2.02      POWER OF ATTORNEY......................................................9

SECTION 3.  GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS.....................11

  3.01      NECESSARY FILINGS.....................................................11
  3.02      NO LIENS..............................................................11
  3.03      OTHER FINANCING STATEMENTS............................................11
  3.04      CHIEF EXECUTIVE OFFICE, RECORDS.......................................12
  3.05      RECOURSE..............................................................12
  3.06      CONSENTS..............................................................12
  3.07      PLEDGED PERMITS.......................................................13
  3.08      [BARGES...............................................................13
  3.09      FIXTURE LOCATIONS.....................................................14

SECTION 4.  SPECIAL PROVISIONS CONCERNING RECEIVABLES; CONTRACT RIGHTS;
            INSTRUMENTS...........................................................14

  4.01      ADDITIONAL REPRESENTATIONS AND WARRANTIES.............................14
  4.02      MAINTENANCE OF RECORDS................................................14
  4.03      PAYMENTS UNDER ASSIGNED AGREEMENTS, RECEIVABLES AND GENERAL
            INTANGIBLES...........................................................14
  4.04      DIRECTION TO ACCOUNT DEBTORS; CONTRACTING PARTIES; ETC................14
  4.05      MODIFICATION OF TERMS, ETC............................................15
  4.06      COLLECTION............................................................15

SECTION 5.  SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADEMARKS......15

  5.01      INFRINGEMENTS.........................................................16
  5.02      OTHER PATENTS, COPYRIGHTS AND TRADEMARKS..............................16
  5.03      REMEDIES..............................................................16

SECTION 6.  PROVISIONS CONCERNING ALL ASSIGNMENT REVENUES AND ASSIGNMENT
            COLLATERAL; INSURANCE.................................................16

  6.01      PROTECTION OF THE ADMINISTRATIVE AGENT'S INTERESTS....................16
  6.02      FURTHER ACTIONS.......................................................16
  6.03      FINANCING STATEMENTS..................................................17

SECTION 7.  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT..........................17

  7.01      REMEDIES; OBTAINING THE ASSIGNMENT COLLATERAL UPON DEFAULT............17
  7.02      REMEDIES, DISPOSITION OF THE ASSIGNMENT COLLATERAL....................18
  7.03      WAIVER OF CLAIMS......................................................19
  7.04      APPLICATION OF PROCEEDS...............................................20
  7.05      REMEDIES CUMULATIVE...................................................20
  7.06      DISCONTINUANCE OF PROCEEDINGS.........................................21
  7.07      GRANT OF LICENSE OR SUB-LICENSE TO USE PATENT, TRADEMARK, COPYRIGHT
            AND LICENSE COLLATERAL................................................21

SECTION 8.  INDEMNITY; EXPENSES...................................................21


SECTION 9.  MISCELLANEOUS.........................................................22

  9.01      NOTICES...............................................................22
  9.02      WAIVER, AMENDMENT.....................................................22
  9.03      OBLIGATIONS ABSOLUTE..................................................22
  9.04      SUCCESSORS AND ASSIGNS................................................22
  9.05      HEADINGS DESCRIPTIVE, ETC.............................................23
  9.06      GOVERNING LAW; SUBMISSION TO JURISDICTION AND VENUE...................23
  9.07      THE GRANTOR'S DUTIES..................................................24
  9.08      TERMINATION; RELEASE..................................................24
  9.09      COUNTERPARTS..........................................................24
  9.10      APPLICABILITY OF DEPOSIT ACCOUNT AGREEMENT............................24
  9.11      LIMITATION OF RECOURSE................................................24

Schedules
---------

Schedule 1  Schedule of Record Locations
Schedule 2  Project Contracts
Schedule 3  Fixture Locations

[Schedule 4 Barges]


Exhibits
--------

Exhibit A   Assignment of Security Interest in United States Patents and Trademarks
Exhibit B   Assignment of Security Interest in United States Copyrights

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



                        ASSIGNMENT AND SECURITY AGREEMENT

       ASSIGNMENT AND SECURITY AGREEMENT, dated as of July 28, 1999 (this "Agreement"), between [ERIE BOULEVARD HYDROPOWER, L.P./CARR STREET GENERATING STATION, L.P./ASTORIA GENERATING COMPANY, L.P.], a limited partnership organized under the laws of the State of Delaware (the "Grantor"), and BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent") for the benefit of the Secured Parties (as defined in the Credit Agreement).

                              W I T N E S S E T H:

       WHEREAS, Orion Power New York, L.P. (the "Borrower") has entered into a Credit Agreement, dated as of July 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), with the Administrative Agent, Banc of America Securities LLC and Paribas, as lead arrangers (the "Lead Arrangers"), Bank of America, N.A., as Issuing Bank and the Lenders named on the signature pages thereto and from time to time parties thereto (the "Lenders"), pursuant to which the Lenders have agreed, inter alia, to make available credit facilities to the Borrower to finance a portion of the purchase price of the Portfolio Assets (as defined in the Credit Agreement) and to provide working capital availability to the Borrower;

       WHEREAS, the Grantor has entered into a Subsidiary Guarantee Agreement, dated as of July 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantee"), with the Administrative Agent and those other Subsidiaries of the Borrower parties thereto, pursuant to which the Grantor has agreed to guarantee the Obligations of the Borrower;

       WHEREAS, the Credit Agreement contemplates the execution, delivery and the implementation of this Agreement;

       WHEREAS, it is a condition precedent to the obligations of the Lenders under the Credit Agreement that this Agreement shall have been entered into by the parties hereto and shall have become unconditionally and fully effective in accordance with the terms hereof; and

       WHEREAS, the Borrower Entities, the Administrative Agent and the Lenders have entered into a Deposit Account Agreement, dated as of July 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Deposit Account Agreement"), providing for, among other things, the establishment of the Accounts and the application of the proceeds of the Collateral;

       NOW, THEREFORE, in consideration of the benefits to the Grantor, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby makes the following assignments, representations and warranties to the Administrative Agent, for the benefit of the Secured Parties, and hereby covenants and agrees with the Administrative Agent as follows:

       SECTION 1. DEFINITIONS. For all purposes of this Agreement, (i) capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement and (ii) the principles of construction set forth in
Section 1.04 of the Credit Agreement shall apply hereto.

       In addition, the following terms shall have the meanings herein specified:

       "AGREEMENT" shall mean this Assignment and Security Agreement, as amended, supplemented or otherwise modified from time to time.

       "ASSIGNED AGREEMENTS" shall have the meaning provided in Section 2.01(a)(xi).

       "ASSIGNMENT COLLATERAL" shall have the meaning provided in Section 2.01(a)(xiii).

       "ASSIGNMENT REVENUES" shall have the meaning provided in Section 2.01(a)(i).

       "BORROWER" shall have the meaning provided in the first paragraph of this Agreement.

       "COLLATERAL" shall have the meaning provided in Section 2.01(a).

       "CONTRACT RIGHTS" shall mean all rights of the Grantor (including, without limitation, all rights to payment) under each Assigned Agreement.

       "COPYRIGHT LICENSES" shall mean any written agreement (a) granting any right to any third party under any Copyright of the Grantor or (b) granting any right to Grantor under any Copyright of any third party.

       "COPYRIGHTS" shall mean all right, title and interest of any person in and to all of the following, whether now owned or hereafter acquired:

       (i) the federally registered United States and foreign copyrights and any renewals thereof;
       (ii)        all other United States and foreign copyrights;

       (iii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental derivative or collective work registrations and pending applications for registrations in the United States Copyright Office;

       (iv) all computer programs, computer data bases, computer program flow diagrams, source codes and object codes related to any or all of the foregoing; and

       (v) all tangible property embodying or incorporating any or all of the foregoing.

       "CREDIT AGREEMENT" shall have the meaning provided in the first whereas clause of this Agreement.

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

       "DOCUMENTS" shall mean all of the books, ledgers, records, computer programs, tapes, discs, punch cards, data processing software, transaction files, master files and related property and rights (including computer and peripheral equipment) of the Grantor pertaining to or referencing the Collateral.

       "EQUIPMENT" shall have the meaning provided in Section 2.01(a)(ii).

       "GENERAL INTANGIBLES" shall have the meaning provided in Section 2.01(a)(vi).

       "INVENTORY" shall have the meaning provided in Section 2.01(a)(iii).

       "LICENSE" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense as to which the Grantor is now or hereafter a party.

       "PATENT LICENSE" shall mean any written agreement (i) granting any right to any third party under any Patent of the Grantor or (ii) granting any right to the Grantor under any Patent of any third party.

       "PATENTS" shall mean all right, title and interest of any person in and to all of the following, whether now owned or hereafter acquired:

       (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country;

       (ii) all other letters patent of the United States or any other country and all other applications for letters patent of the United States or any other country; and

       (iii) all reissues, continuations, divisions, continuations-in-part or extensions thereof and the inventions disclosed therein, including the right to make, use and/or sell the inventions disclosed therein

       "PLEDGED PERMITS" shall have the meaning provided in Section
2.01(a)(vii).

       "PROCEEDS" shall mean all proceeds, including (i) whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral and any property into which any of the Collateral is converted, whether cash or non-cash, (ii) any and all payments or other property (in whatever form) made or due and payable on account of any insurance, indemnity, warranty or guaranty payable to the Grantor with respect to any of the Collateral, (iii) any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, (iv) any and all payments (in any form whatsoever) made or due and payable in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, (v) any claim of the Grantor against third parties (A) for past, present or future infringement of any Patent now or hereafter owned by the

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


Grantor or licensed under a Patent License, (B) for past, present or future infringement or dilution of any Trademark now or hereafter owned by the Grantor or licensed under a Trademark License or injury to the goodwill associated with any Trademark now or hereafter owned by the Grantor, (C) for past, present or future infringement of any Copyright now or hereafter owned by the Grantor or licensed under a Copyright License and (D) for past, present or future breach of any License and (vi) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

       "RECEIVABLES" shall have the meaning provided in Section 2.01(a)(iv).

       "RELATED CONTRACTS" shall have the meaning provided in Section
2.01(a)(v).

       "SECURED OBLIGATIONS" shall mean the Obligations.

       "TRADEMARK LICENSE" shall mean any written agreement (a) granting any right to any third party under any Trademark of the Grantor or (b) granting any right to the Grantor under any Trademark of any third party.

       "TRADEMARKS" shall mean all of the following now or hereafter owned by any person (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office, any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof and (ii) all goodwill associated therewith.

       SECTION 2. ASSIGNMENT; SECURITY INTERESTS; INSURANCE PROCEEDS.


       2.01 Pledge; Assignment; Grant of Security Interests. (a) To secure the prompt and complete payment and performance when due of (i) all obligations of the Borrower under the Credit Agreement and the Notes to pay or repay the principal of, and interest on, the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all obligations of the Grantor under and pursuant to the Subsidiary Guarantee,
(iii) all Fees, expenses, indemnities and expense reimbursement obligations of the Borrower or any of its Subsidiaries under the Credit Agreement or any other Financing Documents, including this Agreement, in respect of the Loans, (iv) all other obligations, covenants and agreements, monetary or otherwise, of the Borrower or any of its Subsidiaries under any Financing Document to which it is a party, in each case, whether now owing or hereafter existing, (v) all disbursements made by the Secured Parties for the payment of taxes, common area charges, insurance premiums, and all other fees, expenses or advances in connection with or relating to the Collateral, and interest on such disbursements and other amounts not timely paid in accordance with the terms of the Credit Agreement, this Agreement and the other Financing Documents, (vi) all sums with respect to the foregoing that would become due but for the

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


operation of the automatic stay under Section 362(a) of Title 11 of the United States Code (the "Bankruptcy Code"), including, without limitation, interest, fees and other charges that, but for the filing of a petition in bankruptcy with respect to the Borrower would accrue on the foregoing whether or not a claim is alleged against the Borrower for such sums in any such bankruptcy proceeding, and (vii) all renewals, extensions, amendments, modifications and changes and supplements of, or substitutions or replacements for, all or any part of the foregoing, the Grantor hereby assigns and pledges to the Administrative Agent for the benefit of the Secured Parties, and hereby grants to the Administrative Agent for the benefit of the Secured Parties, a security interest in, and lien on, all of the Grantor's right, title and interest in and to the following, whether now owned or hereafter acquired (the "Collateral"):

              (i) all cash income and receipts derived from the ownership and ordinary course of operation of the Portfolio Assets, including, without limitation, revenues from the sale of electricity and other products and services (including capacity, ancillary services and thermal energy), Proceeds of business interruption insurance, interest and other income earned on amounts on deposit in the Accounts and any amounts realized by the Grantor under any Interest Hedge Contract (all of the above, collectively, the "Assignment Revenues");

              (ii) (A) all equipment, wherever located, now or hereafter existing, (B) all fixtures, (C) all parts of any of the foregoing items
       (A) and (B) and all accessions thereto and (D) all rights in any of the foregoing items (A)-(C) now or hereafter owned or possessed by the Grantor for its benefit (the property described in this subsection (ii) being the "Equipment");

              (iii) all inventory and other tangible personal property held for sale by the Grantor, in all of it is forms, wherever located, and rights therein owned or possessed by the Grantor or for its benefit including, but not limited to, (A) with respect to the generation of electric power by the Grantor, raw materials and work in process therefor, finished goods and by-products thereof, and materials used or consumed in the manufacture or production thereof, (B) goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind and (C) goods which are returned to or repossessed by the Grantor, and all accessions to any of the foregoing and products thereof and documents relating thereto (the property described in this subsection
       (iii) being the "Inventory");

              (iv) all accounts, Contract Rights, chattel paper, Documents, instruments and other rights or obligations of every kind, now or hereafter existing, whether or not arising out of or in connection with any sale, lease, exchange or other disposition of electric power, or other Inventory, goods or the provision or rendering of any service by or to the Grantor all tax refunds, tax refund claims or guarantee claims held by or granted to the Grantor (any and all


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

       such accounts, Contract Rights, chattel paper, Documents, instruments and obligations described in this subsection (iv) being the "Receivables");

              (v) all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, Contract Rights, chattel paper, Documents, instruments or obligations the property described being the "Related Contracts");

              (vi) all general intangibles, intellectual or other property of any kind or nature now owned or hereafter acquired by the Grantor, including, without limitation, permits, reversionary interests in pension plan assets, inventions, designs, Patents, Copyrights, Trademarks, Licenses and associated goodwill, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software, customer lists, subscription lists, databases and related documentation, registrations, franchises, and all other intellectual or other similar property rights not otherwise described above, but excluding Receivables (the property described in this subsection (vi) being the "General Intangibles");

              (vii) all generating, electricity, environmental and other licenses, permits and approvals of any federal, state, municipal or other governmental department, commission, board, bureau, agency, court or other instrumentality, domestic or foreign, now or hereafter held by the Grantor or in which the Grantor may have an interest and relating to the operation, maintenance, or use and occupancy of the [NiMo Assets/Carr Street Generating Station/Astoria Bundle], including, without limitation, those specified in Schedule 4.04 to the Credit Agreement, except that any such license, permit or approval which as a matter of law is not assignable is hereby excluded from such lien and security interest to the extent that and for such time as the same shall not be so assignable, and all rights (whether or not earned by performance) under any franchises, documents, licenses, contracts or agreements now owned or hereafter acquired with the rights to all renewals thereof assignable by law (the property described in this subsection (vii) being the "Pledged Permits");

              (viii) (A) all policies of insurance, now or hereafter held by the Grantor (as required under Section 5.06 to the Credit Agreement and the other Financing Documents), including, without limitation, casualty and liability, business interruption and any title insurance, and including all Proceeds therefrom, and (B) all rights, now or hereafter held, by the Grantor to any warranties of any manufacturer or contractor or any other Person;

              (ix) all books, correspondence, credit files, records, invoices and other Documents, now or hereafter in the possession or control of the Grantor or any Person acting for the Grantor and relating to the [NiMo Assets/Carr Street Generating Station/Astoria Bundle] and all reports of the Independent Engineer or

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

       any other Person and all other reports relating to the acquisition, operations, viability, performance, maintenance and output of the [NiMo Assets/Carr Street Generating Station/Astoria Bundle];

              (x) all balances, credits, deposits, deposit and securities accounts, investment property, or moneys whether now existing or hereafter held in the name or on behalf of the Grantor, whether (A) in the possession or control of the Grantor, (B) in the possession or control of, or in transit to, the Administrative Agent, or (C) held by third parties; all monies, documents, instruments, investment property and financial assets required to be deposited with or delivered to the Administrative Agent or any securities intermediary pursuant to any term of this Agreement or any of the other Financing Documents, including, without limitation, all amounts held or deposited in or credited to the Accounts and all cash and all monies and Permitted Investments and other financial assets and investment property and instruments held in or credited to such Accounts;

              (xi) each and all Project Contracts listed in Schedule 2 hereto, each Additional Contract and any other lease, power, fuel, transportation, management or other agreement now existing or hereafter entered into by the Grantor relating to the acquisition, operation, maintenance or use and occupancy of the [NiMo Assets/Carr Street Generating Station/Astoria Bundle], as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Agreement and the Credit Agreement (the agreements described in this subsection (xi), as so amended, supplemented or modified, being the "Assigned Agreements"), including, without limitation, all rights of the Grantor (A) to receive moneys due and to become due under or pursuant to the Assigned Agreements, to compel performance and otherwise to exercise all remedies thereunder, including, without limitation, all rights to make determinations, to exercise any election or option contained in such agreements (including, but not limited to, termination thereof), to give or receive any notice or consent, to demand and receive any property which is the subject of any of the Assigned Agreements, to file any claims and generally to take any action which (in the opinion of the Administrative Agent or any Secured Party) may be necessary or advisable in connection with any of the foregoing, and (B) to receive the Proceeds of any claim for damages arising out of or for breach of any Assigned Agreement and Proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements;

              (xii)     to the extent not included in subsections (i) through
       (xi) above, or excepted therein, all other personal property of the Grantor of any kind or description whatsoever, wherever located, whether now owned or hereafter acquired, tangible or intangible [(including, without limitation, those certain barges listed on Schedule 4 hereto (the "Barges")) Note: Schedule 4 is for the Astoria Generating Security Agreement only]; and

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


              (xiii) all accessions and additions to, substitutions for, and all replacements, products and Proceeds of any and all of the Collateral (including, without limitation, any proceeds which constitute property of the types described in subsections (i)-(xii), above) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Administrative Agent is the loss payee thereof or an additional insured thereunder), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral, (B) any other amounts from time to time paid or payable under or in connection with any of the Collateral and (C) cash (all of the foregoing items in clauses (ii) - (xii) above, collectively, the "Assignment Collateral").

       (b) The sale, assignment, conveyance, setting over, pledge and transfer to the Administrative Agent under this Agreement extends to all Assignment Revenues of the kind described in preceding clause (i) of Section 2.01(a) above which the Grantor may acquire at any time during the continuation of this Agreement. The security interest of the Administrative Agent held under this Agreement extends to all Assignment Collateral of the kind described in preceding clauses (ii) - (xii) of Section 2.01(a) above which the Grantor may acquire at any time during the continuation of this Agreement.

       (c) The Grantor agrees and confirms that the execution and delivery of the Consents will constitute (i) notice to each party to the Assigned Agreements that are the subject of a Consent of (x) the sale assignment, conveyance, setting over, pledge and transfer by the Grantor of the Assignment Revenues and the assignment, charge, conveyance, setting over, pledge and transfer by the Grantor of all of the Grantor's right, title and interest in and to the Assignment Revenues and (y) the assignment, charge, conveyance, setting over, pledge and transfer by the Grantor by way of security, of all the Grantor's right, title and interest in and to the Assignment Collateral and (ii) unconditional and irrevocable instructions from the Grantor to each such party, debtor or obligor that all payments due or to become due and all amounts payable to the Grantor thereunder shall, until the Obligations are paid in full, be made directly to the Revenue Account.

       (d) The Assignment Revenues received pursuant to Section 2.01(a)(i) above shall be applied in accordance with the provisions of the Deposit Account Agreement.

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

              2.02 Power of Attorney. The Grantor hereby irrevocably appoints the Administrative Agent as its attorney-in-fact with right of substitution, so that the Administrative Agent or any other Person empowered by the Administrative Agent shall be authorized, without need of further authorization from the Grantor, upon the occurrence and during the continuance of an Event of Default and in preservation of the rights of the Administrative Agent and the Lenders hereunder so long as such Event of Default is continuing and has not been waived by an appropriate vote or other action by the Required Lenders (any action under this Section 2.02 to be subject to, and in accordance with, the terms of the Credit Agreement and all Requirements of Law):

              (a) to effect the sale of any of the Assignment Collateral in one or more transactions to the extent permitted by Requirements of Law and in any commercially reasonable manner as may be determined by the attorney-in-fact, which, subject to the foregoing, may include the direct sale without public auction of any such Assignment Collateral at such price, and upon such terms as may be determined by the attorney-in-fact;

              (b) to enter upon any premises where the Assignment Collateral or any part thereof may be located without the need for a court order or other form of authority otherwise than upon the authority granted herein;

              (c) to take and retain actual possession and control of any such Assignment Collateral as receivers without bond or otherwise, and transport any of it to any location as determined by such attorney-in-fact;

              (d) to make any repairs, additions and improvements on the Assignment Collateral as such attorney-in-fact shall reasonably deem proper or necessary;

              (e)       to administer, manage and use any of the Assignment
       Collateral;

              (f) to conclude any agreement and collect any monies thereunder or otherwise due to the Grantor in respect of, or generated through the usage of, any of the Assignment Collateral;

              (g) to exercise in any commercially reasonable manner any of the rights of the Grantor arising under or in connection with the Assigned Agreements and to designate or delegate to another Person or entity, in substitution of such attorney-in-fact, the exercise in any commercially reasonable manner of such rights of the Grantor, under such terms as such attorney-in-fact shall deem proper or necessary;

              (h) to collect, claim and receive all monies and avail of all benefits that accrue, and that may become due and payable to the Grantor under the Assigned Agreements and to hold the same as security for the timely payment and discharge by the Grantor of the Secured Obligations, and the faithful performance of the covenants and obligations of the Grantor as set forth in any of the Financing Documents;

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

              (i) to send written notice to all the obligors, instructing any or all of them to pay all monies due and owing to the Grantor from time to time under the Assigned Agreements, to the Revenue Account or such other account as may be required or contemplated by the Deposit Account Agreement;

              (j) to institute and maintain such suits and proceedings as such attorney-in-fact shall deem expedient to prevent any impairment of the Assignment Collateral or to preserve and protect such attorney-in-fact's interest therein;

              (k) to execute and deliver such deeds of conveyance or sale as may be necessary or proper for the purpose of conveying full title and ownership, free from any claims and rights of the Grantor, to any of the Assignment Collateral, after foreclosure thereof; and

              (m) in general, to sign such agreements and documents and perform such acts and things required, necessary or, in the opinion of such attorney-in-fact, advisable, to fully accomplish the purpose hereof.

              The Grantor hereby confirms and ratifies any and all actions and things performed or done by the Administrative Agent as the Grantor's attorney-in-fact or any of its representatives in each case pursuant to the powers granted hereunder.

              This special power of attorney shall be deemed coupled with an interest, and cannot be revoked by the Grantor until no Lender shall have any Commitment outstanding and until the Notes, together with interest, and all other Obligations are indefeasibly paid in full. Upon the occurrence and during the continuance of any Event of Default, the Grantor shall abstain from exercising any rights under any of the Assigned Agreements which shall be inconsistent with the exercise of the rights and functions herein granted to the Administrative Agent as the attorney-in-fact, including abstaining from collecting, claiming and receiving any monies under the Assigned Agreements, provided, that, nothing herein shall prevent the Grantor from, except during the exercise by the Administrative Agent of any such rights and functions, undertaking the Grantor's operations in the ordinary course of business in accordance with the Assigned Agreements. To the extent that the Grantor shall receive any monies in respect thereof, notwithstanding the provisions of this
Section 2.02, the Grantor shall be deemed to have received such funds for the account of the Administrative Agent and shall hold the same in trust and promptly pay the same to the Administrative Agent for deposit in the Revenue Account (or other account as may be required or contemplated by the Deposit Account Agreement) and application pursuant to the Deposit Account Agreement.

              All reasonable costs, expenses, charges and fees paid or incurred by the Administrative Agent in the exercise of any of the rights, remedies or powers granted hereunder shall be for the account of the Grantor, and the Grantor undertakes promptly on demand to pay same or, as the case may be, to reimburse the Administrative Agent and/or its agents, representatives, successors and assignees as the case may be, for any monies paid by it with interest thereon at the Default Rate from the date the same shall have been paid by the Administrative Agent and/or its agents, representatives, successors and assigns until actually paid

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

by the Grantor to the extent that there are then insufficient funds available in the Revenue Account for this purpose.

              SECTION 3. GENERAL REPRESENTATIONS, WARRANTiES AND COVENANTS.


              The Grantor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement and the satisfaction of the Secured Obligations, as follows:


              3.01 Necessary Filings. As of the Closing Date, all filings, registrations and recordings necessary or appropriate to create, (i) the sale, assignment, conveyance, setting over and transfer of the Assignment Revenues by the Grantor to the Administrative Agent and (ii) the security interest granted by the Grantor to the Administrative Agent hereby in respect of the Assignment Collateral have been accomplished, and (A) the sale, assignment, conveyance, setting over and transfer of the Assignment Revenues to the Administrative Agent pursuant to this Agreement constitutes a valid and enforceable sale, assignment, conveyance, setting over and transfer and (B) the security interest granted to the Administrative Agent pursuant to this Agreement in and to the Assignment Collateral constitutes a valid enforceable (1) and upon the filing of all Financing Statements in the filing offices noted on Schedule 1 and (2) if applicable, fully executed Assignments of Security Interests, substantially in the forms of Exhibits A and B hereto, as applicable, by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. Section 261, 15 U.S.C. Section 1060 or 17 U.S.C. Sections 205, as applicable, to perfect the security interests granted to the Administrative Agent and the Secured Parties in the federally registered Copyrights, Patents, Trademarks and Licenses, perfected security interest in the Assignment Revenues and Assignment Collateral (other than vehicles and any emergency response boat) superior and prior to the rights of all other Persons therein and, in each case, subject to no other Liens, sales, assignments, conveyances, settings over or transfers other than Permitted Liens.

              3.02 No Liens. The Grantor is, as of the Closing Date, as to the Assignment Revenues and Assignment Collateral, and, as to any Assignment Collateral acquired by it from time to time after the date hereof, the Grantor will be, the owner of all such Assignment Revenues and Assignment Collateral free from any Lien or other right, title or interest of any Person (other than Permitted Liens) and the Grantor shall defend such Assignment Revenues and Assignment Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Administrative Agent. Without limiting the generality of the foregoing, the Grantor shall not assign, charge, convey, sell, set over, transfer, or grant any security interest in the Assigned Agreements, any of the other Assignment Collateral or any of the Assignment Revenues other than pursuant to the Security Documents or as expressly permitted by the Credit Agreement.

              3.03 Other Financing Statements. There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Assignment Revenues or the Assignment Collateral and so long as any of the Secured Obligations remain unpaid or any Commitments remain outstanding, the Grantor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Assignment Revenues or the Assignment Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby, or by the other Security Documents, by the Grantor.

              3.04 Chief Executive Office, Records. (a) The chief executive office of the Grantor is located at the address set forth on Schedule 1 hereto. The Grantor will not move its chief executive office except to such new location as may be permitted in accordance with Section 3.04(b). The originals of all documents evidencing all Receivables, General Intangibles and Contract Rights of the Grantor and the only original books of account and records of the Grantor relating thereto are, and will continue to be, kept at the locations disclosed in Schedule 1, or at such new locations as the Grantor may establish in accordance with Section 3.04(b). All Receivables, General Intangibles and Contract Rights of the Grantor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such office locations shown above, or such new locations as the Grantor may establish in accordance with Section 3.04(b).

       (b) The Grantor shall not establish a new location for its offices until (i) it shall have given to the Administrative Agent and the Lenders not less than 45 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Administrative Agent and the Lenders may reasonably request and
(ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Administrative Agent and the Lenders, to maintain the sale, assignment, conveyance, setting over and transfer of the Assignment Revenues to the Administrative Agent and the security interest of the Administrative Agent in the Assignment Collateral intended to be granted hereby at all times fully perfected, of first priority and in full force and effect.

              3.05 Recourse. This Agreement is made with full recourse to the Grantor and pursuant to and in reliance upon all the warranties, representations, covenants and agreements on the part of the Grantor contained herein, in the Credit Agreement, in any of the other Financing Documents and otherwise in writing in connection herewith or therewith.

              3.06 Consents. (a) No other consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required as of the date of the execution and delivery of this Agreement (i) for the sale, assignment, conveyance, setting over and transfer of the Assignment Revenues to the Administrative Agent, (ii) for the grant by the Grantor of the pledge, assignment and security interest granted hereby with respect to the Assignment Collateral (other than contracts that are not Project Contracts) or for the execution, delivery or performance of this Agreement by the Grantor, (iii) for the perfection or maintenance of the sale, assignment, conveyance, setting over and transfer effected hereby with respect to the Assignment Revenues and the pledge, assignment and security interest created hereby with respect to the Assignment Collateral (including the first priority nature of such sale, assignment, conveyance, setting over and transfer by way of security with respect to the Assignment Revenues and such pledge, assignment and security interest with respect to the Assignment Collateral) other than the filing of appropriate financing statements or similar filings in respect of the Assignment Revenues and Assignment Collateral, in each case, other than contracts that are not Project Contracts, or (iv) for the exercise by the Administrative Agent of the rights provided for in this Agreement or the remedies in respect of the Assignment Revenues and the Assignment Collateral pursuant to this Agreement.

              (b) Except as otherwise expressly provided in the Credit Agreement or the Deposit Account Agreement, the Grantor shall obtain, after the date of the execution and delivery of this Agreement, such other consents, authorizations, and approvals and obtain such other actions, and provide such notices to or make such filings with, any Governmental Authority as may be necessary or reasonably requested by the Administrative Agent or any Secured Party, after the date of this Agreement (i) for the sale, assignment conveyance, setting over and transfer of the Assignment Revenues to the Administrative Agent, (ii) for the grant by the Grantor of the pledge, assignment and security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantor, (iii) for the perfection or maintenance of the sale, assignment, conveyance, setting over and transfer effected hereby with respect to the Assignment Revenues and the pledge, assignment and security interest created hereby with respect to the Assignment Collateral (including the first priority nature of such sale, assignment, conveyance, setting over and transfer by way of security with respect to the Assignment Revenues and such pledge, assignment and security interest with respect to the Assignment Collateral) or
(iv) for the exercise by the Administrative Agent of the rights, remedies and powers provided for in this Agreement or the remedies in respect of the Assignment Revenues and the Assignment Collateral pursuant to this Agreement.

              3.07 Pledged Permits. Upon the occurrence and during the continuance of an Event of Default and after notice to the Grantor that the Administrative Agent intends to exercise remedies pursuant to the Financing Documents, Grantor shall, at the request of the Administrative Agent, take such steps requested by the Administrative Agent that are necessary to ensure that the transfer of the Pledged Permits to the Administrative Agent or any other party or parties designated by the Administrative Agent will occur effective upon transfer of title to the applicable Portfolio Assets to which such Pledged Permits relate, including without limitation, the filing of a joint application by Grantor with the Administrative Agent or the Administrative Agent's designees, for the transfer of the Pledged Permits pursuant to 18 C.F.R. Part 9 or any successor or replacement regulations thereto.

              3.08 [Barges. The Grantor will not do, or suffer or permit to be done anything that will impair the lien of the Secured Parties against the Barges.

Grantor will not document any collateral as a vessel under the flag of the United States of America without the written consent of the Required Lenders. Grantor will not operate any Barge outside the navigational limits of the insurance policy or outside the State of New York without receiving the written consent of the Required Lenders. [Astoria Agreement only.]

              3.09 Fixture Locations. Schedule 3 hereto sets forth a true and complete list of all street addresses where fixtures exist for [each of] the [NiMo Assets/Carr Street Generating Station/Astoria Bundle.]

              SECTION 4. SPECIAL PROVISIONS CONCERNING RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS.

              4.01 Additional Representations and Warranties. As of the time when each Receivable and General Intangible arises, the Grantor shall be deemed to have represented and warranted, to the knowledge of the Grantor and unless otherwise promptly disclosed by the Grantor in writing to the Administrative Agent upon the Grantor obtaining actual knowledge thereof, that such Receivable or General Intangible, as the case may be, and all records, papers and documents relating thereto (if any) are genuine and in all respects what they purport to be, and that all records, papers and documents (if any) relating thereto (i) will represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of electricity or capacity, or any other merchandise listed therein, or both, and (ii) are in compliance and will conform with all Requirements of Law.

              4.02 Maintenance of Records. The Grantor will keep and maintain at its own cost and expense records consistent with GAAP of the Assigned Agreements and the Receivables, including, but not limited to, the originals of all documentation (including each Assigned Agreement) with respect thereto, records of all payments received, all credits granted thereon (but subject to customary record retention policies) and all other dealings therewith. The Grantor will make the same available to the Administrative Agent for inspection pursuant to Section 5.08 of the Credit Agreement.

              4.03 Payments Under Assigned Agreements, Receivables and General Intangibles. (a) Non-Payment to the Administrative Agent. If the Grantor shall receive payment directly from any party to an Assigned Agreement (including any letter of credit issued for the benefit of the Grantor in accordance with the terms thereof) or from any account debtor or other obligor under any Receivable, General Intangible or any other payments under such Assigned Agreements, Receivables and General Intangibles, the Grantor shall receive such payments in a constructive trust for the benefit of the Lenders, shall segregate such payments from such party's other funds, and shall forthwith transmit and deliver such payments to the Administrative Agent in the same form as so received (with any necessary endorsement).

              (b) Application of Funds. All amounts received by the Administrative Agent pursuant to this Section 4.03 or Section 4.04 shall be deposited into the Revenue Account and applied as set forth in the Deposit Account Agreement.

              4.04 Direction to Account Debtors; Contracting Parties; etc. The Grantor agrees that the Administrative Agent may, upon reasonable notice to Grantor of its failure to do so directly notify the obligors with respect to any Receivables, General Intangibles and/or under any Assigned Agreements to make payments with respect thereto as provided in Sections 2.01(c) (ii) and 4.03. Upon the occurrence and during the continuance of any Event of Default, the

Administrative Agent may apply, without notice to or assent by the Grantor, any or all amounts then in, or thereafter deposited in, the Accounts in the manner provided in the Deposit Account Agreement. The reasonable costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by the Grantor or the Administrative Agent, shall be borne by the Grantor.

              4.05 Modification of Terms, etc. Except as otherwise provided in the Credit Agreement or as permitted in Section 4.06 hereof, (a) the Grantor shall not rescind or cancel any Indebtedness in any fiscal year in an amount, in the aggregate, in excess of $100,000 evidenced by any Receivables, General Intangibles or Assigned Agreements, or modify in any manner adverse to the Grantor or the Secured Parties any material term thereof, or make any adjustment adverse to the Grantor or the Secured Parties with respect thereto, or grant any extension for performance of the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable, General Intangible or Assigned Agreements, or interest therein, without the prior written consent of the Administrative Agent, which consent the Administrative Agent will not unreasonably withhold, delay or condition, and (b) the Grantor will duly fulfill all material obligations on its part to be fulfilled under or in connection with the Receivables, the General Intangibles and the Assigned Agreements and will do nothing to impair the security interests of the Administrative Agent (including, without limitation, the creation, attachment and priority thereof) in the Receivables, the General Intangibles or the Assigned Agreements.

              4.06 Collection. The Grantor shall endeavor to cause to be collected from the account debtor named in the Grantor's Receivables and General Intangibles or obligor under any Assigned Agreements, and paid by such account debtor directly to the Revenue Account, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable, General Intangible or Assigned Agreements, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, General Intangible or under such Assigned Agreements, except that, unless an Event of Default shall have occurred and be continuing (and shall not have been waived by an appropriate vote or other action by the Required Lenders), the Grantor may allow in the ordinary course of business as adjustments to amounts owing under the Grantor's Receivables, General Intangibles and Assigned Agreements an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Grantor finds appropriate to enhance collectibility in accordance with sound business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys fees) of collection, whether incurred by the Grantor or the Administrative Agent, shall be borne by the Grantor.

              SECTION 5. SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADEMARKS.

              5.01 Infringements. Promptly upon obtaining actual knowledge thereof, the Grantor shall notify the Administrative Agent and the Lenders in writing of all pertinent details available to it, with respect to any infringement or other violation of the Grantor's rights in, or any claim of any such infringement of, any, Patent, Copyright or Trademark, whether or not such right is presently held by the Grantor or third party. As to each such instance, absent the Required Lenders' authorization to proceed otherwise, which authorization shall not be unreasonably withheld, delayed or conditioned, and to the extent permitted by applicable Requirements of Law, the Grantor shall use commercially reasonable efforts to pursue a remedy.

              5.02 Other Patents, Copyrights and Trademarks. If the Grantor hereafter acquires rights in any Patent, Copyright or Trademark, the Grantor shall deliver to the Administrative Agent and the Lenders within 30 days, a copy of such Patent, Copyright or Trademark and a first priority perfected security interest therein or a collateral assignment thereof, as appropriate.

              5.03 Remedies. If an Event of Default shall occur and be continuing (and shall not have been waived by an appropriate vote or other action by the Lenders), the Administrative Agent, acting pursuant to and in accordance with the terms of the Deposit Account Agreement, the other Financing Documents and applicable Requirements of Law may (a) declare the entire right, title, and interest of the Grantor in any Patents, Copyrights and Trademarks vested in the Administrative Agent, in which event such right, title, and interest immediately shall vest in the Administrative Agent; and (b) take and practice or use or sell any or all of such Patents, Copyrights or Trademarks, or take and use or sell the Grantor's rights in such Patents, Copyrights or Trademarks, along with the goodwill and all other elements of the Grantor's ongoing business symbolized by such assets and secured under this Agreement, and the right to carry on the business of the Grantor in connection with which such assets have been used. The Grantor shall execute any other and further documents which the Administrative Agent may request further to confirm the foregoing and to transfer to the Administrative Agent ownership of the Grantor's rights to such Trademarks, Patents and/or Copyrights.

              SECTION 6. PROVISIONS CONCERNING ALL ASSIGNMENT REVENUES AND ASSIGNMENT COLLATERAL; INSURANCE.

              6.01 Protection of the Administrative Agent's Interests. The Grantor will do nothing to impair the rights of the Administrative Agent or the Lenders in the Assignment Revenues and the Assignment Collateral, provided, however, that nothing herein shall prevent the Grantor, prior to the exercise by the Administrative Agent of any such rights, from undertaking the Grantor's operations in the ordinary course of business in accordance with the Assigned Agreements. The Grantor assumes all liability and responsibility in connection with the Assignment Revenues and the Assignment Collateral and the liability of the Grantor with respect to the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Assignment Revenues and Assignment Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Grantor.

              6.02 Further Actions. The Grantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent and the Lenders from time to time such lists, descriptions and designations of the Assignment Revenues and the Assignment

Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Assignment Revenues and the Assignment Collateral and other property or rights covered by the interests hereby granted, which is necessary to perfect, preserve or protect its ownership and security interests in the Assignment Revenues and the Assignment Collateral or is otherwise reasonably requested by the Administrative Agent; provided, that the foregoing shall not require the Grantor to obtain any Additional Contract Consent except as expressly required by Section 5.24 of the Credit Agreement.

              6.03 Financing Statements. The Grantor agrees to assign and deliver to the Administrative Agent, on behalf of the Lenders, such financing statements (or similar statement or instrument of registration under the law of any jurisdiction), in form reasonably acceptable to the Administrative Agent as it may from time to time reasonably request or as are necessary or desirable in their reasonable opinion to establish and maintain the security interests contemplated hereunder as valid, enforceable, first priority security interests as provided herein and the other rights and security contemplated herein, all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other Requirement of Law. The Grantor will pay any applicable filing fees and related expenses. The Grantor authorizes the Administrative Agent to file any such financing statements without the signature of the Grantor to the extent permitted under applicable Requirements of Law.

              SECTION 7.  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT.

              7.01 Remedies; Obtaining the Assignment Collateral Upon Default. The Grantor agrees that, if any Event of Default shall have occurred and be continuing (and shall not have been waived by an appropriate vote or other action by the Required Lenders), then and in every such case, subject to the terms and provisions of the Credit Agreement and any Requirement of Law then in effect, the Administrative Agent, in addition to any rights now or hereafter existing under any Requirement of Law, shall have all rights as a secured creditor under the Uniform Commercial Code or any other Requirement of Law in all relevant jurisdictions and may, acting pursuant to and in accordance with the terms of the Credit Agreement:

              (a) personally, or by agents or attorneys, immediately retake possession of the Assignment Collateral or any part thereof, from the Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Grantor's premises where any of the Assignment Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Grantor; and

              (b) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, any other Assigned Agreement, the General Intangibles and the Receivables) constituting the Assignment Revenues and Assignment Collateral to make any payment required by the terms of such instrument or agreement directly to the Administrative Agent for deposit in the Revenue Account (or any other account required or contemplated by the Deposit Account Agreement) and application pursuant to the Deposit Account Agreement; and

              (c) apply all monies, securities and instruments in the Revenue Account, and each other Account, in accordance with the Deposit Account Agreement; and

              (d) sell, assign or otherwise liquidate, or direct the Grantor to sell, assign or otherwise liquidate, any or all of the Assignment Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation for deposit in the Revenue Account (or any other account required or contemplated by the Deposit Account Agreement) and application pursuant to the Deposit Account Agreement; and

              (e) take possession of the Assignment Collateral or any part thereof, by directing the Grantor in writing to deliver the same to the Administrative Agent at any place or places designated by the Administrative Agent, in which event the Grantor shall at its own expense:

                        (i) forthwith cause the same to be moved to the place or places so designated by the Administrative Agent and there delivered to the Administrative Agent,

                        (ii) store and keep any Assignment Collateral so delivered to the Administrative Agent (to the extent not physically delivered to the Administrative Agent) at such place or places pending further action by the Administrative Agent as provided in Section 7.02, and

                        (iii) while such Assignment Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

       it being understood that the Grantor's obligation to so deliver the Assignment Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by the Grantor of such obligation.

              7.02 Remedies, Disposition of the Assignment Collateral. Any Assignment Collateral repossessed by the Administrative Agent under or pursuant to Section 7.01, and any other Assignment Collateral whether or not so repossessed by the Administrative Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Administrative Agent, acting in good faith, may, upon written direction in compliance with any Requirement of Law, determine to be commercially reasonable. Subject to the foregoing, any of the Assignment Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Administrative Agent or after any overhaul or repair which the Administrative Agent, acting in good faith, shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding permitted by such requirements shall be made upon not less than 10 days' written notice to the Borrower specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Grantor or any nominee of the Grantor to acquire the Assignment Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. To the extent permitted by Requirements of Law, the Administrative Agent on behalf of the Lenders may bid for and become the purchaser of the Assignment Collateral or any item thereof, offered for sale in accordance with this Section 7.02. If, under mandatory requirements of any Requirement of Law, the Administrative Agent shall be required to make disposition of the Assignment Collateral within a period of time which does not permit the giving of notice to the Grantor as hereinabove specified, the Administrative Agent need give the Grantor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of any Requirement of Law.

              The Grantor hereby irrevocably appoints the Administrative Agent as its attorney-in-fact, so that the Administrative Agent, or any Person empowered by the Administrative Agent, shall be authorized to sell, assign, lease or otherwise dispose of the Assignment Collateral or any part thereof pursuant to the provisions of the preceding paragraph, and, in general, to do or cause to be done all such acts and things which are otherwise required to be done by the Grantor under this Agreement.

              7.03 Waiver of Claims. Except as otherwise provided in this Agreement or in any other Financing Document, THE GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT TAKING POSSESSION OR THE ADMINISTRATIVE AGENT'S DISPOSITION OF ANY OF THE ASSIGNMENT COLLATERAL, IN EACH CASE AS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION OF ANY SUCH JURISDICTION, and the Grantor hereby further waives, to the extent permitted by Requirements of Law:

              (i) all damages occasioned by such taking of possession except any damages which are the direct result of the gross negligence or willful misconduct of the Administrative Agent, any Lender, or any Person acting on its behalf or instruction;

              (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent's rights hereunder; and

              (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Requirements of Law in order to prevent or delay the enforcement of this Agreement (including, without limitation, any right to claim that such enforcement should be stayed pending the outcome of any other action or proceeding (including any arbitration proceeding)) or the absolute sale of the Assignment Collateral or any portion thereof, and the Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such Requirements of Law.

To the extent permitted under Requirements of Law, any sale of, or the grant of options to purchase, or any other realization upon, any Assignment Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against the Grantor and against any and all Persons claiming or attempting to claim the Assignment Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Grantor.

              7.04 Application of Proceeds. The Proceeds of any Assignment Collateral obtained or disposed of pursuant to this Agreement, including Sections 7.01 and 7.02 shall be applied in accordance with the Deposit Account Agreement.

For the avoidance of doubt, it is understood that the Grantor shall remain liable to the extent of any deficiency between the amount of the Proceeds of the Assignment Collateral and the aggregate amount of the Secured Obligations.

              7.05 Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between the Grantor and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender to any other or further action in any circumstances without notice or demand.

              7.06 Discontinuance of Proceedings. In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case the Grantor, the Administrative Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Assignment Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Administrative Agent shall continue as if no such proceeding had been instituted.

              7.07 Grant of License or Sub-License to Use Patent, Trademark, Copyright and License Collateral. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Article VII at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sub-license any Patent, Trademark, Copyright or License (to the extent the Grantor has authority to sub-license any such License) now owned or licensed or hereafter acquired or licensed by the Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sub-license by the Administrative Agent shall be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantor notwithstanding any subsequent cure of an Event of Default. The Administrative Agent agrees to apply the net Proceeds received from any such license as provided in Section 7.04 hereof.

              SECTION 8. INDEMNITY; EXPENSES.

       (a) Grantor agrees to indemnify and hold harmless the Administrative Agent and each Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from the Collateral or Grantor's pledge and assignment under this Agreement (including, without limitation, enforcement against Grantor of this Agreement), except claims, losses or liabilities resulting from the gross negligence or willful misconduct of any Secured Party or any other Person designated by any Secured Party to act on its behalf pursuant to this Agreement.

       (b) Grantor will upon demand pay to the Administrative Agent or any Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Administrative Agent or any Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the sale of, collection from, or other realization upon, any of the Collateral of the Grantor, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Administrative Agent or any Secured Party hereunder against Grantor or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

              SECTION 9.  MISCELLANEOUS.

              9.01 Notices. All notices hereunder, unless otherwise specified, shall be provided as specified in Section 9.01 of the Credit Agreement. Promptly after the execution of any and all amendments, supplements and waivers, of and to the Assignment Revenues or Assignment Collateral, originals, if reasonably available and, if not, copies of such amendments, supplements and waivers shall be delivered to the Administrative Agent. The Administrative Agent shall not be required to give its prior consent to any such amendments, supplements or waivers unless the same affects the Administrative Agent's duties or liabilities.

              9.02 Waiver, Amendment. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be undertaken and accomplished in accordance with the requirements of Section 9.02 of the Credit Agreement. No delay on the part of any Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Secured Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

              9.03 Obligations Absolute. The obligations of the Grantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect until termination pursuant to Section 9.08 and shall not be otherwise released, suspended, discharged, terminated or affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, the Credit Agreement or any of the Financing Documents or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof, (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument or agreement or this Agreement or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Agreement or any other Financing Document;
(iii) any furnishing of any additional security (including, without limitation, any assets, whether now owned or hereafter acquired, upon which a Lien is created or granted from time to time pursuant to the other Security Documents) to the Administrative Agent or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security by the Administrative Agent; or (iv) any invalidity, irregularity or unenforceability of all or part of the Secured Obligations or of any security therefor. In the event of any inconsistency between this Agreement and the Deposit Account Agreement, the Deposit Account Agreement shall govern.

              9.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and shall inure to the benefit of the Lenders; provided, however, that the Grantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each of the Lenders. Any Lender may transfer, assign or grant all or such relevant part of its rights hereunder in connection with an assignment or transfer of all or any part of its interest in its Loans in accordance with the provisions of the Credit Agreement. All agreements, statements, representations and warranties made by the Grantor herein or in any certificate or other instrument delivered by the Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of this Agreement, the Credit Agreement and the other Financing Documents regardless of any investigation made by the Lenders or on their behalf.

              9.05 Headings Descriptive, etc. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

              9.06 Governing Law; Submission to Jurisdiction and Venue. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY SUCH REQUIREMENT OF LAWS THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. UNLESS OTHERWISE DEFINED HEREIN OR IN THE CREDIT AGREEMENT, TERMS USED IN ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE STATE OF NEW YORK ARE USED HEREIN AS THEREIN DEFINED. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE BORROWER AND EACH SECURED PARTY IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

       (b) THE GRANTOR AND EACH SECURED PARTY AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE BORROWER AND EACH SECURED PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. THE GRANTOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

       (c) THE GRANTOR AND THE SECURED PARTIES EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER

SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

              9.07 The Grantor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Grantor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Assignment Revenues or the Assignment Collateral and the Administrative Agent and the Lenders shall have no obligations or liabilities with respect to any Assignment Revenues or Assignment Collateral by reason of or arising out of or in connection with this Agreement, nor shall the Administrative Agent or the Lenders be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or with respect to any Assignment Revenues or Assignment Collateral.

              9.08 Termination; Release. This Agreement shall terminate when all Secured Obligations have been indefeasibly paid in full and all Commitments have been terminated, and the Administrative Agent, at the written request and expense of the Grantor, will promptly execute and deliver to the Grantor the proper instruments (which may include Uniform Commercial Code termination statements on form UCC-3) acknowledging the termination of this Agreement, and will promptly duly assign, transfer and deliver to the Grantor (without recourse and without any representation or warranty) free from any interest of the Administrative Agent or Lien granted hereunder such of the Assignment Revenues or Assignment Collateral as may be in possession of the Administrative Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement together with such notices to third parties as may be necessary to countermand any notices previously sent to them pursuant hereto.

              9.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

              9.10 Applicability of Deposit Account Agreement. In amplification of, and notwithstanding any other provisions of this Agreement, in connection with its obligations hereunder, the Administrative Agent have all of the rights, powers, privileges, exculpations, protections and indemnities as are provided for or referred to in the Deposit Account Agreement.

              9.11 Limitation of Recourse. The obligations of the Grantor hereunder are obligations solely of the Grantor and shall not constitute a debt or obligation of any direct or indirect, partner or shareholder of Orion Power Holdings, Inc. or any of their respective directors, officers, agents or employees (each such Person, a "Non-Recourse Party"). No Non-Recourse Party shall be liable for any amount payable by the Borrower under this Agreement and the Secured Parties shall not seek a money judgment or deficiency or personal judgment against any Non-Recourse Party for payment of the indebtedness payable by the Grantor evidenced by this Agreement. No property or assets of any Non-Recourse Party, other than as contemplated in the

Financing Documents, shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought against the Grantor with respect to this Agreement or the other Financing Documents. The foregoing acknowledgments, agreements and waivers shall be enforeceable by any Non-Recourse Party. Notwithstanding the foregoing, nothing in this Section shall limit or affect or be construed to limit or affect the obligations and liabilities of any Credit Party or any other Non-Recourse Party (a) in accordance with the terms of any Transaction Document or Financing Document creating such liabilities and obligations to which such Credit Party or Non-Recourse Party is a party, (b) arising from liability pursuant to applicable Requirement of Law for such Credit Party's or such Non-Recourse Party's fraudulent actions, knowing misrepresentations or willful misconduct or (c) with respect to amounts distributed to it in violation of Section 6.10 of the Credit Agreement.

                  [Remainder of page intentionally left blank.]

       IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


                                  ASSIGNOR:
                                  --------

                                  [GRANTOR]

                                  By:  Orion Power New York GP, Inc.,
                                  its general partner


                                  By:
                                      -----------------------------------
                                  Name:
                                  Title:


                                  ADMINISTRATIVE AGENT:
                                  --------------------

                                  BANK OF AMERICA, N.A., as Administrative Agent


                                  By:
                                      -----------------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT A
                                                               TO ASSIGNMENT AND
                                                              SECURITY AGREEMENT

                         ASSIGNMENT OF SECURITY INTEREST
                     IN UNITED STATES PATENTS AND TRADEMARKS

       FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [ERIE BOULEVARD HYDROPOWER, L.P./CARR STREET GENERATING STATION, L.P./ASTORIA GENERATING COMPANY, L.P.], a Delaware limited partnership (the "Assignor"), having its chief executive office at 225 Greenfield Parkway, Suite 201, Liverpool, NY 13008, hereby assigns and grants to BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent"), with offices at 100 North Tryon Street, Charlotte, NC 28255 a security interest in (all of which are herein collectively referred to as the "PTO Collateral") (i) all of the Assignor's right, title and interest in and to the United States trademarks, trademark registrations and trademark applications set forth on Schedule A attached hereto (the "Marks"), (ii) all of the Assignor's right, title and interest in and to the United States patents set forth on Schedule B attached hereto (the "Patents"), in each case together with (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks and Patents, (iv) the goodwill of the businesses symbolized by the Marks and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same.

       THIS ASSIGNMENT is made to secure the full and prompt performance and payment of all the Secured Obligations of the Assignor, as such term is defined in the Assignment and Security Agreement, dated as of July 28, 1999, among the Assignor, the Administrative Agent and the other parties thereto (as amended, supplemented or modified from time to time, the "Security Agreement"). Upon the satisfaction of the conditions set forth in Section 9.08 of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Administrative Agent an instrument in writing releasing the security interest in the PTO Collateral acquired under this Assignment.

       THIS ASSIGNMENT has been granted in conjunction with the security interest granted to the Administrative Agent for the benefit of the Secured Parties under the Security Agreement. The rights and remedies of the Administrative Agent with respect to the security interest granted herein are without prejudice to, and are in addition to, those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provision of this Assignment is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

       IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the _____ day of _____________, 1999.

ATTEST:                                   [GRANTOR],
                                          as Assignor

                                          By:   Orion Power New York GP, Inc.
                                                its general partner



                                          By:
------------------------------               --------------------------------
                Secretary           Title:
---------------

     [Corporate Seal]

ATTEST:                                   BANK OF AMERICA, N.A., as
                                          Administrative Agent



                                          By
------------------------------               --------------------------------
                Secretary           Title:
---------------

     [Corporate Seal]

STATE OF
         -----------------

         OF
--------    --------


            The foregoing instrument was acknowledged before me this ____ day of __________, 19__ by ________________ as [title] of _______________________, a
________ corporation, on behalf of the corporation.


            My commission expires:



Notarial Seal

                                                 -------------------------------
                                                        Notary Public

                                                                       EXHIBIT B
                                                               TO ASSIGNMENT AND
                                                              SECURITY AGREEMENT

                         ASSIGNMENT OF SECURITY INTEREST
                           IN UNITED STATES COPYRIGHTS


       FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [ERIE BOULEVARD HYDROPOWER, L.P./CARR STREET GENERATING STATION, L.P./ASTORIA GENERATING COMPANY, L.P.], a Delaware limited partnership corporation (the "Assignor"), having its chief executive office at 225 Greenfield Parkway, Suite 201, Liverpool, NY 13008, hereby assigns and grants to BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent"), with offices at 100 North Tryon Street, Charlotte, NC 28255, a security interest in (all of which are herein collectively referred to as the "Copyright Collateral") (i) all of the Assignor's right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto (the "Copyrights"), (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Copyrights, (iii) the goodwill of the businesses symbolized by the Copyrights and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Copyrights.

       THIS ASSIGNMENT is made to secure the full and prompt performance and payment of all of the Secured Obligations of the Assignor, as such term is defined in the Assignment and Security Agreement, dated as of July 28, 1999 among the Assignor, the Administrative Agent and the other parties thereto (as amended, supplemented or modified from time to time, the "Security Agreement"). Upon the satisfaction of the conditions set forth in Section 9.08 of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Assignor an instrument in writing releasing the security interests of the Copyright Collateral acquired under this Assignment.

       THIS ASSIGNMENT has been granted in conjunction with the security interest granted to the Administrative Agent for the benefit of the Secured Parties under the Security Agreement. The rights and remedies of the Administrative Agent with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

       IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the ____ day of _______, 1999.

ATTEST:                               [GRANTOR],
                                      as Assignor

                                      By:  Orion Power New York GP, Inc.
                                           its general partner



                                      By:
------------------------------           --------------------------------
                Secretary       Title:
---------------

     [Corporate Seal]

ATTEST:                               BANK OF AMERICA, N.A., as
                                      Administrative Agent



                                      By
------------------------------           --------------------------------
                Secretary                         Title:
---------------

     [Corporate Seal]

STATE OF
         -----------------

         OF
--------    --------


       The foregoing instrument was acknowledged before me this ____ day of __________, 19__ by ________________ as [title] of _______________________, a
________ corporation, on behalf of the corporation.


       My commission expires:



Notarial Seal


                                                                   Notary Public

                                                                      SCHEDULE A

                      COPYRIGHTS AND COPYRIGHT APPLICATIONS


    Serial No. or                                         Copyright
   Registration No.      Country     Publication Date        Title
   ----------------      -------     ----------------      -------

                                                                       EXHIBIT N
                                                                              TO
                                                                CREDIT AGREEMENT

================================================================================


                          MORTGAGE, SECURITY AGREEMENT,
                FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS
                      (COLLATERAL IS OR INCLUDES FIXTURES)

                         DATED AS OF [          ], 1999

                                      FROM

                        ASTORIA GENERATING COMPANY, L.P.,

                                    MORTGAGOR

                                       TO

                             BANK OF AMERICA, N.A.,

                             AS ADMINISTRATIVE AGENT
                     FOR THE BENEFIT OF THE SECURED PARTIES,

                                    MORTGAGEE

                   [INSERT LOT, TOWNSHIP MEMBER, RANGE NUMBER,
                          TOWN AND COUNTY OF NEW YORK]



       THIS MORTGAGE DOES NOT COVER REAL PROPERTY PRINCIPALLY IMPROVED OR TO
       BE IMPROVED BY ONE OR MORE STRUCTURES CONTAINING IN THE AGGREGATE NOT MORE THAN SIX RESIDENTIAL DWELLING UNITS, EACH DWELLING UNIT HAVING
       ITS OWN SEPARATE COOKING FACILITIES.
================================================================================

                              Record and return to:
                                    [Address]

      TABLE OF CONTENTS

Article      Section                                                      Page
-------      -------                                                      ----
Article I. OBLIGATIONS AND THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF
THE MORTGAGOR................................................................6
  SECTION 1.01   Obligations.................................................6
  SECTION 1.02   Continuing Security.........................................7
  SECTION 1.03   Maximum Secured Amount......................................7
  SECTION 1.04   Title.......................................................8
  SECTION 1.05   Credit Agreement............................................9
  SECTION 1.06   Payment of Taxes, Liens and Charges.........................9
  SECTION 1.07   Payment of Closing Costs...................................10
  SECTION 1.08   Alterations and Waste; Plans; Use..........................11
  SECTION 1.09   Insurance..................................................11
  SECTION 1.10   Casualty; Restoration of Casualty Damage...................11
  SECTION 1.11   Condemnation/Eminent Domain................................12
  SECTION 1.12   Assignment of Leases and Rents.............................12
  SECTION 1.13   Restrictions on Transfers and Encumbrances.................12
  SECTION 1.14   Security Agreement.........................................12
  SECTION 1.15   Filing and Recording.......................................13
  SECTION 1.16   Mortgage of Definite Amount................................13
  SECTION 1.17   Trust Fund.................................................14
  SECTION 1.18   Further Assurances.........................................14
  SECTION 1.19   Additions to Mortgaged Property............................14
  SECTION 1.20   No Claims Against the Mortgagee............................15
  SECTION 1.21   Change in Tax Law..........................................15

Article II. DEFAULTS AND REMEDIES...........................................15
  SECTION 2.01   Events of Default..........................................15
  SECTION 2.02   Demand for Payment.........................................16
  SECTION 2.03   Rights to Take Possession, Operate and Apply Revenues......16
  SECTION 2.04   Right to Cure the Mortgagor's Failure to Perform...........17
  SECTION 2.05   Right to a Receiver........................................18
  SECTION 2.06   Foreclosure and Sale.......................................18
  SECTION 2.07   Other Remedies.............................................19
  SECTION 2.08   Application of Sale of Proceeds and Rents..................20
  SECTION 2.09   The Mortgagor as Tenant Holding Over.......................20
  SECTION 2.10   Waiver of Appraisement, Valuation, Stay, Extension and
  Redemption Laws...........................................................20
  SECTION 2.11   Discontinuance of Proceedings..............................21
  SECTION 2.12   Suits to Protect the Mortgaged Property....................21
  SECTION 2.13   Filing Proofs of Claim.....................................21
  SECTION 2.14   Possession by the Mortgagee................................21
  SECTION 2.15   Waiver.....................................................22

  SECTION 2.16   Remedies Cumulative........................................23

Article III. MISCELLANEOUS..................................................23
  SECTION 3.01   Partial Invalidity.........................................23
  SECTION 3.02   Notices....................................................23
  SECTION 3.03   Successors and Assigns.....................................23
  SECTION 3.04   Counterparts...............................................23
  SECTION 3.05   Satisfaction and Cancellation..............................23
  SECTION 3.06   Definitions................................................24
  SECTION 3.07   Other Financing Documents..................................24
  SECTION 3.08   Subrogation................................................25
  SECTION 3.09   Mortgagee Powers...........................................25
  SECTION 3.10   Enforceability of Mortgage.................................25
  SECTION 3.11   Amendments.................................................25
  SECTION 3.12   Applicable Law.............................................26
  SECTION 3.13   Limitation of Recourse.....................................26

                          MORTGAGE, SECURITY AGREEMENT,
                          FIXTURE FILING AND ASSIGNMENT
                               OF LEASES AND RENTS

       THIS MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS dated as of [Date], 1999 (this "Mortgage"), is made by ASTORIA GENERATING COMPANY, L.P., a Delaware limited partnership, having an office at 225 Greenfield Parkway, Suite 201, Liverpool, NY 13008 (the "Mortgagor"), to BANK OF AMERICA, N.A., as Administrative Agent for the benefit of the Secured Parties referred to in the Credit Agreement (as defined below), having an office at 100 North Tryon Street, NC1-007-10-07, Charlotte, NC 28255 (in such capacity, together with its successors, substitutes and assigns, the "Mortgagee").

                                    RECITALS:

       A. Reference is hereby made, for all purposes, to (i) that certain Credit Agreement dated as of [Date], 1999 (the "Credit Agreement") by and among the Orion Power New York, L.P., a Delaware limited partnership ("Orion Power"), Banc of America Securities LLC and Paribas, as Lead Arrangers, each other financial institution which is a signatory thereto or which may hereafter become an assignee pursuant to Section 9.06 of the Credit Agreement (each, a "Lender" and collectively the "Lenders"), Bank of America, N.A., as Issuing Bank, and the Mortgagee, as Administrative Agent, (ii) that certain Guaranty Agreement dated [Date], 1999 (the "Astoria Guarantee") from the Mortgagor in favor of the Mortgagee, and (iii) all other documents and instruments that are collectively defined as the "Financing Documents" in the Credit Agreement. All capitalized terms not expressly defined in this Mortgage shall have the meaning given to them in the Credit Agreement. Pursuant to the Credit Agreement, the Acquisition Lenders have extended or agreed to extend, upon the terms and subject to the conditions of the Credit Agreement, credit to Orion Power in the aggregate principal amount of up to $700,000,000 in the form of Acquisition Loans made by the Acquisition Lenders on or after the Closing Date, as evidenced by promissory notes having a final maturity date of not later than [Date] (the "Acquisition Loans"). In addition to the Acquisition Loans and pursuant to the Credit Agreement, the Working Capital Lenders have also extended, or agreed to extend, credit to Orion Power in the form of certain Working Capital Loans in a principal amount of up to $30,000,000.

       B. The Mortgagor is a subsidiary of Orion Power and has or will receive both direct and indirect benefits from the Loans made to Orion Power.

       C. The obligation of the Acquisition Lenders to make the Acquisition Loans is conditioned upon, among other things, the execution and delivery by the Mortgagor of this Mortgage to secure, subject to the limitations set forth in
Section 1.03, the due and punctual payment and performance of the Obligations (defined below).

                                GRANTING CLAUSES

       NOW, THEREFORE, in consideration of the foregoing and in order to secure the due and punctual payment and performance of the Obligations, the Mortgagor hereby mortgages, gives, grants, bargains, sells, aliens, enfeoffs, confirms, transfers, sets over, pledges, assigns, hypothecates and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Mortgagee, with power of sale and with mortgage covenants, all the following described property whether now owned or held or hereafter acquired (collectively, the "Mortgaged Property"):

              (1)    the parcel or parcels of land located in [        ] County,
       New York, as more particularly described on Exhibit A hereto (the "Land"), together with all rights appurtenant thereto, including without limitation, all strips and gores within or adjoining the Land, all estate, right, title, interest, claim or demand of Mortgagor in the streets, roads, sidewalks, alleys and ways adjacent thereto (whether or not vacated and whether public or private and whether open or proposed), all easements over adjoining land granted by any easement agreements, covenants or restrictive agreements, all of the tenements, hereditaments, easements, reciprocal easement agreements, rights pursuant to any trackage agreement, rights to the use of common drive entries, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, all reversions, remainders, dower and right of dower, curtesy and right of curtesy, all of the air space and right to use air space above such property, all transferable development rights arising therefrom or transferred thereto, all water and water rights and water rights applications (whether riparian, appropriative or otherwise, and whether or not appurtenant), all pumps, pumping plants, pipes, flumes and ditches thereunto appertaining, all rights and ditches for irrigation, all utility rights, sewer rights, and shares of stock evidencing the same, all oil, gas and other minerals and mineral substances (which term shall include all gypsum, anhydrite, coal, lignite, hydrocarbon or other fossil materials or substances, fissionable materials or substances and all other minerals of any kind or character, whether gaseous, liquid or hard minerals, whether similar or dissimilar to those named, whether now or hereafter found to exist and whether associated with the surface or mineral estate) in, on or under the Land or produced, saved or severed from the Land, all mineral, mining, gravel, oil, gas, hydrocarbon rights and other rights to produce or share in the production of anything related to such property, all drainage, crop, timber, agricultural, and horticultural rights with respect to such property, and all other appurtenances appurtenant to such property, including without limitation, any now or hereafter belonging or in any way appertaining thereto, and all claims or demands of Mortgagor, either at law or in equity, in possession or expectancy, now or hereafter acquired, of, in or to the same (the Land and all of the foregoing being sometimes referred to herein collectively as the "Premises");

       (2) all of the Mortgagor's right, title and interest in and to all buildings, improvements, fixtures and other structures or improvements of any kind now or hereafter erected or located upon the Land, including, but not limited to, all building materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof, owned or to be owned by Mortgagor or in which Mortgagor has or shall acquire an interest, to the extent of Mortgagor's interest therein, now or hereafter erected or located upon the Land (collectively, the "Improvements");

       (3) all of the Mortgagor's right, title and interest in and to the following (collectively, the "Personal Property"):

              (a) All personal property and fixtures of every kind and nature whatsoever which are now or hereafter located on, attached to, incorporated in (regardless of where located) or affixed to the Premises or the Improvements or used or useful in connection with the ownership, construction, maintenance, repair, reconstruction, alteration, addition, improvement, operation, mining, use or occupancy of the Premises or the Improvements, including, without limitation, all goods, inventory, construction materials, equipment, mining equipment, tools, furniture, furnishings, fittings, fixtures, supplies, computers and computer programs, carpeting, draperies, blinds, window treatments, racking and shelving systems, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating and/or compacting plants, systems and equipment, elevators, escalators, appliances, stoves, ranges, refrigerators, vacuum, window washing and other cleaning and building service systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, cables, antennae, pipes, ducts, conduits, machinery, apparatus, motors, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, appliances, garbage systems and pest control systems and all of Mortgagor's present and future "goods", "equipment" and "fixtures" (as such terms are defined in the Uniform Commercial Code in effect in the State where the Premises are located) and other personal property, including without limitation any such personal property and fixtures which are leased, and all repairs, attachments, betterments, renewals, replacements, substitutions and accessions thereof and thereto; and

              (b) all general intangibles now owned or hereafter acquired by the Mortgagor and relating to the design, development, operation, management and use of the Premises or the Improvements, including, but not limited to, all contract rights, trademarks, trade names, logos and other rights relating to the name and style under which the Premises and the Improvements are operated;

       (4) all approvals, authorizations, building permits, certificates of occupancy, zoning variances, use permits, certifications, entitlements, exemptions, franchises, licenses, orders, variances, plat plan approvals, environmental approvals, air pollution authorities to construct and permits to operate, sewer and waste discharge permits, national pollutant discharge elimination system permits, water permits, zoning and land use entitlements and all other permits, whether now existing or hereafter issued to or obtained by or on behalf of Mortgagor, that relate to or concern in any way the Premises or the Improvements and are given or issued by any governmental or quasi-governmental authority, whether now existing or hereafter created (as the same may be amended, modified, renewed or extended from time to time, and including all substitutions and replacements therefor), all rights under and pursuant to all construction, service, engineering, consulting, management, access, supply, leasing, architectural and other similar contracts relating in any way to the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all rights under all purchase agreements, sales agreements, option contracts, land contracts and contracts for the sale of oil, gas and other minerals, or any of them, that relate to or concern in any way the Premises or the Improvements, all abstracts of title, architectural, engineering or construction drawings, plans, specifications, operating manuals, computer programs, computer data, maps, surveys, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (collectively, the "Permits, Plans and Contracts");

       (5) the Mortgagor's interest in and rights under all leases or licenses (under which the Mortgagor is landlord or licensor) and subleases (under which the Mortgagor is sublandlord), concession, franchise, management, mineral or other agreements relating to the use or occupancy of the Premises or the Improvements or any part thereof for any purpose, or the extraction or taking of any gas, oil, water or other minerals from the Premises, whether now or hereafter existing or entered into (including any use or occupancy arrangements created pursuant to Section 365(d) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Premises or the Improvements), and all guaranties thereof and all amendments, modifications, supplements, extensions or renewals thereof (collectively, the "Leases"), and all rents, issues, profits, revenues, charges, fees, receipts, royalties, proceeds from the sale of oil, gas and/or other minerals (whether gaseous, liquid or hard minerals, whether similar or dissimilar to those named and whether associated with the surface or mineral estate), accounts receivable, cash or security deposits and other deposits (subject to the prior right of the tenants making such deposits) and income, and other benefits now or hereafter derived from any portion of the Premises or the Improvements or the use or occupancy thereof (including any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupants of any portion of the Premises or the Improvements and all claims as a creditor in connection with any of the foregoing) and all payments of a similar nature, now or hereafter, including during any period of redemption, derived from the Premises or the Improvements or any other portion of the Mortgaged Property and all proceeds from the cancellation, surrender, sale or other disposition of the Leases (collectively, the "Rents");

       (6) all refunds or rebates of real and personal property taxes or charges in lieu of taxes, heretofore or now or hereafter assessed or levied against all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, including interest thereon, and the right to receive the same, whether such refunds or rebates relate to fiscal periods before or during the term of this Mortgage;

       (7) all insurance policies and the proceeds thereof, now or hereafter in effect with respect to all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, including, without limitation, any and all title insurance proceeds, and all unearned premiums and premium refunds, accrued, accruing or to accrue under such insurance policies, and all awards made for any taking of or damage to all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, by eminent domain, or by any purchase in lieu thereof, and all awards resulting from a change of grade of streets or for severance damages, and all other proceeds of the conversion, voluntary or involuntary, of all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, into cash or other liquidated claims, and all judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter made to the present and all subsequent owners of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, or any part thereof for any injury to or decrease in the value thereof for any reason;

       (8) All of Mortgagor's right, title and interest in and to the following:

              (a) all right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, and to commence any action or proceeding to protect the interest of Mortgagor in all or any of the

           Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts;

                  (b) all right and power to encumber further all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, or any part thereof;

                  (c) all rights, titles, interests, estates or other claims, both in law and in equity, which Mortgagor now has or may hereafter acquire in any of the Premises, the Improvements, the Personal Property, the Leases, the Rents or the Permits, Plans and Contracts, or in and to any greater estate in all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts;

                  (d) all property hereafter acquired or constructed by Mortgagor of the type described above which shall forthwith, upon acquisition or construction thereof by Mortgagor and without any act or deed by any party, become subject to the lien and security interest of this Mortgage as if such property were now owned by Mortgagor and were specifically described in this Mortgage and were specifically conveyed or encumbered hereby; and

           (9) All accessions, additions or attachments to, and proceeds or products of, any of the foregoing.


       TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby granted and conveyed or intended to be, unto the Mortgagee, its successors and assigns for the uses and purposes herein set forth, for the benefit and security of the Mortgagee, subject only to the Permitted Encumbrances (as hereinafter defined), upon the terms and conditions set forth herein.

                                   ARTICLE I.
                      OBLIGATIONS AND THE REPRESENTATIONS,
                    WARRANTIES AND COVENANTS OF THE MORTGAGOR

       SECTION 1.01 Obligations. This Mortgage is executed, acknowledged and delivered by the Mortgagor to secure and enforce, and the Mortgaged Property is security for, the due and punctual payment and performance of (i) all obligations of Orion Power under the Credit Agreement and the Acquisition Notes to pay or repay the principal of, and interest on, the Acquisition Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all obligations of the Mortgagor under and pursuant to the Astoria Guarantee (other than with respect to Working Capital Loans), (iii) all Fees, expenses, indemnities and expense reimbursement obligations of Orion Power or any of its Subsidiaries under the Credit Agreement or any other Financing Documents, including this Mortgage, in respect of the Acquisition Loans,

(iv) all other obligations, covenants and agreements, monetary or otherwise, of Orion Power or any of its Subsidiaries under any Financing Document to which it is a party, in each case, whether now owing or hereafter existing (other than with respect to the Working Capital Loans), (v) all disbursements made by the Mortgagee for the payment of taxes, common area charges, insurance premiums, and all other fees, expenses or advances in connection with or relating to the Mortgaged Property, and interest on such disbursements and other amounts not timely paid in accordance with the terms of the Credit Agreement, this Mortgage and the Financing Documents, (vi) all sums with respect to the foregoing that would become due but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code (the "Bankruptcy Code"), including, without limitation, interest, fees and other charges that, but for the filing of a petition in bankruptcy with respect to Orion Power would accrue on the foregoing whether or not a claim is alleged against Orion Power for such sums in any such bankruptcy proceeding, and (vii) all renewals, extensions, amendments, modifications and changes and supplements of, or substitutions or replacements for, all or any part of the foregoing (the obligations referred to in clauses
(i) through (vii) inclusive, expressly excluding any principal or interest obligations relating to the Working Capital Loans, shall hereinafter collectively be called the "Obligations").

       SECTION 1.02 Continuing Security. This Mortgage shall continue to secure the entire outstanding amount of the Obligations up to the maximum
principal amount of $[         ] until all of the Obligations have been paid in
full.

       SECTION 1.03 Maximum Secured Amount. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS SECURED BY THIS MORTGAGE AT THE TIME OF EXECUTION OR WHICH UNDER ANY CONTINGENCY MAY HEREAFTER BECOME SECURED BY THIS MORTGAGE AT ANY TIME IS $[AMOUNT] MILLION
AND NO/100 DOLLARS ($[        ]); PROVIDED, THAT, SUCH LIMITATION SHALL NOT
LIMIT THE SECURITY OF THIS MORTGAGE WITH RESPECT TO (A) INTEREST ON THE AFORESAID PRINCIPAL INDEBTEDNESS AT THE RATES SET FORTH IN THE CREDIT AGREEMENT AND THE ACQUISITION NOTES, AND (B) REPAYMENT TO THE MORTGAGEE AFTER THE OCCURRENCE OF A DEFAULT OF SUMS ADVANCED OR PAID FOR REAL ESTATE TAXES, CHARGES AND ASSESSMENTS THAT MAY BE IMPOSED BY LAW UPON THE MORTGAGED PROPERTY, AND (C) REPAYMENT TO THE MORTGAGEE AFTER THE OCCURRENCE OF A DEFAULT OF SUMS ADVANCED OR PAID FOR INSURANCE PREMIUMS WITH RESPECT TO THE MORTGAGED PROPERTY, AND (D) REPAYMENT TO THE MORTGAGEE AFTER THE OCCURRENCE OF A DEFAULT OF ALL REASONABLE LEGAL COSTS OR EXPENSES OF COLLECTION OF THE INDEBTEDNESS SECURED BY THIS MORTGAGE OR OF THE DEFENSE OR PROSECUTION OF THE RIGHTS AND LIEN CREATED BY THIS MORTGAGE, AND (E) REPAYMENT TO THE MORTGAGEE OF SUMS ADVANCED OR PAID TO WHICH THE MORTGAGEE BECOMES SUBROGATED, UPON PAYMENT,

UNDER RECOGNIZED PRINCIPLES OF LAW OR EQUITY, OR UNDER EXPRESS STATUTORY AUTHORITY.

       The Mortgagor agrees, covenants, represents and warrants as follows:

       SECTION 1.04       Title.

              (a) The Mortgagor has good, marketable, indefeasible, fee simple title to the Land and Improvements. The Mortgagor has good and marketable title to or valid leasehold interests in, all of the other Mortgaged Property. This Mortgage is and will remain a valid and enforceable first lien on the Mortgaged Property subject to no Liens other than the exceptions and encumbrances set forth in Exhibit B attached hereto (collectively, the "Permitted Encumbrances") and other Permitted Liens. The Mortgagor represents and warrants that the Permitted Encumbrances are all permitted under Section 6.03 of the Credit Agreement.

              (b) Except as set forth on Exhibit C attached hereto or in the mortgagee policies of title insurance covering the Land and issued in favor of the Administrative Agent contemporaneously herewith, there are no material Leases, track agreements, easement agreements, access agreements, management contracts, pipeline agreements or other material contracts or agreements relating to the use, operation or management of the Mortgaged Property or affecting a material portion of the Mortgaged Property (collectively, the "Material Agreements"), other than the Project Contracts relating to the Mortgaged Property. Each Material Agreement is in full force and effect with respect to the Mortgagor and, to the Mortgagor's knowledge, each other party thereto, and, except as set forth on Exhibit C attached hereto, the Mortgagor has not given, nor has it received, any notice of default with respect to any material obligation under any Material Agreement. The Mortgagor's interests under each Material Agreement is not subject to any Lien, other than this Mortgage, the Permitted Encumbrances and other Permitted Liens.

              (c) The Mortgagor has good and lawful right and full power and authority to encumber or grant a security interest in the Mortgaged Property. The Mortgagor will forever warrant and defend its title to the Mortgaged Property, the rights of the Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under the Permitted Encumbrances or other Permitted Liens to the extent of those rights.

              (d) This Mortgage, when duly recorded in the appropriate public records and when financing statements are duly filed in the appropriate public records, will create a valid, perfected and enforceable lien upon and security interest in all the Mortgaged Property.

       SECTION 1.05       Credit Agreement.

              (a) This Mortgage is given pursuant to the Credit Agreement. Each and every term and provision of the Credit Agreement, including, without limitation, the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties thereto shall be considered as if a part of this Mortgage. Subject to the limitations set forth in Section 1.03, this Mortgage secures all present and future Indebtedness of Orion Power and the Mortgagor in respect of loan disbursements made by the Lenders under the Acquisition Loan Notes, and all other Obligations from time to time owing to the Lenders under the Financing Documents (other than with respect to Working Capital Loans).

              (b) If any remedy or right of the Mortgagee pursuant hereto is acted upon by the Mortgagee or if any actions or proceedings (including any bankruptcy, insolvency or reorganization proceedings) are commenced in which the Mortgagee is made a party and is obliged to defend or uphold or enforce this Mortgage or the rights of the Mortgagee hereunder or the terms of any Lease, or if a condemnation proceeding is instituted affecting the Mortgaged Property, the Mortgagor will pay all sums, including reasonable attorneys' fees and disbursements, actually incurred (not as imposed by statute) by the Mortgagee related to the exercise of any remedy or right of the Mortgagee pursuant hereto or for the expense of any such action or proceeding together with all other costs (not as imposed by statute), disbursements and allowances, interest thereon from the date of demand for payment thereof at the rate specified in Section 2.06(c) of the Credit Agreement (the "Default Interest Rate"), and such sums and the interest thereon shall, to the extent permissible by Requirements of Law, be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the recording of this Mortgage and, subject to the limitations set forth in Section 1.03, shall be secured by this Mortgage to the extent permitted by applicable Requirements of Law.

              (c) Any payment of amounts due under this Mortgage not made on or before the due date for such payments shall accrue interest daily without notice from the due date until paid at the Default Interest Rate, and such interest at the Default Interest Rate shall be immediately due upon demand by the Mortgagee.

       SECTION 1.06       Payment of Taxes, Liens and Charges.


              (a) The Mortgagor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents, all vault charges, and all other public charges, and all service charges, common area charges, private maintenance charges, mechanics liens, utility charges and all other private charges, whether of a like or different nature, imposed upon or assessed against the Mortgaged Property or any part thereof or upon the Rents from the Mortgaged Property or arising in respect of the occupancy, use or possession thereof. Notwithstanding the foregoing, the Mortgagor shall have the right to contest in good faith the validity or amount of any such tax, assessment, charge or levy by proper proceedings, and may permit the taxes, assessments, charges or levies so contested to remain unpaid during the period of such contest if: (a) the Mortgagor diligently prosecutes such contest in good faith and by appropriate proceedings and for which Acceptable Reserves have been established; (b) during the period of such contest, the enforcement of any contested item is effectively stayed; and (c) the failure to pay or comply with the contested item could not reasonably be expected to result in a Material Adverse Effect taking into account the existence of such Acceptable Reserves.

              (b) In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by the Mortgagee, either directly or indirectly, on this Mortgage or any of the Financing Documents or to require an amount of taxes to be withheld or deducted therefrom, upon obtaining actual knowledge thereof, the Mortgagor will promptly notify the Mortgagee of such event. In such event the Mortgagor shall (i) agree to enter into such further instruments as may be reasonably necessary or desirable to obligate the Mortgagor to make any applicable additional payments and (ii) the Mortgagor shall make all such additional payments, except as such law, order, rule, regulation or payment may be contested by the Mortgagor in good faith and by appropriate proceedings and pursuant to which Acceptable Reserves have been established.

       SECTION 1.07 Payment of Closing Costs. The Mortgagor shall pay all reasonable costs in connection with, relating to or arising out of the preparation, execution and recording of this Mortgage, including title company premiums and charges, inspection costs, survey costs, recording fees and taxes (including without limitation all New York Mortgage Recording Taxes), attorneys', engineers', appraisers' and consultants' fees and disbursements and all other similar expenses of every kind.

       SECTION 1.08       Alterations and Waste; Plans; Use.

              (a) The Mortgagor will (i) operate and maintain the Mortgaged Property in accordance with Prudent Industry Practice and the relevant permits (in all material respects and subject to contest rights set forth in the Credit Agreement) and in accordance with the terms of any insurance policy or policies in effect at any time with respect to the Mortgaged Property or any part thereof, (ii) subject to Section 6.11 of the Credit Agreement, keep the Mortgaged Property in good working order and condition (except to the extent that any portion of such

       Mortgaged Property is no longer required for the business of the Mortgagor), ordinary wear and tear excepted, and (iii) maintain books, records, plans and specifications relating thereto, in accordance with Prudent Industry Practice.

              (b) The Mortgagor shall cause the Premises and the Improvements to be used in material compliance with all applicable Requirements of Law and applicable Governmental Approvals, except when any such Requirement of Law or Governmental Approval is being contested by the Mortgagor in good faith and by appropriate proceedings and pursuant to which contest Acceptable Reserves have been established. Upon obtaining actual knowledge thereof, the Mortgagor shall promptly notify the Mortgagee of any proposed zoning reclassification, variance, conditional or special use permit, subdivision plat or annexation adversely affecting the Land. The Mortgagor shall at all times comply with its material obligations under all recorded restrictions, conditions, easements and covenants ("Restrictive Covenants") encumbering the Land and shall duly enforce its rights under all Restrictive Covenants encumbering other property for the benefit of the Land and/or the Improvements. If the Mortgagor receives any notice (whether oral or written) that any Restrictive Covenant has been violated, which violation could be reasonably likely to materially and adversely affect title to the Land or the Grantor's existing or intended use of the Land or the Improvements or result in material liens, fines, penalties or encumbrances being imposed on the Land or Improvements, the Mortgagor shall promptly notify the Mortgagee and take such steps as the Mortgagee may reasonably require to correct such violation.

       SECTION 1.09 Insurance. The Mortgagor will keep the Mortgaged Property insured against such risks, and in the manner, required by Section 5.06 of the Credit Agreement. Payment for any loss under any policy of insurance covering loss or damage to the Mortgaged Property shall be made and applied in accordance with the terms of the Credit Agreement and the Deposit Account Agreement.

       SECTION 1.10 Casualty; Restoration of Casualty Damage. The Mortgagor shall give the Mortgagee prompt written notice of any fire or other material casualty to all or any portion of the Mortgaged Property (a "Casualty"). Proceeds of any such casualty shall be held and applied as set forth in, and any restoration, repair or rebuilding of the Mortgaged Property shall be performed by the Mortgagor as set forth in the Credit Agreement and the Deposit Account Agreement. The provisions of subsection 4 of Section 254 of the Real Property Law of New York covering the insurance of buildings against loss by fire that are inconsistent with the provisions of this Mortgage shall not apply to the terms of this Mortgage. Nothing contained herein, except for the immediately preceding sentence, shall be construed as depriving the Mortgagee of any right or advantage available under Section 254 of the Real Property Law of the State of New York, and all covenants herein that differ therefrom shall be construed as conferring additional and not substitute rights and advantages.

       SECTION 1.11 Condemnation/Eminent Domain. The Mortgagor shall notify the Mortgagee promptly upon obtaining actual knowledge of any pending or threatened condemnation or taking of all or any portion of the Mortgaged Property (a "Condemnation"). All awards and proceeds of any such condemnation or talking shall be applied in accordance with the terms of the Credit Agreement and the Deposit Account Agreement.

       SECTION 1.12       Assignment of Leases and Rents.


              (a) The Mortgagor hereby irrevocably and absolutely grants, transfers and assigns to the Mortgagee all of its right, title and interest in and to all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Orion Power and the Mortgagor of the Obligations. The Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Lease or its respective Rents to anyone other than to the Mortgagee.

              (b) This Mortgage is intended to be, and shall operate as, the agreement described in Section 291-f of the Real Property Law of the State of New York and shall be entitled to the benefits afforded thereby.

       SECTION 1.13 Restrictions on Transfers and Encumbrances. Except as expressly permitted hereby or by the Credit Agreement, the Mortgagor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charges or any form of encumbrance upon any interest in or any part of the Mortgaged Property, or be divested of its title to the Mortgaged Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a taking), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof.

       SECTION 1.14 Security Agreement. This Mortgage is both a mortgage and grant of real property and a grant of a security interest in personal property, and shall constitute and serve as a "Security Agreement" within the meaning of the Uniform Commercial Code as adopted in the state wherein the Premises are located (the "UCC"). The Mortgagor hereby grants unto the Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, the Mortgagor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the state in which the Premises are located to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property. The Mortgagor hereby appoints the Mortgagee as its true and lawful attorney-in-fact and agent, for the Mortgagor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing requisite and necessary to be done to perfect the security interest hereby granted. The Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded the Mortgagee hereunder. Mortgagor agrees, to the extent permitted by applicable Requirements of Law, that: (i) all of the goods described within the definition of the word "Personal Property" are or are to become fixtures on the Land; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the UCC and (iii) Mortgagor is the record owner of the Premises. Additionally, this Mortgage shall constitute a financing statement covering fixtures and/or minerals or the like (including oil and gas) and/or accounts resulting from the sale thereof at the wellhead or minehead and, as such, shall be filed for record in the real estate records of each county in which the Land, or any part thereof, is located.

       SECTION 1.15 Filing and Recording. The Mortgagor will cause this Mortgage, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and to protect fully the liens and security interests of the Mortgagee hereby granted in and upon the Mortgaged Property. The Mortgagor will pay all filing, registration or recording fees, and all expenses incidental to the execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property, and any instrument of further assurance and all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery and recording of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance.

       SECTION 1.16 Mortgage of Definite Amount. (a) If, by reason of the additional sums that may become secured by the lien of this Mortgage pursuant to the terms hereof, a court or other governmental authority having jurisdiction at any time shall determine that this Mortgage falls within the limit of Section 256 of the Tax Law of the State of New York, then (subject to Section 1.03 hereof) the Mortgagee reserves the right, in its discretion, to elect not to have such additional sums secured by this Mortgage and thereby reduce the Obligations secured hereby to a definite amount equal to the principal amount of the Obligations, plus any disbursements made to protect the security of this Mortgage, with interest on such disbursements at the Default Interest Rate, plus any such other sums as by statute or judicial interpretation now or hereafter may be permitted to be secured by the lien of a mortgage without incurring any additional mortgage recording tax. Any election by the Mortgagee to so reduce the indebtedness secured by this Mortgage shall in no event be deemed a release, waiver or discharge by the Mortgagee of the Mortgagor's obligation to pay or reimburse the Mortgagee for such sums.

              (b) Any sums that may become due and payable pursuant to the terms of the Credit Agreement, this Mortgage or the other Financing Documents and that are in the nature of interest (i) shall for the purpose of determining the amount of mortgage recording tax due and payable on this Mortgage, be considered as additional interest, whether or not so denominated, (ii) shall be secured by the lien of this Mortgage to the fullest extent possible without causing this Mortgage to be covered by Section 256 of the Tax Law of the State of New York and (iii) shall not be deemed principal and shall not accrue any interest.

       SECTION 1.17 Trust Fund. Pursuant to Section 13 of the Lien Law of the State of New York, the Mortgagor shall receive the advances secured by this Mortgage and shall hold such advances as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply such advances first to the payment of the cost of any such improvement on the Premises before using any part of the total of the same for any other purpose.

       SECTION 1.18 Further Assurances. Upon demand by the Mortgagee, the Mortgagor will, at the sole cost of the Mortgagor and without expense to the Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, deeds of trust, assignments, notices of assignment, transfers and assurances as the Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto the Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on demand, the Mortgagor will also execute and deliver and hereby appoints the Mortgagee as its true and lawful attorney-in-fact and agent for the Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably required by the Mortgagee to evidence or perfect the liens and security interests hereby granted and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

       SECTION 1.19 Additions to Mortgaged Property. All right, title and interest of the Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by the Mortgagor, shall become subject to the liens and security interests of this Mortgage as fully and completely and with the same effect as though now owned by the Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times the Mortgagor will execute and deliver to the Mortgagee any and all such further assurances, deeds of trust, conveyances or assignments thereof as the Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the liens and security interests of this Mortgage.

       SECTION 1.20 No Claims Against the Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Mortgagee in respect thereof.

       SECTION 1.21 Change in Tax Law. Upon the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law (a) deducting or allowing the Mortgagor to deduct from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon or (b) subjecting the Mortgagee to any tax or changing the basis of taxation of mortgages, deeds of trust, or other liens or debts secured thereby, or the manner of collection of such taxes, in each such case, so as to affect this Mortgage, the Obligations or the Mortgagee, and the result is to increase the taxes imposed upon or the cost to the Mortgagee of maintaining the Obligations, or to reduce the amount of any payments receivable hereunder, then, and in any such event, the Mortgagor shall, on demand, pay to the Mortgagee additional amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful, or taxable to the Mortgagee, or would constitute usury or render the Obligations wholly or partially usurious under applicable law, then the Mortgagee may, at its option, declare the Obligations immediately due and payable or require the Mortgagor to pay or reimburse the Mortgagee for payment of the lawful and non-usurious portion thereof.

                                   ARTICLE II.
                              DEFAULTS AND REMEDIES

       SECTION 2.01 Events of Default. It shall be an Event of Default under this Mortgage if any Event of Default (as defined in the Credit Agreement) shall exist under the Credit Agreement.

       SECTION 2.02 Demand for Payment. Upon the occurrence and during the continuance of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Financing Documents, or as provided at law or in equity, and without limitation, the Obligations and all other amounts payable with respect to this Mortgage shall become due and payable as provided in the Credit Agreement. The Mortgagor shall pay to the Mortgagee upon demand all such amounts and such further amounts as shall be reasonably incurred (without regard to statutory presumption) to cover the costs and expenses of collection, including reasonable attorneys' fees, disbursements and expenses incurred by the Mortgagee. Mortgagor hereby waives notice of presentment, demand, protest, acceleration and notice of acceleration. In case the Mortgagor shall fail forthwith to pay such amounts or any amounts due under any provision of this Mortgage upon the Mortgagee's demand, the Mortgagee, in addition to any other rights or remedies provided herein or at law or equity, shall be entitled and empowered to institute an action or proceedings at law or in equity as advised by counsel for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against the Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

       SECTION 2.03       Rights to Take Possession, Operate and Apply Revenues.


              (a) If an Event of Default shall occur and be continuing, the Mortgagor shall, upon demand of the Mortgagee forthwith surrender to the Mortgagee actual possession of the Mortgaged Property and, if and to the extent permitted by applicable law, the Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property with or without the appointment of a receiver or an application therefor, exclude the Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of the Mortgagor.

              (b) If the Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by the Mortgagee as provided in the preceding clause (a), the Mortgagee may obtain a judgment or decree conferring upon the Mortgagee the right to immediate possession or requiring the Mortgagor to deliver immediate possession of the Mortgaged Property to the Mortgagee, to the entry of which judgment or decree the Mortgagor hereby specifically consents. The Mortgagor will pay to the Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including compensation to the Mortgagee's attorneys (for reasonable fees actually incurred (not as imposed by statute)) and agents with interest thereon at the Default Interest Rate; and subject to the limitations set forth in Section 1.03, all such expenses and compensation shall, until paid, be secured by this Mortgage.

              (c) If an Event of Default shall occur and be continuing, the Mortgagee may hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time, (i) make all necessary, proper and reasonable maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property, (iii) insure or keep the Mortgaged Property insured, (iv) manage and operate the Mortgaged Property and exercise all the rights and powers of the Mortgagor to the same extent as the Mortgagor could in its own name or otherwise with respect to the same or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to the Mortgagee, all as may from time to time be directed or determined by the Mortgagee to be in its best interest and the Mortgagor hereby appoints the Mortgagee as its true and lawful attorney-in-fact and agent, for the Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Regardless of whether or not

       Mortgagee has entered or taken possession, the Mortgagee may receive and, so long as any Event of Default exists, collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance,
       (iv) such taxes, assessments and other similar charges as the Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the reasonable compensation, expenses and disbursements of the attorneys and agents of the Mortgagee, the Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of the Mortgagee for the payment in full and satisfaction of the Obligations, and second, if there is any surplus, to the Mortgagor, subject to the entitlement of others thereto under applicable law.

              (d)    Whenever, before any sale of the Mortgaged Property under
       Section 2.06 hereof, all Obligations that are then due shall have been paid and all Events of Default fully cured, the Mortgagee will surrender possession of the Mortgaged Property back to the Mortgagor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

       SECTION 2.04 Right to Cure the Mortgagor's Failure to Perform. Upon the occurrence and during the continuance of an Event of Default, at any time and without notice, should the Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage or the Credit Agreement or any other Financing Document (with respect to the Mortgaged Property), the Mortgagee may pay, perform or observe the same, and, subject to the limitations set forth in Section 1.03, all payments made or costs or expenses incurred by the Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by the Mortgagor to the Mortgagee with interest thereon at the Default Interest Rate. The Mortgagee shall make the determination as to the necessity for any such actions and of the amounts to be paid. Subject to the notice provisions of the first sentence of this Section 2.04, to the maximum extent permitted by Requirements of Law, the Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to the Mortgagor, to any person in possession holding under the Mortgagor or to any other person.

       SECTION 2.05 Right to a Receiver. If an Event of Default shall occur and be continuing the Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The Mortgagor hereby consents to such appointment and acknowledges and agrees that the Mortgagee shall be entitled to such appointment without notice and without regard for the adequacy of security for the Obligations or the solvency of the Mortgagor or any party liable for the Obligations. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located. The Mortgagor will pay to the Mortgagee upon demand all expenses, including receiver's fees, reasonable attorneys' fees and disbursements that are actually incurred (not as imposed by statute), costs and agent's compensation incurred pursuant to the provisions of this Section 2.05; and, subject to the limitations set forth in Section 1.03, all such expenses shall be secured by this Mortgage and shall be, without demand, immediately repaid by the Mortgagor to the Mortgagee with interest thereon at the Default Interest Rate.

       SECTION 2.06       Foreclosure and Sale.


              (a) If an Event of Default shall occur and be continuing, the Mortgagee may elect to sell the Mortgaged Property or any part of the Mortgaged Property by exercise of the power of foreclosure or of sale granted to the Mortgagee by applicable law, this Mortgage or the Security Agreement. In such case, the Mortgagee may commence a civil action to foreclose this Mortgage, or the Mortgagee may proceed and sell the Mortgaged Property, in accordance with applicable law, to satisfy any Obligation. The Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property, may sell all or such parts of the Mortgaged Property as may be chosen by the Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as the Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder. The Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property may postpone any foreclosure or other sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time as permitted by applicable law thereafter may postpone such sale by public announcement or subsequently noticed sale. Except as otherwise required by Requirements of Law, without further notice, the Mortgagee or an officer appointed to sell the Mortgaged Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Any person, including the Mortgagor or the Mortgagee or any designee or affiliate thereof, may purchase any portion of the Mortgaged Property at such sale.

              (b) The Mortgaged Property may be sold subject to unpaid taxes and the Permitted Encumbrances, and after deducting all the costs, fees and expenses of the Mortgagee, including, without limitation, costs of evidence of title in connection with the sale, the Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08 hereof.

              (c) Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Obligations have been satisfied, or the entirety of the Mortgaged Property has been sold.

              (d) If an Event of Default shall occur and be continuing, the Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted and as permitted by applicable Requirements of Law, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the terms of the Financing Documents or the performance of any term, covenant, condition or agreement of this Mortgage or any other right or (ii) to pursue any other remedy available to it, at law or in equity, all as the Mortgagee shall determine most effectual for such purposes.

       SECTION 2.07       Other Remedies.

              (a) In case an Event of Default shall occur and be continuing, the Mortgagee may also exercise, to the extent not prohibited by applicable law, any or all of the remedies available to a secured party under the UCC, including, to the extent not prohibited by applicable Requirements of Law, the following:

                       (i) In the case of personal property, exercise those rights and remedies under other applicable Security Documents.

                      (ii) To make such payments and do such acts as the Mortgagee may deem necessary to protect its security interest in the Personal Property including paying, purchasing, contesting or compromising any encumbrance, charge or lien that is prior or superior to the security interest granted hereunder, and, in exercising any such powers or authority, paying all expenses incurred in connection therewith.

                     (iii) To enter upon any or all of the Premises or Improvements to exercise the Mortgagee's rights hereunder.

              (b) In connection with a sale of the Mortgaged Property and the application of the proceeds of sale as provided in Section 2.08 of this Mortgage, the Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest.

       SECTION 2.08 Application of Sale of Proceeds and Rents. After any foreclosure sale of all or any of the Mortgaged Property, the Mortgagee shall receive the proceeds of sale, no purchaser shall be required to see to the application of the proceeds and the Mortgagee shall apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by the Mortgagee under this Mortgage in accordance with the Deposit Account Agreement.

       Upon any sale of the Mortgaged Property by the Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Mortgagee or such officer or be answerable in any way for the misapplication thereof.

       SECTION 2.09 The Mortgagor as Tenant Holding Over. If the Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by the Mortgagee, at the Mortgagee's election the Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

       SECTION 2.10 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.


              (a) The Mortgagor will not object to any sale of the Mortgaged Property pursuant hereto, and for itself and all who may claim under it, the Mortgagor waives, to the extent that it lawfully may, all right to have the Mortgaged Property marshalled or to have the Mortgaged Property sold as separate estates, parcels, tracts or units in the event of any foreclosure of this Mortgage.

              (b) To the full extent permitted by applicable Requirements of Law, neither the Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead-exemption or redemption laws now or hereafter in force in order to prevent or hinder the enforcement or foreclosure of this Mortgage, the absolute sale of the Mortgaged Property or the final and absolute putting of the purchasers into possession thereof immediately after any sale; and the Mortgagor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully do so, the benefit of all such laws and any and all right to have the assets covered by the security interest created hereby marshalled upon any foreclosure of this Mortgage.

       SECTION 2.11 Discontinuance of Proceedings. In case the Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Mortgagee shall continue as if no such proceeding had been taken.

       SECTION 2.12 Suits to Protect the Mortgaged Property. During the continuance of an Event of Default, the Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of the Mortgagee hereunder.

       SECTION 2.13 Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting the Mortgagor, the Mortgagee shall, to the extent permitted by applicable Requirements of Law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of the Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

       SECTION 2.14 Possession by the Mortgagee. Notwithstanding the appointment of any receiver, liquidator or trustee of the Mortgagor, any of its property or the Mortgaged Property, the Mortgagee shall be entitled, to the extent not prohibited by applicable law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage in accordance with the terms hereof and applicable law.

       SECTION 2.15       Waiver.

              (a) No delay or failure by the Mortgagee to exercise any right, power or remedy accruing upon or during the continuance of any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to the Mortgagee may be exercised from time to time and as often as may be deemed expedient by the Mortgagee. No consent or waiver by the Mortgagee to or of any breach or default by the Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other Obligations by the Mortgagor hereunder. No failure on the part of the Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by the Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by the Mortgagor.

              (b) Even if the Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby,
       (iii) waives or does not exercise some right granted herein or under the Financing Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Financing Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating the Mortgagee's lien on the Mortgaged Property hereunder; no such act or omission shall preclude the Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by the Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, the Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

       SECTION 2.16 Remedies Cumulative. No right, power or remedy conferred upon or reserved to the Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

                                  ARTICLE III.
                                  MISCELLANEOUS

       SECTION 3.01 Partial Invalidity. If any provision hereof or of any of the other Financing Documents is invalid or unenforceable in any jurisdiction or under any circumstances, the other provisions hereof or of those Financing Documents shall remain in full force and effect in such jurisdiction and the remaining provisions hereof will be liberally construed in favor of the Mortgagee in order to carry out the provisions hereof and of such other Financing Documents. The invalidity of any provision of this Mortgage in any jurisdiction or under any circumstances will not affect the validity or enforceability of any such provision in any other jurisdiction or under any other circumstances. If any lien, encumbrance or security interest evidenced or created by this Mortgage is invalid or unenforceable, in whole or in part, as to any part of the

Obligations, or is invalid or unenforceable, in whole or in part, as to any part of the Mortgaged Property, such portion, if any, of the Obligations as is not secured by all of the Mortgaged Property hereunder shall be paid prior to the payment of the portion of the Obligations and shall, unless prohibited by applicable laws or unless Mortgagee, in its sole and absolute discretion, otherwise elects, be deemed to have been first paid on and applied to payment in full of the unsecured or partially secured portion of the Obligations, and the remainder to the secured portion of the Obligations.

       SECTION 3.02 Notices. All communications and notices hereunder shall be in writing and given as provided in the Credit Agreement.

       SECTION 3.03 Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the successors and permitted assigns of the Mortgagor and the successors and assigns of the Mortgagee.

       SECTION 3.04 Counterparts. This Mortgage may be executed in any number of counterparts and all such counterparts shall together constitute but one and the same instrument.

       SECTION 3.05       Satisfaction and Cancellation.

              (a) The mortgaging to the Mortgagee of the Mortgaged Property as security and for the benefit of the Mortgagee created and consummated by this Mortgage shall be null and void when all the Obligations (other than contingent liabilities that, by their nature, may accrue after principal and interest the Obligations have been repaid in full) have been indefeasibly paid in full in cash in accordance with the terms of the Financing Documents and all Commitments have been terminated.

              (b) In connection with any termination or release pursuant to paragraph (a) to the extent applicable, this Mortgage shall be marked "satisfied" by the Mortgagee, and this Mortgage shall be satisfied of record at the request and at the expense of the Mortgagor. The Mortgagee shall execute any documents reasonably requested by the Mortgagor to accomplish the foregoing or to accomplish any release contemplated by paragraph (a) or (b) of this Section 3.05 and the Mortgagor will pay all costs and expenses, including attorneys' fees and disbursements actually incurred (not as imposed by statute), incurred by the Mortgagee in connection with the preparation and execution of such documents.

       SECTION 3.06 Definitions. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "including" shall mean "including but not limited to"; (b) "provisions" shall mean "provisions, terms, covenants and/or conditions"; (c) "lien" shall mean "lien, charge, encumbrance, security interest, mortgage or deed of trust"; (d) "obligation" shall mean "obligation, duty, covenant and/or condition"; and (e) "any of the

Mortgaged Property" shall mean "the Mortgaged Property or any part thereof or interest therein." Any act that the Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by the Mortgagee or any person or entity designated by the Mortgagee. Any act which is prohibited to the Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of the Mortgagee as attorney-in-fact for the Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest.

       SECTION 3.07 Other Financing Documents. The Mortgagor acknowledges that in addition to this Mortgage, other Financing Documents secure the Obligations. The Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of the Mortgagee and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of the Mortgagee to realize upon or protect any Obligation hereby secured or any collateral security therefor including the other Financing Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured or of any of the collateral security therefor, including the other Financing Documents or of any guarantee thereof, and the Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the other Financing Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of the Mortgagee's rights and remedies under any or all of the other Financing Documents shall not in any manner impair the Obligations hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of the Mortgagee hereunder shall not impair the lien of any of the other Financing Documents or any of the Mortgagee's rights and remedies thereunder. The undersigned specifically consents and agrees that the Mortgagee may exercise its rights and remedies hereunder and under the other Financing Documents separately or concurrently and in any order that it may deem appropriate, and the undersigned waives any rights of subrogation. In the event of a conflict between the terms and provisions of this Mortgage and the Credit Agreement, both documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of a conflict that cannot be so resolved, the terms and provisions of the Credit Agreement shall control and govern.

       SECTION 3.08 Subrogation. This Mortgage is made with full substitution and subrogation of Mortgagee in and to all covenants and warranties by others heretofore given or made in respect of the Mortgaged Property or any part thereof.

       SECTION 3.09 Mortgagee Powers. Without affecting the liability of any other Person liable for the payment of any obligations herein mentioned and without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of all unpaid Obligations, from time to time, regardless of consideration and without notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Mortgaged Property, Mortgagee may (a) release any Persons liable for or on any Obligation, (b) extend the maturity or alter any of the terms of any Obligation, (c) modify the interest rate payable on the principal balance of the Obligations, (d) grant other indulgences, (e) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (f) take or release any other or additional security for any obligations herein mentioned or (g) make compositions or other arrangements with debtors in relation thereto.

       SECTION 3.10 Enforceability of Mortgage. This Mortgage is deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, deed to secure debt, financing statement, real estate mortgage or security agreement, and from time to time as any one or more thereof, as is appropriate under applicable laws. A carbon, photographic or other reproduction of this Mortgage or any financing statement in connection herewith shall be sufficient as a financing statement for any and all purposes.

       SECTION 3.11 Amendments. No amendment, modification or waiver of any provision of this Mortgage and no consent to any departure by the Mortgagor therefrom shall in any event be effective unless the same shall be in writing and shall be executed and delivered in accordance with Section 9.02 of the Credit Agreement, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

       SECTION 3.12 Applicable Law. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

       SECTION 3.13 Limitation of Recourse. The obligations of the Mortgagor hereunder are obligations solely of the Mortgagor and shall not constitute a debt or obligation of any direct or indirect partner or shareholder of Orion Power or any of their respective directors, officers, agents or employees (each such Person, a "Non-Recourse Party"). No Non-Recourse Party shall be liable for any amount payable by the Mortgagor under this Agreement and the Secured Parties shall not seek a money judgment or deficiency or personal judgment against any Non-Recourse Party for payment of the indebtedness payable by the Mortgagor evidenced by this Agreement. No property or assets of any Non-Recourse Party other than as contemplated in the Financing Documents, shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought against the Mortgagor with respect to this Agreement or the other Financing Documents. The foregoing acknowledgments, agreements and waivers shall be enforceable by any Non-Recourse Party. Notwithstanding the foregoing, nothing in this Section shall limit or affect or be construed to limit or affect the obligations and liabilities of any Credit Party or any other Non-Recourse Party (a) in accordance with the terms of any Transaction Document or Financing Document creating such liabilities and obligations to which such Credit Party or Non-Recourse Party is a party, (b) arising from liability pursuant to applicable Requirements of Law for such Credit Party's or such Non-Recourse Party's fraudulent actions, knowing misrepresentations or willful misconduct or
(c) with respect to amounts distributed to it in violation of Section 6.10 of the Credit Agreement.

       IN WITNESS WHEREOF, this Mortgage has been duly authorized and has been executed and delivered, under seal, to the Mortgagee by the Mortgagor on the date first above written.

                              ASTORIA GENERATING COMPANY, L.P.


                              By: Orion Power New York GP, Inc., its general partner

                              By:
                                 --------------------------------------
                              Name:
                              Title


Attachments:

Exhibit A   - The Land
Exhibit B   - The Permitted Encumbrances
Exhibit C   - The Material Agreements

STATE OF                                )
         -------------------------------

:SS.:

COUNTY OF                               )
         -------------------------------

       On the _____ day of ______________, in the year 19___, before me personally came ________________________________ to me known, being by me duly sworn, did depose and say that ___he ___resides at_____________________________, that he is the ________________ of the corporation described in and which executed the foregoing instrument as the general partner of____________________ _____________, a Delaware limited partnership; and that ___he signed h___ name thereto by authority of the board of directors of said corporation, and that ___he, as such ____________ of the General Partner, being authorized to do so, executed the foregoing instrument in the name of such limited partnership by h(im)(er) self as ____________ of the General Partner, on behalf of said limited partnership.

                                    EXHIBIT A

                                Legal Description

                                [To be attached]

                                    EXHIBIT B

                             Permitted Encumbrances

                                    EXHIBIT C

                               Material Agreements

                                                                       EXHIBIT O
                                                                              TO
                                                                CREDIT AGREEMENT




                                     FORM OF
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

       THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT, dated as of __________________, 19____ (this "Agreement"), among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), and Bank of America, N.A., as administrative agent under the Credit Agreement referred to below (in such capacity, together with any successor and assigns, the "Administrative Agent").

                             PRELIMINARY STATEMENTS

       1. This Assignment and Acceptance Agreement relates to the Credit Agreement, dated as of July 28, 1999 (as such agreement may be modified, amended or supplemented from time to time, the "Credit Agreement"), among ORION POWER NEW YORK, L.P. (the "Borrower"), BANC OF AMERICA SECURITIES LLC and PARIBAS, as lead arrangers (collectively, the "Lead Arrangers"), the financial institutions signatories thereto and each other financial institution which may thereafter become an assignee pursuant to Section 9.06 thereto (each a "Lender", and collectively the "Lenders"), BANK OF AMERICA, N.A., as Issuing Bank and BANK OF AMERICA, N.A., as Administrative Agent. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

       2. The Assignor's Acquisition Loan Commitment and Working Capital Loan Commitment are as set forth on Annex I to the Credit Agreement.

       3. Acquisition Loan Advances made to the Borrower by the Assignor under the Credit Agreement in the principal amount of $____________ are outstanding on the date hereof. Working Capital Loan Advances made to the Borrower by the Assignor under the Credit Agreement in the principal amount of $____________ are outstanding on the date hereof

       4. The Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of ____% of its Acquisition Loan Commitment thereunder (the "Assigned Acquisition Loan Commitment") and/or ____ % of its Working Capital Loan Commitment thereunder (the "Assigned Working Capital Loan Commitment" and, together with the Assigned Acquisition Loan Commitment, the "Assigned Commitments"), together with a portion of its outstanding Acquisition Loan Advances in the principal amount equal to $________________ (the "Assigned Acquisition Loan Advances") and/or a portion of its outstanding Working Capital Loan Advances in the principal amount equal to $________________ (the "Assigned Working Capital Loan Advances" and, together with the Assigned Acquisition Loan Advances, the "Assigned Advances"), and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms. For purposes hereof, the Assigned Commitments together with the Assigned

Advances shall hereafter be referred to as the "Assigned Interests" and are further described on Schedule 1 hereto.

       NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

       SECTION 1.  Assignment. Effective as of the effective date set forth on
Schedule 1 (the "Effective Date"), the Assignor hereby sells, assigns, transfers and conveys to the Assignee all of the rights and obligations of the Assignor under the Credit Agreement in and to the Assigned Interests, and the Assignee hereby accepts such assignment, transfer and conveyance from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement in and to the Assigned Interests. Upon (a) the execution and delivery hereof by the Assignor, the Assignee and the Administrative Agent and (b) the payment of the amounts specified in Section 2 hereof required to be paid on the date hereof,
(i) the Assignee shall, as of the date hereof, be deemed to be an [Acquisition] [Working Capital] Lender listed on the signature pages to the Credit Agreement and succeed to the rights and be obligated to perform the obligations of an [Acquisition] [Working Capital] Lender under the Credit Agreement with an aggregate Commitment in an amount equal to the Assigned Commitments and Advances outstanding in a principal amount equal to the Assigned Advances and (ii) the aggregate Commitment and Advances of the Assignor shall, as of the date hereof, be reduced correspondingly and the Assignor shall be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor. The assignment executed hereby is made pursuant to and in accordance with Section 9.06 of the Credit Agreement.

       SECTION 2. Payments. As consideration for the sale and assignment contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the date hereof in federal funds an aggregate amount equal to the aggregate amount specified on, or calculated as provided on, Schedule 1 hereto (the "Aggregate Assignment Payment"). It is understood that all unpaid interest accrued and Fees with respect to the Assigned Interests accrued prior to the date hereof are for the account of the Assignor. The interest and Fees with respect to the Assigned Interests accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

       SECTION 3. Participations. Assignee may sell or grant participations in all or any part of the rights granted to it hereunder in accordance with the provisions of Section 9.06(g) of the Credit Agreement.

       SECTION 4. Non-Reliance on Assignor, the Lenders, the Lead Arrangers, the Issuing Bank or the Administrative Agent. (a) Neither the Assignor, the Lenders, the Lead Arrangers, the Issuing Bank nor the Administrative Agent shall be responsible to the Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Transaction Documents or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by the Assignor, the Lenders, the Issuing Bank or the Administrative Agent to the Assignee or by or on behalf of the Borrower to the Assignor, the Lenders, the Issuing Bank, the Administrative Agent or the Assignee in connection with the Transaction Documents and the transactions contemplated thereby. Neither the Assignor, the Lenders, the Issuing Bank nor the Administrative Agent shall be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Transaction Documents or as to the use of the proceeds of the Advances or as to the existence or possible existence of any Default or Event of Default.

       (b) Neither the Assignor, the Lenders, the Lead Arrangers, the Issuing Bank nor the Administrative Agent makes any representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or any other party to any Financing Document, or the validity and enforceability of the Obligations. The Assignee acknowledges that it has, independently and without reliance on the Assignor, the Lenders, the Issuing Bank or the Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower and of each other party to the Financing Documents.

       SECTION 5. Representations and Warranties of Assignee. The Assignee (i) represents and warrants that it is legally authorized to enter into this Agreement, (ii) confirms that it has received a copy of the Security Documents, the Credit Agreement, the other Financing Documents and the Project Contracts and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the Security Agreements and other Financing Documents, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Security Agreements, the Credit Agreement and the other Financing Documents are required to be performed by it as a Lender and (v) specifies as its lending offices (and address for notices) the offices set forth beneath its name on the signature pages thereof.

       SECTION 6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY SUCH REQUIREMENT OF LAWS THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PARTIES HERETO IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE

RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

       SECTION 7. Amendment. No term or provision of this Agreement may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Assignor and the Assignee, with the consent of the Administrative Agent.

       SECTION 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                          [ASSIGNOR]

                                          By:
                                             ---------------------------
                                            Name:
                                            Title:

                                          [ASSIGNEE]

                                          By:
                                             ---------------------------
                                            Name:
                                            Title:

                                          BANK OF AMERICA, N.A., as
                                          Administrative Agent

                                          By:
                                             ---------------------------
                                            Name:
                                            Title:


PAYMENT INSTRUCTIONS

Assignee:

      [Bank               ]
      [Address            ]

      [ABA No.:           ]
      [Attention:         ]
      [Account Name:      ]

Assignor:

      [Bank               ]
      [Address            ]

      [ABA No.:           ]
      [Attention:         ]
      [Account Name:      ]

                                                                       EXHIBIT R
                                                             To Credit Agreement

                          EQUITY CONTRIBUTION AGREEMENT

              EQUITY CONTRIBUTION AGREEMENT, dated as of July 28, 1999 (this "Agreement"), is made by and among Orion Power Holdings, Inc., a Delaware corporation (the "Sponsor"), Orion Power New York, L.P., a Delaware limited partnership (the "Borrower"), and Bank of America, N.A., as Administrative Agent (the "Administrative Agent") for the Secured Parties, (as defined in the Credit Agreement referred to below).

                               W I T N E S S E T H

              WHEREAS, the Borrower has entered into a Credit Agreement, dated as of July 28, 1999 (as the same my be amended, supplemented or otherwise modified form time to time, the "Credit Agreement"), with the Administrative Agent, Banc of America Securities LLC and Paribas, as lead arrangers (the "Lead Arrangers"), Bank of America, N.A., as letter of credit issuer (the "Issuing Bank") and the Lenders named on the signature pages thereto and from time to time parties thereto (the "Lenders") pursuant to which the Lenders have agreed, inter alia, to make available credit facilities to the Borrower to finance a portion of the purchase price of the Portfolio Assets (as defined in the Credit Agreement) and to provide working capital availability to the Borrower.

              WHEREAS, the Credit Agreement contemplates the execution, delivery and the implementation of this Agreement; and

              WHEREAS, it is a condition precedent to the obligations of the Lenders under the Credit Agreement that this Agreement shall have been entered into by the parties hereto and shall have become unconditionally and fully effective in accordance with the terms hereof;

              NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       SECTION 1. Definitions. All capitalized terms used in this Agreement shall have the meanings attributed to them in the Credit Agreement, unless otherwise expressly defined in this Agreement.

       The following capitalized terms shall have the following meanings:

       "Contingent Equity Contribution Amount" shall equal the amount by which the aggregate amount of all actual Acquisition Costs exceeds the sum of (i) the Maximum Acquisition Loan Amount plus (ii) the Equity Contribution Amount plus
(iii) $18,000,000.

       "Equity Contribution" shall mean a contribution to the equity capital of the Borrower by the Sponsor as required pursuant to Section 2(a) or 2(b) below.

       "Equity Contribution Notice" shall mean any notice delivered from time to time by the Administrative Agent to the Sponsor substantially in the form of Exhibit A hereto.

       "Requested Equity Amount" shall mean the amount of cash equity requested by the Administrative Agent to be contributed by the Sponsor to the Borrower pursuant to a Notice of Equity Contribution.

       SECTION 2. Undertaking to Make Equity Contributions. (a) Base Equity Contribution Obligation. The Sponsor hereby irrevocably agrees to make an Equity Contribution as provided in the next sentence, no later than 10:00 a.m. (New York time) on the Closing Date in an amount equal to the Equity Contribution Amount. The Sponsor shall make such Equity Contribution by making a direct payment of the Equity Contribution Amount in immediately available funds to the Administrative Agent, it being understood and agreed that such payment shall be deemed to be a capital contribution by the Sponsor to the Borrower and that the proceeds thereof shall be applied as set forth in the Deposit Account Agreement.

       (b)         Contingent Equity Obligation.


                   (i) The Sponsor irrevocably agrees to make an Equity Contribution as provided in the next sentence, no later than 10:00 a.m. (New York time) on the Acquisition Loan Funding Date in respect of the Astoria Bundle in an amount equal to the Contingent Equity Contribution Amount. The Sponsor shall make such Equity Contribution by making a direct payment of the Contingent Equity Contribution Amount in immediately available funds to the Administrative Agent, it being understood and agreed that such payment shall be deemed to be a capital contribution by the Sponsor to the Borrower and that the proceeds thereof shall be applied as set forth in the Deposit Account Agreement.

                   (ii) The Sponsor irrevocably agrees to make Equity Contributions as provided in the next sentence, no later than 10:00 a.m. (New York time) on the Business Day set forth in each Equity Contribution Notice delivered from time to time by the Administrative Agent to the Sponsor; provided, that the Administrative Agent shall have delivered such notice to the Sponsor at least three (3) Business Days prior to the date of requested payment. The Sponsor shall make each such Equity Contribution by making a direct payment of the Requested Equity Amount in immediately available funds to the Administrative Agent, it being understood and agreed that each such payment shall be deemed to be a capital contribution by the Sponsor to the Borrower and that the proceeds thereof shall be applied as set forth in the Deposit Account Agreement.

       (c)         Contribution of Carr Street Generating.

       On or prior to the Closing Date, the Sponsor have taken such action as is necessary to make the representation and warranty set forth in the first sentence of Section 4.25 of the Credit Agreement true and correct as of the Closing Date.

       SECTION 3. Consent to Assignment. The Sponsor (a) irrevocably consents to the entering into by the Borrower of the Borrower Security Agreement, relating to, among other things, this Agreement, and providing for, among other things, the assignment by the Borrower to the Administrative Agent, for the benefit of the Secured Parties, of all its rights, title and interest in and to this Agreement and any subsequent assignments by the Administrative Agent, (b) acknowledges the right of the Administrative Agent, on behalf of the Secured Parties, upon and after the exercise by the Secured Parties of their rights and remedies as secured creditors under the Credit Agreement and the other Financing Documents, including, without limitation, an assignment of all of the Borrower's or the Administrative Agent's rights, upon the occurrence and during the continuance of an Event of Default, to exercise its right and remedies as a secured creditor and, on behalf of the Secured Parties, to make all demands, give all notices, take all actions and exercise all rights of the Borrower under this Agreement and (c) agrees to, until it has received notice to the contrary from the Administrative Agent, pay any and all amounts payable hereunder as provided in this Agreement.

       SECTION 4. Representation and Warranties. The Sponsor warrants to the Secured Parties as follows:

              (a) Organization and Qualification. The Sponsor (i) is duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own its property and assets, to borrow money and to transact the business in which it is presently engaged and in which it proposes to be engaged,
       (iii) has duly qualified and is authorized to do business and is in good standing in every jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary and (iv) is in full compliance with its Governing Documents, all material Contractual Obligations, all applicable material Requirements of Law and all material Governmental Approvals.

              (b) Authorization and Enforceability. The execution, delivery and performance by the Sponsor of this Agreement and the consummation of the transactions contemplated hereby (i) are within its powers, (ii) has been duly authorized by all necessary corporate action, (iii) does not and will not contravene its Governing Documents, any material Requirement of Law, any material Contractual Obligations or any material Governmental Approval binding on or affecting it and (iv) does not and will not conflict with or be inconsistent with or result in any breach of any of the material terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except Permitted Liens) upon any of its properties or assets pursuant to the terms of any material Contractual Obligation binding on or affecting it. The Sponsor has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except as enforcement thereof may be subject to (x) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (y) general principles of equity.

              (c) Governmental Approval. No consent of any other party (including, without limitation, any creditor, shareholder or partner of the Sponsor except such as have been duly obtained, made or given, and are in full force and effect) and no consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the making of the Equity Contributions by the Sponsor to the Borrower pursuant to this Agreement or for the execution, delivery or performance by the Sponsor of this Agreement, (ii) for the legality, validity, binding effect or enforceability hereof or thereof or (iii) for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the obligation of the Sponsor to make the Equity Contributions to the Borrower pursuant to this Agreement.

              (d) No Defenses. The Sponsor's obligations under this Agreement are not subject to any offsets or defenses against the Borrower, the Administrative Agent or the Secured Parties of any kind.

       SECTION 5. Covenants. So long as any Lender shall have any Commitment outstanding, and until the Notes, together with interest, and all other Obligations are indefeasibly paid in full and the ConEd Letter of Credit has been cancelled or has expired and all amounts drawn thereunder have been indefeasibly reimbursed in full, the Sponsor covenants and agrees as follows:

              (a) Corporate Existence. The Sponsor shall preserve and maintain all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, except where the failure to maintain any such right, privilege or franchise could not reasonably be expected to have a Material Adverse Effect.

              (b) Compliance. The Sponsor shall comply in all material respects with all Requirements of Law, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

              (c) Other Activities. The Sponsor shall not institute against, or join any other Person in instituting against the Borrower any proceeding to adjudicate the Borrower a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of the Borrower or its debts under any laws relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or for any substantial part of its property, or consent to any voluntary commencement by the Borrower of any such proceeding.

       SECTION 6. Obligations Absolute, Etc. (a) The obligations of the Sponsor hereunder to make Equity Contributions constitutes a direct obligation of the Sponsor to the Borrower and the Administrative Agent, for the benefit of the Secured Parties, and shall be enforceable by the Borrower or the Administrative Agent.

              (b) The obligation of the Sponsor hereunder to make Equity Contributions hereunder is and shall be absolute and unconditional and is not, and shall not be, subject to any defense or right of set-off, counterclaim, deduction, diminution, abatement, recoupment, defense, suspension, deferment or reduction or any other legal or equitable defense which the Sponsor has or hereafter may have, against any other person for any reason whatsoever (including, without limitation, any circumstance which constitutes, or might be construed to constitute, an equitable or legal discharge of any or all of the Sponsor's obligations under any of the Transaction Documents, in bankruptcy or otherwise).

              (c) The obligations of the Sponsor hereunder shall be absolute and unconditional irrespective of:

                     (i) any lack of validity or enforceability of any of the Transaction Documents or any other agreement or instrument relating thereto or to any collateral therefor;

                     (ii) any change in the time, manner or place of payment of, or in any other term of, any of the Transaction Documents, or any amendment or waiver thereof, or any consent to departure from any of the foregoing agreements;

                     (iii) any taking, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any credit support or guaranty for any of the Transaction Documents;

                     (iv) any manner of application of any collateral, or proceeds thereof, or any manner of sale or other disposition of any collateral or any other assets of any Borrower Entity;

                     (v) any failure to pay any taxes which may be payable with respect to the performance of its obligations hereunder by the Sponsor or failure to obtain any authorization or approval from or other action by, or to notify or file with, any governmental authority or regulatory body required in connection with the performance of such obligations by the Sponsor; or

                    (vi) any impossibility or impracticality of performance, force majeure, any act of any government, or other circumstance which might constitute a defense available to, or a discharge of, the Sponsor or a surety, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Section.

              (d) The Sponsor has no right, and shall have no right, to terminate this Agreement or to be released, relieved or discharged (other than by full and strict compliance by the Sponsor with the terms hereof) from any obligation or liability hereunder for any reason whatsoever.

       SECTION 7. Waiver. (a) The Sponsor hereby waives demand, presentment, notice of acceptance and any other notice with respect to this Agreement and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral under the Transaction Documents or otherwise.

              (b) The Sponsor hereby waives any and all right it may have to require the Administrative Agent to exhaust any remedy or mitigate any damages within the power of the Administrative Agent, or to take any action against the Borrower or any other Person.

              (c) The Sponsor hereby waives any and all right to assert any set-off, counterclaim, reduction or diminution of any obligation hereunder.

              (d) The Sponsor acknowledges that it will receive substantial direct and indirect benefits from the arrangements contemplated by the Equity Contribution Agreement and the Credit Agreement and that the waivers set forth in this Section 7 are knowingly made in contemplation of such benefits.

       SECTION 8. Rescission of Payment. To the fullest extent permitted by all applicable Requirements of Law, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (or part thereof), made or caused to be made by the Sponsor pursuant to this Agreement, is rescinded or must otherwise be restored or returned to any the Sponsor by any beneficiary of this Agreement upon the insolvency, bankruptcy or reorganization of any Person or otherwise, all as though such payment has not been made or caused to be made.

       SECTION 9. Separate Undertakings. Without limiting the generality of any of the foregoing provisions of this Agreement, the Sponsor irrevocably waives, to the fullest extent permitted by all applicable Requirements of Law and for the benefit of, and as a separate undertaking with, the Administrative Agent any defense to the performance of this Agreement which may be available to the Sponsor, as a consequence of this Agreement being nonassumable, rejected or otherwise not assumed by the Borrower or any trustee or other similar official for the Borrower or for any substantial part of the property of the Borrower, or as a consequence of this Agreement being terminated or modified, in any proceeding relating to bankruptcy or insolvency of the Borrower or seeking liquidation, winding up, reorganization, arrangement, protection, relief or composition of the Borrower or the debts of the Borrower under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, whether such nonassumability, rejection, non-assumption, termination or modification by reason of this Agreement being held to be an executory contract or by reason of any other circumstance. If this Agreement shall be so nonassumable, rejected or otherwise not assumed, or so terminated or modified, the Sponsor hereby agrees for the benefit of, and as a separate undertaking with the Administrative Agent, that it will be unconditionally liable to pay or to cause to be paid to the Administrative Agent, an amount equal to each payment which would otherwise be payable by the Sponsor under or in connection with this Agreement if this Agreement were not so rejected or otherwise not assumed or were otherwise not so terminated or modified, such amount to be payable to the Administrative Agent, at its address specified in
Section 10 or otherwise in accordance with the instructions of the Administrative Agent, as and when such payment would otherwise be payable hereunder.

       SECTION 10. Notices. Any notice or other communication hereunder shall be given in the manner set forth in the Credit Agreement to the parties at the following addresses:

            (a)      If to the Sponsor, at:

                     7 East Redwood Street

                     10th Floor
                     Baltimore, MD  21202
                     Attn:  Chief Legal Officer
                     Fax:  (410) 234-0994

            (b)      If to the Borrower at:

                     7 East Redwood Street
                     10th Floor
                     Baltimore, MD  21202
                     Attn:  Vice President-Asset Management
                     Fax:  (410) 234-0994

                     with a copy to the Sponsor at its address set forth in (a) above.

            (c)      If to the Administrative Agent at:

                     100 North Tryon Street
                     NC1-007-10-07
                     Charlotte, NC  28255
                     Fax:  (704) 386-2471
                     Attention:  Laura S. Ryan


       SECTION 11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and shall inure to the benefit of the Secured Parties and their respective successors and assigns; provided, that, the Sponsor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Required Lenders. The Administrative Agent may transfer, assign or grant its rights hereunder in connection with an assignment or transfer of all or any part of its interest in and rights under the Credit Agreement.

       SECTION 12. Amendment, Etc. No amendment or waiver of any provision of this Agreement nor any consent to any departure by the Sponsor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto in accordance with Section 9.02 of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of the Administrative Agent in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other right or remedy.

       SECTION 13. Remedies. No remedy herein conferred upon or reserved to any party is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. In order to entitle any party to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required by this Agreement. No notice to or demand on the Sponsor in any case shall entitle it to any other or further notice or demand in the same or similar circumstances.

       SECTION 14. Headings. The section and subsection headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

       SECTION 15. GOVERNING LAW.THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY SUCH REQUIREMENT OF LAWS THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE SPONSOR AND EACH SECURED PARTY IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

       SECTION 16. Consent to Jurisdiction. THE SPONSOR AND EACH SECURED PARTY AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE SPONSOR AND EACH SECURED PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. SPONSOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

       SECTION 17. WAIVER OF JURY TRIAL. THE SPONSOR AND THE SECURED PARTIES EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH,

RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

       SECTION 18. Expenses. The Sponsor will upon demand pay to the Administrative Agent any and all reasonable expenses, including attorneys' fees and expenses, which the Administrative Agent may incur in connection with the exercise or enforcement of any of its rights or interests hereunder.

       SECTION 19. Further Assurances. The Sponsor hereby agrees, at its own expense, to execute and deliver, from time to time, any and all further or other instruments and to perform such acts, as the Administrative Agent or any other Secured Party may reasonably request to effect the purposes of this Agreement and to secure to the Administrative Agent and the other Secured Parties the benefits of all rights, powers and remedies conferred upon the Administrative Agent by the terms of this Agreement. In the event that at any time hereafter, due to any change in circumstances, including without limitation, any change in an applicable law, or any decision hereafter made by a court construing any applicable law, it is, in the opinion of counsel for any Secured Party, necessary or desirable to file or record this Agreement or any Uniform Commercial Code financing, statement or other instrument or document respecting this Agreement or the pledge made hereunder, the Sponsor agrees to pay all fees, costs and expenses of such recording, or filing and to execute and deliver any instruments that may be necessary or appropriate to make such filing or recording effective.

       SECTION 20. Applicability of the Credit Agreement. Notwithstanding any other provision of this Agreement, in connection with its obligations hereunder, the Administrative Agent has all of the rights, powers, privileges, exculpations, protections, and indemnities as are provided for or referred to in the Credit Agreement.

       SECTION 21. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

       SECTION 22. Severability. If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any term or provision invalid or unenforceable in any respect.

       IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized signatures in counterparts all as of the date first above written.

                        ORION POWER HOLDINGS, INC.


                        By:
                            ------------------------------------
                                 Name:
                                 Title:


                        ORION POWER NEW YORK, L.P.

                        By: Orion Power New York GP, Inc.,
                          its general partner


                        By:
                            ------------------------------------
                                 Name:
                                 Title:


                        BANK OF AMERICA, N.A., as Administrative Agent


                        By:
                            ------------------------------------
                                 Name:
                                 Title:

                                                                       EXHIBIT A

                       FORM OF EQUITY CONTRIBUTION NOTICE

                                                [DATE]
ORION POWER HOLDINGS, INC.
7 E. Redwood St., 10th Floor
Baltimore, MD  21202

       Re:    Equity Contribution

       This notice is made pursuant to the Equity Contribution Agreement (the "Agreement"), dated as of July 28, 1999, by and among Orion Power Holdings, Inc., a Delaware corporation (the "Sponsor"), Orion Power New York, L.P., a Delaware limited partnership (the "Borrower"), and Bank of America, N.A., as Administrative Agent (the "Administrative Agent") for the Secured Parties, (as defined in the Credit Agreement). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

       1. The amount on deposit in the [Erie Boulevard][Astoria Generating] Loan Proceeds Sub-Account is insufficient to pay [NiMo][ConEd] amounts required to be paid by the Borrower under Section [3.2][3.02] of the [NiMo][Astoria] Asset Acquisition Agreement.

       2. The undersigned requests that an Equity Contribution be made no later than 10:00 a.m. (New York time) on [Business Day]1 in the amount of [$_________] to fund the shortfall described in clause 1 above.

                                    Bank of America, N.A., as
                                      Administrative Agent

                                    By:
                                       ----------------------
                                    Name:
                                    Title





---------------------
(1) Insert date which is at least three (3) Business Days from the date of this Notice.

                                                                       EXHIBIT S
                                                                              TO
                                                                CREDIT AGREEMENT



                     INTERCOMPANY WORKING CAPITAL AGREEMENT

       INTERCOMPANY WORKING CAPITAL AGREEMENT, dated as of July 28, 1999, (this "Agreement") among ORION POWER NEW YORK, L.P., a Delaware limited partnership ("Orion Power"), CARR STREET GENERATING STATION, L.P., a Delaware limited partnership, ("Carr Street"), and ERIE BOULEVARD HYDROPOWER, L.P., a Delaware limited partnership, ("Erie Boulevard").

                               W I T N E S S E T H:
                               - - - - - - - - - -

              WHEREAS, Orion Power has entered into a Credit Agreement, dated as of July 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), with Bank of America, N.A., as administrative agent (the "Administrative Agent"), Banc of America Securities LLC and Paribas, as lead arrangers (the "Lead Arrangers"), Bank of America, N.A., as letter of credit issuer (the "Issuing Bank") and the Lenders named on the signature pages thereto and from time to time parties thereto (the "Lenders"), pursuant to which the Lenders have agreed, inter alia, to make available credit facilities to Orion Power to finance a portion of the purchase price of the Portfolio Assets (as defined in the Credit Agreement) and to provide working capital availability to Orion Power;

              WHEREAS, the Credit Agreement contemplates the execution, delivery and the implementation of this Agreement;

              WHEREAS, Orion Power, the Administrative Agent, the Lenders and certain other parties signatory thereto have entered into a Deposit Account Agreement, dated as of July 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Deposit Account Agreement"), providing for, among other things, the establishment of the Accounts and the application of the proceeds of the Collateral;

              WHEREAS, the Credit Agreement contemplates two Acquisition Loan Funding Dates, one to occur on the Closing Date with respect to the NiMo Assets and the Carr Street Generating Station and the other to occur after the Closing Date with respect to the Astoria Bundle; and

              WHEREAS, the Credit Agreement contemplates (i) the execution and delivery of an Intercompany Working Capital Note by Erie Boulevard and Carr Street on the Closing Date; (ii) the repayment in full by Erie Boulevard and Carr Street and the cancellation of such Intercompany Working Capital Note on the Astoria Generating

Effective Date; (iii) the execution and delivery of a new Intercompany Working Capital Note by all of the Operating Companies on the Astoria Generating Effective Date and (iv) the execution and delivery of the Supplemental Agreement by Astoria Generating Company, L.P., on the Astoria Generating Effective Date;

              NOW, THEREFORE, subject to and upon the terms, conditions, covenants and agreements contained herein, Orion Power, Carr Street and Erie Boulevard hereby agree as follows, intending to be legally bound:

       1.     Definitions.


              (a) As used in this Agreement, the following terms will have the following meanings unless the context requires otherwise:

                     (i) "AGREEMENT" means this Intercompany Working Capital Agreement as originally executed or hereafter amended.

                     (ii) "ASTORIA" means Astoria Generating Company, L.P., a Delaware limited partnership.

                     (iii) "OPERATING COMPANIES" means, collectively, (A) from the date hereof to the Astoria Generating Effective Date, Carr Street and Erie Boulevard, or either of them, and (B) from and after the Astoria Generating Effective Date, Astoria, Carr Street and Erie Boulevard, or any of them.

              (b) Capitalized terms used herein but not defined herein have the meanings set forth in the Credit Agreement.

       2. Working Capital Line of Credit. (a) Subject to, and upon the terms, conditions, covenants and agreements contained herein, Orion Power agrees to (i) lend to Erie Boulevard and Carr Street, at any time and from time to time prior to the Acquisition Loan Funding Date in respect of the Astoria Bundle, such amounts as Erie Boulevard and Carr Street may request for working capital and general operating purposes, and (ii) lend to the Operating Companies, at any time and from time to time from and after the Astoria Generating Effective Date, such amounts as the Operating Companies may request for working capital and general operating purposes. Within such limits and during such periods Erie Boulevard and Carr Street or all of the Operating Companies, as the case may be, may borrow, repay and reborrow hereunder. All loans made pursuant to the terms hereof, and any repayment thereof, shall be made and repaid consistent with and as contemplated by, the Deposit Account Agreement and the Credit Agreement.

              (b)         (i) All loans pursuant to Section 2(a)(i) hereof shall
                     be evidenced by a promissory note executed and delivered by Carr Street and Erie Boulevard in substantially the form of Exhibit K-2 to the Credit Agreement, payable to the order of Orion Power, bearing interest prior to maturity or default at a variable rate at all times at the rate set forth in the Intercompany Working Capital Note.

                     (ii) All loans pursuant to Section 2(a)(ii) hereof shall be evidenced by a promissory note executed and delivered by the Operating Companies in substantially the form of Exhibit K-2 to the Credit Agreement, payable to the order of Orion Power, bearing interest prior to maturity or default at a variable rate at all times at the rate set forth in the Intercompany Working Capital Note.

              (c) All past due principal and interest of any Intercompany Working Capital Note, whether due as the result of acceleration or maturity or otherwise, shall bear interest at the Default Rate from the date the payment thereof shall have become due until the same have been fully discharged by payment. Each advance and each payment of principal under the Intercompany Working Capital Note shall be evidenced by notations made by Orion Power in its business records or as an attached schedule to the Intercompany Working Capital Note.

       3. Use of Proceeds. The proceeds of any Intercompany Working Capital Note shall be used by the Operating Companies for working capital and for general operating purposes.

       4. Covenants and Agreements. Until payment and performance in full of the Intercompany Working Capital Notes and the obligations hereunder, the Operating Companies covenant and agree to do the following:

              (a) Comply with their respective obligations under and pursuant to all Financing Documents to which they are a party.

              (b) Pay reasonable expenses of Orion Power, including reasonable legal expenses and attorneys' fees, which have been or may be incurred by Orion Power in connection with the lending and incurring of obligations or liabilities hereunder or for the enforcement of the Operating Companies' obligations hereunder.

              (c) Furnish Orion Power with such financial and other information concerning any of the Operating Companies as Orion Power shall reasonably request from time to time.

              (d) (i) in the case of Erie Boulevard and Carr Street, (x) execute and deliver an Intercompany Working Capital Note on the Closing Date and (y) provide for the cancellation of such Intercompany Working Capital Note on the Astoria Generating Effective Date in exchange for a new Intercompany Working Capital Note as contemplated in clause (ii) below and (ii) in the case of all of the Operating Companies, execute and deliver a new Intercompany Working Capital Note on the Astoria Generating Effective Date.

       5. Joinder. Upon execution and delivery by the Administrative Agent and Astoria of a Supplemental Agreement substantially in the form of Exhibit V to the Credit Agreement, Astoria shall become a party thereto with the same force and effect as if originally named as a party herein. The execution and delivery of any such instrument shall not require the consent of any other Operating Company hereunder. The rights and obligations of each Operating Company hereunder shall remain in full force and effect notwithstanding the addition of Astoria as a party to this Agreement.

       6. Counterparts. This Agreement may be executed by the parties hereto in several separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together constitute one and the same instrument.

       7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

       8. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

       9. Entire Agreement. This Agreement embodies the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to the subject matter hereof. Each party hereto hereby agrees for the benefit of the Administrative Agent that all references in the Financing Documents and all other documents and instruments executed and delivered in connection therewith to the "Intercompany Working Capital Agreement" shall be deemed to mean and include this Agreement.

                  [Remainder of page intentionally left blank.]

       IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                              ORION POWER NEW YORK, L.P.,
                              a Delaware limited partnership


                              By: Orion Power New York GP, Inc.,
                                  its general partner


                              By:
                                 ---------------------------------
                              Name:
                              Title:


                              CARR STREET GENERATING STATION, L.P.,
                              a Delaware limited partnership


                              By: Orion Power New York GP, Inc.,
                                  its general partner


                              By:
                                 ---------------------------------
                              Name:
                              Title:


                              ERIE BOULEVARD HYDROPOWER, L.P.,
                              a Delaware limited partnership


                              By: Orion Power New York GP, Inc.,
                                  its general partner


                              By:
                                 ---------------------------------
                              Name:
                              Title:

                                                                       EXHIBIT T
                                                                          TO THE
                                                                CREDIT AGREEMENT

                      [LETTERHEAD OF BANK OF AMERICA, N.A.]

                      IRREVOCABLE STANDBY LETTER OF CREDIT

                                      Date:

Number:
Amount:           U.S. $10,000,000
Account Party:    Orion Power New York, L.P.
                  7 East Redwood Street, 10th Floor
                  Baltimore, MD 21202

Beneficiary:      Consolidated Edison Company of New York, Inc.
                  4 Irving Place
                  New York, NY 10003



Consolidated Edison Company of New York, Inc.
4 Irving Place
New York, NY 10003

                  We hereby establish our Irrevocable Standby Letter of Credit No. ____ in favor of the addressee hereof (the "Beneficiary") for the account of Orion Power New York, L.P. (the "Borrower") for an amount not exceeding a total of U.S. $10,000,000 (Ten Million U.S. Dollars) (such amount, as reduced or reinstated from time to time in accordance with the provisions hereof, the "Stated Amount"). This Letter of Credit is issued in connection with the Guarantee Agreement, dated as of March 2, 1999, between Orion Power Holdings, Inc. and Consolidated Edison Company of New York (the "ConEd Guarantee") and the Credit Agreement, dated as of July 28, 1999 (the "Credit Agreement"), among the Borrower, Banc of America Securities LLC and Paribas, as lead arrangers (the "Lead Arrangers"), Bank of America, N.A., as the issuer of the letter of credit referred to therein (the "Issuing Bank"), each of the lenders party thereto (the "Lenders") and the Administrative Agent (all capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement).

Funds under this Letter of Credit are available to you upon our receipt of a certificate in the form of Exhibit A attached hereto (the "Demand Certificate"), purportedly signed by your duly authorized officer or employee and appropriately completed, if such Demand Certificate is presented as hereinafter specified on or before the Letter of Credit Expiration Date (as hereinafter defined).

Drawing Procedures: One Demand Certificate shall be presented for each drawing hereunder. Each Demand Certificate shall be dated the date of presentation and shall be presented to Bank of America, N.A., located at 901 Main Street, 14th Floor, Dallas, Texas 75202 or such other address as we may designate in writing. If your Demand Certificate is presented by 12:00 noon (New York City time) on any day on which we open for business (a "Business Day"), in strict conformity with the terms and conditions of this Letter of Credit, we will honor the same by making payment, in accordance with your payment instructions, by 3:00 p.m. (New York City time) the same Business Day, otherwise we will honor your Demand Certificate by making payment, in accordance with your payment instructions, by 1:00 p.m. (New York City time) the following Business Day.

Partial drawings are allowed.

The amount available to be drawn under this Letter of Credit shall be automatically reduced by the amount of any drawing hereunder.

Letter of Credit Expiration Date. This Letter of Credit is effective on August 19, 1999 and is valid until 5:00 p.m., New York City time, on August 19, 2000 (the "Letter of Credit Expiration Date"). This Letter of Credit shall automatically be extended for a period of one year from the Letter of Credit Expiration Date and shall thereafter automatically be extended for an additional one-year period on each expiration date thereafter; provided, that, this Letter of Credit shall terminate on the earliest to occur of (a) the date that is five
(5) Business Days after the delivery by Bank of America, N.A., as Administrative Agent, to us, with a copy to you, of a notice of termination of this Letter of Credit to you no later than ten (10) Business Days prior to the Final Maturity Date, (b) a drawing under this Letter of Credit by the Beneficiary equal to the then applicable Stated Amount, (c) the date that is five (5) Business Days after the delivery by us of a notice of termination of this Letter of Credit to you no later than thirty (30) days prior to the then current expiration date (the "Current Letter of Credit Expiration Date"), (d) the date that is four (4) Business Days after the delivery by Bank of America, N.A., as Administrative Agent, to us, with a copy to you, of a notice of termination of the Working Capital Loan Commitments in accordance with the terms of the Credit Agreement and (e) thirty (30) days after the delivery by Bank of America, N.A., as Administrative Agent, to us, with a copy to you, of a notice that the long term debt of the Borrower shall have received an Investment Grade Rating. Notwithstanding the foregoing, in no event shall this Letter of Credit be extended beyond the date that is ten (10) Business Days prior to December 31, 2002. Upon expiration or termination of this Letter of Credit, our obligations hereunder shall be fully discharged and we shall thereafter have no obligation to make further payments under this Letter of Credit. By paying to you the full amount demanded in accordance therewith, we make no representation as to the correctness of the amount demanded.

Transfer. The Beneficiary may not transfer, in whole or in part, any of its rights under this Letter of Credit without the prior written consent of each of Bank of America, N.A. and the Borrower. Upon approval by each of Bank of America, N.A. and the Borrower, the Beneficiary shall effect such transfer of its rights under this Letter of Credit by the delivery to us of this Letter of Credit accompanied by a Notice of Transfer in the form attached as Exhibit B. Upon receipt thereof and surrender of this Letter of Credit to us, we shall issue a replacement Letter of Credit on the same terms as this Letter of Credit but with a revised Exhibit A to the Letter of Credit showing the name of the transferee instead of the name of the Beneficiary.

Full Agreement. This Letter of Credit sets forth in full our undertaking and such undertaking shall not in any way be modified, amended, amplified, or limited by reference to any document, instrument, or agreement referred to herein, except only the Demand Certificates and drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument, or agreement except for such Demand Certificates and drafts.

Governing Law. This Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500, and, as to matters not covered therein, be governed by the laws of the State of New York, including without limitation the Uniform Commercial Code as in effect in such State.

All documents presented to us in connection with any demand for payment hereunder, as well as all notices and other communications to us in respect of this Letter of Credit shall be in writing and addressed and presented to us at our office at 901 Main Street, 14th Floor, Dallas, Texas 75202, Attention:
Letter of Credit Department, and shall make specific reference to this Letter of Credit by number. Such documents, notices and other communications shall be personally delivered to us, or may be sent to us by telecopier (telecopier number 214-290-9441), promptly confirmed by a written document, notice or other communication, as the case may be, delivered to us, to the telecopier number set forth above, or to such other numbers as we may specify from time to time in writing to you.

                                Very truly yours,

                                BANK OF AMERICA, N.A.


                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:

                                                                    Exhibit A to
                                                       Letter of Credit No._____

                               DEMAND CERTIFICATE

Bank of America, N.A.
901 Main Street, 14th Floor
Dallas, Texas 75202
Attention: Letter of Credit Department

                  I am a duly authorized officer of Consolidated Edison Company of New York, Inc. (the "Beneficiary"). Demand is hereby made for payment in the amount of U.S. $_____, under the Bank of America, N.A. Irrevocable Standby Letter of Credit Number ______ dated ____________ (the "Letter of Credit"), issued for the account of Orion Power New York, L.P., a Delaware limited partnership (the "Borrower"). In connection with such demand, I hereby certify as follows on behalf of the Beneficiary:

                  The Beneficiary is making a drawing under the Letter of Credit (all capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the ConEd Guarantee (as defined in the Letter of Credit)) because the Guarantor has fully or partially failed to satisfy the Obligations under Section 2 of the ConEd Guarantee.

                  The Beneficiary certifies that such amount is now due and payable to the Beneficiary pursuant to Section 2 of the ConEd Guarantee.

                  If this Demand Certificate is presented to you by 12:00 noon on a Business Day (as defined in the Letter of Credit) then by 3:00 p.m. on the same Business Day, or if this Demand Certificate is presented later than 12:00 noon, then by 1:00 p.m. the following Business Day, please transfer the amount specified above to [insert wire instructions for account of the Beneficiary, Account No. _______, Attention: _________].

                  IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Certificate as of the ______ day of __________.


                                   CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                                                    Exhibit B to
                                                     Letter of Credit No. ______

Bank of America, N.A.
901 Main Street, 14th Floor
Dallas, Texas 75202
Attention: Letter of Credit Department

                               NOTICE OF TRANSFER

Re:      Irrevocable Standby Letter of Credit No. _______

The undersigned, a duly authorized officer of Consolidated Edison Company of New York, Inc. (the "Beneficiary") hereby advises you that all rights of the undersigned Beneficiary to draw under the Irrevocable Standby Letter of Credit referred to above (the "Letter of Credit") have been and are hereby irrevocably transferred to:

                           -----------------------------------
                           (Name of transferee)

                           -----------------------------------

                           -----------------------------------

                           -----------------------------------
                           (Address of transferee)

By this transfer, all rights of the Beneficiary in the Letter of Credit are transferred to the Transferee and said Transferee shall hereafter have all and exclusively the sole rights as beneficiary of the Letter of Credit, including (without limitation) the right to draw funds under the Letter of Credit in accordance with its terms.

As provided under the terms of the Letter of Credit, please issue a replacement Irrevocable Standby Letter of Credit in the name of the Transferee, addressed to the Transferee at the address set forth above, in an amount equal to the outstanding amount of the Letter of Credit on the date of this notice, and otherwise on the same terms as the original Letter of Credit but with a revised Exhibit A to the Letter of Credit showing the name of the Transferee instead of the name of Beneficiary.

Accompanying this Notice of Transfer is the original Letter of Credit, which is being surrendered to you in trust for the benefit of said Transferee, until such time as you shall have issued a replacement Irrevocable Standby Letter of Credit in accordance with the terms of the Letter of Credit and this Notice.

                                   Sincerely,

                                   CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.



                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT U
                                                             TO CREDIT AGREEMENT

================================================================================

                                    [FORM OF]

                             SUBORDINATION AGREEMENT

                           DATED AS OF [     ], [    ]

                                      AMONG

                        [NAME OF SUBORDINATED CREDITOR],

                             BANK OF AMERICA, N.A.,
                             AS ADMINISTRATIVE AGENT

                                       AND

                           ORION POWER NEW YORK, L.P.

================================================================================

                                TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I  DEFINITIONS..................................................................................................1

    SECTION 1.1.  Definitions...........................................................................................1

ARTICLE II  SUBORDINATION...............................................................................................2

    SECTION 2.1.  Subordination.........................................................................................2
    SECTION 2.2.  Priority and Payment Over Upon Insolvency and Dissolution.............................................2
    SECTION 2.3.  Priority and Payment Over Upon Acceleration of the Subordinated Debt..................................3
    SECTION 2.4.  Payment on Subordinated Debt Suspended When Senior Debt is in Default.................................4
    SECTION 2.5.  Obligation to Pay Subordinated Debt Not Impaired; Provisions Solely to Define Relative Rights.........4
    SECTION 2.6.  Payments on Subordinated Debt.........................................................................5

ARTICLE III  IN FURTHERANCE OF SUBORDINATION............................................................................5

    SECTION 3.1.  Restriction on Assignment of Subordinated Debt........................................................5
    SECTION 3.2.  Reliance on Subordination.............................................................................5
    SECTION 3.3.  Actions Against the Company...........................................................................6
    SECTION 3.4.  Subrogation...........................................................................................6
    SECTION 3.5.  Proofs of Claim.......................................................................................6
    SECTION 3.6.  Certain Proceedings...................................................................................7

ARTICLE IV  MISCELLANEOUS...............................................................................................8

    SECTION 4.1.  Changes...............................................................................................8
    SECTION 4.2.  Continued Effectiveness...............................................................................8
    SECTION 4.3.  Notices...............................................................................................8
    SECTION 4.4.  No Waivers............................................................................................9
    SECTION 4.5.  Amendments and Waivers................................................................................9
    SECTION 4.6.  Successors and Assigns................................................................................9
    SECTION 4.7.  Governing Law.........................................................................................9
    SECTION 4.8.  Counterparts; Effectiveness...........................................................................9

                             SUBORDINATION AGREEMENT

          SUBORDINATION AGREEMENT dated as of [                     ], [     ],
among [NAME OF SUBORDINATED CREDITOR] (the "Junior Creditor"), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders (as defined herein), and ORION POWER NEW YORK, L.P., a Delaware limited partnership (the "Company").

         The Company is party to a Credit Agreement (as amended, renewed, extended, restated, supplemented or otherwise modified and in effect from time to time, and includes any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations under such agreement or any successor agreement, the "Credit Agreement") dated as of July 28, 1999 among the Company (as Borrower), Banc of America Securities LLC and Paribas, as Lead Arrangers, the financial institutions from time to time party thereto (the "Lenders"), Bank of America, N.A., as Issuing Bank, and Bank of America, N.A., as Administrative Agent. The Lenders have severally agreed to extend credit to the Company pursuant to, and subject to the terms and conditions specified in, the Credit Agreement. The Junior Creditor desires to make certain loans to the Company. Under the terms of the Credit Agreement, the Junior Creditor is permitted to make loans to the Company only if the parties execute and deliver a Subordination Agreement in the form hereof.

         Accordingly, the Junior Creditor and the Company, intending to be legally bound, hereby agree with the Administrative Agent, for the benefit of the Secured Parties, as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. Definitions. All capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement. The following additional terms, as used herein, have the following meanings:

         "Senior Debt" shall mean (a) all principal of and interest now or hereafter payable by the Company to the Lenders on or in respect of the Notes (including, without limitation, any interest accruing on the Notes after the filing of a petition initiating any proceeding referred to in Section 7.07 of the Credit Agreement whether or not such is an allowed claim enforceable against the Company in a bankruptcy case under Title 11 of the United States Code) when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Fees and all other fees, expenses, indemnities and expense reimbursement obligations of the Company under the Credit Agreement, the Notes or any other Financing Document, (c) all other Obligations, monetary or otherwise (including, without limitation, obligations in respect of the ConEd Letter of Credit), or liabilities now or hereafter payable by the Company pursuant to the Credit Agreement, the Notes or any other Financing Document (including, without limitation, all of the Company's obligations under Interest Hedge Contracts) and (d) all other indebtedness, obligations and liabilities of the Company to the Administrative Agent or the Secured Parties under the Financing Documents, now existing or hereafter arising, whether or not evidenced by notes or other instruments, and whether such indebtedness, obligations and liabilities are direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, joint, several or joint and several, similar or dissimilar to the indebtedness arising out of or in connection with the Credit Agreement or of the same or a different class of indebtedness as the indebtedness arising out of the Credit Agreement, including, without limitation, loans or advances to the Company after the commencement by or against the Company of a bankruptcy case under Title 11 of the United States Code, any overdrafts in any deposit accounts maintained by the Company including, without limitation, any deposit account maintained pursuant to the Deposit Account Agreement, any indebtedness of the Company that is purchased by or assigned to the Administrative Agent or the Lenders and any indebtedness of the Company to any assignee of all or a portion of the Notes or any other obligation referred to above, together with all renewals, amendments, restatements, modifications, extensions, increases or rearrangements thereof.

         "Subordinated Debt" means all indebtedness of the Company to the Junior Creditor pursuant to [insert description of Subordinated Loans].

                                   ARTICLE II
                                  SUBORDINATION

         SECTION 2.1. Subordination. Notwithstanding any provision to the contrary in any instrument governing the Subordinated Debt, the Company, the Junior Creditor and each holder from time to time of the Subordinated Debt by its acceptance thereof likewise agrees that all payments of the Subordinated Debt shall be subordinate and subject in right of payment to the prior indefeasible payment in full in cash of all Senior Debt and to any security held or to be held by the Administrative Agent for the benefit of the Secured Parties for the payment of the Senior Debt.

         SECTION 2.2. Priority and Payment Over Upon Insolvency and Dissolution. In the event of (a) any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith relative to the Company or its creditors as such or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company, then and in any such event the holders of the Senior Debt shall be entitled to receive payment in full in cash or cash equivalents of all amounts due or to become due on or in respect of all Senior Debt before the holders of the Subordinated Debt shall be entitled to receive and retain any payment on account of the principal, interest or other amounts due or to become due on the Subordinated Debt, and to that end the holders of the Senior Debt shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company which is subordinated to the payment of the Subordinated

Debt, which may be payable or deliverable in respect of the Subordinated Debt in any such case, proceeding, dissolution, liquidation or other winding up or event. Accordingly, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, which would otherwise have been made to the holders of the Subordinated Debt but for the provisions of this Section 2.2 shall instead be made by the Company or by the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company directly to the holders of the Senior Debt for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash or cash equivalents after giving effect to any concurrent payment or distribution to or for the benefit of the holders of the Senior Debt.

         If, notwithstanding the foregoing provisions of this Section 2.2, any holder of the Subordinated Debt shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company which is subordinated to the payment of the Subordinated Debt, before all amounts due or to become due on or in respect of all Senior Debt have been indefeasibly paid in full in cash or cash equivalents, then and in such event such payment or distribution shall be received in trust for the holders of the Senior Debt and shall be forthwith paid over or delivered by the holder of the Subordinated Debt receiving the same directly to the holders of the Senior Debt or, to the extent legally required, to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making such payment or distribution of assets of the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash or cash equivalents after giving effect to any concurrent payment or distribution to or for the holders of the Senior Debt.

         For purposes of this Agreement only, the words "cash, property or securities" shall not be deemed to include shares of stock of, or partnership interests in, the Company as reorganized or readjusted or unsecured debt securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Debt which may at the time be outstanding to the same or a greater extent than the Subordinated Debt is subordinated as provided for in this Agreement.

         SECTION 2.3. Priority and Payment Over Upon Acceleration of the Subordinated Debt. If any Subordinated Debt is declared due and payable before the date specified therein as the fixed date on which the principal thereof is due and payable, then and in such event the holders of the Senior Debt shall be entitled to receive indefeasible payment in full in cash or cash equivalents of all amounts due or to become due on or in respect of the Senior Debt before the holders of the Subordinated Debt shall be entitled to receive and retain any payment (including any such payment which may be payable by reason of the payment of any other indebtedness of the Company which is subordinated to the payment of the Subordinated Debt) by the Company on account of the principal of, interest on or any other amount due or to become due on the Subordinated Debt or on account of the purchase or other acquisition of the Subordinated Debt. Accordingly, any payment by the Company of any amount which the holders of the Subordinated

Debt would have been entitled to receive and retain but for the provisions of this Section 2.3 shall instead be made by the Company directly to the holders of the Senior Debt for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash or cash equivalents after giving effect to any concurrent payment or distribution to or for the holders of the Senior Debt.

         If, notwithstanding the foregoing provisions of this Section 2.3, any holder of the Subordinated Debt shall have received any payment, including any payment which may be payable by reason of the payment of any other indebtedness of the Company which is subordinated to the payment of the Subordinated Debt, before all amounts due or to become due on or in respect of the Senior Debt have been paid in full in cash or cash equivalents, then and in such event such payment shall be received in trust for the holders of the Senior Debt and shall be forthwith paid over by the holder of the Subordinated Debt receiving such payment to the holders of the Senior Debt for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash or cash equivalents after giving effect to any concurrent payment or distribution to or for the holders of the Senior Debt.

         The provisions of this Section 2.3 above shall not apply to any payment or distribution with respect to which Section 2.2 would be applicable.

         SECTION 2.4. Payment on Subordinated Debt Suspended When Senior Debt is in Default. In addition to the limitations on payment of the Subordinated Debt as set forth in Section 2.6, in the event that any Default or Event of Default with respect to any Senior Debt shall have occurred and be continuing, then unless and until such Default or Event of Default shall have been cured or waived or shall have ceased to exist and any acceleration resulting therefrom shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such Default or Event of Default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company which is subordinated to the payment of the Subordinated Debt) shall be made by the Company on account of the principal of or interest on the Subordinated Debt or on account of the purchase or other acquisition by it of the Subordinated Debt.

         If, notwithstanding the foregoing provisions of this Section 2.4, the Company shall make any payment or distribution on or with respect to any Subordinated Debt prohibited by the foregoing provisions of this Section 2.4, then and in every such event such payment or distribution shall be forthwith paid over or delivered by the holders of the Subordinated Debt to the Administrative Agent for the benefit of the Lenders.

         The provisions of this Section 2.4 shall not apply to any payment with respect of which Section 2.2 or 2.3 would be applicable.

         SECTION 2.5. Obligation to Pay Subordinated Debt Not Impaired; Provisions to Define Relative Rights. Except as provided in this Article II, the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the holders of the Subordinated Debt on the one hand and the holders of the Senior Debt on the other hand. It is and shall be the intent of the parties that this Subordination Agreement shall constitute a present assignment by the holders of the Subordinated Debt of their rights to receive payments or distributions of cash, property and securities of the Company otherwise payable to the holders of the Subordinated Debt in the circumstances described in Sections 2.2 and 2.3 hereof. Nothing contained in this Subordination Agreement, except as set forth in Section 2.4 and Section 2.6, shall (a) impair or affect, as among the Company, its creditors (other than the holders of the Senior Debt) and the holders of the Subordinated Debt, the obligation of the Company to pay the holders of the Subordinated Debt the principal of and interest on the Subordinated Debt as of when the same shall become due and payable in accordance with their terms, or (b) affect the relative rights against the Company of the holders of the Subordinated Debt and the creditors of the Company (other than the holders of the Senior Debt).

         SECTION 2.6. Payments on Subordinated Debt. Subject to the terms of this Article II and as long as no Default or Event of Default exists in the Credit Agreement, payments on the Subordinated Debt can be made by the Company to the Junior Creditor out of cash flow available for Permitted Distributions if and only if all conditions precedent for a Permitted Distribution as set forth in the Financing Documents have been met and the Company directs the Administrative Agent, in writing, to pay cash otherwise available for a Permitted Distribution under the terms of the Credit Agreement and the Deposit Account Agreement to the holders of the Subordinated Debt. The Junior Creditor and the Company hereby agree and acknowledge that the Company's obligations to repay the principal of, the interest on, and all other obligations incurred by the Company in connection with, the Subordinated Debt are limited to the Company's cash flow available for Permitted Distributions pursuant to the terms of the Financing Documents and actually distributed by the Company (or that would have been distributed but for a direction to pay the Subordinated Debt as set forth herein) and that the Company shall have no other means for repaying such obligations.

                                   ARTICLE III
                         IN FURTHERANCE OF SUBORDINATION

         SECTION 3.1. Restriction on Assignment of Subordinated Debt. The Junior Creditor and each holder of the Subordinated Debt by its acceptance thereof agrees not to sell, assign or transfer all or any part of the Subordinated Debt while any Senior Debt remains unpaid unless such sale, assignment or transfer is made expressly subject to this Subordination Agreement. The Junior Creditor represents that no other subordination of the Subordinated Debt is in existence on the date hereof, and the Junior Creditor agrees that the Subordinated Debt will not be subordinated to any indebtedness owed to any Person other than the Lenders.

         SECTION 3.2. Reliance on Subordination. The Junior Creditor and each holder of the Subordinated Debt by its acceptance thereof consents and agrees that all Senior Debt shall be deemed to have been made or incurred in reliance upon the subordination of the Subordinated Debt pursuant to this Subordination Agreement.

         SECTION 3.3. Actions Against the Company. No holder of the Subordinated Debt will (a) commence any action or proceeding against the Company to recover all or any part of such Subordinated Debt or (b) join with any creditor in bringing any proceeding against the Company under Title 11 of the United States Code or any other state or federal insolvency statute and until, in each case, the Senior Debt shall have been indefeasibly paid in full (provided that holders of the Subordinated Debt may so file concurrently with or after the holders of the Senior Debt). Except pursuant to Section 2.6, the Junior Creditor and each other holder of the Subordinated Debt will not ask, demand, sue for, take or receive from the Company, directly or indirectly, in cash, property or securities or other property or by set-off or in any other manner (including, without limitation, from or by way of collateral), payment of all or any part of the Subordinated Debt unless and until all Senior Debt shall have been indefeasibly paid in full or the benefits of this sentence waived by or on behalf of the holder or holders of the Senior Debt.

         SECTION 3.4. Subrogation. Subject to the indefeasible payment in full in cash or cash equivalents of all Senior Debt, the holders of the Subordinated Debt shall be subrogated to the extent of the payments or distributions made to the holders of the Senior Debt pursuant to the provisions of this Agreement (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company substantially to the extent that the Subordinated Debt is subordinated hereunder and is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and interest on the Subordinated Debt and all other obligations, monetary or otherwise, or liabilities now or hereafter arising related to the Subordinated Debt shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holders of the Subordinated Debt would be entitled but for the provisions of this Agreement, and no payments over, pursuant to the provisions of Section 2.2 or 2.3, to the holders of the Senior Debt by the holders of the Subordinated Debt shall, as among the Company, its creditors (other than the holders of Senior Debt) and the holders of the Subordinated Debt, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

         SECTION 3.5. Proofs of Claim. The Junior Creditor may file such proofs of claim and other papers or documents or may be necessary or advisable in order to have the claims of the Junior Creditor allowed in any judicial proceedings relative to the Company (or any other obligor on the Subordinated Debt, including any guarantor), its creditors or its property. If the Junior Creditor files any claim, proof of claim or similar instrument in any judicial proceeding referred to above and all Senior Debt has not been indefeasibly paid in full in cash or cash equivalents, the Junior Creditor shall (a) file such claim, proof of claim or similar instrument on behalf of the Lenders and the other holder or holders of the Senior Debt as it or such other holder's or holders' interests may appear and (b) take all such other actions as may be appropriate to insure that all payments and distributions made in respect of any such proceedings are made to the Lenders and any other holder or holders of the Senior Debt as it or their interests may appear.

Any term or provision of this Section 3.5 to the contrary notwithstanding, if any judicial proceeding referred to above is commenced by or against the Company, and so long as all Senior

Debt has not been paid in full: (a) the Administrative Agent is hereby irrevocably authorized and empowered (in its own name or in the name of the Junior Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution received in respect of any such proceeding and give acquittance therefor and to file claims and proofs of claims and (b) the Junior Creditor shall duly and promptly take, for the account of the Lenders and any other holders of the Senior Debt, such reasonable action as the Lenders may request (i) to collect all amounts payable by the Company in respect of the Subordinated Debt and to file the appropriate claims or proofs of claim in respect of the Subordinated Debt, (ii) to execute and deliver to the Administrative Agent on behalf of the Lenders such assignments or other instruments as the Lenders may request in order to enable the Lenders to enforce any and all claims with respect to all amounts payable in respect of the Subordinated Debt and (iii) to collect and receive any and all payments with respect to all amounts payable in respect of the Subordinated Debt. Until the Senior Debt has been paid in full, no holder of the Subordinated Debt will (in any proceeding of the type described in Section 2.2) discharge all or any portion of the obligations of the Company in respect of the Subordinated Debt, whether by forgiveness, receipt of capital stock, exercise of conversion privileges or otherwise, without the prior consent of the holders of the Senior Debt.

         SECTION 3.6. Certain Proceedings. Each holder of the Subordinated Debt agrees that, as between themselves and the holders of the Senior Debt, the latter shall be deemed to be the "holders" of all claims in respect of the Subordinated Debt in any proceeding of the type contemplated by clause (a), (b) or (c) of Section 2.2 (each, a "bankruptcy proceeding"). To the extent not deemed to be "not in good faith" within the meaning of 11 U.S.C. Section 1126(e), each holder of the Subordinated Debt agrees to vote to accept a plan of reorganization or dissolution in respect of the Company which the holders of the Senior Debt have accepted or have notified the holders of the Subordinated Debt of their intent to accept. If such acceptance by the holders of the Subordinated Debt is or might (in the sole judgment of the holders of the Senior Debt) cause the claims of the holders of the Subordinated Debt to be designated under 11 U.S.C. Section 1126(e), then, each holder of the Subordinated Debt agrees not to vote against a plan of reorganization or dissolution which the holders of the Senior Debt have accepted or have notified the holders of the Subordinated Debt of their intent to accept. Any such vote for any plan or abstention from voting against any plan pursuant to the immediately two preceding sentences shall be enforceable by the holders of the Senior Debt against the holders of the Subordinated Debt regardless of whether such plan allows a class subordinated to the claims of the Subordinated Debt to retain an interest in the Company or whether the holders of the Subordinated Debt will receive or retain under such plan on account of their claims in respect of the Subordinated Debt property having value less than the amount that such holders would receive or retain if the Bankruptcy Proceeding were under Chapter 7 of the federal Bankruptcy Code.

                                   ARTICLE IV
                                  MISCELLANEOUS

         SECTION 4.1. Changes. The Administrative Agent, on behalf of the Lenders, may at any time, and from time to time, without the consent of or notice to the Junior Creditor or to any other holder of the Subordinated Debt, without incurring responsibility to the Junior Creditor or such holder, and without impairing or releasing any of the Lender's rights, or any of the obligations of the Junior Creditor or other holders of the Subordinated Debt hereunder:

                  (a) change the time, amount, manner, place or terms of payment, or change or extend the time of payment of, or renew or otherwise alter, the Credit Agreement or any other Financing Document or any instrument or agreement evidencing any Senior Debt or securing payment thereof or relating to the Senior Debt in any manner;

                  (b) sell, exchange, release or otherwise deal with any collateral for all or any of the Senior Debt (whether or not in a commercially reasonable manner);

                  (c) release anyone liable in any manner for the payment or collection of any Senior Debt;

                  (d) exercise or refrain from exercising any rights against the Company or others (including the Junior Creditor);

                  (e) apply any sums received by the Administrative Agent or any Lenders, by whomsoever paid and however realized, to the payment of the Senior Debt in such manner as the Administrative Agent, in its sole discretion, shall deem appropriate; and

                  (f) take any other action which might otherwise constitute a defense available to, or a discharge of, the Junior Creditor in respect of the Subordinated Debt in respect of these provisions.

         SECTION 4.2. Continued Effectiveness. The terms of this Subordination Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Lenders or other holder of the Senior Debt upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had been due but not made at such time.

         SECTION 4.3. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and delivered by U.S. mail, hand delivery, telecopier or overnight delivery service and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when (i) received, if delivered by hand, telecopier, or overnight delivery service, (ii) three Business Days after deposit in the mail, first class postage prepaid, if by U.S. Mail or (iii) in all cases, immediately, whenever delivery is refused irrespective of the manner, method or means of refusal, addressed as set forth on the signature pages hereto or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes.

         SECTION 4.4. No Waivers. No failure or delay by the Administrative Agent or the Lenders in exercising any right, power or privilege hereunder or under the Credit Agreement or any other instrument evidencing or securing any Obligation shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 4.5. Amendments and Waivers. Any provision of this Subordination Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Administrative Agent, the Junior Creditor and the Company.

         SECTION 4.6. Successors and Assigns. Subject to Section 3.1, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 4.7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY SUCH REQUIREMENT OF LAWS THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PARTIES HERETO IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

         SECTION 4.8. Counterparts; Effectiveness. This Subordination Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Subordination Agreement shall become effective when the Administrative Agent shall have received counterparts hereof signed by all of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly and executed by their respective authorized officers as of the day and year first above written.

                                      ORION POWER NEW YORK, L.P.

                                      By:  Orion Power New York GP, Inc.,
                                      its general partner

                                      By
                                         ---------------------------------------
                                      Name:
                                      Title:

                                      Address:
                                      7 East Redwood Street
                                      10th Floor
                                      Baltimore, Maryland  21202
                                      Attention:  Vice President-Asset Managment
                                      Telecopy No.  (410) 234-0994


                                      ADMINISTRATIVE AGENT

                                      BANK OF AMERICA, N.A.,
                                      as Administrative Agent

                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:

                                      Bank of America Corporate Center
                                      100 North Tryon Street
                                      NC1-007-10-07
                                      Charlotte, North Carolina  28255
                                      Attention:  Laura S. Ryan
                                      Telecopy No. (704) 386-3324

                                      [NAME OF SUBORDINATED CREDITOR]


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                      [Address]

                                                                       EXHIBIT V
                                                             TO CREDIT AGREEMENT

                                    [FORM OF]

                             SUPPLEMENTAL AGREEMENT

         SUPPLEMENTAL AGREEMENT (this "Agreement") dated as of [ ],[ ], by and between ASTORIA GENERATING COMPANY, L.P., a Delaware limited partnership (the "New Subsidiary") and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for the Secured Parties.

         Reference is made to (a) the Credit Agreement dated as of July 28, 1999 (as amended renewed, extended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, as borrower, Banc of America Securities LLC and Paribas, as Lead Arrangers, the financial institutions from time to time party thereto, as lenders (the "Lenders"), Bank of America, N.A., as Issuing Bank, and Bank of America, N.A., as Administrative Agent, (b) the Subsidiary Guarantee Agreement dated as of July 28, 1999 (as amended, renewed, extended, restated, supplemented or modified from time to time, the "Guarantee Agreement"), among the Guarantors named therein in favor of the Administrative Agent, (c) the Deposit Account Agreement dated as of July 28, 1999 (as amended, renewed, extended, restated, supplemented or modified from time to time, the "Deposit Account Agreement") among the Borrower Entities named therein and the Administrative Agent, and (d) the Intercompany Working Capital Agreement dated as of July 28, 1999 (as amended, renewed, extended, restated, supplemented or modified from time to time, the "Intercompany Agreement"). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, the Guarantee Agreement and the Deposit Account Agreement and the Intercompany Agreement.

         The Credit Agreement requires, as a condition to the Lenders making Acquisition Loans in respect of the Astoria Bundle, that New Subsidiary execute, deliver and enter into (i) the Guarantee Agreement as a Guarantor, (ii) the Deposit Account Agreement and (iii) the Intercompany Agreement.

         The Credit Agreement, the Guarantee Agreement, the Deposit Account Agreement and the Intercompany Agreement specify that New Subsidiary may become a Guarantor under the Guarantee Agreement and a party to the Deposit Account Agreement and the Intercompany Agreement by execution and delivery of an instrument in the form of this Agreement. New Subsidiary is a Subsidiary of the Borrower and is executing this Agreement in accordance with the requirements of the Credit Agreement in order to become a Guarantor under the Guarantee Agreement, to become a party to the Deposit Account Agreement and the Intercompany Agreement, to induce the Lenders to make or maintain Acquisition Loans and participate in the ConEd Letter of Credit, and to induce the Issuing Bank to issue the ConEd Letter of Credit, and as consideration for Acquisition Loans previously made.

         Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

         SECTION 1. Guarantee Agreement. In accordance with Section 16 of the Guarantee Agreement, the New Subsidiary by its signature hereto shall become a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms, provisions and covenants of the Guarantee Agreement applicable to it as a Guarantor thereunder, (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof and (c) acknowledges receipt of a copy of and agrees to be obligated and bound by the terms of the Guarantee Agreement. Each reference to a "Guarantor" in the Guarantee Agreement shall be deemed to include the New Subsidiary.

         SECTION 2. Deposit Account Agreement. In accordance with Section 13.17 of the Deposit Account Agreement, the New Subsidiary by its signature hereto shall become a party to the Deposit Account Agreement with the same force and effect as if originally named therein as a party and the New Subsidiary hereby
(a) agrees to all the terms, provisions and covenants of the Deposit Account Agreement applicable to it thereunder, (b) represents and warrants that the representations and warranties made by it as a party thereunder are true and correct on and as of the date hereof and (c) acknowledges receipt of a copy of and agrees to be obligated and bound by the terms of the Deposit Account Agreement. Each reference to a "Borrower Subsidiary" in the Deposit Account Agreement shall be deemed to include the New Subsidiary.

         SECTION 3. Intercompany Agreement. In accordance with section 5 of the Intercompany Agreement, the New Subsidiary by its signature hereto shall become a party to the Intercompany Agreement with the same force and effect as if originally named therein as a party and the New Subsidiary hereby (a) agrees to all the terms, provisions and covenants of the Intercompany Agreement applicable to it thereunder, (b) represents and warrants that the representations and warranties made by it as a party thereunder are true and correct on and as of the date hereof and (c) acknowledges receipt of a copy of and agrees to be obligated and bound by the terms of the Intercompany Agreement.

         SECTION 4. Delivery of Schedules. Attached to this Supplemental Agreement as Exhibit A, are the Schedules to the Credit Agreement, updated from the Closing Date to the date hereof and delivered to the Administrative Agent as of the effectiveness of this agreement as determined pursuant to the terms of
Section 6 below.

         SECTION 5. Enforceability. The New Subsidiary hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by the New Subsidiary and constitutes a legal, valid and binding obligation of the New Subsidiary enforceable against it in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and (ii) general principles of equity.

         SECTION 6. Effectiveness. This Agreement shall become effective upon satisfaction of the following conditions:

                  (a) the receipt by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, of the following:

                           (i)      duly executed counterparts of this
                  Agreement;

                           (ii)     an opinion of counsel for the New
                  Subsidiary, dated the date that this Agreement shall become effective, as to all matters relating to the New Subsidiary as the Administrative Agent may reasonably request; and

                           (iii) all documents the Administrative Agent may reasonably request relating to the existence of New Subsidiary and its corporate or partnership authority to execute, deliver and perform the Guarantee Agreement, the Deposit Account Agreement, and the Intercompany Agreement, and any other matters relevant hereto or thereto.

                  (b) No Default or Event of Default shall have occurred and be continuing at the time of the execution and delivery hereof or would occur immediately after giving effect thereto.

         SECTION 7. Effect on Loan Documents. Except as expressly supplemented hereby, the Guarantee Agreement and the Deposit Account Agreement and the Intercompany Agreement shall remain in full force and effect.


         SECTION 8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY SUCH REQUIREMENT OF LAWS THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE BORROWER, THE NEW SUBSIDIARY AND EACH SECURED PARTY IN CONNECTION WITH THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

         SECTION 9. Savings Clause. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect with respect to the New Subsidiary, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 10. Notices. All communications to the New Subsidiary shall be given to it at the address or telecopy number set forth under its signature hereto.

         SECTION 11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.


         SECTION 12. Expenses. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Agreement, including the reasonable fees and expenses of counsel for the Administrative Agent.

         IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplemental Agreement as of the day and year first above written.

                                 New Subsidiary

                                 ASTORIA GENERATING COMPANY, L.P.

                                 By:  Orion Power New York GP, Inc.,
                                 its general partner


                                 By:
                                    --------------------------------------------
                                 Name:
                                 Title:

                                 225 Greenfield Parkway
                                 Suite 201
                                 Liverpool, NY  13008

                                 Telecopy:  (315) 461-8571



                                 Administrative Agent

                                 BANK OF AMERICA, N.A.,
                                 as Administrative Agent

                                 By:
                                    --------------------------------------------
                                 Name:
                                 Title:

                                 Address: 100 North Tryon Street
                                          NC1-007-10-07
                                          Charlotte, NC  28255

                                          Telecopy:  (704) 386-3324

                           SECOND AMENDMENT AND CONSENT, dated as of January 26, 2000 (this "Second Amendment"), to the Credit Agreement dated as of July 28, 1999 (as amended to the date hereof, the "Credit Agreement"), among ORION POWER NEW YORK, L.P., a Delaware limited partnership (the "Borrower"), BANC OF AMERICA SECURITIES LLC and PARIBAS, as lead arrangers (collectively, the "Lead Arrangers"), the financial institutions signatories thereto as Lenders, BANK OF AMERICA, N.A., as issuing bank (the "Issuing Bank") and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, together with any successors and assigns, the "Administrative Agent").

         The Borrower has requested the Administrative Agent and the Lenders to
(i) make certain changes to the Credit Agreement, (ii) consent to the execution and delivery by Astoria Generating of the Temporary Fuel Contracts and the Temporary Power Marketing Contract (all as defined below) and (iii) consent to the terms and conditions of the First Amendment to the Deposit Account Agreement. The parties hereto have agreed, subject to the terms and conditions hereof, to amend the Credit Agreement as provided herein.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (the Credit Agreement, as amended by, and together with, this Second Amendment, and as hereinafter amended, modified, extended or restated from time to time, being called the "Amended Agreement").

         Accordingly, the parties hereto hereby agree as follows:

         SECTION 1.01      Amendments to Section 1.01.

                  (a) The definition of "Debt Service Reserve Requirement" in Section 1.01 of the Credit Agreement is hereby amended by deleting the words "the greater of (i) $20,000,000 and (ii)" in the second line thereof.

                  (b)      The following definitions are hereby added to Section
1.01 of the Credit Agreement in appropriate alphabetical order:

        ""Sempra Agreement" shall mean the Firm Natural Gas Supply Agreement, dated as of November 10, 1999, between Astoria Generating and Sempra Energy Trading Corp."

        ""Temporary Power Marketing Contract" shall mean the power marketing agreement, dated as of December 2, 1999 between Astoria Generating and Orion Power Marketing, Inc."

         SECTION 1.02 Amendment to Section 2.02. Section 2.02(e)(ii) of the Credit Agreement is hereby amended by deleting clause (B) thereof in its entirety and substituting in lieu thereof the following:

         "(B) commencing in calendar year 2000, in all events, for a period of fifteen (15) consecutive days during each calendar year in which either an Acquisition Loan Commitment or a Working Capital Loan Commitment is in effect or any Loan remains outstanding and unpaid, there shall be no Working Capital Loans outstanding under this Agreement."

         SECTION 1.03 Amendment to Section 5.04. Section 5.04 of the Credit Agreement is hereby amended by deleting clause (b) in its entirety.

         SECTION 1.04 Amendment to Section 5.22. Section 5.22 of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

         "Section 5.22 Replacement Project Contracts.

                  (a) The Borrower shall execute and deliver, or cause to be executed and delivered, either a Replacement Fuel Handling Agreement or a tolling agreement (in form and substance reasonably acceptable to the Required Lenders) in respect of the Astoria Bundle at least 45 days prior to the scheduled expiration date of the Sempra Agreement, effective until at least the first anniversary of the Final Maturity Date.

                  (b) The Borrower shall execute and deliver, or cause to be executed and delivered, a Replacement Power Marketing Agreement or a tolling agreement (in form and substance reasonably acceptable to the Required Lenders) at least 60 days prior to the scheduled expiration date of the Temporary Power Marketing Contract, in each case, effective until at least the first anniversary of the Final Maturity Date.

                  (c) The Borrower shall execute and deliver, or cause to be executed and delivered, a Replacement Transmission Agreement, in respect of the NiMo Assets, at least 90 days prior to the scheduled expiration date of the Transition Power Contract, in each case, effective until at least the first anniversary of the Final Maturity Date.

                  (d) The Borrower shall execute and deliver, or cause to be executed and delivered, an application for service approved by the New York ISO and a Service Agreement (as defined in the Market Administration and Control Area Services Tarriff) with the New York ISO, in respect of the Astoria Bundle, prior to January 7, 2000, effective until at least the first anniversary of the Final Maturity Date."

         SECTION 1.05 Representations and Warranties. The Borrower hereby represents and warrants to each Lender and the Administrative Agent, upon execution and delivery of this Second Amendment, as follows:

                  (a)     The representations and warranties set forth in
Article IV of the Amended Agreement, and in each other Financing Document, are true and correct in all material respects on and as of the date hereof and on and as of the Second Amendment Effective Date (as hereinafter defined) with the same effect as if made on and as of the date hereof or the Second Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an earlier date.

                  (b) Each of the Borrower and the other Credit Parties is in compliance with all the terms and conditions of the Amended Agreement and the other Financing Documents on its part to be observed or performed and no Event of Default has occurred and is continuing.

                  (c) The execution, delivery and performance by the Borrower of this Second Amendment have been duly authorized by the Borrower.

                  (d) This Second Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms.

                  (e) The execution, delivery and performance by the Borrower of this Second Amendment (i) do not and will not contravene (A) its Governing Documents or (B) any material Requirement of Law, any material Contractual Obligation or any material Governmental Approval binding on or affecting it and (ii) do not and will not conflict with or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition or (or the obligation to create or impose) any Lien (except Permitted Liens) upon any of its properties or assets pursuant to, the terms of any material Contractual Obligation binding on or affecting it.

         SECTION 1.06      Consents.

                  (a) Consent to Temporary Contracts. The undersigned hereby consent to the Borrower's execution and delivery of (i) the Sempra Agreement,
(ii) the Storage and Sale of No. 6 Fuel Oil Agreement between Astoria Generating and Glencore Ltd. and (iii) the Fuel Oil Supply Agreement, dated as of December 1, 1999 between Astoria Generating and Sprague Energy (collectively, the "Temporary Fuel Contracts"), copies of which are attached hereto as Exhibits A-1(a), A-1(b) and A-1(c), respectively, and Astoria Generating's execution and delivery of the Temporary Power Marketing Contract, a copy of which is attached hereto as Exhibit A-2. Further, it is understood and agreed by the parties hereto that the Temporary Fuel Contracts and the Temporary Power Marketing Contract will not constitute Additional Contracts for purposes of the Credit Agreement.

                  (b) Consent to First Amendment to Deposit Account Agreement. The undersigned hereby consent to the terms and conditions of the First Amendment to the Deposit Account Agreement, a copy of which is attached hereto as Exhibit B.

         SECTION 1.07 Effectiveness. This Second Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the "Second Amendment Effective Date"):

                  (a) The Administrative Agent shall have received duly executed counterparts of this Second Amendment which, when taken together, bear the authorized signatures of the Borrower and the Required Lenders.

                  (b) The Administrative Agent and the Lenders shall be satisfied that the representations and warranties set forth in Section 1.05 of this Second Amendment are true and correct on and as of the Second Amendment Effective Date and that no Default or Event of Default has occurred and is continuing.

                  (c) There shall not be any action pending or any judgment, order or decree in effect which, in the judgment of the Administrative Agent or the Lenders, is likely to restrain, prevent or impose materially adverse conditions upon performance by the Borrower or any other Credit Party of its obligations under the Amended Agreement.

                  (d) The Administrative Agent shall have received such other documents, legal opinions, instruments and certificates relating to this Second Amendment as they shall reasonably request and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Administrative Agent and the Lenders. All partnership and other proceedings taken or to be taken in connection with this Second Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and the Lenders.

                  (e) The Borrower shall have paid all fees and expenses referred to in Section 1.09 of this Second Amendment.

                  (f) The Temporary Fuel Contracts, the Temporary Power Marketing Contract and the First Amendment to the Deposit Account Agreement shall have been executed and delivered by the parties thereto.

         SECTION 1.08 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

                     (a) THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY SUCH REQUIREMENT OF LAWS THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE BORROWER AND EACH OF THE LENDERS, THE LEAD ARRANGERS, THE ISSUING BANK AND THE ADMINISTRATIVE AGENT (COLLECTIVELY WITH THE BORROWER, THE "SECOND AMENDMENT PARTIES") IN CONNECTION WITH THIS SECOND AMENDMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

                     (b)   EACH OF THE SECOND AMENDMENT PARTIES AGREE THAT
                  ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS SECOND AMENDMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT EACH OF THE SECOND AMENDMENT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. THE

                  BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                     (c) THE SECOND AMENDMENT PARTIES EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS SECOND AMENDMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         SECTION 1.09 Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders in connection with the preparation, negotiation, execution, delivery and enforcement of this Second Amendment, including, but not limited to, the reasonable fees and disbursements of counsel to the Administrative Agent.

         SECTION 1.10 Counterparts. This Second Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         SECTION 1.11 Severability. In case any provision in or obligation under this Second Amendment or the other Financing Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 1.12 Benefit of Agreement. This Second Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

         SECTION 1.13 Integration. This Second Amendment represents the agreement of the Borrower, the Administrative Agent, the Issuing Bank, the Lead Arrangers and each of the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Financing Documents.

         SECTION 1.14 Confirmation. Except as expressly amended by the terms hereof, all of the terms of the Credit Agreement shall continue in full force and effect and are hereby ratified and confirmed in all respects.

         SECTION 1.15 Financing Documents. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Amended Agreement or any other Financing Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Agreement or any other Financing Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Amended Agreement specifically referred to by such amendments. Except as expressly amended herein, the Amended Agreement and the other Financing Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Amended Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Amended Agreement.

                           [signature pages to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by duly authorized officers, all as of the date first above written.

                                 ORION POWER NEW YORK, L.P.
                                 a Delaware limited partnership, as Borrower

                                 By:      Orion Power New York GP, Inc.,
                                          its general partner


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 BANK OF AMERICA, N.A., as Administrative
                                 Agent, Issuing Bank, and a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 BANC OF AMERICA SECURITIES LLC, as Lead
                                 Arranger


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 PARIBAS, as Lead Arranger and a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 BAYERISCHE HYPO- UND VEREINSBANK
                                 AG, NEW YORK BRANCH, as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 THE BANK OF NOVA SCOTIA, as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 ABN AMRO BANK N.V., as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 COBANK, ACB, as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 DEUTSCHE BANK A.G. NEW YORK BRANCH
                                 AND/OR CAYMAN ISLANDS BRANCH, as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 UNION BANK OF CALIFORNIA, N.A., as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 ING (U.S.) CAPITAL LLC, as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 BANK OF MONTREAL, as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 DG BANK DEUTSCHE GENOSSENSHAFTSBANK AG, as a
                                 Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 BANKBOSTON, N.A. , as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 DRESDNER BANK AG, NEW YORK AND
                                 GRAND CAYMAN BRANCHES, as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 CIBC INC. , as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 THE DAI-ICHI KANGYO BANK, LTD, as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 THE ROYAL BANK OF SCOTLAND PLC, as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 BANK OF SCOTLAND, as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 LLOYDS TSB BANK PLC, as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 ABBEY NATIONAL TREASURY SERVICES PLC, as a
                                 Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 THE GOVERNER AND COMPANY OF THE BANK OF
                                 IRELAND, as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 NORDDEUTSCHE LANDESBANK GIROZENTRALE,
                                 NEWYORK/GRAND CAYMAN ISLANDS, as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 THE FUJI BANK, LIMITED, as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 THE SUMITOMO BANK, LIMITED, as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 ERSTE BANK NEW YORK BRANCH, as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 BANK HAPOALIM B.M., as a Lender


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE, as a Lender

                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                                                  EXHIBIT A-1(a)

                            Temporary Fuel Contracts

                                                                  EXHIBIT A-1(b)

                            Temporary Fuel Contracts

                                                                  EXHIBIT A-1(c)

                            Temporary Fuel Contracts

                                                                     EXHIBIT A-2

                       Temporary Power Marketing Contract

                                                                       EXHIBIT B

                  First Amendment to Deposit Account Agreement

                           THIRD AMENDMENT, dated as of March___, 2000 (this "Third Amendment"), to the Credit Agreement dated as of July 28, 1999 (as amended to the date hereof, the "Credit Agreement"), among ORION POWER NEW YORK, L.P., a Delaware limited partnership (the "Borrower"), BANC OF AMERICA SECURITIES LLC and PARIBAS, as lead arrangers (collectively, the "Lead Arrangers"), the financial institutions signatories and from time to time parties thereto as Lenders, BANK OF AMERICA, N.A., as issuing bank (the "Issuing Bank") and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, together with any successors and assigns, the "Administrative Agent").

         The parties hereto have agreed, subject to the terms and conditions hereof, to amend the Credit Agreement as provided herein.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (the Credit Agreement, as amended by, and together with, this Third Amendment, and as hereinafter amended, modified, extended or restated from time to time, being called the "Amended Agreement").

         Accordingly, the parties hereto hereby agree as follows:

         SECTION 1.01 Amendments to Section 1.01.

                  (a) The definition of "Net Cash Flow" in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

         ""Net Cash Flow" shall mean for any period, the amount, if any, by which Revenues for such period exceed Operating Costs for such period (as such Operating Costs are reduced, however, by amounts withdrawn from the Major Maintenance Reserve Account during such period and used to pay Maintenance Expenditures for such period)."

                  (b) The following definitions are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

         ""Constellation Energy Group" shall mean the collective reference to Constellation Enterprises, Inc. or any of its direct or indirect wholly-owned subsidiaries."

         ""Holding Company Agreement" shall mean the Agreement, dated as of March ____, 2000, between the Sponsor and the Administrative Agent."

         ""Second Sempra Agreement" shall mean the Firm Natural Gas Supply Agreement, dated as of March __, 2000, between Astoria Generating and Sempra Energy Trading Corp."

         SECTION 1.02 Amendment to Section 5.22. Section 5.22(a) of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

         "(a) The Borrower shall execute and deliver, or cause to be executed and delivered, either a Replacement Fuel Handling Agreement or a tolling agreement (in form and substance reasonably acceptable to the Required Lenders) in respect of the Astoria Bundle, effective until at least the first anniversary of the Final Maturity Date, on the date that is the earlier of (i) 45 days prior to the scheduled expiration date of the Second Sempra Agreement and (ii) 30 days following the receipt by either party to the Second Sempra Agreement of a notice to terminate pursuant to Article IX thereof."

         SECTION 1.03 Amendments to Section 5.28. Section 5.28 of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

         "Section 5.28. The Borrower shall (a) indefeasibly pay in full all outstanding Obligations and terminate all then existing Commitments, or (b) record, or cause Astoria Generating to record, the Astoria Supplemental Mortgage (including, without limitation, the payment by the Borrower of all mortgage recording fees and taxes associated therewith and the purchase of title insurance therefor substantially similar to that purchased for the Astoria First Mortgage from funds other than those on deposit in the Accounts), (I) within 45 days after the occurrence of any of the following events and upon demand by the Administrative Agent: (a) any Person shall have filed (and not released within such 45 day period) a lawsuit or lawsuits against any Borrower Entity where the amount in controversy is in excess of $10,000,000 in the aggregate, unless Acceptable Reserves described in clauses (i) and (ii) of the definition thereof shall have been established, or unless the Required Lenders, in their discretion, determine the lawsuit to be without merit or that potential damages payable by the applicable Borrower Entity as a result of such lawsuit are adequately covered by insurance, (b) any Event of Default (unless cured within the applicable 45 day period referred to above), (c) the failure of the Borrower to maintain an average Debt Service Coverage Ratio as of any two consecutive Semi-Annual Dates of greater than 2.25 to 1, or (d) the failure of the Borrower to maintain an average Debt Service Coverage Ratio as of any single Semi-Annual Date of greater than 2.00 to 1, or (II) within five (5) Business Days of delivery of written demand by the Administrative Agent to the Borrower after (a) the failure of the Sponsor to observe or perform any covenant or agreement to pay principal or interest when due contained in any agreement or instrument relating to any Indebtedness for borrowed money of the Sponsor in excess of $5,000,000, (b) the failure of the Sponsor to observe or perform any covenant or agreement (other than as described in clause (II)(a) above or (II)(c) below) in any document or instrument relating to any Indebtedness for borrowed money of the Sponsor in excess of $5,000,000, after the expiration of any applicable cure period, provided, that if no cure period is so provided the Borrower shall have 10 Business Days to cure such failure or (c) 15 days after the failure of the Sponsor to comply with the financial covenants described in Section 5 of the Holding Company Agreement as reported pursuant to the Sponsor's delivery of its quarterly financial statements under the Corporate Revolver (as defined in the Holding Company Agreement); provided, that, in the event that any failure described in clauses (II)(a), (b) and (c) above shall have occurred and the Administrative Agent shall have made the demand described in clause (II) above, if the Sponsor then cures such failure within the stated five (5) Business Days after delivery of such demand, such demand shall be deemed rescinded.

If the Borrower or Sponsor, as the case may be, shall fail to comply with the requirements of this Section 5.28, the Administrative Agent (on behalf of the Secured Parties) shall be entitled to make Working Capital Advances and/or offset funds on deposit in the Accounts to pay the fees and taxes associated with the Astoria Supplemental Mortgage (and the related title insurance) and record the same. Nothing contained in the previous sentence shall in any manner limit other remedies available to the Secured Party under the Financing Documents."

         SECTION 1.04 Amendment to Section 6.05. Section 6.05(b) of the Credit Agreement is hereby amended by adding the following phrase after the word "Effect" and before the period at the end of the first sentence thereof:

         "; provided, however that (i) none of the Borrower Entities may amend or modify Sections [Purpose; Powers and Duties; Title to Partnership Property; Separateness/Operations Matters; Effect of Bankruptcy, Death or Incompetency of the Limited Partner; and Transfer of Ownership Interests in Partnership] of their respective Partnership Agreements and (ii) the General Partner may not amend or modify Sections [Purpose; Independent Director; Separateness/Operations Matters; and Transfer of Ownership Interests in Corporation] of its Governing Documents"

         SECTION 1.05 Amendments to Section 7.09. Section 7.09 of the Credit Agreement is hereby amended by deleting the word "CPS" in clauses (b)(i)(A) and
(b)(i)(D) thereof and, in each case, substituting the words "Constellation Energy Group" in lieu thereof.

         SECTION 1.06 Consent to Temporary Fuel Contract. The undersigned hereby consent to Astoria Generating's execution and delivery of the Second Sempra Agreement, a copy of which is attached hereto as Exhibit A. Further, it is understood and agreed by the parties hereto that the Second Sempra Agreement will not constitute an Additional Contract for purposes of the Credit Agreement.

         SECTION 1.07 Representations and Warranties. The Borrower hereby represents and warrants to each Lender and the Administrative Agent, upon execution and delivery of this Third Amendment, as follows:

                  (a) The representations and warranties set forth in Article IV of the Amended Agreement, and in each other Financing Document, are true and correct in all material respects on and as of the date hereof and on and as of the Third Amendment Effective Date (as hereinafter defined) with the same effect as if made on and as of the date hereof or the Third Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an earlier date.

                  (b) Each of the Borrower and the other Credit Parties is in compliance with all the terms and conditions of the Amended Agreement and the other Financing Documents on its part to be observed or performed and no Event of Default has occurred and is continuing.

                  (c) The execution, delivery and performance by the Borrower of this Third Amendment have been duly authorized by the Borrower.

                  (d) This Third Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms.

                  (e) The execution, delivery and performance by the Borrower of this Third Amendment (i) do not and will not contravene (A) its Governing Documents or (B) any material Requirement of Law, any material Contractual Obligation or any material Governmental Approval binding on or affecting it and
(ii) do not and will not conflict with or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition or (or the obligation to create or impose) any Lien (except Permitted Liens) upon any of its properties or assets pursuant to, the terms of any material Contractual Obligation binding on or affecting it.

         SECTION 1.08 Effectiveness. This Third Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the "Third Amendment Effective Date"):

                  (a) The Administrative Agent shall have received duly executed counterparts of this Third Amendment which, when taken together, bear the authorized signatures of the Borrower and the Required Lenders.

                  (b) The Administrative Agent and the Lenders shall be satisfied that the representations and warranties set forth in Section 1.07 of this Third Amendment are true and correct on and as of the Third Amendment Effective Date and that no Default or Event of Default has occurred and is continuing.

                  (c) The Holding Company Agreement shall have been executed and delivered by each party thereto and shall be in full force and effect.

                  (d) There shall not be any action pending or any judgment, order or decree in effect which, in the judgment of the Administrative Agent or the Lenders, is likely to restrain, prevent or impose materially adverse conditions upon performance by the Borrower or any other Credit Party of its obligations under the Amended Agreement.

                  (e) The Administrative Agent shall have received such other documents, legal opinions, instruments and certificates relating to this Third Amendment and the Holding Company Agreement as they shall reasonably request and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Administrative Agent and the Lenders. All partnership and other proceedings taken or to be taken in connection with this Third Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and the Lenders.

                  (f) The Borrower shall have paid all fees and expenses referred to in Section 1.10 of this Third Amendment.

         SECTION 1.09 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

         (a) THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY SUCH REQUIREMENT OF LAWS THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE BORROWER AND EACH OF THE LENDERS, THE LEAD ARRANGERS, THE ISSUING BANK AND THE ADMINISTRATIVE AGENT (COLLECTIVELY WITH THE BORROWER, THE "THIRD AMENDMENT PARTIES") IN CONNECTION WITH THIS THIRD AMENDMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

         (b) EACH OF THE THIRD AMENDMENT PARTIES AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS THIRD AMENDMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT EACH OF THE THIRD AMENDMENT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. THE BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

         (c) THE THIRD AMENDMENT PARTIES EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS THIRD AMENDMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         SECTION 1.10 Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders in connection with the preparation, negotiation, execution, delivery and enforcement of this Third Amendment, including, but not limited to, the reasonable fees and disbursements of counsel to the Administrative Agent.

         SECTION 1.11 Counterparts. This Third Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Third

Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Third Amendment.

         SECTION 1.12 Severability. In case any provision in or obligation under this Third Amendment or the other Financing Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 1.13 Benefit of Agreement. This Third Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

         SECTION 1.14 Integration. This Third Amendment represents the agreement of the Borrower, the Administrative Agent, the Issuing Bank, the Lead Arrangers and each of the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Financing Documents.

         SECTION 1.15 Confirmation. Except as expressly amended by the terms hereof, all of the terms of the Credit Agreement shall continue in full force and effect and are hereby ratified and confirmed in all respects.

         SECTION 1.16 Financing Documents. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Amended Agreement or any other Financing Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Agreement or any other Financing Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Amended Agreement specifically referred to by such amendments. Except as expressly amended herein, the Amended Agreement and the other Financing Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Amended Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Amended Agreement.

                           [signature pages to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by duly authorized officers, all as of the date first above written.

                                    ORION POWER NEW YORK, L.P.
                                    a Delaware limited partnership, as Borrower

                                    By:      Orion Power New York GP, Inc.,
                                             its general partner


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    BANK OF AMERICA, N.A., as Administrative
                                    Agent, Issuing Bank, and a Lender

                                    By:
                                       ----------------------------------------
                                        Name:
                                        Title:

                                    BANC OF AMERICA SECURITIES LLC, as Lead
                                    Arranger


                                    By:
                                       ----------------------------------------
                                        Name:
                                        Title:

                                    PARIBAS, as Lead Arranger and a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    BAYERISCHE HYPO- UND VEREINSBANK
                                    AG, NEW YORK BRANCH, as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    THE BANK OF NOVA SCOTIA, as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    ABN AMRO BANK N.V., as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    COBANK, ACB, as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    DEUTSCHE BANK A.G. NEW YORK BRANCH
                                    AND/OR CAYMAN ISLANDS BRANCH, as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    UNION BANK OF CALIFORNIA, N.A., as a
                                    Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    ING (U.S.) CAPITAL LLC, as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    BANK OF MONTREAL, as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    DG BANK DEUTSCHE
                                    GENOSSENSHAFTSBANK AG, as a Lender

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    BANKBOSTON, N.A. , as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    DRESDNER BANK AG, NEW YORK AND
                                    GRAND CAYMAN BRANCHES, as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    CIBC INC. , as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    THE DAI-ICHI KANGYO BANK, LTD, as a
                                    Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    THE ROYAL BANK OF SCOTLAND PLC, as a
                                    Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    BANK OF SCOTLAND, as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    LLOYDS TSB BANK PLC, as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    ABBEY NATIONAL TREASURY SERVICES
                                    PLC, as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    THE GOVERNOR AND COMPANY OF THE
                                    BANK OF IRELAND, as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    NORDDEUTSCHE LANDESBANK
                                    GIROZENTRALE, NEW YORK/GRAND
                                    CAYMAN ISLANDS, as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    THE FUJI BANK, LIMITED, as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    THE SUMITOMO BANK, LIMITED, as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    ERSTE BANK NEW YORK BRANCH, as a
                                    Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    BANK HAPOALIM B.M., as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    LANDESBANK SCHLESWIG-HOLSTEIN
                                    GIROZENTRALE, as a Lender

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                             Second Sempra Agreement

                           FIRST AMENDMENT, dated as of January 26, 2000 (this "First Amendment"), to the Deposit Account Agreement dated as of July 28, 1999 (as amended modified or otherwise supplemented the date hereof, the "Deposit Account Agreement"), among ORION POWER NEW YORK, L.P., a Delaware limited partnership (the "Borrower"), ERIE BOULEVARD HYDROPOWER, L.P., a Delaware limited partnership ("Erie"), CARR STREET GENERATING STATION, L.P., a Delaware limited partnership ("Carr Street"), ASTORIA GENERATING COMPANY, L.P., a Delaware limited partnership, ("Astoria", and together with the Borrower, Erie and Carr Street, the "Borrower Entities"), as a party pursuant to that certain Supplemental Agreement, dated as of August 19, 1999 between Astoria and the Administrative Agent (as defined below) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent") under the Credit Agreement dated as of July 28, 1999 (as amended, modified or otherwise supplemented through the date hereof, the "Credit Agreement") among the Borrower, Banc of America Securities LLC and Paribas, as lead arrangers (collectively, the "Lead Arrangers"), the financial institutions signatories thereto as Lenders, Bank of America, N.A., as issuing bank (the "Issuing Bank") and the Administrative Agent.

         The Borrower Entities have requested the Administrative Agent to make certain changes to the Deposit Account Agreement. The parties hereto have agreed, subject to the terms and conditions hereof, to amend the Deposit Account Agreement as provided herein.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Deposit Account Agreement (the Deposit Account Agreement, as amended by, and together with, this First Amendment, and as hereinafter amended, modified, extended or restated from time to time, being called the "Amended Agreement") or if not defined therein, then in the Credit Agreement.

         Accordingly, the parties hereto hereby agree as follows:

         Section 1.01 Amendments to Section 5.2. Section 5.2(d), (f) and (j) of the Deposit Account Agreement are hereby deleted in their entirety and the following are hereby substituted in lieu thereof respectively:

         "(d) On the last Business Day of each month, the Administrative Agent shall withdraw funds out of funds then available in the Revenue Account (after making any pending withdrawals required under clauses (a) through (c) of this
Section 5.2) and shall deposit such withdrawn funds into the Debt Service Account in an amount up to the Scheduled Debt Service Deposit Amount applicable to the immediately succeeding month; provided however, that in the event funds on deposit in the Revenue Account on the last Business Day of such month are insufficient to fund the Scheduled Debt Service Deposit Amount applicable to such succeeding month (any such insufficiency together with any other similar insufficiencies from prior months, the "Debt

Service Account Shortfall"), the Borrower shall, to the extent funds are available in the Revenue Account, deposit in such succeeding month, out of funds then available in the Revenue Account (after making any pending withdrawals required under clauses (a) through (c) of this Section 5.2) an additional amount pursuant to this clause (d) up to such Debt Service Account Shortfall on the last Business Day of such succeeding month."

         "(f) On each Semi-Annual Date, the Administrative Agent shall withdraw out of funds then available in the Revenue Account (after making any pending withdrawals required under subsections (a) through (e) of this Section 5.2) and shall deposit into the Debt Service Reserve Account funds up to an amount equal to the Debt Service Reserve Requirement Shortfall."

         "(j) On each Distribution Date on or prior to the Final Distribution Date, the Administrative Agent shall withdraw out of funds then available in the Revenue Account which constitute Net Distribution Amounts and shall deposit into the O&M Reserve Account funds up to an amount equal to any O&M Reserve Requirement Shortfall."

         Section 1.02 Amendment to Section 9.1 and Related Schedule I. (a)
Section 9.1(e) of the Deposit Account Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

         "(e)     Local Operating Accounts.

                  (i) The Borrower shall close each Local Operating Account listed on Part A of Schedule I hereto as soon as practicable after the date hereof. Until such date as such accounts shall have been closed pursuant to the preceding sentence, no Borrower Entity shall permit the aggregate amount on deposit at any time in such accounts to exceed $50,000. From and after the date on which such accounts shall have been closed, no Borrower Entity shall open or permit to exist any Local Operating Account other than those set forth on Part B to Schedule I hereto without the prior consent of the Administrative Agent.

                  (ii) No Borrower Entity shall permit the amount on deposit at any time in the Local Operating Account to exceed (a) $15,000 for Carr Street Generating Station, L.P. debit account; (b) $50,000 for the Erie Boulevard Hydropower, L.P. debit account; (c) $25,000 for the Astoria Generating Company, L.P. debit account or (d) $75,000 in the aggregate for all such accounts."

                  (b) Schedule I attached to this First Amendment is hereby adopted as Schedule I for purposes of Section 9.1(e) of the Amended Agreement.

         Section 1.03 Representations and Warranties. Each Borrower Entity hereby represents and warrants to each Lender and the Administrative Agent, upon execution and delivery of this First Amendment, as follows:

                  (a) The representations and warranties set forth in Article VIII of the Amended Agreement, and in each other Financing Document, are true and correct in all material respects on and as of the date hereof and on and as of the First Amendment Effective Date (as hereinafter defined) with the same effect as if made on and as of the date hereof or the First Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an earlier date.

                  (b) Such Borrower Entity is in compliance with all the terms and conditions of the Amended Agreement and the other Financing Documents on its part to be observed or performed and no Event of Default has occurred and is continuing.

                  (c) The execution, delivery and performance by such Borrower Entity of this First Amendment have been duly authorized by such Borrower Entity.

                  (d) This First Amendment constitutes the legal, valid and binding obligation of such Borrower Entity, enforceable against it in accordance with its terms.

                  (e) The execution, delivery and performance by such Borrower Entity of this First Amendment (i) do not and will not contravene (A) its Governing Documents or (B) any material Requirement of Law, any material Contractual Obligation or any material Governmental Approval binding on or affecting it and (ii) do not and will not conflict with or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition or (or the obligation to create or impose) any Lien (except Permitted Liens) upon any of its properties or assets pursuant to, the terms of any material Contractual Obligation binding on or affecting it.

         Section 1.04 Effectiveness. This First Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the "First Amendment Effective Date"):

                  (a) The Administrative Agent shall have received duly executed counterparts of this First Amendment which, when taken together, bear the authorized signatures of each Borrower Entity and the Administrative Agent.

                  (b) The Administrative Agent shall have received the written consent of the Required Lenders to the terms and conditions of this First Amendment as required by Section 9.02 of the Credit Agreement.

                  (c) The Administrative Agent and the Lenders shall be satisfied that the representations and warranties set forth in Section
         1.03 of this First Amendment are true and correct on and as of the First Amendment Effective Date and that no Default or Event of Default has occurred and is continuing.

                  (d) There shall not be any action pending or any judgment, order or decree in effect which, in the judgment of the Administrative Agent or the Lenders, is likely to restrain, prevent or impose materially adverse conditions upon performance by any Borrower Entity of its obligations under the Amended Agreement.

                  (e) The Administrative Agent shall have received such other documents, legal opinions, instruments and certificates relating to this First Amendment as they shall reasonably request and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Administrative Agent and the Lenders. All partnership and other proceedings taken or to be taken in connection with this First Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and the Lenders.

                  (f) The Borrower shall have paid all fees and expenses referred to in Section 1.06 of this First Amendment.

         Section 1.05 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

                  (a) THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY SUCH REQUIREMENT OF LAWS THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE BORROWER OR THE BORROWER ENTITIES AND THE ADMINISTRATIVE AGENT (COLLECTIVELY, THE "FIRST AMENDMENT PARTIES") IN CONNECTION WITH THIS FIRST AMENDMENT AND THE OTHER FINANCING DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

                  (b) EACH OF THE FIRST AMENDMENT PARTIES AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS FIRST AMENDMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT EACH OF THE FIRST AMENDMENT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH BORROWER ENTITY WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                  (c) THE FIRST AMENDMENT PARTIES EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS FIRST

         AMENDMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         Section 1.06 Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders in connection with the preparation, negotiation, execution, delivery and enforcement of this First Amendment, including, but not limited to, the reasonable fees and disbursements of counsel to the Administrative Agent.

         Section 1.07 Counterparts. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         Section 1.08 Severability. In case any provision in or obligation under this First Amendment or the other Financing Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         Section 1.09 Benefit of Agreement. This First Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that no Borrower Entity may assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

         Section 1.10 Integration. This First Amendment represents the agreement of the Borrower Entities and the Administrative Agent, with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Financing Documents.

         Section 1.11 Confirmation. Except as expressly amended by the terms hereof, all of the terms of the Deposit Account Agreement shall continue in full force and effect and are hereby ratified and confirmed in all respects.

         Section 1.12 Reference to and Effect on the Financing Documents.

                  (a) On and after the First Amendment Effective Date, each reference in the Deposit Account Agreement to "this Agreement", "hereunder", or words of like import referring to the Deposit Account Agreement, shall mean and be a reference to the Deposit Account Agreement as amended by this First Amendment.

                  (b) On and after the First Amendment Effective Date each reference in the Credit Agreement to the "Deposit Account Agreement", shall mean and be a reference to the Deposit Account Agreement as amended by this First Amendment.

                  (c) Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Deposit Account Agreement specifically referred to by such amendment. Except as specifically amended above, the Credit Agreement, the Notes, and all other Financing Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (d) Except as specifically provided above, the execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of any Lender, any Lead Arranger, the Administrative Agent, the Issuing Bank or any Secured Party under any of the Financing Documents, nor constitute a waiver of any provision of any of the Financing Documents.

                           [signature pages to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by duly authorized officers, all as of the date first above written.

                                   ORION POWER NEW YORK, L.P.

                                   By:      Orion Power New York GP, Inc.,
                                            its general partner


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   ERIE BOULEVARD HYDROPOWER, L.P.

                                   By:      Orion Power New York GP, Inc.,
                                            its general partner


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   CARR STREET GENERATING STATION, L.P.


                                   By:      Orion Power New York GP, Inc.,
                                            its general partner


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   ASTORIA GENERATING COMPANY, L.P.

                                   By:      Orion Power New York GP, Inc.,
                                            its general partner


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   BANK OF AMERICA, N.A., not in its individual capacity but solely as Administrative Agent

                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   Schedule I

                            Local Operating Accounts

                                     PART A


         Account Holder                                      Financial Institution        Account No.
         --------------                                      ---------------------        -----------
1.       Carr Street Generating Station, L.P.                First Union                  2000002979807
2.       Erie Boulevard Hydropower, L.P.                     First Union                  2000002435516
3.       Erie Boulevard Hydropower, L.P.                     First Union                  2000002435493
                (Debit Account)
4.       Astoria Generating Company, L.P.                    First Union                  2000002435587
                (Debit Account)

                                     PART B


         Account Holder                                      Financial Institution              Account No.
         --------------                                      ---------------------              -----------
1.       Carr Street Generating Station, L.P.                Bank of America, N.A.
                (Debit Account)
2.       Erie Boulevard Hydropower, L.P.                     Bank of America, N.A.
                (Debit Account)
3.       Astoria Generating Company, L.P.                    Bank of America, N.A.
                (Debit Account)